Prospectus supplement dated February 27, 2006
                       (to prospectus dated June 24, 2005)

                                 $1,399,261,000
                                  (Approximate)

             Structured Asset Mortgage Investments II Trust 2006-AR1
                                 Issuing Entity

         Structured Asset Mortgage Investments II Grantor Trust 2006-AR1
                          Grantor Trust Issuing Entity

                     Wells Fargo Bank, National Association
                  Master Servicer and Securities Administrator

                   Bear Stearns Asset Backed Securities I LLC
                                    Depositor

             Structured Asset Mortgage Investments II Trust 2006-AR1
         Structured Asset Mortgage Investments II Grantor Trust 2006-AR1
               Mortgage Pass-Through Certificates, Series 2006-AR1

--------------------------------------------------------------------------------
You should consider carefully the risk factors beginning on page S-20 in this prospectus supplement.
--------------------------------------------------------------------------------

The Trust

The trust will consist primarily of a pool of adjustable rate negative amortization mortgage loans secured by first liens on one- to four-family residential properties, subdivided into three sub-loan groups: sub-loan group 1, sub-loan group 2 and sub-loan group 3. The trust will be represented by twenty-one classes of certificates, seventeen of which are offered pursuant to this prospectus supplement, all as more fully described in the table on pages S-8 and S-9 of this prospectus supplement. The grantor trust will consist primarily of a certificated interest issued by the trust and a swap agreement. The grantor trust will issue the grantor trust Class 3A-2B certificates described herein, which will represent the entire beneficial interest in the grantor trust.

The certificates are obligations only of the trust, as the issuing entity. Neither the certificates nor the mortgage loans are insured or guaranteed by any person, except as described herein. Distributions on the certificates will be payable solely from the assets transferred to the trust for the benefit of certificateholders.

Credit Enhancement

Credit enhancement for the offered certificates (with respect to the grantor trust Class 3A-2B certificates, indirectly through the underlying Class 3A-2B Certificates) will consist of excess spread, overcollateralization and subordination. The offered certificates may receive additional distributions in respect of interest from payments under one or more cap contracts, as described herein.

Distributions on the certificates will be on the 25th of each month, or, if the 25th is not a business day, on the next business day, beginning in March, 2006.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

The price to investors will vary from time to time and will be determined at the time of sale. The proceeds to the depositor from the offering are expected to be approximately 100.0% of the aggregate principal amount of the offered certificates, plus accrued interest thereon, less expenses which are estimated to be $725,000. See "Method of Distribution" in this prospectus supplement.

The Underwriter will deliver to purchasers the offered certificates in book-entry form through The Depository Trust Company on or about February 28, 2006.

                            Bear, Stearns & Co. Inc.
                                   Underwriter

   Important notice about information presented in this prospectus supplement and the accompanying prospectus


You should rely only on the information contained in this document. We have not authorized anyone to provide you with different information.

We provide information to you about the offered certificates in two separate documents that progressively provide more detail:

o the accompanying prospectus, which provides general information, some of which may not apply to this series of certificates; and

o this prospectus supplement, which describes the specific terms of your certificates.

Annex I and Schedule A are incorporated into and are a part of this prospectus supplement as if fully set forth herein

The description of your certificates in this prospectus supplement is intended to enhance the related description in the prospectus and you should rely on the information in this prospectus supplement as providing additional detail not available in the prospectus.

The Depositor's principal offices are located at 383 Madison Avenue, New York, New York 10179 and its telephone number is (212) 272-2000.

NOTWITHSTANDING ANY OTHER EXPRESS OR IMPLIED AGREEMENT TO THE CONTRARY, THE SPONSOR, THE MASTER SERVICER, THE SECURITIES ADMINISTRATOR, THE CAP CONTRACT PROVIDER, THE TRUSTEE, EACH RECIPIENT OF THE RELATED PROSPECTUS SUPPLEMENT AND, BY ITS ACCEPTANCE THEREOF, EACH HOLDER OF A CERTIFICATE, AGREES AND ACKNOWLEDGES THAT EACH PARTY HERETO HAS AGREED THAT EACH OF THEM AND THEIR EMPLOYEES, REPRESENTATIVES AND OTHER AGENTS MAY DISCLOSE, IMMEDIATELY UPON COMMENCEMENT OF DISCUSSIONS, TO ANY AND ALL PERSONS THE TAX TREATMENT AND TAX STRUCTURE OF THE CERTIFICATES AND THE REMICS, THE TRANSACTIONS DESCRIBED HEREIN AND ALL MATERIALS OF ANY KIND (INCLUDING OPINIONS OR OTHER TAX ANALYSES) THAT ARE PROVIDED TO ANY OF THEM RELATING TO SUCH TAX TREATMENT AND TAX STRUCTURE EXCEPT WHERE CONFIDENTIALITY IS REASONABLY NECESSARY TO COMPLY WITH THE SECURITIES LAWS OF ANY APPLICABLE JURISDICTION.

                                TABLE OF CONTENTS
                              PROSPECTUS SUPPLEMENT

Caption                                       Page      Caption                                       Page
-------                                       ----      -------                                       ----

SUMMARY OF PROSPECTUS SUPPLEMENT...............S-6      POOLING AND SERVICING AGREEMENT..............S-108
RISK FACTORS..................................S-20               General.............................S-108
DESCRIPTION OF THE MORTGAGE LOANS.............S-33               Assignment of the Mortgage Loans....S-109
         General..............................S-33               Representations and Warranties......S-110
         Billing and Payment Procedures.......S-34               Custodial Arrangements..............S-111
         Prepayment Charges on the Mortgage                      The Trustee and the Grantor Trustee.S-111
         Loans................................S-34               The Securities Administrator........S-113
         Negative Amortization................S-35               The Swap Counterparty...............S-114
         Indices on the Mortgage Loans........S-36               The Master Servicer, Securities
STATIC POOL INFORMATION.......................S-37               Administrator and Servicers.........S-115
THE ISSUING ENTITIES..........................S-38               Servicing and Other Compensation
THE DEPOSITOR.................................S-38               and Payment of Expenses.............S-116
THE SPONSOR...................................S-39               Table of Fees and Expenses..........S-116
THE MASTER SERVICER AND THE SERVICERS.........S-40               Collection and Other Servicing
         General..............................S-40               Procedures..........................S-117
         The Master Servicer..................S-41               Hazard Insurance....................S-120
         The Servicers........................S-41               Certain Matters Regarding the
         Loan Servicing.......................S-44               Master Servicer.....................S-121
         Collection Procedures................S-45               Events of Default...................S-122
MORTGAGE LOAN ORIGINATION.....................S-45               Reports to Certificateholders.......S-123
         General..............................S-45               Modifications.......................S-125
         The Originators......................S-45               Evidence as to Compliance...........S-125
         Countrywide Home Loans, Inc..........S-46               Realization Upon Defaulted Mortgage
         First Horizon Home Loan Corporation..S-52               Loans...............................S-126
         Underwriting Criteria for the First                     Optional Purchase of Defaulted
         Horizon Mortgage Loans...............S-53               Loans...............................S-127
         SouthStar Funding, LLC and Opteum                       The Protected Accounts..............S-127
         Financial Services, LLC..............S-55               The Distribution Account............S-129
DESCRIPTION OF THE CERTIFICATES...............S-57               The Reserve Fund....................S-130
         General..............................S-58      FEDERAL INCOME TAX CONSEQUENCES..............S-132
         Registration of the Book-Entry                          General.............................S-132
         Certificates.........................S-59               Taxation of the Grantor Trust
         Definitive Certificates..............S-60               and the Grantor Trust Class 3A-2B
         Distributions on the Certificates....S-61               Certificates........................S-135
         Excess Spread and Overcollateralization                 Characterization of the Regular
         Provisions...........................S-67               Certificates........................S-137
         Pass-Through Rates for the Offered             METHOD OF DISTRIBUTION.......................S-137
         Certificates.........................S-67      SECONDARY MARKET.............................S-137
         Calculation of One-Month LIBOR.......S-67      LEGAL OPINIONS...............................S-138
         Monthly Advances.....................S-68      LEGAL PROCEEDINGS............................S-138
         Allocation of Realized Losses;                 AFFILIATIONS, RELATIONSHIPS AND RELATED
         Subordination........................S-69      TRANSACTIONS.................................S-138
         Final Maturity Reserve Account.......S-70      RATINGS......................................S-138
         The Swap Agreement...................S-71      LEGAL INVESTMENT.............................S-140
         Restrictions on Transfer of the                ERISA CONSIDERATIONS.........................S-141
         Grantor Trust Class 3A-2B                      GLOSSARY.....................................S-143
         Certificates................... .....S-72
THE CAP CONTRACTS.............................S-72      SCHEDULE A.....................................A-1
YIELD ON THE CERTIFICATES.....................S-73      SCHEDULE B.....................................B-1
         General..............................S-73      ANNEX I........................................I-1
         Prepayment Considerations............S-74      Initial Settlement.............................I-1
         Allocation of Principal Payments.....S-75      Secondary Market Trading.......................I-2
         Interest Shortfalls and Realized               Certain U.S. Federal Income Tax Documentation
         Losses...............................S-75      RequirementsInitial Settlement.................I-1
         Excess Spread Available to the                 Secondary Market Trading.......................I-2
         Certificates.........................S-77      Certain U.S. Federal Income Tax Documentation
         Assumed Final Distribution Date......S-78      Requirements...................................I-3
         Weighted Average Life................S-78
MORTGAGE LOAN ASSUMPTIONS.....................S-81
         Yield Sensitivity of the
         Interest-Only Certificates..........S-107
         Pre-Tax Yield to Maturity of the
         Class 3X Certificates at the
         Following CPR Percentages...........S-107

                                   PROSPECTUS

            Risk Factors........................................4        ERISA Considerations..............................119
            Description of the Securities......................14        Legal Matters.....................................128
            The Trust Funds....................................25        Financial Information.............................128
            Credit Enhancement.................................46        Available Information.............................128
            Servicing of Loans.................................51        Incorporation of Certain Information
            The Agreements.....................................59             by Reference.................................128
            Material Legal Aspects of the Loans................71        Ratings...........................................129
            The Depositor......................................85        Legal Investment Considerations...................130
            Use of Proceeds....................................85        Plan of Distribution..............................130
            Material Federal Income Tax Considerations.........86        Glossary of Terms.................................131
            Penalty Avoidance.................................119
            Reportable Transactions...........................119
            State and Local Tax Considerations................119


                           TRANSACTION STRUCTURE CHART

                               [GRAPHIC OMITTED]

                        SUMMARY OF PROSPECTUS SUPPLEMENT

         The following summary provides a brief description of material aspects of this offering and does not contain all of the information that you should consider in making your investment decision. To understand all of the terms of the offered certificates, read carefully this entire prospectus supplement and the entire accompanying prospectus. A glossary is included at the end of this prospectus supplement. Capitalized terms used but not defined in the glossary at the end of this prospectus supplement or in the following summary have the meanings assigned to them in the glossary at the end of the prospectus.


Issuing Entity..............................  Structured Asset Mortgage Investments II Trust 2006-AR1.
Grantor Trust Issuing Entity................  Structured Asset Mortgage Investments II Grantor Trust 2006-AR1.
Title of Series.............................  Structured  Asset  Mortgage   Investments  II  Trust  2006-AR1  and
                                              Structured Asset Mortgage
                                              Investments II Grantor Trust
                                              2006-AR1, Mortgage Pass-Through
                                              Certificates, Series 2006-AR1. The
                                              issuing entity will issue the
                                              certificates, other than the
                                              grantor trust Class 3A-2B
                                              certificates, pursuant to a
                                              pooling and servicing agreement to
                                              be dated as of the cut-off date
                                              among the depositor, the sponsor,
                                              the trustee, the master servicer
                                              and the securities administrator.
                                              The grantor trust issuing entity
                                              will issue the grantor trust Class
                                              3A-2B certificates pursuant to a
                                              grantor trust agreement among the
                                              depositor, the grantor trustee and
                                              Wells Fargo Bank, National
                                              Association as paying agent and
                                              certificate registrar.
Cut-off Date................................  February 1, 2006.
Closing Date................................  On or about February 28, 2006.
Depositor...................................  Bear Stearns Asset Backed Securities I LLC.
Sponsor.....................................  EMC Mortgage Corporation, an affiliate of the depositor.
Master Servicer.............................  Wells Fargo Bank, National Association.
Servicers...................................  EMC Mortgage  Corporation and  Countrywide  Home Loans Servicing LP
                                              (hereinafter referred to as Countrywide Servicing).
Originators................................   Countrywide Home Loans, Inc., First
                                              Horizon Home Loan Corporation,
                                              SouthStar Funding, LLC and various
                                              other originators, none of which
                                              will originate more than 10% of the
                                              mortgage loans in the aggregate.
Cap Contract Provider......................   Bear Stearn Financial Products Inc.
Swap Counterparty..........................   Bear Stearns Capital Markets Inc.
Trustee and Grantor Trustee.................  JPMorgan Chase Bank, National Association.
Paying Agent and
Certificate Registrar.......................  Wells Fargo Bank, National Association.
Securities Administrator....................  Wells Fargo Bank, National Association.

                                      S-6


Distribution Dates..........................  Distributions on the offered certificates will be made on the
                                              25th day of each month, or, if
                                              such day is not a business day, on
                                              the next succeeding business day,
                                              beginning in March 2006.
Offered Certificates........................  The classes of offered  certificates and their  pass-through  rates and initial  certificate  principal  balances  are set forth in the table below.


                                         Offered Certificates

                       Pass-Through        Initial Certificate       Initial Rating
Class                      Rate             Principal Balance         (S&P/Moody's)               Designation
-----                  ------------      ---------------------       ---------------     ------------------------------
1A-1                Adjustable Rate               $54,774,000            AAA/Aaa         Sub-Loan Group 1 Super Senior
                                                                                         Sub-Loan Group 1 Senior
1A-2                Adjustable Rate               $27,387,000            AAA/Aaa         Support
                                                                                         Sub-Loan Group 1 Senior
1A-3                Adjustable Rate                $9,129,000            AAA/Aaa         Support
2A-1                Adjustable Rate              $348,566,000            AAA/Aaa         Sub-Loan Group 2 Super Senior
                                                                                         Sub-Loan Group 2 Senior
2A-2                Adjustable Rate              $174,283,000            AAA/Aaa         Support
                                                                                         Sub-Loan Group 2 Senior
2A-3                Adjustable Rate               $58,094,000            AAA/Aaa         Support
3A-1                Adjustable Rate              $364,133,000            AAA/Aaa         Sub-Loan Group 3 Super Senior
                                                                                         Sub-Loan Group 3 Senior
3A-2A               Adjustable Rate              $132,067,000            AAA/Aaa         Support
Grantor
Trust 3A-2B         Adjustable Rate               $50,000,000            AAA/Aaa         Grantor Trust Certificates
                                                                                         Sub-Loan Group 3 Senior
3A-3                Adjustable Rate               $60,689,000            AAA/Aaa         Support
                                                                                         Sub-Loan Group 3 Senior
3X                  Fixed Rate                       Notional            AAA/Aaa         Interest Only
B-1                 Adjustable Rate               $44,522,000            AA+/Aa1         Subordinate
B-2                 Adjustable Rate               $23,321,000            AA/Aa2          Subordinate
B-3                 Adjustable Rate                $7,067,000            AA-/Aa3         Subordinate
B-4                 Adjustable Rate               $16,961,000             A+/A1          Subordinate
B-5                 Adjustable Rate                $7,067,000             A/A2           Subordinate
B-6                 Adjustable Rate               $14,134,000           BBB/Baa1         Subordinate
B-7                 Adjustable Rate                $7,067,000           BBB-/Baa2        Subordinate
Total Offered Certificates*:                    $1,399,261,000

*Approximate



                            Non-Offered Certificates
                         Pass-Through      Initial Certificate       Initial Rating
Class                        Rate           Principal Balance         (S&P/Moody's)                   Designation
-----                    ------------      ------------------         -------------             ------------------------
Underlying                Adjustable                                                            Sub-Loan Group 3 Senior
Class 3A-2B                 Rate              $50,000,000                  N/A                  Support
B-IO                         N/A                   $0                      N/A                  Subordinate Interest Only
R-X                          N/A                   $0                      N/A                  Residual
R                            N/A                   $0                      N/A                  Residual

Other Information:

The pass-through rates on the certificates are described in detail on pages S-14 and S-15 in this prospectus supplement.

Class 3X Certificates:

The Class 3X Certificates do not have a principal amount. The Class 3X Certificates have a notional amount equal to the aggregate principal balance of the Class 3A-1 Certificates, the Class 3A-2 Certificates and the Class 3A-3 Certificates. The Class 3X Certificates have an initial notional amount of $606,889,000.

The Issuing Entities


The depositor will establish a trust with respect to the Structured Asset Mortgage Investments II Trust 2006-AR1, Mortgage Pass-Through Certificates, Series 2006-AR1, pursuant to a pooling and servicing agreement dated as of February 1, 2006, among the depositor, the master servicer, the securities administrator, the trustee and the sponsor.

The Depositor will establish a grantor trust with respect to Structured Asset Mortgage Investments II Grantor Trust 2006-AR1, Mortgage Pass-Through Certificates, Series 2006-AR1, pursuant to a grantor trust agreement, dated as of February 28, 2006, among the Depositor, the Grantor Trustee and Wells Fargo Bank, National Association as paying agent and certificate registrar. The trust and the grantor trust are sometimes referred to herein collectively as the issuing entities.

The certificates (other than the grantor trust Class 3A-2B certificates) represent in the aggregate the entire beneficial ownership interest in the trust. The grantor trust Class 3A-2B certificates represent the entire beneficial interest in the grantor trust. Distributions of interest and/or principal on the offered certificates will be made (i) from payments received in connection with the mortgage loans and (ii) from certain payments that may be made pursuant to the cap contracts, in each case as described below.

See "Description of the Certificates" in this prospectus supplement.

The Sponsor

EMC Mortgage Corporation, in its capacity as mortgage loan seller, referred to herein as the Sponsor or EMC, a Delaware corporation and an affiliate of the depositor and the underwriter, will sell the mortgage loans to the depositor.

The Originators

Approximately 47.26%, 19.78% and 23.64% of mortgage loans were originated by Countrywide Home Loans, Inc., First Horizon Home Loan Corporation and SouthStar Funding, LLC., respectively. Approximately 0.38%, 29.80% and 71.03% of the sub-loan group 1, sub-loan group 2 and sub-loan group 3 mortgage loans, respectively, were originated by Countrywide Home Loans, Inc., approximately 78.57%, 31.18% and 0.03% of the sub-loan group 1, sub-loan group 2 and sub-loan group 3 mortgage loans, respectively, were originated by First Horizon Home Loan Corporation, and approximately 20.62%, 24.43% and 23.34% of the sub-loan group 1, sub-loan group 2 and sub-loan group 3 mortgage loans, respectively, were originated by SouthStar Funding, LLC. The remainder of the mortgage loans was originated by various originators, none of which has originated more than 10% of the mortgage loans in the aggregate or in any sub-loan group.

The Servicer

Approximately 52.74% and 47.26% of the mortgage loans will be serviced by EMC and Countrywide Servicing, respectively. Approximately 99.62%, 70.20% and 28.97% of the sub-loan group 1, sub-loan group 2 and sub-loan group 3 mortgage loans, respectively, will be serviced by EMC and approximately 0.38%, 29.80% and 71.03% of the sub-loan group 1, sub-loan group 2 and sub-loan group 3 mortgage loans, respectively, will be serviced by Countrywide Servicing.

The Mortgage Loans

The trust will contain on the closing date approximately 3,994 first lien adjustable rate negatively amortizing mortgage loans secured by one- to four-family residential real properties and individual condominium units.

The mortgage loans have an aggregate principal balance of approximately $1,413,394,201 as of the cut-off date.

All of the mortgage loans have a negative amortization feature, under which accrued interest on a mortgage loan will be deferred and added to the principal balance of that mortgage loan if the minimum monthly payment on such mortgage loan on its interest payment date is less than the amount of accrued interest due on that mortgage loan on that payment date.

The interest rate on each mortgage loan will be adjusted monthly based on One-Year MTA or One-Month LIBOR, in each case to equal the related index plus a fixed percentage set forth in or computed in accordance with the related note, and generally subject to rounding and to certain other limitations, including a maximum lifetime mortgage rate, and in certain cases a minimum lifetime mortgage rate and in certain cases a maximum upward or downward adjustment on each interest adjustment date, all as more fully described under "The Mortgage Pool" in this prospectus supplement. The related index is as described under "The Mortgage Pool--Indices on the Mortgage Loans" in this prospectus supplement.

While the interest rate on each mortgage loan will adjust monthly (with respect to certain of the mortgage loans, after a period of up to three months after origination during which the related mortgage rate is fixed), the minimum monthly payment due on the mortgage loans generally will only adjust annually. On each annual payment adjustment date, the minimum monthly payment due on such mortgage loan will be reset to fully amortize such mortgage loan over its remaining term to maturity, subject to the conditions that (i) the amount of the monthly payment on the related mortgage loan will not increase or decrease by an amount that is more than 7.50% of the monthly payment on such mortgage loan prior to such adjustment, (ii) as of the fifth anniversary of the first due date with respect to such mortgage loan, and on every fifth anniversary thereafter, and on the last payment adjustment date prior to the related mortgage loan's scheduled maturity date, the minimum monthly payment on the related mortgage loan will be reset without regard to the limitation described in clause (i) above, and (iii) if the unpaid principal balance on such mortgage loan exceeds 110% or 115% of the original principal balance on such mortgage loan due to deferred interest having been added to the principal balance of such mortgage loan, then the monthly payment on such mortgage loan will be reset on that payment date without regard to the limitation described in clause (i) above to amortize fully the then unpaid principal balance of such mortgage loan over its remaining term to maturity. See "The Mortgage Pool--General--Negative Amortization" in this prospectus supplement.

No mortgage loan is an interest only loan or contains an interest only period.

The mortgage loans have been divided into three sub-loan groups, designated as sub-loan group 1, sub-loan group 2 and sub-loan group 3. Except under the limited circumstances described in this prospectus supplement, the Class 1A-1, Class 1A-2 and Class 1A-3 Certificates will be entitled to receive distributions solely with respect to the sub-loan group 1 mortgage loans; the Class 2A-1, Class 2A-2 and Class 2A-3 Certificates will be entitled to receive distributions solely with respect to the sub-loan group 2 mortgage loans and the Class 3A-1, Class 3A-2, Class 3A-3 and Class 3X Certificates will be entitled to receive distributions solely with respect to the sub-loan group 3 mortgage loans.

The Sub-Loan Group 1 Mortgage Loans

The following table describes certain characteristics of all of the mortgage loans in sub-loan group 1 as of the cut-off date:


Number of mortgage loans:.....................279

Aggregate scheduled principal
   balance:..........................$100,873,093

Range of scheduled principal
   balances:................$52,225 to $1,396,664

Average scheduled principal
    balance:.............................$361,552

Range of mortgage rates
    (per annum):...............  1.000% to 9.950%

Weighted average mortgage rate
    (per annum):...........................6.468%

Range of remaining terms to stated
    maturity (months):.................353 to 359


Weighted average remaining term to
    stated maturity (months):.................356              The Sub-Loan Group 3 Mortgage Loans

Weighted average loan-to-value ratio at                        The following table describes certain
    origination:...........................72.86%              characteristics of all of the mortgage loans in
                                                               sub-loan group 3 as of the cut-off date:
Weighted average gross margin
    (per annum):...........................3.040%
                                                               Number of mortgage loans:...................2,006
Weighted average maximum lifetime mortgage rate
    (per annum):..........................10.465%              Aggregate scheduled principal
                                                                  balance:..........................$670,595,605
Weighted average months to first interest
    adjustment date (months):...................1              Range of scheduled principal
                                                                  balances:................$29,683 to $2,000,000
Loan Index Type:
                                                               Average scheduled principal
One-Month LIBOR..............................100%                  balance:.............................$334,295

The Sub-Loan Group-2 Mortgage Loans                            Range of mortgage rates
                                                                  (per annum):................  1.000% to 9.500%
The following table describes certain
characteristics of all of the mortgage loans in                Weighted average mortgage rate
sub-loan group 2 as of the cut-off date:                          (per annum):............................6.288%

Number of mortgage loans:...................1,709              Range of remaining terms to stated
                                                                  maturity (months):..................353 to 480
Aggregate scheduled principal
   balance:..........................$641,925,503              Weighted average remaining term to stated
                                                                  maturity (months):.........................364
Range of scheduled principal
   balances:................$39,838 to $2,846,550              Weighted average loan-to-value ratio at
                                                                  origination:............................76.51%
Average scheduled principal
    balance:.............................$375,615              Weighted average gross margin
                                                                  (per annum):............................3.331%
Range of mortgage rates
   (per annum):................  1.000% to 8.500%              Weighted average maximum lifetime mortgage
                                                                  rate (per annum):.......................9.955%
Weighted average mortgage
   rate (per annum):.......................6.355%              Weighted average months to first interest
                                                                  adjustment date (months):....................1
Range of remaining terms to stated maturity
   (months):.......................... 294 to 480              Loan Index Type:
                                                               One-Year MTA.................................100%
Weighted average remaining term to stated
   maturity (months):.........................363              All  Mortgage Loans

Weighted average loan-to-value ratio at                        The following table describes certain
   origination:............................75.01%              characteristics of the mortgage loans in all three
                                                               sub-loan groups in the aggregate as of the cut-off
Weighted average gross margin                                  date:
    (per annum):...........................3.214%
                                                               Number of mortgage loans:...................3,994
Weighted average maximum lifetime mortgage rate
    (per annum):..........................10.193%              Aggregate scheduled principal
                                                                  balance:........................$1,413,394,201
Weighted average months to first interest
    adjustment date (months):...................1              Range of scheduled principal
                                                                  balances:................$29,683 to $2,846,550
Loan Index Type:
One-Year MTA.................................100%              Average scheduled principal
                                                                   balance:.............................$353,879

Range of mortgage rates
   (per annum):................  1.000% to 9.950%

Weighted average mortgage rate
   (per annum):............................6.331%

Range of remaining terms to stated
   maturity (months):...................294 to 480

Weighted average remaining term to stated
   maturity (months):.........................363

Weighted average loan-to-value ratio at
   origination:............................75.57%

Weighted average gross margin
   (per annum):............................3.257%

Weighted average maximum lifetime mortgage rate
   (per annum):...........................10.100%

Weighted average months to first interest
   adjustment date (months):....................1

Loan Index Type:
One-Year MTA...............................92.86%

One-Month LIBOR.............................7.14%

Removal and Substitution of a Mortgage Loan

The trustee will acknowledge the sale, transfer and assignment to it by the depositor and receipt of, subject to further review and any exceptions, the mortgage loans. If the custodian finds that any mortgage loan is defective on its face with respect to that loan, the custodian shall notify the sponsor of such defect in the required custodial certification. The sponsor must then correct or cure any such defect within 90 days from the date of notice from the trustee of the defect and if the sponsor fails to correct or cure such defect within such period and such defect materially and adversely affects the interests of the certificateholders in the related mortgage loan, the sponsor will, in accordance with the terms of the pooling and servicing agreement, within 90 days of the date of notice, provide the trustee with a substitute mortgage loan (if within two years of the closing date) or repurchase the mortgage loan; provided that, if such defect would cause the mortgage loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Internal Revenue Code, any such cure or substitution must occur within 90 days from the date such breach was discovered.

Description of the Certificates

General

The trust will issue the certificates (other than the grantor trust Class 3A-2B certificates) and the grantor trust will issue the grantor trust Class 3A-2B certificates.


The Class 1A-1, Class 1A-2 and Class 1A-3 Certificates will represent interests principally in sub-loan group 1 and these Certificates are sometimes referred to herein as the Class 1A Certificates. The Class 2A-1, Class 2A-2 and Class 2A-3 Certificates will represent interests principally in sub-loan group 2 and these Certificates are sometimes referred to herein as the Class 2A Certificates. The Class 3A-1, Class 3A-2A, grantor trust Class 3A-2B, Class 3A-3 and Class 3X Certificates will represent interests principally in sub-loan group 3 (with respect to the grantor trust Class 3A-2B Certificates, indirectly through the underlying Class 3A-2B Certificates) and these certificates (other than the Class 3X certificate) are sometimes referred to herein as the Class 3A Certificates. The Class 1A Certificates, Class 2A Certificates and Class 3A Certificates are sometimes referred to herein as the Class A Certificates. The Class 3X Certificates are sometimes referred to herein as the interest-only certificates and, together with the Class A Certificates, as the senior certificates. Payments of interest and principal on each class of senior certificates, as applicable, will be made first from mortgage loans in the related sub-loan group and thereafter, in limited circumstances as further described herein, from mortgage loans in the other sub-loan group or groups.

Payments of interest and principal on the grantor trust Class 3A-2B Certificates will be made (i) indirectly, through the underlying Class 3A-2B Certificates, from payments received in connection with the mortgage loans described below,
(ii) indirectly, from amounts received under a related cap contract and (iii) from certain payments that may be made to the grantor trust pursuant to the Swap Agreement.

The Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6 and Class B-7 Certificates will each represent subordinate interests in the mortgage loans and are sometimes referred to herein as the subordinate certificates or the Class B Certificates. The senior certificates (other than the underlying Class 3A-2B Certificates) and the subordinate certificates are sometimes referred to herein as the offered certificates. The offered certificates, other than the interest-only certificates, are sometimes referred to herein as the adjustable rate certificates.

The issuing entity will also issue the Class B-IO, Class R-X and Class R Certificates, which are not offered by this prospectus supplement, and are sometimes referred to herein as the non-offered certificates. The non-offered certificates will each represent subordinate interests in the mortgage loans.

The non-offered certificates, together with the offered certificates, are sometimes referred to herein as the certificates.

The Class R-X and Class R Certificates (also referred to herein as the residual certificates), will represent the residual interests in the real estate mortgage investment conduits established by the trust.

The assumed final distribution date for the offered certificates is the distribution date occurring in February 2036. It is intended that the amounts deposited in the final maturity reserve account will be sufficient to retire the offered certificates (with respect to the grantor trust Class 3A-2B Certificates, indirectly through the underlying Class 3A-2B Certificates) on the assumed final distribution date, even though the outstanding principal balance of the mortgage loans having 40-year original terms to maturity have not been reduced to zero on the assumed final distribution date. The actual final distribution date for each class of the offered certificates may be earlier, and could be substantially earlier, than the distribution date in February, 2036.

Record Date

For each class of adjustable rate certificates, and for any distribution date, the close of business on the day immediately preceding the applicable distribution date so long as the adjustable rate certificates remain in book-entry form; and otherwise the record date shall be the last business day of the month preceding the month in which such distribution date occurs. For the interest-only certificates, and for any distribution date, the close of business on the last business day of the month preceding the month in which such distribution date occurs.

Denominations

For each class of offered certificates $25,000 and multiples of $1,000 in excess thereof, except that one certificate of each class may be issued to accommodate the remainder of the initial principal amount of such class of certificates.

Registration of Offered Certificates

The issuing entities will issue the offered certificates initially in book-entry form. Persons acquiring interests in these offered certificates will hold their beneficial interests through The Depository Trust Company, in the United States, or Clearstream Banking, societe anonyme or the Euroclear System, in Europe. The issuing entity will issue the residual certificates in certificated fully-registered form.

We refer you to "Description of the Certificates--Registration of the Book-Entry Certificates" in this prospectus supplement.

Pass Through Rates

The pass-through rate for each class of adjustable rate certificates may change from distribution date to distribution date. The pass-through rate on these certificates may therefore be adjusted on a monthly basis. Investors will be notified of a pass-through rate adjustment through the monthly distribution reports.

Each class of adjustable rate certificates (other than the grantor trust Class 3A-2B certificates) will bear interest at a pass-through rate equal to the least of (i) one-month LIBOR plus the related margin, (ii) 10.50% per annum and (iii) the applicable net rate cap described in this prospectus supplement. The grantor trust Class 3A-2B certificates will bear interest at a pass-through rate equal to one-month LIBOR plus the related margin. One-month LIBOR for the first interest accrual period and for all subsequent accrual periods shall be determined as described in "Description of the Certificates--Calculation of One-Month LIBOR" in this prospectus supplement.


The related per annum margin for each class of adjustable rate certificates is set forth in the column immediately to the right of the class designation, provided that, after the first possible optional termination date, the related per annum margin for the adjustable rate certificates will be the related per annum margin set forth in the far right-hand column in the following table:

              Per Annum Margins
              -----------------

Class                    (1)          (2)
-----                    ---          ---

1A-1                  0.220%      0.440%

1A-2                  0.300%      0.600%

1A-3                  0.360%      0.720%

2A-1                  0.230%      0.460%

2A-2                  0.310%      0.620%

2A-3                  0.360%      0.720%

3A-1                  0.230%      0.460%

3A-2A                 0.310%      0.620%

Underlying 3A-2B      0.310%      0.620%

Grantor Trust 3A-2B   0.200%      0.200%

3A-3                  0.370%      0.740%

B-1                   0.520%      0.780%

B-2                   0.550%      0.825%

B-3                   0.570%      0.855%

B-4                   0.950%      1.425%

B-5                   1.050%      1.575%

B-6                   2.100%      3.150%

B-7                   2.100%      3.150%

--------------

(1) For the accrual period related to any distribution date occurring on or prior to the first possible optional termination date.

(2) For the accrual period related to any distribution date occurring after the first possible optional termination date.


If on any distribution date, the pass-through rate for a class of the adjustable rate certificates (other than the grantor trust Class 3A-2B certificates) is based on the applicable net rate cap as described in this prospectus supplement, the holders of the related certificates will receive a smaller amount of interest than such holders would have received on such distribution date had the pass-through rate been calculated based on the lesser of (a) one-month LIBOR plus the related margin and (b) 10.50% per annum. However, the shortfalls described in this paragraph may be covered by net monthly excess cashflow and the related cap contracts, as described in this prospectus supplement. The grantor trust Class 3A-2B certificates will have the benefit of an interest rate swap agreement, as described in this prospectus supplement.


The Class 3X Certificates will bear interest at a fixed pass-through rate equal to 1.200% per annum based on a notional amount equal to the aggregate certificate principal balance of the Class 3A Certificates.

The Residual Certificates do not have a pass-through rate and will not bear interest.

Interest Payments

On each distribution date holders of the offered certificates (other than the grantor trust Class 3A-2B certificates) will be entitled to receive:

o the interest that has accrued on the certificate principal balance or notional amount of the related certificates at the applicable pass-through rate during the related interest accrual period, and

o    any interest due on a prior distribution date that was not paid,

less

o    interest shortfalls allocated to such certificates.

However, the amount of interest distributable on a distribution date with respect to any class of certificates will be reduced by the amount, if any, of net deferred interest for the related distribution date that is allocated to such class of certificates, and, on and after the distribution date occurring in February 2013, any amounts paid into the final maturity reserve account, each as described under "Description of the Certificates" in this prospectus supplement.

On each distribution date holders of the grantor trust Class 3A-2B certificates will be entitled to receive:

o the interest that has accrued on the current principal amount of such certificates at the applicable pass-through rate during the related interest accrual period, and

o    any interest due on a prior distribution date that was not paid.

The interest accrual period for the adjustable rate certificates will be the period from and including the preceding distribution date (or from the closing date, in the case of the first distribution date) to and including the day prior to the current distribution date.

Interest on the adjustable rate certificates will be calculated on the basis of a 360-day year and the actual number of days elapsed during the related interest accrual period.

Each class of adjustable rate certificates (with respect to the grantor trust Class 3A-2B certificates, indirectly through the underlying Class 3A-2B Certificates) may receive additional interest distributions from payments under the related cap contract, as described below under "The Cap Contracts".

The interest accrual period for the Class 3X Certificates will be the calendar month immediately preceding the calendar month in which a distribution date occurs.

Calculations of interest on the Class 3X Certificates will be based on a 360-day year that consists of twelve 30-day months.

The notional balance of the Class 3X Certificates for purposes of calculating accrued certificate interest is equal to the aggregate certificate principal balance of the Class 3A Certificates.

Principal Payments

On each distribution date, to the extent that the scheduled and unscheduled payments of principal on the mortgage loans during the related due period and prepayment period exceed the deferred interest on the mortgage loans, principal will be paid on each class of certificates entitled to receive principal payments on each distribution date. Principal distributions on the grantor trust Class 3A-2B certificates will generally include principal payments on the mortgage loans that are paid to the underlying Class 3A-2B Certificates after reimbursement for payments made by the Swap Counterparty in connection with net deferred interest allocated to the underlying certificates. You should review the priority of payments described under "Description of the Certificates --Distributions on the Certificates" in this prospectus supplement.

The Swap Agreement

The grantor trust Class 3A-2B certificates will represent the entire interest in the grantor trust. The assets of the grantor trust will consist of the underlying Class 3A-2B Certificates and the Swap Agreement. Payments under the Swap Agreement will be made so that the grantor trust Class 3A-2B certificates will receive interest payments at a pass-through rate equal to One-Month LIBOR plus 0.200% per annum. In the event of the termination of the Swap Agreement because of a default or other event of termination by either party thereto, an amount may become due and payable either from the Swap Counterparty to the grantor trust (for payment to the grantor trust Class 3A-2B certificates) or to the Swap Counterparty from amounts otherwise payable from the grantor trust to the grantor trust Class 3A-2B certificates.

See "Description of the Certificates - The Swap Agreement" in this prospectus supplement.

Credit Enhancement

The credit enhancement provided for the benefit of the holders of the offered certificates (with respect to the grantor trust Class 3A-2B certificates, indirectly through the underlying Class 3A-2B Certificates) provides limited protection to holders of specified certificates against shortfalls in payments received on the mortgage loans.

Excess Spread and Overcollateralization.

The mortgage loans are expected to generate more interest than is needed to pay interest on the offered certificates (with respect to the holders of the grantor trust Class 3A-2B certificates, indirectly through the underlying Class 3A-2B Certificates) because we expect the weighted average net interest rate of the mortgage loans to be higher than the weighted average pass-through rate on the offered certificates. Interest payments received in respect of the mortgage loans in excess of the amount that is needed to pay interest on the offered certificates (with respect to the holders of the grantor trust Class 3A-2B certificates, indirectly through the underlying Class 3A-2B Certificates), related trust expenses and, on and after the distribution date occurring in February 2013, any amounts paid into the final maturity reserve account, if applicable, will be used to reduce the total principal balance of the offered certificates (other than the interest-only certificates) until a required level of overcollateralization has been achieved.

See "Description of the Certificates--Excess Spread and Overcollateralization Provisions" in this prospectus supplement.

Subordination; Allocation of Losses.

By issuing senior certificates and subordinate certificates, the issuing entity has increased the likelihood that the senior certificateholders (with respect to the holders of the grantor trust Class 3A-2B certificates, indirectly through the underlying Class 3A-2B Certificates) will receive regular payments of interest and (other than the interest-only certificates) principal.

The senior certificates (with respect to the grantor trust Class 3A-2B certificates, indirectly through the underlying Class 3A-2B Certificates) will have payment priority over the subordinate certificates. Among the classes of subordinate certificates,

     o the Class B-1 Certificates will have a payment priority over the Class B-2, the Class B-3, the Class B-4, the Class B-5, the Class B-6 and the Class B-7 Certificates;

     o the Class B-2 Certificates will have a payment priority over the Class B-3, the Class B-4, the Class B-5, the Class B-6 and the Class B-7 Certificates;

     o the Class B-3 Certificates will have a payment priority over the Class B-4, the Class B-5, the Class B-6 and the Class B-7 Certificates;

     o the Class B-4 Certificates will have a payment priority over the Class B-5, the Class B-6 and the Class B-7 Certificates;

     o the Class B-5 Certificates will have a payment priority over the Class B-6 and Class B-7 Certificates; and

     o the Class B-6 Certificates will have a payment priority over the Class B-7 Certificates.

In general, this loss protection is accomplished by allocating any realized losses on the mortgage loans in excess of available excess spread and any current overcollateralization for the offered certificates to the subordinate certificates, beginning with the subordinate certificates with the lowest payment priority, until the certificate principal balance of that class of subordinate certificates has been reduced to zero and then allocating any loss to the next most junior class of subordinate certificates, until the certificate principal balance of each class of subordinate certificates has been reduced to zero. If no subordinate certificates remain outstanding, the principal portion of realized losses on the mortgage loans will be allocated to the Class A Certificates, in the order of priority set forth herein.

See "Description of the Certificates--Allocation of Realized Losses; Subordination" in this prospectus supplement

Advances

Each servicer will make cash advances with respect to delinquent payments of scheduled interest and principal on the mortgage loans for which it acts as servicer, in general, to the extent that such servicer reasonably believes that such cash advances can be repaid from future payments on the related mortgage loans. If the related servicer fails to make any required advances, the master servicer may be obligated to do so, as described in this prospectus supplement. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

The Cap Contracts

Each class of offered certificates (other than the interest-only certificates and with respect to the grantor trust Class 3A-2B certificates, indirectly through the underlying Class 3A-2B Certificates) will be entitled to the benefits provided by a related cap contract. There can be no assurance as to the extent of benefits, if any, that may be realized by the offered certificateholders as a result of the cap contracts.

See "The Cap Contracts" in this prospectus supplement.

Final Maturity Reserve Account

If, on each distribution date occurring in and after February 2013, if any offered certificates are outstanding and the aggregate scheduled principal balance of the mortgage loans with original terms to maturity in excess of 30 years is greater than the applicable scheduled amount set forth on Schedule C to this prospectus supplement, the securities administrator will be required to deposit into a final maturity reserve account on each such distribution date, a portion of interest collections in an amount equal to the product of one-twelfth of 0.02% or one-twelfth of 0.05%, as applicable, and the aggregate scheduled principal balance of the mortgage loans, prior to the payment of interest on the offered certificates. Amounts on deposit in the final maturity reserve account will be used to pay the outstanding class certificate balances of the offered certificates (with respect to the holders of the grantor trust Class 3A-2B certificates, indirectly through the underlying Class 3A-2B Certificates) then outstanding to zero on the 360th distribution date.

See "Description of the Certificates--Final Maturity Reserve Account" in this prospectus supplement.

Master Servicing and Servicing Fees

The master servicer will be entitled to receive as compensation for its activities under the pooling and servicing agreement, the reinvestment income received on amounts in the distribution account for a certain period of days as further described in this prospectus supplement. Each of the servicers will be entitled to receive a servicing fee as compensation for its activities under the related Servicing Agreement equal to 1/12th of the servicing fee rate multiplied by the stated principal balance of each mortgage loan serviced by it as of the due date in the month preceding the month in which such distribution date occurs. The servicing fee rate will be 0.375% per annum. Interest shortfalls on the related mortgage loans resulting from prepayments in full in any calendar month will be offset by the related servicer or the master servicer on the distribution date in the following calendar month to the extent of compensating interest payments as described in this prospectus supplement.

Optional Termination

At its option, the depositor or its designee may purchase from the trust all of the mortgage loans, together with any properties in respect thereof acquired on behalf of the trust, and thereby effect termination and early retirement of the offered certificates after the scheduled principal balance of the mortgage loans (and properties acquired in respect thereof), remaining in the trust has been reduced to less than 10% of the scheduled principal balance of the mortgage loans as of the cut-off date.

See "Pooling and Servicing Agreement--Termination" in this prospectus supplement.

Federal Income Tax Consequences

One or more elections will be made to treat the mortgage loans and certain related assets as one or more real estate mortgage investment conduits for federal income tax purposes.

See "Federal Income Tax Consequences" in this prospectus supplement.

Ratings

It is a condition to the issuance of the certificates that the offered certificates receive the following ratings from Standard & Poors Rating Services, a division of The McGraw-Hill Companies, Inc., which is referred to herein as S&P, and Moody's Investors Service, Inc., which is referred to herein as Moody's:

Offered Certificates          S&P        Moody's
--------------------          ---        -------
Class 1A-1                       AAA         Aaa
Class 1A-2                       AAA         Aaa
Class 1A-3                       AAA         Aaa
Class 2A-1                       AAA         Aaa
Class 2A-2                       AAA         Aaa
Class 2A-3                       AAA         Aaa
Class 3A-1                       AAA         Aaa
Class 3A-2A                      AAA         Aaa
Grantor Trust Class
3A-2B                            AAA         Aaa
Class 3A-3                       AAA         Aaa
Class 3X                         AAA         Aaa
Class B-1                        AA+         Aa1
Class B-2                        AA          Aa2
Class B-3                        AA-         Aa3
Class B-4                        A+          A1
Class B-5                        A           A2
Class B-6                        BBB         Baa1
Class B-7                        BBB-        Baa2

A rating is not a recommendation to buy, sell or hold securities and either rating agency can revise or withdraw such ratings at any time. In general, ratings address credit risk and do not address the likelihood of prepayments.

See "Yield on the Certificates" and "Ratings" in this prospectus supplement and "Yield Considerations" in the prospectus.

Legal Investment

The offered certificates (other than the grantor trust Class 3A-2B, Class B-4, Class B-5, Class B-6 and Class B-7 Certificates) will constitute "mortgage related securities" for purposes of SMMEA, so long as they are rated in one of the two highest rating categories by a nationally recognized statistical rating organization. The grantor trust Class 3A-2B, Class B-4, Class B-5, Class B-6 and Class B-7 Certificates will not constitute "mortgage related securities" for purposes of SMMEA.

See "Legal Investment" in this prospectus supplement and "Legal Investment Matters" in the prospectus.

ERISA Considerations

The senior certificates (other than the grantor trust Class 3A-2B certificates) and the Class B-1, Class B-2 and Class B-3 certificates may be purchased by an employee benefit plan or other retirement arrangement subject to the Employee Retirement Income Security Act of 1974 or Section 4975 of the Internal Revenue Code of 1986 ("Plan"), but the Class B-4, Class B-5, Class B-6, Class B-7, and the grantor trust Class 3A-2B certificates may only be purchased by or on behalf of a Plan if one of a number of prohibited transaction class exemptions, based on the identity of the fiduciary of such plan or arrangement or the source of funds used to acquire such certificates, are applicable to the acquisition and holding of such certificates.

See "ERISA Considerations" in this prospectus supplement.

                                  RISK FACTORS

         You are encouraged to consider carefully, among other things, the following factors in connection with the purchase of the offered certificates:

The Offered Certificates Will Have Limited Liquidity, So You May Be Unable to Sell Your Securities or May Be Forced to Sell Them at a Discount from Their Fair Market Value.

         The underwriter intends to make a secondary market in the offered certificates, however the underwriter will not be obligated to do so. There can be no assurance that a secondary market for the offered certificates will develop or, if it does develop, that it will provide holders of the offered certificates with liquidity of investment or that it will continue for the life of the offered certificates. As a result, any resale prices that may be available for any offered certificate in any market that may develop may be at a discount from the initial offering price or the fair market value thereof. The offered certificates will not be listed on any securities exchange.

Credit Enhancement Is Limited; the Failure of Credit Enhancement to Cover Losses on the Trust Fund Assets May Result in Losses Allocated to the Offered Certificates.

         The subordination of each class of subordinate certificates to the senior certificates and the classes of subordinate certificates (with respect to the grantor trust Class 3A-2B certificates, indirectly through the underlying Class 3A-2B Certificates) with a higher payment priority, as described in this prospectus supplement, is intended to enhance the likelihood that holders of the senior certificates (with respect to the grantor trust Class 3A-2B certificates, indirectly through the underlying Class 3A-2B Certificates), and to a more limited extent, that holders of the subordinate certificates with a higher payment priority, will receive regular payments of interest and principal and to provide the holders of the senior certificates (with respect to the grantor trust Class 3A-2B certificates, indirectly through the underlying Class 3A-2B Certificates), and to a more limited extent, holders of subordinate certificates with a higher payment priority, with protection against losses realized when the remaining unpaid principal balance on a mortgage loan exceeds the amount of proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating the principal portion of any realized losses, to the extent not covered by excess spread or overcollateralization, among the certificates (other than the interest-only certificates and the grantor trust Class 3A-2B certificates), beginning with the subordinate certificates with the lowest payment priority, until the certificate principal balance of that subordinate class has been reduced to zero. The principal portion of realized losses are then allocated to the next most junior class of subordinate certificates, until the certificate principal balance of each class of subordinate certificates is reduced to zero. If no subordinate certificates remain outstanding, the principal portion of realized losses on the mortgage loans will be allocated to the Class A Certificates, in the order of priority set forth under "Description of the Certificates--Allocation of Realized Losses; Subordination," herein. Accordingly, if the aggregate certificate principal balance of the classes of subordinate certificates with a lower payment priority were to be reduced to zero, delinquencies and defaults on the mortgage loans would reduce the amount of funds available for monthly distributions to the holders of the classes of the subordinate certificates with a higher payment priority. If the aggregate certificate principal balance of the classes of subordinate certificates were to be reduced to zero, delinquencies and defaults on the mortgage loans would reduce the amount of funds available for monthly distributions to the holders of the senior certificates. Realized losses on the mortgage loans will be covered first by excess interest and then by overcollateralization on the certificates provided by the mortgage loans before any allocation of realized losses to the subordinate certificates.

         The ratings of the offered certificates by the rating agencies may be lowered following the initial issuance thereof as a result of losses on the mortgage loans in excess of the levels contemplated by the rating agencies at the time of their initial rating analysis. Neither the depositor, the master servicer, any servicer, the securities administrator, the trustee nor any of their respective affiliates will have any obligation to replace or supplement any credit enhancement, or to take any other action to maintain the ratings of the offered certificates.

The Rate and Timing of Principal Distributions on the Offered Certificates Will Be Affected by Prepayment Speeds.

         The rate and timing of distributions allocable to principal on the offered certificates will depend, in general, on the rate and timing of principal payments (including prepayments and collections upon defaults, liquidations and repurchases) on the mortgage loans and the allocation thereof to pay principal on these certificates as provided in this prospectus supplement. As is the case with mortgage pass-through certificates generally, the offered certificates are subject to substantial inherent cash-flow uncertainties because the mortgage loans may be prepaid at any time. However, approximately 64.33% of the mortgage loans provide for payment by the mortgagor of a prepayment charge in connection with some prepayments, which may act as a deterrent to prepayment of the mortgage loan during the applicable period. For a detailed description of the characteristics of the prepayment charges on the mortgage loans, and the standards under which the prepayment charges may be waived by the related servicer, see "The Mortgage Pool - Prepayment Charges on the Mortgage Loans" in this prospectus supplement. There can be no assurance that the prepayment charges will have any effect on the prepayment performance of the mortgage loans.

         Generally, when prevailing interest rates are increasing, prepayment rates on mortgage loans tend to decrease. A decrease in the prepayment rates on the mortgage loans will result in a reduced rate of return of principal to investors in the offered certificates at a time when reinvestment at higher prevailing rates would be desirable.

         Conversely, when prevailing interest rates are declining, prepayment rates on mortgage loans tend to increase. An increase in the prepayment rates on the mortgage loans will result in a greater rate of return of principal to investors in the offered certificates, at time when reinvestment at comparable yields may not be possible.

         Unless the certificate principal balances of the Class A Certificates have been reduced to zero, the subordinate certificates will not be entitled to any principal distributions until at least the distribution date occurring in March 2009 or during any period in which delinquencies or losses on the mortgage loans exceed certain levels. This will accelerate the amortization of the senior certificates as a whole while, in the absence of losses in respect of the mortgage, increasing the percentage interest in the principal balance of the mortgage loans the subordinate certificates evidence.

         For further information regarding the effect of principal prepayments on the weighted average lives of the offered certificates, see "Yield on the Certificates" in this prospectus supplement, including the tables entitled "Percent of Initial Principal Amount Outstanding at the Following CPR Percentage" in this prospectus supplement.

The Yield to Maturity on the Offered Certificates Will Depend on a Variety of Factors.

         The yield to maturity on the offered certificates will depend, in general, on:

         o   the applicable purchase price; and

         o the rate and timing of principal payments (including prepayments and collections upon defaults, liquidations and repurchases) on the mortgage loans and the allocation thereof to reduce the certificate principal balance of the offered certificates (or, in the case of the grantor trust Class 3A-2B certificates, to reduce the certificate principal amount of the underlying Class 3A-2B Certificates), as well as other factors.

         The yield to investors on the offered certificates (or, with respect to the grantor trust Class 3A-2B certificates, of any allocation to the underlying Class 3A-2B Certificates) will be adversely affected by any allocation thereto of interest shortfalls on the mortgage loans.

         In general, if the offered certificates are purchased at a premium and principal distributions on the mortgage loans occur at a rate faster than anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if the offered certificates are purchased at a discount and principal distributions on the mortgage loans occur at a rate slower than that anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that originally assumed.

         The proceeds to the depositor from the sale of offered certificates were determined based on a number of assumptions, including a 25% constant rate of prepayment each month, or CPR, relative to the then outstanding principal balance of the mortgage loans. No representation is made that the mortgage loans will prepay at this rate or at any other rate, or that the mortgage loans will prepay at the same rate. The yield assumptions for the offered certificates will vary as determined at the time of sale. See "Yield on the Certificates" in this prospectus supplement.

         The sponsor may, from time to time, implement programs designed to encourage refinancing. These programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. Targeted solicitations may be based on a variety of factors, including the credit of the borrower or the location of the mortgaged property. In addition, the sponsor may encourage assumptions of mortgage loans, including defaulted mortgage loans, under which creditworthy borrowers assume the outstanding indebtedness of the mortgage loans which may be removed from the mortgage pool. As a result of these programs, with respect to the mortgage pool underlying any trust, the rate of principal prepayments of the mortgage loans in the mortgage pool may be higher than would otherwise be the case, and in some cases, the average credit or collateral quality of the mortgage loans remaining in the mortgage pool may decline.

The Underwriting Standards of Some of the Mortgage Loans Do Not Conform to the Standards of Fannie Mae or Freddie Mac, And May Present a Greater Risk of Loss with Respect to those Mortgage Loans.

         Some of the mortgage loans were underwritten in accordance with underwriting standards which are primarily intended to provide for single family "non-conforming" mortgage loans. A "non-conforming" mortgage loan means a mortgage loan that is ineligible for purchase by Fannie Mae or Freddie Mac due to either credit characteristics of the related mortgagor or documentation standards in connection with the underwriting of the related mortgage loan that do not meet the Fannie Mae or Freddie Mac underwriting guidelines for "A" credit mortgagors. These credit characteristics include mortgagors whose creditworthiness and repayment ability do not satisfy such Fannie Mae or Freddie Mac underwriting guidelines and mortgagors who may have a record of credit write-offs, outstanding judgments, prior bankruptcies and other credit items that do not satisfy such Fannie Mae or Freddie Mac underwriting guidelines. These documentation standards may include mortgagors who provide limited or no documentation in connection with the underwriting of the related mortgage loan. Accordingly, mortgage loans underwritten under the related originator's non-conforming credit underwriting standards are likely to experience rates of delinquency, foreclosure and loss that are higher, and may be substantially higher, than mortgage loans originated in accordance with the Fannie Mae or Freddie Mac underwriting guidelines. Any resulting losses, to the extent not covered by credit enhancement, may affect the yield to maturity of the offered certificates.

The Grantor Trust Certificates Are Subject to Special Risks.

         To the extent that the lesser of (i) One-Month LIBOR plus 0.20% per annum, and (ii) 10.50% per annum, exceeds the weighted average of the net rates on the mortgage loans, the interest payable to the grantor trust in respect of the underlying Class 3A-2B Certificates on such distribution date will be insufficient for the grantor trust to make payments in full of interest with respect to such distribution date on the grantor trust Class 3A-2B certificates. An amount equal to such interest shortfall will be paid to the grantor trust by the Swap Counterparty with respect to such distribution date, through swap payments pursuant to the Swap Agreement. As a result, the ability of the grantor trust to make payments on the grantor trust Class 3A-2B certificates with respect to a distribution date may be subject to the credit risk of the Swap Counterparty.

         The Swap Counterparty's obligations under the Swap Agreement will be guaranteed by The Bear Stearns Companies, Inc. ("BSC"). If the Swap Counterparty defaults under the Swap Agreement and its obligations are not honored by BSC as required under BSC's guarantee, another party may succeed to the Swap Counterparty's obligations in accordance with the terms of the Swap Agreement.

Book-Entry Securities May Delay Receipt of Payment and Reports.

         If the trust fund issues certificates in book-entry form, certificateholders may experience delays in receipt of payments and/or reports since payments and reports will initially be made to the book-entry depository or its nominee. In addition, the issuance of certificates in book-entry form may reduce the liquidity of certificates so issued in the secondary trading market since some investors may be unwilling to purchase certificates for which they cannot receive physical certificates.

The Subordinate Certificates Have a Greater Risk of Loss than the Senior Certificates.

         When certain classes of certificates provide credit enhancement for other classes of certificates it is sometimes referred to as "subordination." For purposes of this prospectus supplement, subordination with respect to the offered certificates or "subordinated classes" means:

     o with respect to the senior certificates (and regarding the grantor trust Class 3A-2B certificates, indirectly through the underlying Class 3A-2B Certificates): the Class B-1, the Class B-2, the Class B-3, the Class B-4, the Class B-5, the Class B-6 and the Class B-7 Certificates;

     o with respect to the Class B-1 Certificates: the Class B-2, the Class B-3, the Class B-4, the Class B-5, Class B-6 and the Class B-7 Certificates;

     o with respect to the Class B-2 Certificates: the Class B-3, the Class B-4, the Class B-5, the Class B-6 and the Class B-7 Certificates;

     o with respect to the Class B-3 Certificates: the Class B-4, the Class B-5, the Class B-6 and the Class B-7 Certificates;

     o with respect to the Class B-4 Certificates: the Class B-5, the Class B-6 and the Class B-7 Certificates;

     o with respect to the Class B-5 Certificates: the Class B-6 and the Class B-7 Certificates; and

     o    with respect to the Class B-6 Certificates: the Class B-7
          Certificates.

         Credit enhancement for the senior certificates will be provided, first, by the right of the holders of the senior certificates (with respect to the grantor trust Class 3A-2B certificates, indirectly through the underlying Class 3A-2B Certificates) to receive certain payments of interest and (other than the interest-only certificates) principal prior to the subordinate classes, and then by the allocation of realized losses to the outstanding subordinate class with the lowest payment priority and, in addition, any available excess spread and overcollateralization. Accordingly, if the aggregate certificate principal balance of a subordinate class was to be reduced to zero, delinquencies and defaults on the mortgage loans would reduce the amount of funds available for monthly distributions to holders of the remaining outstanding subordinate class with the lowest payment priority and, if the aggregate certificate principal balance of all the subordinate certificates was to be reduced to zero and excess interest and overcollateralization was insufficient, delinquencies and defaults on the mortgage loans would reduce the amount of funds available for monthly distributions to holders of the senior certificates. You should fully consider the risks of investing in a subordinate certificate, including the risk that you may not fully recover your initial investment as a result of realized losses. See "Description of the Certificates" in this prospectus supplement.

         The weighted average lives of, and the yields to maturity on the Class B-1, the Class B-2, the Class B-3, the Class B-4, the Class B-5, the Class B-6 and the Class B-7 Certificates will be progressively more sensitive, in that order, to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans. If the actual rate and severity of losses on the mortgage loans is higher than those assumed by an investor in such certificates, the actual yield to maturity of such certificates may be lower than the yield anticipated by such holder based on such assumption. The timing of losses on the mortgage loans will also affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses over the life of such mortgage loans are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity. Realized losses allocated to a class of certificates (with respect to the grantor trust Class 3A-2B Certificates, indirectly through the underlying Class 3A-2B Certificates) will result in less interest accruing on such class of certificates than would otherwise be the case. Once a realized loss is allocated to a certificate (other than the interest-only certificates), no interest will be distributable with respect to such written down amount. However, the amount of any realized losses may be reimbursed to the holders of the offered certificates (other than the interest-only certificates, and with respect to the grantor trust Class 3A-2B Certificates, indirectly through the underlying Class 3A-2B Certificates) from excess cash flow or money remaining from the related cap contract according to the priorities set forth under "Description of the Certificates--Distributions on the Certificates" and "The Cap Contracts" in this prospectus supplement.

         It is not expected that the subordinate certificates will be entitled to any principal distributions until at least March 2009 or during any period in which delinquencies or losses on the mortgage loans exceed certain levels. As a result, the weighted average of the subordinate certificates will be longer than would otherwise be the case if distributions of principal were allocated among all of the related certificates at the same time. As a result of the longer weighted average lives of the subordinate certificates, the holders of such certificates have a greater risk of suffering a loss on their investments. Further, because such certificates might not receive any principal if certain delinquency or loss levels occur, it is possible for such certificates to receive no principal distributions even if no losses have occurred on the mortgage pool.

         In addition, the multiple class structure of the subordinate certificates causes the yield of such classes to be particularly sensitive to changes in the rates of prepayment of the mortgage loans. Because distributions of principal will be made to the holders of such certificates according to the priorities set forth under "Description of the Certificates--Distributions on the Certificates," and "The Cap Contracts" in this prospectus supplement, the yield to maturity on such classes of certificates will be sensitive to the rates of prepayment on the mortgage loans experienced both before and after the commencement of principal distributions on such classes. The yield to maturity on such classes of certificates will also be extremely sensitive to losses due to defaults on the mortgage loans and the timing thereof, to the extent such losses are not covered by overcollateralization, excess spread or a class of subordinate certificates with a lower payment priority. Furthermore, the timing of receipt of principal and interest by the subordinate certificates may be adversely affected by losses even if such classes of certificates do not ultimately bear such loss.

Excess Spread May be Inadequate to Cover Losses on the Mortgage loans and/or to Build Overcollateralization.

         The mortgage loans are expected to generate more interest than is needed to pay interest on the offered certificates (with respect to the grantor trust Class 3A-2B certificates, indirectly through the underlying Class 3A-2B Certificates), because we expect the weighted average net interest rate on the mortgage loans to be higher than the weighted average pass-through rate on the offered certificates. If the mortgage loans generate more interest than is needed to pay interest on the offered certificates, related trust fund expenses and, on and after the distribution date occurring in February 2013, as applicable, any amounts paid into the final maturity reserve account, such "excess spread" will be used to make additional principal payments on the offered certificates (other than the interest-only certificates, and with respect to the grantor trust Class 3A-2B certificates, indirectly through the underlying Class 3A-2B Certificates), which will reduce the total principal balance of the offered certificates below the aggregate principal balance of the mortgage loans, thereby creating "overcollateralization." Overcollateralization is intended to provide limited protection to the holders of the offered certificates by absorbing losses from liquidated mortgage loans. However, we cannot assure you that enough excess spread will be generated on the mortgage loans to establish or maintain the required level of overcollateralization. On the closing date, the aggregate scheduled principal balance of the mortgage loans will exceed the aggregate initial certificate principal balance of the certificates by an amount approximately equal to the required level of overcollateralization. If the protection afforded by overcollateralization is insufficient, then an investor in offered certificates could experience a loss on its investment.

         The excess spread available on any distribution date will be affected by the actual amount of interest received, advanced or recovered in respect of the mortgage loans during the preceding month. Such amount may be influenced by changes in the weighted average of the rates on the mortgage loans resulting from prepayments, defaults and liquidations of the those mortgage loans.

         The overcollateralization provisions, whenever overcollateralization is at a level below the required level, are intended to result in an accelerated rate of principal distributions to holders of the classes of offered certificates then entitled to distributions of principal. An earlier return of principal to the holders of the offered certificates (other than the interest-only certificates) as a result of the overcollateralization provisions will influence the yield on such offered certificates in a manner similar to the manner in which principal prepayments on the mortgage loans will influence the yield on the offered certificates.

The Adjustable Rate Certificates May Not Always Receive Interest Based on One-Month LIBOR Plus the Related Margin.

         The adjustable rate certificates may not always receive interest at a rate equal to One-Month LIBOR plus the related margin. The pass-through rates on the adjustable rate certificates (other than the grantor trust Class 3A-2B certificates) are each subject to a net rate cap, as further described in this prospectus supplement. If the applicable net rate cap on such class of adjustable rate certificates is less than the lesser of (a) One-Month LIBOR plus the related margin and (b) the 10.50% per annum cap, the interest rate on such class of adjustable rate certificates will be reduced to the applicable net rate cap. Thus, the yield to investors in such certificates will be sensitive both to fluctuations in the level of One-Month LIBOR and to the adverse effects of the application of the applicable net rate cap. The prepayment or default of mortgage loans with relatively higher net mortgage rates, particularly during a period of increase in the related pass-through rate, may result in the applicable net rate cap being lower than otherwise would be the case. If on any distribution date the application of the applicable net rate cap results in an interest payment lower than One-Month LIBOR plus the related margin on the applicable class of certificates during the related interest accrual period, the value of such class of certificates may be temporarily or permanently reduced.

         To the extent interest on the adjustable rate certificates (other than the grantor trust Class 3A-2B certificates) is limited to the applicable net rate cap, the difference between (i) the lesser of (a) One-Month LIBOR plus the related margin and (b) the 10.50% per annum cap and (ii) the net rate cap will create a shortfall. This shortfall will be covered to the extent of excess cash flow available for that purpose and to the extent of available payments under the related cap contracts. However, payments under the related cap contracts are based on the lesser of the actual certificate principal balance of the related class of certificates and an assumed principal amount of such certificates based on certain prepayment assumptions regarding the mortgage loans. If the mortgage loans do not prepay according to those assumptions, it may result in the related cap contracts providing insufficient funds to cover such shortfalls. In addition, each cap contract provides for payment of the excess of One-Month LIBOR over a specified per annum rate, which also may not provide sufficient funds to cover such shortfalls. Such shortfalls may remain unpaid on the final distribution date, including the optional termination date.

         In addition, although these adjustable rate certificates are entitled to payments under the cap contracts during periods of increased One-Month LIBOR rates, the counterparty thereunder will only be obligated to make such payments under certain circumstances.

         To the extent that payments on these adjustable rate certificates depend in part on payments to be received under one or more cap contracts, the ability of the issuing entity to make payments on those classes of certificates will be subject to the credit risk of the cap counterparty.

         The cap contracts terminate in accordance with their terms on the dates set forth in the related cap contract. This date was selected based on certain prepayment assumptions regarding the mortgage loans and that the optional termination right becomes exercisable and is exercisable at that time. These prepayment assumptions were used to determine the projected principal balance of the applicable class of certificates under the agreements. If prepayments on the mortgage loans occur at rates that are slower than those assumptions, or even if such mortgage loans prepay according to those assumptions, if the optional termination right is not exercised, the agreements will terminate prior to the repayment in full of the related classes of certificates. See "The Cap Contracts" in this prospectus supplement.

The Interest-Only Certificates Are Subject to Special Risks.

         Because the notional amount of the Class 3X Certificates will be based upon the sum of the aggregate current principal amount of the Class 3A Certificates, the yield on the Class 3X Certificates will be sensitive to the rate and timing of principal payments of the sub-loan group 3 mortgage loans, to the extent these payments are allocated to the Class 3A Certificates.

         A rapid rate of principal payments on the sub-loan group 3 mortgage loans will have a materially negative effect on the yield to investors in the Class 3X Certificates. Investors should fully consider the associated risks, including the risk that a rapid rate of principal payments on the sub-loan group 3 mortgage loans (in particular, a rapid rate of principal payments on the sub-loan group 3 mortgage loans with higher mortgage rates) could result in the failure of investors in the Class 3X Certificates to recover fully their initial investments. In addition, holders of the Class 3X Certificates in most cases have rights to relatively larger portions of interest payments on sub-loan group 3 mortgage loans with higher mortgage rates; thus, the yield to investors in the Class 3X Certificates will be materially adversely affected to a greater extent than on the other offered certificates if the sub-loan group 3 mortgage loans with higher mortgage rates prepay faster than the sub-loan group 3 mortgage loans with lower mortgage rates.

The Securities Are Not Suitable Investments for All Investors.

         The certificates are complex investments that are not appropriate for all investors. The interaction of the factors described above is difficult to analyze and may change from time to time while the certificates are outstanding. It is impossible to predict with any certainty the amount or timing of distributions on the certificates or the likely return on an investment in any such securities. As a result, only sophisticated investors with the resources to analyze the potential risks and rewards of an investment in the certificates should consider such an investment.

The Mortgage Loans Concentrated in a Specific Region May Present a Greater Risk of Loss With Respect to Such Mortgage Loans.

         As of the cut-off date, approximately 43.29% and 13.41% of the mortgage loans, by aggregate principal balance, are secured by property in the states of California and Florida, respectively. Investors should note that some geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, will experience higher rates of loss and delinquency than will be experienced on mortgage loans generally. For example, a region's economic condition and housing market may be directly, or indirectly, adversely affected by natural disasters or civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots. The economic impact of any of these types of events may also be felt in areas beyond the region immediately affected by the disaster or disturbance. The mortgage loans securing the offered certificates (with respect to the grantor trust Class 3A-2B certificates, indirectly through the underlying Class 3A-2B Certificates) may be concentrated in these regions, and any concentration may present risk considerations in addition to those generally present for similar mortgage-backed securities without this concentration. Any risks associated with mortgage loan concentration may affect the yield to maturity of the offered certificates to the extent losses caused by these risks are not covered by the subordination provided by the subordinate certificates.

Statutory and Judicial Limitations on Foreclosure Procedures May Delay Recovery in Respect of the Mortgaged Property and, in Some Instances, Limit the Amount that May Be Recovered by the Foreclosing Lender, Resulting in Losses on the Mortgage Loans That Might be Allocated to the Offered Certificates.

         Foreclosure procedures may vary from state to state. Two primary methods of foreclosing a mortgage instrument are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are asserted. Delays may also result from difficulties in locating necessary defendants. Non-judicial foreclosures may be subject to delays resulting from state laws mandating the recording of notice of default and notice of sale and, in some states, notice to any party having an interest of record in the real property, including junior lienholders. Some states have adopted "anti-deficiency" statutes that limit the ability of a lender to collect the full amount owed on a loan if the property sells at foreclosure for less than the full amount owed. In addition, United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions that are perceived by the court as harsh or unfair. The effect of these statutes and judicial principles may be to delay and/or reduce distributions in respect of the offered certificates. See "Legal Aspects of Mortgage Loans--Foreclosure on Mortgages and Some Contracts" in the prospectus.

The Value of the Mortgage Loans May Be Affected By, Among Other Things, a Decline in Real Estate Values, Which May Result in Losses on the Offered Certificates.

         No assurance can be given that values of the mortgaged properties have remained or will remain at their levels on the dates of origination of the mortgage loans. If the residential real estate market should experience an overall decline in property values so that the outstanding balances of the mortgage loans, and any secondary financing on the mortgaged properties, in the mortgage pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In some areas of the United States, real estate values have risen at a greater rate in recent years than in the past. In particular, mortgage loans with high principal balances or high loan-to-value ratios will be affected by any decline in real estate values. Real estate values in any area of the country may be affected by several factors, including population trends, mortgage interest rates, and the economic well-being of that area. Any decrease in the value of the mortgage loans may result in the allocation of losses which are not covered by credit enhancement to the offered certificates.

The Ratings on the Offered Certificates are Not a Recommendation to Buy, Sell or Hold the Offered Certificates and are Subject to Withdrawal at any Time, Which May Affect the Liquidity or the Market Value of the Offered Certificates.

         It is a condition to the issuance of the offered certificates that each class of offered certificates be rated in the categories shown on pages S-8 and S-9 of this prospectus supplement. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. No person is obligated to maintain the rating on any offered certificate, and, accordingly, there can be no assurance that the ratings assigned to any offered certificate on the date on which the offered certificates are initially issued will not be lowered or withdrawn by a rating agency at any time thereafter. In the event any rating is revised or withdrawn, the liquidity or the market value of the related offered certificates may be adversely affected. See "Ratings" in this prospectus supplement and "Rating" in the prospectus.

The Mortgage Loans May Have Limited Recourse to the Related Borrower, Which May Result in Losses with Respect to These Mortgage Loans.

         Some or all of the mortgage loans included in the trust fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to those mortgage loans, recourse in the event of mortgagor default will be limited to the specific real property and other assets, if any, that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the mortgagor and its assets generally, there can be no assurance that enforcement of the recourse provisions will be practicable, or that the other assets of the mortgagor will be sufficient to permit a recovery in respect of a defaulted mortgage loan in excess of the liquidation value of the related mortgaged property. Any risks associated with mortgage loans with no or limited recourse may affect the yield to maturity of the offered certificates to the extent losses caused by these risks which are not covered by credit enhancement are allocated to the offered certificates.

The Mortgage Loans May Have Environmental Risks, Which May Result in Increased Losses with Respect to These Mortgage Loans.

         To the extent that any servicer or the master servicer (in its capacity as successor servicer) for a mortgage loan acquires title to any related mortgaged property which is contaminated with or affected by hazardous wastes or hazardous substances, these mortgage loans may incur additional losses. See "Servicing of Loans--Realization Upon Defaulted Loans" and "Material Legal Aspects of the Loans--Environmental Risks" in the prospectus. To the extent these environmental risks result in losses on the mortgage loans, the yield to maturity of the offered certificates, to the extent not covered by credit enhancement, may be affected.

Violation of Various Federal, State and Local Laws May Result in Losses on the Mortgage Loans.

         Applicable state and local laws generally regulate interest rates and other charges, require specific disclosure, and require licensing of the originator. In addition, other state and local laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans. The mortgage loans are also subject to various federal laws.

         Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these federal or state laws, policies and principles may limit the ability of the trust to collect all or part of the principal of or interest on the mortgage loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the trust to damages and administrative enforcement. See "Legal Aspects of Mortgage Loans" in the prospectus.

         Under the anti-predatory lending laws of some states, the borrower is required to meet a net tangible benefits test in connection with the origination of the related mortgage loan. This test may be highly subjective and open to interpretation. As a result, a court may determine that a mortgage loan does not meet the test even if the originator reasonably believed that the test was satisfied at the time of origination. Any determination by a court that a mortgage loan does not meet the test will result in a violation of the state anti-predatory lending law, in which case the sponsor will be required to purchase that mortgage loan from the trust.

         On the closing date, the sponsor will represent that each mortgage loan at the time it was made complied in all material respects with all applicable laws and regulations, including, without limitation, usury, equal credit opportunity, disclosure and recording laws and all predatory lending laws; and each mortgage loan has been serviced in all material respects in accordance with all applicable laws and regulations, including, without limitation, usury, equal credit opportunity, disclosure and recording laws and all predatory lending laws and the terms of the related mortgage note, the mortgage and other loan documents. In the event of a breach of this representation, the sponsor will be obligated to cure the breach or repurchase or replace the affected mortgage loan in the manner described in the prospectus.

The Return on the Offered Certificates Could be Reduced by Shortfalls Due to The Application of the Servicemembers Civil Relief Act and Similar State Laws.

         The Servicemembers' Civil Relief Act, formerly known as the Soldiers' and Sailors' Civil Relief Act of 1940, or the Relief Act, and similar state or local laws provide relief to mortgagors who enter active military service and to mortgagors in reserve status who are called to active military service after the origination of their mortgage loans. The military operations by the United States in Iraq and Afghanistan has caused an increase in the number of citizens in active military duty, including those citizens previously in reserve status. Under the Relief Act the interest rate applicable to a mortgage loan for which the related mortgagor is called to active military service will be reduced from the percentage stated in the related mortgage note to 6.00%. This interest rate reduction and any reduction provided under similar state laws will result in an interest shortfall because neither the master servicer nor the related servicer will be able to collect the amount of interest which otherwise would be payable with respect to such mortgage loan if the Relief Act or similar state or local law was not applicable thereto. This shortfall will not be paid by the mortgagor on future due dates or advanced by the master servicer or the related servicer and, therefore, will reduce the amount available to pay interest to the certificateholders on subsequent distribution dates. We do not know how many mortgage loans in the mortgage pool have been or may be affected by the application of the Relief Act or similar state law. In addition, the Relief Act imposes limitations that would impair the ability of the master servicer or servicer to foreclose on an affected single family loan during the mortgagor's period of active duty status, and, under some circumstances, during an additional three month period thereafter. Thus, in the event that the Relief Act or similar legislation or regulations applies to any mortgage loan which goes into default, there may be delays in payment and losses on the certificates in connection therewith. Any other interest shortfalls, deferrals or forgiveness of payments on the mortgage loans resulting from similar legislation or regulations may result in delays in payments or losses to holders of the offered certificates.

Hurricane Katrina, Hurricane Rita and Hurricane Wilma May Adversely Affect the Mortgage Loans.

         Hurricane Katrina struck Louisiana, Mississippi, Alabama and surrounding areas on August 29, 2005, Hurricane Rita struck Texas and Louisiana and surrounding areas on September 23, 2005 and Hurricane Wilma struck Florida and surrounding areas on October 24, 2005. Damage from these hurricanes was extensive as a result of high winds, tornados, and flooding as a result of storm surge, broken levees and torrential rainfall. An unknown number of the mortgage loans may be located in counties or parishes which were affected by these hurricanes. The sponsor will make a representation and warranty that mortgaged property is free of material damage and waste. In the event that a mortgaged property is materially damaged as of the closing date and such damage materially and adversely affects the value or the interests of the certificateholders in the related mortgage loan, the sponsor will be required to repurchase the related mortgage loan from the related underlying trust. Damage to mortgaged properties as a result of Hurricane Katrina, Hurricane Rita and Hurricane Wilma may or may not be covered by the related hazard insurance policies. As of the statistical calculation date, approximately 13.41% of the mortgage loans are located in the state of Florida, approximately 0.75% of the mortgage loans are located in the state of Texas, approximately 0.24% of the mortgage loans are located in the state of Alabama, 0.04% of the mortgage loans are located in the state of Louisiana and 0.06% of the mortgage loans are located in the state of Mississippi.

         No assurance can be given as to the effect of Hurricane Katrina, Hurricane Rita or Hurricane Wilma on the rate of delinquencies and losses on the mortgage loans secured by mortgaged properties that were or may be affected by these events. Any adverse impact as a result of these events may be borne by the holders of the related certificates, particularly if the sponsor fails to repurchase any mortgage loan that breaches this representation and warranty. In addition, even if the mortgaged property is free of material damage, property values in these states may be adversely affected by these hurricanes. Also, even if a property is free of material damage, receding floodwaters may leave the property uninhabitable for some period of time or adversely affect the borrower's ability to return to the related property, or the related borrower may have no desire to return to the related property. Mortgagors in areas affected by these hurricanes may also be affected by any decline in the economic environment. Any losses on the affected mortgage loans may result in losses on the offered certificates.With respect to Mortgage Loans affected by Hurricane Katrina, if the Mortgaged Property is located in public and individual assistance counties as designated by FEMA (as set forth on its website www.fema.gov), the Servicer will cease charging of late fees and credit reporting activity for all Mortgagors in such counties until March 1, 2006, and if reasonably prudent, may extend such period as long as necessary. In addition, the Servicer will suspend all foreclosure and bankruptcy activity relating to such Mortgaged Loans until March 1, 2006, and if reasonably prudent, extend such period as long as necessary. In addition, the Servicer will suspend all foreclosure and bankruptcy activity relating to such mortgaged loans until March 1, 2006, and if reasonably prudent, extend such period as long as necessary.

An Investor's Yield on the Certificates Will be Subject to any Negative Amortization on the Mortgage Loans.

         All of the mortgage loans in the trust fund are negative amortization loans. Generally, after one to three months following their origination, the interest rates on the mortgage loans will adjust monthly, but the monthly payments and amortization schedules of such negative amortization loans will only adjust annually. In addition, in most circumstances, the amount by which a monthly payment made on a negative amortization loan may be adjusted on its annual payment adjustment date may be limited and may not be sufficient to amortize fully the unpaid principal balance of such mortgage loan over its remaining term to maturity. The initial interest rates on this type of mortgage loan may be lower than the sum of the related interest-rate indices applicable to such mortgage loans at their origination and the related margins. During a period of rising interest rates, as well as prior to the annual adjustment to the monthly payment made by the related mortgagor on such mortgage loan, the amount of interest accruing on the principal balance of these mortgage loans may exceed the amount of the minimum monthly payment payable by the related mortgagor on such mortgage loan. As a result, a portion of the accrued interest on negatively amortizing loans may become deferred interest and would then be added to their principal balances and would then also bear interest at the applicable mortgage rates.

         The amount of deferred interest, if any, accrued with respect to such negative amortization mortgage loans for a given month will reduce the amount of interest collected on these mortgage loans and will reduce the amount that would otherwise have been available to be distributed as a distribution of interest to the offered certificates on the related distribution date. The resulting reduction in interest collections on such mortgage loans will be offset, in part or in whole, by applying all payments of principal received on such mortgage loans during the related due period or prepayment period to interest distributions on the offered certificates (with respect to the grantor trust Class 3A-2B certificates, indirectly through the underlying Class 3A-2B Certificates). For any distribution date, the net deferred interest on the mortgage loans will be allocated to each class of certificates (other than the interest-only certificates and grantor trust Class 3A-2B Certificates) in an amount related to the amount of interest that accrued on such class of certificates at its pass-through rate for the interest accrual period related to that distribution date. Accordingly, those offered certificates that are entitled to higher amounts of accrued interest will receive higher allocations of net deferred interest on the mortgage loans. The amount of the reduction of accrued interest distributable to each class of certificates attributable to net deferred interest on the mortgage loans will be added to the certificate principal balance of that class of certificates. Only the amount by which the payments of principal received on the mortgage loans during a due period or prepayment period exceed the amount of deferred interest on the mortgage loans applied to increase the principal balance of such mortgage loans during such due period or prepayment period will be distributed as principal on the related distribution date to the applicable offered certificates (other than the interest-only certificates and grantor trust Class 3A-2B certificates), in accordance with the priorities set forth in this prospectus supplement under "Description of the Certificates--Distributions on the Certificates."

         The increase in the certificate principal balance of any class of certificates, and the reduced rate of reduction in the certificate principal balance of any such class of certificates, that results from the application of all principal collected on the mortgage loans during the related due period or prepayment period to offset the deferred interest on the mortgage loans applied to increase the principal balance of the mortgage loans during such due period or prepayment period will have the effect of increasing the weighted average lives of such certificates and increasing a certificate investor's exposure to realized losses on the mortgage loans. We cannot predict the extent to which mortgagors will prepay their mortgage loans, and therefore cannot predict the extent of the effect of the allocation of net deferred interest on the mortgage loans on the offered certificates (other than the interest-only certificates and grantor trust Class 3A-2B certificates).

         If the interest rates on the mortgage loans decrease prior to an adjustment in the related monthly payment made on such mortgage loans, then a larger portion of the related monthly payment will be applied to the unpaid principal balance of the related mortgage loan, which may cause the offered certificates to amortize more quickly. Conversely, if the interest rates on such mortgage loans increase prior to an adjustment in the related monthly payment made on such mortgage loans, then a smaller portion of the related monthly payment will be applied to the unpaid principal balance of the related mortgage loan, which may cause the offered certificates to amortize more slowly. If the unpaid principal balance of a negative amortization mortgage loan exceeds the original balance of such mortgage loan by more than 10% or 15%, as the case may be, due to deferred interest having been added to the principal balance of such mortgage loan, then the monthly payment due on the related mortgage loan will be reset without regard to the 7.50% periodic payment cap described in this prospectus supplement, in order to provide for the outstanding balance of the related mortgage loan to be paid in full at its maturity. In addition, on the fifth payment adjustment date of a mortgage loan, and on every fifth payment adjustment date thereafter, and on the last payment adjustment date prior to the related mortgage loan's scheduled maturity date, the monthly payment due on that mortgage loan will be reset without regard to the related periodic payment cap, in order to provide for the outstanding balance of that mortgage loan to be paid in full at its maturity by the payment of equal monthly installments. These features may affect the rate at which principal on the mortgage loans is paid, and may create a greater risk of default if the related borrowers are unable to pay the monthly payments on the related increased principal balances of such mortgage loans.

         In addition, since the principal balance of a mortgage loan subject to negative amortization will increase by the amount of deferred interest allocated to such mortgage loan, the increasing principal balance of such a loan may approach or exceed the value of the related mortgaged property, thus increasing the likelihood of defaults on such mortgage loan as well as increasing the amount of any loss experienced with respect to any such mortgage loan that is required to be liquidated. Furthermore, each mortgage loan provides for the payment of any remaining unamortized principal balance thereto (due to the addition of deferred interest, if any, to the principal balance of such mortgage loan) in a single payment at the maturity of such mortgage loan. Because the related mortgagors may be required to make a larger single payment upon maturity, it is possible that the default risk associated with mortgage loans subject to negative amortization is greater than that associated with fully amortizing mortgage loans.

                        DESCRIPTION OF THE MORTGAGE LOANS

General

         Unless otherwise noted, references to percentages of the mortgage loans are calculated based on the aggregate unpaid principal balance of such mortgage loans as of the cut-off date. The description herein and in Schedule A hereof of the mortgage loans reflects the composition thereof as of the cut-off date.

         We have provided below and in Schedule A to this prospectus supplement information with respect to the conventional mortgage loans that we expect to include in the pool of mortgage loans in the trust fund as of the Closing Date. Prior to the closing date of February 28, 2006, we may remove mortgage loans from the mortgage pool and we may substitute other mortgage loans for the mortgage loans we remove. The Depositor believes that the information set forth in this prospectus supplement will be representative of the characteristics of the mortgage pool as it will be constituted at the time the Certificates are issued, although the range of mortgage rates and maturities and other characteristics of the mortgage loans may vary. The actual mortgage loans included in the trust fund as of the Closing Date may vary from the mortgage loans as described in this prospectus supplement by up to plus or minus 10% as to any material characteristics described herein. If, as of the Closing Date, any material pool characteristic differs by 5% or more from the description in this prospectus supplement, revised disclosure will be provided either in a supplement or in a Current Report on Form 8-K.

         The mortgage pool is expected to consist of approximately 3,994 mortgage loans to be acquired by the Depositor on the date of issuance of the Offered Certificates from the Sponsor, an affiliate of the Depositor and the Underwriter, pursuant to the Mortgage Loan Purchase Agreement. The Sponsor acquired the mortgage loans directly in privately negotiated transactions. See "Mortgage Loan Origination--General" in this prospectus supplement.

         The mortgage pool for the mortgage loans will consist of approximately 3,994 first lien adjustable-rate mortgages secured by one- to four-family residential properties, having an aggregate unpaid principal balance as of the cut-off date of approximately $1,413,394,201. The mortgage loans generally have original terms to maturity of not greater than 40 years.

         The mortgage loans will be selected for inclusion in the mortgage pool based on rating agency criteria, compliance with representations and warranties, and conformity to criteria relating to the characterization of securities for tax, ERISA, SMMEA, Form S-3 eligibility and other legal purposes.

         The mortgage pool has been divided into three sub-loan groups, designated as sub-loan group 1, sub-loan group 2 and sub-loan group 3, respectively.

         Sub-loan group 1 will consist of approximately 279 first lien adjustable-rate mortgages secured by one- to four-family residential properties, having an aggregate unpaid principal balance as of the cut-off date of approximately $100,873,093.

         Sub-loan group 2 will consist of approximately 1,709 first lien adjustable-rate mortgages secured by one- to four-family residential properties, having an aggregate unpaid principal balance as of the cut-off date of approximately $641,925,503.

         Sub-loan group 3 will consist of approximately 2,006 first lien adjustable-rate mortgages secured by one- to four-family residential properties, having an aggregate unpaid principal balance as of the cut-off date of approximately $670,595,605.

         Approximately 64.33% of the mortgage loans provide for payment by the related mortgagor of a prepayment charge in limited circumstances on prepayments.

         Generally, these mortgage loans provide for payment of prepayment charge on partial or full prepayments made within twelve months to thirty-six months or such other period, as provided in the related mortgage note, from the date of origination of the related mortgage loan. The related servicer will be entitled to all prepayment charges received on the mortgage loans serviced by it, and these amounts will not be available for distribution on the Offered Certificates. A servicer may not waive the collection of any otherwise applicable prepayment charge or reduce the amount thereof actually collected.

         All of the mortgage loans are adjustable-rate negative amortization mortgage loans. After an initial fixed-rate period (as applicable) of up to 3 months, the interest rate borne by each mortgage loan will be adjusted monthly based on One-Month LIBOR or One-Year MTA (each referred to herein as an Index), computed in accordance with the related mortgage note, plus (or minus) the related gross margin, generally subject to rounding and to certain other limitations, including generally a maximum lifetime mortgage rate and in certain cases a minimum lifetime mortgage rate and in certain cases a maximum upward or downward adjustment on each interest adjustment date.

         As of the cut-off date, approximately 11.20% of the mortgage loans were still in their initial fixed-rate period. The initial fixed rate on a mortgage loan is generally lower than the sum of the Index that could have been applicable as of the date of origination of such mortgage loan plus the related interest-rate margin.

         The mortgage loans are being serviced as described below under "The Master Servicer and the Servicers--EMC" and "--Countrywide" . The mortgage loans were originated by several originators generally in accordance with their respective underwriting guidelines, in each case as described under "Mortgage Loan Origination".

         All of the mortgage loans have scheduled monthly payments due on the Due Date. Each mortgage loan will contain a customary "due-on-sale" clause.

Billing and Payment Procedures

         The majority of the mortgage loans require monthly payments to be made no later than either the 1st or 15th day of each month, with a grace period. The applicable servicer sends monthly invoices to borrowers. In some cases, borrowers are provided with coupon books annually, and no invoices are sent separately. Borrowers may elect for monthly payments to be deducted automatically from deposit accounts and may make payments by various means, including online transfers, phone payment and Western Union quick check, although an additional fee may be charged for these payment methods. Borrowers may also elect to pay one half of each monthly payment amount every other week, in order to accelerate the amortization of their loans.

Prepayment Charges on the Mortgage Loans

         Approximately 64.33% of the mortgage loans provide for payment by the mortgagor of a prepayment charge in connection with some prepayments. The amount of the prepayment charge is as provided in the related mortgage note, and the prepayment charge will generally apply if, in any twelve-month period during the first year, first three years or other period as provided in the related mortgage note from the date of origination of the mortgage loan, the mortgagor prepays an aggregate amount exceeding 20% of the original principal balance of the mortgage loan or another amount permitted by applicable law. The amount of the prepayment charge will, for the majority of the mortgage loans, be equal to 6 months' advance interest calculated on the basis of the mortgage rate in effect at the time of the prepayment on the amount prepaid in excess of 20% of the original principal balance of the mortgage loan, but it may be a lesser or greater amount as provided in the related mortgage note. A prepayment charge may not apply with respect to a sale of the related mortgaged property, and in some circumstances, such as illegality, may be unenforceable.

         The applicable servicer will be entitled to all the prepayment charges received on the related mortgage loans. No prepayment charges will be available for distribution on any classes of certificates. Generally, the master servicer will not waive (or authorize a servicer to waive), and the applicable servicing agreement will provide that the servicer will not waive, any prepayment charge unless: (i) the enforceability thereof shall have been limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally, (ii) the enforcement thereof is illegal, or any local, state or federal agency has threatened legal action if the prepayment penalty is enforced, (iii) the mortgage debt has been accelerated in connection with a foreclosure or other involuntary payment or (iv) such waiver is standard and customary in servicing similar mortgage loans and relates to a default or a reasonably foreseeable default and would, in the reasonable judgment of the servicer, maximize recovery of total proceeds taking into account the value of such prepayment charge and the related mortgage loan. Accordingly, there can be no assurance that the prepayment charges will have any effect on the prepayment performance of the mortgage loans.

         Certain prepayment charges are classified as "hard" prepayment charges, meaning that the mortgagor has to cover the prepayment charge regardless of the reason for prepayment, while others are classified as "soft," meaning that the mortgagor has to cover the prepayment charge unless the mortgagor has conveyed the related mortgaged property to a third party. The sponsor does not have information with respect to the percentage of each type of prepayment charge included in the pool of mortgage loans.

Negative Amortization

         All of the mortgage loans have a negative amortization feature, under which accrued interest may be deferred and added to the principal balance of the related mortgage loan. Negative amortization results from the fact that while the interest rate on a negative amortization loan adjusts monthly, the amount of the monthly payment on such mortgage loan adjusts only on an annual basis. In addition, the monthly payment on a negative amortization mortgage loan may not fully amortize the principal balance of such mortgage loan on an annual adjustment date if a payment cap applies.

         In any given month, the mortgage loans may be subject to:

                  (1) reduced amortization, if the monthly payment on the related mortgage loan is sufficient to pay current accrued interest on such mortgage loan at the related mortgage rate but is not sufficient to reduce principal on such mortgage loan in accordance with a fully amortizing schedule;

                  (2) negative amortization, if current accrued interest on the related mortgage loan is greater than the monthly payment on such mortgage loan, which would result in the accrued interest on the related mortgage loan that is not currently paid being treated as deferred interest and added to the principal balance of such mortgage loan; or

                  (3) accelerated amortization, if the monthly payment on the related mortgage loan is greater than the amount necessary to pay current interest on such mortgage loan and to reduce principal on such mortgage loan in accordance with a fully amortizing schedule.

         The accrual of deferred interest on a negative amortization mortgage loan may result in that mortgage loan owing a final lump sum payment at maturity that is significantly greater than the monthly payment that would otherwise be payable on such mortgage loan on such maturity date.

         The total amount of deferred interest that may be added to the principal balance of a mortgage loan is limited by a provision in the related mortgage note to the effect that the principal amount of a negative amortization mortgage loan may not exceed a percentage, or periodic cap, times the principal amount of the related mortgage loan at origination. On each annual payment adjustment date for a negative amortization mortgage loan, the minimum monthly payment on such mortgage loan will be reset to fully amortize such mortgage loan over the remaining term to maturity, subject to the conditions that (i) the amount of the monthly payment on such mortgage loan will not increase or decrease by an amount that is more than 7.50% of the monthly payment on such mortgage loan prior to such adjustment, (ii) as of the fifth anniversary of the first due date on such mortgage loan, and on every fifth anniversary thereafter, and on the last payment adjustment date prior to the related mortgage loan's scheduled maturity date, the monthly payment on such mortgage loan will be reset without regard to the limitation described in clause (i) above, and (iii) if the unpaid principal balance on a mortgage loan exceeds 110% or 115% of the original principal balance of such mortgage loan due to deferred interest having been added to the principal balance of such mortgage loan, then the monthly payment on such mortgage loan will be reset on such annual payment adjustment date without regard to the limitation described in clause (i) above to amortize fully the then unpaid principal balance of such mortgage loan over its remaining term to maturity.

         At the time of any annual payment adjustment where the increase in the monthly payment on the related negative amortization mortgage loan would be limited by the 7.50% periodic cap described above, the related mortgagor will be given the option to have the monthly payment on such mortgage loan adjusted to a fully amortizing level.

Indices on the Mortgage Loans

         One-Year MTA. None of the sub-loan group 1 mortgage loans, all of the sub-loan group 2 mortgage loans and sub-loan group 3 mortgage loans and approximately 92.86% of the total mortgage loans will adjust monthly based on One-Year MTA. One-Year MTA will be a per annum rate equal to the twelve-month moving average monthly yield on United States Treasury Securities adjusted to a constant maturity of one year as published by the Federal Reserve Board in the Federal Reserve Statistical Release "Selected Interest Rates (H.15)," determined by averaging the monthly yields for the most recently available twelve months. The index figure used for each interest rate adjustment date will be the most recent index figure available as of fifteen days before that date.

         The following levels of One-Year MTA do not purport to be representative of future levels of One-Year MTA. No assurance can be given as to the level of One-Year MTA on any adjustment date or during the life of any mortgage loan with an Index of One-Year MTA.


                                  One-Year MTA
                      ---------------------------------------------------------------------------------------
Date                   2000          2001          2002          2003          2004         2005         2006
----                   ----          ----          ----          ----          ----         ----         ----
January 1             5.212%        5.999%         3.260%        1.935%       1.234%       2.022%       3.751%
February 1            5.338         5.871          3.056         1.858        1.229        2.171
March 1               5.458         5.711          2.912         1.747        1.225        2.347
April 1               5.580         5.530          2.786         1.646        1.238        2.504
May 1                 5.703         5.318          2.668         1.548        1.288        2.633
June 1                5.793         5.102          2.553         1.449        1.381        2.737
July 1                5.880         4.897          2.414         1.379        1.463        2.865
August 1              5.962         4.671          2.272         1.342        1.522        3.019
September 1           6.035         4.395          2.180         1.302        1.595        3.163
October 1             6.083         4.088          2.123         1.268        1.677        3.326
November 1            6.128         3.763          2.066         1.256        1.773        3.478
December 1            6.108         3.481          2.002         1.244        1.887        3.618


         One-Month LIBOR. All of the sub-loan group 1 mortgage loans, none of the sub-loan group 2 and sub-loan group 3 mortgage loans and approximately 7.14% of the total mortgage loans will adjust monthly based on One-Month LIBOR. "One-Month LIBOR" will be a per annum rate equal to the average of interbank offered rates for one-month U.S. dollar denominated deposits in the London market based on quotations of major banks as published in The Wall Street Journal and most recently available as of the time specified in the related mortgage note.

         The following levels of One-Month LIBOR do not purport to be representative of future levels of One-Month LIBOR. No assurance can be given as to the level of One-Month LIBOR on any adjustment date or during the life of any mortgage loan with an Index of One-Month LIBOR.



                                 One-Month LIBOR
                      ---------------------------------------------------------------------------------------
Date                   2000          2001          2002          2003          2004         2005         2006
----                   ----          ----          ----          ----          ----         ----         ----
January 1              5.82%         6.56%         1.87%         1.38%         1.12%        2.40%         4.39
February 1             5.89          5.57          1.85          1.34          1.10         2.59          4.57
March 1                5.92          5.21          1.87          1.34          1.10         2.72
April 1                6.13          5.08          1.88          1.30          1.09         2.87
May 1                  6.29          4.43          1.84          1.31          1.11         3.09
June 1                 6.65          4.06          1.84          1.32          1.13         3.34
July 1                 6.64          3.86          1.82          1.12          1.36         3.53
August 1               6.62          3.75          1.82          1.11          1.50         3.72
September 1            6.63          3.58          1.81          1.12          1.67         3.86
October 1              6.62          2.63          1.72          1.12          1.84         4.09
November 1             6.62          2.29          1.44          1.12          2.02         4.29
December 1             6.80          2.12          1.38          1.17          2.31         4.31



                             STATIC POOL INFORMATION

The depositor will provide static pool information, material to this offering, with respect to the experience of the sponsor in securitizing asset pools of the same type at http://www.bearstearns.com/transactions/sami_ii/sami2006-AR1/index. html.

         In addition, certain static pool data with respect to the delinquency, cumulative loss and prepayment data for Countrywide Home Loans is available online at http://www.countrywidedealsdata.com?CWDD=01200602.

         Information provided through the Internet addresses above will not be deemed to be a part of this prospectus supplement, the Term Sheet or the registration statement for the securities offered hereby if it relates to any prior securities pool or vintage formed before January 1, 2006, or with respect to the mortgage pool (if applicable) for any period before January 1, 2006.

                              THE ISSUING ENTITIES

         Structured Asset Mortgage Investments II Trust 2006-AR1 is a common law trust formed under the laws of the State of New York pursuant to the Agreement. The Agreement constitutes the "governing instrument" under the laws of the State of New York. After its formation, Structured Asset Mortgage Investments II Trust 2006-AR1 will not engage in any activity other than (i) acquiring and holding the mortgage loans and the other assets of the trust and proceeds therefrom,
(ii) issuing the certificates, (iii) making payments on the certificates and
(iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith. The foregoing restrictions are contained in the Agreement. These restrictions cannot be amended without the consent of holders of certificates evidencing at least 51% of the voting rights. For a description of other provisions relating to amending the Pooling and Servicing Agreement, please see "The Agreements-- Amendment of Agreement" in the prospectus.

         The assets of Structured Asset Mortgage Investments II Trust 2006-AR1 will consist of the mortgage loans and certain related assets.

         Structured Asset Mortgage Investments II Trust 2006-AR1's fiscal year end is December 31.

         Structured Asset Mortgage Investments II Grantor Trust 2006-AR1 is a grantor trust formed under the laws of the State of New York pursuant to the Grantor Trust Agreement. The Grantor Trust Agreement constitutes the "governing instrument" under the laws of the State of New York. After its formation, Structured Asset Mortgage Investments II Grantor Trust 2006-AR1 will not engage in any activity other than (i) acquiring and holding the underlying certificates, Swap Agreement and the other assets of the grantor trust and proceeds therefrom, (ii) issuing the Grantor Trust Class 3A-2B Certificates,
(iii) making payments on the Grantor Trust Class 3A-2B Certificates and to the swap counterparty pursuant to the Swap Agreement, and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith. The foregoing restrictions are contained in the Grantor Trust Agreement. These restrictions cannot be amended without the consent of holders of the Grantor Trust Class 3A-2B Certificates evidencing at least 51% of the voting rights.

         The assets of Structured Asset Mortgage Investments II Grantor Trust 2006-AR1 will consist of the underlying certificates, Swap Agreement and certain related assets.

         Structured Asset Mortgage Investments II Grantor Trust 2006-AR1's fiscal year end is December 31.

                                  THE DEPOSITOR

         Bear Stearns Asset Backed Securities I LLC, referred to herein as the Depositor, was formed in the State of Delaware in January 2004, and is a wholly-owned subsidiary of The Bear Stearns Companies

Inc. The Depositor was organized for the sole purpose of serving as a private secondary mortgage market conduit. The Depositor does not have, nor is it expected in the future to have, any significant assets.

         The Depositor has been serving as a private secondary mortgage market conduit for residential mortgage loans since 2004. As of December 31, 2005, the Depositor has been involved in the issuance of securities backed by residential mortgage loans in excess of approximately $42,688,967,820. In conjunction with the Sponsor's acquisition of the mortgage loans, the Depositor will execute a mortgage loan purchase agreement through which the loans will be transferred to itself. These loans are subsequently deposited in a common law or statutory trust, described herein, which will then issue the Certificates.

         After issuance and registration of the securities contemplated in this prospectus supplement and any supplement hereto, the Depositor will have only limited duties and responsibilities with respect to the pool assets or the securities.

         The Depositor's principal executive offices are located at 383 Madison Avenue, New York, New York 10179. Its telephone number is (212) 272-2000.

                                   THE SPONSOR

         The sponsor, EMC Mortgage Corporation, referred to herein as EMC or the Sponsor, was incorporated in the State of Delaware on September 26, 1990, as a wholly owned subsidiary corporation of The Bear Stearns Companies Inc., and is an affiliate of the Depositor and the Underwriter. The Sponsor was established as a mortgage banking company to facilitate the purchase and servicing of whole loan portfolios containing various levels of quality from "investment quality" to varying degrees of "non-investment quality" up to and including real estate owned assets ("REO"). The Sponsor commenced operation in Texas on October 9, 1990.

         The Sponsor maintains its principal office at 909 Hidden Ridge Drive, Suite 200, Irving, Texas 75038. Its telephone number is (972) 444-2800.

         Since its inception in 1990, the sponsor has purchased over $100 billion in residential whole loans and servicing rights, which include the purchase of newly originated alternative A, jumbo (prime) and sub-prime loans. Loans are purchased on a bulk and flow basis. The Sponsor is one of the United States' largest purchasers of scratch and dent and sub-performing residential mortgages and REO from various institutions, including banks, mortgage companies, thrifts and the U.S. government. Loans are generally purchased with the ultimate strategy of securitization into an array of Bear Stearns' securitizations based upon product type and credit parameters, including those where the loan has become re-performing or cash-flowing.

         Performing loans include first lien fixed rate and ARMs, as well as closed end fixed rate second liens and lines of credit ("HELOCs"). Performing loans acquired by the Sponsor are subject to varying levels of due diligence prior to purchase. Portfolios may be reviewed for credit, data integrity, appraisal valuation, documentation, as well as compliance with certain laws. Performing loans purchased will have been originated pursuant to the sponsor's underwriting guidelines or the originator's underwriting guidelines that are acceptable to the Sponsor.

         Subsequent to purchase by the Sponsor, performing loans are pooled together by product type and credit parameters and structured into RMBS, with the assistance of Bear Stearns' Financial Analytics and Structured Transactions group, for distribution into the primary market.

         The Sponsor has been securitizing residential mortgage loans since 1999. The following table describes size, composition and growth of the Sponsor's total portfolio of assets it has securitized as of the dates indicated.


                       December 31, 2003                 December 31, 2004            October 31, 2005
                       -----------------                 -----------------            ----------------
                               Total Portfolio                Total Portfolio                 Total Portfolio
     Loan Type       Number       of Loans          Number       of Loans           Number        of Loans
     ---------       ------       --------          ------       --------           ------        --------
Alt-A ARM             12,268    $3,779,319,393.84    44,821    $11,002,497,283.49   62,521     $16,371,656,951.49
Alt-A Fixed           15,907    $3,638,653,583.24    11,011    $2,478,381,379.40    15,444      $3,370,889,688.07
HELOC                      -    $               -         -    $               -     9,309      $  509,391,438.93
Neg-Am ARM                 -    $               -         -    $               -    20,804      $7,515,084,661.26
Prime ARM             16,279    $7,179,048,567.39    30,311    $11,852,710,960.78   23,962     $11,960,110,456.13
Prime Fixed            2,388    $1,087,197,396.83     1,035    $  509,991,605.86     1,346      $  426,879,747.26
Prime Short            7,089    $2,054,140,083.91    23,326    $7,033,626,375.35    12,707      $4,687,378,638.50
Duration ARM
Reperforming           2,800    $ 247,101,330.36      2,802    $  311,862,677.46     1,610      $  143,455,015.55
Seconds                    -    $           -        14,842    $  659,832,093.32    92,043      $4,491,782,148.34
SubPrime              29,303    $2,898,565,285.44   102,759   $14,578,747,677.08    84,042     $13,400,254,946.87
Totals                86,034    $20,884,025,641.01  230,907   $48,427,650,052.74   323,788     $62,876,883,692.40


         With respect to some of the securitizations organized by the sponsor, a "step-down" trigger has occurred with respect to the loss and delinquency experience of the mortgage loans included in those securitizations, resulting in a sequential payment of principal to the related offered certificates, from the certificates with the highest credit rating to the one with the lowest rating. In addition, with respect to one securitization organized by the Sponsor, a servicing trigger required by the related financial guaranty insurer has occurred; however, the insurer has granted extensions enabling the normal servicing activities to continue.

         The Sponsor has received a civil investigative demand (CID), from the Federal Trade Commission (FTC), seeking documents and data relating to the Sponsor's business and servicing practices. The CID was issued pursuant to a December 8, 2005 resolution of the FTC authorizing non-public investigations of various unnamed subprime lenders, loan servicers and loan brokers to determine whether there have been violations of certain consumer protections laws. The Sponsor is cooperating with the FTC's inquiry.

                      THE MASTER SERVICER AND THE SERVICERS

General

         Wells Fargo Bank, National Association, referred to herein as Wells Fargo Bank or the Master Servicer, will act as the Master Servicer of the mortgage loans and as securities administrator and custodian pursuant to the Pooling and Servicing Agreement, referred to herein as the Agreement, dated as of the Cut-off Date, among the Depositor, the Sponsor, the Master Servicer, the Securities Administrator and the Trustee.

         Primary servicing of the mortgage loans will be provided by the Sponsor and Countrywide Servicing, each in accordance with their respective servicing agreements which are collectively referred to herein as the Servicing Agreements. Each of the Servicing Agreements will require, among other things, that each Servicer accurately and fully report its borrower credit files to credit repositories in a timely manner. Each of the Servicing Agreements will be assigned to the trust pursuant to various assignment, assumption and recognition agreements among the related Servicer, the Sponsor and the Trustee on behalf of the certificateholders; provided, however, that the Sponsor will retain the right to enforce the representations and warranties made to it by each Servicer with respect to the related mortgage loans. The Servicers will be responsible for the servicing of the mortgage loans pursuant to the related Servicing Agreement, and the Master Servicer will be required to monitor their performance. In the event of a default by a Servicer under the related Servicing Agreement, the Master Servicer will be required to enforce any remedies against the related Servicer, and shall either find a successor servicer or shall assume the primary servicing obligations for the related mortgage loans itself.

         The information set forth in the following paragraphs with respect to the Master Servicer has been provided by the Master Servicer.

The Master Servicer

         Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $397 billion in assets, 24 million customers and 143,000 employees, Wells Fargo & Company is a U.S. bank holding company, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The Depositor, the Sponsor and the servicers may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank's principal corporate trust offices are located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951, and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

         Wells Fargo Bank acts as Master Servicer pursuant to the Agreement. The Master Servicer is responsible for the aggregation of monthly servicer reports and remittances and for the oversight of the performance of the servicers under the terms of their respective servicing agreements. In particular, the Master Servicer independently calculates monthly loan balances based on servicer data, compares its results to servicer loan-level reports and reconciles any discrepancies with the servicers. The Master Servicer also reviews the servicing of defaulted loans for compliance with the terms of the Agreement. In addition, upon the occurrence of certain servicer events of default under the terms of any servicing agreement, the Master Servicer may be required to enforce certain remedies on behalf of the issuing entity against such defaulting servicer. Wells Fargo Bank has been engaged in the business of master servicing since June 30, 1995. As of November 30, 2005, Wells Fargo Bank was acting as Master Servicer for approximately 940 series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $428,268,679,337.

The Servicers

         EMC and Countrywide Servicing will service the related mortgage loans in accordance with their respective Servicing Agreements, which will be assigned to the trust on the Closing Date.

EMC

         For a description of EMC, please see "--The Sponsor" in this prospectus supplement. EMC will service the mortgage loans in accordance with the description of the applicable servicing procedures contained in this prospectus supplement. EMC has been servicing residential mortgage loans since 1990. From year end 2004 to year end 2005 EMC's servicing portfolio grew by 113%.

         The principal business of EMC since inception has been specializing in the acquisition, securitization, servicing and disposition of mortgage loans. EMC's servicing portfolio consists primarily of two categories:

         o "performing loans," or performing investment quality loans serviced for EMC's own account or the account of Fannie Mae, Freddie Mac, private mortgage conduits and various institutional investors; and

         o "non-performing loans," or non-investment grade, sub-performing loans, non-performing loans and REO properties serviced for EMC's own account and for the account of investors in securitized performing and non-performing collateral transactions.

         As of October 31, 2005, EMC was servicing approximately $55.6 billion of mortgage loans and REO property.

         The following table describes size, composition and growth of EMC's total residential mortgage loan servicing portfolio as of the dates indicated.



                    As of December 31, 2003                           As of December 31, 2004              As of October 31, 2005
              -------------------------------------------   ---------------------------------------------  ----------------------
                                        Percent   Percent                                         Percent
              No.                       by No.    by        No.                        Percent    by       No.
              of          Dollar        of        Dollar    of                         by No.     Dollar   of        Dollar
Loan Type     Loans       Amount        Loans     Amount    Loans    Dollar Amount     of Loans   Amount   Loans     Amount
---------     ------   -------------    --------  -------   -------  --------------    -------- - -------  -------  -----------
Alta-A Arm..    2,439  $   653,967,869    1.40%     4.75%    19,498   $ 4,427,820,708    7.96%    15.94%     50,528  $11,821,548,094
Alta-A Fixed   19,396  $ 3,651,416,057   11.14%    26.51%    25,539   $ 4,578,725,473   10.43%    16.48%     34,038  $ 6,268,800,717
Prime Arm ..    7,978  $   868,798,347    4.58%     6.31%     8,311   $ 1,045,610,015    3.39%     3.76%      8,910  $ 1,267,784,249
Prime Fixed    16,377  $ 1,601,411,491    9.40%    11.63%    14,560   $ 1,573,271,574    5.95%     5.66%     16,929  $ 2,343,126,437
Seconds ....   25,290  $   690,059,169   14.52%     5.01%    39,486   $ 1,381,961,155   16.13%     4.98%    136,562  $ 6,239,175,080
Subprime ...   76,166  $ 5,058,932,126   43.73%    36.73%   114,436   $13,706,363,250   46.74%    49.34%    138,609  $19,037,928,201
Other ......   26,523  $ 1,249,014,373   15.23%     9.07%    23,010   $ 1,063,682,459    9.40%     3.83%     48,256  $ 8,655,251,712
              -------  ---------------  ------    ------    -------   ---------------  ------    ------     -------  ---------------
Total ......  174,169  $13,773,599,432  100.00%   100.00%   244,840   $27,777,434,635  100.00%   100.00%    433,832  $55,633,614,489


              As of October 31, 2005
              ----------------------
              Percent       Percent
              by No.        by
              of            Dollar
Loan Type     Loans         Amount
---------     -------       -------
Alta-A Arm..   11.65%       21.25%
Alta-A Fixed    7.85%       11.27%
Prime Arm ..    2.05%        2.28%
Prime Fixed.    3.90%        4.21%
Seconds ....   31.48%       11.21%
Subprime ...   31.95%       11.21%
Other ......   11.12%       15.56%
               ------      -------
Total ......   100.00%     100.00%


Countrywide Home Loans Servicing LP

         The principal executive offices of Countrywide Home Loans Servicing LP ("Countrywide Servicing") are located at 7105 Corporate Drive, Plano, Texas 75024. Countrywide Servicing is a Texas limited partnership directly owned by Countrywide GP, Inc. and Countrywide LP, Inc., each a Nevada corporation and a direct wholly owned subsidiary of Countrywide Home Loans. Countrywide GP, Inc. owns a 0.1% interest in Countrywide Servicing and is the general partner. Countrywide LP, Inc. owns a 99.9% interest in Countrywide Servicing and is a limited partner.

         Countrywide Home Loans established Countrywide Servicing in February 2000 to service mortgage loans originated by Countrywide Home Loans that would otherwise have been serviced by Countrywide Home Loans. In January and February, 2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations relating to mortgage loans serviced on behalf of Freddie Mac and Fannie Mae, respectively. In October 2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations relating to the bulk of its non-agency loan servicing portfolio (other than the servicing of home equity lines of credit), including with respect to those mortgage loans (other than home equity lines of credit) formerly serviced by Countrywide Home Loans and securitized by certain of its affiliates. While Countrywide Home Loans expects to continue to directly service a portion of its loan portfolio, it is expected that the servicing rights for most newly originated Countrywide Home Loans mortgage loans will be transferred to Countrywide Servicing upon sale or securitization of the related mortgage loans. Countrywide Servicing is engaged in the business of servicing mortgage loans and will not originate or acquire loans, an activity that will continue to be performed by Countrywide Home Loans. In addition to acquiring mortgage servicing rights from Countrywide Home Loans, it is expected that Countrywide Servicing will service mortgage loans for non-Countrywide Home Loans affiliated parties as well as subservice mortgage loans on behalf of other master servicers.

         In connection with the establishment of Countrywide Servicing, certain employees of Countrywide Home Loans became employees of Countrywide Servicing. Countrywide Servicing has engaged Countrywide Home Loans as a subservicer to perform certain loan servicing activities on its behalf.

         Countrywide Servicing is an approved mortgage loan servicer for Fannie Mae, Freddie Mac, Ginnie Mae, HUD and VA and is licensed to service mortgage loans in each state where a license is required. Its loan servicing activities are guaranteed by Countrywide Financial and/or Countrywide Home Loans when required by the owner of the mortgage loans.

Countrywide Home Loans

         Countrywide Home Loans is a New York corporation and a direct wholly owned subsidiary of Countrywide Financial Corporation, a Delaware corporation ("Countrywide Financial"). The principal executive offices of Countrywide Home Loans are located at 4500 Park Granada, Calabasas, California 91302. Countrywide Home Loans is engaged primarily in the mortgage banking business, and as part of that business, originates, purchases, sells and services mortgage loans. Countrywide Home Loans originates mortgage loans through a retail branch system and through mortgage loan brokers and correspondents nationwide. Mortgage loans originated by Countrywide Home Loans are principally first-lien, fixed or adjustable rate mortgage loans secured by single-family residences.

         Except as otherwise indicated, references in the remainder of this section of this prospectus supplement to "Countrywide Home Loans" should be read to include Countrywide Home Loans and its consolidated subsidiaries, including Countrywide Servicing. Countrywide Home Loans services substantially all of the mortgage loans it originates or acquires. In addition, Countrywide Home Loans has purchased in bulk the rights to service mortgage loans originated by other lenders. Countrywide Home Loans has in the past and may in the future sell to mortgage bankers and other institutions a portion of its portfolio of loan servicing rights. As of December 31, 2002, December 31, 2003, December 31, 2004 and December 31, 2005, Countrywide Home Loans provided servicing for mortgage loans with an aggregate principal balance of approximately $452.405 billion, $644.855 billion, $838.322 billion and $1,111.090 billion, respectively, substantially all of which were being serviced for unaffiliated persons.

         The following table sets forth, by number and dollar amount of mortgage loans, Countrywide Home Loans' residential mortgage loan production for the periods indicated.


                                                         Consolidated Mortgage Loan Production
                                                         -------------------------------------

                                                       Ten Months                            Years Ended
                                          Year Ended      Ended                             December 31,
                                         February 28,  December 31,              -------------------------------------
                                             2001         2001          2002         2003           2004        2005
                                        ------------- ------------- ------------ ------------  ------------- ------------
                                                        (Dollars in millions, except average loan amount)
Conventional Conforming Loans
  Number of Loans.......................    240,608       504,975      999,448     1,517,743       846,395       809,630
  Volume of Loans.......................$    34,434   $    76,432  $   150,110   $   235,868   $   138,845   $   167,675
     Percent of Total Dollar Volume.....      50.0%         61.7%        59.6%         54.2%         38.2%          34.1%
Conventional Non-conforming Loans
  Number of Loans.......................     86,600       137,593      277,626       554,571       509,711       826,178
  Volume of Loans.......................$    11,394   $    22,209  $    61,627   $   136,664   $   140,580   $   225,217
     Percent of Total Dollar Volume.....      16.5%         17.9%        24.5%         31.4%         38.7%         45.9%
FHA/VA Loans
  Number of Loans.......................    118,673       118,734      157,626       196,063       105,562        80,528
  Volume of Loans.......................$    13,075   $    14,109  $    19,093   $    24,402   $    13,247   $    10,712
     Percent of Total Dollar Volume.....      18.9%         11.4%         7.6%          5.6%          3.6%           2.2%
Prime Home Equity Loans
  Number of Loans.......................    119,045       164,503      316,049       453,817       587,046       683,887
  Volume of Loans.......................$     4,660   $     5,639  $    11,650   $    18,103   $    30,893   $    42,706
     Percent of Total Dollar Volume.....       6.8%          4.5%         4.6%          4.2%          8.5%           8.7%
Nonprime Mortgage Loans
  Number of Loans.......................     51,706        43,359       63,195       124,205       250,030       278,112
  Volume of Loans.......................$     5,360   $     5,580  $     9,421   $    19,827   $    39,441   $    44,637
     Percent of Total Dollar Volume.....       7.8%          4.5%         3.7%          4.6%         11.0%           9.1%
Total Loans
  Number of Loans.......................    616,632       969,164    1,813,944     2,846,399     2,298,744     2,678,335
  Volume of Loans.......................$    68,923   $   123,969  $   251,901   $   434,864   $   363,006   $   490,947
  Average Loan Amount...................$   112,000   $   128,000  $   139,000   $   153,000   $   158,000   $   183,000
  Non-Purchase Transactions(1)..........       33%           63%          66%           72%           51%           53%
  Adjustable-Rate Loans(1)..............       14%           12%          14%           21%           52%           52%

---------
(1) Percentage of total loan production based on dollar volume.



Loan Servicing

         Countrywide Servicing has established standard policies for the servicing and collection of mortgages. Servicing includes, but is not limited to:

              (a) collecting, aggregating and remitting mortgage loan payments;

              (b) accounting for principal and interest;

              (c) holding escrow (impound) funds for payment of taxes and insurance;

              (d) making inspections as required of the mortgaged properties;

              (e) preparation of tax related information in connection with the mortgage loans;

              (f) supervision of delinquent mortgage loans;

              (g) loss mitigation efforts;

              (h) foreclosure proceedings and, if applicable, the disposition of mortgaged properties; and

              (i) generally administering the mortgage loans, for which it receives servicing fees.

         Billing statements with respect to mortgage loans are mailed monthly by Countrywide Servicing. The statement details all debits and credits and specifies the payment due. Notice of changes in the applicable loan rate are provided by Countrywide Servicing to the mortgagor with these statements.

Collection Procedures

         When a mortgagor fails to make a payment on a mortgage loan, Countrywide Servicing attempts to cause the deficiency to be cured by corresponding with the mortgagor. In most cases, deficiencies are cured promptly. Pursuant to Countrywide Servicing's servicing procedures, Countrywide Servicing generally mails to the mortgagor a notice of intent to foreclose after the loan becomes 61 days past due (three payments due but not received) and, generally within 59 days thereafter, if the loan remains delinquent, institutes appropriate legal action to foreclose on the mortgaged property. Foreclosure proceedings may be terminated if the delinquency is cured. Mortgage loans to borrowers in bankruptcy proceedings may be restructured in accordance with law and with a view to maximizing recovery of the loans, including any deficiencies.

         Once foreclosure is initiated by Countrywide Servicing, a foreclosure tracking system is used to monitor the progress of the proceedings. The system includes state specific parameters to monitor whether proceedings are progressing within the time frame typical for the state in which the mortgaged property is located. During the foreclosure proceeding, Countrywide Servicing determines the amount of the foreclosure bid and whether to liquidate the mortgage loan.

         If foreclosed, the mortgaged property is sold at a public or private sale and may be purchased by Countrywide Servicing. After foreclosure, Countrywide Servicing may liquidate the mortgaged property and charge-off the loan balance which was not recovered through liquidation proceeds.

         Servicing and charge-off policies and collection practices with respect to mortgage loans may change over time in accordance with, among other things, Countrywide Servicing's business judgment, changes in the servicing portfolio and applicable laws and regulations.

                            MORTGAGE LOAN ORIGINATION

General

         The principal originators of the mortgage loans are Countrywide Home Loans, Inc., referred to herein as Countrywide Home Loans, First Horizon Home Loan Corporation, referred to herein as First Horizon, and SouthStar Funding, LLC, referred to herein as SouthStar. The remaining mortgage loans were originated by various originators, none of which has originated more than 10% of the mortgage loans.

         The information set forth in the following paragraphs with respect to Countrywide Home Loans, First Horizon and SouthStar has been provided by Countrywide Home Loans, First Horizon and SouthStar, respectively.

The Originators

         The mortgage loans originated by Countrywide Home Loans, First Horizon and SouthStar were originated in accordance with the related underwriting guidelines set forth below. In addition to the following, Countrywide Home Loans, First Horizon and SouthStar also may use automated underwriting systems such as Fannie Mae's Desktop Underwriter or Freddie Mac's Loan Prospector in connection with the origination of mortgage loans which have principal balances equal to or less than the principal balances which would make them eligible for purchase by Fannie Mae or Freddie Mac. These mortgage loans are treated in this prospectus supplement as if they were originated with full documentation.

Countrywide Home Loans, Inc.

Note: Loan-to-Value Ratio as used in "Underwriting Standards" below has the following meaning:

         The "Loan-to-Value Ratio" of a mortgage loan at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the related mortgage loan at the date of determination and the denominator of which is

     o in the case of a purchase, the lesser of the selling price of the mortgaged property or its appraised value at the time of sale or

     o in the case of a refinance, the appraised value of the mortgaged property at the time of the refinance, except in the case of a mortgage loan underwritten pursuant to Countrywide Home Loans' Streamlined Documentation Program as described under "--Underwriting Standards--General".

With respect to mortgage loans originated pursuant to Countrywide Home Loans' Streamlined Documentation Program,

     o if the loan-to-value ratio at the time of the origination of the mortgage loan being refinanced was 80% or less and the loan amount of the new loan being originated is $650,000 or less, then the "Loan-to-Value Ratio" will be the ratio of the principal amount of the new mortgage loan being originated divided by the appraised value of the related mortgaged property at the time of the origination of the Mortgage Loan being refinanced, as reconfirmed by Countrywide Home Loans using an automated property valuation system; or

     o if the loan-to-value ratio at the time of the origination of the mortgage loan being refinanced was greater than 80% or the loan amount of the new loan being originated is greater than $650,000, then the "Loan-to-Value Ratio" will be the ratio of the principal amount of the new mortgage loan being originated divided by the appraised value of the related mortgaged property as determined by an appraisal obtained by Countrywide Home Loans at the time of the origination of the new mortgage loan. See "--Underwriting Standards--General" in this prospectus supplement.

No assurance can be given that the value of any mortgaged property has remained or will remain at the level that existed on the appraisal or sales date. If residential real estate values generally or in a particular geographic area decline, the Loan-to-Value Ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur with respect to the mortgage loans.

Underwriting Standards

General

         Countrywide Home Loans, Inc., a New York corporation ("Countrywide Home Loans"), has been originating mortgage loans since 1969. Countrywide Home Loans' underwriting standards are applied in accordance with applicable federal and state laws and regulations.

         As part of its evaluation of potential borrowers, Countrywide Home Loans generally requires a description of income. If required by its underwriting guidelines, Countrywide Home Loans obtains employment verification providing current and historical income information and/or a telephonic employment confirmation. Such employment verification may be obtained, either through analysis of the prospective borrower's recent pay stub and/or W-2 forms for the most recent two years, relevant portions of the most recent two years' tax returns, or from the prospective borrower's employer, wherein the employer reports the length of employment and current salary with that organization. Self-employed prospective borrowers generally are required to submit relevant portions of their federal tax returns for the past two years.

         In assessing a prospective borrower's creditworthiness, Countrywide Home Loans may use FICO Credit Scores. "FICO Credit Scores" are statistical credit scores designed to assess a borrower's creditworthiness and likelihood to default on a consumer obligation over a two-year period based on a borrower's credit history. FICO Credit Scores were not developed to predict the likelihood of default on mortgage loans and, accordingly, may not be indicative of the ability of a borrower to repay its mortgage loan. FICO Credit Scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. Under Countrywide Home Loans' underwriting guidelines, borrowers possessing higher FICO Credit Scores, which indicate a more favorable credit history and who give Countrywide Home Loans the right to obtain the tax returns they filed for the preceding two years, may be eligible for Countrywide Home Loans' processing program (the "Preferred Processing Program").

         Periodically the data used by Countrywide Home Loans to complete the underwriting analysis may be obtained by a third party, particularly for mortgage loans originated through a loan correspondent or mortgage broker. In those instances, the initial determination as to whether a mortgage loan complies with Countrywide Home Loans' underwriting guidelines may be made by an independent company hired to perform underwriting services on behalf of Countrywide Home Loans, the loan correspondent or mortgage broker. In addition, Countrywide Home Loans may acquire mortgage loans from approved correspondent lenders under a program pursuant to which Countrywide Home Loans delegates to the correspondent the obligation to underwrite the mortgage loans to Countrywide Home Loans' standards. Under these circumstances, the underwriting of a mortgage loan may not have been reviewed by Countrywide Home Loans before acquisition of the mortgage loan and the correspondent represents that Countrywide Home Loans' underwriting standards have been met. After purchasing mortgage loans under those circumstances, Countrywide Home Loans conducts a quality control review of a sample of the mortgage loans. The number of loans reviewed in the quality control process varies based on a variety of factors, including Countrywide Home Loans' prior experience with the correspondent lender and the results of the quality control review process itself.

         Countrywide Home Loans' underwriting standards are applied by or on behalf of Countrywide Home Loans to evaluate the prospective borrower's credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral. Under those standards, a prospective borrower must generally demonstrate that the ratio of the borrower's monthly housing expenses (including principal and interest on the proposed mortgage loan and, as applicable, the related monthly portion of property taxes, hazard insurance and mortgage insurance) to the borrower's monthly gross income and the ratio of total monthly debt to the monthly gross income (the "debt-to-income" ratios) are within acceptable limits. If the prospective borrower has applied for an interest-only Six-Month LIBOR Loan, the interest component of the monthly mortgage expense is calculated based upon the initial interest rate plus 2%. If the prospective borrower has applied for a 3/1 Mortgage Loan or 3/27 Mortgage Loan and the Loan-to-Value Ratio is less than or equal to 75%, the interest component of the monthly mortgage expense is calculated based on the initial loan interest rate; if the Loan-to-Value Ratio exceeds 75%, the interest component of the monthly mortgage expense calculation is based on the initial loan interest rate plus 2%. If the prospective borrower has applied for a 5/1 Mortgage Loan, a 5/25 Mortgage Loan, a 7/1 Mortgage Loan, a 7/23 Mortgage Loan, a 10/1 Mortgage Loan or a 10/20 Mortgage Loan, the interest component of the

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monthly mortgage expense is calculated based on the initial loan interest rate.
If the prospective borrower has applied for a Negative Amortization Loan, the interest component of the monthly housing expense calculation is based upon the greater of 4.25% and the fully indexed mortgage note rate at the time of loan application. The maximum acceptable debt-to-income ratio, which is determined on a loan-by-loan basis varies depending on a number of underwriting criteria, including the Loan-to-Value Ratio, loan purpose, loan amount and credit history of the borrower. In addition to meeting the debt-to-income ratio guidelines, each prospective borrower is required to have sufficient cash resources to pay the down payment and closing costs. Exceptions to Countrywide Home Loans' underwriting guidelines may be made if compensating factors are demonstrated by a prospective borrower. Additionally, Countrywide Home Loans does permit its adjustable rate mortgage loans, hybrid adjustable rate mortgage loans and negative amortization mortgage loans to be assumed by a purchaser of the related mortgaged property, so long as the mortgage loan is in its adjustable rate period (except for a 3/1 Mortgage Loan, which may be assumed during the fixed rate period) and the related purchaser meets Countrywide Home Loans' underwriting standards that are then in effect.

         Countrywide Home Loans may provide secondary financing to a borrower contemporaneously with the origination of a mortgage loan, subject to the following limitations: the Loan-to-Value Ratio of the senior (i.e., first) lien may not exceed 80% and the combined Loan-to-Value Ratio may not exceed 100%. Countrywide Home Loans' underwriting guidelines do not prohibit or otherwise restrict a borrower from obtaining secondary financing from lenders other than Countrywide Home Loans, whether at origination of the mortgage loan or thereafter.

         The nature of the information that a borrower is required to disclose and whether the information is verified depends, in part, on the documentation program used in the origination process. In general under the Full Documentation Loan Program (the "Full Documentation Program"), each prospective borrower is required to complete an application which includes information with respect to the applicant's assets, liabilities, income, credit history, employment history and other personal information. Self-employed individuals are generally required to submit their two most recent federal income tax returns. Under the Full Documentation Program, the underwriter verifies the information contained in the application relating to employment, income, assets and mortgages.

         A prospective borrower may be eligible for a loan approval process that limits or eliminates Countrywide Home Loans' standard disclosure or verification requirements or both. Countrywide Home Loans offers the following documentation programs as alternatives to its Full Documentation Program: an Alternative Documentation Loan Program (the "Alternative Documentation Program"), a Reduced Documentation Loan Program (the "Reduced Documentation Program"), a CLUES Plus Documentation Loan Program (the "CLUES Plus Documentation Program"), a No Income/No Asset Documentation Loan Program (the "No Income/No Asset Documentation Program"), a Stated Income/Stated Asset Documentation Loan Program (the "Stated Income/Stated Asset Documentation Program") and a Streamlined Documentation Loan Program (the "Streamlined Documentation Program").

         For all mortgage loans originated or acquired by Countrywide Home Loans, Countrywide Home Loans obtains a credit report relating to the applicant from a credit reporting company. The credit report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcy, dispossession, suits or judgments. All adverse information in the credit report is required to be explained by the prospective borrower to the satisfaction of the lending officer.

         Except with respect to the mortgage loans originated pursuant to its Streamlined Documentation Program, whose values were confirmed with a Fannie Mae proprietary automated valuation model, Countrywide Home Loans obtains appraisals from independent appraisers or appraisal services for

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properties that are to secure mortgage loans. The appraisers inspect and appraise the proposed mortgaged property and verify that the property is in acceptable condition. Following each appraisal, the appraiser prepares a report which includes a market data analysis based on recent sales of comparable homes in the area and, when deemed appropriate, a replacement cost analysis based on the current cost of constructing a similar home. All appraisals are required to conform to Fannie Mae or Freddie Mac appraisal standards then in effect.

         Countrywide Home Loans requires title insurance on all of its mortgage loans secured by first liens on real property. Countrywide Home Loans also requires that fire and extended coverage casualty insurance be maintained on the mortgaged property in an amount at least equal to the principal balance of the related single-family mortgage loan or the replacement cost of the mortgaged property, whichever is less.

         In addition to Countrywide Home Loans' standard underwriting guidelines (the "Standard Underwriting Guidelines"), which are consistent in many respects with the guidelines applied to mortgage loans purchased by Fannie Mae and Freddie Mac, Countrywide Home Loans uses underwriting guidelines featuring expanded criteria (the "Expanded Underwriting Guidelines"). The Standard Underwriting Guidelines and the Expanded Underwriting Guidelines are described further under the next two headings.

Standard Underwriting Guidelines

         Countrywide Home Loans' Standard Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 95% for purchase money or rate and term refinance mortgage loans with original principal balances of up to $400,000, up to 90% for mortgage loans with original principal balances of up to $650,000, up to 75% for mortgage loans with original principal balances of up to $1,000,000, up to 65% for mortgage loans with original principal balances of up to $1,500,000, and up to 60% for mortgage loans with original principal balances of up to $2,000,000.

         For cash-out refinance mortgage loans, Countrywide Home Loans' Standard Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 75% and original principal balances ranging up to $650,000. The maximum "cash-out" amount permitted is $200,000 and is based in part on the original Loan-to-Value Ratio of the related mortgage loan. As used in this prospectus supplement, a refinance mortgage loan is classified as a cash-out refinance mortgage loan by Countrywide Home Loans if the borrower retains an amount greater than the lesser of 2% of the entire amount of the proceeds from the refinancing of the existing loan or $2,000.

         Countrywide Home Loans' Standard Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on owner occupied properties of up to 95% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii) and 2 unit properties with principal balances up to $533,850 ($800,775 in Alaska and Hawaii) and up to 80% on 3 unit properties with principal balances of up to $645,300 ($967,950 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $801,950 ($1,202,925 in Alaska and Hawaii). On second homes, Countrywide Home Loans' Standard Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination of up to 95% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii). Countrywide Home Loans' Standard Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on investment properties of up to 90% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii) and 2 unit properties with principal balances up to $533,850

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($800,775 in Alaska and Hawaii) and up to 75% on 3 unit properties with principal balances of up to $645,300 ($967,950 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $801,950 ($1,202,925 in Alaska and Hawaii).

         Under its Standard Underwriting Guidelines, Countrywide Home Loans generally permits a debt-to-income ratio based on the borrower's monthly housing expenses of up to 33% and a debt-to-income ratio based on the borrower's total monthly debt of up to 38%.

         In connection with the Standard Underwriting Guidelines, Countrywide Home Loans originates or acquires mortgage loans under the Full Documentation Program, the Alternative Documentation Program, the Reduced Documentation Program, the CLUES Plus Documentation Program or the Streamlined Documentation Program.

         The Alternative Documentation Program permits a borrower to provide W-2 forms instead of tax returns covering the most recent two years, permits bank statements in lieu of verification of deposits and permits alternative methods of employment verification.

         Under the Reduced Documentation Program, some underwriting documentation concerning income, employment and asset verification is waived. Countrywide Home Loans obtains from a prospective borrower either a verification of deposit or bank statements for the two-month period immediately before the date of the mortgage loan application or verbal verification of employment. Since information relating to a prospective borrower's income and employment is not verified, the borrower's debt-to-income ratios are calculated based on the information provided by the borrower in the mortgage loan application. The maximum Loan-to-Value Ratio ranges up to 95%.

         The CLUES Plus Documentation Program permits the verification of employment by alternative means, if necessary, including verbal verification of employment or reviewing paycheck stubs covering the pay period immediately prior to the date of the mortgage loan application. To verify the borrower's assets and the sufficiency of the borrower's funds for closing, Countrywide Home Loans obtains deposit or bank account statements from each prospective borrower for the month immediately prior to the date of the mortgage loan application. Under the CLUES Plus Documentation Program, the maximum Loan-to-Value Ratio is 75% and property values may be based on appraisals comprising only interior and exterior inspections. Cash-out refinances and investor properties are not permitted under the CLUES Plus Documentation Program.

         The Streamlined Documentation Program is available for borrowers who are refinancing an existing mortgage loan that was originated or acquired by Countrywide Home Loans provided that, among other things, the mortgage loan has not been more than 30 days delinquent in payment during the previous twelve-month period. Under the Streamlined Documentation Program, appraisals are obtained only if the loan amount of the loan being refinanced had a Loan-to-Value Ratio at the time of origination in excess of 80% or if the loan amount of the new loan being originated is greater than $650,000. In addition, under the Streamlined Documentation Program, a credit report is obtained but only a limited credit review is conducted, no income or asset verification is required, and telephonic verification of employment is permitted. The maximum Loan-to-Value Ratio under the Streamlined Documentation Program ranges up to 95%.

Expanded Underwriting Guidelines

         Mortgage loans which are underwritten pursuant to the Expanded Underwriting Guidelines may have higher Loan-to-Value Ratios, higher loan amounts and different documentation requirements than those associated with the Standard Underwriting Guidelines. The Expanded Underwriting Guidelines also

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permit higher debt-to-income ratios than mortgage loans underwritten pursuant to the Standard Underwriting Guidelines.

         Countrywide Home Loans' Expanded Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 95% for purchase money or rate and term refinance mortgage loans with original principal balances of up to $400,000, up to 90% for mortgage loans with original principal balances of up to $650,000, up to 80% for mortgage loans with original principal balances of up to $1,000,000, up to 75% for mortgage loans with original principal balances of up to $1,500,000 and up to 70% for mortgage loans with original principal balances of up to $3,000,000. Under certain circumstances, however, Countrywide Home Loans' Expanded Underwriting Guidelines allow for Loan-to-Value Ratios of up to 100% for purchase money mortgage loans with original principal balances of up to $375,000.

         For cash-out refinance mortgage loans, Countrywide Home Loans' Expanded Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 90% and original principal balances ranging up to $1,500,000. The maximum "cash-out" amount permitted is $400,000 and is based in part on the original Loan-to-Value Ratio of the related mortgage loan.

         Countrywide Home Loans' Expanded Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on owner occupied properties of up to 100% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii) and 2 unit properties with principal balances up to $533,850 ($800,775 in Alaska and Hawaii) and up to 85% on 3 unit properties with principal balances of up to $645,300 ($967,950 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $801,950 ($1,202,925 in Alaska and Hawaii). On second homes, Countrywide Home Loans' Expanded Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination of up to 95% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii). Countrywide Home Loans' Expanded Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on investment properties of up to 90% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii) and 2 unit properties with principal balances up to $533,850 ($800,775 in Alaska and Hawaii) and up to 85% on 3 unit properties with principal balances of up to $645,300 ($967,950 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $801,950 ($1,202,925 in Alaska and Hawaii).

         Under its Expanded Underwriting Guidelines, Countrywide Home Loans generally permits a debt-to-income ratio based on the borrower's monthly housing expenses of up to 36% and a debt-to-income ratio based on the borrower's total monthly debt of up to 40%; provided, however, that if the Loan-to-Value Ratio exceeds 80%, the maximum permitted debt-to-income ratios are 33% and 38%, respectively.

         In connection with the Expanded Underwriting Guidelines, Countrywide Home Loans originates or acquires mortgage loans under the Full Documentation Program, the Alternative Documentation Program, the Reduced Documentation Loan Program, the No Income/No Asset Documentation Program and the Stated Income/Stated Asset Documentation Program. Neither the No Income/No Asset Documentation Program nor the Stated Income/Stated Asset Documentation Program is available under the Standard Underwriting Guidelines.

         The same documentation and verification requirements apply to mortgage loans documented under the Alternative Documentation Program regardless of whether the loan has been underwritten under the Expanded Underwriting Guidelines or the Standard Underwriting Guidelines. However, under the

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Alternative Documentation Program, mortgage loans that have been underwritten pursuant to the Expanded Underwriting Guidelines may have higher loan balances and Loan-to-Value Ratios than those permitted under the Standard Underwriting Guidelines.

         Similarly, the same documentation and verification requirements apply to mortgage loans documented under the Reduced Documentation Program regardless of whether the loan has been underwritten under the Expanded Underwriting Guidelines or the Standard Underwriting Guidelines. However, under the Reduced Documentation Program, higher loan balances and Loan-to-Value Ratios are permitted for mortgage loans underwritten pursuant to the Expanded Underwriting Guidelines than those permitted under the Standard Underwriting Guidelines. The maximum Loan-to-Value Ratio, including secondary financing, ranges up to 90%. The borrower is not required to disclose any income information for some mortgage loans originated under the Reduced Documentation Program, and accordingly debt-to-income ratios are not calculated or included in the underwriting analysis. The maximum Loan-to-Value Ratio, including secondary financing, for those mortgage loans ranges up to 85%.

         Under the No Income/No Asset Documentation Program, no documentation relating to a prospective borrower's income, employment or assets is required and therefore debt-to-income ratios are not calculated or included in the underwriting analysis, or if the documentation or calculations are included in a mortgage loan file, they are not taken into account for purposes of the underwriting analysis. This program is limited to borrowers with excellent credit histories. Under the No Income/No Asset Documentation Program, the maximum Loan-to-Value Ratio, including secondary financing, ranges up to 95%. Mortgage loans originated under the No Income/No Asset Documentation Program are generally eligible for sale to Fannie Mae or Freddie Mac.

         Under the Stated Income/Stated Asset Documentation Program, the mortgage loan application is reviewed to determine that the stated income is reasonable for the borrower's employment and that the stated assets are consistent with the borrower's income. The Stated Income/Stated Asset Documentation Program permits maximum Loan-to-Value Ratios up to 90%. Mortgage loans originated under the Stated Income/Stated Asset Documentation Program are generally eligible for sale to Fannie Mae or Freddie Mac.

First Horizon Home Loan Corporation

         First Horizon Home Loan Corporation, a Kansas corporation ("First Horizon"), is an indirect wholly owned subsidiary of First Tennessee Bank National Association, which is a wholly owned subsidiary of First Horizon National Corporation, a bank holding company. The principal executive office of First Horizon is located at 4000 Horizon Way, Irving, Texas 75063, and its telephone number is (214) 441-4000. First Horizon was established in 1995 through a merger between the former Carl I. Brown and Co., MNC Mortgage Corp., and Sunbelt National Mortgage Corp. On March 4, 2000, First Horizon officially changed its name from FT Mortgage Cos. to First Horizon Home Loan Corporation. For over 27 years, First Horizon and its predecessors in interest have been engaged principally in the business of origination, purchasing and selling residential mortgage loans in its own name and through its affiliates. First Horizon is engaged primarily in the mortgage banking business, and as such, originates, purchases, sells and services mortgage loans. First Horizon has originated and serviced residential mortgage loans for 20 years through a retail branch system and through mortgage loan brokers and correspondents nationwide. First Horizon's mortgage loans are principally first-lien, fixed or adjustable rate mortgage loans secured by single-family residences.

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         During 2005, 2004 and 2003, First Horizon originated directly or purchased through its correspondent network approximately $37.408 billion, $30.684 billion and $47.867 billion of prime/alternative-A residential mortgage loans, respectively.

Underwriting Criteria for the First Horizon Mortgage Loans

         All of the mortgage loans originated by First Horizon (the "First Horizon Mortgage Loans") were originated generally in accordance with the following underwriting guidelines (hereafter referred to as the "First Horizon Underwriting Guidelines").

         The First Horizon Underwriting Guidelines are applied to evaluate the prospective borrower's credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral. These standards are applied in accordance with the applicable federal and state laws and regulations. Exceptions to the First Horizon Underwriting Guidelines are permitted where compensating factors are present.

         Generally, each mortgagor will have been required to complete an application designed to provide to First Horizon pertinent credit information concerning the mortgagor. The mortgagor will have given information with respect to its assets, liabilities, income (except as described below), credit history, employment history and personal information, and will have furnished First Horizon with authorization to obtain a credit report which summarizes the mortgagor's credit history. In the case of investment properties and two- to four-unit dwellings, income derived from the mortgaged property may have been considered for underwriting purposes, in addition to the income of the mortgagor from other sources. With respect to second homes or vacation properties, no income derived from the property will have been considered for underwriting purposes.

Loan-to-Value Requirements

         With respect to purchase money or rate/term refinance loans secured by single family residences, loan-to-value ratios at origination of up to 95% for mortgage loans secured by single family, primary residences with original principal balances of up to $400,000, up to 85% for mortgage loans secured by single family, primary residences with original principal balances of up to $650,000 are generally allowed. Mortgage loans with principal balances up to $1,000,000 ("super jumbos") are allowed if the loan is secured by the borrower's primary residence. The loan-to-value ratio for super jumbos generally may not exceed 75%. For cash out refinance loans, the maximum loan-to-value ratio generally is 90% and the maximum "cash out" amount permitted is based in part on the original amount of the related mortgage loan.

         Generally, each mortgage loan originated by First Horizon with a loan-to-value ratio at origination exceeding 80% has a primary mortgage insurance policy insuring a portion of the balance of the mortgage loan at least equal to the product of the original principal balance of the mortgage loan and a fraction, the numerator of which is the excess of the original principal balance of such mortgage loan over 75% of the lesser of the appraised value and the selling price of the related mortgaged property and the denominator of which is the original principal balance of the related mortgage loan plus accrued interest thereon. All of the insurers that have issued primary mortgage insurance policies with respect to the mortgage loans originated by First Horizon meet Fannie Mae's or Freddie Mac's standard or are acceptable to the Rating Agencies. No such primary mortgage insurance policy will be required with respect to any such mortgage loan.

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     o    after the date on which the related loan-to-value ratio decreases to
          80% or less, or, based upon a new appraisal, the principal balance of such mortgage loan represents 80% or less of the new appraised value, or

     o if maintaining the primary mortgage guaranty insurance policy is prohibited by applicable law.

         In the case of a refinancing of a mortgage loan originated pursuant to a limited documentation program such as First Horizon's Streamlined Documentation Program,

     o if the loan-to-value ratio at the time of the origination of the mortgage loan being refinanced was 90% or less, the loan-to-value ratio will be the ratio of the principal amount of the mortgage loan outstanding at the date of determination divided by the appraised value of the related mortgaged property at the time of the origination of the mortgage loan being refinanced, or

     o if the loan-to-value ratio at the time of the origination of the mortgage loan being refinanced was greater than 90%, then the loan-to-value ratio will be the ratio of the principal amount of the mortgage loan outstanding at the date of determination divided by the appraised value as determined by a limited appraisal report at the time of the origination of the mortgage loan.

         In determining whether a prospective borrower has sufficient monthly income available (i) to meet the borrower's monthly obligation on their proposed mortgage loan and (ii) to meet the monthly housing expenses and other financial obligation on the proposed mortgage loan, First Horizon generally considers, when required by the applicable documentation program, the ratio of such amounts to the proposed borrower's acceptable stable monthly gross income. Such ratios vary depending on a number of underwriting criteria, including loan-to-value ratios, and are determined on a loan-by-loan basis.

Credit Criteria

         First Horizon also examines a prospective borrower's credit report. Generally, each credit report provides a credit score for the borrower. Credit scores generally range from 350 to 840 and are available from three major credit bureaus: Experian (formerly TRW Information Systems and Services), Equifax and Trans Union. If three credit scores are obtained, First Horizon applies the middle score of the primary wage earner. Credit scores are empirically derived from historical credit bureau data and represent a numerical weighing of a borrower's credit characteristics over a two-year period. A credit score is generated through the statistical analysis of a number of credit-related characteristics or variables. Common characteristics include the number of credit lines (trade lines), payment history, past delinquencies, severity of delinquencies, current levels of indebtedness, types of credit and length of credit history. Attributes are the specific values of each characteristic. A scorecard (the model) is created with weights or points assigned to each attribute. An individual loan applicant's credit score is derived by summing together the attribute weights for that applicant.

Asset, Income and Employment Documentation

         The First Horizon Mortgage Loans have been underwritten under one of the following documentation programs: the "Full/Alternative Documentation Program," the "Stated Income Documentation Program," the "No Ratio Documentation Program," and the "No Income/No Asset Documentation Program."

         Under the Full/Alternative Documentation Program, the prospective borrower's employment, income and assets are verified through written and telephonic communications.

         Under the Stated Income Documentation Program, more emphasis is placed on the value and adequacy of the mortgaged property as collateral, credit history and other assets of the borrower than on a verified income of the borrower. Although the borrower's income is not verified, First Horizon obtains a telephonic verification of the borrower's employment without reference to income. Borrower's assets are verified.

         Under the No Ratio Documentation Program, the borrower's income is not stated and no ratios are calculated. Although the income is not stated nor verified, First Horizon obtains a telephonic verification of the borrower's employment without reference to income. Borrower's assets are verified.

         Under the No Income/No Asset Documentation Program, the borrower's income and assets are stated but not verified. The underwriting of such mortgage loans may be based entirely on the adequacy of the mortgaged property as collateral and on the credit history of the borrower.

Appraisal Requirements

          Each mortgaged property has been appraised by a qualified independent appraiser who is approved by First Horizon. All appraisals are required to conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standard Board of the Appraisal Foundation. Each appraisal must meet the requirements of Fannie Mae and Freddie Mac. The requirements of Fannie Mae and Freddie Mac require, among other things, that the appraiser, or its agent on its behalf, personally inspect the property inside and out, verify whether the property was in good condition and verify that construction, if new, had been substantially completed. The appraisal generally will have been based on prices obtained on recent sales of comparable properties, determined in accordance with Fannie Mae and Freddie Mac guidelines. In certain cases an analysis based on income generated from the property or a replacement cost analysis based on the current cost of constructing or purchasing a similar property may be used.

SouthStar Funding, LLC and Opteum Financial Services, LLC

         SouthStar Funding, LLC is a Delaware limited liability company with its principal offices located at 400 Northridge Road, Suite 1000, Atlanta, GA 30350. Opteum Financial Services, LLC owns approximately 51% of SouthStar Funding, LLC. Opteum Financial Services, LLC generally is a retail originator and SouthStar Funding, LLC generally is a wholesale originator. All of the mortgage loans originated by Opteum Financial Services, LLC and SouthStar Funding, LLC have been originated generally in accordance with the following underwriting guidelines (hereafter referred to as the "SouthStar Underwriting Guidelines").

         The following is a description of the underwriting policies customarily employed by SouthStar with respect to the residential mortgage loans that SouthStar originated during the period of origination of the mortgage loans. SouthStar has represented to the depositor that the SouthStar mortgage loans were originated generally in accordance with such policies.

         SouthStar Underwriting Guidelines are applied to evaluate an applicant's credit standing, financial condition, and repayment ability, as well as the value and adequacy of the mortgaged property as collateral for any loan made by SouthStar. As part of the loan application process, the applicant is required to provide information concerning his or her assets, liabilities, income and expenses, along with an authorization permitting SouthStar to obtain any necessary third party verifications, including a credit report summarizing the applicant's credit history.

         In evaluating the applicant's ability and willingness to repay the proposed loan, SouthStar reviews the applicant's credit history and outstanding debts, as reported on the credit report. If an existing mortgage or other significant debt listed on the loan application is not adequately reported on the credit report, SouthStar may request a written or oral verification of the balance and payment history of such debt from the servicer of such debt.

         SouthStar verifies the applicant's liquid assets to ensure that the client has adequate liquid assets to apply toward any required down payment, closing costs, prepaid interest and at least two months' worth of cash reserves.

         SouthStar also evaluates the applicant's income to determine its stability, probability of continuation, and adequacy to service the proposed SouthStar debt payment. SouthStar's guidelines for verifying an applicant's income and employment are generally as follows. For salaried applicants, SouthStar typically requires a written verification of employment from the applicant's employer, or a copy of the applicant's two most recent IRS form 1040 or W-2, a current pay stub with year-to-date earnings, and a verbal verification of employment. For non-salaried applicants, including self-employed applicants, SouthStar requires copies of the applicant's two most recent federal tax returns, along with all supporting schedules. A self-employed applicant is generally required to submit a signed year-to-date profit and loss statement.

         In determining adequacy of the property as collateral for the loan, a Fannie Mae/Freddie Mac URAR appraisal of the property is performed by an independent appraiser approved by SouthStar. The appraiser is required to inspect the property and verify that it is in good condition and that any construction or renovation, if new, has been completed. The appraisal report indicates a value for the property and provides information concerning marketability, the neighborhood, the property site, interior and exterior improvements, and the condition of the property.

         Once sufficient employment, credit and property information is obtained, the decision as to whether to approve the loan is based on the applicant's income and credit history, the status of time to the mortgaged property and the appraised value of the property. SouthStar also reviews the level of an applicant's liquid assets as an indication of creditworthiness. The approval process generally requires that the applicant have good credit history and a total DTI that generally does not exceed 38%; however, this limit may be raised if the borrower demonstrates satisfactory disposable income and/or other mitigating factors are present. The DTI ratio is calculated as the ratio of the borrower's total monthly debt obligations, divided by the borrower's total verified monthly income. In general, it is SouthStar's belief that the DTI ratio is only one of several factors, such as LTV, credit history and reserves, that should be considered in making a determination of an applicant's ability to repay the proposed loan.

         As part of the underwriting process, SouthStar typically reviews an applicant's credit score. Credit scores are obtained by mortgage lenders in connection with mortgage loan applications to help assess a borrower's credit-worthiness. Credit scores are obtained from credit reports provided by various credit reporting organizations, each of which may employ differing computer models and methodologies. The credit score is designed to assess a borrower's credit history at a single point in time, using objective information currently on file for the borrower at a particular credit reporting organization. Information utilized to create a credit score may include, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit scores range from approximately 350 to approximately 840, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be notes that credit scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assesses only the borrower's past credit history. Therefore, a credit score does not take into consideration the differences between mortgage loans and consumer loans generally, or the specific characteristics of the related mortgage loan, for example, the LTV ratio, the collateral for the mortgage loan, or the DTI ratio. SouthStar generally requires a minimum credit score of 650. It is not SouthStar's practice to accept or reject an application based solely on the basis of the applicant's credit score.

         SouthStar's Underwriting Guidelines generally allow an LTV at origination of up to 95% for purchase money or rate and term refinance mortgage loans with original principal balances of up to $400,000, up to 90% for mortgage loans with original principal balances of up to $500,000, up to 85% for mortgage loans with original principal balances up to $700,000, up to 80% for mortgage loans with original principal balances up to $800,000, up to 75% for mortgage loans with original principal balances up to $1,250,000, and up to 70% for mortgage loans with original principal balances up to $1,750,000. For cash-out refinance mortgage loans with original principal balances of up to $800,000, SouthStar generally allows LTV ratios at origination of up to 80%, up to 75% for mortgage loans with original principal balances up to $1,250,000, and up to 70% for mortgage loans with principal balances up to $1,750,000. In addition, SouthStar will allow secondary financing with a Combined Loan-to-Value Ratio of up to 100% for mortgage loans secured by primary residences and up to 95% for mortgage loans secured by second/vacation homes. SouthStar's practice is to continuously review LTV limits and to adjust such limits where economic conditions dictate that such adjustment are appropriate. Any negative comments concerning the quality, condition and current market conditions as noted in the appraisal report may result in a reduction of the maximum LTV permitted for the loan.

         SouthStar requires that each mortgage loan with an LTV ratio at origination in excess of 80% be insured by a primary mortgage insurance policy covering at least 30% of the principal balance of the mortgage loan at origination if the LTV is between 95.00% and 90.01%, at least 25% of the balance if the LTV ratio is between 90.00% and 85.01%, and at least 12% if the LTV ratio is between 85.00% and 80.01%.

                         DESCRIPTION OF THE CERTIFICATES

         The issuing entity will issue the Certificates (other than the Grantor Trust Class 3A-2B Certificates) pursuant to the Agreement and the grantor trust issuing entity will issue the Grantor Trust Class 3A-2B Certificates pursuant to the Grantor Trust Agreement. The Certificates consist of the classes of Certificates reflected on pages S-8 and S-9 of this prospectus supplement, which we refer to collectively as the Offered Certificates, and one or more classes of Class B-IO, Class R and Class R-X certificates which are not offered publicly. The various classes of Class A Certificates and interest-only certificates, which are further sub-divided into sub-loan groups, are collectively referred to as the Senior Certificates; and the various classes of the Class B Certificates are referred to herein as the Class B Certificates or the Subordinate Certificates. The Senior Certificates and Subordinate Certificates are collectively referred to herein as the Offered Certificates.

         Holders of the non-offered certificates will be entitled to receive any residual cash flow from the mortgage pool, which is not expected to be significant. A holder of a non-offered Certificate will not have a right to alter the structure of the transaction. The initial owner of the non-offered Certificates is expected to be Bear, Stearns Securities Corp.

General

         The certificates issued by Structured Asset Mortgage Investments II Trust 2006-AR1 will consist of the offered certificates and the non-offered certificates. Only the offered certificates are offered by this prospectus supplement.

         The Certificates (other than the Grantor Trust Class 3A-2B Certificates) represent in the aggregate the entire beneficial ownership interest in a trust fund consisting of the following:

          o all of the Depositor's right, title and interest in and to the mortgage loans, the related mortgage notes, mortgages and other related documents, including all interest and principal due with respect to the mortgage loans after the Cut-off Date, but excluding any payments of principal or interest due on or prior to the Cut-off Date,

          o any mortgaged properties acquired on behalf of certificateholders by foreclosure or by deed in lieu of foreclosure, and any revenues received thereon,

          o the rights of the Trustee under all insurance policies required to be maintained pursuant to the Agreement and any amounts paid or payable by the related insurer under any such insurance policy (to the extent the related mortgagee has a claim thereto),

          o the rights of the Depositor under the Mortgage Loan Purchase Agreement between the Depositor and the Sponsor,

          o such assets relating to the mortgage loans as from time to time may be held in the Protected Accounts, the Reserve Fund, the Basis Risk Reserve Fund, the Final Maturity Reserve Account the Distribution Account and such other accounts created under the Agreement,

          o the rights of the Depositor with respect to the Servicing Agreements, to the extent assigned to the Trustee,

          o    the rights of the Depositor with respect to any Cap Contracts,

          o such assets as shall from time to time be credited to the Distribution Account or are required by the terms of the Agreement to be credited to the Distribution Account, and

          o    any proceeds of the foregoing.

         The Grantor Trust Class 3A-2B Certificates represent the entire beneficial interest in the grantor trust consisting of the underlying Class 3A-2B Certificates and the Swap Agreement.

         Each class of Offered Certificates will have the approximate initial Certificate Principal Balance or Notional Amount as set forth on pages S-8 and S-9 hereof and will have the Pass-Through Rate determined as provided under "Summary of Prospectus Supplement--Description of the Certificates--Pass Through Rates" and "Description of Certificates--Pass-Through Rates on the Offered Certificates" in this prospectus supplement. The Class B-IO, Class R-X and Class R Certificates also represent the right to receive additional distributions in respect of the trust fund on any distribution date after all required payments of principal and interest have been made on such date in respect of the Offered Certificates. The underlying Class 3A-2B, Class B-IO, Class R and Class R-X Certificates are not being offered by this prospectus supplement.

         The Offered Certificates will be issued, maintained and transferred on the book-entry records of DTC, Clearstream Banking, societe anonyme and the Euroclear System and each of their participants in minimum denominations of $25,000 and integral multiples of $1,000 in excess thereof. One certificate of each of these classes may be issued in a different principal amount to accommodate the remainder of the initial principal amount of the certificates of such class. The Offered Certificates will be issued as global securities. See Annex II to this prospectus supplement and "Description of the Securities--Form of Securities" and "--Global Securities" in the prospectus.

         The Book-Entry Certificates will initially be represented by one or more Global Securities registered in the name of a nominee of DTC. The Depositor has been informed by DTC that DTC's nominee will be Cede & Co. No person acquiring an interest in any class of the Book-Entry Certificates will be entitled to receive a certificate representing such person's interest, except as set forth below under "--Definitive Certificates". Unless and until definitive certificates are issued under the limited circumstances described in this prospectus supplement, all references to actions by certificateholders with respect to the Book-Entry Certificates shall refer to actions taken by DTC upon instructions from its participants and all references in this prospectus supplement to distributions, notices, reports and statements to certificateholders with respect to the Book-Entry Certificates shall refer to distributions, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Book-Entry Certificates, for distribution to Certificate Owners in accordance with DTC procedures. See "--Registration of the Book-Entry Certificates" and "--Definitive Certificates" in this prospectus supplement.

         All distributions to holders of the Offered Certificates, other than the final distribution on any class of Offered Certificates, will be made on each distribution date by or on behalf of the Securities Administrator to the persons in whose names the Offered Certificates are registered at the close of business on the related Record Date. Distributions will be made either (a) by check mailed to the address of each certificateholder as it appears in the certificate register or (b) upon written request to the Securities Administrator at least five business days prior to the relevant Record Date by any holder of Offered Certificate, by wire transfer in immediately available funds to the account of the certificateholders specified in the request. The final distribution on any class of Offered Certificates will be made in a like manner, but only upon presentment and surrender of the related Certificate at the corporate trust office of the Securities Administrator, for these purposes located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479,
Attention: Corporate Trust Group, SAMI 2006-AR1, or any other location specified in the notice to certificateholders of the final distribution.

         The Certificates will not be listed on any securities exchange or quoted in the automated quotation system of any registered securities association. As a result, investors in the Certificates may experience limited liquidity. See "Risk Factors--The Offered Certificates Will Have Limited Liquidity, So You May Be Unable to Sell Your Securities or May Be Forced to Sell Them at a Discount from Their Fair Market Value." in this prospectus supplement.

Registration of the Book-Entry Certificates

         DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book entries, thereby eliminating the need for physical movement of certificates.

         Certificate Owners that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the Book-Entry Certificates may do so only through participants and indirect participants. In addition, Certificate Owners will receive all distributions of principal of and interest on the Book-Entry Certificates from the Securities Administrator through DTC and DTC participants. The Securities Administrator will forward payments to DTC in same day funds and DTC will forward payments to participants in next day funds settled through the New York Clearing House. Each participant will be responsible for disbursing the payments. Unless and until definitive certificates are issued, it is anticipated that the only certificateholders of the Book-Entry Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be recognized by the Securities Administrator as certificateholders, as such term is used in the Agreement and Certificate Owners will be permitted to exercise the rights of certificateholders only indirectly through DTC and its participants.

         Under the Rules, DTC is required to make book-entry transfers of Book-Entry Certificates among participants and to receive and transmit distributions of principal of, and interest on, the Book-Entry Certificates. Participants and indirect participants with which Certificate Owners have accounts with respect to the Book-Entry Certificates similarly are required to make book-entry transfers and receive and transmit these payments on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess definitive certificates, the Rules provide a mechanism by which Certificate Owners through their participants and indirect participants will receive payments and will be able to transfer their interest.

         Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and on behalf of certain banks, the ability of a Certificate Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to Book-Entry Certificates, may be limited due to the absence of physical certificates for the Book-Entry Certificates. In addition, under a book-entry format, Certificate Owners may experience delays in their receipt of payments since distribution will be made by the Securities Administrator to Cede & Co., as nominee for DTC.

         Under the Rules, DTC will take action permitted to be taken by a certificateholders under the Agreement only at the direction of one or more participants to whose DTC account the Book-Entry Certificates are credited. Additionally, under the Rules, DTC will take actions with respect to specified voting rights only at the direction of and on behalf of participants whose holdings of Book-Entry Certificates evidence these specified voting rights. DTC may take conflicting actions with respect to voting rights, to the extent that participants whose holdings of Book-Entry Certificates evidence voting rights, authorize divergent action.

         The Depositor, the Master Servicer, the Securities Administrator, the Servicer and the Trustee will have no liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Book-Entry Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to beneficial ownership interests or transfers thereof.

Definitive Certificates

         Definitive certificates will be issued to Certificate Owners or their nominees, respectively, rather than to DTC or its nominee, only if (1) the Depositor advises the Securities Administrator in writing that DTC is no longer willing or able to properly discharge its responsibilities as clearing agency with respect to the Book-Entry Certificates and the Depositor is unable to locate a qualified successor within 30 days or (2) the Depositor notifies DTC of its intent to terminate the book-entry system and, upon receipt of a notice of intent from DTC, the participants holding beneficial interests in the Book-Entry Certificates agree to initiate a termination. Additionally, after the occurrence of an event of default under the Agreement, any Certificate Owner materially and adversely affected thereby may, at its option, request and, subject to the procedures set forth in the Agreement, receive a definitive certificate evidencing such Certificate Owner's fractional undivided interest in the related class of Certificates.

         Upon its receipt of notice of the occurrence of any event described in the immediately preceding paragraph, the Securities Administrator is required to request that DTC notify all Certificate Owners through its participants of the availability of definitive certificates. Upon surrender by DTC of the definitive certificates representing the Book-Entry Certificates and receipt of instructions for re-registration, the Securities Administrator will reissue the Book-Entry Certificates as definitive certificates issued in the respective principal amounts owned by individual Certificate Owners, and thereafter the Securities Administrator will recognize the holders of definitive certificates as certificateholders under the Agreement.

Distributions on the Certificates

         On each distribution date, the Securities Administrator will withdraw the available funds from the Distribution Account for such distribution date and apply such amounts on the Certificates (other than the Grantor Trust Class 3A-2B Certificates) as follows:

         Interest Funds. On each distribution date, Interest Funds will be applied to pay any accrued and unpaid interest on the Offered Certificates (other than the Grantor Trust Class 3A-2B Certificates) in the following order of priority:

         1. On each distribution date on and after the distribution date in February 2013, if applicable, to the Final Maturity Reserve Account, an amount equal to the Coupon Strip for such distribution date;

         2. From remaining Interest Funds, to each class of Senior Certificates, concurrently, as follows:

                 (i) from the related Senior Interest Allocation Percentage of the remaining Interest Funds, to each Class of Class 1A Certificates, the Current Interest and then any Interest Carry Forward Amount for each such Class, on a pro rata basis based on the Current Interest and then any Interest Carry Forward Amount owed to each such Class;

                 (ii) from the related Senior Interest Allocation Percentage of the remaining Interest Funds, to each Class of Class 2A Certificates, the Current Interest and then any Interest Carry Forward Amount for each such Class, on a pro rata basis based on the Current Interest and then any Interest Carry Forward Amount owed to each such Class; and

                 (iii) from the related Senior Interest Allocation Percentage of the remaining Interest Funds, to each Class of Class 3A Certificates (other than the Grantor Trust Class 3A-2B Certificates) and Class 3X Certificates, the Current Interest and then any Interest Carry Forward Amount for each such Class, on a pro rata basis based on the Current Interest and then any Interest Carry Forward Amount owed to each such Class;

         3. From remaining Interest Funds, to each class of senior certificates, the related Current Interest and then any

                  Interest Carry Forward Amount for each such Class to the extent not paid pursuant to clause 2. above, on a pro rata basis based on the remaining Current Interest and then any Interest Carry Forward Amount owed to each such Class;

         4. From remaining Interest Funds, to the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6 and Class B-7 Certificates, sequentially, in that order, the Current Interest for each such Class;

         5. Any Excess Spread to the extent necessary to meet a level of overcollateralization equal to the Overcollateralization Target Amount will be the Extra Principal Distribution Amount and will be included as part of the Principal Distribution Amount and distributed in accordance with Principal Distribution Amounts (A) and (B) below (as applicable); and

         6. Any remaining Excess Spread will be the Remaining Excess Spread and will be applied, together with the Overcollateralization Release Amount, as Net Monthly Excess Cashflow in accordance with Net Monthly Excess Cashflow, below.

         As described in the definition of "Current Interest," the Current Interest on each class of Certificates is subject to reduction in the event of specified interest shortfalls allocable thereto, in the event of any shortfalls resulting from Net Deferred Interest allocable thereto (other than in the case of the Interest-Only Certificates and Grantor Trust Class 3A-2B Certificates), and with respect to the interest portion of Realized Losses on the mortgage loans allocated thereto (with respect to the Grantor Trust Class 3A-2B Certificates, indirectly through the underlying Class 3A-2B Certificates).

         On any distribution date, any shortfalls resulting from the application of the Relief Act and any Prepayment Interest Shortfalls to the extent not covered by Compensating Interest Payments will be allocated, first, in reduction of amounts otherwise distributable to the Class B-IO Certificates and Residual Certificates and thereafter, to the Current Interest payable to the Offered Certificates (with respect to the Grantor Trust Class 3A-2B Certificates, indirectly through the underlying Class 3A-2B Certificates), on a pro rata basis, on such distribution date, based on the respective amounts of interest accrued on such Certificates for such distribution date. The holders of the Offered Certificates will not be entitled to reimbursement for any such interest shortfalls, except as provided below under clause 11. of Net Monthly Excess Cashflow.

         Principal Distribution Amounts. On each distribution date, the Principal Distribution Amount will be applied to pay as principal on the Offered Certificates (other than the Interest-Only Certificates and Grantor Trust Class 3A-2B Certificates) in the following order of priority:

         (A) On each distribution date (i) prior to the Stepdown Date or (ii) on which a Trigger Event is in effect, from the Principal Distribution Amount for such distribution date:

         1. To each Class of Class A Certificates, concurrently, as follows:

                 (i) to each Class of Class 1A Certificates, on a pro rata basis in accordance with their respective Certificate Principal Balances, the related Senior Principal Allocation Percentage of the Principal Distribution Amount for such distribution date, until the Certificate Principal Balance of each such Class is reduced to zero;

                 (ii) to each Class of Class 2A Certificates, on a pro rata basis in accordance with their respective Certificate Principal Balances, the related Senior Principal Allocation Percentage of the Principal Distribution Amount for such distribution date, until the Certificate Principal Balance of each such Class is reduced to zero; and

                 (iii) to each Class of Class 3A Certificates (other than the Grantor Trust Class 3A-2B Certificates), on a pro rata basis in accordance with their respective Certificate Principal Balances, the related Senior Principal Allocation

                          Percentage of the Principal Distribution
                          Amount for such distribution date, until the Certificate Principal Balance of each such Class is reduced to zero;

         2. To the Class B-1 Certificates, any remaining Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero;

         3. To the Class B-2 Certificates, any remaining Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero;

         4. To the Class B-3 Certificates, any remaining Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero;

         5. To the Class B-4 Certificates, any remaining Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero;

         6. To the Class B-5 Certificates, any remaining Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero;

         7. To the Class B-6 Certificates, any remaining Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero; and

         8. To the Class B-7 Certificates, any remaining Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero.

         (B) On each distribution date on or after the Stepdown Date, so long as a Trigger Event is not in effect, the Principal Distribution Amount for such distribution date:

         1. To each Class of Class A Certificates, concurrently, as follows:

                 (i) to each Class of Class 1A Certificates, on a pro rata basis in accordance with their respective Certificate Principal Balances, the related Senior Principal Allocation Percentage of the Class A Principal Distribution Amount for such distribution date, until the Certificate Principal Balance of each such Class is reduced to zero;

                 (ii) to each Class of Class 2A Certificates, on a pro rata basis in accordance with their respective Certificate Principal Balances, the related Senior Principal Allocation Percentage of the Class A Principal Distribution Amount for such distribution date, until the Certificate Principal Balance of each such Class is reduced to zero; and

                 (iii) to each Class of Class 3A Certificates (other than the Grantor Trust Class 3A-2B Certificates), on a pro rata basis in accordance with their respective Certificate Principal Balances, the related Senior Principal Allocation Percentage of the Class A Principal Distribution Amount for such distribution date, until the Certificate Principal Balance of each such Class is reduced to zero;

         2. To the Class B-1 Certificates, from any remaining Principal Distribution Amount, the Class B-1 Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero;

         3. To the Class B-2 Certificates, from any remaining Principal Distribution Amount, the Class B-2 Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero;

         4. To the Class B-3 Certificates, from any remaining Principal Distribution Amount, the Class B-3 Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero;

         5. To the Class B-4 Certificates, from any remaining Principal Distribution Amount, the Class B-4 Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero;

         6. To the Class B-5 Certificates, from any aggregate Principal Distribution Amount, the Class B-5 Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero;

         7. To the Class B-6 Certificates, from any remaining Principal Distribution Amount, the Class B-6 Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero; and

         8. To the Class B-7 Certificates, from any remaining Principal Distribution Amount, the Class B-7 Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero.

         (C) Notwithstanding the provisions of the foregoing clauses (A) and (B), if on any distribution date the Class A Certificates in a sub-loan group are no longer outstanding, the portion of the Principal Distribution Amount or the Class A Principal Distribution Amount otherwise allocable to such certificates will be allocated to the outstanding Class A Certificates in the other sub-loan group or sub-loan groups, on a pro rata basis in accordance with their respective Certificate Principal Balances, and will be distributed among such Classes in the manner set forth in the foregoing clauses (A) and (B), as applicable, until the Certificate Principal Balances of such Classes have been reduced to zero.

         Net Monthly Excess Cashflow. On each distribution date, the Net Monthly Excess Cashflow will be applied to the Offered Certificates in the following order of priority:

         1. From any Net Monthly Excess Cashflow, to each class of Senior Certificates (other than the Grantor Trust Class 3A-2B Certificates), as follows:

                  (i) any Interest Carry Forward Amount for each such Class and distribution date, to the extent not fully paid pursuant to clause 2 of Interest Funds above, pro rata in accordance with the respective amounts owed to each such Class, and then

                  (ii) any Unpaid Realized Loss Amount for each Class of Class A Certificates and distribution date, concurrently, (a) from the related Senior Interest Allocation Percentage of any remaining Net Monthly Excess Cashflow, to the Class 1A-1, Class 1A-2 and Class 1A-3 Certificates, sequentially, in that order, until the Certificate Principal Balance of each such Class has been reduced to zero; (b) from the related Senior Interest Allocation Percentage of any remaining Net Monthly Excess Cashflow, to the Class 2A-1, Class 2A-2 and Class 2A-3 Certificates, sequentially, in that order, until the Certificate Principal Balance of each such Class has been reduced to zero; and (c) from the related Senior Interest Allocation Percentage of any remaining Net Monthly Excess Cashflow, first to the Class 3A-1 Certificates, then to the Class 3A-2A Certificates and underlying Class 3A-2B Certificates, pro rata, and then to the Class 3A-3 Certificates, sequentially, in that order, until the Certificate Principal Balance of each such Class has been reduced to zero;

         2. From any remaining Net Monthly Excess Cashflow, to the Class B-1 Certificates, an amount equal to (a) any Interest Carry Forward Amount, and then (b) any Unpaid Realized Loss Amount for such Class for such distribution date;

         3. From any remaining Net Monthly Excess Cashflow, to the Class B-2 Certificates, an amount equal to (a) any Interest Carry Forward Amount, and then (b) any Unpaid Realized Loss Amount for such Class for such distribution date;

         4. From any remaining Net Monthly Excess Cashflow, to the Class B-3 Certificates, an amount equal to (a) any Interest Carry Forward Amount, and then (b) any Unpaid Realized Loss Amount for such Class for such distribution date;

         5. From any remaining Net Monthly Excess Cashflow, to the Class B-4 Certificates, an amount equal to (a) any Interest Carry Forward Amount, and then (b) any Unpaid Realized Loss Amount for such Class for such distribution date;

         6. From any remaining Net Monthly Excess Cashflow, to the Class B-5 Certificates, an amount equal to (a) any Interest Carry Forward Amount, and then (b) any Unpaid Realized Loss Amount for such Class for such distribution date;

         7. From any remaining Net Monthly Excess Cashflow, to the Class B-6 Certificates, an amount equal to (a) any Interest Carry Forward Amount, and then (b) any Unpaid Realized Loss Amount for such Class for such distribution date;

         8. From any remaining Net Monthly Excess Cashflow, to the Class B-7 Certificates, an amount equal to (a) any Interest Carry Forward Amount, and then (b) any Unpaid Realized Loss Amount for such Class for such distribution date;

         9. Concurrently, from any remaining Net Monthly Excess Cashflow, to the Class A Certificates (other than the grantor trust Class 3A-2B Certificates), pro rata based on each such Class' allocated share, any Basis Risk Shortfall and any Basis Risk Shortfall Carry Forward Amount for each such Class for such distribution date;

         10. From any remaining Net Monthly Excess Cashflow, to the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6 and Class B-7 Certificates, sequentially, in that order, any Basis Risk Shortfall and any Basis Risk Shortfall Carry Forward Amount, in each case for such Class for such distribution date;

         11. From any remaining Net Monthly Excess Cashflow, first to the senior certificates (other than the grantor trust Class 3A-2B Certificates), pro rata, based on each such Class' allocated share, and then to the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5,

                  Class B-6 and Class B-7 Certificates, sequentially, in that order, such respective certificates' allocated share of any Prepayment Interest Shortfalls to the extent not covered by Compensating Interest and any shortfalls resulting from the application of the Relief Act or similar state laws, in each case without interest accrued thereon;

         12. Any remaining Net Monthly Excess Cashflow, to the B-IO Certificates in an amount specified in the Agreement; and

         13.      Any remaining amounts to the Residual Certificates.

         When a borrower prepays all or a portion of a mortgage loan between Due Dates, the borrower pays interest on the amount prepaid only to the date of prepayment. Accordingly, an interest shortfall will result equal to the difference between the amount of interest collected and the amount of interest that would have been due absent such prepayment. We refer to this interest shortfall as a Prepayment Interest Shortfall. Any Prepayment Interest Shortfalls resulting from a prepayment in full or in part are required to be paid by the Servicer, but only to the extent that such amount does not exceed the aggregate of the Servicing Fees on the mortgage loans on the applicable distribution date. Any Prepayment Interest Shortfalls required to be funded but not funded by the Servicer are required to be paid by the Master Servicer, but only to the extent that such amount does not exceed the aggregate Master Servicing Compensation for the related mortgage loans for the applicable distribution date. Neither the Servicer nor the Master Servicer is obligated to fund interest shortfalls resulting from the application of the Relief Act. The amount of the Master Servicing Compensation and Servicing Fees used to offset such Prepayment Interest Shortfalls is referred to herein as Compensating Interest Payments.

         Grantor Trust Distributions. Interest and principal on the Grantor Trust Class 3A-2B Certificates will be distributed monthly on each distribution date in an aggregate amount equal to the Grantor Trust Available Funds for such distribution date. On each distribution date, the Grantor Trust Available Funds shall be distributed as follows:

                  first, to the Swap Counterparty, the Swap Counterparty Payment (if any) for such distribution date and certain termination payments (other than Additional Swap Counterparty Payments) payable to the Swap Counterparty in connection with a Swap Early Termination;

                  second, to the extent of remaining Grantor Trust Available Funds, to the Grantor Trust Class 3A-2B Certificates, the Current Interst and any Interest Carry Forward Amounts on the Grantor Trust Class 3A-2B Certificates for such distribution date;

                  third, to the extent of remaining Grantor Trust Available Funds, to the Grantor Trust Class 3A-2B Certificates, any principal distributions received from the underlying Class 3A-2B Certificates, in reduction of the Certificate Principal Amount thereof, until the Certificate Principal Amount thereof has been reduced to zero; and

                  fourth, to the extent of remaining Grantor Trust Available Funds, to the Swap Counterparty, any Additional Swap Counterparty Payments.

         No Accrued Certificate Interest will be payable with respect to the Grantor Trust Class 3A-2B Certificates after the distribution date on which the Certificate Principal Amount of the Grantor Trust Class 3A-2B Certificates has been reduced to zero.

Excess Spread and Overcollateralization Provisions

         Excess Spread will be required to be applied as an Extra Principal Distribution Amount with respect to the Offered Certificates (with respect to the Grantor Trust Class 3A-2B Certificates, indirectly through the underlying Class 3A-2B Certificates) whenever the Overcollateralization Amount is less than the Overcollateralization Target Amount. If on any distribution date, after giving effect to allocations of the Principal Distribution Amount, the aggregate Certificate Principal Balance of the Offered Certificates (other than the Grantor Trust Class 3A-2B Certificates) exceeds the aggregate Scheduled Principal Balance of the mortgage loans for such distribution date, the Certificate Principal Balances of the Subordinate Certificates will be reduced, in inverse order of seniority, by an amount equal to such excess. If no Subordinate Certificates remain outstanding, the Certificate Principal Balances of the Class A Certificates (with respect to the Grantor Trust Class 3A-2B Certificates, indirectly through the underlying Class 3A-2B Certificates) will be reduced in the order of priority provided under "--Allocation of Realized Losses; Subordination", below, by an amount equal to such excess. Any such reduction is an Applied Realized Loss Amount.

Pass-Through Rates for the Offered Certificates

         The Pass-Through Rate per annum for the Adjustable Rate Certificates (other than the Grantor Trust Class 3A-2B Certificates) will be equal to the least of:

                  (i) the London interbank offered rate for one month United States dollar deposits, which we refer to as One-Month LIBOR, calculated as described below under "--Calculation of One-Month LIBOR", plus the related Margin,

                  (ii) 10.50% per annum, and

                  (iii) the applicable Net Rate Cap.

         The Pass-Through Rate per annum for the Class 3X Certificates will be a fixed rate equal to 1.200%.

         The Pass-Through Rate per annum for the Grantor Trust Class 3A-2B Certificates will be equal to One-Month LIBOR plus 0.20%.

         If on any distribution date the Pass-Through Rate for any class of Adjustable Rate Certificates (other than the Grantor Trust Class 3A-2B Certificates) is based on the applicable Net Rate Cap for such class, the related certificateholders will be entitled to receive Basis Risk Shortfall Carry Forward Amounts as described under "Description of the Certificates--Distributions on the Certificates--Net Monthly Excess Cashflow" in this prospectus supplement.

         Basis Risk Shortfall Carry Forward Amounts for any such class of Adjustable Rate Certificates will be treated as paid to such class of certificates from and to the extent of funds on deposit in a reserve fund (the "Basis Risk Reserve Fund") to be held by the paying agent on behalf of such certificateholders as a source for such Basic Risk Shortfall payments. The source of funds on deposit in the Basis Risk Reserve Fund will be limited to amounts payable to such reserve fund for distribution in respect of Basic Risk Shortfall payments as described under "Description of the Certificates--Distributions on the Certificates--Net Monthly Excess Cashflow" in this prospectus supplement.

Calculation of One-Month LIBOR

         With respect to each class of Adjustable Rate Certificates, on the second LIBOR business day preceding the commencement of each Interest Accrual Period for such certificates, which date we refer to as an interest determination date, the Securities Administrator will determine One-Month LIBOR for such Interest Accrual Period on the basis of such rate as it appears on Telerate Screen Page 3750, as of 11:00 a.m. London time on such interest determination date. If such rate does not appear on such page, or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by the securities administrator, One-Month LIBOR for the applicable Interest Accrual Period will be the Reference Bank Rate. If no such quotations can be obtained and no Reference Bank Rate is available, One-Month LIBOR will be the One-Month LIBOR applicable to the immediately preceding Interest Accrual Period.

         The Reference Bank Rate with respect to any Interest Accrual Period, means the arithmetic mean, rounded upwards, if necessary, to the nearest whole multiple of 0.03125%, of the offered rates for United States dollar deposits for one month that are quoted by the Reference Banks, as described below, as of 11:00 a.m., New York City time, on the related interest determination date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of all Classes of Adjustable Rate Certificates for such Interest Accrual Period, provided that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean, rounded upwards, if necessary, to the nearest whole multiple of 0.03125%, of the rates quoted by one or more major banks in New York City, selected by the Securities Administrator, as of 11:00 a.m., New York City time, on such date for loans in U.S. dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of all Classes of Adjustable Rate Certificates. As used in this section, LIBOR business day means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; and Reference Banks means leading banks selected by the Securities Administrator and engaged in transactions in Eurodollar deposits in the international Eurocurrency market:

          1.   with an established place of business in London,

          2. which have been designated as such by the Securities Administrator, and

          3. which are not controlling, controlled by, or under common control with, the Depositor or the Sponsor.

         The establishment of One-Month LIBOR on each interest determination date by the Securities Administrator and the Securities Administrator's calculation of the rate of interest applicable to the Classes of Adjustable Rate Certificates for the related Interest Accrual Period shall, in the absence of manifest error, be final and binding.

Monthly Advances

         If the scheduled payment of principal and interest on a mortgage loan which was due on a related Due Date is delinquent other than as a result of application of the Relief Act or similar state law, the related Servicer will be required to remit to the Master Servicer on the date specified in the applicable Servicing Agreement an amount equal to such delinquency, net of the Servicing Fee except to the extent the Servicer determines any such advance to be nonrecoverable from Liquidation Proceeds, Insurance Proceeds or from future payments on the mortgage loan for which such advance was made. Subject to the foregoing, such advances will be made by the Servicers or subservicers, if applicable, through final disposition or liquidation of the related mortgaged property, or until such time as specified in the applicable Servicing Agreement. Failure by the related Servicer to remit any required advance, which failure goes unremedied for the number of days specified in the Servicing Agreement, will constitute an event of default under the applicable Servicing Agreement. Such event of default shall then obligate the

Master Servicer to advance such amounts to the Distribution Account to the extent provided in the Agreement. Any failure of the Master Servicer to make such advances (other than an advance that the Master Servicer determines to be non-recoverable) would constitute an Event of Default as discussed under "The Agreements--Events of Default and Rights Upon Event of Default" in the prospectus. The Trustee, as successor master servicer, will be required to make an advance which the Master Servicer was required to make but failed to do so.

         All Monthly Advances will be reimbursable to the party making such Monthly Advance from late collections, Insurance Proceeds and Liquidation Proceeds from the mortgage loan as to which the unreimbursed Monthly Advance was made. In addition, any Monthly Advances previously made in respect of any mortgage loan that are deemed by the related Servicer, subservicer or Master Servicer to be nonrecoverable from related late collections, Insurance Proceeds or Liquidation Proceeds may be reimbursed to such party out of any funds in the Distribution Account prior to the distributions on the Certificates.

Allocation of Realized Losses; Subordination

General

         Subordination provides the holders of Offered Certificates having a higher payment priority with protection against Realized Losses on the mortgage loans. In general, this loss protection is accomplished by allocating any Realized Losses among the Subordinate Certificates, beginning with the Subordinate Certificates with the lowest payment priority until the Certificate Principal Balance of that class of Subordinate Certificates has been reduced to zero. Only those Realized Losses in excess of available Excess Spread and the current Overcollateralization Amount will be allocated to the Subordinate Certificates.

         With respect to any defaulted mortgage loan that is finally liquidated through foreclosure sale, disposition of the related mortgaged property if acquired on behalf of the certificateholders by deed-in-lieu of foreclosure or otherwise, the amount of loss realized, if any, will equal the portion of the unpaid principal balance remaining, if any, plus interest thereon through the last day of the month in which such mortgage loan was finally liquidated, after application of all amounts recovered (net of amounts reimbursable to the related Servicer or Master Servicer for Monthly Advances, Servicing Fees, servicing advances and certain other amounts specified in the related Servicing Agreement) towards interest and principal owing on the mortgage loan. The amount of such loss realized on a mortgage loan, together with the amount of any Bankruptcy Loss (if any) in respect of a mortgage loan is referred to in this prospectus supplement as a Realized Loss.

         There are two types of Bankruptcy Losses that can occur with respect to a mortgage loan. The first type of Bankruptcy Loss, referred to in this prospectus supplement as a Deficient Valuation, results if a court, in connection with a personal bankruptcy of a mortgagor, establishes the value of a mortgaged property at an amount less than the unpaid principal balance of the mortgage loan secured by such mortgaged property. In such a case, the holder of such mortgage loan would become an unsecured creditor to the extent of the difference between the unpaid principal balance of such mortgage loan and such reduced unsecured debt. The second type of Bankruptcy Loss, referred to in this prospectus supplement as a Debt Service Reduction, results from a court reducing the amount of the monthly payment on the related mortgage loan, in connection with the personal bankruptcy of a mortgagor.

         The principal portion of Debt Service Reductions will not be allocated in reduction of the Certificate Principal Balance of any class of Certificates. As a result of the subordination of the Subordinate Certificates in right of distribution of available funds to the Senior Certificates, any Debt

Service Reductions relating to the mortgage loans will generally be borne by the Subordinate Certificates (to the extent then outstanding) in inverse order of priority.

         In the event that a Servicer, the Master Servicer or any sub-servicer recovers any amount in respect of a Liquidated Mortgage Loan with respect to which a Realized Loss has been incurred after liquidation and disposition of such mortgage loan, any such amount, which is referred to in this prospectus supplement as a Subsequent Recovery, will be distributed as part of available funds in accordance with the priorities described under "Description of the Certificates-Distributions on the Certificates" in this prospectus supplement. Additionally, the Certificate Principal Balance of each class of Subordinate Certificates that has been reduced by the allocation of a Realized Loss to such Certificate will be increased, in order of seniority, by the amount of such Subsequent Recovery, but not in excess of the amount of any Realized Losses previously allocated to such class of Certificates and not previously offset by Subsequent Recoveries. Holders of such Certificates will not be entitled to any payment in respect of interest on the amount of such increases for an Interest Accrual Period preceding the distribution date on which such increase occurs.

         Any allocation of a principal portion of a Realized Loss to an Offered Certificate (other than a Grantor Trust Class 3A-2B Certificate) will be made by reducing the Certificate Principal Balance thereof by the amount so allocated as of the distribution date in the month following the calendar month in which such Realized Loss was incurred.

         An allocation of a Realized Loss on a pro rata basis among two or more classes of Certificates means an allocation to each such class of Certificates on the basis of its then outstanding Certificate Principal Balance prior to giving effect to distributions to be made on such distribution date.

Allocation of Realized Losses

         The Applied Realized Loss Amount for the mortgage loans shall be allocated first to the Class B-7, Class B-6, Class B-5, Class B-4, Class B-3, Class B-2 and Class B-1 Certificates, in that order (so long as their respective Certificate Principal Balances have not been reduced to zero). Thereafter, Realized Losses in respect of sub-loan group 1 shall be allocated to the Class 1A-3, Class 1A-2 and Class 1A-1 Certificates, sequentially, in that order; Realized Losses in respect of sub-loan group 2 shall be allocated to the Class 2A-3, Class 2A-2 and Class 2A-1 Certificates, sequentially, in that order; and Realized Losses in respect of sub-loan group 3 shall be allocated first to the Class 3A-3, then to the Class 3A-2A, underlying Class 3A-2B, pro rata, and then to the Class 3A-1 Certificates, sequentially, in that order, in each case until the Certificate Principal Balance of each such Class has been reduced to zero. Such subordination will increase the likelihood of timely receipt by the holders of the Offered Certificates with higher relative payment priority of the maximum amount to which they are entitled on any distribution date and will provide such holders protection against losses resulting from defaults on mortgage loans to the extent described in this prospectus supplement. The Depositor will allocate a loss to a certificate by reducing its principal amount by the amount of the loss.

Final Maturity Reserve Account

         If, on the distribution date occurring in February, 2013 or on any distribution date thereafter, any offered certificates are outstanding and the aggregate Scheduled Principal Balance of the mortgage loans with original terms to maturity in excess of 30 years is (i) is greater than or equal to a scheduled amount set forth in column 2 of Schedule C to this prospectus supplement but less than column 1 of Schedule C or (ii) is greater than or equal to a scheduled amount set forth in column 1 of Schedule C, the Securities Administrator will be required to deposit, from Interest Funds, into the Final Maturity Reserve Account the Coupon Strip for such distribution date. Amounts on deposit in the Final Maturity Reserve Account will not be an asset of any REMIC.

         The "Coupon Strip" means an amount equal to the product of one-twelfth of the Coupon Strip Rate and the Scheduled Principal Balance of the mortgage loans at the beginning of the related Due Period. The "Coupon Strip Rate" means, 0.02% with respect to mortgage loans described in clause (i) above and 0.05% with respect to mortgage loans described in clause (ii) above.

         On each distribution date, any amounts on deposit in the Final Maturity Reserve Account in excess of the lesser of (i) the Certificate Principal Balance of the Offered Certificates and (ii) the aggregate Scheduled Principal Balance of the mortgage loans with original terms to maturity in excess of 30 years, will be distributed to the Class B-IO Certificates.

         In addition, on the earlier of the distribution date occurring in February 2036 and the distribution date on which the final distribution of payments from the mortgage loans and the other assets in the trust is expected to be made, funds on deposit in the Final Maturity Reserve Account will be distributed to the offered certificates in the following order of priority:

         (1) to the Class A Certificates (with respect to the holders of the Grantor Trust Class 3A-2B Certificates, indirectly through the underlying Class 3A-2B Certificates), pro rata in accordance with their outstanding Certificate Principal Balance, until the Certificate Principal Balance of each class thereof is reduced to zero;

         (2) to the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6 and Class B-7 Certificates, sequentially, in that order, until the Certificate Principal Balance of each class thereof is reduced to zero, after giving effect to principal distributions on such distribution date;

         (3) to each class of Offered Certificates (with respect to the holders of the Grantor Trust Class 3A-2B Certificates, indirectly through the underlying Class 3A-2B Certificates), any Current Interest and Interest Carry Forward Amount for each such class remaining unpaid after giving effect to interest distributions on such distribution date in accordance with payment priorities set forth in "Description of the Certificates--Distributions on the Certificates--Interest Funds;"

         (4) to each class of Offered Certificates, any Basis Risk Shortfall Carry Forward Amount for each such class remaining unpaid after giving effect to the distributions on such distribution date in accordance with payment priorities set forth in "Description of the Certificates--Distributions on the Certificates--Net Monthly Excess Cashflow;" and

         (5) to the Class B-IO Certificates, any remaining amount.

The Swap Agreement

         On the closing date, the underlying Class 3A-2B Certificates, constituting a regular interest in a REMIC, will be deposited into the grantor trust, together with the Swap Agreement. With respect to any distribution date on or prior to the Swap Termination Date, the Swap Agreement will provide for the payment by the Swap Counterparty to the grantor trust or by the grantor trust to the Swap Counterparty of the Swap Payment, as applicable. In the event of a Swap Early Termination, either (i) an amount may become immediately due and payable to the Swap Counterparty, which shall be paid by the grantor trust to the Swap Counterparty from amounts otherwise payable by the grantor trust to the Grantor Trust Class 3A-2B Certificates, or (ii) an amount may become immediately due and payable to the grantor trust on behalf of the Grantor Trust Class 3A-2B Certificates by the Swap Counterparty.

         The Depositor has determined that the significance percentage of payments under the Swap Agreement, as calculated in accordance with Regulation AB under the Securities Act of 1933, is less than 10%.

Restrictions on Transfer of the Grantor Trust Class 3A-2B Certificates

         The Grantor Trust Class 3A-2B Certificates may not be purchased by or transferred to a Plan except upon the delivery of a certification of facts or an opinion of counsel, as provided in this prospectus supplement. See "ERISA Considerations" in this prospectus supplement. In addition, the Grantor Trust Class 3A-2B Certificates will be subject to additional restrictions described under "Federal Income Tax Consequences--Taxation of the Grantor Trust and the Grantor Trust Class 3A-2B Certificates" in this prospectus supplement.


                                THE CAP CONTRACTS

         The Trustee, on behalf of the Trust, will enter into one or more Cap Contracts that provide for payments to the Securities Administrator with respect to the Adjustable Rate Certificates (with respect to the Grantor Trust Class 3A-2B Certificates, indirectly through the underlying Class 3A-2B Certificates), with Bear Stearns Financial Products Inc., for the benefit of the holders of such Adjustable Rate Certificates. The interest-only certificates will not have the benefit of any Cap Contracts. Each of the Class A and Class B Certificates will receive the benefit of payments from a Cap Contract (with respect to the Grantor Trust Class 3A-2B Certificates, indirectly through the underlying Class 3A-2B Certificates), except that the Class B-1, the Class B-2, the Class B-3, the Class B-4, the Class B-5, the Class B-6 and the Class B-7 Certificates also may receive payments from the Cap Contracts related to the Class A Certificates. The Cap Contracts are intended to provide partial protection to the related classes of Adjustable Rate Certificates in the event that the Pass-Through Rate applicable to such classes of Certificates is limited by the related Net Rate Cap and to cover certain interest shortfalls.

         The Cap Counterparty is a bankruptcy remote derivatives product company based in New York, New York that has been established as a wholly-owned subsidiary of The Bear Stearns Companies Inc. The Cap Counterparty maintains a rating classification of "AAA" from Standard Poor's and "Aaa" from Moody's. The Cap Counterparty will provide upon request, without charge, to each person to whom this prospectus supplement is delivered, a copy of (i) the ratings analysis from each of Standard & Poor's and Moody's evidencing those respective ratings or (ii) the most recent audited annual financial statements of the Cap Counterparty. Requests for such information should be directed to the DPC Manager of Bear Stearns Financial Products Inc. at (212) 272-4009 or in writing at 383 Madison Avenue, New York, New York 10179. The Cap Counterparty is an affiliate of Bear, Stearns & Co. Inc., the sponsor and the depositor.

         On each distribution date through and including the distribution date set forth in the related Cap Contract, payments under the related Cap Contract will be made to the Securities Administrator, under an account established and maintained by the Securities Administrator, for the benefit of the holders of the related Certificates. The payment to be made by the Cap Counterparty under each Cap Contract will be equal to the interest accrued during the Interest Accrual Period on the related notional balance at a rate equal to the excess of
(i) the lesser of (a) One-Month LIBOR and (b) 10.50% per annum, over (ii) the strike percent set forth in Schedule B. The notional balance will be equal to the lesser of (i) the Certificate Principal Balance of such class of Certificates for the related distribution date and (ii) the related notional amount set forth in Schedule B.

         On each distribution date, amounts received under each Cap Contract with respect to such distribution date will be allocated in the following order of priority:

         first, (i) to the holders of the Class A Certificates (other than the Grantor Trust Class 3A-2B Certificates), pro rata, and thereafter (ii) to the holders of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6 and Class B-7 Certificates, in that order, the payment of any related Basis Risk Shortfall Carry Forward Amount for such distribution date, to the extent not covered by Net Monthly Excess Cashflow for such distribution date;

         second, from any remaining amounts, (i) to the holders of the Class A Certificates (other than the Grantor Trust Class 3A-2B Certificates), pro rata, and thereafter (ii) to the holders of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6 and Class B-7 Certificates, in that order, the payment of any Current Interest and Interest Carry Forward Amount for each such class to the extent not covered by Interest Funds or Net Monthly Excess Cashflow on such distribution date;

         third, from any excess amounts available from the related Cap Contract relating to (i) the Class A Certificates (other than the Grantor Trust Class 3A-2B Certificates), pro rata, and thereafter (ii) to the Class B-1, the Class B-2, the Class B-3, the Class B-4, the Class B-5, the Class B-6 and the Class B-7 Certificates, in that order, to the extent not paid to such classes pursuant to clauses first or second above; and

         fourth, from any remaining amounts, to the holders of the Class B-IO Certificates.

         The Cap Contracts terminate after the distribution date occurring in June, 2014, except that the Cap Contract with respect to the Class B-7 Certificates terminates after the distribution date occuring in September, 2012.

         The Depositor has determined that the significance percentage of payments under the Cap Contracts, as calculated in accordance with Regulation AB under the Securities Act of 1933, is less than 10%.

                            YIELD ON THE CERTIFICATES

General

         The yield to maturity and the weighted average life on each class of Offered Certificates (with respect to the Grantor Trust Class 3A-2B Certificates, indirectly through the underlying Class 3A-2B Certificates) will be primarily affected by the rate and timing of principal payments on the mortgage loans, including prepayments, the allocation of principal payments on the mortgage loans among the classes of Offered Certificates (with respect to the Grantor Trust Class 3A-2B Certificates, indirectly through the underlying Class 3A-2B Certificates), Realized Losses and interest shortfalls on the mortgage loans, the Pass-Through Rates on such Certificates, and the purchase price paid for such Certificates. In addition, the effective yield to holders of the Offered Certificates will be less than the yields otherwise produced by their respective Pass-Through Rates and purchase prices because interest will not be distributed to the certificateholders until the 25th day, or if such day is not a business day, the following business day, of the month following the month in which interest accrues on the mortgage loans, without any additional distribution of interest or earnings thereon in respect of such delay.

Prepayment Considerations

         The rate of principal payments on each class of Offered Certificates, the aggregate amount of distributions on each class of Offered Certificates and the yield to maturity of each class of Offered Certificates (in each case with respect to the Grantor Trust Class 3A-2B Certificates, indirectly through the underlying Class 3A-2B Certificates) will be related to the rate and timing of payments of principal on the mortgage loans. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans and by the rate and timing of Principal Prepayments on the mortgage loans (including for this purpose payments resulting from refinancings, liquidations of the mortgage loans due to defaults, casualties, condemnations and repurchases, whether optional or required). The mortgage loans generally may be prepaid by the mortgagors at any time; however, as described under "The Mortgage Pool" in this prospectus supplement, with respect to approximately 64.33% of the mortgage loans, a prepayment may subject the related mortgagor to a prepayment charge, which may discourage prepayments during the applicable period. Prepayment charges may be restricted under some state laws as described under "Material Legal Aspects of the Loans - Enforceability of Prepayment and Late Payment Fees" in the prospectus. All prepayment charges with respect to the mortgage loans will be retained by the related Servicer as additional servicing compensation and will not be part of the Available Funds for such distribution date. There can be no assurance that the prepayment charges will have any effect on the prepayment performance of the mortgage loans.

         Principal Prepayments, liquidations and repurchases of the mortgage loans will result in distributions in respect of principal to the holders of the related class or classes of Offered Certificates then entitled to receive these principal distributions (with respect to the Grantor Trust Class 3A-2B Certificates, indirectly through the underlying Class 3A-2B Certificates) that otherwise would be distributed over the remaining terms of the mortgage loans. Since the rate and timing of payments of principal on the mortgage loans will depend on future events and a variety of factors (as described more fully in this prospectus supplement and in the prospectus under "Description of the Securities - Weighted Average Lives of the Securities"), no assurance can be given as to the rate of Principal Prepayments. The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and the degree to which the timing of payments on the Offered Certificates is sensitive to prepayments on the mortgage loans. Further, an investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of Principal Prepayments on the mortgage loans could result in an actual yield to an investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of Principal Prepayments on the mortgage loans could result in an actual yield to the investor that is lower than the anticipated yield. In general, the earlier a prepayment of principal on the mortgage loans, the greater will be the effect on the investor's yield to maturity. As a result, the effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

         Because the mortgage loans may be prepaid at any time, it is not possible to predict the rate at which distributions on the Certificates will be received. Since prevailing interest rates are subject to fluctuation, there can be no assurance that investors in the Certificates will be able to reinvest the distributions thereon at yields equaling or exceeding the yields on the Certificates. Yields on any such reinvestments may be lower, and may even be significantly lower, than yields on the Certificates. Generally, when prevailing interest rates increase, prepayment rates on mortgage loans tend to decrease, resulting in a reduced rate of return of principal to investors at a time when reinvestment at such higher prevailing rates would be desirable. Conversely, when prevailing interest rates decline, prepayment rates on mortgage loans tend to increase, resulting in a greater rate of return of principal to investors at a time when reinvestment at comparable yields may not be possible. It is highly unlikely that the mortgage loans will prepay at any constant rate until maturity or that all of the mortgage loans will prepay at the same rate. Moreover, the timing of prepayments on the mortgage loans may significantly affect the actual yield to maturity on the Offered Certificates, even if the average rate of principal payments experienced over time is consistent with an investor's expectation.

         Because principal distributions are paid to some classes of Offered Certificates before other classes, holders of classes of Offered Certificates having a later priority of payment bear a greater risk of losses than holders of classes having earlier priorities for distribution of principal.

         The rate of payments (including prepayments) on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors. If prevailing mortgage rates fall significantly below the mortgage rates on the mortgage loans, the rate of prepayment (and refinancing) would be expected to increase. Conversely, if prevailing mortgage rates rise significantly above the mortgage rates on the mortgage loans, the rate of prepayment on the mortgage loans would be expected to decrease. Other factors affecting prepayment of mortgage loans include changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties and servicing decisions. In addition, the existence of the applicable periodic rate cap, maximum mortgage rate and minimum mortgage rate may effect the likelihood of prepayments resulting from refinancings. There can be no certainty as to the rate of prepayments on the mortgage loans during any period or over the life of the Certificates.

         In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. In addition, default rates generally are higher for mortgage loans used to refinance an existing mortgage loan. In the event of a mortgagor's default on a mortgage loan, there can be no assurance that recourse beyond the specific mortgaged property pledged as security for repayment will be available.

Allocation of Principal Payments

         Subject to the circumstances described under "Description of the Certificates--Distributions on the Certificates" in this prospectus supplement, on each distribution date during the first three years after the Closing Date and thereafter, on any distribution date that a Trigger Event is in effect, all principal payments on the mortgage loans will generally be allocated to the Senior Certificates.

Interest Shortfalls and Realized Losses

         When a principal prepayment in full is made on a mortgage loan, the mortgagor is charged interest only for the period from the Due Date of the preceding monthly payment up to the date of the Principal Prepayment, instead of for a full month. When a partial Principal Prepayment is made on a mortgage loan, the mortgagor is not charged interest on the amount of the prepayment for the month in which the prepayment is made. In addition, the application of the Relief Act or similar state law to any mortgage loan will adversely affect, for an indeterminate period of time, the ability of the related Servicer to collect full amounts of interest on the mortgage loan. See "Material Legal Aspects of the Loans--Civil Relief Act" in the prospectus. Any interest shortfalls resulting from a Principal Prepayment in full or a partial Principal Prepayment are required to be paid by the related Servicer, but only to the extent that such amount does not exceed the aggregate of the related Servicing Fees on the mortgage loans serviced by that Servicer for the related Due Period. Any interest shortfalls required to be funded but not funded by the related Servicer are required to be paid by the Master Servicer, but only to the extent that such amount does not exceed the aggregate Master Servicing Compensation for the applicable distribution date. Neither of the Servicer or the Master Servicer are obligated to fund interest shortfalls resulting from the application of the Relief Act or similar state law. See "Pooling and Servicing Agreement--Servicing and

Other Compensation and Payment of Expenses" in this prospectus supplement and "Material Legal Aspects of Mortgage Loans--Civil Relief Act" in the prospectus. Accordingly, the effect of (1) any Principal Prepayments on the mortgage loans, to the extent that any resulting interest shortfall due to such Principal Prepayments exceeds any Compensating Interest or (2) any shortfalls resulting from the application of the Relief Act or similar state law, will be to reduce the aggregate amount of interest collected that is available for distribution to holders of the Offered Certificates (with respect to the Grantor Trust Class 3A-2B Certificates, indirectly through the underlying Class 3A-2B Certificates). Any resulting shortfalls will be allocated among the Certificates as provided in this prospectus supplement.

         The yields to maturity and the aggregate amount of distributions on the Offered Certificates (with respect to the Grantor Trust Class 3A-2B Certificates, indirectly through the underlying Class 3A-2B Certificates) will be affected by the timing of mortgagor defaults resulting in Realized Losses. The timing of Realized Losses on the mortgage loans and the allocation of Realized Losses to the Offered Certificates (other than the interest-only certificates) could significantly affect the yield to an investor in the Offered Certificates. In addition, Realized Losses on the mortgage loans may affect the market value of the Offered Certificates, even if these losses are not allocated to the Offered Certificates.

         If the Certificate Principal Balance of a class of Subordinate Certificates has been reduced to zero, the yield to maturity on the class of Subordinate Certificates then outstanding with the lowest payment priority will be extremely sensitive to losses on the mortgage loans and the timing of those losses because the entire amount of losses that are covered by subordination will be allocated to that class of Subordinate Certificates. If the Certificate Principal Balances of all classes of Subordinate Certificates have been reduced to zero, the yield to maturity on the classes of Senior Certificates (other than the interest-only certificates, and with respect to the Grantor Trust Class 3A-2B Certificates, indirectly through the underlying Class 3A-2B Certificates) then outstanding will be extremely sensitive to losses on the mortgage loans and the timing of those losses, in the order of priority set forth in this prospectus supplement, because the entire amount of losses that are covered by subordination will be allocated to those classes of Senior Certificates.

         As described under "Description of the Certificates--Allocation of Realized Losses; Subordination" in this prospectus supplement, amounts otherwise distributable to holders of the Subordinate Certificates may be made available to protect the holders of the Senior Certificates (with respect to the Grantor Trust Class 3A-2B Certificates, indirectly through the underlying Class 3A-2B Certificates) against interruptions in distributions due to mortgagor delinquencies, to the extent not covered by Monthly Advances, and amounts otherwise distributable to holders of the Subordinate Certificates with a lower priority may be made available to protect the holders of Subordinate Certificates with a higher priority against interruptions in distributions. Delinquencies on the mortgage loans may affect the yield to investors on the Subordinate Certificates, and, even if subsequently cured, will affect the timing of the receipt of distributions by the holders of those Subordinate Certificates. If a Trigger Event exists due to larger than expected rate of delinquencies or losses on the mortgage loans, no principal payments will be made to the Subordinate Certificates as long as such Trigger Event exists as long as any of the Senior Certificates are still outstanding.

Excess Spread Available to the Certificates

         The weighted average life and yield to maturity of each class of Offered Certificates will also be influenced by the amount of Excess Spread generated by the mortgage loans and applied in reduction of the Certificate Principal Balances of the Offered Certificates (with respect to the interest-only certificates, indirectly through the Class 3A certificates, and with respect to the Grantor Trust Class 3A-2B Certificates, indirectly through the underlying Class 3A-2B Certificates). The level of Excess Spread available on any distribution date to be applied in reduction of the Certificate Principal Balances of the Offered Certificates (other than the interest-only certificates, and with respect to the Grantor Trust Class 3A-2B Certificates, indirectly through the underlying Class 3A-2B Certificates) and will be influenced by, among other factors:

     o the overcollateralization level of the mortgage loans at such time, i.e., the extent to which interest on the mortgage loans is accruing on a higher scheduled principal balance than the aggregate Certificate Principal Balance of the Offered Certificates;

     o   the delinquency and default experience of the mortgage loans;

     o   the level of One-Month LIBOR;

     o   the level of One-Year MTA;

     o   whether a Coupon Strip payment is required to be made; and

     o the provisions of the Agreement that permit principal collections to be distributed to the Class B-IO Certificates and the Residual Certificates in each case as provided in the Agreement when required overcollateralization levels have been met.

         To the extent that greater amounts of Excess Spread are distributed in reduction of the Certificate Principal Balance of a class of Offered Certificates (other than the interest-only certificates, and with respect to the Grantor Trust Class 3A-2B Certificates, indirectly through the underlying Class 3A-2B Certificates), the weighted average life thereof can be expected to shorten. No assurance, however, can be given as to the amount of Excess Spread to be distributed at any time or in the aggregate.

         The yields to maturity of the Offered Certificates and, in particular the Subordinate Certificates, in the order of payment priority, will be progressively more sensitive to the rate, timing and severity of Realized Losses on the mortgage loans (with respect to the Grantor Trust Class 3A-2B Certificates, indirectly through the underlying Class 3A-2B Certificates). If an Applied Realized Loss Amount is allocated to a class of Offered Certificates (other than the interest-only certificates), that class will thereafter accrue interest on a reduced Certificate Principal Balance. Although the Applied Realized Loss Amount so allocated may be recovered on future distribution dates to the extent of any Subsequent Recoveries and to the extent that any Excess Spread is available for that purpose, there can be no assurance that those amounts will be available or sufficient.

         To the extent that the Pass-Through Rate on an applicable Adjustable Rate Certificate is limited by the applicable Net Rate Cap, the difference between (x) the interest amount payable to such class at the applicable Pass-Through Rate without regard to the applicable Net Rate Cap, and (y) the Current Interest payable to such class on an applicable distribution date will create a shortfall. Such shortfall will be payable to the extent of Net Monthly Excess Cashflow and payments made under the Cap Contracts on the applicable distribution date. Payments under the Cap Contracts are based on the lesser of the Certificate Principal Balance of the related class of Certificates and the principal balance of such class based on certain prepayment assumptions. If the mortgage loans do not prepay according to those assumptions, it may result in the Cap Contracts providing insufficient funds to cover such shortfalls. In addition, each Cap Contract provides for payment of the excess of One-Month LIBOR over a specified per annum rate, which also may not provide sufficient funds to cover such shortfalls. The Cap Contracts terminate after the distribution date occurring in June, 2014, except that the Cap Contract with respect to the Class B-7 Certificates terminates after the distribution date occuring in September, 2012.

Assumed Final Distribution Date

         The assumed final distribution date for distributions on the Offered Certificates is the distribution date occurring in February, 2036. It is intended that the amounts deposited in the final maturity reserve account will be sufficient to retire the offered certificates on the assumed final distribution date, even though the outstanding principal balance of the mortgage loans having 40-year original terms to maturity have not been reduced to zero on the assumed final distribution date. Since the rate of payment (including prepayments) of principal on the mortgage loans can be expected to exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the disposition of the last remaining mortgage loan may be earlier, and could be substantially earlier, than the assumed final distribution date. Furthermore, the application of principal collections and excess spread could cause the actual final distribution date to occur significantly earlier than the assumed final distribution date. In addition, the depositor or its designee may, at its option, repurchase from the trust all the mortgage loans on or after any distribution date on which the aggregate scheduled principal balances of the mortgage loans are less than 10% of the Cut-off Date Scheduled Principal Balance of the mortgage loans and thereby effect the termination of the trust and the grantor trust and the early retirement of the certificates. See "The Pooling and Servicing Agreement--Termination" herein and "The Agreements--Termination" in the prospectus.

Weighted Average Life

         The weighted average life of a security refers to the average amount of time that will elapse from the date of its issuance until each dollar of principal of such security will be distributed to the investor. The weighted average life of a Certificate is determined by (a) multiplying the amount of the reduction, if any, of the Certificate Principal Balance of such Certificate from one distribution date to the next distribution date by the number of years from the date of issuance to the second such distribution date, (b) adding the results and (c) dividing the sum by the aggregate amount of the reductions in the Certificate Principal Balance of such Certificate referred to in clause (a). The weighted average life of the Offered Certificates of each class (with respect to the Grantor Trust Class 3A-2B Certificates, indirectly through the underlying Class 3A-2B Certificates) will be influenced by the rate at which principal on the mortgage loans is paid, which may be in the form of scheduled payments or prepayments (including prepayments of principal by the mortgagor as well as amounts received by virtue of condemnation, insurance or foreclosure with respect to the mortgage loans), and the timing thereof. The actual weighted average life and term to maturity of each class of Certificates (with respect to the Grantor Trust Class 3A-2B Certificates, indirectly through the underlying Class 3A-2B Certificates), in general, will be shortened if the level of such prepayments of principal on the mortgage loans increases.

         Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The prepayment model used in this prospectus supplement with respect to the mortgage loans, assumes a constant rate of prepayment each month, or CPR, relative to the then outstanding principal balance of a pool of mortgage loans similar to the mortgage loans. To assume a 25% CPR or any other CPR is to assume that the stated percentage of the outstanding principal balance of the mortgage pool is prepaid over the course of a year. No representation is made that the mortgage loans will prepay at these or any other rates.

         The Offered Certificates were structured assuming, among other things, a 25% CPR for the mortgage loans. The prepayment assumption to be used for pricing purposes for the respective classes may vary as determined at the time of sale. The actual rate of prepayment may vary considerably from the rate used for any prepayment assumption.

         The tables following the next paragraph indicate the percentages of the initial principal amount of the indicated classes of Offered Certificates (other than the interest-only certificates, and with respect to the Grantor Trust Class 3A-2B Certificates, indirectly through the underlying Class 3A-2B Certificates) that would be outstanding after each of the dates shown at various percentages of the CPR and the corresponding weighted average life of the indicated class of Offered Certificates (with respect to the Grantor Trust Class 3A-2B Certificates, indirectly through the underlying Class 3A-2B Certificates). The tables are based on the following modeling assumptions:

          (1) the mortgage pool consists of 467 mortgage loans with the characteristics set forth in the table below,

          (2) the mortgage loans prepay at the specified percentages of the CPR,

          (3) no defaults or delinquencies occur in the payment by mortgagors of principal and interest on the mortgage loans,

          (4) scheduled payments on the mortgage loans are received, in cash, on the first day of each month, commencing in March 2006, and are computed prior to giving effect to prepayments received on the last day of the prior month,

          (5) prepayments are allocated as described herein assuming the loss and delinquency tests are satisfied,

          (6) there are no interest shortfalls caused by (a) the application of the Relief Act or similar state law or (b) prepayments on the mortgage loans, which in the case of (b) have not been covered by Compensating Interest, and prepayments represent prepayments in full of individual mortgage loans and are received on the last day of each month, commencing in February 2006,

          (7) scheduled Monthly Payments of principal and interest on the mortgage loans are calculated on their respective principal balances (prior to giving effect to prepayments received thereon during the preceding calendar month), mortgage rate and remaining terms to stated maturity such that the mortgage loans will fully amortize by their stated maturities (after taking into account any interest only period),

          (8) the levels of One-Month LIBOR and One-Year MTA remain constant at 4.58% and 3.751%, respectively,

          (9) the mortgage rate on each mortgage loan will be adjusted on each interest adjustment date (as necessary) to a rate equal to the applicable Index (as described in (8) above), plus the applicable gross margin, subject to maximum lifetime mortgage rates, minimum lifetime mortgage rates and periodic caps (as applicable),

          (10) scheduled Monthly Payments of principal and interest on each mortgage loan will be adjusted on each payment adjustment date (set forth in the table below), provided that the amount of the monthly payment on a mortgage loan will not increase or decrease by an amount that is more than 7.50% of the monthly payment on that mortgage loan prior to its interest adjustment date (provided, however, that as of the fifth anniversary of the first due date for a mortgage loan, and on every fifth anniversary thereafter, and on the last payment adjustment date, prior to the related mortgage loan's scheduled maturity date, the minimum monthly payment on such mortgage loan will be reset without regard to this limitation, and provided further, that if the unpaid principal balance on a mortgage loan exceeds 110% or 115%, as the case may be, of the original principal balance on such mortgage loan due to deferred interest being added to the principal balance of such mortgage loan, then the monthly payment on such mortgage loan will be reset on the related payment date without regard to this limitation, so as to amortize fully the then unpaid principal balance of such mortgage loan over its remaining term to maturity),

          (11) the initial principal amounts of the Certificates are as set forth on pages S-8 and S-9 hereof,

          (12) distributions in respect of the Offered Certificates are received in cash on the 25th day of each month, commencing in March 2006,

          (13) the Offered Certificates are purchased on February 28, 2006,

          (14) neither the depositor nor its designee exercises the option to repurchase the mortgage loans described under the caption "The Pooling and Servicing Agreement--Termination" in this prospectus supplement, except with respect to the weighted average life in years to the optimal termination date; and

          (15) on the distribution date in February 2036, amounts on deposit in the Final Maturity Reserve Account are sufficient, together with other amounts available for distribution on such distribution date to pay, in full, the outstanding Certificate Principal Balance and any accrued interest on any outstanding Certificates.

                                                   MORTGAGE LOAN ASSUMPTIONS

                                        Current       Current                                                           Initial
                                         Gross          Net        Initial     Original     Remaining                   Periodic
                        Current         Mortgage      Mortgage     Monthly      Term To       Term To                     Rate
Loan     Subloan        Balance           Rate          Rate       Payment     Maturity      Maturity     Gross Margin    Cap
Number    group           ($)             (%)           (%)          ($)      (in months)   (in months)       (%)         (%)
------    -----           ---             ---           ---          ---      -----------   -----------       ---         ---
1        Group I       429,474.09   7.8450000000    7.4700000000   1,384.66       360           358      3.3750000000     N/A
2        Group I     1,259,900.59   7.4137521237    7.0387521237   4,080.98       360           357      2.9437521237     N/A
3        Group I       293,399.64   7.0000000000    6.6250000000   1,091.12       360           357      3.1250000000     N/A
4        Group I       456,319.82   7.3450000000    6.9700000000   1,479.55       360           356      2.8750000000     N/A
5        Group I       672,772.49   7.1050000000    6.7300000000   2,174.29       360           355      2.6250000000     N/A
6        Group I       267,955.76   7.6050000000    7.2300000000      996.5       360           355      3.1250000000     N/A
7        Group I       565,490.75   1.0000000000    0.6250000000   1,827.56       360           358      3.1250000000     N/A
8        Group I     1,804,994.42   7.2832912503    6.9082912503   5,852.66       360           356      2.8087917884     N/A
9        Group I     1,420,518.69   7.3860147503    7.0110147503   4,589.81       360           355      2.9060147503     N/A
10       Group I     1,732,539.44   7.1337140696    6.7587140696   5,599.25       360           357      2.6637140696     N/A
11       Group I       161,740.25   7.5950000000    7.2200000000     600.27       360           357      3.1250000000     N/A
12       Group I       170,351.18   7.3450000000    6.9700000000     632.05       360           356      2.8750000000     N/A
13       Group I       869,070.37   7.2056127487    6.8306127487   2,826.19       360           355      2.7256127487     N/A
14       Group I       171,481.80   6.9800000000    6.6050000000     553.22       360           353      2.5000000000     N/A
15       Group I       819,065.47   6.9700000000    6.5950000000   2,653.53       360           357      2.5000000000     N/A
16       Group I     2,570,525.02   7.0199027311    6.6449027311   8,324.15       360           356      2.5399027311     N/A
17       Group I       459,752.56   7.3550000000    6.9800000000   1,712.08       360           356      2.8750000000     N/A
18       Group I       119,049.41   7.3550000000    6.9800000000     385.97       360           355      2.8750000000     N/A
19       Group I       287,714.89   6.9800000000    6.6050000000     926.07       360           353      2.5000000000     N/A
20       Group I    13,708,070.03   1.0000000000    0.6250000000  44,268.17       360           358      3.0705102330     N/A
21       Group I     1,589,436.62   2.0000000000    1.6250000000   5,898.86       360           358      3.0293185071     N/A
22       Group I    14,751,042.00   7.6538237048    7.2788237048  47,762.78       360           357      3.1807693994     N/A
23       Group I     2,136,037.92   7.7606120165    7.3856120165   7,934.17       360           357      3.2835053076     N/A
24       Group I       283,065.09   7.5950000000    7.2200000000   1,235.99       360           357      3.1250000000     N/A
25       Group I    12,330,124.25   7.5427529725    7.1677529725  39,929.21       360           356      3.0661442736     N/A
26       Group I     3,128,262.41   7.5319849551    7.1569849551  11,642.34       360           356      3.0561337160     N/A
27       Group I     6,601,133.47   7.6132375718    7.2382375718  21,323.42       360           355      3.1332375718     N/A
28       Group I     1,926,262.65   7.7133504565    7.3383504565   7,147.81       360           355      3.2333504565     N/A
29       Group I       354,783.94   7.3550000000    6.9800000000   1,498.43       360           355      2.8750000000     N/A
30       Group I       656,605.51   7.6050000000    7.2300000000   2,972.47       360           355      3.1250000000     N/A

(Table Continue)

                          Maximum        Minimum     Number of      Number of    Rate         Pay                     Maximum
         Subsequent        Gross          Gross       Months          Months   Adjustment   Adjustment                Negative
          Periodic        Mortgage      Mortgage      Until           Until    Frequency   Frequency                Amortization
Loan      Rate Cap          Rate          Rate       Next Rate       Next Pay     (in        (in                     Percentage
Number      (%)             (%)            (%)      Adjustment      Adjustment   months)    months)      Index           (%)
------      ---             ---            ---      ----------      ----------   -------    -------      -----           ---
1           N/A        10.9500000000    3.3750000000     1             11          1          12     One-Month LIBOR    110.00
2           N/A        10.8236113855    2.9437521237     1             10          1          12     One-Month LIBOR    110.00
3           N/A        10.9500000000    3.1250000000     1             10          1          12     One-Month LIBOR    110.00
4           N/A        10.9500000000    2.8750000000     1              9          1          12     One-Month LIBOR    110.00
5           N/A         9.9500000000    2.6250000000     1              8          1          12     One-Month LIBOR    110.00
6           N/A        10.9500000000    3.1250000000     1              8          1          12     One-Month LIBOR    110.00
7           N/A         9.9500000000    3.1250000000     1             11          1          12     One-Month LIBOR    110.00
8           N/A        10.5807310468    2.8087917884     1              9          1          12     One-Month LIBOR    110.00
9           N/A        10.8259409987    2.9060147503     1              8          1          12     One-Month LIBOR    110.00
10          N/A        10.7523942416    2.6637140696     1             10          1          12     One-Month LIBOR    110.00
11          N/A        10.9500000000    3.1250000000     1             10          1          12     One-Month LIBOR    110.00
12          N/A        10.9500000000    2.8750000000     1              9          1          12     One-Month LIBOR    110.00
13          N/A        10.3483660034    2.7256127487     1              8          1          12     One-Month LIBOR    110.00
14          N/A         9.9500000000    2.5000000000     1              6          1          12     One-Month LIBOR    110.00
15          N/A        10.9500000000    2.5000000000     1             10          1          12     One-Month LIBOR    110.00
16          N/A        10.9500000000    2.5399027311     1              9          1          12     One-Month LIBOR    110.00
17          N/A        10.9500000000    2.8750000000     1              9          1          12     One-Month LIBOR    110.00
18          N/A         9.9500000000    2.8750000000     1              8          1          12     One-Month LIBOR    110.00
19          N/A         9.9500000000    2.5000000000     1              6          1          12     One-Month LIBOR    110.00
20          N/A        10.5579070870    3.0705102330     1             11          1          12     One-Month LIBOR    110.00
21          N/A        10.8177878581    3.0293185071     1             11          1          12     One-Month LIBOR    110.00
22          N/A        10.5519129643    3.1807693994     1             10          1          12     One-Month LIBOR    110.00
23          N/A        10.9500000000    3.2835053076     1             10          1          12     One-Month LIBOR    110.00
24          N/A        10.9500000000    3.1250000000     1             10          1          12     One-Month LIBOR    110.00
25          N/A        10.6146029565    3.0661442736     1              9          1          12     One-Month LIBOR    110.00
26          N/A        10.8152881137    3.0561337160     1              9          1          12     One-Month LIBOR    110.00
27          N/A        10.3636422089    3.1332375718     1              8          1          12     One-Month LIBOR    110.00
28          N/A        10.6920292970    3.2333504565     1              8          1          12     One-Month LIBOR    110.00
29          N/A        10.9500000000    2.8750000000     1              8          1          12     One-Month LIBOR    110.00
30          N/A        10.9500000000    3.1250000000     1              8          1          12     One-Month LIBOR    110.00


                                      S-81

                                        Current       Current                                                           Initial
                                         Gross          Net        Initial     Original     Remaining                   Periodic
                        Current         Mortgage      Mortgage     Monthly      Term To       Term To                     Rate
Loan     Subloan        Balance           Rate          Rate       Payment     Maturity      Maturity     Gross Margin    Cap
Number    group           ($)             (%)           (%)          ($)      (in months)   (in months)       (%)         (%)
------    -----           ---             ---           ---          ---      -----------   -----------       ---         ---
31        Group I     288,466.27     7.6050000000  7.2300000000      932.75       360           354      3.1250000000     N/A
32        Group I   1,139,187.99     6.9700000000  6.5950000000    3,666.70       360           353      2.5000000000     N/A
33        Group I     352,130.40     7.3550000000  6.9800000000    1,537.85       360           355      2.8750000000     N/A
34        Group I     132,362.83     3.2500000000  2.8750000000      577.96       360           358      3.1250000000     N/A
35        Group I     377,524.01     7.5950000000  7.2200000000    1,651.18       360           357      3.1250000000     N/A
36        Group I     623,506.56     7.3450000000  6.9700000000    2,019.90       360           356      2.8750000000     N/A
37        Group I     577,132.12     7.6050000000  7.2300000000    2,524.21       360           356      3.1250000000     N/A
38        Group I     148,830.08     7.5950000000  7.2200000000      735.21       360           356      3.1250000000     N/A
39        Group I     392,586.46     7.1050000000  6.7300000000    1,661.78       360           355      2.6250000000     N/A
40        Group I     434,812.18     7.3550000000  6.9800000000    1,914.91       360           355      2.8750000000     N/A
41        Group I      52,225.41     6.9800000000  6.6050000000      250.65       360           355      2.5000000000     N/A
42        Group I     171,726.95     7.3550000000  6.9800000000      820.78       360           354      2.8750000000     N/A
43        Group I     336,566.73     7.1050000000  6.7300000000    1,093.58       360           355      2.6250000000     N/A
44        Group I     392,535.19     6.9800000000  6.6050000000    1,276.06       360           355      2.5000000000     N/A
45        Group I     453,340.25     6.9800000000  6.6050000000    1,479.55       360           353      2.5000000000     N/A
46        Group I     716,133.38     7.5126534248  7.1376534248    2,314.21       360           355      3.0326534248     N/A
47        Group I     224,102.98     7.3550000000  6.9800000000      831.65       360           355      2.8750000000     N/A
48        Group I     124,888.00     7.6050000000  7.2300000000      544.29       360           355      3.1250000000     N/A
49        Group I     317,710.34     7.6050000000  7.2300000000    1,029.25       360           356      3.1250000000     N/A
50        Group I     170,792.02     7.6250000000  7.2500000000      550.65       360           359      3.1000000000     N/A
51        Group I     240,626.92     7.8750000000  7.5000000000      771.93       360           356      3.4000000000     N/A
52        Group I     500,800.00     7.3230830671  6.9480830671    1,610.78       360           359      2.8688498403     N/A
53        Group I      74,400.00     7.2500000000  6.8750000000      252.33       360           359      2.8000000000     N/A
54        Group I   2,769,291.43     7.4570041758  7.0820041758    8,925.55       360           358      2.9962288890     N/A
55        Group I     135,723.98     7.2500000000  6.8750000000      502.69       360           358      2.7500000000     N/A
56        Group I   4,139,027.98     7.3954720955  7.0204720955   13,308.18       360           357      2.9317634482     N/A
57        Group I     662,906.09     7.1971056093  6.8221056093    2,450.21       360           357      2.9736420916     N/A
58        Group I   2,346,211.25     7.3968888751  7.0218888751    7,521.39       360           356      2.9240777626     N/A
59        Group I     135,961.04     7.0000000000  6.6250000000      485.85       360           356      2.5250000000     N/A
60        Group I     317,242.59     7.3588085856  6.9838085856    1,168.92       360           356      2.9338085856     N/A
61        Group I     298,862.94     7.1250000000  6.7500000000    1,009.32       360           355      2.6750000000     N/A
62        Group I     358,743.05     7.3750000000  7.0000000000    1,156.62       360           359      2.9000000000     N/A

(Table Continue)

                          Maximum        Minimum     Number of      Number of    Rate         Pay                     Maximum
         Subsequent        Gross          Gross       Months          Months   Adjustment   Adjustment                Negative
          Periodic        Mortgage      Mortgage      Until           Until    Frequency   Frequency                Amortization
Loan      Rate Cap          Rate          Rate       Next Rate       Next Pay     (in        (in                     Percentage
Number      (%)             (%)            (%)      Adjustment      Adjustment   months)    months)      Index           (%)
------      ---             ---            ---      ----------      ----------   -------    -------      -----           ---
31          N/A         9.9500000000    3.1250000000     1               7          1          12     One-Month LIBOR   110.00
32          N/A         9.9500000000    2.5000000000     1               6          1          12     One-Month LIBOR   110.00
33          N/A         9.9500000000    2.8750000000     1              56          1          12     One-Month LIBOR   110.00
34          N/A        10.9500000000    3.1250000000     1              59          1          12     One-Month LIBOR   110.00
35          N/A        10.9500000000    3.1250000000     1              58          1          12     One-Month LIBOR   110.00
36          N/A        10.9500000000    2.8750000000     1              57          1          12     One-Month LIBOR   110.00
37          N/A        10.9500000000    3.1250000000     1              57          1          12     One-Month LIBOR   110.00
38          N/A        10.9500000000    3.1250000000     1              57          1          12     One-Month LIBOR   110.00
39          N/A        10.9500000000    2.6250000000     1              56          1          12     One-Month LIBOR   110.00
40          N/A        10.9500000000    2.8750000000     1              56          1          12     One-Month LIBOR   110.00
41          N/A        10.9500000000    2.5000000000     1              56          1          12     One-Month LIBOR   110.00
42          N/A        10.9500000000    2.8750000000     1              55          1          12     One-Month LIBOR   110.00
43          N/A        10.9500000000    2.6250000000     1               8          1          12     One-Month LIBOR   110.00
44          N/A        10.9500000000    2.5000000000     1               8          1          12     One-Month LIBOR   110.00
45          N/A         9.9500000000    2.5000000000     1               6          1          12     One-Month LIBOR   110.00
46          N/A         9.9500000000    3.0326534248     1               8          1          12     One-Month LIBOR   110.00
47          N/A        10.9500000000    2.8750000000     1               8          1          12     One-Month LIBOR   110.00
48          N/A        10.9500000000    3.1250000000     1               8          1          12     One-Month LIBOR   110.00
49          N/A         9.9500000000    3.1250000000     1               9          1          12     One-Month LIBOR   110.00
50          N/A         9.9500000000    3.1000000000     1              12          1          12     One-Month LIBOR   115.00
51          N/A         9.9500000000    3.4000000000     1               9          1          12     One-Month LIBOR   115.00
52          N/A         9.9500000000    2.8688498403     1              12          1          12     One-Month LIBOR   115.00
53          N/A         9.9500000000    2.8000000000     1              12          1          12     One-Month LIBOR   115.00
54          N/A         9.9500000000    2.9962288890     1              11          1          12     One-Month LIBOR   115.00
55          N/A         9.9500000000    2.7500000000     1              11          1          12     One-Month LIBOR   115.00
56          N/A         9.9500000000    2.9317634482     1              10          1          12     One-Month LIBOR   115.00
57          N/A         9.9500000000    2.9736420916     1              10          1          12     One-Month LIBOR   115.00
58          N/A         9.9500000000    2.9240777626     1               9          1          12     One-Month LIBOR   115.00
59          N/A         9.9500000000    2.5250000000     1               9          1          12     One-Month LIBOR   115.00
60          N/A         9.9500000000    2.9338085856     1               9          1          12     One-Month LIBOR   115.00
61          N/A         9.9500000000    2.6750000000     1               8          1          12     One-Month LIBOR   115.00
62          N/A         9.9500000000    2.9000000000     1              12          1          12     One-Month LIBOR   115.00


                                      S-82

                                      Current         Current                                                               Initial
                                       Gross            Net            Initial     Original     Remaining                   Periodic
                       Current        Mortgage        Mortgage         Monthly      Term To       Term To                     Rate
Loan     Subloan       Balance          Rate            Rate           Payment     Maturity      Maturity     Gross Margin    Cap
Number    group          ($)            (%)             (%)              ($)      (in months)   (in months)       (%)         (%)
------    -----          ---            ---             ---              ---      -----------   -----------       ---         ---
63        Group I       83,596.25    7.1250000000    6.7500000000        284.89       360         359        2.6750000000     N/A
64        Group I    1,954,227.49    7.4279089688    7.0529089688      6,280.66       360         357        2.9644697060     N/A
65        Group I    1,216,572.30    7.3066043280    6.9316043280      3,901.81       360         356        2.8179251936     N/A
66        Group I      289,461.60    7.8750000000    7.5000000000        931.47       360         355        3.4500000000     N/A
67        Group I      223,263.03    9.9500000000    9.5750000000        707.61       360         354        3.2000000000     N/A
68        Group I      462,894.26    7.8750000000    7.5000000000      1,492.41       360         358        3.4000000000     N/A
69        Group I      854,021.06    7.8091069353    7.4341069353      2,743.59       360         357        3.3209283223     N/A
70        Group I      933,528.17    7.7500000000    7.3750000000      3,349.16       360         357        3.2500000000     N/A
71        Group I      255,422.78    1.7500000000    1.3750000000        914.55       360         358        3.9750000000     N/A
72        Group I      175,255.29    7.7500000000    7.3750000000        628.75       360         357        3.2750000000     N/A
73        Group I      179,350.16    7.7500000000    7.3750000000        643.04       360         356        3.2750000000     N/A
74        Group I      187,602.55    1.7500000000    1.3750000000        671.62       360         358        3.2750000000     N/A
75        Group I      213,691.96    7.7500000000    7.3750000000        766.64       360         357        3.2750000000     N/A
76        Group I      179,644.09    7.1250000000    6.7500000000        584.10       360         356        3.4500000000     N/A
77        Group I      172,304.40    8.5000000000    8.1250000000        594.31       480         476        3.9750000000     N/A
78        Group I      864,957.84    8.4200811452    8.0450811452      2,503.87       480         475        3.8950811452     N/A
79        Group I      841,968.43    7.7500000000    7.3750000000      2,434.61       480         475        3.2750000000     N/A
80        Group I      382,033.56    8.1250000000    6.8800000000      1,623.54       360         355        3.9500000000     N/A
81        Group II   2,846,550.35    5.9180000000    5.5430000000     10,894.01       360         355        2.3000000000     N/A
82        Group II     886,943.97    6.0982910177    5.7232910177      2,572.28       480         475        2.4802910177     N/A
83        Group II   1,731,201.70    6.6250000000    6.2500000000      5,557.93       360         356        2.9500000000     N/A
84        Group II     777,028.98    6.4529373248    6.0779373248      2,690.55       360         356        2.8123498598     N/A
85        Group II     313,216.74    6.7500000000    6.3750000000      1,003.52       360         356        3.0750000000     N/A
86        Group II      55,317.54    7.0000000000    6.6250000000        187.21       360         356        3.3250000000     N/A
87        Group II   1,728,447.56    6.8979223457    6.5229223457      5,561.80       360         355        3.2297470775     N/A
88        Group II      92,883.92    7.0000000000    6.6250000000        361.45       360         355        3.3250000000     N/A
89        Group II     208,129.11    6.3750000000    6.0000000000        669.01       360         356        2.7500000000     N/A
90        Group II     316,000.00    7.1250000000    6.7500000000      1,016.39       360         359        3.5000000000     N/A
91        Group II     115,989.36    6.8750000000    6.5000000000         373.1       360         357        3.2500000000     N/A
92        Group II   3,482,793.97    6.5706854643    6.1956854643     11,222.01       360         356        2.9379294636     N/A
93        Group II     740,265.57    6.5615027439    6.1865027439      2,373.71       360         355        2.9506568231     N/A
94        Group II     325,780.17    5.7680000000    5.3930000000      1,087.07       360         355        2.1500000000     N/A

(Table Continue)

                          Maximum        Minimum      Number of      Number of    Rate         Pay                     Maximum
         Subsequent        Gross          Gross        Months          Months   Adjustment   Adjustment                Negative
          Periodic        Mortgage      Mortgage       Until           Until    Frequency   Frequency                Amortization
Loan      Rate Cap          Rate          Rate        Next Rate       Next Pay     (in        (in                     Percentage
Number      (%)             (%)            (%)       Adjustment      Adjustment   months)    months)      Index           (%)
------      ---             ---            ---       ----------      ----------   -------    -------      -----           ---
63          N/A         9.9500000000    2.6750000000       1            12           1          12     One-Month LIBOR    115.00
64          N/A         9.9500000000    2.9644697060       1            10           1          12     One-Month LIBOR    115.00
65          N/A         9.9500000000    2.8179251936       1             9           1          12     One-Month LIBOR    115.00
66          N/A         9.9500000000    3.4500000000       1             8           1          12     One-Month LIBOR    115.00
67          N/A         9.9500000000    3.2000000000       1             7           1          12     One-Month LIBOR    115.00
68          N/A         9.9500000000    3.4000000000       1            11           1          12     One-Month LIBOR    115.00
69          N/A         9.9500000000    3.3209283223       1            10           1          12     One-Month LIBOR    115.00
70          N/A         9.9500000000    3.2500000000       1            10           1          12     One-Month LIBOR    115.00
71          N/A         9.9500000000    3.9750000000       1            11           1          12     One-Month LIBOR    115.00
72          N/A         9.9500000000    3.2750000000       1            10           1          12     One-Month LIBOR    115.00
73          N/A         9.9500000000    3.2750000000       1             9           1          12     One-Month LIBOR    115.00
74          N/A         9.9500000000    3.2750000000       1            11           1          12     One-Month LIBOR    115.00
75          N/A         9.9500000000    3.2750000000       1            10           1          12     One-Month LIBOR    115.00
76          N/A         9.9500000000    3.4500000000       1             9           1          12     One-Month LIBOR    115.00
77          N/A         9.9500000000    3.9750000000       1             9           1          12     One-Month LIBOR    115.00
78          N/A         9.9500000000    3.8950811452       1             8           1          12     One-Month LIBOR    115.00
79          N/A         9.9500000000    3.2750000000       1             8           1          12     One-Month LIBOR    115.00
80          N/A         9.9500000000    3.9500000000       1             8           1          12     One-Month LIBOR    115.00
81          N/A         9.9500000000    2.3000000000       1             8           1          12     One-Year MTA       110.00
82          N/A         9.9500000000    2.4802910177       1             8           1          12     One-Year MTA       110.00
83          N/A         9.9500000000    2.9500000000       1             9           1          12     One-Year MTA       110.00
84          N/A         9.9500000000    2.8123498598       1             9           1          12     One-Year MTA       110.00
85          N/A         9.9500000000    3.0750000000       1             9           1          12     One-Year MTA       110.00
86          N/A        10.3250000000    3.3250000000       1             9           1          12     One-Year MTA       110.00
87          N/A         9.9500000000    3.2297470775       1             8           1          12     One-Year MTA       110.00
88          N/A         8.9500000000    3.3250000000       1             8           1          12     One-Year MTA       110.00
89          N/A         9.9500000000    2.7500000000       1             9           1          12     One-Year MTA       110.00
90          N/A         9.9500000000    3.5000000000       1            12           1          12     One-Year MTA       110.00
91          N/A         9.9500000000    3.2500000000       1            10           1          12     One-Year MTA       110.00
92          N/A        10.2270893709    2.9379294636       1             9           1          12     One-Year MTA       110.00
93          N/A         9.9500000000    2.9506568231       1             8           1          12     One-Year MTA       110.00
94          N/A         9.9500000000    2.1500000000       1             8           1          12     One-Year MTA       110.00


                                      S-83

                                      Current         Current                                                               Initial
                                       Gross            Net            Initial     Original    Remaining                   Periodic
                       Current        Mortgage        Mortgage         Monthly      Term To      Term To                     Rate
Loan     Subloan       Balance          Rate            Rate           Payment     Maturity     Maturity     Gross Margin    Cap
Number    group          ($)            (%)             (%)              ($)      (in months)  (in months)       (%)         (%)
------    -----          ---            ---             ---              ---      -----------  -----------       ---         ---
95      Group II        579,882.59    6.5668298582   6.1918298582      1,958.96        360        355         2.9450853038     N/A
96      Group II        198,304.12    7.0000000000   6.6250000000        674.07        360        354         3.4000000000     N/A
97      Group II        376,186.38    5.7680000000   5.3930000000      1,086.88        480        475         2.1500000000     N/A
98      Group II      1,270,710.92    6.7216181866   6.3466181866      4,107.35        360        357         3.1036181866     N/A
99      Group II        746,056.81    6.9481461738   6.5731461738      2,768.83        360        357         3.3301461738     N/A
100     Group II      1,522,053.68    6.8267849507   6.4517849507      5,182.60        360        356         3.2087849507     N/A
101     Group II      1,220,266.15    6.8755248246   6.5005248246      3,940.09        360        355         3.2575248246     N/A
102     Group II        104,834.98    6.7430000000   6.3680000000        388.11        360        353         3.1250000000     N/A
103     Group II        215,444.97    6.7430000000   6.3680000000        691.53        360        351         3.1250000000     N/A
104     Group II        281,437.79    6.9930000000   6.6180000000         900.6        360        350         3.3750000000     N/A
105     Group II      4,686,744.44    1.0000000000   0.6250000000     15,131.43        360        358         2.9803037844     N/A
106     Group II        125,140.79    2.0000000000   1.6250000000        465.73        360        358         3.3750000000     N/A
107     Group II      1,695,315.67    6.6076659946   6.2326659946      5,483.96        360        357         3.0456659946     N/A
108     Group II      1,149,286.39    7.3428188481   6.9678188481      4,271.70        360        357         3.7399450073     N/A
109     Group II      2,442,116.13    6.4935620520   6.1185620520      7,904.51        360        356         2.8755620520     N/A
110     Group II        273,051.15    6.2430000000   5.8680000000      1,016.46        360        356         2.6250000000     N/A
111     Group II      6,354,698.32    6.5179528112   6.1429528112     20,543.57        360        355         2.8999528112     N/A
112     Group II      1,068,220.78    7.1461391081   6.7711391081      3,966.04        360        355         3.5281391081     N/A
113     Group II        646,900.73    1.0000000000   0.6250000000      2,090.66        360        358         2.7500000000     N/A
114     Group II      1,375,142.12    2.0000000000   1.6250000000      5,100.76        360        358         3.2298556603     N/A
115     Group II      2,342,708.57    7.0492224189   6.6742224189      8,708.24        360        357         3.4312224189     N/A
116     Group II        926,572.09    6.6056158776   6.2306158776      2,997.69        360        356         3.0030537519     N/A
117     Group II        158,944.67    6.9930000000   6.6180000000         591.1        360        356         3.3750000000     N/A
118     Group II      2,909,125.01    6.7245971672   6.3495971672      9,401.55        360        355         3.1065971672     N/A
119     Group II        255,678.84    6.8469845828   6.4719845828        949.19        360        355         3.2289845828     N/A
120     Group II        354,902.15    6.7430000000   6.3680000000      1,145.04        360        354         3.1250000000     N/A
121     Group II     16,320,563.85    1.0000000000   0.6250000000     52,711.06        360        358         3.1866479081     N/A
122     Group II      5,509,135.86    2.0000000000   1.6250000000     20,438.21        360        358         3.3501368541     N/A
123     Group II     30,372,969.65    6.7661703974   6.3911703974     98,696.88        360        357         3.1528217346     N/A
124     Group II      6,571,677.69    6.8917197970   6.5167197970     24,398.57        360        357         3.2800370108     N/A
125     Group II        369,924.43    7.2430000000   6.8680000000      1,564.99        360        357         3.6250000000     N/A
126     Group II        787,399.35    6.9930000000   6.6180000000      3,438.15        360        357         3.3750000000     N/A

(Table Contnue)


                          Maximum        Minimum      Number of      Number of    Rate         Pay                     Maximum
         Subsequent        Gross          Gross        Months          Months   Adjustment   Adjustment                Negative
          Periodic        Mortgage      Mortgage       Until           Until    Frequency   Frequency                Amortization
Loan      Rate Cap          Rate          Rate        Next Rate       Next Pay     (in        (in                     Percentage
Number      (%)             (%)            (%)       Adjustment      Adjustment   months)    months)      Index           (%)
------      ---             ---            ---       ----------      ----------   -------    -------      -----           ---
95          N/A        10.3250000000    2.9450853038      1              8           1         12     One-Year MTA       110.00
96          N/A        10.3250000000    3.4000000000      1              7           1         12     One-Year MTA       110.00
97          N/A         9.9500000000    2.1500000000      1              8           1         12     One-Year MTA       110.00
98          N/A        10.4395054494    3.1036181866      1             10           1         12     One-Year MTA       110.00
99          N/A        10.9500000000    3.3301461738      1             10           1         12     One-Year MTA       110.00
100         N/A        10.7026156765    3.2087849507      1              9           1         12     One-Year MTA       110.00
101         N/A        10.9500000000    3.2575248246      1              8           1         12     One-Year MTA       110.00
102         N/A        10.9500000000    3.1250000000      1              6           1         12     One-Year MTA       110.00
103         N/A        10.9500000000    3.1250000000      1              4           1         12     One-Year MTA       110.00
104         N/A         9.9500000000    3.3750000000      1              3           1         12     One-Year MTA       110.00
105         N/A        10.7616275996    2.9803037844      1             11           1         12     One-Year MTA       110.00
106         N/A        10.9500000000    3.3750000000      1             11           1         12     One-Year MTA       110.00
107         N/A        10.9500000000    3.0456659946      1             10           1         12     One-Year MTA       110.00
108         N/A        10.9500000000    3.7399450073      1             10           1         12     One-Year MTA       110.00
109         N/A        10.7605653641    2.8755620520      1              9           1         12     One-Year MTA       110.00
110         N/A        10.9500000000    2.6250000000      1              9           1         12     One-Year MTA       110.00
111         N/A        10.5171466006    2.8999528112      1              8           1         12     One-Year MTA       110.00
112         N/A        10.9500000000    3.5281391081      1              8           1         12     One-Year MTA       110.00
113         N/A        10.9500000000    2.7500000000      1             11           1         12     One-Year MTA       110.00
114         N/A        10.9500000000    3.2298556603      1             11           1         12     One-Year MTA       110.00
115         N/A        10.9500000000    3.4312224189      1             10           1         12     One-Year MTA       110.00
116         N/A        10.9500000000    3.0030537519      1              9           1         12     One-Year MTA       110.00
117         N/A        10.9500000000    3.3750000000      1              9           1         12     One-Year MTA       110.00
118         N/A        10.3719077990    3.1065971672      1              8           1         12     One-Year MTA       110.00
119         N/A        10.9500000000    3.2289845828      1              8           1         12     One-Year MTA       110.00
120         N/A         9.9500000000    3.1250000000      1              7           1         12     One-Year MTA       110.00
121         N/A        10.4235749954    3.1866479081      1             11           1         12     One-Year MTA       110.00
122         N/A        10.7314737637    3.3501368541      1             11           1         12     One-Year MTA       110.00
123         N/A        10.5234484692    3.1528217346      1             10           1         12     One-Year MTA       110.00
124         N/A        10.9500000000    3.2800370108      1             10           1         12     One-Year MTA       110.00
125         N/A        10.9500000000    3.6250000000      1             10           1         12     One-Year MTA       110.00
126         N/A        10.9500000000    3.3750000000      1             10           1         12     One-Year MTA       110.00


                                      S-84

                                      Current         Current                                                               Initial
                                       Gross            Net            Initial     Original    Remaining                   Periodic
                       Current        Mortgage        Mortgage         Monthly      Term To      Term To                     Rate
Loan     Subloan       Balance          Rate            Rate           Payment     Maturity     Maturity     Gross Margin    Cap
Number    group          ($)            (%)             (%)              ($)      (in months)  (in months)       (%)         (%)
------    -----          ---            ---             ---              ---      -----------  -----------       ---         ---
127     Group II       319,116.68    6.9930000000    6.6180000000       1,574.21      360           357     3.3750000000      N/A
128     Group II    33,452,344.78    6.7967212273    6.4217212273     108,692.78      360           356     3.1787212273      N/A
129     Group II    11,476,331.20    6.9724069810    6.5974069810      42,721.94      360           356     3.3544069810      N/A
130     Group II       497,444.24    7.2511586736    6.8761586736       2,176.04      360           356     3.0177320150      N/A
131     Group II       565,799.74    6.2430000000    5.8680000000       2,794.72      360           356     2.6250000000      N/A
132     Group II    31,955,478.90    6.8466281425    6.4716281425     103,401.49      360           355     3.2286281425      N/A
133     Group II    10,566,353.64    6.9566235456    6.5816235456      39,298.80      360           355     3.3544555789      N/A
134     Group II     1,271,395.51    6.9342425583    6.5592425583       5,551.06      360           355     3.3162425583      N/A
135     Group II     1,506,042.55    6.5888332080    6.2138332080       4,870.27      360           354     2.9780462121      N/A
136     Group II     2,482,261.39    6.3441318574    5.9691318574       9,240.49      360           354     2.4265091432      N/A
137     Group II       251,323.96    6.9930000000    6.6180000000         931.44      360           353     3.3750000000      N/A
138     Group II       355,193.31    6.9930000000    6.6180000000       1,568.92      360           349     3.3750000000      N/A
139     Group II     3,612,332.81    3.2500000000    2.8750000000      15,774.08      360           358     3.1764395412      N/A
140     Group II       306,265.55    4.2500000000    3.8750000000       1,514.79      360           358     3.3750000000      N/A
141     Group II     1,622,246.37    6.7109101127    6.3359101127       7,091.70      360           357     3.0978330946      N/A
142     Group II     1,571,502.57    6.9930000000    6.6180000000       6,875.42      360           356     3.5291114088      N/A
143     Group II       175,070.76    6.4930000000    6.1180000000         864.84      360           356     2.8750000000      N/A
144     Group II       173,777.64    6.9930000000    6.6180000000         737.81      360           355     3.3750000000      N/A
145     Group II       215,441.19    6.9930000000    6.6180000000         941.14      360           355     3.3750000000      N/A
146     Group II       265,191.80    7.6050000000    7.2300000000       1,308.57      360           355     3.1250000000      N/A
147     Group II       306,069.44    6.7430000000    6.3680000000       1,301.92      360           354     3.1250000000      N/A
148     Group II       370,481.28    6.7430000000    6.3680000000       1,618.97      360           354     3.1250000000      N/A
149     Group II        89,799.21    7.5000000000    7.1250000000         342.49      360           356     3.1000000000      N/A
150     Group II       192,804.60    6.9930000000    6.6180000000         715.59      360           355     3.3750000000      N/A
151     Group II       129,307.20    6.9930000000    6.6180000000         565.77      360           356     3.3750000000      N/A
152     Group II     1,636,869.72    6.7710553299    6.3960553299       5,295.17      360           355     3.1530553299      N/A
153     Group II     1,526,092.39    6.6617486644    6.2867486644       5,668.63      360           355     3.0437486644      N/A
154     Group II       314,346.22    6.9930000000    6.6180000000       1,392.67      360           355     3.3750000000      N/A
155     Group II       432,957.91    6.0180000000    5.6430000000       1,252.08      480           476     2.4000000000      N/A
156     Group II       288,394.41    5.9180000000    5.5430000000         959.76      360           355     2.3000000000      N/A
157     Group II       370,943.73    6.6180000000    6.2430000000       1,305.51      360           356     3.0000000000      N/A
158     Group II       883,400.00    1.0000000000    0.6250000000       2,841.37      360           360     3.2417647725      N/A

(Table Continue)

                          Maximum        Minimum      Number of      Number of    Rate         Pay                     Maximum
         Subsequent        Gross          Gross        Months          Months   Adjustment   Adjustment                Negative
          Periodic        Mortgage      Mortgage       Until           Until    Frequency   Frequency                Amortization
Loan      Rate Cap          Rate          Rate        Next Rate       Next Pay     (in        (in                     Percentage
Number      (%)             (%)            (%)       Adjustment      Adjustment   months)    months)      Index           (%)
------      ---             ---            ---       ----------      ----------   -------    -------      -----           ---
127         N/A        10.9500000000    3.3750000000     1                10        1          12     One-Year MTA         110.00
128         N/A        10.5587095581    3.1787212273     1                 9        1          12     One-Year MTA         110.00
129         N/A        10.8927551080    3.3544069810     1                 9        1          12     One-Year MTA         110.00
130         N/A        10.9500000000    3.0177320150     1                 9        1          12     One-Year MTA         110.00
131         N/A        10.9500000000    2.6250000000     1                 9        1          12     One-Year MTA         110.00
132         N/A        10.5359870697    3.2286281425     1                 8        1          12     One-Year MTA         110.00
133         N/A        10.7762744971    3.3544555789     1                 8        1          12     One-Year MTA         110.00
134         N/A        10.9500000000    3.3162425583     1                 8        1          12     One-Year MTA         110.00
135         N/A         9.9500000000    2.9780462121     1                 7        1          12     One-Year MTA         110.00
136         N/A        11.7889435997    2.4265091432     1                 7        1          12     One-Year MTA         110.00
137         N/A        10.9500000000    3.3750000000     1                 6        1          12     One-Year MTA         110.00
138         N/A        10.9500000000    3.3750000000     1                50        1          12     One-Year MTA         110.00
139         N/A        10.8118128046    3.1764395412     1                59        1          12     One-Year MTA         110.00
140         N/A        10.9500000000    3.3750000000     1                59        1          12     One-Year MTA         110.00
141         N/A        10.7622393826    3.0978330946     1                58        1          12     One-Year MTA         110.00
142         N/A        10.9500000000    3.5291114088     1                57        1          12     One-Year MTA         110.00
143         N/A        10.9500000000    2.8750000000     1                57        1          12     One-Year MTA         110.00
144         N/A        10.9500000000    3.3750000000     1                56        1          12     One-Year MTA         110.00
145         N/A        10.9500000000    3.3750000000     1                56        1          12     One-Year MTA         110.00
146         N/A        10.9500000000    3.1250000000     1                56        1          12     One-Year MTA         110.00
147         N/A        10.9500000000    3.1250000000     1                55        1          12     One-Year MTA         110.00
148         N/A        10.9500000000    3.1250000000     1                55        1          12     One-Year MTA         110.00
149         N/A        19.9000000000    3.1000000000     1                 9        1          12     One-Year MTA         110.00
150         N/A        10.9500000000    3.3750000000     1                 8        1          12     One-Year MTA         110.00
151         N/A        10.9500000000    3.3750000000     1                 9        1          12     One-Year MTA         110.00
152         N/A        10.6114006153    3.1530553299     1                 8        1          12     One-Year MTA         110.00
153         N/A        10.9500000000    3.0437486644     1                 8        1          12     One-Year MTA         110.00
154         N/A        10.9500000000    3.3750000000     1                56        1          12     One-Year MTA         110.00
155         N/A         9.9500000000    2.4000000000     1                 9        1          12     One-Year MTA         110.00
156         N/A         9.9500000000    2.3000000000     1                 8        1          12     One-Year MTA         110.00
157         N/A        10.3500000000    3.0000000000     1                 9        1          12     One-Year MTA         110.00
158         N/A         9.9500000000    3.2417647725     1                13        1          12     One-Year MTA         115.00


                                      S-85

                                      Current         Current                                                               Initial
                                       Gross            Net            Initial     Original    Remaining                   Periodic
                       Current        Mortgage        Mortgage         Monthly      Term To      Term To                     Rate
Loan     Subloan       Balance          Rate            Rate           Payment     Maturity     Maturity     Gross Margin    Cap
Number    group          ($)            (%)             (%)              ($)      (in months)  (in months)       (%)         (%)
------    -----          ---            ---             ---              ---      -----------  -----------       ---         ---
159      Group II    6,870,965.06    6.9234406620   6.5484406620      22,120.97       360          359      3.3085355316     N/A
160      Group II    5,714,556.21    6.9533451461   6.5783451461      18,419.57       360          358      3.3362081130     N/A
161      Group II    3,143,378.99    6.8993802454   6.5243802454      10,082.12       360          357      3.2909429377     N/A
162      Group II      136,198.40    7.0000000000   6.6250000000         462.95       360          357      3.4000000000     N/A
163      Group II      211,600.00    7.1250000000   6.7500000000         776.83       360          357      3.5000000000     N/A
164      Group II      143,983.84    7.0000000000   6.6250000000         532.25       360          357      3.4000000000     N/A
165      Group II    4,578,526.06    6.7933568972   6.4183568972      14,585.15       360          356      3.1479783058     N/A
166      Group II    1,127,784.33    7.5000000000   7.1250000000       4,130.15       360          356      3.8750000000     N/A
167      Group II      225,318.62    6.8750000000   6.5000000000         831.64       360          356      3.2750000000     N/A
168      Group II    3,660,163.10    6.3564461998   5.9814461998      11,740.14       360          355      2.7631462745     N/A
169      Group II      715,788.88    7.0079600217   6.6329600217       2,424.95       360          355      3.1528891410     N/A
170      Group II      356,403.60    6.6250000000   6.2500000000       1,316.77       360          355      2.9500000000     N/A
171      Group II      444,432.22    7.0000000000   6.6250000000       1,425.18       360          353      3.4000000000     N/A
172      Group II      215,200.00    1.0000000000   0.6250000000         544.15       480          480      3.5000000000     N/A
173      Group II    1,232,400.00    6.9720464135   6.5970464135       3,116.22       480          479      3.4079032782     N/A
174      Group II    1,369,237.22    6.9374786213   6.5624786213       3,468.28       480          478      3.3207903105     N/A
175      Group II    1,237,699.05    6.9565321594   6.5815321594       3,125.33       480          477      3.3315321594     N/A
176      Group II      366,392.04    7.0000000000   6.6250000000         992.82       480          477      3.4000000000     N/A
177      Group II      309,980.03    7.0000000000   6.6250000000         937.55       480          477      3.4000000000     N/A
178      Group II    1,467,467.12    7.0000000000   6.6250000000       3,697.77       480          476      3.4000000000     N/A
179      Group II      117,486.84    7.0000000000   6.6250000000         317.03       480          476      3.4000000000     N/A
180      Group II    1,007,197.31    7.0000000000   6.6250000000       2,528.56       480          475      3.4000000000     N/A
181      Group II      969,333.68    6.8750000000   6.5000000000       3,281.31       360          356      3.2750000000     N/A
182      Group II      283,896.10    6.5000000000   6.1250000000         910.24       360          355      2.9000000000     N/A
183      Group II      187,604.73    7.5000000000   7.1250000000         687.26       360          355      3.8750000000     N/A
184      Group II      176,020.42    7.1250000000   6.7500000000         566.09       360          358      3.4500000000     N/A
185      Group II      240,002.91    7.1250000000   6.7500000000         771.93       360          357      3.4500000000     N/A
186      Group II      651,486.52    7.1250000000   6.7500000000       2,090.66       360          356      3.4500000000     N/A
187      Group II      383,666.80    7.1250000000   6.7500000000       1,222.23       360          354      3.5000000000     N/A
188      Group II    1,790,946.29    7.0840580456   6.7090580456       5,772.01       360          358      3.4090580456     N/A
189      Group II      145,173.25    6.3750000000   6.0000000000         493.47       360          358      2.7250000000     N/A
190      Group II    1,597,544.73    6.9627456816   6.5877456816       5,145.27       360          357      3.2956271495     N/A

(Table Continue)

                          Maximum        Minimum      Number of      Number of    Rate         Pay                       Maximum
         Subsequent        Gross          Gross        Months          Months   Adjustment   Adjustment                  Negative
          Periodic        Mortgage      Mortgage       Until           Until    Frequency   Frequency                  Amortization
Loan      Rate Cap          Rate          Rate        Next Rate       Next Pay     (in        (in                       Percentage
Number      (%)             (%)            (%)       Adjustment      Adjustment   months)    months)      Index             (%)
------      ---             ---            ---       ----------      ----------   -------    -------      -----             ---
159         N/A         9.9500000000    3.3085355316      1              12          1          12     One-Year MTA         115.00
160         N/A         9.9500000000    3.3362081130      1              11          1          12     One-Year MTA         115.00
161         N/A        10.0257415764    3.2909429377      1              10          1          12     One-Year MTA         115.00
162         N/A         9.9500000000    3.4000000000      1              10          1          12     One-Year MTA         115.00
163         N/A        11.9500000000    3.5000000000      1              10          1          12     One-Year MTA         115.00
164         N/A         9.9500000000    3.4000000000      1              10          1          12     One-Year MTA         115.00
165         N/A        10.1877460837    3.1479783058      1               9          1          12     One-Year MTA         115.00
166         N/A        11.9500000000    3.8750000000      1               9          1          12     One-Year MTA         115.00
167         N/A         9.9500000000    3.2750000000      1               9          1          12     One-Year MTA         115.00
168         N/A         9.9500000000    2.7631462745      1               8          1          12     One-Year MTA         115.00
169         N/A         9.9500000000    3.1528891410      1               8          1          12     One-Year MTA         115.00
170         N/A         9.9500000000    2.9500000000      1               8          1          12     One-Year MTA         115.00
171         N/A         9.9500000000    3.4000000000      1               6          1          12     One-Year MTA         115.00
172         N/A         9.9500000000    3.5000000000      1              13          1          12     One-Year MTA         115.00
173         N/A         9.9500000000    3.4079032782      1              12          1          12     One-Year MTA         115.00
174         N/A         9.9500000000    3.3207903105      1              11          1          12     One-Year MTA         115.00
175         N/A         9.9500000000    3.3315321594      1              10          1          12     One-Year MTA         115.00
176         N/A         9.9500000000    3.4000000000      1              10          1          12     One-Year MTA         115.00
177         N/A         9.9500000000    3.4000000000      1              10          1          12     One-Year MTA         115.00
178         N/A         9.9500000000    3.4000000000      1               9          1          12     One-Year MTA         115.00
179         N/A         9.9500000000    3.4000000000      1               9          1          12     One-Year MTA         115.00
180         N/A         9.9500000000    3.4000000000      1               8          1          12     One-Year MTA         115.00
181         N/A         9.9500000000    3.2750000000      1               9          1          12     One-Year MTA         115.00
182         N/A         9.9500000000    2.9000000000      1               8          1          12     One-Year MTA         115.00
183         N/A        11.9500000000    3.8750000000      1               8          1          12     One-Year MTA         115.00
184         N/A         9.9500000000    3.4500000000      1              11          1          12     One-Year MTA         115.00
185         N/A         9.9500000000    3.4500000000      1              10          1          12     One-Year MTA         115.00
186         N/A         9.9500000000    3.4500000000      1               9          1          12     One-Year MTA         115.00
187         N/A         9.9500000000    3.5000000000      1               7          1          12     One-Year MTA         115.00
188         N/A         9.9500000000    3.4090580456      1              11          1          12     One-Year MTA         115.00
189         N/A         9.9500000000    2.7250000000      1              11          1          12     One-Year MTA         115.00
190         N/A         9.9500000000    3.2956271495      1              10          1          12     One-Year MTA         115.00


                                      S-86

                                      Current         Current                                                              Initial
                                       Gross            Net            Initial     Original    Remaining                   Periodic
                       Current        Mortgage        Mortgage         Monthly      Term To      Term To                     Rate
Loan     Subloan       Balance          Rate            Rate           Payment     Maturity     Maturity     Gross Margin    Cap
Number    group          ($)            (%)             (%)              ($)      (in months)  (in months)       (%)         (%)
------    -----          ---            ---             ---              ---      -----------  -----------       ---         ---
191      Group II      172,409.84   7.1250000000   6.7500000000          638.7        360         357       3.4500000000     N/A
192      Group II      729,401.51   7.0358306189   6.6608306189       2,427.34        360         356       3.3608306189     N/A
193      Group II      445,062.87   7.1250000000   6.7500000000       1,127.74        480         478       3.4500000000     N/A
194      Group II      291,104.14   7.1250000000   6.7500000000         939.19        360         359       3.4500000000     N/A
195      Group II      372,202.49   7.1250000000   6.7500000000       1,197.30        360         357       3.4500000000     N/A
196      Group II   12,244,393.65   7.0588146788   6.6838146788      39,425.07        360         359       3.3857235116     N/A
197      Group II    1,162,230.18   6.8976171829   6.5226171829       3,945.71        360         359       3.2264030078     N/A
198      Group II    1,056,500.00   7.0511713204   6.6761713204       3,905.05        360         359       3.3761713204     N/A
199      Group II      160,000.00   6.8750000000   6.5000000000         621.84        360         359       3.2000000000     N/A
200      Group II      268,800.00   6.8750000000   6.5000000000       1,131.83        360         359       3.2000000000     N/A
201      Group II   16,695,475.96   6.9972752626   6.6222752626      53,820.42        360         358       3.3239003754     N/A
202      Group II      917,235.49   6.9584874341   6.5834874341       3,117.87        360         358       3.2834874341     N/A
203      Group II      591,806.07   7.1250000000   6.7500000000       2,192.21        360         358       3.4500000000     N/A
204      Group II   23,039,321.09   6.9662329838   6.5912329838      74,112.25        360         357       3.2982184265     N/A
205      Group II      886,803.18   6.8772937347   6.5022937347       3,012.53        360         357       3.2022937347     N/A
206      Group II      160,182.03   7.1250000000   6.7500000000         592.13        360         357       3.4500000000     N/A
207      Group II      204,178.33   6.6250000000   6.2500000000         794.02        360         357       2.9500000000     N/A
208      Group II   27,957,301.05   7.0451919388   6.6701919388      89,719.95        360         356       3.3716805475     N/A
209      Group II    2,310,383.81   6.7120376793   6.3370376793       7,829.23        360         356       3.0803664472     N/A
210      Group II      556,818.84   7.0000000000   6.6250000000       2,055.08        360         356       3.3250000000     N/A
211      Group II    3,962,218.97   6.9034259536   6.5284259536      12,702.82        360         355       3.2335708782     N/A
212      Group II      647,484.14   6.7841695088   6.4091695088       2,390.15        360         355       3.1298730862     N/A
213      Group II    1,874,434.34   6.8915721629   6.5165721629       6,039.69        360         354       3.2165721629     N/A
214      Group II    1,507,730.86   7.1250000000   6.7500000000       5,506.86        360         354       3.5000000000     N/A
215      Group II    2,390,000.30   6.9200446905   6.5450446905       6,045.56        480         479       3.2450446905     N/A
216      Group II    6,588,790.58   6.9470251918   6.5720251918      16,683.62        480         478       3.2863908164     N/A
217      Group II      156,454.94   7.1250000000   6.7500000000          424.6        480         478       3.4500000000     N/A
218      Group II      260,894.28   7.1250000000   6.7500000000         791.13        480         478       3.4500000000     N/A
219      Group II    2,053,846.02   7.0214003269   6.6464003269       5,184.57        480         477       3.3464003269     N/A
220      Group II    1,925,310.65   7.0184087130   6.6434087130       4,854.83        480         476       3.3434087130     N/A
221      Group II    1,040,075.31   7.0755942555   6.7005942555       2,811.08        480         476       3.4005942555     N/A
222      Group II    2,457,586.00   1.0000000000   0.6250000000       7,904.59        360         360       3.4084467441     N/A

(Table Continue)
                          Maximum        Minimum      Number of      Number of    Rate         Pay                       Maximum
         Subsequent        Gross          Gross        Months          Months   Adjustment   Adjustment                  Negative
          Periodic        Mortgage      Mortgage       Until           Until    Frequency   Frequency                  Amortization
Loan      Rate Cap          Rate          Rate        Next Rate       Next Pay     (in        (in                       Percentage
Number      (%)             (%)            (%)       Adjustment      Adjustment   months)    months)      Index             (%)
------      ---             ---            ---       ----------      ----------   -------    -------      -----             ---
191         N/A         9.9500000000    3.4500000000     1              10           1          12     One-Year MTA         115.00
192         N/A         9.9500000000    3.3608306189     1               9           1          12     One-Year MTA         115.00
193         N/A         9.9500000000    3.4500000000     1              11           1          12     One-Year MTA         115.00
194         N/A         9.9500000000    3.4500000000     1              12           1          12     One-Year MTA         115.00
195         N/A         9.9500000000    3.4500000000     1              10           1          12     One-Year MTA         115.00
196         N/A         9.9500000000    3.3857235116     1              12           1          12     One-Year MTA         115.00
197         N/A         9.9500000000    3.2264030078     1              12           1          12     One-Year MTA         115.00
198         N/A         9.9500000000    3.3761713204     1              12           1          12     One-Year MTA         115.00
199         N/A         9.9500000000    3.2000000000     1              12           1          12     One-Year MTA         115.00
200         N/A         9.9500000000    3.2000000000     1              12           1          12     One-Year MTA         115.00
201         N/A         9.9500000000    3.3239003754     1              11           1          12     One-Year MTA         115.00
202         N/A         9.9500000000    3.2834874341     1              11           1          12     One-Year MTA         115.00
203         N/A         9.9500000000    3.4500000000     1              11           1          12     One-Year MTA         115.00
204         N/A         9.9500000000    3.2982184265     1              10           1          12     One-Year MTA         115.00
205         N/A         9.9500000000    3.2022937347     1              10           1          12     One-Year MTA         115.00
206         N/A         9.9500000000    3.4500000000     1              10           1          12     One-Year MTA         115.00
207         N/A         9.9500000000    2.9500000000     1              10           1          12     One-Year MTA         115.00
208         N/A         9.9500000000    3.3716805475     1               9           1          12     One-Year MTA         115.00
209         N/A         9.9500000000    3.0803664472     1               9           1          12     One-Year MTA         115.00
210         N/A         9.9500000000    3.3250000000     1               9           1          12     One-Year MTA         115.00
211         N/A         9.9500000000    3.2335708782     1               8           1          12     One-Year MTA         115.00
212         N/A         9.9500000000    3.1298730862     1               8           1          12     One-Year MTA         115.00
213         N/A         9.9500000000    3.2165721629     1               7           1          12     One-Year MTA         115.00
214         N/A        11.9500000000    3.5000000000     1               7           1          12     One-Year MTA         115.00
215         N/A         9.9500000000    3.2450446905     1              12           1          12     One-Year MTA         115.00
216         N/A         9.9500000000    3.2863908164     1              11           1          12     One-Year MTA         115.00
217         N/A         9.9500000000    3.4500000000     1              11           1          12     One-Year MTA         115.00
218         N/A         9.9500000000    3.4500000000     1              11           1          12     One-Year MTA         115.00
219         N/A         9.9500000000    3.3464003269     1              10           1          12     One-Year MTA         115.00
220         N/A         9.9500000000    3.3434087130     1               9           1          12     One-Year MTA         115.00
221         N/A         9.9500000000    3.4005942555     1               9           1          12     One-Year MTA         115.00
222         N/A         9.9500000000    3.4084467441     1              13           1          12     One-Year MTA         115.00


                                      S-87

                                        Current       Current                                                     Initial
                                         Gross          Net      Initial   Original   Remaining                   Periodic
                        Current         Mortgage      Mortgage   Monthly    Term To     Term To                     Rate
Loan     Subloan        Balance           Rate          Rate     Payment   Maturity    Maturity    Gross Margin     Cap
Number    group           ($)             (%)           (%)        ($)    (in months) (in months)      (%)          (%)
------    -----           ---             ---           ---        ---    ----------- -----------      ---          ---
223     Group II     8,903,663.72   6.8192772786  6.4442772786  28,676.32     360        359     3.1965553457       N/A
224     Group II       300,000.00   7.8750000000  7.5000000000   1,071.74     360        359     4.2500000000       N/A
225     Group II       272,000.00   8.1250000000  7.7500000000   1,005.37     360        359     4.5000000000       N/A
226     Group II       530,000.00   7.0000000000  6.6250000000   2,231.65     360        359     3.4000000000       N/A
227     Group II     9,839,517.80   6.9618981607  6.5868981607  31,706.27     360        358     3.3284366588       N/A
228     Group II       229,094.60   7.0000000000  6.6250000000      792.4     360        358     3.4000000000       N/A
229     Group II       184,125.55   7.0000000000  6.6250000000     681.95     360        358     3.4000000000       N/A
230     Group II    14,819,332.40   6.8223129388  6.4473129388  47,519.42     360        357     3.2045132359       N/A
231     Group II     1,820,772.25   6.5928944799  6.2178944799   6,074.87     360        357     2.9678944799       N/A
232     Group II     1,297,056.96   6.9382291208  6.5632291208   4,407.65     360        357     3.3274284176       N/A
233     Group II       358,985.72   7.0000000000  6.6250000000   1,238.98     360        357     3.4000000000       N/A
234     Group II       359,242.01   7.5000000000  7.1250000000   1,290.49     360        357     3.8500000000       N/A
235     Group II     1,115,316.81   7.0096008774  6.6346008774   4,120.14     360        357     3.4038403510       N/A
236     Group II        91,274.11   6.3750000000  6.0000000000     360.59     360        357     2.8000000000       N/A
237     Group II    10,727,640.83   6.8783889996  6.5033889996  34,607.76     360        356     3.2682000161       N/A
238     Group II       877,325.54   6.5687696211  6.1937696211   2,969.97     360        356     2.9687696211       N/A
239     Group II       133,293.43   7.0000000000  6.6250000000      517.3     360        356     3.4000000000       N/A
240     Group II       265,752.25   7.2500000000  6.8750000000   1,067.19     360        356     3.6250000000       N/A
241     Group II     5,828,826.12   6.5538500864  6.1788500864  18,686.63     360        355     2.9578752431       N/A
242     Group II       502,592.96   5.8750000000  5.5000000000   1,674.59     360        355     2.2500000000       N/A
243     Group II     1,244,402.01   6.8433194320  6.4683194320   4,215.35     360        355     3.2513440225       N/A
244     Group II       238,340.15   7.0000000000  6.6250000000     878.03     360        355     3.4000000000       N/A
245     Group II       316,778.35   6.7500000000  6.3750000000   1,016.38     360        354     3.1000000000       N/A
246     Group II       408,054.99   7.2500000000  6.8750000000   1,489.61     360        354     3.6250000000       N/A
247     Group II       650,321.59   7.1250000000  6.7500000000   2,073.93     360        353     3.4500000000       N/A
248     Group II       300,000.00   1.0000000000  0.6250000000     758.57     480        480     3.0000000000       N/A
249     Group II     3,732,050.67   6.9726021941  6.5976021941   9,439.14     480        479     3.3483256569       N/A
250     Group II     2,021,110.34   6.9613863369  6.5863863369   5,119.34     480        478     3.3271348635       N/A
251     Group II     1,841,226.13   6.8480187120  6.4730187120   4,651.28     480        477     3.2258452961       N/A
252     Group II       552,070.66   6.7500000000  6.3750000000   1,390.71     480        476     3.1000000000       N/A
253     Group II       450,087.45   7.3750000000  7.0000000000   1,614.74     360        357     3.8000000000       N/A
254     Group II       405,352.54   7.5000000000  7.1250000000   1,457.55     360        356     3.8500000000       N/A

Table Continued

                     Maximum      Minimum     Number of    Number of    Rate         Pay                    Maximum
       Subsequent     Gross        Gross       Months        Months   Adjustment   Adjustment               Negative
        Periodic     Mortgage    Mortgage      Until         Until    Frequency   Frequency               Amortization
Loan    Rate Cap       Rate        Rate       Next Rate     Next Pay     (in        (in                    Percentage
Number    (%)          (%)          (%)      Adjustment    Adjustment   months)    months)    Index            (%)
------    ---          ---          ---      ----------    ----------   -------    -------    -----            ---
223       N/A     9.9500000000  3.1965553457      1            12         1          12     One-Year MTA      115.00
224       N/A     9.9500000000  4.2500000000      1            12         1          12     One-Year MTA      115.00
225       N/A     9.9500000000  4.5000000000      1            12         1          12     One-Year MTA      115.00
226       N/A     9.9500000000  3.4000000000      1            12         1          12     One-Year MTA      115.00
227       N/A     9.9500000000  3.3284366588      1            11         1          12     One-Year MTA      115.00
228       N/A     9.9500000000  3.4000000000      1            11         1          12     One-Year MTA      115.00
229       N/A     9.9500000000  3.4000000000      1            11         1          12     One-Year MTA      115.00
230       N/A     9.9965700135  3.2045132359      1            10         1          12     One-Year MTA      115.00
231       N/A    11.0988752473  2.9678944799      1            10         1          12     One-Year MTA      115.00
232       N/A     9.9500000000  3.3274284176      1            10         1          12     One-Year MTA      115.00
233       N/A     9.9500000000  3.4000000000      1            10         1          12     One-Year MTA      115.00
234       N/A    10.8500000000  3.8500000000      1            10         1          12     One-Year MTA      115.00
235       N/A     9.9500000000  3.4038403510      1            10         1          12     One-Year MTA      115.00
236       N/A     9.9500000000  2.8000000000      1            10         1          12     One-Year MTA      115.00
237       N/A    10.0094177602  3.2682000161      1             9         1          12     One-Year MTA      115.00
238       N/A     9.9500000000  2.9687696211      1             9         1          12     One-Year MTA      115.00
239       N/A     9.9500000000  3.4000000000      1             9         1          12     One-Year MTA      115.00
240       N/A     9.9500000000  3.6250000000      1             9         1          12     One-Year MTA      115.00
241       N/A     9.9500000000  2.9578752431      1             8         1          12     One-Year MTA      115.00
242       N/A     9.9500000000  2.2500000000      1             8         1          12     One-Year MTA      115.00
243       N/A     9.9500000000  3.2513440225      1             8         1          12     One-Year MTA      115.00
244       N/A     9.9500000000  3.4000000000      1             8         1          12     One-Year MTA      115.00
245       N/A     9.9500000000  3.1000000000      1             7         1          12     One-Year MTA      115.00
246       N/A    11.9500000000  3.6250000000      1             7         1          12     One-Year MTA      115.00
247       N/A     9.9500000000  3.4500000000      1             6         1          12     One-Year MTA      115.00
248       N/A     9.9500000000  3.0000000000      1            13         1          12     One-Year MTA      115.00
249       N/A     9.9500000000  3.3483256569      1            12         1          12     One-Year MTA      115.00
250       N/A     9.9500000000  3.3271348635      1            11         1          12     One-Year MTA      115.00
251       N/A     9.9500000000  3.2258452961      1            10         1          12     One-Year MTA      115.00
252       N/A     9.9500000000  3.1000000000      1             9         1          12     One-Year MTA      115.00
253       N/A     9.9500000000  3.8000000000      1            10         1          12     One-Year MTA      115.00
254       N/A     9.9500000000  3.8500000000      1             9         1          12     One-Year MTA      115.00

                                      S-88

                                     Current       Current                                                     Initial
                                      Gross          Net       Initial   Original   Remaining                  Periodic
                        Current      Mortgage      Mortgage    Monthly    Term To     Term To                    Rate
Loan     Subloan        Balance        Rate          Rate      Payment   Maturity    Maturity    Gross Margin    Cap
Number    group           ($)          (%)           (%)         ($)    (in months) (in months)      (%)         (%)
------    -----           ---          ---           ---         ---    ----------- -----------      ---         ---

255      Group II    100,038.06   1.7500000000  1.3750000000     358.14     360        358       3.8500000000    N/A
256      Group II    554,320.67   7.6250000000  7.2500000000   1,993.41     360        357       3.9750000000    N/A
257      Group II    182,036.40   7.6250000000  7.2500000000     654.47     360        356       3.9750000000    N/A
258      Group II     55,628.80   7.6250000000  7.2500000000     198.99     360        355       3.9750000000    N/A
259      Group II    107,844.00   6.3750000000  6.0000000000     385.82     360        353       2.7000000000    N/A
260      Group II    335,060.99   1.7500000000  1.3750000000   1,200.34     360        358       3.5962896427    N/A
261      Group II    315,372.97   7.3750000000  7.0000000000   1,138.89     360        357       3.8000000000    N/A
262      Group II    123,008.48   7.3750000000  7.0000000000     464.24     360        357       3.8000000000    N/A
263      Group II    202,670.68   7.3750000000  7.0000000000     830.36     360        357       3.8000000000    N/A
264      Group II    324,624.70   7.3750000000  7.0000000000   1,167.11     360        356       3.8000000000    N/A
265      Group II    704,344.11   7.1250000000  6.7500000000   2,047.34     480        477       3.5000000000    N/A
266      Group II    380,600.00   1.7500000000  1.3750000000   1,359.67     360        359       3.9750000000    N/A
267      Group II    370,500.00   2.7500000000  2.3750000000   1,512.53     360        359       3.9750000000    N/A
268      Group II    358,490.09   1.7500000000  1.3750000000   1,044.86     480        479       3.9750000000    N/A
269      Group II    584,000.00   1.7500000000  1.3750000000   2,086.31     360        359       3.8000000000    N/A
270      Group II    192,400.00   7.1250000000  6.7500000000     618.84     360        359       3.4500000000    N/A
271      Group II    152,000.00   7.1250000000  6.7500000000      488.9     360        359       3.4500000000    N/A
272      Group II    311,500.00   6.7190000000  6.3440000000   1,311.62     360        359       3.1000000000    N/A
273      Group II    395,870.12   7.1250000000  6.7500000000   1,427.54     360        356       3.5000000000    N/A
274      Group II    289,764.04   6.7500000000  6.3750000000     928.73     360        355       3.1000000000    N/A
275      Group II    244,000.00   6.9280000000  6.5530000000     784.81     360        359       3.4500000000    N/A
276      Group II    251,637.11   1.7500000000  1.3750000000     730.38     480        478       3.9750000000    N/A
277      Group II    190,780.50   7.6250000000  7.2500000000     556.48     480        476       3.9750000000    N/A
278      Group II    109,151.30   7.5000000000  7.1250000000     376.73     480        476       3.8500000000    N/A
279      Group II    179,707.62   7.1250000000  6.7500000000     521.71     480        475       3.4500000000    N/A
280      Group II    127,259.82   7.6250000000  7.2500000000     368.67     480        474       3.9750000000    N/A
281      Group II    350,302.32   7.6250000000  7.2500000000   1,203.05     480        474       3.9750000000    N/A
282      Group II    346,494.42   7.6250000000  7.2500000000   1,008.62     480        476       3.9750000000    N/A
283      Group II    476,055.25   6.8750000000  6.5000000000   1,531.00     360        358       3.4000000000    N/A
284      Group II    280,509.76   6.5000000000  6.1250000000     966.34     360        357       3.1500000000    N/A
285      Group II    376,214.46   7.1250000000  6.7500000000   1,271.83     360        356       3.6500000000    N/A
286      Group II    493,203.71   6.8750000000  6.5000000000   1,697.99     360        357       3.5750000000    N/A

(Table Continued)

                     Maximum      Minimum     Number of    Number of    Rate         Pay                   Maximum
       Subsequent     Gross        Gross       Months        Months   Adjustment   Adjustment              Negative
        Periodic     Mortgage    Mortgage      Until         Until    Frequency   Frequency              Amortization
Loan    Rate Cap       Rate        Rate       Next Rate     Next Pay     (in        (in                   Percentage
Number    (%)          (%)          (%)      Adjustment    Adjustment   months)    months)    Index           (%)
------    ---          ---          ---      ----------    ----------   -------    -------    -----           ---
255       N/A     9.9500000000  3.8500000000       1            11         1          12     One-Year MTA    115.00
256       N/A     9.9500000000  3.9750000000       1            10         1          12     One-Year MTA    115.00
257       N/A     9.9500000000  3.9750000000       1             9         1          12     One-Year MTA    115.00
258       N/A     9.9500000000  3.9750000000       1             8         1          12     One-Year MTA    115.00
259       N/A     9.9500000000  2.7000000000       1             6         1          12     One-Year MTA    115.00
260       N/A     9.9500000000  3.5962896427       1            11         1          12     One-Year MTA    115.00
261       N/A     9.9500000000  3.8000000000       1            10         1          12     One-Year MTA    115.00
262       N/A     9.9500000000  3.8000000000       1            10         1          12     One-Year MTA    115.00
263       N/A     9.9500000000  3.8000000000       1            10         1          12     One-Year MTA    115.00
264       N/A     9.9500000000  3.8000000000       1             9         1          12     One-Year MTA    115.00
265       N/A     9.9500000000  3.5000000000       1            10         1          12     One-Year MTA    115.00
266       N/A     9.9500000000  3.9750000000       2            12         1          12     One-Year MTA    115.00
267       N/A     9.9500000000  3.9750000000       2            12         1          12     One-Year MTA    115.00
268       N/A     9.9500000000  3.9750000000       2            12         1          12     One-Year MTA    115.00
269       N/A     9.9500000000  3.8000000000       2            12         1          12     One-Year MTA    115.00
270       N/A     9.9500000000  3.4500000000       1            12         1          12     One-Year MTA    115.00
271       N/A     9.9500000000  3.4500000000       1            12         1          12     One-Year MTA    115.00
272       N/A     9.9500000000  3.1000000000       1            12         1          12     One-Year MTA    115.00
273       N/A    11.7000000000  3.5000000000       1             9         1          12     One-Year MTA    115.00
274       N/A     9.9500000000  3.1000000000       1             8         1          12     One-Year MTA    115.00
275       N/A     9.9500000000  3.4500000000       1            12         1          12     One-Year MTA    115.00
276       N/A     9.9500000000  3.9750000000       1            11         1          12     One-Year MTA    115.00
277       N/A     9.9500000000  3.9750000000       1             9         1          12     One-Year MTA    115.00
278       N/A     9.9500000000  3.8500000000       1             9         1          12     One-Year MTA    115.00
279       N/A     9.9500000000  3.4500000000       1             8         1          12     One-Year MTA    115.00
280       N/A     9.9500000000  3.9750000000       1             7         1          12     One-Year MTA    115.00
281       N/A     9.9500000000  3.9750000000       1             7         1          12     One-Year MTA    115.00
282       N/A     9.9500000000  3.9750000000       1             9         1          12     One-Year MTA    115.00
283       N/A     9.9500000000  3.4000000000       1            11         1          12     One-Year MTA    115.00
284       N/A     9.9500000000  3.1500000000       1            10         1          12     One-Year MTA    115.00
285       N/A     9.9500000000  3.6500000000       1             9         1          12     One-Year MTA    115.00
286       N/A     9.9500000000  3.5750000000       1            10         1          12     One-Year MTA    115.00

                                      S-89

                                        Current       Current                                                    Initial
                                         Gross          Net      Initial   Original   Remaining                  Periodic
                        Current         Mortgage      Mortgage   Monthly    Term To     Term To                    Rate
Loan     Subloan        Balance           Rate          Rate     Payment   Maturity    Maturity     Gross Margin   Cap
Number    group           ($)             (%)           (%)        ($)    (in months) (in months)       (%)        (%)
------    -----           ---             ---           ---        ---    ----------- -----------       ---        ---
287     Group II       381,951.71   6.1250000000  5.7500000000   1,224.17     360        349       2.8000000000    N/A
288     Group II    13,258,199.39   6.3678408818  5.9928408818  42,745.49     360        359       2.7577633755    N/A
289     Group II     8,606,942.60   6.6871860486  6.3121860486  29,769.82     360        359       3.0696375351    N/A
290     Group II       422,889.98   6.9469026554  6.5719026554   1,566.27     360        359       3.3362831865    N/A
291     Group II     1,377,322.52   6.9649431130  6.5899431130   5,452.27     360        359       3.3579317356    N/A
292     Group II       714,272.18   6.9780573020  6.6030573020   3,016.57     360        359       3.3736687624    N/A
293     Group II    63,879,311.81   6.5900010879  6.2150010879 205,557.47     360        358       3.0066297725    N/A
294     Group II       698,005.20   6.9400440140  6.5650440140   2,367.29     360        358       3.3304061639    N/A
295     Group II    39,491,592.91   6.7506388658  6.3756388658 136,320.76     360        358       3.1674410560    N/A
296     Group II     6,208,220.52   6.9349391857  6.5599391857  22,949.04     360        358       3.3528952311    N/A
297     Group II     4,368,714.77   6.9322465953  6.5572465953  17,264.73     360        358       3.3654445921    N/A
298     Group II     1,693,139.73   6.8930100390  6.5180100390   7,139.86     360        358       3.4000000000    N/A
299     Group II       691,510.00   7.8852306582  7.1669031282   3,113.22     360        358       4.3097021590    N/A
300     Group II        80,938.84   6.7500000000  6.3750000000     386.71     360        358       3.1000000000    N/A
301     Group II       302,063.82   8.3011336230  7.0096293654   1,508.35     360        358       4.7358278558    N/A
302     Group II     5,729,822.42   6.2926280172  5.9176280172  18,412.44     360        357       2.9426051162    N/A
303     Group II       180,286.30   6.8750000000  6.5000000000     620.87     360        357       3.4000000000    N/A
304     Group II       393,850.92   6.7500000000  6.3750000000   1,336.95     360        357       3.3689041453    N/A
305     Group II     1,192,170.69   6.5524380416  6.1774380416   4,106.93     360        357       3.1601054107    N/A
306     Group II       124,332.68   7.0000000000  6.6250000000     435.43     360        357       3.7250000000    N/A
307     Group II       497,790.17   7.6250000000  7.2500000000   1,897.09     360        357       4.1750000000    N/A
308     Group II       150,279.30   6.7500000000  6.3750000000     632.83     360        357       3.4000000000    N/A
309     Group II     4,522,416.71   6.5495356107  6.1745356107  14,494.14     360        356       3.1775740914    N/A
310     Group II     3,001,560.72   6.9470746322  6.5720746322  10,176.56     360        356       3.5863074549    N/A
311     Group II     2,150,073.85   6.7934867441  6.4184867441   7,918.00     360        356       3.3710209466    N/A
312     Group II       374,634.49   6.6250000000  6.2500000000   1,427.69     360        356       3.2500000000    N/A
313     Group II       154,627.88   6.1250000000  5.7500000000     601.32     360        356       2.8000000000    N/A
314     Group II       210,594.26   6.2500000000  5.6650000000     859.35     360        356       2.9000000000    N/A
315     Group II       203,134.45   7.0000000000  5.8350000000     853.75     360        356       3.6500000000    N/A
316     Group II       137,942.04   7.1250000000  6.2900000000     598.41     360        356       3.8500000000    N/A
317     Group II       234,974.87   8.1250000000  6.7700000000   1,033.18     360        356       4.7750000000    N/A
318     Group II     1,411,580.16   7.7289072349  6.6293306011   6,316.52     360        356       4.3466813773    N/A

(Table Continued)

                     Maximum      Minimum     Number of    Number of    Rate         Pay                  Maximum
       Subsequent     Gross        Gross       Months        Months   Adjustment   Adjustment             Negative
        Periodic     Mortgage    Mortgage      Until         Until    Frequency   Frequency             Amortization
Loan    Rate Cap       Rate        Rate       Next Rate     Next Pay     (in        (in                  Percentage
Number    (%)          (%)          (%)      Adjustment    Adjustment   months)    months)    Index          (%)
------    ---          ---          ---      ----------    ----------   -------    -------    -----          ---
287       N/A     9.9500000000  2.8000000000      1            2          1          12     One-Year MTA      115.00
288       N/A     9.9696841654  2.7577633755      1           12          1          12     One-Year MTA      115.00
289       N/A     9.9500000000  3.0696375351      1           12          1          12     One-Year MTA      115.00
290       N/A     9.9500000000  3.3362831865      1           12          1          12     One-Year MTA      115.00
291       N/A     9.9500000000  3.3579317356      1           12          1          12     One-Year MTA      115.00
292       N/A     9.9500000000  3.3736687624      1           12          1          12     One-Year MTA      115.00
293       N/A     9.9462896921  3.0066297725      1           11          1          12     One-Year MTA      115.00
294       N/A     9.9500000000  3.3304061639      1           11          1          12     One-Year MTA      115.00
295       N/A     9.9500000000  3.1674410560      1           11          1          12     One-Year MTA      115.00
296       N/A     9.9500000000  3.3528952311      1           11          1          12     One-Year MTA      115.00
297       N/A     9.9500000000  3.3654445921      1           11          1          12     One-Year MTA      115.00
298       N/A     9.9500000000  3.4000000000      1           11          1          12     One-Year MTA      115.00
299       N/A     9.9500000000  4.3097021590      1           11          1          12     One-Year MTA      115.00
300       N/A     9.9500000000  3.1000000000      1           11          1          12     One-Year MTA      115.00
301       N/A     9.9500000000  4.7358278558      1           11          1          12     One-Year MTA      115.00
302       N/A     9.9500000000  2.9426051162      1           10          1          12     One-Year MTA      115.00
303       N/A     9.9500000000  3.4000000000      1           10          1          12     One-Year MTA      115.00
304       N/A     9.9500000000  3.3689041453      1           10          1          12     One-Year MTA      115.00
305       N/A     9.9500000000  3.1601054107      1           10          1          12     One-Year MTA      115.00
306       N/A     9.9500000000  3.7250000000      1           10          1          12     One-Year MTA      115.00
307       N/A     9.9500000000  4.1750000000      1           10          1          12     One-Year MTA      115.00
308       N/A     9.9500000000  3.4000000000      1           10          1          12     One-Year MTA      115.00
309       N/A     9.9500000000  3.1775740914      1            9          1          12     One-Year MTA      115.00
310       N/A     9.9500000000  3.5863074549      1            9          1          12     One-Year MTA      115.00
311       N/A     9.9500000000  3.3710209466      1            9          1          12     One-Year MTA      115.00
312       N/A     9.9500000000  3.2500000000      1            9          1          12     One-Year MTA      115.00
313       N/A     9.9500000000  2.8000000000      1            9          1          12     One-Year MTA      115.00
314       N/A     9.9500000000  2.9000000000      1            9          1          12     One-Year MTA      115.00
315       N/A     9.9500000000  3.6500000000      1            9          1          12     One-Year MTA      115.00
316       N/A     9.9500000000  3.8500000000      1            9          1          12     One-Year MTA      115.00
317       N/A     9.9500000000  4.7750000000      1            9          1          12     One-Year MTA      115.00
318       N/A    10.7508763349  4.3466813773      1            9          1          12     One-Year MTA      115.00

                                      S-90

                                        Current       Current                                                  Initial
                                         Gross          Net      Initial   Original   Remaining                Periodic
                        Current         Mortgage      Mortgage   Monthly    Term To     Term To                  Rate
Loan     Subloan        Balance           Rate          Rate     Payment   Maturity    Maturity   Gross Margin   Cap
Number    group           ($)             (%)           (%)        ($)    (in months) (in months)     (%)        (%)
------    -----           ---             ---           ---        ---    ----------- -----------     ---        ---
319      Group II       632,057.37   6.7258469354  6.3508469354   2,034.69   360        355     3.3420326449    N/A
320      Group II       219,383.88   6.5000000000  6.1250000000     746.14   360        355     2.8750000000    N/A
321      Group II     2,476,840.74   6.0484693517  5.6734693517   9,186.16   360        355     2.6283162869    N/A
322      Group II       301,821.28   7.3750000000  6.3800000000   1,224.72   360        355     4.0000000000    N/A
323      Group II       118,323.91   7.0000000000  5.7350000000     529.42   360        355     3.6750000000    N/A
324      Group II       817,647.36   6.0000000000  5.6250000000   2,634.22   360        354     2.6825785963    N/A
325      Group II       140,373.49   6.6250000000  5.5000000000     515.62   360        354     3.2500000000    N/A
326      Group II       112,565.85   5.6250000000  4.7400000000     459.27   360        354     2.3000000000    N/A
327      Group II       269,662.50   7.5000000000  6.2050000000   1,146.23   360        354     4.2250000000    N/A
328      Group II        52,436.70   7.0000000000  5.7350000000      234.4   360        354     3.6750000000    N/A
329      Group II       377,080.80   6.1250000000  5.7500000000   1,387.33   360        352     2.8000000000    N/A
330      Group II       327,418.38   7.1250000000  6.7500000000   1,515.41   300        294     3.8000000000    N/A
331      Group II       597,139.13   1.0000000000  0.6250000000   1,929.84   360        358     3.3500000000    N/A
332      Group II       390,109.90   1.5000000000  1.1250000000   1,352.31   360        358     3.3500000000    N/A
333      Group II    10,535,919.59   1.7500000000  1.3750000000  37,800.12   360        358     3.5512325544    N/A
334      Group II       544,100.47   2.2500000000  1.8750000000   2,087.95   360        358     3.7826995977    N/A
335      Group II       690,764.29   2.7500000000  2.3750000000   2,830.13   360        358     3.8000000000    N/A
336      Group II       455,953.73   3.0000000000  2.6250000000   1,928.98   360        358     3.7270834795    N/A
337      Group II       244,965.30   3.7500000000  3.3750000000   1,139.26   360        358     2.6750000000    N/A
338      Group II       343,822.17   7.3750000000  7.0000000000   1,113.84   360        357     3.8000000000    N/A
339      Group II       655,807.99   7.2234848515  6.8484848515   2,357.80   360        357     3.6181818218    N/A
340      Group II       244,300.92   6.6250000000  6.2500000000     908.53   360        357     2.9500000000    N/A
341      Group II       397,658.65   7.3750000000  7.0000000000   1,528.99   360        357     3.8000000000    N/A
342      Group II       453,961.70   7.2500000000  6.8750000000   1,629.03   360        356     3.6500000000    N/A
343      Group II       544,247.95   7.1250000000  6.7500000000   2,230.02   360        356     3.5000000000    N/A
344      Group II       319,382.71   7.1250000000  6.7500000000   1,028.99   360        355     3.8000000000    N/A
345      Group II       333,098.11   6.2500000000  5.8750000000   1,254.38   360        354     2.8750000000    N/A
346      Group II       189,741.01   7.2500000000  5.9850000000     934.19   360        354     3.9000000000    N/A
347      Group II     1,151,560.32   1.7500000000  1.3750000000   4,122.59   360        359     3.6123050245    N/A
348      Group II     2,882,612.93   2.2500000000  1.8750000000  11,040.22   360        359     3.6718262337    N/A
349      Group III      951,085.35   7.1480000000  6.7730000000   3,051.55   360        356     3.5300000000    N/A
350      Group III      194,597.56   6.7430000000  6.3680000000     630.42   360        355     3.1250000000    N/A

(Table Continued)


                     Maximum      Minimum     Number of    Number of    Rate         Pay                  Maximum
       Subsequent     Gross        Gross       Months        Months   Adjustment   Adjustment             Negative
        Periodic     Mortgage    Mortgage      Until         Until    Frequency   Frequency             Amortization
Loan    Rate Cap       Rate        Rate       Next Rate     Next Pay     (in        (in                  Percentage
Number    (%)          (%)          (%)      Adjustment    Adjustment   months)    months)    Index          (%)
------    ---          ---          ---      ----------    ----------   -------    -------    -----          ---
319       N/A     9.9500000000  3.3420326449     1             8           1          12    One-Year MTA    115.00
320       N/A     9.9500000000  2.8750000000     1             8           1          12    One-Year MTA    115.00
321       N/A     9.9500000000  2.6283162869     1             8           1          12    One-Year MTA    115.00
322       N/A     9.9500000000  4.0000000000     1             8           1          12    One-Year MTA    115.00
323       N/A     9.9500000000  3.6750000000     1             8           1          12    One-Year MTA    115.00
324       N/A    10.5156187161  2.6825785963     1             7           1          12    One-Year MTA    115.00
325       N/A     9.9500000000  3.2500000000     1             7           1          12    One-Year MTA    115.00
326       N/A     9.9500000000  2.3000000000     1             7           1          12    One-Year MTA    115.00
327       N/A     9.9500000000  4.2250000000     1             7           1          12    One-Year MTA    115.00
328       N/A     9.9500000000  3.6750000000     1             7           1          12    One-Year MTA    115.00
329       N/A     9.9500000000  2.8000000000     1             5           1          12    One-Year MTA    115.00
330       N/A     9.9500000000  3.8000000000     1             7           1          12    One-Year MTA    115.00
331       N/A     9.9500000000  3.3500000000     1            11           1          12    One-Year MTA    115.00
332       N/A     9.9500000000  3.3500000000     1            11           1          12    One-Year MTA    115.00
333       N/A     9.9500000000  3.5512325544     1            11           1          12    One-Year MTA    115.00
334       N/A     9.9500000000  3.7826995977     1            11           1          12    One-Year MTA    115.00
335       N/A     9.9500000000  3.8000000000     1            11           1          12    One-Year MTA    115.00
336       N/A     9.9500000000  3.7270834795     1            11           1          12    One-Year MTA    115.00
337       N/A     9.9500000000  2.6750000000     1            11           1          12    One-Year MTA    115.00
338       N/A     9.9500000000  3.8000000000     1            10           1          12    One-Year MTA    115.00
339       N/A     9.9500000000  3.6181818218     1            10           1          12    One-Year MTA    115.00
340       N/A     9.9500000000  2.9500000000     1            10           1          12    One-Year MTA    115.00
341       N/A     9.9500000000  3.8000000000     1            10           1          12    One-Year MTA    115.00
342       N/A     9.9500000000  3.6500000000     1             9           1          12    One-Year MTA    115.00
343       N/A     9.9500000000  3.5000000000     1             9           1          12    One-Year MTA    115.00
344       N/A     9.9500000000  3.8000000000     1             8           1          12    One-Year MTA    115.00
345       N/A     9.9500000000  2.8750000000     1             7           1          12    One-Year MTA    115.00
346       N/A     9.9500000000  3.9000000000     1             7           1          12    One-Year MTA    115.00
347       N/A     9.9500000000  3.6123050245     2            12           1          12    One-Year MTA    115.00
348       N/A     9.9500000000  3.6718262337     2            12           1          12    One-Year MTA    115.00
349       N/A     9.9500000000  3.5300000000     1             9           1          12    One-Year MTA    110.00
350       N/A    10.9500000000  3.1250000000     1             8           1          12    One-Year MTA    110.00

                                      S-91

                                        Current       Current                                                        Initial
                                         Gross          Net      Initial     Original     Remaining                  Periodic
                        Current         Mortgage      Mortgage   Monthly      Term To       Term To                    Rate
Loan     Subloan        Balance           Rate          Rate     Payment     Maturity      Maturity     Gross Margin   Cap
Number    group           ($)             (%)           (%)        ($)      (in months)   (in months)       (%)        (%)
------    -----           ---             ---           ---        ---      -----------   -----------       ---        ---
351     Group III    4,152,730.00   1.0000000000  0.6250000000  13,356.87       360          360       3.5000000000    N/A
352     Group III      320,000.00   2.0000000000  1.6250000000   1,182.79       360          360       3.8750000000    N/A
353     Group III   26,426,179.34   7.0955823451  6.7205823451  85,090.62       360          359       3.4408394595    N/A
354     Group III      115,739.50   7.1250000000  6.7500000000     393.42       360          359       3.4500000000    N/A
355     Group III    1,959,000.00   6.9467840735  6.5717840735   6,760.91       360          359       3.2717840735    N/A
356     Group III      457,550.00   7.0532865261  6.6782865261   1,691.20       360          359       3.4500000000    N/A
357     Group III      532,000.00   7.1250000000  6.7500000000   2,102.05       360          359       3.4500000000    N/A
358     Group III      106,400.00   7.1250000000  6.7500000000     448.02       360          359       3.4500000000    N/A
359     Group III   38,557,529.82   7.1043059810  6.7293059810 124,300.08       360          358       3.4351950084    N/A
360     Group III    1,037,140.81   7.0396018743  6.6646018743   3,841.27       360          358       3.3714337244    N/A
361     Group III   37,870,996.52   7.1086189340  6.7336189340 121,778.08       360          357       3.4340230288    N/A
362     Group III      652,586.24   7.1250000000  6.7500000000   2,413.98       360          357       3.4500000000    N/A
363     Group III   36,861,136.66   7.0855322382  6.7105322382 118,310.04       360          356       3.4123631187    N/A
364     Group III    1,321,178.71   6.8512900916  6.4762900916   4,879.72       360          356       3.1848198074    N/A
365     Group III    2,027,355.52   7.0077603816  6.6327603816   6,498.19       360          355       3.3462663263    N/A
366     Group III      154,582.02   6.8750000000  6.5000000000     570.51       360          355       3.2000000000    N/A
367     Group III    1,706,244.12   6.9686414172  6.5936414172   5,469.38       360          354       3.4316712221    N/A
368     Group III      434,088.50   7.0122624764  6.6372624764   1,393.66       360          353       3.3372624764    N/A
369     Group III      520,000.00   1.0000000000  0.6250000000   1,314.86       480          480       3.5000000000    N/A
370     Group III   10,375,001.19   7.0760414634  6.7010414634  26,245.72       480          479       3.4261397343    N/A
371     Group III      183,712.25   6.7500000000  6.3750000000     498.58       480          479       3.0750000000    N/A
372     Group III      475,484.76   7.1250000000  6.7500000000   1,701.27       480          479       3.4500000000    N/A
373     Group III   11,917,431.74   7.0998275877  6.7248275877  30,168.76       480          478       3.4419863843    N/A
374     Group III      375,288.30   6.8066125563  6.4316125563   1,138.02       480          478       3.1316125563    N/A
375     Group III    5,182,152.41   7.0906777523  6.7156777523  13,088.69       480          477       3.4258465811    N/A
376     Group III      348,293.12   7.1250000000  6.7500000000   1,050.80       480          476       3.4500000000    N/A
377     Group III      359,600.00   1.0000000000  0.6250000000     909.28       480          479       3.5000000000    N/A
378     Group III    1,481,361.43   1.7500000000  1.3750000000   5,303.64       360          358       3.8086139928    N/A
379     Group III    1,067,487.99   7.6250000000  7.2500000000   3,832.15       360          357       3.9750000000    N/A
380     Group III    1,853,796.20   7.5211508444  7.1461508444   6,666.18       360          356       3.8659583866    N/A
381     Group III      189,551.45   7.6250000000  7.2500000000     679.83       360          355       3.9750000000    N/A
382     Group III      229,610.10   1.0000000000  0.6250000000     581.57       480          478       3.0750000000    N/A

(Table Continued)

                     Maximum      Minimum     Number of    Number of    Rate         Pay                    Maximum
       Subsequent     Gross        Gross       Months        Months   Adjustment   Adjustment               Negative
        Periodic     Mortgage    Mortgage      Until         Until    Frequency   Frequency               Amortization
Loan    Rate Cap       Rate        Rate       Next Rate     Next Pay     (in        (in                    Percentage
Number    (%)          (%)          (%)      Adjustment    Adjustment   months)    months)    Index            (%)
------    ---          ---          ---      ----------    ----------   -------    -------    -----            ---
351      N/A     9.9500000000  3.5000000000        1            13         1          12     One-Year MTA      115.00
352      N/A     9.9500000000  3.8750000000        1            13         1          12     One-Year MTA      115.00
353      N/A     9.9500000000  3.4408394595        1            12         1          12     One-Year MTA      115.00
354      N/A     9.9500000000  3.4500000000        1            12         1          12     One-Year MTA      115.00
355      N/A     9.5824655436  3.2717840735        1            12         1          12     One-Year MTA      115.00
356      N/A     9.9500000000  3.4500000000        1            12         1          12     One-Year MTA      115.00
357      N/A     9.9500000000  3.4500000000        1            12         1          12     One-Year MTA      115.00
358      N/A     9.9500000000  3.4500000000        1            12         1          12     One-Year MTA      115.00
359      N/A     9.9500000000  3.4351950084        1            11         1          12     One-Year MTA      115.00
360      N/A     9.9500000000  3.3714337244        1            11         1          12     One-Year MTA      115.00
361      N/A     9.9500000000  3.4340230288        1            10         1          12     One-Year MTA      115.00
362      N/A     9.9500000000  3.4500000000        1            10         1          12     One-Year MTA      115.00
363      N/A     9.9500000000  3.4123631187        1             9         1          12     One-Year MTA      115.00
364      N/A     9.9500000000  3.1848198074        1             9         1          12     One-Year MTA      115.00
365      N/A     9.9500000000  3.3462663263        1             8         1          12     One-Year MTA      115.00
366      N/A     9.9500000000  3.2000000000        1             8         1          12     One-Year MTA      115.00
367      N/A     9.9500000000  3.4316712221        1             7         1          12     One-Year MTA      115.00
368      N/A     9.9500000000  3.3372624764        1             6         1          12     One-Year MTA      115.00
369      N/A     9.9500000000  3.5000000000        1            13         1          12     One-Year MTA      115.00
370      N/A     9.9500000000  3.4261397343        1            12         1          12     One-Year MTA      115.00
371      N/A     9.9500000000  3.0750000000        1            12         1          12     One-Year MTA      115.00
372      N/A     9.9500000000  3.4500000000        1            12         1          12     One-Year MTA      115.00
373      N/A     9.9500000000  3.4419863843        1            11         1          12     One-Year MTA      115.00
374      N/A     9.9500000000  3.1316125563        1            11         1          12     One-Year MTA      115.00
375      N/A     9.9500000000  3.4258465811        1            10         1          12     One-Year MTA      115.00
376      N/A     9.9500000000  3.4500000000        1             9         1          12     One-Year MTA      115.00
377      N/A     9.9500000000  3.5000000000        1            12         1          12     One-Year MTA      115.00
378      N/A     9.9500000000  3.8086139928        1            11         1          12     One-Year MTA      115.00
379      N/A     9.9500000000  3.9750000000        1            10         1          12     One-Year MTA      115.00
380      N/A     9.9500000000  3.8659583866        1             9         1          12     One-Year MTA      115.00
381      N/A     9.9500000000  3.9750000000        1             8         1          12     One-Year MTA      115.00
382      N/A     9.9500000000  3.0750000000        1            11         1          12     One-Year MTA      115.00

                                      S-92

                                        Current       Current                                                    Initial
                                         Gross          Net      Initial   Original   Remaining                  Periodic
                        Current         Mortgage      Mortgage   Monthly    Term To     Term To                    Rate
Loan     Subloan        Balance           Rate          Rate     Payment   Maturity    Maturity     Gross Margin   Cap
Number    group           ($)             (%)           (%)        ($)    (in months) (in months)       (%)        (%)
------    -----           ---             ---           ---        ---    ----------- -----------       ---        ---
383     Group III      631,200.00   1.7500000000  1.3750000000   2,254.92     360        359       3.7124841572    N/A
384     Group III      415,806.73   7.1250000000  6.7500000000   1,340.60     360        358       3.4500000000    N/A
385     Group III      156,683.53   6.7500000000  6.3750000000     579.38     360        357       3.0750000000    N/A
386     Group III      438,704.66   7.1250000000  6.7500000000   1,407.17     360        356       3.4500000000    N/A
387     Group III      439,366.39   1.7500000000  1.3750000000   1,275.28     480        478       3.9750000000    N/A
388     Group III      108,229.71   7.6250000000  7.2500000000     315.05     480        476       3.9750000000    N/A
389     Group III      701,439.64   7.2116532008  6.8366532008   2,036.09     480        475       3.5719868708    N/A
390     Group III      977,678.81   7.6250000000  7.2500000000   2,828.78     480        474       3.9750000000    N/A
391     Group III      338,000.00   1.0000000000  0.6250000000   1,087.14     360        360       2.9500000000    N/A
392     Group III    1,032,000.00   1.5000000000  1.1250000000   3,561.64     360        360       3.5081395349    N/A
393     Group III      312,000.00   2.0000000000  1.6250000000   1,153.21     360        360       3.5750000000    N/A
394     Group III    4,069,055.82   6.7357537685  6.3607537685  13,186.26     360        359       3.0830327479    N/A
395     Group III    2,841,424.07   6.7650349645  6.3900349645   9,829.88     360        359       3.1002888809    N/A
396     Group III      351,886.28   7.1250000000  6.7500000000   1,128.95     360        357       3.4500000000    N/A
397     Group III      399,221.02   2.2500000000  1.8750000000   1,528.98     360        359       3.9750000000    N/A
398     Group III   14,386,650.00   1.0000000000  0.6250000000  46,273.18     360        360       3.0821173710    N/A
399     Group III   32,605,164.00   1.5000000000  1.1250000000 112,527.01     360        360       3.3126855320    N/A
400     Group III   12,990,600.00   2.0000000000  1.6250000000  48,015.79     360        360       3.5221762274    N/A
401     Group III    3,881,190.00   2.5000000000  2.1250000000  15,335.39     360        360       3.4524902156    N/A
402     Group III    1,418,420.00   3.0000000000  2.3448643561   5,980.11     360        360       3.8039519324    N/A
403     Group III      550,490.00   3.3750000000  2.3058591437   2,433.69     360        360       4.2728873367    N/A
404     Group III      689,250.00   3.5000000000  3.1250000000   3,095.03     360        360       3.5750000000    N/A
405     Group III      605,500.00   3.7500000000  2.8050000000   2,804.17     360        360       4.3250000000    N/A
406     Group III   96,841,521.22   6.7843258929  6.4093258929 312,269.53     360        359       3.1223119965    N/A
407     Group III      142,822.06   6.6250000000  6.2500000000     477.05     360        359       2.9500000000    N/A
408     Group III       59,366.38   7.5000000000  7.1250000000      201.8     360        359       3.8250000000    N/A
409     Group II1   10,996,637.39   7.0246565847  6.6496565847 383,958.58     360        359       3.3541889033    N/A
410     Group III   12,562,255.08   7.1229418974  6.7479418974  46,527.15     360        359       3.4493241879    N/A
411     Group III    8,196,537.99   7.1252027522  6.7502027522  32,448.69     360        359       3.4502027522    N/A
412     Group III    4,248,071.85   7.0958116415  6.6813148233  17,941.59     360        359       3.4208116416    N/A
413     Group III      175,211.52   8.2500000000  7.0850000000     763.79     360        359       4.6500000000    N/A
414     Group III      188,696.00   8.0000000000  7.1550000000     835.56     360        359       4.3250000000    N/A

(Table Continued)

                     Maximum      Minimum     Number of    Number of    Rate         Pay                     Maximum
       Subsequent     Gross        Gross       Months        Months   Adjustment   Adjustment                Negative
        Periodic     Mortgage    Mortgage      Until         Until    Frequency   Frequency                Amortization
Loan    Rate Cap       Rate        Rate       Next Rate     Next Pay     (in        (in                     Percentage
Number    (%)          (%)          (%)      Adjustment    Adjustment   months)    months)    Index             (%)
------    ---          ---          ---      ----------    ----------   -------    -------    -----             ---
383       N/A     9.9500000000  3.7124841572     2            12          1          12     One-Year MTA        115.00
384       N/A     9.9500000000  3.4500000000     1            11          1          12     One-Year MTA        115.00
385       N/A     9.9500000000  3.0750000000     1            10          1          12     One-Year MTA        115.00
386       N/A     9.9500000000  3.4500000000     1             9          1          12     One-Year MTA        115.00
387       N/A     9.9500000000  3.9750000000     1            11          1          12     One-Year MTA        115.00
388       N/A     9.9500000000  3.9750000000     1             9          1          12     One-Year MTA        115.00
389       N/A     9.9500000000  3.5719868708     1             8          1          12     One-Year MTA        115.00
390       N/A     9.9500000000  3.9750000000     1             7          1          12     One-Year MTA        115.00
391       N/A     9.9500000000  2.9500000000     1            13          1          12     One-Year MTA        110.00
392       N/A     9.9500000000  3.5081395349     1            13          1          12     One-Year MTA        110.00
393       N/A     9.9500000000  3.5750000000     1            13          1          12     One-Year MTA        110.00
394       N/A     9.9500000000  3.0830327479     1            12          1          12     One-Year MTA        110.00
395       N/A     9.9500000000  3.1002888809     1            12          1          12     One-Year MTA        110.00
396       N/A     9.9500000000  3.4500000000     1            10          1          12     One-Year MTA        110.00
397       N/A     9.9500000000  3.9750000000     2            12          1          12     One-Year MTA        110.00
398       N/A     9.9500000000  3.0821173710     1            13          1          12     One-Year MTA        115.00
399       N/A     9.9500000000  3.3126855320     1            13          1          12     One-Year MTA        115.00
400       N/A     9.9500000000  3.5221762274     1            13          1          12     One-Year MTA        115.00
401       N/A     9.9500000000  3.4524902156     1            13          1          12     One-Year MTA        115.00
402       N/A     9.9500000000  3.8039519324     1            13          1          12     One-Year MTA        115.00
403       N/A     9.9500000000  4.2728873367     1            13          1          12     One-Year MTA        115.00
404       N/A     9.9500000000  3.5750000000     1            13          1          12     One-Year MTA        115.00
405       N/A     9.9500000000  4.3250000000     1            13          1          12     One-Year MTA        115.00
406       N/A     9.9500000000  3.1223119965     1            12          1          12     One-Year MTA        115.00
407       N/A     9.9500000000  2.9500000000     1            12          1          12     One-Year MTA        115.00
408       N/A     9.9500000000  3.8250000000     1            12          1          12     One-Year MTA        115.00
409       N/A     9.9516154043  3.3541889033     1            12          1          12     One-Year MTA        115.00
410       N/A     9.9916202515  3.4493241879     1            12          1          12     One-Year MTA        115.00
411       N/A     9.9500000000  3.4502027522     1            12          1          12     One-Year MTA        115.00
412       N/A     9.9500000000  3.4208116416     1            12          1          12     One-Year MTA        115.00
413       N/A    13.2000000000  4.6500000000     1            12          1          12     One-Year MTA        115.00
414       N/A     9.9500000000  4.3250000000     1            12          1          12     One-Year MTA        115.00

                                      S-93

                                        Current       Current                                                           Initial
                                         Gross          Net      Initial     Original   Remaining                       Periodic
                        Current         Mortgage      Mortgage   Monthly      Term To     Term To                         Rate
Loan     Subloan        Balance           Rate          Rate     Payment     Maturity    Maturity       Gross Margin      Cap
Number    group           ($)             (%)           (%)        ($)      (in months) (in months)       (%)             (%)
------    -----           ---             ---           ---        ---      ----------- -----------       ---             ---
415       Group III    1,139,796.52  7.7753445984  7.1275487161   5,126.53      360       359          4.1003445983        N/A
416       Group III    1,186,326.44  8.2500000000  7.0732867449   5,421.55      360       359          4.5750000000        N/A
417       Group III      152,769.56  8.2500000000  7.0650000000     708.57      360       359          4.5750000000        N/A
418       Group III      633,485.94  8.2867276226  7.1321248440   3,028.73      360       359          4.6117276226        N/A
419       Group III      166,265.40  8.2500000000  7.3050000000     806.94      360       359          4.5750000000        N/A
420       Group III      910,297.16  8.1942452218  7.0153237716   4,551.11      360       359          4.5309083687        N/A
421       Group III   72,903,644.30  6.7105515623  6.3355515623 234,215.19      360       358          3.1097712603        N/A
422       Group III    1,144,740.76  6.9830775703  6.6080775703   3,814.85      360       358          3.3222698133        N/A
423       Group III      931,249.84  7.0164487236  6.6414487236   3,158.20      360       358          3.3725888938        N/A
424       Group III   59,520,744.66  6.8891499101  6.5141499101 205,484.91      360       358          3.2786140776        N/A
425       Group III      854,753.69  6.7741705172  6.3991705172   3,160.25      360       358          3.1049037115        N/A
426       Group III      791,915.61  7.1179279680  6.7429279680   3,129.37      360       358          3.4429279680        N/A
427       Group III      214,985.62  7.2500000000  6.6650000000     892.02      360       358          3.8250000000        N/A
428       Group III      856,975.08  6.7747771732  6.3997771732   3,614.65      360       358          3.1437931457        N/A
429       Group III      333,115.95  8.0000000000  6.8750000000   1,518.65      360       358          4.3250000000        N/A
430       Group III      270,196.38  8.5000000000  7.3150000000   1,250.41      360       358          4.8250000000        N/A
431       Group III    1,330,374.21  6.5300395189  6.1550395189   4,271.55      360       357          2.9717222023        N/A
432       Group III    2,494,481.64  6.5341166377  6.1591166377   8,598.33      360       357          3.0817765730        N/A
433       Group III      119,960.28  7.2500000000  6.8750000000     428.69      360       357          3.5750000000        N/A
434       Group III      161,388.14  6.3750000000  6.0000000000     596.01      360       357          2.8000000000        N/A
435       Group III      410,223.89  7.1015552568  6.7265552568   1,618.11      360       357          3.5378888142        N/A
436       Group III      582,523.19  7.1675358002  6.7925358002   2,458.80      360       357          3.4925358002        N/A
437       Group III    1,551,420.84  7.4196606576  7.0446606576   4,961.12      360       356          3.8356331442        N/A
438       Group III      829,608.25  7.0475988335  6.6725988335   2,803.45      360       356          3.6079267859        N/A
439       Group III      401,742.38  6.8750000000  6.5000000000   1,428.97      360       356          3.5750000000        N/A
440       Group III      257,422.88  6.5000000000  5.6150000000   1,036.26      360       356          3.0500000000        N/A
441       Group III      324,622.19  7.1804270220  6.2753344778   1,318.61      360       356          3.8804270219        N/A
442       Group III      324,132.78  7.2500000000  6.2250000000   1,340.10      360       356          3.7500000000        N/A
443       Group III      341,279.04  7.2500000000  6.1350000000   1,433.45      360       356          3.9500000000        N/A
444       Group III      168,453.34  7.3750000000  6.4000000000     719.03      360       356          3.9500000000        N/A
445       Group III      238,068.92  7.1250000000  6.7500000000      801.2      360       355          3.8250000000        N/A
446       Group III      874,797.91  6.9845451349  5.8963997187   3,508.41      360       355          3.5985906213        N/A

Table Continued

                     Maximum      Minimum     Number of    Number of    Rate         Pay                  Maximum
       Subsequent     Gross        Gross       Months        Months   Adjustment   Adjustment             Negative
        Periodic     Mortgage    Mortgage      Until         Until    Frequency   Frequency             Amortization
Loan    Rate Cap       Rate        Rate       Next Rate     Next Pay     (in        (in                  Percentage
Number    (%)          (%)          (%)      Adjustment    Adjustment   months)    months)    Index          (%)
------    ---          ---          ---      ----------    ----------   -------    -------    -----          ---
415      N/A    10.6568321370  4.1003445983        1            12         1          12    One-Year MTA     115.00
416      N/A    10.3581441562  4.5750000000        1            12         1          12    One-Year MTA     115.00
417      N/A     9.9500000000  4.5750000000        1            12         1          12    One-Year MTA     115.00
418      N/A    11.1117276226  4.6117276226        1            12         1          12    One-Year MTA     115.00
419      N/A     9.9500000000  4.5750000000        1            12         1          12    One-Year MTA     115.00
420      N/A     9.9500000000  4.5309083687        1            12         1          12    One-Year MTA     115.00
421      N/A     9.9500000000  3.1097712603        1            11         1          12    One-Year MTA     115.00
422      N/A     9.9500000000  3.3222698133        1            11         1          12    One-Year MTA     115.00
423      N/A     9.9500000000  3.3725888938        1            11         1          12    One-Year MTA     115.00
424      N/A     9.9500000000  3.2786140776        1            11         1          12    One-Year MTA     115.00
425      N/A     9.9500000000  3.1049037115        1            11         1          12    One-Year MTA     115.00
426      N/A     9.9500000000  3.4429279680        1            11         1          12    One-Year MTA     115.00
427      N/A    10.8250000000  3.8250000000        1            11         1          12    One-Year MTA     115.00
428      N/A     9.9500000000  3.1437931457        1            11         1          12    One-Year MTA     115.00
429      N/A     9.9500000000  4.3250000000        1            11         1          12    One-Year MTA     115.00
430      N/A     9.9500000000  4.8250000000        1            11         1          12    One-Year MTA     115.00
431      N/A     9.9500000000  2.9717222023        1            10         1          12    One-Year MTA     115.00
432      N/A     9.9500000000  3.0817765730        1            10         1          12    One-Year MTA     115.00
433      N/A     9.9500000000  3.5750000000        1            10         1          12    One-Year MTA     115.00
434      N/A     9.9500000000  2.8000000000        1            10         1          12    One-Year MTA     115.00
435      N/A    10.9742687280  3.5378888142        1            10         1          12    One-Year MTA     115.00
436      N/A     9.9500000000  3.4925358002        1            10         1          12    One-Year MTA     115.00
437      N/A     9.9500000000  3.8356331442        1             9         1          12    One-Year MTA     115.00
438      N/A     9.9500000000  3.6079267859        1             9         1          12    One-Year MTA     115.00
439      N/A     9.9500000000  3.5750000000        1             9         1          12    One-Year MTA     115.00
440      N/A     9.9500000000  3.0500000000        1             9         1          12    One-Year MTA     115.00
441      N/A     9.9500000000  3.8804270219        1             9         1          12    One-Year MTA     115.00
442      N/A     9.9500000000  3.7500000000        1             9         1          12    One-Year MTA     115.00
443      N/A     9.9500000000  3.9500000000        1             9         1          12    One-Year MTA     115.00
444      N/A     9.9500000000  3.9500000000        1             9         1          12    One-Year MTA     115.00
445      N/A     9.9500000000  3.8250000000        1             8         1          12    One-Year MTA     115.00
446      N/A     9.9500000000  3.5985906213        1             8         1          12    One-Year MTA     115.00


                                      S-94

                     Maximum      Minimum     Number of    Number of    Rate         Pay                  Maximum
       Subsequent     Gross        Gross       Months        Months   Adjustment   Adjustment             Negative
        Periodic     Mortgage    Mortgage      Until         Until    Frequency   Frequency             Amortization
Loan    Rate Cap       Rate        Rate       Next Rate     Next Pay     (in        (in                  Percentage
Number    (%)          (%)          (%)      Adjustment    Adjustment   months)    months)    Index          (%)
------    ---          ---          ---      ----------    ----------   -------    -------    -----          ---

447    Group III  2,611,843.97  7.1594080087  6.1844766635  10,632.65     360       355      3.8256347294    N/A
448    Group III    805,060.42  7.1580240788  6.3025204457   3,336.78     360       355      3.8272686291    N/A
449    Group III    579,689.50  7.5627083982  6.4501500467   2,428.33     360       355      4.2627083982    N/A
450    Group III    113,970.18  7.2500000000  5.9250000000     493.52     360       355      3.9750000000    N/A
451    Group III    338,222.03  7.4475901119  6.1825901119   1,518.22     360       355      4.0000000000    N/A
452    Group III     69,397.67  6.8750000000  6.5000000000     234.02     360       354      3.2500000000    N/A
453    Group III  1,897,702.47  1.7500000000  1.3750000000   6,808.36     360       358      3.5254929764    N/A
454    Group III    345,387.11  6.5838583047  6.2088583047   1,242.20     360       357      3.0004724742    N/A
455    Group III    253,844.20  7.7500000000  7.3750000000   1,180.94     360       357      4.1000000000    N/A
456    Group III    422,071.05  7.0000000000  6.6250000000   1,438.02     360       356      3.3250000000    N/A
457    Group III    296,395.42  7.6250000000  7.2500000000   1,216.56     360       356      3.9750000000    N/A
458    Group III    517,164.62  1.0000000000  0.6250000000   1,667.38     360       359      3.9750000000    N/A
459    Group III  1,956,952.98  1.7500000000  1.3750000000   7,007.69     360       359      3.4952934006    N/A
460    Group III    838,445.38  2.2500000000  1.8750000000   3,211.63     360       359      3.9936291473    N/A
461    Group III    116,041.83  2.7500000000  2.3750000000     474.58     360       359      3.7250000000    N/A
462    Group III    661,753.57  3.2500000000  2.8750000000   2,884.98     360       359      4.0103588950    N/A
463    Group III    277,082.04  3.7500000000  3.3750000000   1,285.15     360       359      3.9750000000    N/A
464    Group III    116,845.93  4.5000000000  3.3150000000     592.82     360       359      4.7000000000    N/A
465    Group III    720,000.00  1.7500000000  1.3750000000   2,572.15     360       360      3.2733333333    N/A
466    Group III    651,250.00  2.2500000000  1.8750000000   2,489.38     360       360      3.7646449136    N/A
467    Group III    436,750.00  3.2500000000  2.8750000000   1,900.76     360       360      3.9534630796    N/A

(Table Continued)

                     Maximum      Minimum     Number of    Number of    Rate         Pay                  Maximum
       Subsequent     Gross        Gross       Months        Months   Adjustment   Adjustment             Negative
        Periodic     Mortgage    Mortgage      Until         Until    Frequency   Frequency             Amortization
Loan    Rate Cap       Rate        Rate       Next Rate     Next Pay     (in        (in                  Percentage
Number    (%)          (%)          (%)      Adjustment    Adjustment   months)    months)    Index          (%)
------    ---          ---          ---      ----------    ----------   -------    -------    -----          ---
447      N/A    10.0076733945  3.8256347294       1          8             1          12    One-Year MTA    115.00
448      N/A     9.9500000000  3.8272686291       1          8             1          12    One-Year MTA    115.00
449      N/A     9.9500000000  4.2627083982       1          8             1          12    One-Year MTA    115.00
450      N/A     9.9500000000  3.9750000000       1          8             1          12    One-Year MTA    115.00
451      N/A     9.9500000000  4.0000000000       1          8             1          12    One-Year MTA    115.00
452      N/A     9.9500000000  3.2500000000       1          7             1          12    One-Year MTA    115.00
453      N/A     9.9500000000  3.5254929764       1         11             1          12    One-Year MTA    115.00
454      N/A     9.9500000000  3.0004724742       1         10             1          12    One-Year MTA    115.00
455      N/A     9.9500000000  4.1000000000       1         10             1          12    One-Year MTA    115.00
456      N/A     9.9500000000  3.3250000000       1          9             1          12    One-Year MTA    115.00
457      N/A     9.9500000000  3.9750000000       1          9             1          12    One-Year MTA    115.00
458      N/A     9.9500000000  3.9750000000       2         12             1          12    One-Year MTA    115.00
459      N/A     9.9500000000  3.4952934006       2         12             1          12    One-Year MTA    115.00
460      N/A     9.9500000000  3.9936291473       2         12             1          12    One-Year MTA    115.00
461      N/A     9.9500000000  3.7250000000       2         12             1          12    One-Year MTA    115.00
462      N/A     9.9500000000  4.0103588950       2         12             1          12    One-Year MTA    115.00
463      N/A     9.9500000000  3.9750000000       2         12             1          12    One-Year MTA    115.00
464      N/A     9.9500000000  4.7000000000       2         12             1          12    One-Year MTA    115.00
465      N/A     9.9500000000  3.2733333333       3         13             1          12    One-Year MTA    115.00
466      N/A     9.9500000000  3.7646449136       3         13             1          12    One-Year MTA    115.00
467      N/A     9.9500000000  3.9534630796       3         13             1          12    One-Year MTA    115.00


         There will be discrepancies between the characteristics of the actual mortgage loans which will be delivered to the Trustee and the characteristics assumed in preparing the tables below. Any discrepancy may have an effect upon the percentages of the initial principal amounts outstanding (and the weighted average lives) of the applicable classes of Offered Certificates set forth in the tables below. In addition, to the extent that the actual mortgage loans included in the mortgage pool have characteristics that differ from those assumed in preparing the tables below, the related class or classes of Offered Certificates set forth in the tables below may mature earlier or later than indicated by the tables below.

         Based on the foregoing assumptions, the tables below indicate the weighted average life of each class of Offered Certificates and set forth the percentage of the initial principal amounts of each such class of certificates that would be outstanding after each of the distribution dates shown, at specified percentages of the CPR. Neither the prepayment model used in this prospectus supplement nor any other prepayment model or assumption purports to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans included in the trust fund. Variations in the prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of the initial principal balances (and weighted average lives) of the applicable classes of Offered Certificates shown in the following tables. Variations may occur even if the average prepayment experience of all of the mortgage loans equals any of the specified percentages of the CPR. The timing of changes in the rate of prepayment of principal on the mortgage loans may significantly affect the actual yield to maturity to investors in the Offered Certificates, even if the average rate of Principal Prepayments on the mortgage loans is consistent with the expectations of such investors.

Percent of the Initial Class Certificate Principal Balance at the Respective Percentages of CPR

                                          Class 1A-1, Class 1A-2 and Class 1A-3
                                 --------------------------------------------------------------
                                                     CPR Percentage
                                 --------------------------------------------------------------
Distribution Date in:                 5%           15%          25%          40%          50%
---------------------               -----        ------       ------       ------       -------

Initial Percentage                   100          100          100          100          100
February 2007                         98           87           75           58           47
February 2008                         96           75           56           32           19
February 2009                         93           64           41           16            5
February 2010                         88           53           29           12            5
February 2011                         82           43           22            7            3
February 2012                         76           35           16            5            2
February 2013                         71           30           13            3            1
February 2014                         65           25            9            2            *
February 2015                         60           21            7            1            *
February 2016                         55           17            5            *            *
February 2017                         51           14            4            *            *
February 2018                         46           12            3            *            *
February 2019                         42           10            2            *            *
February 2020                         39            8            1            *            *
February 2021                         36            6            1            *            *
February 2022                         32            5            *            *            *
February 2023                         29            4            *            *            *
February 2024                         27            3            0            *            *
February 2025                         24            3            0            *            *
February 2026                         21            2            0            *            *
February 2027                         19            1            0            *            *
February 2028                         16            1            0            *            0
February 2029                         14            *            0            *            0
February 2030                         12            *            0            *            0
February 2031                          9            0            0            0            0
February 2032                          7            0            0            0            0
February 2033                          5            0            0            0            0
February 2034                          3            0            0            0            0
February 2035                          1            0            0            0            0
February 2036                          0            0            0            0            0

Weighted  Average  Life  in
Years (to Maturity) (1)            12.72         5.70         3.34         1.86         1.28
Weighted  Average  Life  in
Years (to Call) (1) (2)            12.55         5.37         3.09         1.70         1.18

-------------
(1)      The weighted average life of a certificate is determined by (i)
         multiplying the net reductions, if any, of the certificate principal balance of the related certificates by the number of years from the date of issuance of the related certificate to the related distribution date, (ii) adding the results and (iii) dividing the sum by the aggregate of the net reductions of the certificate principal balances described in (i) above.
(2)      To the optional termination date.
*        Indicates a number that is greater than zero but less than 0.5%.



                                      S-97


 Percent of the Initial Class Certificate Principal Balance at the Respective Percentages of CPR

                                          Class 2A-1, Class 2A-2 and Class 2A-3
                                 --------------------------------------------------------------
                                                     CPR Percentage
                                 --------------------------------------------------------------
Distribution Date in:                 5%           15%          25%          40%          50%
---------------------               -----        ------       ------       ------       -------
Initial Percentage                   100          100          100          100          100
February 2007                         98           86           75           58           46
February 2008                         95           74           55           32           19
February 2009                         92           63           40           15            5
February 2010                         89           53           29           12            5
February 2011                         84           44           22            7            3
February 2012                         78           36           17            4            1
February 2013                         72           31           13            3            *
February 2014                         67           26            9            1            0
February 2015                         62           21            7            1            0
February 2016                         57           18            5            *            0
February 2017                         52           15            4            0            0
February 2018                         47           12            3            0            0
February 2019                         43           10            2            0            0
February 2020                         39            8            1            0            0
February 2021                         36            7            1            0            0
February 2022                         33            6            *            0            0
February 2023                         30            4            *            0            0
February 2024                         27            4            0            0            0
February 2025                         24            3            0            0            0
February 2026                         22            2            0            0            0
February 2027                         19            2            0            0            0
February 2028                         17            1            0            0            0
February 2029                         14            1            0            0            0
February 2030                         12            *            0            0            0
February 2031                         10            *            0            0            0
February 2032                          8            0            0            0            0
February 2033                          6            0            0            0            0
February 2034                          4            0            0            0            0
February 2035                          2            0            0            0            0
February 2036                          0            0            0            0            0

Weighted  Average  Life  in
Years (to Maturity) (1)            12.92         5.79         3.34         1.83         1.26
Weighted  Average  Life  in
Years (to Call) (1) (2)            12.73         5.43         3.09         1.68         1.17
-------------
(1)      The weighted average life of a certificate is determined by (i)
         multiplying the net reductions, if any, of the certificate principal balance of the related certificates by the number of years from the date of issuance of the related certificate to the related distribution date, (ii) adding the results and (iii) dividing the sum by the aggregate of the net reductions of the certificate principal balances described in (i) above.
(2)      To the optional termination date.
*        Indicates a number that is greater than zero but less than 0.5%.


                                      S-98


 Percent of the Initial Class Certificate Principal Balance at the Respective Percentages of CPR

                                          Class 3A-1, Class 3A-2 and Class 3A-3
                                 --------------------------------------------------------------
                                                     CPR Percentage
                                 --------------------------------------------------------------
Distribution Date in:                 5%           15%          25%          40%          50%
---------------------               -----        ------       ------       ------       -------
Initial Percentage                   100          100          100          100          100
February 2007                         98           86           75           58           46
February 2008                         95           74           55           32           19
February 2009                         93           63           40           16            5
February 2010                         90           54           30           12            5
February 2011                         86           45           23            7            3
February 2012                         80           37           17            5            1
February 2013                         74           32           13            3            *
February 2014                         68           26           10            1            0
February 2015                         63           22            7            1            0
February 2016                         58           18            5            *            0
February 2017                         53           15            4            0            0
February 2018                         48           13            3            0            0
February 2019                         44           10            2            0            0
February 2020                         41            9            1            0            0
February 2021                         37            7            1            0            0
February 2022                         34            6            *            0            0
February 2023                         31            5            *            0            0
February 2024                         28            4            *            0            0
February 2025                         25            3            0            0            0
February 2026                         23            3            0            0            0
February 2027                         20            2            0            0            0
February 2028                         17            1            0            0            0
February 2029                         15            1            0            0            0
February 2030                         13            1            0            0            0
February 2031                         10            *            0            0            0
February 2032                          8            *            0            0            0
February 2033                          6            *            0            0            0
February 2034                          4            0            0            0            0
February 2035                          2            0            0            0            0
February 2036                          0            0            0            0            0

Weighted  Average  Life  in
Years (to Maturity) (1)            13.19         5.89         3.37         1.84         1.27
Weighted  Average  Life  in
Years (to Call) (1) (2)            12.98         5.50         3.11         1.69         1.17
-------------
(1)      The weighted average life of a certificate is determined by (i)
         multiplying the net reductions, if any, of the certificate principal balance of the related certificates by the number of years from the date of issuance of the related certificate to the related distribution date, (ii) adding the results and (iii) dividing the sum by the aggregate of the net reductions of the certificate principal balances described in (i) above.
(2)      To the optional termination date.
*        Indicates a number that is greater than zero but less than 0.5%.


                                      S-99


Percent of the Initial Class Certificate Principal Balance at the Respective Percentages of CPR


                                                       Class B-1
                                 --------------------------------------------------------------
                                                     CPR Percentage
                                 --------------------------------------------------------------
Distribution Date in:                 5%           15%          25%          40%          50%
---------------------               -----        ------       ------       ------       -------
Initial Percentage                   100          100          100          100          100
February 2007                        100          100          100          100          100
February 2008                        100          100          100          100          100
February 2009                        100          100          100          100          100
February 2010                        100          100           88           36           55
February 2011                        100          100           66           22            9
February 2012                        100          100           50           12            0
February 2013                        100           69           29            2            0
February 2014                        100           58           21            0            0
February 2015                        100           48           16            0            0
February 2016                        100           40           12            0            0
February 2017                        100           33            8            0            0
February 2018                        100           28            3            0            0
February 2019                         97           23            0            0            0
February 2020                         89           19            0            0            0
February 2021                         82           15            0            0            0
February 2022                         75           13            0            0            0
February 2023                         68           10            0            0            0
February 2024                         62            8            0            0            0
February 2025                         55            4            0            0            0
February 2026                         49            *            0            0            0
February 2027                         44            0            0            0            0
February 2028                         38            0            0            0            0
February 2029                         33            0            0            0            0
February 2030                         28            0            0            0            0
February 2031                         23            0            0            0            0
February 2032                         18            0            0            0            0
February 2033                         13            0            0            0            0
February 2034                          9            0            0            0            0
February 2035                          0            0            0            0            0
February 2036                          0            0            0            0            0

Weighted  Average  Life  in
Years (to Maturity) (1)            20.35        10.15         6.42         4.20         4.18
Weighted  Average  Life  in
Years (to Call) (1) (2)            19.95         9.49         5.98         3.89         3.49
-------------
(1)      The weighted average life of a certificate is determined by (i)
         multiplying the net reductions, if any, of the certificate principal balance of the related certificates by the number of years from the date of issuance of the related certificate to the related distribution date, (ii) adding the results and (iii) dividing the sum by the aggregate of the net reductions of the certificate principal balances described in (i) above.
(2)      To the optional termination date.
*        Indicates a number that is greater than zero but less than 0.5%.


                                     S-100


Percent of the Initial Class Certificate Principal Balance at the Respective Percentages of CPR

                                                       Class B-2
                                 --------------------------------------------------------------
                                                     CPR Percentage
                                 --------------------------------------------------------------
Distribution Date in:                 5%           15%          25%          40%          50%
---------------------               -----        ------       ------       ------       -------
Initial Percentage                   100          100          100          100          100
February 2007                        100          100          100          100          100
February 2008                        100          100          100          100          100
February 2009                        100          100          100          100          100
February 2010                        100          100           88           36           17
February 2011                        100          100           66           22            3
February 2012                        100          100           50            9            0
February 2013                        100           69           29            0            0
February 2014                        100           58           21            0            0
February 2015                        100           48           16            0            0
February 2016                        100           40           12            0            0
February 2017                        100           33            2            0            0
February 2018                        100           28            0            0            0
February 2019                         97           23            0            0            0
February 2020                         89           19            0            0            0
February 2021                         82           15            0            0            0
February 2022                         75           13            0            0            0
February 2023                         68            9            0            0            0
February 2024                         62            2            0            0            0
February 2025                         55            0            0            0            0
February 2026                         49            0            0            0            0
February 2027                         44            0            0            0            0
February 2028                         38            0            0            0            0
February 2029                         33            0            0            0            0
February 2030                         28            0            0            0            0
February 2031                         23            0            0            0            0
February 2032                         18            0            0            0            0
February 2033                         13            0            0            0            0
February 2034                          4            0            0            0            0
February 2035                          0            0            0            0            0
February 2036                          0            0            0            0            0

Weighted  Average  Life  in
Years (to Maturity) (1)            20.30        10.01         6.33         4.08         3.79
Weighted  Average  Life  in
Years (to Call) (1) (2)            19.95         9.48         5.97         3.82         3.49
-------------
(1)      The weighted average life of a certificate is determined by (i)
         multiplying the net reductions, if any, of the certificate principal balance of the related certificates by the number of years from the date of issuance of the related certificate to the related distribution date, (ii) adding the results and (iii) dividing the sum by the aggregate of the net reductions of the certificate principal balances described in (i) above.
(2)      To the optional termination date.



                                     S-101

 Percent of the Initial Class Certificate Principal Balance at the Respective Percentages of CPR

                                                       Class B-3
                                 --------------------------------------------------------------
                                                     CPR Percentage
                                 --------------------------------------------------------------
Distribution Date in:                 5%           15%          25%          40%          50%
---------------------               -----        ------       ------       ------      -------
Initial Percentage                   100          100          100          100         100
February 2007                        100          100          100          100         100
February 2008                        100          100          100          100         100
February 2009                        100          100          100          100         100
February 2010                        100          100           88           36          17
February 2011                        100          100           66           22           0
February 2012                        100          100           43            0           0
February 2013                        100           69           29            0           0
February 2014                        100           58           21            0           0
February 2015                        100           48           16            0           0
February 2016                        100           40            8            0           0
February 2017                        100           33            0            0           0
February 2018                        100           28            0            0           0
February 2019                         97           23            0            0           0
February 2020                         89           19            0            0           0
February 2021                         82           15            0            0           0
February 2022                         75           13            0            0           0
February 2023                         68            0            0            0           0
February 2024                         62            0            0            0           0
February 2025                         55            0            0            0           0
February 2026                         49            0            0            0           0
February 2027                         44            0            0            0           0
February 2028                         38            0            0            0           0
February 2029                         33            0            0            0           0
February 2030                         28            0            0            0           0
February 2031                         23            0            0            0           0
February 2032                         18            0            0            0           0
February 2033                         13            0            0            0           0
February 2034                          0            0            0            0           0
February 2035                          0            0            0            0           0
February 2036                          0            0            0            0           0

Weighted  Average  Life  in
Years (to Maturity) (1)            20.26         9.91         6.25         4.03        3.66
Weighted  Average  Life  in
Years (to Call) (1) (2)            19.95         9.48         5.97         3.80        3.45
-------------
(1)      The weighted average life of a certificate is determined by (i)
         multiplying the net reductions, if any, of the certificate principal balance of the related certificates by the number of years from the date of issuance of the related certificate to the related distribution date, (ii) adding the results and (iii) dividing the sum by the aggregate of the net reductions of the certificate principal balances described in (i) above.
(2)      To the optional termination date.



                                     S-102


Percent of the Initial Class Certificate Principal Balance at the Respective Percentages of CPR

                                                       Class B-4
                                 --------------------------------------------------------------
                                                     CPR Percentage
                                 --------------------------------------------------------------
Distribution Date in:                 5%           15%          25%          40%          50%
---------------------               -----        ------       ------       ------      -------
Initial Percentage                   100          100          100          100          100
February 2007                        100          100          100          100          100
February 2008                        100          100          100          100          100
February 2009                        100          100          100          100          100
February 2010                        100          100           88           36           17
February 2011                        100          100           66           22            0
February 2012                        100           90           39            0            0
February 2013                        100           69           29            0            0
February 2014                        100           58           21            0            0
February 2015                        100           48           13            0            0
February 2016                        100           40            0            0            0
February 2017                        100           33            0            0            0
February 2018                        100           28            0            0            0
February 2019                         97           23            0            0            0
February 2020                         89           19            0            0            0
February 2021                         82           12            0            0            0
February 2022                         75            3            0            0            0
February 2023                         68            0            0            0            0
February 2024                         62            0            0            0            0
February 2025                         55            0            0            0            0
February 2026                         49            0            0            0            0
February 2027                         44            0            0            0            0
February 2028                         38            0            0            0            0
February 2029                         33            0            0            0            0
February 2030                         28            0            0            0            0
February 2031                         23            0            0            0            0
February 2032                         18            0            0            0            0
February 2033                          5            0            0            0            0
February 2034                          0            0            0            0            0
February 2035                          0            0            0            0            0
February 2036                          0            0            0            0            0

Weighted  Average  Life  in
Years (to Maturity) (1)            20.18         9.77         6.16         3.98         3.55
Weighted  Average  Life  in
Years (to Call) (1) (2)            19.95         9.47         5.96         3.77         3.39
-------------
(1)      The weighted average life of a certificate is determined by (i)
         multiplying the net reductions, if any, of the certificate principal balance of the related certificates by the number of years from the date of issuance of the related certificate to the related distribution date, (ii) adding the results and (iii) dividing the sum by the aggregate of the net reductions of the certificate principal balances described in (i) above.
(2)      To the optional termination date.



                                     S-103


 Percent of the Initial Class Certificate Principal Balance at the Respective Percentages of CPR

                                                       Class B-5
                                 --------------------------------------------------------------
                                                     CPR Percentage
                                 --------------------------------------------------------------
Distribution Date in:                 5%           15%          25%          40%          50%
---------------------               -----        ------       ------       ------      -------
Initial Percentage                   100          100          100          100         100
February 2007                        100          100          100          100         100
February 2008                        100          100          100          100         100
February 2009                        100          100          100          100         100
February 2010                        100          100           88           36           4
February 2011                        100          100           66           22           0
February 2012                        100           83           39            0           0
February 2013                        100           69           29            0           0
February 2014                        100           58           21            0           0
February 2015                        100           48            0            0           0
February 2016                        100           40            0            0           0
February 2017                        100           33            0            0           0
February 2018                        100           28            0            0           0
February 2019                         97           23            0            0           0
February 2020                         89           13            0            0           0
February 2021                         82            0            0            0           0
February 2022                         75            0            0            0           0
February 2023                         68            0            0            0           0
February 2024                         62            0            0            0           0
February 2025                         55            0            0            0           0
February 2026                         49            0            0            0           0
February 2027                         44            0            0            0           0
February 2028                         38            0            0            0           0
February 2029                         33            0            0            0           0
February 2030                         28            0            0            0           0
February 2031                         23            0            0            0           0
February 2032                          8            0            0            0           0
February 2033                          0            0            0            0           0
February 2034                          0            0            0            0           0
February 2035                          0            0            0            0           0
February 2036                          0            0            0            0           0

Weighted  Average  Life  in
Years (to Maturity) (1)            20.03         9.55         6.02         3.90        3.41
Weighted  Average  Life  in
Years (to Call) (1) (2)            19.95         9.46         5.96         3.76        3.31
-------------
(1)      The weighted average life of a certificate is determined by (i)
         multiplying the net reductions, if any, of the certificate principal balance of the related certificates by the number of years from the date of issuance of the related certificate to the related distribution date, (ii) adding the results and (iii) dividing the sum by the aggregate of the net reductions of the certificate principal balances described in (i) above.
(2)      To the optional termination date.


                                     S-104

 Percent of the Initial Class Certificate Principal Balance at the Respective Percentages of CPR

                                                       Class B-6
                                 --------------------------------------------------------------
                                                     CPR Percentage
                                 --------------------------------------------------------------
Distribution Date in:                 5%           15%          25%          40%          50%
---------------------               -----        ------       ------       ------      -------
Initial Percentage                   100          100          100          100          100
February 2007                        100          100          100          100          100
February 2008                        100          100          100          100          100
February 2009                        100          100          100          100          100
February 2010                        100          100           88           36            0
February 2011                        100          100           66            4            0
February 2012                        100           83           39            0            0
February 2013                        100           69           22            0            0
February 2014                        100           58            3            0            0
February 2015                        100           48            0            0            0
February 2016                        100           40            0            0            0
February 2017                        100           33            0            0            0
February 2018                        100           19            0            0            0
February 2019                         97            7            0            0            0
February 2020                         89            0            0            0            0
February 2021                         82            0            0            0            0
February 2022                         75            0            0            0            0
February 2023                         68            0            0            0            0
February 2024                         62            0            0            0            0
February 2025                         55            0            0            0            0
February 2026                         49            0            0            0            0
February 2027                         44            0            0            0            0
February 2028                         38            0            0            0            0
February 2029                         32            0            0            0            0
February 2030                         19            0            0            0            0
February 2031                          7            0            0            0            0
February 2032                          0            0            0            0            0
February 2033                          0            0            0            0            0
February 2034                          0            0            0            0            0
February 2035                          0            0            0            0            0
February 2036                          0            0            0            0            0

Weighted  Average  Life  in
Years (to Maturity) (1)            19.69         9.17         5.78         3.73         3.26
Weighted  Average  Life  in
Years (to Call) (1) (2)            19.69         9.17         5.78         3.70         3.24
-------------
(1)      The weighted average life of a certificate is determined by (i)
         multiplying the net reductions, if any, of the certificate principal balance of the related certificates by the number of years from the date of issuance of the related certificate to the related distribution date, (ii) adding the results and (iii) dividing the sum by the aggregate of the net reductions of the certificate principal balances described in (i) above.
(2)      To the optional termination date.



                                     S-105


Percent of the Initial Class Certificate Principal Balance at the Respective Percentages of CPR


                                                       Class B-7
                                 --------------------------------------------------------------
                                                     CPR Percentage
                                 --------------------------------------------------------------
Distribution Date in:                 5%           15%          25%          40%          50%
---------------------               -----        ------       ------       ------      -------
Initial Percentage                   100          100          100          100          100
February 2007                        100          100          100          100          100
February 2008                        100          100          100          100          100
February 2009                        100          100          100          100          100
February 2010                        100          100           88            8            0
February 2011                        100          100           66            0            0
February 2012                        100           83           18            0            0
February 2013                        100           69            0            0            0
February 2014                        100           58            0            0            0
February 2015                        100           45            0            0            0
February 2016                        100           21            0            0            0
February 2017                        100            *            0            0            0
February 2018                        100            0            0            0            0
February 2019                         97            0            0            0            0
February 2020                         89            0            0            0            0
February 2021                         82            0            0            0            0
February 2022                         75            0            0            0            0
February 2023                         68            0            0            0            0
February 2024                         62            0            0            0            0
February 2025                         55            0            0            0            0
February 2026                         48            0            0            0            0
February 2027                         31            0            0            0            0
February 2028                         14            0            0            0            0
February 2029                          0            0            0            0            0
February 2030                          0            0            0            0            0
February 2031                          0            0            0            0            0
February 2032                          0            0            0            0            0
February 2033                          0            0            0            0            0
February 2034                          0            0            0            0            0
February 2035                          0            0            0            0            0
February 2036                          0            0            0            0            0

Weighted  Average  Life  in
Years (to Maturity) (1)            18.74         8.37         5.37         3.42         3.11
Weighted  Average  Life  in
Years (to Call) (1) (2)            18.74         8.37         5.37         3.42         3.11
-------------
(1)      The weighted average life of a certificate is determined by (i)
         multiplying the net reductions, if any, of the certificate principal balance of the related certificates by the number of years from the date of issuance of the related certificate to the related distribution date, (ii) adding the results and (iii) dividing the sum by the aggregate of the net reductions of the certificate principal balances described in (i) above.
(2)      To the optional termination date.
*        Indicates a number that is greater than zero but less than 0.5%.


Yield Sensitivity of the Interest-Only Certificates

         The Class 3X Certificates receive only distributions of interest. Because the notional amount of the Class 3X Certificates on a determination date will be based upon the sum of the aggregate current principal amount of the Class 3A Certificates, the yield on the Class 3X Certificates will be sensitive to the rate and timing of principal payments of the sub-loan group 3 mortgage loans, to the extent these payments are allocated to the Class 3A Certificates.

         A rapid rate of principal payments on the group 3 mortgage loans will have a materially negative effect on the yield to investors in the Class 3X Certificates. Investors should fully consider the associated risks, including the risk that a rapid rate of principal payments on the sub-loan group 3 mortgage loans (in particular, a rapid rate of principal payments on the sub-loan group 3 mortgage loans with higher mortgage rates) or an increase in the amount of the related Index could result in the failure of investors in the Class 3X Certificates to recover fully their initial investments. In addition, holders of the Class 3X Certificates in most cases have rights to relatively larger portions of interest payments on mortgage loans with higher mortgage rates; thus, the yield to investors in the Class 3X Certificates will be materially adversely affected to a greater extent than on the other offered certificates if the group 3 mortgage loans with higher mortgage rates prepay faster than the group 3 mortgage loans with lower mortgage rates.

         The following table indicates the sensitivity of the pre-tax yield to maturity on the Class 3X Certificates to various constant rates of prepayment on the sub-loan group 3 mortgage loans by projecting the monthly aggregate payments on the Class 3X Certificates and computing the corresponding pre-tax yields to maturity on a corporate bond equivalent basis, based on the structuring assumptions set forth above, including the assumptions regarding the characteristics and performance of such mortgage loans which differ from the actual characteristics and performance thereof, and assuming the aggregate purchase prices for the Class 3X Certificates set forth below. Any differences between such assumptions and the actual characteristics and performance of such mortgage loans and of such certificates may result in yields being different from those shown in such tables. Discrepancies between assumed and actual characteristics and performance underscore the hypothetical nature of the tables, which are provided only to give a general sense of the sensitivity of yields in varying prepayment scenarios.

 Pre-Tax Yield to Maturity of the Class 3X Certificates at the Following CPR Percentages



  Assumed Purchase
       Price                  5%                 15%                 25%                40%                50%
       -----                  --                 ---                 ---                ---                ---
   $14,201,202(*)           53.85%              38.95%             23.22%             (2.71)%           (25.61)%

(*) Approximate


         Each pre-tax yield to maturity set forth in the preceding table was calculated by determining the monthly discount rate which, when applied to the assumed stream of cash flows to be paid on the Class 3X Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price listed in the table (which includes accrued interest). These yields do not take into account the different interest rates at which investors may be able to reinvest funds received by them as distributions on the Class 3X Certificates, and thus do not reflect the return on any investment in the Class 3X Certificates when any reinvestment rates other than the discount rates set forth in the related preceding table are considered.

         Notwithstanding the assumed prepayment rates reflected in the preceding table, it is highly unlikely that the mortgage loans will be prepaid according to one particular pattern. For this reason, and because the timing of cash flows is critical to determining yields, the pre-tax yields to maturity on the Class 3X Certificates are likely to differ from those shown in the table above, even if the average prepayment rate on all of the related mortgage loans equals the percentages of CPR indicated in the table above over any given time period or over the entire life of the certificates.

         There can be no assurance that the mortgage loans will prepay at any particular rate or that the yield on the Class 3X Certificates will conform to the yields described herein. Moreover, the various remaining terms to maturity of the related mortgage loans could produce slower or faster principal distributions than indicated in the preceding tables at the various percentages of CPR specified, even if the weighted average remaining term to maturity and weighted average mortgage rate of the related mortgage loans are as assumed. Investors are urged to make their investment decisions based on their determinations as to anticipated rates of prepayment under a variety of scenarios. Investors in the Class 3X certificates should fully consider the risk that a rapid rate of prepayments on the related mortgage loans or an increase in the amount of One-Month LIBOR could result in the failure of such investors to fully recover their investments.

                         POOLING AND SERVICING AGREEMENT

General

         The Certificates, other than the Grantor Trust Class 3A-2B Certificates, will be issued pursuant to the Agreement, a form of which is filed as an exhibit to the registration statement. The Grantor Trust Class 3A-2B Certificates will be issued pursuant to the Grantor Trust Agreement. The Grantor Trust Class 3A-2B Certificates will represent the entire beneficial ownership interest in the grantor trust. A current report on Form 8-K relating to the certificates containing a copy of the Agreement and the Grantor Trust Agreement as executed will be filed by the Depositor with the Securities and Exchange Commission within fifteen days of the initial issuance of the Certificates.

         The trust fund created under the Agreement will consist of (1) all of the Depositor's right, title and interest in and to the mortgage loans, the related mortgage notes, mortgages and other related documents, including all interest and principal due after the cut-off date with respect to the mortgage loans, but excluding any payments of principal or interest due on or prior to the cut-off date with respect to the mortgage loans, (2) any mortgaged properties acquired on behalf of certificateholders by foreclosure or by deed in lieu of foreclosure, and any revenues received thereon, (3) the rights of the Trustee under all insurance policies required to be maintained pursuant to the Agreement, and any amounts paid or payable by the related insurer under any such insurance policy (to the extent the related mortgagee has a claim thereto), (4) the rights of the Depositor under the Mortgage Loan Purchase Agreement between the Depositor and the Sponsor, (5) such assets relating to the mortgage loans as from time to time may be held in the Protected Accounts, the Basis Risk Reserve Fund, the Reserve Fund, the Final Maturity Reserve Account, and the Distribution Account and such other accounts created under the Agreement, (6) the rights with respect to the related Servicing Agreement, to the extent assigned to the Trustee, (7) the rights of the Depositor with respect to the Cap Contracts, (8) such assets as shall from time to time be credited to the Distribution Account or are required by the terms of the Agreement to be credited to the Distribution Account, and (9) any proceeds of the foregoing.

          The grantor trust fund created under the Grantor Trust Agreement will consist of the underlying Class 3A-2B Certificates and the Swap Agreement.

         Reference is made to the prospectus for important information in addition to that set forth in this prospectus supplement regarding the trust fund, the grantor trust fund, the terms and conditions of the Agreement, the Grantor Trust Agreement and the Offered Certificates. The Offered Certificates will be transferable and exchangeable at the offices of the Certificate Registrar, currently located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Operations, SAMI II Series 2006-AR1. The Depositor will provide to prospective or actual certificateholders without charge, on written request, a copy (without exhibits) of the Agreement and the Grantor Trust Agreement. Requests should be addressed to Bear Stearns Asset Backed Securities I LLC, 383 Madison Avenue, New York, New York 10179.

Assignment of the Mortgage Loans

         At the time of issuance of the certificates, the Depositor will cause the mortgage loans, together with all principal and interest due on or with respect to the mortgage loans after the cut-off date, to be sold to the trust. The mortgage loans will be identified in a schedule appearing as an exhibit to the Agreement. Such schedule will include information as to the principal balance of each mortgage loan as of the cut-off date, as well as information including, among other things, the related mortgage rate, the related Net Rate, the related Monthly Payment, the maturity date of the related mortgage note and the related Loan-to-Value Ratio.

         In addition, the Depositor will deposit with the custodian, as agent for the Trustee, with respect to each mortgage loan, the following: other than as set forth in the immediately succeeding two sentences, the original mortgage note, endorsed without recourse to the order of the Trustee and showing to the extent available to the Depositor an unbroken chain of endorsements from the original payee thereof to the person endorsing it to the Trustee; the original mortgage which shall have been recorded, with evidence of such recording indicated thereon; as to the mortgage loans with Mortgaged Properties located in the States of Florida, Maryland, Mississippi, South Carolina or Tennessee, the assignment (which may be in the form of a blanket assignment) of the Mortgage, with evidence of recording thereon; a duly executed assignment (which may be in the form of a blanket assignment) of the mortgage to "JPMorgan Chase Bank, N.A., as trustee" with evidence of recording thereon (subject to certain exceptions set forth in the Agreement); the original or a copy of the policy or certificate of primary mortgage guaranty insurance, if any; the original policy of title insurance or mortgagee's certificate of title insurance or commitment or binder for title insurance; and originals of all assumption and modification agreements, if applicable and available. The Depositor will not be required to deliver assignments of the mortgage with evidence of recording thereon if (i) the mortgaged properties relating thereto are located in a jurisdiction in which, based on an opinion of counsel delivered by the Depositor to the Trustee, such recordation is not necessary to protect the interests of the certificateholders in the mortgage loans, (ii) such recordation is not required by the Rating Agencies, or (iii) MERS is identified on the mortgage, or on a properly recorded assignment of mortgage, as mortgagee of record solely as nominee for the Depositor and its successors and assigns.

         Each assignment will be submitted for recording by the Depositor, at no expense to the trust or the Trustee, or the custodian, as its agent, upon the earliest to occur of: (i) the direction of certificateholders holding interests in at least 25% of the trust in the aggregate, (ii) the occurrence of an Event of Default, (iii) the occurrence of a bankruptcy, insolvency or foreclosure relating to the Depositor, (iv) the rating of The Bear Stearns Companies Inc. falls below Baa2, (v) the occurrence of a servicing transfer as described in the Agreement, or (vi) with respect to any one assignment of mortgage, the occurrence of a bankruptcy, insolvency or foreclosure relating to the mortgagor under the related mortgage. The documents delivered to the custodian on behalf of the Trustee with respect to each mortgage loan are hereafter referred to collectively as the "Mortgage File." The Depositor will cause the mortgage and intervening assignments, if any, and the assignment of the mortgage, if recorded, to be recorded not later than 180 days after the closing date.

         With respect to each mortgage loan subject to the MERS(R) System, Inc., in accordance with the rules of membership of Merscorp, Inc. and/or MERS, the assignment of the mortgage related to each such mortgage loan shall be registered electronically through the MERS(R) System and MERS shall serve as mortgagee of record solely as nominee in an administrative capacity on behalf of the Trustee and shall not have any interest in such mortgage loans. In addition, certain of the document delivery requirements set forth above may vary with respect to mortgage loans subject to the MERS(R) System.

         The custodian will review each item of the related mortgage file on behalf of the Trustee within 90 days of the closing date (and will review each document permitted to be delivered to the Trustee after the closing date, if received by the custodian on behalf of the Trustee after the related initial 90-day period, promptly after its delivery to the custodian). If, as a result of its review, the custodian determines that any document is missing, does not appear regular on its face, or appears to be unrelated to the mortgage loans identified in the mortgage loan schedule (hereafter referred to as a "Material Defect"), the custodian, as agent for the Trustee, shall notify the Sponsor of such material defect in the required custodial certification. The Sponsor shall correct or cure any such material defect within 90 days from the date of notice of the material defect, and, if the Sponsor does not correct or cure such material defect within such period and such defect materially and adversely affects the interests of the certificateholders in the related mortgage loan, the Sponsor will generally, within 90 days of the date of notice, provide the Trustee with a substitute mortgage loan (if within two years of the closing date) or purchase the related mortgage loan at the applicable Repurchase Price.

         The custodian also will review the related mortgage files on behalf of the Trustee within 180 days of the closing date. If the custodian discovers a material defect, the custodian, on behalf of the Trustee, shall notify the Sponsor of such material defect in the required custodial certification. The Sponsor shall correct or cure any such material defect within 90 days from the date of notice of the material defect, and, if the Sponsor does not correct or cure such material defect within such period and such defect materially and adversely affects the interests of the certificateholders in the related mortgage loan, the Sponsor will generally, within 90 days of the date of notice, provide the Trustee with a substitute mortgage loan (if within two years of the closing date) or purchase the related mortgage loan at the applicable Repurchase Price.

Representations and Warranties

         In the Mortgage Loan Purchase Agreement pursuant to which the Depositor purchased the mortgage loans from the Sponsor, the Sponsor made certain representations and warranties to the Depositor concerning the mortgage loans. The Trustee will be assigned all right, title and interest in the Mortgage Loan Purchase Agreement insofar as they relate to such representations and warranties made by the Sponsor.

         The representations and warranties of the Sponsor with respect to the mortgage loans include the following, among others:

         (1) The information set forth in the mortgage loan schedule is true, complete and correct in all material respects as of the date such representation was made;

         (2) Immediately prior to the sale of the mortgage loans pursuant to the Mortgage Loan Purchase Agreement, the Sponsor was the sole owner of beneficial title and was the holder of each mortgage and mortgage note relating to the mortgage loans and as of the closing date or as of another specified date, is conveying the same to the Depositor free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and the Sponsor has full right and authority to sell and assign each mortgage loan pursuant to the Mortgage Loan Purchase Agreement; and

         (3) As of the closing date, there is no monetary default existing under any mortgage or the related mortgage note and there is no material event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach or event of acceleration; and neither the Sponsor nor any of its respective affiliates has taken any action to waive any default, breach or event of acceleration; and no foreclosure action is threatened or has been commenced with respect to the mortgage loans.

         In the case of a breach of any representation or warranty set forth above which materially and adversely affects the value of the interests of certificateholders or the Trustee in any of the mortgage loans within 90 days from the date of discovery or notice from or by the Trustee, the Depositor, the Securities Administrator or the Sponsor, the Sponsor will (i) cure such breach in all material respects, (ii) provide the Trustee with a substitute mortgage loan (if within two years of the closing date) or (iii) purchase the related mortgage loan at the applicable Repurchase Price. The obligations of the Sponsor to cure, purchase or substitute shall constitute the Trustee's sole and exclusive remedy respecting a breach of such representations and warranties.

Custodial Arrangements

         Wells Fargo Bank, N.A., will act as custodian of the mortgage loans. The custodian is not an affiliate of the Depositor or the Sponsor. No servicer will have custodial responsibility for the mortgage loans. The custodian is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the Trustee and the holders of the Certificates. The custodian will maintain each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. The custodian has been engaged in the mortgage document custody business for more than 25 years. The custodian maintains document custody facilities in its Minneapolis, Minnesota headquarters and in three regional offices located in Richfield, Minnesota, Irvine, California, and Salt Lake City, Utah. The custodian maintains mortgage custody vaults in each of those locations with an aggregate capacity of over eleven million files. As of November 30, 2005, Wells Fargo Bank was acting as custodian on more than nine million files. For a general description of Wells Fargo Bank, see the description herein under "The Master Servicer and the Servicer--The Master Servicer."

         Wells Fargo Bank serves or has served within the past two years as loan file custodian for various mortgage loans owned by the Sponsor or an affiliate of the Sponsor and anticipates that one or more of those mortgage loans may be included in the Trust. The terms of the custodial agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

The Trustee and the Grantor Trustee

         The Trustee and the Grantor Trustee is JPMorgan Chase Bank, N.A., a national banking association organized under the laws of the United States and a wholly owned subsidiary of J.P. Morgan Chase & Co., a holding company with assets in excess of $1.2 trillion and operations in more than 50 countries. The operations include investment banking, financial services for consumers and businesses, financial transaction processing, asset and wealth management and private equity. JPMorgan acts as trustee through its Worldwide Securities Services division of the Treasury & Securities Services line of business. JPMorgan Worldwide Securities Services offers a full range of trust and administrative services for prime and sub-prime asset-backed transactions from its office at 4 New York Plaza, 6th Floor, New York, NY 10004 and other offices worldwide.

         Asset classes for which JPMorgan Worldwide Securities Services serves as trustee include residential and commercial mortgages, credit cards, auto loans, equipment loans and leases, home equity loans, trade receivables, commercial leases, franchise loans, and student loans. As of December 31, 2005, JPMorgan Worldwide Securities Services acted as trustee or paying agent for approximately 2,000 asset-backed securities transactions, including about 804 domestic residential mortgage receivables securities transactions.

         If an event of default has not occurred (or has occurred but is no longer continuing) under the Agreement, then the Trustee will perform only such duties as are specifically set forth in the Agreement as being the duties to be performed by the Trustee prior to the occurrence (or following the discontinuance) of an event of default thereunder. If an event of default occurs and is continuing under the Agreement, the Trustee is required to exercise such of the rights and powers vested in it by the Agreement, such as either acting as the master servicer or appointing a successor master servicer, and use the same degree of care and skill in their exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs. Subject to certain qualifications specified in the Agreement, the Trustee will be liable for its own negligent action, its own negligent failure to act and its own willful misconduct.

         The Trustee's or Grantor Trustees, as the case my be, duties and responsibilities under the Agreement or the Grantor Trust Agreement, as applicable, include, upon receipt of resolutions, certificates and reports which are specifically required to be furnished to it pursuant to the Agreement of the Grantor Trust Agreement, as applicable, examining them to determine whether they are in the form required by the Agreement or the Grantor Trust Agreement, as applicable,, providing to the Securities Administrator notices of the occurrence of certain events of default under the Agreement, appointing a successor master servicer, and effecting any optional termination of the trust or grantor trust.

         The agreed-upon fees of the Trustee and the Grantor Trustee will be payable by the Master Servicer. The Agreement or the Grantor Trust Agreement, as applicable, will provide that the Trustee or the Grantor Trustee, as the case may be, and any director, officer, employee or agent of the Trustee or Grantor Trustee, as the case may be, will be entitled to recover from the Distribution Account or the Grantor Trust Distribution Account established pursuant to the Agreement or the Grantor Trust Agreement, as the case may be, all reasonable out-of pocket expenses, disbursements and advances of the Trustee or the Grantor Trustee, as the case may be, in connection with any event of default, any breach of the Agreement or any claim or legal action (including any pending or threatened claim or legal action) incurred or made by the Trustee in the administration of the trust created pursuant to the Agreement or the grantor trust created by the Grantor Trust Agreement, as the case may be (including the reasonable compensation and disbursements of its counsel), other than any such expense, disbursement or advance as may arise from its negligence, negligent failure to act or intentional misconduct or which is the responsibility of the certificateholders or the trust fund, with respect to the Agreement, or the holder of the Grantor Trust Class 3A-2B Certificates or the trust fund established pursuant to the Grantor Trust Agreement, with respect to the Grantor Trust Agreement.

         The Trustee and the Grantor Trustee may resign at any time, in which event the Depositor will be obligated to appoint a successor trustee or a successor grantor trustee, as the case may be. The Depositor may also remove the Trustee or the Grantor Trustee, as the case may be, if the Trustee or the Grantor Trustee, as the case may be, ceases to be eligible to continue as Trustee under the Agreement or the Grantor Trust Agreement, as the case may be, if the Trustee or the Grantor Trustee, as the case may be, fails to resign after written request therefor by the Depositor or if the Trustee or Grantor Trustee, as the case may be, becomes insolvent. Upon becoming aware of those circumstances, the Depositor will be obligated to appoint a successor trustee or grantor trustee, as the case may be. The Trustee may also be removed at any time by the holders of certificates evidencing not less than 51% of the aggregate voting rights in the trust. The Grantor Trustee may also be removed at any time by the holders of the Grantor Trust Class 3A-2B Certificates evidencing ownership of not less than 51% of the grantor trust. Any resignation or removal of the Trustee or the Grantor Trustee, as the case may be, and appointment of a successor trustee or successor grantor trustee, as the case may be, will not become effective until acceptance of the appointment by the successor trustee or grantor trustee, as the case may be, as set forth in the Agreement or the Grantor Trust Agreement, as the case may be.

         In addition, upon the occurrence of certain Events of Default with respect to the Master Servicer, the Trustee shall automatically become the successor to the Master Servicer. See "Pooling and Servicing Agreement--Events of Default" herein.

         The costs and expenses of the Trustee in connection with the termination of the Master Servicer, appointment of a successor master servicer and, if applicable, any transfer of master servicing, including, without limitation, all costs and expenses associated with the complete transfer of all master servicing data and the completion, correction or manipulation of such master servicing data as may be required by the Trustee to correct any errors or insufficiencies in the master servicing data or otherwise enable the Trustee or successor master servicer to master service the mortgage loans properly and effectively, to the extent not paid by the terminated master servicer, will be payable to the Trustee by the successor Master Servicer pursuant to the Agreement.

         If the Trustee will succeed to any duties of the Master Servicer respecting the mortgage loans as provided in the Agreement, it will do so in a separate capacity and not in its capacity as Trustee and, accordingly, the provisions of the Agreement concerning the Trustee's duties will be inapplicable to the Trustee in its duties as the successor to the Master Servicer in the servicing of the mortgage loans (although such provisions will continue to apply to the Trustee in its capacity as Trustee); the provisions of the Agreement relating to the Master Servicer, however, will apply to the Trustee in its capacity as successor master servicer.

         Upon any termination or appointment of a successor to the Master Servicer, the Trustee will give prompt written notice thereof to the Securities Administrator and to the Rating Agencies.

         In addition to having express duties under the Agreement, the Trustee, as a fiduciary, also has certain duties unique to fiduciaries under applicable law. In general, the Trustee will be subject to certain federal laws and, because the Agreement is governed by New York law, certain New York state laws. As a national bank acting in a fiduciary capacity, the Trustee will, in the administration of its duties under the Agreement, be subject to certain regulations promulgated by the Office of the Comptroller of the Currency, specifically those set forth in Chapter 12, Part 9 of the Code of Federal Regulations. New York common law has required fiduciaries of common law trusts formed in New York to perform their duties in accordance with the "prudent person" standard, which, in this transaction, would require the Trustee to exercise such diligence and care in the administration of the trust as a person of ordinary prudence would employ in managing his own property. However, under New York common law, the application of this standard of care can be restricted contractually to apply only after the occurrence of a default. The Agreement provides that the Trustee is subject to the prudent person standard only for so long as an Event of Default of which the Trustee has actual knowledge has occurred and remains uncured.

The Securities Administrator

         Under the terms of the Agreement, Wells Fargo Bank, for so long as it is the Master Servicer, will also act as Securities Administrator, whose responsibilities include pool-performance calculations, distribution calculations and the preparation of monthly distribution reports. As Securities Administrator, Wells Fargo Bank is responsible for the preparation and filing of all REMIC tax returns on behalf of the

Trust and the preparation of monthly reports on Form 10-D in regards to Distribution and Pool Performance Information and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the issuing Trust. Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995. As of November 30, 2005, Wells Fargo Bank was acting as securities administrator with respect to more than $700,000,000,000 of outstanding residential mortgage-backed securities. For a general description of Wells Fargo Bank, see the description herein under "The Master Servicer and the Servicers--The Master Servicer."

         The Securities Administrator shall serve as Certificate Registrar and Paying Agent. The Securities Administrator's office for notices under the Agreement and the Grantor Trust Agreement is located at 9062 Old Annapolis Road, Columbia, Maryland 21045.

         The Agreement or the Grantor Trust Agreement, as the case may be, will provide that the Securities Administrator and any director, officer, employee or agent of the Securities Administrator will be entitled to recover from the Distribution Account or Grantor Trust Distribution Account, as applicable, all reasonable out-of pocket expenses, disbursements and advances and expenses of the Securities Administrator in connection with any event of default, any breach of the Agreement or the Grantor Trust Agreement, as the case may be, or any claim or legal action (including any pending or threatened claim or legal action) or incurred or made by the Securities Administrator in the administration of the trust created pursuant to the Agreement or the Grantor Trust Agreement, as the case may be (including the reasonable compensation and disbursements of its counsel), other than any such expense, disbursement or advance as may arise from its negligence, negligent failure to act or intentional misconduct or which is the responsibility of the certificateholders or the trust fund or grantor trust fund.

         The fee of the Securities Administrator will be payable by the Master Servicer. The Securities Administrator may resign at any time, in which event the Depositor will be obligated to appoint a successor Securities Administrator. The Depositor may also remove the Securities Administrator if the Securities Administrator ceases to be eligible to continue as such under the Agreement or if the Securities Administrator becomes incapable of acting, bankrupt, insolvent or if a receiver or public officer takes charge of the Securities Administrator or its property or upon removal or termination of the Master Servicer. Upon such resignation or removal of the Securities Administrator, the Depositor will be entitled to appoint a successor Securities Administrator. The Securities Administrator may also be removed at any time by the holders of certificates evidencing ownership of not less than 51% of the trust. In the event that the certificateholders remove the Securities Administrator, the compensation of any successor Securities Administrator shall be paid by the certificateholders to the extent that such compensation exceeds the amount agreed to by the Master Servicer and the original Securities Administrator. Any resignation or removal of the Securities Administrator and appointment of a successor Securities Administrator will not become effective until acceptance of the appointment by the successor Securities Administrator.

The Swap Counterparty

         Bear Stearns Capital Markets Inc., or the Swap Counterparty, is incorporated in the State of Delaware. The Swap Counterparty is engaged in fixed income derivatives transactions and hedges associated therewith. The Swap Counterparty is a subsidiary of The Bear Stearns Companies Inc., or BSC. The Swap Counterparty's obligations under each Swap Agreement will be guaranteed by BSC. The Swap Counterparty and BSC are affiliates of the Underwriter, EMC and the Depositor.

         The most recent Annual Report on Form 10-K, the Quarterly Reports on Form 10-Q and the Current Reports on Form 8-K of BSC are on file with and available from the Securities and Exchange Commission. Copies of these documents will be provided upon request and without charge to each person, including any certificateholder, who receives a copy of this Prospectus Supplement. Written requests may be addressed to Bear, Stearns & Co. Inc., 383 Madison Avenue, New York, New York 10179, Attention: Head of Interest Rate Derivatives Marketing.

         If the Swap Counterparty defaults under the Swap Agreement and its obligations are not honored by BSC as required under BSC's guarantee, another party may succeed to the Swap Counterparty's obligations in accordance with the terms of the Swap Agreement.

The Master Servicer, Securities Administrator and Servicers

         Master Servicer and Securities Administrator Responsibilities

         The Master Servicer will be responsible for master servicing the mortgage loans. Wells Fargo Bank will also serve as initial securities administrator. The responsibilities of Wells Fargo Bank, as Master Servicer and Securities Administrator, include:

               o    receiving funds from servicers,

               o reconciling servicing activity with respect to the mortgage loans,

               o    calculating remittance amounts to certificateholders,

               o sending remittances to the securities administrator for distributions to certificateholders,

               o    investor and tax reporting,

               o    oversight of all servicing activity, including servicers,

               o providing certain notices and other responsibilities as detailed in the Agreement.

         The master servicer may, from time to time, outsource certain of its master servicing functions, although any such outsourcing will not relieve the master servicer of any of its responsibilities or liabilities under the Agreement.

         For a general description of the master servicer and its activities, see "Master Servicer" in this prospectus supplement. For a general description of material terms relating to the Master Servicer's removal or replacement, see "The Agreements--Events of Default; Rights Upon Event of Default" in the prospectus.

         Servicer Responsibilities

         Servicers are generally responsible for the following duties:

               o    communicating with borrowers;

               o    sending monthly remittance statements to borrowers;

               o    collecting payments from borrowers;

               o recommending a loss mitigation strategy for borrowers who have defaulted on their loans (i.e. repayment plan, modification, foreclosure, etc.);

               o accurate and timely accounting, reporting and remittance of the principal and interest portions of monthly scheduled payments to the Distribution Account, together with any other sums paid by borrowers that are required to be remitted;

               o accurate and timely accounting and administration of escrow and impound accounts, if applicable;

               o accurate and timely reporting of negative amortization amounts, if any;

               o    paying escrows for borrowers, if applicable;

               o    calculating and reporting payoffs and liquidations;

               o    maintaining an individual file for each loan; and

               o maintaining primary mortgage insurance commitments or certificates if required, and filing any primary mortgage insurance claims.

Servicing and Other Compensation and Payment of Expenses

         With respect to any distribution date, the Master Servicer will be entitled to compensation (hereafter referred to as the "Master Servicing Compensation") for its activities under the Agreement which shall be equal to four days of investment income on funds in the Distribution Account in each calendar month.

         Each Servicer will be entitled to receive a fee (hereafter referred to as the "Servicing Fee") as compensation for its activities under the Servicing Agreement equal to a servicing fee rate of 0.375% per annum multiplied by the Scheduled Principal Balance of each mortgage loan serviced by the related Servicer, as of the Due Date in the month preceding the month in which such distribution date occurs.

         The related Servicer will be entitled to withdraw from the respective Protected Account or to retain from interest payments on the mortgage loans the amounts provided for as its servicing fee. Additional servicing compensation in the form of assumption fees, late payment charges, prepayment penalty charges and other ancillary fees will be retained by the related Servicer to the extent collected from mortgagors and as provided in the related Servicing Agreement.

         Each Servicer will pay all related expenses incurred in connection with its servicing responsibilities (subject to limited reimbursement as described in the related Servicing Agreement).

Table of Fees and Expenses

         The following table indicates the fees and expenses expected to be paid from the cash flows from the mortgage loans and other assets of the trust fund, while the offered certificates are outstanding.

         All fees are expressed in basis points, at an annualized rate, applied to the outstanding aggregate principal balance of the mortgage loans.


                   Item                            Fee                           Paid From
         -----------------------------        ----------------       ----------------------------------
         Servicing/Subservicing Fee(1)        0.375% per annum       Mortgage Loan Interest Collections

         (1) The servicing/subservicing fee is paid on a first priority basis from collections allocable to interest on the mortgage loans, prior to distributions to certificateholders.




Collection and Other Servicing Procedures

         The applicable Servicer, as an independent contract servicer, will service and administer the mortgage loans in accordance with the related Servicing Agreement and with accepted servicing practices (giving due consideration to the trust's reliance on the related Servicer), and will have full power and authority, acting alone, to do or cause to be done any and all things in connection with such servicing and administration which the related Servicer may deem necessary or desirable and consistent with the terms of the related Servicing Agreement and with accepted servicing practices, and will exercise the same care that it customarily employs for its own account. Except as set forth in the related Servicing Agreement, the related Servicer will service the mortgage loans in accordance with accepted servicing practices in compliance with the servicing provisions of the Fannie Mae Selling Guide and the Fannie Mae Servicing Guide (hereafter collectively referred to as the "Fannie Mae Guide"), which include, but are not limited to, provisions regarding the liquidation of mortgage loans, the collection of mortgage loan payments, the payment of taxes, insurance and other charges, the maintenance of hazard insurance with a qualified insurer, the maintenance of fidelity bond and errors and omissions insurance, inspections, the restoration of mortgaged property, the maintenance of primary mortgage insurance policies, insurance claims, and title insurance, the management of REO Property, permitted withdrawals with respect to REO Property, liquidation reports, reports of foreclosures and abandonments of mortgaged property, the transfer of mortgaged property, the release of mortgage loan files, annual statements, and the examination of records and facilities. In the event of any conflict, inconsistency or discrepancy between any of the servicing provisions of the related Servicing Agreement and any of the servicing provisions of the Fannie Mae Guide, the provisions of the related Servicing Agreement will control and be binding upon the related Servicer. The Trustee shall deliver powers-of-attorney to the related Servicer sufficient to allow the Servicer, as servicer, to execute all documentation requiring execution on behalf of the trust with respect to the servicing of the mortgage loans, including satisfactions, partial releases, modifications and foreclosure documentation or, in the alternative, will as promptly as reasonably possible, execute and return such documentation to the related Servicer.

         Consistent with the terms of the related Servicing Agreement, the related Servicer may waive, modify or vary any term of any mortgage loan (with the exception of the prepayment penalty provisions) or consent to the postponement of any such term or in any manner grant indulgence to any mortgagor if, in such Servicer's reasonable and prudent determination, such waiver, modification, postponement or indulgence is not materially adverse to the trust; provided, however, that the related Servicer will not permit any modification with respect to any mortgage loan that would change the mortgage rate, forgive the payment of principal or interest, reduce or increase the Outstanding Principal Balance (except for actual payments of principal) or change the final maturity date on such mortgage loan. In the event of any such modification which permits the deferral of interest or principal payments on any mortgage loan, the related Servicer will, on the business day immediately preceding the 18th day of each month, or, if such day is not a business day, the preceding business day, in any month in which any such principal or interest payment has been deferred, deposit in the related Protected Account from its own funds, in accordance with the terms of the related Servicing Agreement, the difference between (a) such month's principal and one month's interest at the related mortgage loan remittance rate, as set forth in the related Servicing Agreement, on the unpaid principal balance of such mortgage loan and (b) the amount paid by the mortgagor. Each Servicer will be entitled to reimbursement for such advances to the same extent as for all other advances pursuant to the related Servicing Agreement. Without limiting the generality of the foregoing, the related Servicer will continue, and is hereby authorized and empowered, to prepare, execute and deliver, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the mortgage loans and with respect to the related mortgaged properties.

         The related Servicer will, to the extent it has knowledge of any conveyance or prospective conveyance by any mortgagor of a mortgaged property (whether by absolute conveyance or by contract of sale, and whether or not the mortgagor remains or is to remain liable under the related mortgage note and/or the mortgage), exercise its rights to accelerate the maturity of such mortgage loan under any "due-on-sale" clause to the extent permitted by law; provided, however, that the related Servicer will not exercise any such rights if prohibited by law or the terms of the mortgage note from doing so or if the exercise of such rights would impair or threaten to impair any recovery under the related primary mortgage insurance policy, if any. If a Servicer reasonably believes it is unable under applicable law to enforce such "due-on-sale" clause, then such Servicer will enter into an assumption agreement with the person to whom the related mortgaged property has been conveyed or is proposed to be conveyed, pursuant to which such person becomes liable under the related note and, to the extent permitted by applicable state law, the mortgagor remains liable thereon. Where an assumption is allowed pursuant to the related Servicing Agreement, such Servicer, with the prior consent of the primary mortgage insurer, if any, is authorized to enter into a substitution of liability agreement with the person to whom the related mortgaged property has been conveyed or is proposed to be conveyed pursuant to which the original mortgagor is released from liability and such person is substituted as mortgagor and becomes liable under the related mortgage note. Any such substitution of liability agreement will be in lieu of an assumption agreement. In regard to circumstances in which the related Servicer may be unable to enforce due-on-sale clauses, see "Legal Aspects of Mortgage Loans" in the prospectus.

         The related Servicer will proceed with reasonable diligence to collect all payments due under each related mortgage loan, and will, to the extent such procedures will be consistent with the related Servicing Agreement and the terms and provisions of the related primary mortgage insurance policy, follow such collection procedures as it follows with respect to mortgage loans comparable to the mortgage loans and held for its own account. Further, the related Servicer will take reasonable care in ascertaining and estimating annual ground rents, taxes, assessments, water rates, fire and hazard insurance premiums, mortgage insurance premiums, and all other charges that, as provided in the related mortgage, will become due and payable, to the end that the installments payable by the related mortgagors will be sufficient to pay such charges as and when they become due and payable.

         The related Servicer will segregate and hold all funds collected and received pursuant to each related mortgage loan which constitute ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the related mortgagor with the related mortgagee pursuant to the mortgage or any other document (hereafter referred to as "Escrow Payments"), separate and apart from any of the related Servicer's own funds and general assets and will establish and maintain, in addition to the related Protected Account described under "--The Protected Accounts" in this prospectus supplement, one or more accounts (each hereafter referred to as a "Servicing Account"). Each Servicing Account will be established with a qualified depository as set forth in the related Servicing Agreement. To the extent such funds are not deposited in a Servicing Account, such funds may be invested in Permitted Investments. Funds deposited in a Servicing Account may be drawn on by the related Servicer in accordance with the terms of the related Servicing Agreement. The related Servicer will bear any losses incurred with respect to the related Permitted Investments. The amount of any such losses will be immediately deposited by the related Servicer in the related Servicing Account, as appropriate, out of its own funds, with no right to reimbursement therefor.

         The related Servicer will deposit in a mortgage clearing account on a daily basis, and in the Escrow Account or Accounts no later than the second business day after receipt of funds and retain therein:

                  (i) all escrow payments collected on account of the mortgage loans, for the purpose of effecting timely payment of any items as are required under the terms of the related Servicing Agreement;

                  (ii) all Insurance Proceeds which are to be applied to the restoration or repair of any related mortgaged property; and

                  (iii) all servicing advances for related mortgagors whose escrow payments are insufficient to cover escrow disbursements.

         The related Servicer will make withdrawals from an Escrow Account only to effect such payments as are required under the related Servicing Agreement, and for such other purposes as set forth below. Except as provided below, the related Servicer will be entitled to retain any interest paid on funds deposited in an Escrow Account by the qualified depository.

         Withdrawals from the Escrow Account may be made by the related Servicer only:

                  (i) to effect timely payments of ground rents, taxes, assessments, water rates, fire and hazard insurance premiums, primary mortgage insurance policy premiums, if applicable, and comparable items;

                  (ii) to reimburse such Servicer for any servicing advance made by such Servicer with respect to a related mortgage loan, but only from amounts received on the related mortgage loan which represent late payments or collections of escrow payments thereunder;

                  (iii) to refund to the related mortgagor any funds as may be determined to be overages;

                  (iv) for transfer to the related Protected Account in connection with an acquisition of REO Property;

                  (v) for application to restoration or repair of the related mortgaged property;

                  (vi) to pay to such Servicer, or to the related mortgagor to the extent required by law, any interest paid on the funds deposited in the related Servicing Account;

                  (vii) to pay to the related mortgagors or other parties Insurance Proceeds deposited in accordance with the terms of the related Servicing Agreement;

                  (viii) to remove funds inadvertently placed in the related Escrow Account in error by such Servicer; and

                  (ix) to clear and terminate the related Escrow Account on the termination of the related Servicing Agreement.

         As part of its servicing duties, the related Servicer will pay to the related mortgagors interest on funds in the related Servicing Account, to the extent required by law, and to the extent that interest earned on funds in the related Servicing Account is insufficient, will pay such interest from its own funds without any reimbursement therefor.

         Each Servicer will maintain errors and omissions insurance and fidelity bonds in certain specified amounts.

Hazard Insurance

         The Servicers will cause to be maintained with respect to each mortgage loan, other than a mortgage loan secured by a condominium unit, in full force and effect for each mortgaged property, fire and hazard insurance with extended coverage as is customary in the area where the mortgaged property is located, in an amount which is equal to at least the lesser of (i) the maximum insurable value of the improvements securing such mortgage loan or (ii) the Outstanding Principal Balance of the mortgage loan or equal to such other amount as calculated pursuant to a similar formulation as provided in the related Servicing Agreement; provided, however, that the amount of the hazard insurance shall at least be equal to the amount necessary to prevent loss due to the application of any co-insurance provision of the related policy. If the mortgaged property is in an area identified in the Federal Register by the Federal Emergency Management Agency as being a special flood hazard area that has federally-mandated flood insurance requirements, the related Servicer will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (i) the Outstanding Principal Balance of the mortgage loan, (ii) the maximum insurable value of the improvements securing such mortgage loan or
(iii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended. The related Servicer will also maintain on the REO Property, fire and hazard insurance with extended coverage in an amount which is at least equal to the maximum insurable value of the improvements which are a part of such property, liability insurance and, to the extent required and available under the Flood Disaster Protection Act of 1973, as amended, flood insurance in an amount as provided above. Any amounts collected by the related Servicer under any such policies, other than amounts to be applied to the restoration or repair of the mortgaged property or REO Property, or released to the mortgagor in accordance with the related Servicer's normal servicing procedures, will be deposited in the related Protected Account, subject to withdrawal pursuant to the terms of the related Servicing Agreement. Any cost incurred in maintaining any such hazard insurance policy shall not be added to the amount owing under the related mortgage loan for the purpose of calculating monthly distributions by the related Servicer to the Master Servicer, notwithstanding that the terms of the related mortgage loan so permit. Such costs shall be recoverable by the related Servicer out of related late payments by the mortgagor or out of Insurance Proceeds or Liquidation Proceeds or any other amounts in the related Protected Account. The right of the related Servicer to reimbursement for such costs incurred will be prior to the right of Master Servicer to receive any related Insurance Proceeds or Liquidation Proceeds or any other amounts in the related Protected Account.

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the mortgage loans will be underwritten by different insurers and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by state law. Such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism and malicious mischief. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

         Since the amount of hazard insurance to be maintained on the improvements securing the mortgage loans may decline as the principal balances owing thereon decrease, and since residential properties have historically appreciated in value over time, in the event of partial loss, hazard insurance proceeds may be insufficient to restore fully the damaged property.

         It is understood and agreed that no other additional insurance need be required by the related Servicer or the mortgagor or maintained on property acquired in respect of the mortgage loans, other than pursuant to the Fannie Mae Guide or such applicable state or federal laws and regulations as will at any time be in force and as will require such additional insurance. All such policies will be endorsed with standard mortgagee clauses with loss payable to the related Servicer and its successors and/or assigns, and will provide for at least thirty days' prior written notice of any cancellation, reduction in the amount or material change in coverage to the related Servicer. The related Servicer will not interfere with the mortgagor's freedom of choice in selecting either his insurance carrier or agent, provided, however, that the related Servicer will not accept any such insurance policies from insurance companies unless such companies currently reflect a General Policy Rating in Best's Key Rating Guide currently acceptable to Fannie Mae and are licensed to do business in the state wherein the property subject to the policy is located.

         Each Servicer, on behalf of the Trustee and the certificateholders, will present claims to the related insurer under any applicable hazard insurance policy. As set forth above, all collections under such policies that are not applied to the restoration or repair of the related mortgaged property or released to the mortgagor in accordance with normal servicing procedures are to be deposited in the related Protected Account.

Certain Matters Regarding the Master Servicer

         The Agreement will generally provide that the Master Servicer may not resign from its obligations and duties thereunder, except upon determination, evidenced by an opinion of counsel to such effect, that the performance of such duties is no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor has assumed the obligations and duties of the Master Servicer to the extent required under the Agreement. The Master Servicer, however, has the right, with the written consent of the Trustee (which consent will not be unreasonably withheld), to assign, sell or transfer its rights and delegate its duties and obligations under the Agreement; provided that the purchaser or transferee accepting such assignment, sale, transfer or delegation or an affiliate of such purchaser or transferee is qualified to service mortgage loans for Fannie Mae or Freddie Mac and shall satisfy the other requirements listed in the Agreement with respect to the qualifications of such purchaser or transferee.

         The Master Servicer will be entitled to indemnification by the issuing entity in connection with the performance of its duties under the Agreement to the extent set forth therein. The Agreement will generally provide that neither the Master Servicer nor any of its directors, officers, employees and agents shall be under any liability to the Trustee for taking any action or for refraining from taking any action in good faith pursuant to the Agreement, or for errors in judgment made in good faith; provided, however, that neither the Master Servicer nor any such person will be protected against any breach of warranties or representations made in the Agreement or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of the Master Servicer's duties or by reason of reckless disregard of the Master Servicer's obligations and duties thereunder. In addition, the Agreement will provide that the Master Servicer is under no obligation to appear in, prosecute or defend any legal action which is not incidental to its duties and which in its opinion may involve it in any expense or liability. The Master Servicer may, however, with the consent of the Trustee, undertake any such action which it may deem necessary or desirable in respect of the Agreement and the rights and duties of the parties thereto. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the accounts thereunder, and the Master Servicer will be entitled to be reimbursed therefor from the related accounts.

         Any corporation into which the Master Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Master Servicer is a party, or any corporation succeeding to the business of the Master Servicer will be the successor of the Master Servicer under the Agreement, provided that any such successor to the Master Servicer or an affiliate of such successor shall be qualified to service mortgage loans, including without limitation the mortgage loans, on behalf of Fannie Mae or Freddie Mac.

         The Sponsor will have certain rights with respect to the Agreement in respect of the Master Servicer, including the selection of a new Master Servicer in the event of a default by the Master Servicer pursuant to the Agreement. The Sponsor may also terminate the Master Servicer without cause, upon payment of a termination fee, provided that a successor master servicer has been appointed.

Events of Default

         If an Event of Default with respect to the Master Servicer shall not have been remedied, the Trustee or the holders of certificates aggregating ownership of not less than 51% of the trust may, in each case by notice in writing to the Master Servicer (and to the Trustee, if given by such certificateholders), with a copy of such notice to the Rating Agencies, and with the consent of the Sponsor, terminate all of the rights and obligations (but not the liabilities accruing prior to the date of termination) of the Master Servicer under the Agreement and in and to the mortgage loans serviced by the Master Servicer and the proceeds thereof.

         Upon the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under the Agreement, whether with respect to the certificates, the mortgage loans or under any other related agreements (but only to the extent that such other agreements relate to the mortgage loans), shall, subject to the provisions of the Agreement and to bankruptcy, insolvency or similar laws, if applicable, automatically and without further action pass to and be vested in the Trustee. Upon the receipt by the Master Servicer of a notice of termination or an opinion of counsel to the effect that the Master Servicer is legally unable to act or to delegate its duties to a person which is legally able to act, the Trustee shall automatically become the successor in all respects to the Master Servicer in its capacity under the Agreement and the transactions set forth or provided for therein and shall thereafter be subject to all the responsibilities, duties, liabilities and limitations on liabilities relating thereto placed on the Master Servicer by the terms and provisions thereof; provided, however, that the Sponsor shall have the right to either (a) immediately assume the duties of the Master Servicer or (b) select a successor Master Servicer; and provided, further, that the Trustee shall have no obligation whatsoever with respect to any liability (other than advances deemed recoverable and not previously made) incurred by the Master Servicer at or prior to the time of receipt by the Master Servicer of such notice or of such opinion of counsel. As compensation therefor, but subject to the provisions of the Agreement regarding the compensation of successor Master Servicer, the Trustee shall be entitled to all funds relating to the mortgage loans which the Master Servicer would have been entitled to retain if the Master Servicer had continued to act as such, except for those amounts due the Master Servicer as reimbursement permitted under the Agreement for advances previously made or expenses previously incurred. Notwithstanding the above, the Trustee may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution which is a Fannie Mae or Freddie Mac approved servicer, and with respect to a successor to the Master Servicer only having a net worth of not less than $10,000,000, as the successor to the Master Servicer under the Agreement in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer under the Agreement, provided, that the Trustee shall obtain a letter from each Rating Agency that the ratings, if any, of such Rating Agency on each of the certificates will not be downgraded, qualified or withdrawn as a result of the selection of the successor to the Master Servicer. Pending appointment of a successor to the Master Servicer under the Agreement, the Trustee shall act in such capacity as provided under the Agreement. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on mortgage loans as it and such successor shall agree; provided, however, that the provisions of the Agreement relating to successor Master Servicer shall apply, that no such compensation shall be in excess of that permitted the Trustee as provided above, and that such successor shall undertake and assume the obligations of the Trustee to pay compensation to any third person acting as an agent or independent contractor in the performance of master servicing responsibilities under the Agreement. Notwithstanding the foregoing, in the case of such appointment and assumption, the Trustee will be entitled to reimbursement for any costs and expenses incurred in connection with the appointment of such successor master servicer.

         Notwithstanding the foregoing, if an Event of Default described in clause (7) of the definition of "Events of Default" shall occur, the Trustee shall, by notice in writing to the Master Servicer, which may be delivered by telecopy, immediately terminate all of the rights and obligations of the Master Servicer thereafter arising under the Agreement, but without prejudice to any rights it may have as a certificateholder or to reimbursement of Monthly Advances and other advances of its own funds, and the Trustee shall act as provided in the Agreement to carry out the duties of the Master Servicer, including the obligation to make any Monthly Advance the nonpayment of which was an Event of Default described in clause (7) of the definition of "Events of Default." Any such action taken by the Trustee must be taken prior to the distribution on the relevant distribution date.

Reports to Certificateholders

         On each distribution date, the Securities Administrator will make available to each certificateholder, each Servicer and the depositor a statement generally setting forth, among other information:

         (i) the Certificate Principal Balance or Notional Amount, as applicable, of each Class of Certificates immediately prior to such Distribution Date;

         (ii) the amount of the related distribution to holders of each Class allocable to principal, separately identifying (A) the aggregate amount of any Principal Prepayments included therein, (B) the aggregate of all scheduled payments of principal included therein and (C) the Extra Principal Distribution Amount (if any);

         (iii) the aggregate amount of interest accrued at the related Pass-Through Rate with respect to each Class during the related Interest Accrual Period;

         (iv) the shortfalls and any other adjustments to interest at the related Pass-Through Rate necessary to account for any difference between interest accrued and aggregate interest distributed with respect to each Class of Certificates;

         (v) the amount of the distribution allocable to interest on each Class of Certificates that bears interest;

         (vi) the Pass-Through Rate for each applicable class of Certificates with respect to the current Due Period, and, if applicable, whether such Pass-Through Rate was limited by the Net Rate Cap;

         (vii) the amount of any Monthly Advances, Compensating Interest Payments and outstanding unreimbursed advances by the Master Servicer or the Trustee included in such distribution;

         (viii) the aggregate amount of any Realized Losses on the Mortgage Loans and Subsequent Recoveries on the Mortgage Loans during the related Prepayment Period and cumulatively since the Cut-off Date;

         (ix) the amount of Scheduled Principal and Principal Prepayments and the number and principal balance of Mortgage Loans purchased or substituted for during the relevant period, and cumulatively since the Cut-off Date;

         (x) the number of Mortgage Loans remaining in the Trust Fund as of the end of the related Prepayment Period;

         (xi) information regarding any Mortgage Loan delinquencies as of the end of the related Prepayment Period, including the aggregate number and aggregate Outstanding Principal Balance of Mortgage Loans (a) delinquent 30 to 59 days on a contractual basis, (b) delinquent 60 to 89 days on a contractual basis, and (c) delinquent 90 or more days on a contractual basis, in each case as of the close of business on the last day of the immediately preceding month;

         (xii) the number of Mortgage Loans in the foreclosure process as of the end of the related Due Period and the aggregate Outstanding Principal Balance of such Mortgage Loans;

         (xiii) the number and aggregate Outstanding Principal Balance of all Mortgage Loans as to which the Mortgaged Property was REO Property as of the end of the related Due Period;

         (xiv) the amount of Realized Losses on the Mortgage Loans allocated to each Class of Certificates since the prior Distribution Date and in the aggregate for all prior Distribution Dates;

         (xv) the Interest Carry Forward Amount and any Basis Risk Shortfall Carry Forward Amount for each Class of Certificates;

         (xvi) the amount of the distribution made on such Distribution Date to Holders of each Class allocable to interest and the portion thereof, if any, provided by the Cap Contracts;

         (xvii) the cumulative amount of Applied Realized Loss Amounts to date; and

         (xviii) whether a Trigger Event exists.

         The Securities Administrator will make the monthly statement and, at its option, any additional files containing the same information in an alternative format, available each month to certificateholders via the Securities Administrator's internet website, which can be obtained by calling the Securities Administrator's customer service desk at (301) 815-6600. To the extent it timely receives such reports from the Securities Administrator, the Trustee (or, with respect to the Grantor Trust Class 3A-2B Certificates only, the Grantor Trustee) will make available the related report on each distribution date via its internet website, the address of which can be obtained by calling (877) 722-1095. Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Securities Administrator may change the way monthly statements are distributed in order to make such distributions more convenient or more accessible to the above parties.

         The annual reports on Form 10-K, the distribution reports on Form 10-D, the current reports on Form 8-K and amendments to those reports filed with respect to the trust pursuant to section 13(a) or 15(d) of the Exchange Act will be made available on the website of the Securities Administrator promptly after such material is electronically filed by the Securities Administrator with the Securities and Exchange Commission. In addition, within a reasonable period of time after the end of each calendar year, the trustee will prepare and make available to each certificateholder of record during the previous calendar year a statement containing information necessary to enable certificateholders to prepare their tax returns. Such statements will not have been examined and reported upon by an independent public accountant.

Modifications

         The servicers will use reasonable efforts to ensure that all payments required under the terms and provisions of the mortgage loans are collected, and shall follow collection procedures comparable to the collection procedures of prudent mortgage lenders servicing mortgage loans for their own account, to the extent such procedures shall be consistent with the pooling and servicing agreement or the related servicing agreement, as applicable.

         In instances in which a mortgage loan is in default or if default is reasonably foreseeable, and if determined by the related servicer to be in the best interests of the related certificateholders, such a Servicer may engage, either directly or through subservicers, in a wide variety of loss mitigation practices including waivers, modifications, payment forbearances, partial forgiveness, entering into repayment schedule arrangements, and capitalization of arrearages rather than proceeding with foreclosure. or repossession, if applicable. In making that determination, the estimated Realized Loss that might result if the loan were liquidated would be taken into account. Modifications may have the effect of, among other things, reducing the loan rate, forgiving payments of principal, interest or other amounts owed under the mortgage loan or contract, such as taxes or insurance premiums, extending the final maturity date of the loan, capitalizing delinquent interest and other amounts owed under the mortgage loan or contract, or any combination of these or other modifications. In addition, if the loan is not in default or if default is not reasonably foreseeable, the related servicer may modify the loan only to the extent set forth in the related Servicing Agreement, provided that, such modification will not result in the imposition of taxes on any REMIC or otherwise adversely affect the REMIC status of the trust. Any modified loan may remain in the related trust, and the reduction in collections resulting from a modification may result in reduced distributions of interest or principal on, or may extend the final maturity of, one or more classes of the related certificates.

Evidence as to Compliance

         The Agreement and the Servicing Agreements will provide that on or before a specified date in March of each year, beginning with the first year after the year in which the Cut-off Date occurs, the Securities Administrator, the Master Servicer, the Servicers and each party participating in the servicing function will provide to the Master Servicer and the Depositor a report on an assessment of compliance with the minimum servicing criteria established in Item 1122(a) of Regulation AB (the "AB Servicing Criteria"). The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting, and pool-

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asset administration. Such report will indicate that the AB Servicing Criteria were used to test compliance on a platform level basis and will set out any material instances of noncompliance.

         The Agreement and the Servicing Agreements will also provide that the Securities Administrator, the Master Servicer, the Servicers and each party participating in the servicing function will deliver to the Master Servicer and the Depositor along with its report on assessment of compliance, an attestation report from a firm of independent public accountants on the assessment of compliance with the AB Servicing Criteria.

         The Servicing Agreements will also provide for delivery to the Master Servicer, the Depositor, the Securities Administrator and the Trustee, on or before a specified date in March of each year, of a separate annual statement of compliance from each Servicer and each other party participating in the servicing function to the effect that, to the best knowledge of the signing officer, such person has fulfilled in all material respects its obligations under the related servicing agreement throughout the preceding year or, if there has been a material failure in the fulfillment of any such obligation, the statement will specify such failure and the nature and status thereof.

         Unless available on the Securities Administrator's website, copies of the annual reports of assessment of compliance, attestation reports, and statements of compliance may be obtained by certificateholders without charge upon written request to the Master Servicer at the address of the Master Servicer set forth above under "The Master Servicer." These items will be filed with the Issuing Entity's annual report on Form 10-K.

Realization Upon Defaulted Mortgage Loans

         The related Servicer will take such action as it deems to be in the best interest of the trust with respect to defaulted mortgage loans, and foreclose upon or otherwise comparably convert the ownership of properties securing defaulted mortgage loans as to which no satisfactory collection arrangements can be made. To the extent set forth in the related Servicing Agreement, the related Servicer will use its reasonable efforts to realize upon defaulted mortgage loans in such manner as will maximize the receipt of principal and interest by the trust, taking into account, among other things, the timing of foreclosure proceedings. The foregoing is subject to the provisions that, in any case in which mortgaged property will have suffered damage, the related Servicer will not be required to expend its own funds toward the restoration of such property unless it will determine in its discretion (i) that such restoration will increase the proceeds of liquidation of the related mortgage loan to the trust after reimbursement to itself for such expenses, and
(ii) that such expenses will be recoverable by the related Servicer through Insurance Proceeds or Liquidation Proceeds from the related mortgaged property, as contemplated in the related Servicing Agreement. The related Servicer will be responsible for all costs and expenses incurred by it in any such proceedings or functions as servicing advances; provided, however, that it will be entitled to reimbursement therefor as provided in the related Servicing Agreement. Notwithstanding anything to the contrary contained herein, in connection with a foreclosure or acceptance of a deed in lieu of foreclosure, in the event the related Servicer has reasonable cause to believe that a mortgaged property is contaminated by hazardous or toxic substances or wastes, or if the Trustee otherwise requests an environmental inspection or review of such mortgaged property, such an inspection or review is to be conducted by a qualified inspector. Upon completion of the inspection, the related Servicer will promptly provide the Trustee with a written report of the environmental inspection. After reviewing the environmental inspection report, the Trustee will determine how the related Servicer will proceed with respect to the mortgaged property.

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         Since Insurance Proceeds cannot exceed deficiency claims and certain expenses incurred by the related Servicer, no insurance payments will result in a recovery to certificateholders which exceeds the principal balance of the defaulted mortgage loan together with accrued interest thereon at its Net Rate.

Optional Purchase of Defaulted Loans

         With respect to any Mortgage Loan which as of the first day of a Fiscal Quarter is delinquent in payment by 90 days or more or is an REO Property, the Sponsor shall have the right to purchase such Mortgage Loan from the trust at a price equal to the Repurchase Price; provided, however (i) that such Mortgage Loan is still 90 days or more delinquent or is an REO Property as of the date of such purchase and (ii) this purchase option, if not theretofore exercised, shall terminate on the date prior to the last day of the related Fiscal Quarter. This purchase option, if not exercised, shall not be thereafter reinstated unless the delinquency is cured and the Mortgage Loan thereafter again becomes 90 days or more delinquent or becomes an REO Property, in which case the option shall again become exercisable as of the first day of the related Fiscal Quarter.

The Protected Accounts

         Each Servicer will segregate and hold all funds collected and received pursuant to each related mortgage loan separate and apart from any of its own funds and general assets and will establish and maintain one or more Protected Accounts. Each Protected Account will be established with a qualified depository. To the extent such funds are not deposited in a Protected Account, such funds may be invested in Permitted Investments for the benefit of the trust (with any income earned thereon for the benefit of the related Servicer). Funds deposited in a Protected Account may be drawn on by the related Servicer in accordance with the terms of the related Servicing Agreement. The creation of any Protected Account will be evidenced by a letter agreement in the form shown in the related Servicing Agreement. The original of such letter agreement will be furnished to the Trustee upon request. The related Servicer will bear any losses incurred with respect to Permitted Investments. The amount of any such losses will be immediately deposited by the related Servicer in the related Protected Account, as appropriate, out of the related Servicer's own funds, with no right to reimbursement therefor.

         The related Servicer will deposit in a mortgage clearing account on a daily basis, and in the related Protected Account or Accounts no later than the second Business Day after receipt of funds, and retain therein, the following payments and collections:

                  (i) all payments on account of principal, including principal prepayments, on the mortgage loans;

                  (ii) all payments on account of interest on the mortgage loans adjusted to the related mortgage loan remittance rate;

                  (iii) all Liquidation Proceeds and proceeds received in connection with the final sale by the related Servicer of any REO Property;

                  (iv) any net amounts received by the related Servicer in connection with any REO Property pursuant to the terms of the related Servicing Agreement;

                  (v) all Insurance Proceeds, other than proceeds to be applied to the restoration or repair of the mortgaged property or released to the mortgagor in accordance with the related Servicer's normal servicing procedures, the related mortgage loan documents or applicable law;

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                  (vi)     all condemnation proceeds affecting any mortgaged
                           property which are not released to the mortgagor in accordance with accepted servicing practices, the related mortgage loan documents or applicable law;

                  (vii)    any Monthly Advances;

                  (viii) with respect to each full or partial principal prepayment, any prepayment interest shortfalls, to the extent of the related Servicer's aggregate servicing fee received with respect to the related due period; and

                  (ix) any other amounts required to be deposited in the related Protected Account pursuant to the terms of the related Servicing Agreement.

         The foregoing requirements for deposit in a Protected Account will be exclusive, it being understood that, without limiting the generality of the foregoing, payments in the nature of late payment charges and assumption fees, to the extent permitted by the terms of the related Servicing Agreement, need not be deposited by the related Servicer in the related Protected Account.

         Each Servicer may, from time to time, make withdrawals from the related Protected Account for the following purposes:

                  (i) to make payments to the Distribution Account in the amounts and in the manner provided for in the related Servicing Agreement;

                  (ii) to reimburse itself for Monthly Advances as set forth in the related Servicing Agreement, the related Servicer's right to reimburse itself pursuant to this subclause (ii) being limited to amounts received on the related mortgage loan which represent late collections (net of related Servicing Fees) of principal and/or interest respecting which any such advance was made;

                  (iii) to reimburse itself for unreimbursed servicing advances and Monthly Advances, such Servicer's right to reimburse itself pursuant to this subclause (iii) with respect to any mortgage loan being limited to Liquidation Proceeds and Insurance Proceeds received after the cut-off date related to such mortgage loan;

                  (iv) to pay to itself as servicing compensation (a) any interest earned on funds in the related Protected Account (all such interest to be withdrawn monthly not later than the 18th day of each month, or if such day is not a business day, the preceding business day) and (b) any payable Servicing Fee;

                  (v) to reimburse itself for any nonrecoverable advances, as set forth in the related Servicing Agreement;

                  (vi) to transfer funds to another qualified depository in accordance with the terms of the related Servicing Agreement;

                  (vii) to reimburse itself as provided in the related Servicing Agreement;

                  (viii) to remove funds inadvertently placed in the Protected Account in error by such Servicer; and

                  (ix) to clear and terminate the related Protected Account upon the termination of the related Servicing Agreement.

         On the 18th day of each month, or, if such day is not a business day, the following business day, the related Servicer will withdraw or cause to be withdrawn from the related Protected Accounts and any other permitted accounts, and will remit to the Distribution Account, the Available Funds for such distribution date.

         As additional compensation for its servicing obligations, the related Servicer is entitled to receive all investment earnings on amounts in the related Protected Accounts.

The Distribution Account

         The Securities Administrator, as Paying Agent, shall establish and maintain in the name of the Paying Agent, for the benefit of the certificateholders, an account, referred to herein as the Distribution Account, into which on the business day prior to each distribution date, all Available Funds in the related Protected Accounts for such distribution date will be transferred by the related Servicer. All amounts deposited to the Distribution Account shall be held by the Paying Agent in the name of the Paying Agent in trust for the benefit of the certificateholders in accordance with the terms and provisions of the Agreement. The amount at any time credited to the Distribution Account may be invested in the name of the Paying Agent, in such permitted investments selected by the Master Servicer or as specified in the Agreement. The Master Servicer will be entitled to any amounts earned and will be liable for any losses on Permitted Investments in the Distribution Account to the extent provided in the Agreement.

         The Paying Agent will deposit in the Distribution Account, as received, the following amounts:

                  (i) Any amounts withdrawn from a Protected Account or other permitted account;

                  (ii)     Any Monthly Advance and Compensating Interest
                           Payments;

                  (iii) Any Insurance Proceeds or Liquidation Proceeds received by the related Servicer which were not deposited in a Protected Account or other permitted account;

                  (iv) The Repurchase Price with respect to any mortgage loans repurchased, and all proceeds of any mortgage loans or property acquired in connection with the optional termination of the trust;

                  (v) Any amounts required to be deposited with respect to losses on Permitted Investments; and

                  (vi) Any other amounts received by or on behalf of the related Servicer, the Master Servicer, the Paying Agent or the Trustee and required to be deposited in the Distribution Account pursuant to the Agreement.

         On each distribution date, the Paying Agent shall pay the Master Servicing Compensation to the Master Servicer, and shall pay the certificateholders in accordance with the provisions set forth under "Description of the Certificates--Distributions on the Certificates" in this prospectus supplement. The Trustee, the Master Servicer, the Custodian and the Securities Administrator shall be entitled to the reimbursement of expenses incurred in connection with their respective duties as permitted under the Agreement out of the funds on deposit in the Distribution Account.

The Reserve Fund

         The Securities Administrator shall establish and maintain in the name of the Trustee, for the benefit of the Adjustable Rate Certificateholders (other than the Grantor Trust Class 3A-2B Certificates), an account, referred to as the Reserve Fund, into which on each distribution date, amounts received under each Cap Contract will be deposited in accordance with the provisions as set forth under "The Cap Contracts" in this prospectus supplement. The amount at any time on deposit in the Reserve Fund shall, at the direction of the Class B-IO Certificateholder, be held either (i) uninvested in a trust or deposit account of the Trustee with no liability for interest or other compensation thereon or
(ii) invested in permitted investments that mature no later than the Business Day prior to the next succeeding Distribution Date. Any losses on such investments shall be deposited in the Reserve Fund by the Class B-IO Certificateholder out of its own funds immediately as realized.

         On each distribution date, amounts will be allocated to the extent of amounts on deposit and available for distribution in the Reserve Fund, in accordance with the provisions set forth with respect thereto under "The Cap Contracts" in this prospectus supplement.

The Grantor Trust Distribution Account

         The Securities Administrator, as paying agent pursuant to the Grantor Trust Agreement, shall establish and maintain in the name of the Paying Agent, for the benefit of the holders of the Grantor Trust Class 3A-2B Certificates, an account, referred to herein as the Grantor Trust Distribution Account, into which will be deposited all Grantor Trust Available Funds. All amounts deposited to the Grantor Trust Distribution Account shall be held by the Paying Agent in the name of the Paying Agent in trust for the benefit of the holders of the Grantor Trust Class 3A-2B Certificates in accordance with the terms and provisions of the Grantor Trust Agreement. The amount at any time credited to the Grantor Trust Distribution Account shall be uninvested.

         On each distribution date, the Paying Agent shall pay the Swap Counterparty and the holders of the Grantor Trust Class 3A-2B Certificates in accordance with the provisions set forth under "Description of the Certificates--Grantor Trust Distributions" in this prospectus supplement. The Grantor Trustee and the Securities Administrator shall be entitled to the reimbursement of expenses incurred in connection with their duties as permitted under the Grantor Trust Agreement out of the funds on deposit in the Grantor Trust Distribution Account. If funds in the Grantor Trust Distribution Account are insufficient therefor, the Grantor Trustee and the Securities Administrator shall recover such expenses, disbursements and advances from the Depositor.

Voting Rights

         Voting rights of the issuing entity in general will be allocated among the classes of certificates (other than the non-offered certificates and the Grantor Trust Class 3A-2B Certificates) based upon their respective Certificate Principal Amounts; provided that voting rights equal to 1.00% of the total amount will be allocated to each class of the non-offered certificates, respectively. 100% of the voting rights under the grantor trust will be allocated to the Grantor Trust Class 3A-2B Certificates.

Termination

         The obligations of the Depositor, the Trustee, the Master Servicer and the Securities Administrator created by the Agreement will terminate upon (i) the later of the making of the final payment or other liquidation, or any advance with respect thereto, of the last mortgage loan subject thereto or the disposition of all property acquired upon foreclosure or acceptance of a deed in lieu of

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foreclosure of any such mortgage loans, (ii) the payment to certificateholders and the underlying Class 3A-2B Certificates of all amounts required to be paid to them pursuant to the Agreement or (iii) the repurchase by or at the direction of the Depositor or its designee of all of the mortgage loans and all related REO Property in the trust, as further discussed below. Any termination of the Agreement shall also cause the termination of the Grantor Trust Agreement.

         On any distribution date on which the aggregate Scheduled Principal Balance of the mortgage loans, and properties acquired in respect thereof, is equal to 10% or less of the aggregate Scheduled Principal Balance of the mortgage loans as of the cut-off date, the Depositor or its designee may repurchase from the trust all mortgage loans remaining outstanding in such loan group and any REO Property remaining in the trust at a purchase price equal to the sum of (a) the unpaid principal balance of the mortgage loans (other than mortgage loans related to REO Property), net of the principal portion of any unreimbursed Monthly Advances on such mortgage loans made by the purchaser, plus accrued but unpaid interest thereon at the applicable mortgage rate to, but not including, the first day of the month of repurchase, (b) the appraised value of any REO Property, less the good faith estimate of the Master Servicer of liquidation expenses to be incurred in connection with its disposal thereof (but not more than the unpaid principal balance of the related mortgage loan, together with accrued but unpaid interest on that balance at the applicable mortgage rate, but not including the first day of the month of repurchase), (c) unreimbursed out-of-pocket costs of the related Servicer and the Master Servicer, including unreimbursed servicing advances and the principal portion of any unreimbursed Monthly Advances, made on the mortgage loans prior to the exercise of such repurchase right, (d) any costs and damages incurred by the trust and the Trustee in connection with any violation of such Mortgage Loan of any predatory or abusive lending laws, and (e) any unreimbursed costs and expenses of the Trustee, the Master Servicer and the Securities Administrator payable in accordance with the terms of the Agreement. Any such repurchase will result in the retirement of all of the certificates and the termination of the trust, the grantor trust and the obligations of the Depositor, the Trustee, the Grantor Trustee, the Master Servicer and the Securities Administrator created by the Agreement and the Grantor Trust Agreement. The trust may also be terminated and the certificates (with respect to the Grantor Trust Class 3A-2B Certificates, indirectly through the underlying Class 3A-2B Certificates) retired on any distribution date upon the Depositor's determination, based upon an opinion of counsel, that the status of the Trust Fund (as defined in the Agreement) as a REMIC has been lost or that a substantial risk exists that such status will be lost for the then current taxable year. In no event will the trust created by the Agreement, or the grantor trust created by the Grantor Trust Agreement, continue beyond the expiration of 21 years from the death of the survivor of the persons named in the Agreement and the Grantor Trust Agreement, respectively. See "The Agreements-- Termination" in the prospectus.

                         FEDERAL INCOME TAX CONSEQUENCES

General

         Elections will be made to treat the trust fund as two separate REMICs for federal income tax purposes. Upon the issuance of the Offered Certificates, Greenberg Traurig, LLP, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Agreement, for federal income tax purposes, the Trust Fund (other than the Cap Contracts, the Basis Risk Reserve Fund, the Final Maturity Reserve Account and the Reserve Fund) will qualify as two REMICs under the Internal Revenue Code of 1986 (hereafter referred to as the "Code"). The certificates (other than the Grantor Trust Class 3A-2B Certificates and the residual certificates) will represent regular interests in a REMIC and are herein referred to as the "regular certificates" or the "REMIC regular certificates." The Grantor Trust Class 3A-2B Certificates will represent the entire beneficial interest in the grantor trust described below. The remaining Offered Certificates (other than the interest-only certificates) and the underlying Class 3A-2B Certificates will represent the right to receive payments in respect of the related Basis Risk Shortfall Carry Forward Amounts, Coupon Strips and payments under the related Cap Contract, none of which shall be an entitlement from any REMIC, but from the related Cap Contract, Basis Risk Reserve Fund, Final Maturity Reserve Account and the Reserve Fund, as applicable. The Class B-IO certificates also will represent the obligation to make payments under the related Cap Contracts and payments in respect of the related Basis Risk Reserve Fund and the Final Maturity Reserve Account, none of which shall be an interest in any REMIC but a contractual obligation of the holders of the Class B-IO certificates. The Class R certificates will be designated as the residual interest in REMIC I and REMIC II (as each such term is defined in the Agreement). All certificateholders are advised to see "Federal Income Tax Consequences" in the prospectus for a discussion of the anticipated federal income tax consequences of the purchase, ownership and disposition of the REMIC regular certificates.

         Because the regular certificates will be considered to represent regular interests in a REMIC, they generally will be taxable as debt obligations under the Code, and interest paid or accrued on the regular certificates, including original issue discount with respect to any regular certificates issued with original issue discount, will be taxable to certificateholders in accordance with the accrual method of accounting, regardless of their usual method of accounting. It is anticipated that, for federal income tax purposes, the Class 3X Certificates will be issued with original issue discount, and that the remaining Offered Certificates will not be issued with original issue discount. See "Material Federal Income Tax Considerations--Taxation of Debt Securities--Interest and Acquisition Discount" in the prospectus. The Internal Revenue Service, or IRS, has issued OID regulations under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount (hereafter referred to as the "OID Regulations"). All purchasers of REMIC regular certificates are urged to consult their tax advisors for advice regarding the effect, in any, of the original issue discount provisions and regulations on the purchase of the regular certificates. The prepayment assumption that will be used in determining the rate of accrual of original issue discount with respect to the certificates is 25% CPR. The prepayment assumption represents a rate of payment of unscheduled principal on a pool of mortgage loans, expressed as an annualized percentage of the outstanding principal balance of such mortgage loans at the beginning of each period. See "Yield on the Certificates--Prepayment Considerations" herein for a description of the prepayment assumption model used herein. However, no representation is made as to the rate at which prepayments actually will occur.

         In certain circumstances the OID Regulations permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that the holder of a regular certificate may be able to select a method for recognizing original issue discount that differs from that used by the Securities Administrator and the Trustee in preparing reports to the certificateholders and the IRS, respectively.

         Certain classes of the certificates that are regular certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of such a class of certificates will be treated as holding a certificate with amortizable bond premium will depend on such certificateholder's purchase price and the distributions remaining to be made on such certificate at the time of its acquisition by such certificateholder. Holders of such classes of certificates should consult their tax advisors regarding the possibility of making an election to amortize such premium. See "Material Federal Income Tax Considerations--Taxation of Debt Securities--Interest and Acquisition Discount" in the prospectus.

         Each holder of a regular certificate is deemed to own an undivided beneficial ownership interest in multiple assets: a REMIC regular interest and (other than with respect to the interest-only certificates) payments in respect of the related Basis Risk Shortfall Carry Forward Amounts, Coupon Strips and the right to receive payments under the related Cap Contract. Each holder of a Class B-IO certificate is deemed to own an undivided beneficial ownership interest in a REMIC regular interest and the obligation to make payments under the related Cap Contract, Coupon Strip payments and payments in respect of the related Basis Risk Shortfall Carry Forward Amounts. Under the REMIC regulations, each holder of regular certificates (other than the interest-only certificates) must allocate its purchase price for such certificates between its undivided interest in the related REMIC regular interest and its undivided interest in the right to receive payments under the related Cap Contract, Coupon Strip payments and payments in respect of the related Basis Risk Shortfall Carry Forward Amounts, in each case as applicable, in accordance with the relative fair market values thereof. In computing its purchase price for its Class B-IO certificates, each holder thereof must take into account its share of the amounts so allocated by the holders of adjustable rate certificates to the right to receive payments under the related Cap Contract and from payments in respect of the related Basis Risk Shortfall Carry Forward Amounts and Coupon Strip payments. For tax reporting purposes, the Underwriter estimates that the right to receive, and the obligation to pay, the related Basis Risk Shortfall Carry Forward Amounts, Coupon Strip payments and payments under the Cap Contracts have de minimis value. The OID Regulations provide that an issuer's allocation of the issue price is binding on all holders unless the holder explicitly discloses on its tax return that its allocation is different from the trust's allocation. Under the REMIC regulations, the Trustee is required to account for each REMIC regular interest and the right to receive (or the obligation to make) payments under the related Cap Contract and payments in respect of the related Basis Risk Shortfall Carry Forward Amounts as discrete property rights (or obligations). Holders of the Class B-IO certificates will be treated for federal income tax purposes as receiving all amounts deposited into the Reserve Fund and the related Cap Contract, the Final Maturity Reserve Account and as paying such amounts to holders of the related certificates, as applicable. In addition, holders of the Class B-IO certificates will be treated for federal income tax purposes as receiving the amounts allocable by holders of the relevant certificates to the right to receive payments under the Cap Contracts and in respect of the related Basis Risk Shortfall Carry Forward Amounts and Coupon Strips.

         The Securities Administrator shall treat such payments made to the holders of the adjustable rate certificates (other than the Grantor Trust Class 3A-2B Certificates) in accordance with the tax regulations relating to notional principal contracts. It is possible that the right to receive such payments could be treated as a partnership among the holders entitled to such payments and the Class B-IO certificateholders, in which case holders of such certificates and the Class B-IO certificates potentially would be subject to different timing of income, and foreign holders of such certificates could be subject to withholding in respect of such payments. It is unclear what tax rules govern payments in respect of such payments, and holders of these certificates and the Class B-IO certificates are advised to consult their own tax advisors regarding the consequences of the arrangements with respect to the related Reserve Fund and payments from such funds on their allocation or computation of issue price, timing, character and source of income and deductions.

         U.S. Treasury Department regulations have been promulgated under
Section 1275 of the Code generally providing for the integration of a "qualifying debt instrument" with a hedge if the combined cash flows of the components are substantially equivalent to the cash flows on a variable rate debt instrument. However, such regulations specifically disallow integration of debt instruments subject to Section 1272(a)(6) of the Code. Therefore, holders of the applicable certificates or Class B-IO certificates will be unable to use the integration method provided for under such regulations with respect to such certificates.

         In the event that the right to receive, and the obligation to pay, the related Basis Risk Shortfall Carry Forward Amounts, Coupon Strips and payments under the related Cap Contracts are characterized as a "notional principal contract" for federal income tax purposes, holders of the certificates (other than the interest-only certificates and the Grantor Trust Class 3A-2B Certificates) will be entitled to amortize, and holders of the Class B-IO certificates will be required to include in income, the separate price paid for the right to receive such amounts, in each case under the notional principal contract regulations. Further, upon the sale of a certificate (other than an interest-only certificate and the Grantor Trust Class 3A-2B Certificates) or Class B-IO certificate, the amount allocated to the selling certificateholder's right to receive, or obligation to make, payments in respect of such amounts, would be considered a "termination payment" under the notional principal contract regulations allocable to such certificate. A Class B-IO certificateholder would have gain or loss from a termination of the obligation to make such payments equal to the amount of any termination payment it paid or is deemed to have paid in connection with the transfer of such Class B-IO certificate less the unamortized portion of any amount received, or deemed received, by such certificateholder in respect of its obligation to make such payments. Gain or loss realized upon the termination of the right to receive such payments may be treated as capital gain or loss.

         With respect to the regular certificates (other than the Class B-IO certificates), this paragraph applies exclusive of any rights, and with respect to the Class B-IO certificates, exclusive of any obligation, in respect of the related Basis Risk Shortfall Carry Forward Amounts and payments under the related Cap Contracts. The Offered Certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code and "real estate assets" under
Section 856(c)(4)(A) of the Code generally in the same proportion that the assets of the Trust would be so treated, provided, that if 95% or more of the assets of the Trust qualify for any of the foregoing treatments at all times during a calendar year, the Offered Certificates will qualify for such status in their entirety for such calendar year. In addition, interest on the Offered Certificates will be treated as "interest on obligations secured by mortgages on real property" under Section 856(c)(3)(B) of the Code generally to the extent that such Offered Certificates are treated as "real estate assets" under Section 856(c)(4)(A) of the Code. Moreover, the Offered Certificates will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code. However, prospective investors in Offered Certificates that will be generally treated as assets described in Section 860G(a)(3) of the Code should note that, notwithstanding such treatment, any repurchase of such a certificate pursuant to the right of the Depositor to repurchase such Offered Certificates may adversely affect any REMIC that holds such Offered Certificates if such repurchase is made under circumstances giving rise to a Prohibited Transaction Tax. See "Pooling and Servicing Agreement--Termination" in this prospectus supplement and "Material Federal Income Tax Consequences" in the prospectus.

         The holders of the regular certificates will be required to include in income interest on their certificates in accordance with the accrual method of accounting. As noted above, each holder of a certificate (other than the interest-only certificates and the Grantor Trust Class 3A-2B Certificates) will be required to allocate a portion of the purchase price paid for its certificates to the right to receive payments in respect of the related Basis Risk Shortfall Carry Forward Amounts, Coupon Strips and payments under

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the related Cap Contract. The value of the right to receive such payments is a question of fact which could be subject to differing interpretations. Because the right to each such payment is treated as a separate right of the certificates (other than the interest-only certificates and the Grantor Trust Class 3A-2B Certificates), as applicable, not payable by any REMIC and a separate obligation of the Class B-IO certificateholders, as applicable, such right (or obligation) will not be treated as a qualifying asset for any such certificateholder that is a mutual savings bank, domestic building and loan association, real estate investment trust, or real estate mortgage investment conduit, and any such amounts received will not be qualifying real estate income for real estate investment trusts.

Taxation of the Grantor Trust and the Grantor Trust Class 3A-2B Certificates

         Upon the issuance of the Grantor Trust Class 3A-2B Certificates, Greenberg Traurig, LLP, counsel to the Depositor, will deliver its opinion to the effect that, under current law, assuming compliance with the provisions of the Grantor Trust Agreement without waiver of any terms thereof, for federal income tax purposes the grantor trust will be classified as a grantor trust under subpart E, part I of subchapter J of chapter 1 of the Code, and not as an association taxable as a corporation. Accordingly, each holder of a Grantor Trust Class 3A-2B Certificate will be treated for federal income tax purposes as the owner of an undivided interest in the Swap Agreement and the underlying Class 3A-2B Certificates (the underlying Class 3A-2B Certificates, the "Underlying Certificates").

         Each holder of a Grantor Trust Class 3A-2B Certificate must allocate its purchase price for that certificate between its undivided interest in each of the Underlying Certificates and its undivided interest in the Swap Agreement in accordance with the relative fair market values of each property right. Any payment made by the Swap Counterparty pursuant to the Swap Agreement on the closing date likely will be treated as a "nonperiodic payment" under Treasury regulations pertaining to notional principal contracts and included into income by the initial holders of the Grantor Trust Class 3A-2B Certificates under those rules. An equal amount likely will be deemed included in the amount paid by such holders as partial consideration for the Underlying Certificates, which may result in a reduction in original issue discount, if any, or premium. If the amount of the nonperiodic payment is considered "significant" in proportion to the present value of the total amount of payments to be made by the holders of the underlying Class 3A-2B Certificates to the Swap Counterparty, as determined under the notional principal contract rules, the Swap Agreement will be treated as two separate transactions consisting of an on-market swap and a loan, which must be accounted for by the holders of the underlying Class 3A-2B Certificates and the Swap Counterparty independently of the Swap Agreement. Investors should consult their tax advisors regarding the purchase of a Grantor Trust Class 3A-2B Certificate and the effect of the notional principal contract rules thereon.

         Each holder of a Grantor Trust Class 3A-2B Certificate must report on its federal income tax return the gross income from the portion of the Underlying Certificates and the Swap Agreement that is allocable to such Grantor Trust Class 3A-2B Certificate and may deduct the portion of the expenses incurred by the grantor trust, if any, that is allocable to such grantor trust Class 3A-2B certificate, at the same time and to the same extent as such items would be reported by such holder if it had purchased and held directly such interest in each of the Underlying Certificates and the Swap Agreement, and received or accrued directly its share of the income on each such asset and incurred directly its share of expenses incurred by the grantor trust when those amounts are paid or incurred by the grantor trust. A holder generally will be required to include in income its share of the interest payments, original issue discount and market discount, if any, on each Underlying Certificate and may be entitled to a deduction for premium, if any, to the same extent as if the holder had directly purchased each Underlying Certificate. Additional discussion of the taxation of each Underlying Certificate is discussed above and under "Federal Income Tax Consequences --REMIC Regular Certificates" in the Prospectus. Payments made to or by the grantor trust with respect to the Swap Agreement are subject to the tax rules relating to notional principal contracts.

         Holders of the Grantor Trust Class 3A-2B Certificates are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income, gain, deduction and loss resulting from the ownership of their certificates. Treasury regulations have been promulgated under Section 1275 of the Code generally providing for the integration of a "qualifying debt instrument" with a hedge if the combined cash flows of the components are substantially equivalent to the cash flows on a variable rate debt instrument. However, such regulations specifically disallow integration of debt instruments subject to Section 1272(a)(6) of the Code. Therefore, holders of the Grantor Trust Class 3A-2B Certificates will be unable to use the integration method provided for under such regulations with respect to such certificates. A grantor trust Class 3A-2B certificateholder must amortize the price paid for the Swap Agreement under the notional principal contract regulations.

         A holder of a Grantor Trust Class 3A-2B Certificate that is an individual, estate, or trust will be allowed deductions for reasonable expenses relating to the ownership of the Grantor Trust Class 3A-2B Certificates only to the extent that the sum of those expenses and the holder's other miscellaneous itemized deductions exceeds two percent of such holder's adjusted gross income. In addition, the amount of itemized deductions otherwise allowable that exceeds a specified amount will be reduced by the lesser of (i) three percent (3%) of the excess of adjusted gross income over the applicable amount, or (ii) eighty percent (80%) of the amount of itemized deductions otherwise allowable for such taxable year. A holder of a Grantor Trust Class 3A-2B Certificate that is not a corporation cannot deduct such expenses for purposes of the alternative minimum tax (if applicable). As a result, individuals, estates, or trusts holding Grantor Trust Class 3A-2B Certificates may have taxable income in excess of the cash received.

         Upon the sale of a Grantor Trust Class 3A-2B Certificate prior to the termination of the Swap Agreement, the amount of the sale allocated to the Swap Agreement would be considered a "termination payment" under the notional principal contract regulations. A grantor trust Class 3A-2B certificateholder would have gain or loss from such a termination of the Swap Agreement equal to
(i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any amount paid, or deemed paid, by the certificateholder upon entering into or acquiring the Swap Agreement.

         Gain or loss realized upon the termination of the Swap Agreement will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Internal Revenue Code Section 582(c) would likely not apply to treat such gain or loss as ordinary.

         With respect to a holder of the Grantor Trust Class 3A-2B Certificates, the Internal Revenue Service might take the position that the Underlying Certificates and the Swap Agreement constitute positions in a straddle. If the Internal Revenue Service successfully asserted this position, holders of the Grantor Trust Class 3A-2B Certificates may have their losses deferred and have their holding periods suspended for purposes of determining whether any gains on a sale or exchange of their certificates was long term or short term capital gain. The straddle rules would then require the holder to capitalize, rather than deduct, interest and carrying charges allocable to the holders interest in the straddle. The Swap Agreement and the Underlying Certificates may be required to be treated as part of a conversion transaction, in which case gain on sale will be treated as ordinary to the extent the holder's yield from the investment is less than 120% of the applicable federal rate instead of the rule generally applicable to REMIC regular interests that treats gain on sale as ordinary to the extent the holder's yield from the REMIC regular interest is less than 110% of the applicable federal rate. Each holder of a Grantor Trust Class 3A-2B Certificate is encouraged to consult its own tax advisor regarding these matters.

Characterization of the Regular Certificates

         With respect to the regular certificates (other than the interest-only certificates), this paragraph applies exclusive of any rights, and with respect to the Class B-IO certificates, exclusive of any obligation, in respect of the related Basis Risk Shortfall Carry Forward Amounts and payments under the related Cap Contracts. The regular certificates will be treated as "regular interests in a REMIC" for domestic building and loan associations, and "real estate assets" for real estate investment trusts (hereafter referred to as "REITs"), subject to the limitations described in "Material Federal Income Tax Considerations--Taxation of the REMIC and its Holders" in the prospectus. Similarly, interest on the regular certificates will be considered "interest on obligations secured by mortgages on real property" for REITs, subject to certain limitations.

                             METHOD OF DISTRIBUTION

         Subject to the terms and conditions set forth in the underwriting agreement, the Depositor has agreed to sell, and the Underwriter has agreed to purchase, the Offered Certificates. The Underwriter is obligated to purchase all of the respective classes of certificates offered by this prospectus supplement if it purchases any. The Underwriter is an affiliate of the Depositor and the Sponsor.

         Distribution of the Offered Certificates will be made from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Offered Certificates, before deducting expenses payable by the Depositor in connection with the sale of the Offered Certificates (which are estimated to be $725,000), will be approximately 100.0% of the aggregate initial Certificate Principal Balance of the Offered Certificates, as of the cut-off date, plus accrued interest on the Offered Certificates. In connection with the purchase and sale of the Offered Certificates, the Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting discounts.

         The Offered Certificates are offered subject to receipt and acceptance by the Underwriter, to prior sale and to the Underwriter's right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice. It is expected that delivery of the book-entry certificates will be made through the facilities of DTC, Clearstream, Luxembourg and the Euroclear System and that delivery of the non-Offered Certificates and the residual certificates will be made at the offices of the Underwriter, in each case, on or about the closing date.

         The underwriting agreement provides that the Depositor will indemnify the Underwriter against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments the Underwriter may be required to make in respect thereof.

                                SECONDARY MARKET

         There is currently no secondary market for the Offered Certificates, and no assurances are made that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue.

         The primary source of information available to investors concerning the Offered Certificates will be the monthly statements discussed in the prospectus under "Pooling and Servicing Agreement--Reports to Securityholders", which will include information as to the Certificate Principal Balance of the Offered Certificates and the status of the applicable form of credit enhancement. There can be no assurance that any additional information regarding the Offered Certificates will be available through any other source. In addition, the Depositor is not aware of any source through which price information about the Offered

Certificates will be generally available on an ongoing basis. The limited nature of information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

                                 LEGAL OPINIONS

         Legal matters relating to the Offered Certificates will be passed upon for the Depositor and the Underwriter by Greenberg Traurig, LLP, New York, New York.

                                LEGAL PROCEEDINGS

         There are no material legal proceedings pending against the Depositor, the Trustee, the Grantor Trustee, the Securities Administrator, the Issuing Entity, any 20% concentration originator or the Custodian, or with respect to which the property of any of the foregoing transaction parties is subject, that are material to the certificateholders. No legal proceedings against any of the foregoing transaction parties is known to be contemplated by governmental authorities, that are material to the certificateholders. We refer you to "The Sponsor" for a description of the legal proceedings against the Sponsor.

              AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS

         The Sponsor, the Issuing Entity, the Underwriter and the Depositor are affiliated parties. The Master Servicer, the Securities Administrator and the Custodian are the same entity. The Trustee and the Grantor Trustee are the same entity. There are no affiliations between the Sponsor, the Depositor, the Counterparty, the Underwriter or the Issuing Entity and any of the Trustee, the Grantor Trusee, the Securities Administrator, any 10% concentration originator (other than EMC), any 10% concentration servicer (other than EMC) or the Custodian. There are no affiliations among the Master Servicer, the Trustee, any 10% concentration originator (other than EMC) or any 10% concentration servicer (other than EMC). There are currently no business relationships, agreements, arrangements, transactions or understandings between (a) the Sponsor, the Depositor or the Issuing Entity and (b) any of the parties referred to in the preceding sentence, or any of their respective affiliates, that were entered into outside the normal course of business or that contain terms other than would be obtained in an arm's length transaction with an unrelated third party and that are material to the investor's understanding of the Certificates, or that relate to the Certificates or the pooled assets. No such business relationship, agreement, arrangement, transaction or understanding has existed during the past two years.

                                     RATINGS

         It is a condition to the issuance of each class of Offered Certificates that it receives at least the ratings set forth below from S&P and Moody's:

                                         Rating
Class                               S&P        Moody's
------                              ---        -------
Class 1A-1                          AAA          Aaa
Class 1A-2                          AAA          Aaa
Class 1A-3                          AAA          Aaa
Class 2A-1                          AAA          Aaa
Class 2A-2                          AAA          Aaa
Class 2A-3                          AAA          Aaa
Class 3A-1                          AAA          Aaa

Class 3A-2A                         AAA          Aaa
Grantor Trust
Class 3A-2B                         AAA          Aaa
Class 3A-3                          AAA          Aaa
Class 3X                            AAA          Aaa
Class B-1                           AA+          Aa1
Class B-2                            AA          Aa2
Class B-3                           AA-          Aa3
Class B-4                            A+          A1
Class B-5                            A           A2
Class B-6                           BBB         Baa1
Class B-7                           BBB-        Baa2

         The ratings of S&P and Moody's assigned to mortgage pass-through certificates address the likelihood of the receipt by certificateholders of all distributions to which the certificateholders are entitled. The rating process addresses structural and legal aspects associated with the Offered Certificates, including the nature of the underlying mortgage loans (with respect to the Grantor Trust Class 3A-2B Certificates, the nature of the underlying mortgage loans relating to the underlying Class 3A-2B Certificates). The ratings assigned to mortgage pass-through certificates do not represent any assessment of the likelihood that principal prepayments on the mortgage loans will be made by the mortgagors or the degree to which the rate and timing of principal prepayments on the mortgage loans will differ from that originally anticipated.

         The ratings do not address the possibility that certificateholders might suffer a lower than anticipated yield due to non-credit events. In addition, the ratings on the residual certificates do not address the likelihood of receipt by the holders of the residual certificates of any amounts in excess of their initial principal balance thereof.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to the Offered Certificates are subsequently lowered for any reason, no person or entity is obligated to provide any additional credit support or credit enhancement with respect to the Offered Certificates.

         The Depositor has not requested that any rating agency rate any class of the Offered Certificates other than as stated above. However, there can be no assurance as to whether any other rating agency will rate any class of the Offered Certificates, or, if it does, what rating would be assigned by any other rating agency. A rating on any class of the Offered Certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the Offered Certificates as stated above.

         The fees paid by the Depositor to the Rating Agencies at closing include a fee for ongoing surveillance by the Rating Agencies for so long as any Certificate is outstanding. However, the Rating Agencies are under no obligation to the Depositor to continue to monitor or provide a rating on the Certificates.

                                LEGAL INVESTMENT

         The senior certificates (other than the Grantor Trust Class 3A-2B Certificates) and the Class B-1, Class B-2 and Class B-3 Certificates will constitute "mortgage related securities" for purposes of SMMEA for so long as they are rated in one of the two highest rating categories by a nationally recognized statistical rating organization and, as such, will be legal investments for certain entities to the extent provided in SMMEA, subject to state laws overriding SMMEA. Certain states have enacted legislation overriding the legal investment provisions of SMMEA. It is not anticipated that the remaining classes of certificates will be so rated in one of the two highest rating categories and therefore will not constitute "mortgage related securities" under SMMEA (hereafter referred to as the "Non-SMMEA Certificates"). The appropriate characterization of the Non-SMMEA Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase Non-SMMEA Certificates, may be subject to significant interpretive uncertainties.

         The Office of Thrift Supervision (hereafter referred to as the "OTS") has issued Thrift Bulletins 73a, entitled "Investing in Complex Securities" (hereafter referred to as "TB 73a"), which is effective as of December 18, 2001 and applies to savings associations regulated by the OTS, and 13a, entitled "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities" (hereafter referred to as "TB 13a"), which is effective as of December 1, 1998 and applies to thrift institutions regulated by the OTS.

         One of the primary purposes of TB 73a is to require savings associations, prior to taking any investment position, to determine that the investment position meets applicable regulatory and policy requirements (including those set forth in TB 13a (see below)) and internal guidelines, is suitable for the institution, and is safe and sound. The OTS recommends, with respect to purchases of specific securities, additional analysis, including, among others, analysis of repayment terms, legal structure, expected performance of the issuer and any underlying assets as well as analysis of the effects of payment priority, with respect to a security which is divided into separate tranches with unequal payments, and collateral investment parameters, with respect to a security that is prefunded or involves a revolving period. TB 73a reiterates the OTS's due diligence requirements for investing in all securities and warns that if a savings association makes an investment that does not meet the applicable regulatory requirements, the savings association's investment practices will be subject to criticism, and the OTS may require divestiture of such securities. The OTS also recommends, with respect to an investment in any "complex securities," that savings associations should take into account quality and suitability, interest rate risk, and classification factors. For the purposes of each of TB 73a and TB 13a, "complex security" includes among other things any collateralized mortgage obligation or real estate mortgage investment conduit security, other than any "plain vanilla" mortgage pass-through security (that is, securities that are part of a single class of securities in the related pool that are non-callable and do not have any special features). Accordingly, all classes of the Offered Certificates would likely be viewed as "complex securities." With respect to quality and suitability factors, TB 73a warns (i) that a savings association's sole reliance on outside ratings for material purchases of complex securities is an unsafe and unsound practice, (ii) that a savings association should only use ratings and analyses from nationally recognized rating agencies in conjunction with, and in validation of, its own underwriting processes, and (iii) that it should not use ratings as a substitute for its own thorough underwriting analyses. With respect to the interest rate risk factor, TB 73a recommends that savings associations should follow the guidance set forth in TB 13a.

         One of the primary purposes of TB 13a is to require thrift institutions, prior to taking any investment position, to (i) conduct a pre-purchase portfolio sensitivity analysis for any "significant transaction" involving securities or financial derivatives, and (ii) conduct a pre-purchase price sensitivity analysis of any "complex security" or financial derivative. The OTS recommends that while a thrift institution should conduct its own in-house pre-acquisition analysis, it may rely on an analysis conducted by an independent third-party as long as management understands the analysis and its key assumptions. Further, TB 13a recommends that the use of "complex securities with high price sensitivity" be limited to transactions and strategies that lower a thrift institution's portfolio interest rate risk. TB 13a warns that investment in complex securities by thrift institutions that do not have adequate risk measurement, monitoring and control systems may be viewed by OTS examiners as an unsafe and unsound practice.

         The Depositor makes no representations as to the proper characterization of any class of Offered Certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of Offered Certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of Offered Certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent any class of Offered Certificates constitutes a legal investment or is subject to investment, capital or other restrictions.

         See "Legal Investment Matters" in the prospectus.

                              ERISA CONSIDERATIONS

         A fiduciary of any Plan (as defined in the prospectus) and any person investing Plan Assets (as defined in the prospectus) of any Plan should carefully review with its legal advisors whether the purchase, sale or holding of certificates will give rise to a prohibited transaction under ERISA or
Section 4975 of the Code.

         The U.S. Department of Labor has issued an Exemption, as defined in this prospectus supplement and as described under "ERISA Considerations" in the prospectus, to the Underwriter. The Exemption generally exempts from the application of certain of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on such prohibited transactions by
Section 4975(a) and (b) of the Code and Section 502(i) of ERISA, transactions relating to the purchase, sale and holding of pass-through certificates rated at least "AA-" (or its equivalent) by the Exemption Rating Agencies (as defined in the prospectus) at the time of purchase and underwritten by the Underwriter, such as the Offered Certificates, and the servicing and operation of asset pools, such as the mortgage pool, provided that the conditions of the Exemption are satisfied. The purchase of the Offered Certificates by, on behalf of or with the Plan Assets of any Plan may qualify for exemptive relief under the Exemption, as amended and as currently in effect. However, the Exemption contains a number of conditions which must be met for the Exemption, as amended, to apply (as described in the prospectus), including the requirement that any such Plan must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended. A fiduciary of a Plan contemplating purchasing an offered certificate must make its own determination that the conditions set forth in the Exemption, as amended, will be satisfied with respect to such certificates, including the requirement that the rating on a particular class of certificates be "AA-" or higher at the time of purchase.

         Each beneficial owner of an offered subordinate certificate or any interest therein shall be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that either (i) it is not a Plan or investing with "Plan Assets", (ii) it has acquired and is holding such certificate in reliance on the Exemption, and that it understands that there are certain conditions to the availability of the Exemption, including that the certificate must be rated, at the time of purchase, not lower than "BBB-" (or its equivalent) by S&P or Moody's, and the certificate is so rated or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an "insurance company general account," as such term is defined in Prohibited Transaction Class Exemption ("PTCE") 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

         The Exemption may not directly apply to the acquisition or holding of the Grantor Trust Class 3A-2B Certificates, but if certain conditions are satisfied, it is expected to apply to interests in the underlying Class 3A-2B Certificates indirectly acquired by Plan investors that acquire the Grantor Trust Class 3A-2B Certificates. Accordingly, the acquisition of the Grantor Trust Class 3A-2B Certificates by a Plan could result in a prohibited transaction unless another administrative exemption to ERISA's prohibited transaction rules is applicable. One or more alternative exemptions ("Investor-Based Exemptions") may be available with respect to the purchase and holding of the Grantor Trust Certificates, including, but not limited to:

         o Prohibited Transaction Class Exemption 96-23, regarding transactions negotiated by certain "in-house asset managers";

         o Prohibited Transaction Class Exemption 95-60, regarding investments by insurance company general accounts.

         o Prohibited Transaction Class Exemption 91-38, regarding investments by bank collective investment funds;

         o Prohibited Transaction Class Exemption 90-1, regarding investments by insurance company pooled separate accounts;

         o Prohibited Transaction Class Exemption 84-14, regarding transactions negotiated by independent "qualified professional asset managers";

         Each beneficial owner of a Grantor Trust Class 3A-2B Certificatese or any interest therein shall be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that at least one Investor-Based Exemption or other applicable exemption applies to the purchase and holding of the Grantor Trust Class 3A-2B Certificates. A Plan fiduciary should also consider its general fiduciary obligations under ERISA in determining whether to purchase any Grantor Trust Class 3A-2B Certificates on behalf of a Plan in reliance upon the Investor-Based Exemptions.

         Any fiduciary or other investor of "Plan Assets" that proposes to acquire or hold the Offered Certificates on behalf of or with "Plan Assets" of any Plan should consult with its counsel with respect to the application of the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of the ERISA and the Code to the proposed investment. See "ERISA Considerations" in the prospectus.

         The sale of any class of Offered Certificates to a Plan is in no respect a representation by the Depositor, the Trustee, the Grantor Trustee, the Securities Administrator, the Master Servicer or the Underwriter that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such an investment is appropriate for Plans generally or any particular Plan.

         The summary of ERISA considerations contained herein was written to support the promotion and marketing of the Certificates and was not intended or written to be used, and cannot be used, by a taxpayer for the purpose of avoiding any U.S. federal tax penalties that may be imposed. Each taxpayer should seek advice based on the taxpayer's particular circumstances from an independent tax advisor.

                                    GLOSSARY

         Below are abbreviated definitions of significant terms used in this prospectus supplement. Capitalized terms used in this prospectus supplement but not defined in this prospectus supplement shall have the meanings assigned to them in the accompanying prospectus. The Agreement, the Cap Contracts, and the Mortgage Loan Purchase Agreement may each contain more complete definitions of the terms used in this prospectus supplement and reference should be made to those agreements for a more complete understanding of these terms.

Actual Monthly Payments -- For any mortgage loan and each Due Period, the actual monthly payments of principal and interest received during such month on such mortgage loan.

Additional Swap Counterparty Payments -- With respect to any distribution date, any termination payments made to the Swap Counterparty as a result of a Swap Counterparty Default.

Adjusted Rate Cap -- With respect to each distribution date and the related Due Period, the sum of (i) the Scheduled Monthly Payments owed on the mortgage loans for such Due Period less the related Servicing Fees and (ii) the Actual Monthly Payments received in excess of the Scheduled Monthly Payments, expressed as a per annum rate calculated on the basis of the aggregate Schedules Principal Balance of the mortgage loans for such Due Period and further reflecting the accrual of interest on an actual/360 basis.

Adjustable Rate Certificates -- The Offered Certificates other than the Interest-Only Certificates.

Agreement -- The Pooling and Servicing Agreement, dated as of February 1, 2006, among the Depositor, the Sponsor, the Master Servicer, the Securities Administrator and the Trustee.

Applied Realized Loss Amount -- With respect to any class of Offered Certificates (other than the Interest-Only certificates and the Grantor Trust Class 3A-2B Certificates) and as to any distribution date, the sum of the Realized Losses with respect to the mortgage loans, which have been applied in reduction of the Certificate Principal Balance of such class, in an amount equal to the amount, if any, by which, (i) the aggregate Certificate Principal Balance of all of the Certificates (after all distributions of principal on such distribution date) exceeds (ii) the aggregate Scheduled Principal Balance of the mortgage loans for such distribution date.

Available Funds -- For any distribution date, an amount which generally includes
(1) all previously undistributed payments on account of principal (including the principal portion of Monthly Payments, Principal Prepayments and the principal amount of Net Liquidation Proceeds and Subsequent Recoveries) and all previously undistributed payments on account of interest received after the cut-off date with respect to the mortgage loans, and on or prior to the related determination date, (2) any Monthly Advances and Compensating Interest Payments made by the Master Servicer (or by the Trustee, as successor master servicer) or the related Servicer for such distribution date in respect of the mortgage loans, (3) any other miscellaneous amounts remitted by the Master Servicer or the related Servicer pursuant to the related Servicing Agreement, (4) any amounts deposited in the Distribution Account from the Reserve Fund and Basis Risk Reserve Fund pursuant to the Agreement, and (5) any amounts reimbursed by the Master Servicer for such distribution date in connection with losses on certain eligible investments, except:

                  (i) all payments that were due on or before the cut-off date with respect to the mortgage loans;

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                  (ii) all Principal Prepayments and Liquidation Proceeds
         received after the applicable Prepayment Period;

                  (iii) all payments, other than Principal Prepayments, that represent early receipt of Monthly Payments due on a date or dates subsequent to the related due date;

                  (iv) amounts received on particular mortgage loans as late payments of principal or interest and respecting which, and to the extent that, there are any unreimbursed Monthly Advances;

                  (v) amounts of Monthly Advances determined to be Nonrecoverable Advances; and

                  (vi) any investment earnings on amounts on deposit in the Distribution Account, the Reserve Fund, the Basis Risk Reserve Fund, and amounts permitted to be withdrawn (other than as a distribution of principal, interest, Basis Risk Shortfall Amounts or Cap Contract Payments on the related certificates) from the Distribution Account, the Reserve Fund and the Basis Risk Reserve Fund, and amounts to pay the Servicing Fees or to reimburse the related Servicer, the Securities Administrator, the Trustee, the Custodian or the Master Servicer for fees and reimbursable expenses as are due under the related Servicing Agreement, the Agreement or the Custodial Agreement and that have not been retained by or paid to the related Servicer, the Securities Administrator, the Trustee, the Custodian or the Master Servicer.

Bankruptcy Loss -- Any loss resulting from a bankruptcy court, in connection with a personal bankruptcy of a mortgagor, (1) establishing the value of a mortgaged property at an amount less than the Outstanding Principal Balance of the mortgage loan secured by such mortgaged property or (2) reducing the amount of the Monthly Payment on the related mortgage loan.

Basis Risk Reserve Fund -- The reserve fund held by the paying agent for the payment of Basis Risk Shortfall Carry Forward Amounts, as described under "Description of the Certificates--Pass-Through Rates for the Offered Certificates" in this prospectus supplement.

Basis Risk Shortfall Carry Forward Amount -- As of any distribution date for the Adjustable Rate Certificates (other than the Grantor Trust Class 3A-2B Certificates), the sum of the Basis Risk Shortfall for such distribution date and the Basis Risk Shortfall for all previous distribution dates not previously paid, together with interest thereon at a rate equal to the lesser of (i) One-Month LIBOR plus the related Margin for such distribution date and (ii) 10.50% per annum.

Basis Risk Shortfall -- If on a distribution date the Pass-Through Rate for a class of Adjustable Rate Certificates (other than the Grantor Trust Class 3A-2B Certificates) is based upon the applicable Net Rate Cap, the excess, if any, of:

         1. The amount of the Current Interest that such class would have been entitled to receive on such distribution date had the applicable pass-though rate been calculated at a per annum rate equal to the lesser of (i) One-Month LIBOR plus the related Margin for such distribution date and (ii) 10.50% per annum, over

         2. The amount of the Current Interest on such class calculated using a pass-though rate equal to the applicable Net Rate Cap for such distribution date.

Book-Entry Certificates -- The Offered Certificates (other than the underlying Class 3A-2B Certificates) issued, maintained and transferred at DTC, Clearstream, Luxembourg or the Euroclear System.

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Business Day -- Generally any day other than a Saturday, a Sunday or a day on which the New York Stock Exchange or Federal Reserve is closed or on which banking institutions in New York City or in the jurisdiction in which the Trustee, the Grantor Trustee, the Securities Administrator, the Master Servicer, Custodian or the related Servicer is located are obligated by law or executive order to be closed.

Cap Contract -- Any one of the Interest Rate Corridor Letter Agreements, dated February 28, 2006, entered into by the Cap Counterparty and the Trustee on behalf of the trust and relating to the Adjustable Rate Certificates.

Cap Counterparty -- Bear Stearns Financial Products Inc.

Certificate Owner -- Any person who is the beneficial owner of a book-entry certificate.

Certificate Principal Balance -- With respect to any Certificate (other than the Interest-Only Certificates and the Grantor Trust Class 3A-2B Certificates) as of any distribution date will equal such Certificate's initial principal amount on the Closing Date, plus the amount of any Net Deferred Interest allocated thereto on such distribution date and on any previous distribution dates, plus any Subsequent Recoveries added to the Certificate Principal Balance of such Certificate, as described under "Description of the Certificates--Allocation of Realized Losses; Subordination" in this prospectus supplement, and as reduced by
(1) all amounts allocable to principal previously distributed with respect to such Certificate, and (2) any Applied Realized Loss Amounts allocated to such class on previous distribution dates. With respect to any Grantor Trust Class 3A-2B Certificate as of any distribution date will equal the initial principal amount of such certificate on the closing date, as reduced by (i) all amounts allocable to principal previously distributed with respect to such certificate and (ii) the principal portion of all realized losses on the mortgage loans allocated prior to such distribution date to the underlying Class 3A-2B Certificates and, correspondingly, to such grantor trust Class 3A-2B certificate.

Certificates -- The Offered Certificates and the Non-Offered Certificates.

Class 1A Certificates -- The Class 1A-1 Certificates, Class 1A-2 Certificates and Class 1A-3 Certificates.

Class 2A Certificates -- The Class 2A-1 Certificates, Class 2A-2 Certificates and Class 2A-3 Certificates.

Class 3A Certificates -- The Class 3A-1 Certificates, Class 3A-2A Certificates, Underlying Class 3A-2B, Grantor Trust Class 3A-2B and Class 3A-3 Certificates.

Class A Certificates -- The Class 1A Certificates, Class 2A Certificates and Class 3A Certificates.

Class A Principal Distribution Amount - With respect to any distribution date, an amount equal to the excess, if any, of:

          1. the aggregate Certificate Principal Balance of the Class A Certificates immediately prior to such distribution date over

          2.   the excess of

               (a) the aggregate Scheduled Principal Balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related prepayment period), over

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               (b)  the aggregate Scheduled Principal Balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related prepayment period) multiplied by (i) on each distribution date prior to the distribution date in February 2012, approximately 23.750% and (ii) on each distribution date on and after the distribution date in February 2012, approximately 19.000%.

Class B Certificates -- The Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6 and Class B-7 Certificates.


Class B-1 Principal Distribution Amount -- With respect to any applicable distribution date, an amount equal to the excess, if any, of:

          1. the Certificate Principal Balance of the Class B-1 Certificates immediately prior to such distribution date over

          2.   the excess of

               (a) the aggregate Scheduled Principal Balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related prepayment period), over

               (b)  the sum of

                    (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such distribution date), and

                    (2) the aggregate Scheduled Principal Balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related prepayment period) multiplied by (i) on each distribution date prior to the distribution date in February 2012, approximately 15.875% and (ii) on each distribution date on and after the distribution date in February 2012, approximately 12.700%.

Class B-2 Principal Distribution Amount -- With respect to any applicable distribution date, an amount equal to the excess, if any, of:

          1. the Certificate Principal Balance of the Class B-2 Certificates immediately prior to such distribution date over

          2.   the excess of

               (a) the aggregate Scheduled Principal Balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related prepayment period), over

               (b)  the sum of

                    (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such distribution date),

                    (2) the Certificate Principal Balance of the Class B-1 Certificates (after taking into account the payment of the Class B-1 Principal Distribution Amount on such distribution date), and

                    (3) the aggregate Scheduled Principal Balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related prepayment period) multiplied by (i) on each distribution date prior to the distribution date in February 2012, approximately 11.750% and (ii) on each distribution date on and after the distribution date in February 2012, approximately 9.400%.

Class B-3 Principal Distribution Amount -- With respect to any applicable distribution date, an amount equal to the excess, if any, of:

          1. the Certificate Principal Balance of the Class B-3 Certificates immediately prior to such distribution date over

          2.   the excess of

               (a) the aggregate Scheduled Principal Balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related prepayment period), over

               (b)  the sum of

                    (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such distribution date),

                    (2) the Certificate Principal Balance of the Class B-1 Certificates (after taking into account the payment of the Class B-1 Principal Distribution Amount on such distribution date),

                    (3) the Certificate Principal Balance of the Class B-2 Certificates (after taking into account the payment of the Class B-2 Principal Distribution Amount on such distribution date), and

                    (4) the aggregate Scheduled Principal Balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related prepayment period) multiplied by (i) on each distribution date prior to the distribution date in February 2012, approximately 10.500% and (ii) on each distribution date on and after the distribution date in February 2012, approximately 8.400%.


Class B-4 Principal Distribution Amount -- With respect to any applicable distribution date, an amount equal to the excess, if any, of:

     1. the Certificate Principal Balance of the Class B-4 Certificates immediately prior to such distribution date over

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     2.   the excess of

          (a) the aggregate Scheduled Principal Balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related prepayment period), over

          (b)  the sum of

               (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such distribution date),

               (2) the Certificate Principal Balance of the Class B-1 Certificates (after taking into account the payment of the Class B-1 Principal Distribution Amount on such distribution date),

               (3) the Certificate Principal Balance of the Class B-2 Certificates (after taking into account the payment of the Class B-2 Principal Distribution Amount on such distribution date),

               (4) the Certificate Principal Balance of the Class B-3 Certificates (after taking into account the payment of the Class B-3 Principal Distribution Amount on such distribution date), and

               (5) the aggregate Scheduled Principal Balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related prepayment period) multiplied by (i) on each distribution date prior to the distribution date in February 2012, approximately 7.500% and (ii) on each distribution date on and after the distribution date in February 2012, approximately 6.000%.


Class B-5 Principal Distribution Amount -- With respect to any applicable distribution date, an amount equal to the excess, if any, of:

     1. the Certificate Principal Balance of the Class B-5 Certificates immediately prior to such distribution date over

     2.   the excess of

          (a) the aggregate Scheduled Principal Balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related prepayment period), over

          (b)  the sum of

               (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such distribution date),

               (2) the Certificate Principal Balance of the Class B-1 Certificates (after taking into account the payment of the Class B-1 Principal Distribution Amount on such distribution date),

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               (3)  the Certificate Principal Balance of the Class B-2
                    Certificates (after taking into account the payment of the Class B-2 Principal Distribution Amount on such distribution date),

               (4) the Certificate Principal Balance of the Class B-3 Certificates (after taking into account the payment of the Class B-3 Principal Distribution Amount on such distribution date),

               (5) the Certificate Principal Balance of the Class B-4 Certificates (after taking into account the payment of the Class B-4 Principal Distribution Amount on such distribution date), and

               (6) the aggregate Scheduled Principal Balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related prepayment period) multiplied by (i) on each distribution date prior to the distribution date in February 2012, approximately 6.250% and (ii) on each distribution date on and after the distribution date in February 2012, approximately 5.000%.


Class B-6 Principal Distribution Amount -- With respect to any applicable distribution date, an amount equal to the excess, if any, of:

     1. the Certificate Principal Balance of the Class B-6 Certificates immediately prior to such distribution date over

     2.   the excess of

          (a) the aggregate Scheduled Principal Balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related prepayment period), over

          (b)  the sum of

               (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such distribution date),

               (2) the Certificate Principal Balance of the Class B-1 Certificates (after taking into account the payment of the Class B-1 Principal Distribution Amount on such distribution date),

               (3) the Certificate Principal Balance of the Class B-2 Certificates (after taking into account the payment of the Class B-2 Principal Distribution Amount on such distribution date),

               (4) the Certificate Principal Balance of the Class B-3 Certificates (after taking into account the payment of the Class B-3 Principal Distribution Amount on such distribution date),

               (5) the Certificate Principal Balance of the Class B-4 Certificates (after taking into account the payment of the Class B-4 Principal Distribution Amount on such distribution date),

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               (6)  the Certificate Principal Balance of the Class B-5
                    Certificates (after taking into account the payment of the Class B-5 Principal Distribution Amount on such distribution date), and

               (7) the aggregate Scheduled Principal Balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related prepayment period) multiplied by (i) on each distribution date prior to the distribution date in February 2012, approximately 3.750% and (ii) on each distribution date on and after the distribution date in February 2012, approximately 3.000%.


Class B-7 Principal Distribution Amount -- With respect to any applicable distribution date, an amount equal to the excess, if any, of:

     1. the Certificate Principal Balance of the Class B-7 Certificates immediately prior to such distribution date over

     2.   the excess of

     (a) the aggregate Scheduled Principal Balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related prepayment period), over

     (b)  the sum of

          (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such distribution date),

          (2) the Certificate Principal Balance of the Class B-1 Certificates (after taking into account the payment of the Class B-1 Principal Distribution Amount on such distribution date),

          (3) the Certificate Principal Balance of the Class B-2 Certificates (after taking into account the payment of the Class B-2 Principal Distribution Amount on such distribution date),

          (4) the Certificate Principal Balance of the Class B-3 Certificates (after taking into account the payment of the Class B-3 Principal Distribution Amount on such distribution date),

          (5) the Certificate Principal Balance of the Class B-4 Certificates (after taking into account the payment of the Class B-4 Principal Distribution Amount on such distribution date),

          (6) the Certificate Principal Balance of the Class B-5 Certificates (after taking into account the payment of the Class B-5 Principal Distribution Amount on such distribution date),

          (6) the Certificate Principal Balance of the Class B-6 Certificates (after taking into account the payment of the Class B-6 Principal Distribution Amount on such distribution date), and

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          (7)  the aggregate Scheduled Principal Balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related prepayment period) multiplied by (i) on each distribution date prior to the distribution date in February 2012, approximately 2.500% and (ii) on each distribution date on and after the distribution date in February 2012, approximately 2.000%.

Closing Date -- February 28, 2006.

Combined Loan-to-Value Ratio -- The fraction, expressed as a percentage, the numerator of which is the sum of the principal balance of the related mortgage loan at the date of origination and the principal balance of the related secondary financing and the denominator of which is the lesser of the sales price of the related mortgaged property at the time of origination of the mortgage loan and the appraised value of the mortgaged property at origination.

Compensating Interest -- Any payments made by the Master Servicer or the related Servicer from its own funds to cover Prepayment Interest Shortfalls.

Compensating Interest Payment -- An amount equal to the lesser of (i) the Master Servicing Compensation with respect to a distribution date and (ii) the amounts required to be paid by the Servicers under the Servicing Agreements with respect to subclauses (a) and (b) of the definition of "Interest Shortfall" with respect to the mortgage loans for the related distribution date, and not so paid by the Servicers.

Coupon Strip -- As defined in "Description of the Certificates--Final Maturity Reserve Account" in this prospectus supplement.

Coupon Strip Rate -- As defined in "Description of the Certificates--Final Maturity Reserve Account" in this prospectus supplement.

CPR -- A constant rate of prepayment on the mortgage loans.

Credit Enhancement Percentage -- For any distribution date, a percentage obtained by dividing (x) the sum of (i) the aggregate Certificate Principal Balance of the Subordinate Certificates and (ii) the Overcollateralization Amount, in each case prior to the distribution of the Principal Distribution Amount on such distribution date, by (y) the aggregate Scheduled Principal Balance of the mortgage loans as of the end of the related Due Period.

Cumulative Loss Test -- The Cumulative Loss Test is violated with respect to any distribution date on or after the Stepdown Date if: as of the last day of the related due period, Realized Losses (reduced by the amount of Subsequent Recoveries) since the closing date, as a percentage of the aggregate Scheduled Principal Balance of the mortgage loans as of the cut-off date, exceed for distribution dates occurring in:

         Distribution Date                                     Loss Percentage
         -----------------                                     ---------------
         March 2008 through February 2009                      0.20%
         March 2009 through February 2010                      0.50%
         March 2010 through February 2011                      0.85%
         March 2011 through February 2012                      1.25%
         March 2012 through February 2013                      1.70%
         March 2013 and thereafter                             1.85%

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Current Interest -- With respect to each class of Offered Certificates and each distribution date, the interest accrued at the applicable Pass-Through Rate for the applicable Interest Accrual Period on the Certificate Principal Balance of such class plus any amount previously distributed with respect to interest for such class that is recovered as a voidable preference by a trustee in bankruptcy, reduced by (i) any Prepayment Interest Shortfall to the extent not covered by Compensating Interest Payments, and any shortfalls resulting from the application of the Relief Act, in each case to the extent allocated to such class of Certificates as described under Interest Funds in "Description of the Certificates--Distributions on the Certificates" in this prospectus supplement,
(ii) except with respect to the Interest-Only Certificates and Grantor Trust Class 3A-2B Certificates, any shortfalls resulting from Net Deferred Interest allocated to such class of Certificates, and (iii) the interest portion of any Realized Losses on the mortgage loans in the related Due Period allocated to such class of Certificates.

Cut-Off Date -- February 1, 2006.

Deferred Interest -- The amount of accrued interest on the mortgage loans, the payment of which is deferred and added to the principal balance of the mortgage loans due to the negative amortization feature with respect to such mortgage loans, as described in this prospectus supplement.

Delinquency Test -- The Delinquency Test is violated with respect to any distribution date on or after the Stepdown Date if: (i) the three-month rolling average of the sum of the Scheduled Principal Balances of the mortgage loans that are 61 days or more delinquent or are in bankruptcy or foreclosure or are REO properties as a percentage of the Scheduled Principal Balances of all of the mortgage loans as of the last day of the related due period, exceeds (ii) 32.5% of the Credit Enhancement Percentage.

Determination Date -- With respect to any distribution date and the mortgage loans is the date specified in the related Servicing Agreement.

Due Date -- With respect to each mortgage loan, the date in each month on which its Monthly Payment is due, if such due date is the first day of a month, and otherwise is deemed to be the first day of the following month or such other date specified in the related Servicing Agreement. For purposes of calculating the net rates of the mortgage loans for the first distribution date, the second preceding due date with respect to the first distribution date shall be the cut-off date.

Due Period -- With respect to any distribution date and each mortgage loan, the period commencing on the second day of the month immediately preceding the month in which such distribution date occurs and ending on the first day of the month in which such distribution date occurs.

Events of Default -- Under the Agreement consist of

                  (1) failure by the Master Servicer to cause to be deposited in the Distribution Account amounts required to be deposited by the Master Servicer pursuant to the Agreement (other than Monthly Advances), and such failure continues unremedied for three business days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer,

                  (2) failure by the Master Servicer to observe or perform in any material respect any other material covenants and agreements set forth in the Agreement to be performed by it, which covenants and agreements materially affect the rights of certificateholders, and such failure continues unremedied for 60 days after the date on which written notice of such failure, requiring the same to be remedied, has been given to the Master Servicer by the Trustee or to the Master

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         Servicer and the Trustee by the Holders of Certificates evidencing
         Fractional Undivided Interests (as defined in the Agreement) aggregating not less than 25% of the trust fund,

                  (3) the entry against the Master Servicer of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days, or an involuntary case is commenced against the Master Servicer under any applicable insolvency or reorganization statute and the petition is not dismissed within 60 days after the commencement of the case,

                  (4) consent by the Master Servicer to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Master Servicer or substantially all of its property,

                  (5) admission by the Master Servicer in writing of its inability to pay its debts generally as they become due, filing by the Master Servicer of a petition to take advantage of any applicable insolvency or reorganization statute, any assignment by the Master Servicer for the benefit of its creditors, or voluntary suspension by the Master Servicer of payment of its obligations,

                  (6) the Master Servicer assigns or delegates its duties or rights under the Agreement in contravention of the provisions permitting such assignment or delegation under the Agreement,

                  (7) the Master Servicer fails to deposit, or cause to be deposited, on the distribution date in the Distribution Account any Monthly Advance (other than a Nonrecoverable Advance) required to be made with respect to such distribution date, or

                  (8) failure to comply with its obligations under the Agreement in connection with the filing of reports with the Securities and Exchange Commission.

Excess Spread -- With respect to any distribution date, the excess, if any, of the Interest Funds for such distribution date over the sum of the Coupon Strip, if applicable, the Current Interest on the Offered Certificates and Interest Carry Forward Amounts on the Senior Certificates (other than the Grantor Trust Class 3A-2B Certificates), in each case for such distribution date.

Exemption -- An individual prohibited transaction exemption issued by the United States Department of Labor to an underwriter, as amended by Prohibited Transaction Exemption 97-34, 62 Fed. Reg. 39021 (July 21,1997), Prohibited Transaction Exemption 2000-58, 65 Fed. Reg. 67765 (November 13, 2000) and Prohibited Transaction Exemption 2002-41, 67 Fed. Reg. 54487 (August 22, 2002).

Extra Principal Distribution Amount -- With respect to any distribution date, the lesser of (a) the excess, if any, of the Overcollateralization Target Amount for such distribution date over the Overcollateralization Amount for such distribution date and (b) the Excess Spread for such distribution date.

FDIC -- The Federal Deposit Insurance Corporation.

Final Maturity Reserve Account -- An account established by the Securities Administrator pursuant to the Agreement for the distributions of Coupon Strips.

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Fiscal Quarter -- December 1 through the last day of February, March 1 through
June 30, June 1 through August 31, or September 1 through November 30, as applicable.

Grantor Trust -- Structured Asset Mortgage Investments II Grantor Trust
2006-AR1.

Grantor Trust Agreement -- The grantor trust agreement, dated as of February 28, 2006, among the Depositor, the Grantor Trustee and Wells Fargo Bank, National Association, as paying agent and certificate registrar.

Grantor Trust Class 3A-2B Certificates -- The Class 3A-2B Certificates issued by the Grantor Trust on the Closing Date, pursuant to the Grantor Trust Agreement.

Grantor Trust Available Funds -- On any distribution date, the sum of (i) any payments received with respect to such distribution date from the underlying Class 3A-2B Certificates, (ii) any payments received from the Swap Counterparty under the Swap Agreement with respect to such distribution date and (iii) all other assets constituting the corpus of the grantor trust created by the Grantor Trust Agreement, following the payments of amounts to reimburse the Grantor Trustee and the Securities Administrator for their reimbursable expenses as set forth in the Grantor Trust Agreement.

Grantor Trustee -- JPMorgan Chase Bank, N.A.

Insurance Proceeds -- Amounts paid by an insurer under any primary mortgage insurance policy, standard hazard insurance policy, flood insurance policy or title insurance policy covering any mortgage loan or mortgaged property other than amounts required to be paid over to the related mortgagor pursuant to law or the related mortgage note or security instrument, and other than amounts used to repair or restore the related mortgaged property or to reimburse certain expenses, including the related Servicer's costs and expenses incurred in connection with presenting claims under the related insurance policies.

Interest Accrual Period -- The interest accrual period for each class of Adjustable Rate Certificates and any distribution date will be the period from and including the preceding distribution date (or from the closing date, in the case of the first distribution date) to and including the day prior to the current distribution date. The interest accrual period for the interest-only certificates and any distribution date will be the calendar month immediately preceding the calendar month in which such distribution date occurs.


Interest Carry Forward Amount -- With respect to each class of Offered Certificates, the sum of:

     1.   the excess of

          (a) the Current Interest for such class with respect to prior distribution dates, over

          (b) the amount actually distributed to such class with respect to interest on or after such prior distribution dates, and

     2. interest on such excess (to the extent permitted by applicable law) at the applicable pass- through rate for the related Interest Accrual Period including the Interest Accrual Period relating to such distribution date.

Interest Funds -- With respect to any distribution date, all amounts in respect of interest set forth in the definition of Available Funds collected during the related due period, plus the amount of the any Principal Prepayments in full, partial Principal Prepayments, Net Liquidation Proceeds, Repurchase Proceeds and scheduled principal payments, in that order, included in Available Funds for such distribution date that are applied as Interest Funds in connection with any Deferred Interest in accordance with the definition of Net Deferred Interest, net any fees, expenses and reimbursements to the Servicer, the Master Servicer, the Securities Administrator, the Trustee and the Custodian pursuant to the Agreement, the Servicing Agreements and the Custodial Agreement.

Interest-Only Certificates -- The Class 3X Certificates.

Interest Shortfall -- With respect to any distribution date, an amount equal to the aggregate shortfall, if any, in collections of interest (adjusted to the related net rates) on mortgage loans resulting from (a) prepayments in full received during the related prepayment period, (b) partial principal prepayments received during the related prepayment period to the extent applied prior to the due date in the month of the distribution date, and (c) interest payments on certain of the mortgage loans being limited pursuant to the provisions of the Relief Act or similar state laws. Interest Shortfalls will result because (i) obligors on each mortgage loan are obligated to pay interest on prepayments in full only to the date of prepayment by such mortgagor, (ii) partial prepayments are generally not required to be accompanied by interest on the amount of such partial prepayment, and (iii) the Relief Act or similar state laws limit, in certain circumstances, the interest rate required to be paid by a mortgagor in the military service, to 6% per annum. Any Interest Shortfalls resulting from a prepayment in full or in part are required to be paid by the related Servicer, but only to the extent that such amount does not exceed the aggregate of the servicing fees on the mortgage loans for the applicable distribution date. Any Interest Shortfalls required to be funded but not funded by the related Servicer are required to be paid by the Master Servicer, but only to the extent that such amount does not exceed the Master Servicing Compensation with respect to the applicable distribution date. Neither the related Servicer nor the Master Servicer is obligated to fund Interest Shortfalls resulting from the application of the Relief Act or similar state law.

Lender-Paid PMI Rate -- With respect to any mortgage loan covered by a lender-paid primary mortgage insurance policy, the premium to be paid by the related Servicer out of interest collections on the related mortgage loan.

LIBOR Business Day -- A day on which banks are open for dealing in foreign currency and exchange in London and New York City.

Liquidated Mortgage Loan -- Any defaulted mortgage loan as to which the related Servicer has determined that all amounts which it expects to recover from or on account of such mortgage loan have been recovered.

Liquidation Proceeds -- Amounts received by the related Servicer in connection with the liquidation of a defaulted mortgage loan, whether through trustee's sale, foreclosure sale, any Insurance Proceeds, condemnation proceeds or otherwise.

Loan-to-Value Ratio -- The fraction, expressed as a percentage, the numerator of which is the principal balance of the related mortgage loan at origination and the denominator of which is the lesser of the sales price of the related mortgaged property at the time of origination of the mortgage loan and the appraised value of the mortgaged property at origination.


Margin -- With respect to any Class of Adjustable Rate Certificates and distribution date, the respective per annum rate set forth on page S-15 of this prospectus supplement.

Monthly Advance -- The aggregate of all payments of principal and interest, net of the Servicing Fee, that were due during the related Due Period on the mortgage loans serviced by the related Servicer and that were delinquent on the related Due Date (other than shortfalls in interest due to the application of the Relief Act or similar state law).

Monthly Payments -- For any mortgage loan and any month, the scheduled payment or payments of principal and interest due during such month on such mortgage loan which either is payable by a mortgagor in such month under the related mortgage note, or in the case of any REO Property, would otherwise have been payable under the related mortgage note.

Moody's -- Moody's Investors Service, Inc., and any successor in interest.

Mortgage Loan Purchase Agreement -- The Mortgage Loan Purchase Agreement, dated as of February 28, 2006, between the Depositor and the Sponsor.

Net Deferred Interest -- On any distribution date, the amount of deferred interest on the mortgage loans during the related Due Period net of Principal Prepayments in full, partial Principal Prepayments, Net Liquidation Proceeds, Repurchase Proceeds and scheduled principal payments, in that order, included in the related Available Funds for such distribution date and available to be distributed on the related certificates on that distribution date. With respect to any certificate as of any distribution date will be an amount equal to the product of (1) the difference, if any between (a) the lesser of (i) the pass-through rate for such class, without regard to the Net Rate Cap on such distribution date and (ii) the weighted average of the Net Rate on the mortgage loans and (b) the Adjusted Rate Cap for such distribution date, (2) the Current Principal Amount of the Certificate immediately prior to such distribution date, and (3) the actual number of days in such Interest Accrual Period divided by 360.

Net Interest Shortfalls -- With respect to any Distribution Date, Prepayment Interest Shortfalls, if any, for such Distribution Date net of Compensating Interest Payments made with respect to such Distribution Date.

Net Liquidation Proceeds -- Liquidation Proceeds net of unreimbursed advances by the related Servicer and Monthly Advances made with respect to such Mortgage Loan and the related Mortgaged Property, unreimbursed expenses paid or incurred by or for the account of the related Servicer or the Master Servicer in connection with the liquidation of such mortgage loan and the related mortgaged property, and any other amounts payable to the related Servicer under the related Servicing Agreement.

Net Monthly Excess Cashflow -- With respect to any distribution date, the sum of
(i) the Remaining Excess Spread for such distribution date and (ii) the Overcollateralization Release Amount for such distribution date.

Net Rate -- For any mortgage loan, the then applicable mortgage rate (to the extent applicable, as adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis) thereon less the Servicing Fee Rate and less the Lender-Paid PMI Rate, if any, attributable thereto, in each case expressed as per annum rate.

Net Rate Cap --  With respect to any distribution date and,

                  (1) each class of Class 1A Certificates, the per annum rate equal to (i) the weighted average of the Net Rates of the mortgage loans in sub-loan group 1, as adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis minus (ii) the Coupon Strip, if any, payable to the Final Maturity Reserve Account on such distribution date, expressed as a per annum rate calculated on the basis of the aggregate Scheduled Principal Balance of the mortgage loans in sub-loan group 1 as of such distribution date as a percentage of the aggregate Scheduled Principal Balance of all the mortgage loans as of such distribution date;

                  (2) each class of Class 2A Certificates, the per annum rate equal to (i) the weighted average of the Net Rates of the of the mortgage loans in sub-loan group 2, as adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis minus (ii) the Coupon Strip, if any, payable to the Final Maturity Reserve Account on such distribution date, expressed as a per annum rate calculated on the basis of the aggregate Scheduled Principal Balance of the mortgage loans in sub-loan group 2 as of such distribution date as a percentage of the aggregate Scheduled Principal Balance of all the mortgage loans as of such distribution date;

                  (3) each class of Class 3A Certificates (other than the Grantor Trust Class 3A-2B Certificates), the per annum rate equal to
         (i) the weighted average of the Net Rates of the of the mortgage loans in sub-loan group 3, as adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis, minus (ii) the sum of (a) the interest payable to the Class 3X Certificates and (b) the Coupon Strip, if any, payable to the Final Maturity Reserve Account, in each case, with respect to such distribution date, expressed as a per annum rate calculated on the basis of the aggregate Scheduled Principal Balance of the mortgage loans in sub-loan group 3 as of such distribution date as a percentage of the aggregate Scheduled Principal Balance of all the mortgage loans as of such distribution date; and

                  (4) each class of Subordinate Certificates, the per annum rate equal to (i) the weighted average of the Net Rates of the of the mortgage loans in sub-loan group 1, sub-loan group 2 and sub-loan group 3, weighted in proportion to the results of subtracting from the aggregate principal balance of each sub-loan group the aggregate Certificate Principal Balance of the related Classes of Class A Certificates immediately prior to the such distribution date, minus
         (ii) the sum of the interest payable to the Class 3X Certificates and the Coupon Strip, if any, payable to the Final Maturity Reserve Account, in each case on such distribution date, converted to a per annum rate.

Non-Offered Certificates -- The Underlying Class 3A-2B, Class B-IO, Class R-X and Class R Certificates.

Offered Certificates -- The Senior Certificates (other than the underlying Class 3A-2B Certificates) and the Subordinate Certificates.

One-Month LIBOR -- A per annum rate equal to the average of interbank offered rates for one-month U.S. dollar denominated deposits in the London market based on quotations of major banks as published in The Wall Street Journal and most recently available as of the time specified in the related mortgage note.

One-Year MTA -- A per annum rate equal to the twelve month moving average monthly yield on United States Treasury Securities adjusted to a constant maturity of one year as published by the Federal Reserve Board in the Federal Reserve Statistical Release "Selected Interest Rates (H.15)," determined by averaging the monthly yields for the most recently available twelve months.

Outstanding Principal Balance -- With respect to a mortgage loan, the principal balance of such mortgage loan remaining to be paid by the mortgagor or, in the case of an REO Property, the principal balance of the related mortgage loan remaining to be paid by the mortgagor at the time such property was acquired by the trust less any Net Liquidation Proceeds with respect thereto to the extent applied to principal.

Overcollateralization Amount -- With respect to any distribution date, the excess, if any, of (a) the aggregate Scheduled Principal Balance of the mortgage loans as of the last day of the related due period

(after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period, and after reduction for Realized Losses incurred during the related due period and prepayments received during the related prepayment period) over (b) the aggregate Certificate Principal Balance of the Offered Certificates (after taking into account the payment of principal other than any Extra Principal Distribution Amount on such Certificates).

Overcollateralization Release Amount -- With respect to any distribution date, the lesser of (x) Principal Funds for such distribution date and (y) the excess, if any, of (i) the Overcollateralization Amount for such distribution date (assuming that 100% of such principal collections is applied as a principal payment on such distribution date) over (ii) the Overcollateralization Target Amount for such distribution date (with the amount pursuant to clause (y) deemed to be $0 if the Overcollateralization Amount is less than or equal to the Overcollateralization Target Amount on that distribution date).

Overcollateralization Target Amount -- With respect to any distribution date (a) prior to the Stepdown Date, approximately 1.000% of the aggregate Scheduled Principal Balance of the mortgage loans as of the cut-off date, (b) on or after the Stepdown Date and if a Trigger Event is not in effect, the greater of (x)
(i) prior to the distribution date in February 2012, approximately 2.500% of the aggregate Scheduled Principal Balance of the mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period, and after reduction for Realized Losses incurred during the related due period) and (ii) on or after the distribution date in February 2012, approximately 2.000% of the aggregate Scheduled Principal Balance of the mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period, and after reduction for Realized Losses incurred during the related due period), and (y) 0.50% of the aggregate Scheduled Principal Balance of the mortgage loans as of the Cut-off Date and (c) on or after the Stepdown Date and if a Trigger Event is in effect, the Overcollateralization Target Amount for the immediately preceding distribution date. The Overcollateralization Target Amount is expected to be fully funded on the Closing Date.

Pass-Through Rate -- For each class of Offered Certificates, the rate of interest determined with respect thereto as provided in "Description of the Certificates--Interest Distributions" in this prospectus supplement.

Permitted Investment -- As defined in the Agreement.

Prepayment Charge -- With respect to any mortgage loan, the charges or premiums, if any, due in connection with a full or partial prepayment of such mortgage loan in accordance with the terms of the related mortgage note.

Prepayment Interest Shortfalls -- With respect to any distribution date, for each mortgage loan that was the subject of a partial principal prepayment or a principal prepayment in full during the related prepayment period, the amount, if any, by which (i) one month's interest at the applicable net rate on the scheduled principal balance of such mortgage loan immediately prior to such prepayment, or, in the case of a partial principal prepayment, on the amount of such prepayment, exceeds (ii) the amount of interest paid or collected in connection with such principal prepayment less the sum of (a) any prepayment charges relating to such mortgage loan and (b) the Servicing Fee.

Prepayment Period -- With respect to a distribution date, such period as is provided in the related Servicing Agreement with respect to the mortgage loans.


Principal Distribution Amount -- With respect to each distribution date, an amount equal to

                  1. the sum of the amounts in respect of principal for such distribution date set forth in the definition of Available Funds, and

                  2. any Extra Principal Distribution Amount for such distribution date,

                  minus

                  1. any Overcollateralization Release Amount for such distribution date,

                  2. the amount of any Principal Prepayments in full, partial Principal Prepayments, Net Liquidation Proceeds, Repurchase Proceeds and scheduled principal payments, in that order, included in Available Funds for such distribution date that are applied as Interest Funds in connection with any Deferred Interest in accordance with the definition of Net Deferred Interest, and

                  3. any amount reimbursable to the Servicer, the Master Servicer, the Securities Administrator, the Trustee and the Custodian, to the extent not reimbursed from Interest Funds for such Distribution Date.

Principal Funds -- With respect to any distribution date, the sum of the amounts in respect of principal for such distribution date set forth in the definition of Available Funds.

Principal Prepayment -- Any payment (whether partial or full) or other recovery of principal on a mortgage loan which is received in advance of its scheduled Due Date to the extent that it is not accompanied by an amount as to interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment, including Insurance Proceeds and Repurchase Proceeds, but excluding the principal portion of Net Liquidation Proceeds received at the time a mortgage loan becomes a Liquidated Mortgage Loan.

Prohibited Transaction Tax -- A 100% tax imposed on the income derived by a REMIC from a prohibited transaction (as such term is defined in Section 860F(a)(2) of the Code).

Protected Account -- An account or accounts established and maintained for the benefit of certificateholders by the related Servicer with respect to the mortgage loans and with respect to REO Property serviced by the related Servicer pursuant to the related Servicing Agreement.

Rating Agencies -- S&P and Moody's.

Realized Loss -- With respect to a mortgage loan is (1) a Bankruptcy Loss or (2) as to any Liquidated Mortgage Loan, the unpaid principal balance thereof plus accrued and unpaid interest thereon at the related mortgage rate through the last day of the month of liquidation less the Net Liquidation Proceeds with respect to such mortgage loan and the related mortgaged property that are allocated to principal; provided, however, that in the event the related Servicer receives Subsequent Recoveries with respect to any mortgage loan, the amount of the Realized Loss with respect to that mortgage loan will be reduced to the extent such Subsequent Recoveries are applied to increase the Certificate Principal Balance of any class of certificates (other than the interest-only certificates, the Grantor Trust Class 3A-2B Certificates and any non-offered certificates) on any distribution date.

Record Date -- For each class of Adjustable Rate Certificates and each distribution date, the immediately preceding the applicable distribution date so long as the Adjustable Rate Certificates remain in book-entry form; and otherwise the record date shall be the last Business Day of the month preceding the month in which such distribution date occurs. For each class of Variable Rate Certificates and each distribution date, the close of business on the last business day of the month preceding the month in which such distribution date occurs.

Reference Banks -- Leading banks selected by the Securities Administrator and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) which have been designated as such by the Trustee and (iii) which are not controlling, controlled by, or under common control with, the Sponsor, the Depositor or the Master Servicer.

Reference Bank Rate -- With respect to any interest accrual period, the arithmetic mean, rounded upwards, if necessary, to the nearest whole multiple of 0.03125%, of the offered rates for United States dollar deposits for one month that are quoted by the Reference Banks as of 11:00 a.m., New York City time, on the related Interest Determination Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of all classes of adjustable rate certificates bearing interest at an adjustable rate for such interest accrual period, provided that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean, rounded upwards, if necessary, to the nearest whole multiple of 0.03125%, of the rates quoted by one or more major banks in New York City, selected by the Securities Administrator, as of 11:00 a.m., New York City time, on such date for loans in U.S. dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of all classes of adjustable rate certificates bearing interest at an adjustable rate for such interest accrual period.

Regular Certificates -- All classes of Certificates other than the Grantor Trust Class 3A-2B Certificates and residual certificates.

Remaining Excess Spread -- With respect to any distribution date, the Excess Spread less any Extra Principal Distribution Amount for such distribution date.

REMIC -- A real estate mortgage investment conduit as defined in Sections 860A through 860G of the Code.

REO Property -- A mortgaged property acquired by the trust in the name of the Trustee, for the benefit of the Certificateholders, through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted mortgage loan.

Repurchase Price -- With respect to any mortgage loan (or any property acquired with respect thereto) required or permitted to be repurchased by the Sponsor pursuant to the Agreement or the Mortgage Loan Purchase Agreement, an amount equal to the sum of (1) (a) 100% of the Outstanding Principal Balance of such mortgage loan as of the date of repurchase (or if the related mortgaged property was acquired with respect thereto, 100% of the Outstanding Principal Balance of such mortgage loan as of the date of acquisition) plus accrued but unpaid interest on the Outstanding Principal Balance at the related mortgage rate from the date through which interest was last paid on such mortgage loan by the related mortgagor or advanced with respect to such mortgage loan to the first day of the month in which such amount is to be distributed, through and including the last day of the month of repurchase, reduced by (b) any portion of the Master Servicing Compensation, Servicing Fee and Monthly Advances relating to such mortgage loan and advances payable to the purchaser of such mortgage loan and (2) any costs and damages incurred by the trust and the Trustee in connection with any violation of such mortgage loan of any predatory or abusive lending laws.

Repurchase Proceeds -- The Repurchase Price in connection with any repurchase of a mortgage loan by the Sponsor and any cash deposit in connection with the substitution of a mortgage loan. See "Description of the Securities -- Assignment of Trust Fund Assets" in the prospectus and "Pooling and Servicing Agreement-- Representations and Warranties" in this prospectus supplement.

Reserve Fund -- The account to be established and maintained pursuant to the Cap Contracts, which account will be an asset of the trust but not of any REMIC.

Residual Certificates -- The Class R-X and Class R Certificates.

S&P -- Standard & Poor's, a division of The McGraw-Hill Companies, Inc., and any successor in interest.

Scheduled Principal Balance -- With respect to any mortgage loan and any distribution date, the principal balance thereof as of the cut-off date plus any Net Deferred Interest that is added to the principal balance of such mortgage loan, and minus the sum of (1) the principal portion of the scheduled monthly payments due from mortgagors with respect to such mortgage loan during each Due Period ending prior to such distribution date, irrespective of any delinquency in its payment, as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding occurring after the cut-off date) (other than a Deficient Valuation) or any moratorium or similar waiver or grace period), (2) any Principal Prepayments with respect to such mortgage loan received prior to or during the related Prepayment Period, and all Net Liquidation Proceeds relating to such mortgage loan, to the extent applied by the related Servicer as recoveries of principal in accordance with the Agreement or the related Servicing Agreement, that were received by the related Servicer as of the close of business on the last day of the Prepayment Period related to such distribution date and (3) any Realized Loss thereon incurred prior to or during the related Prepayment Period; provided that the Scheduled Principal Balance of any Liquidated Mortgage Loan is zero.

Senior Interest Allocation Percentage -- With respect to the senior certificates related to any sub-loan group and any distribution date, a fraction, expressed as a percentage, the numerator of which is the Interest Funds with respect to the related sub-loan group and that distribution date, and the denominator of which is the aggregate Interest Funds with respect to all three sub-loan groups and that distribution date.

Senior Principal Allocation Percentage -- With respect to the Class A Certificates related to any sub-loan group and any distribution date, a fraction, expressed as a percentage, the numerator of which is the Principal Funds with respect to the related sub-loan group and that distribution date, and the denominator of which is the aggregate Principal Funds with respect to all three sub-loan groups and that distribution date.

Senior Certificates -- The Class A Certificates and the interest-only certificates.

Servicers -- EMC Mortgage Corporation and Countrywide Home Loans Servicing LP.

Servicer Remittance Date -- With respect to each mortgage loan, the 18th day of each month, or if such day is not a business day, then the following business day.

Servicing Fee -- With respect to each mortgage loan, accrued interest at the servicing fee rate with respect to such mortgage loan on the same principal balance on which interest on such mortgage loan accrues for the related calendar month.

Servicing Fee Rate -- The servicing fee rate set forth under the heading "Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

Servicing Agreement -- The related Servicing Agreement specified in the Agreement as having been entered into between the Sponsor and the related Servicer.

SMMEA -- The Secondary Mortgage Market Enhancement Act of 1984, as amended.


Stepdown Date -- the earlier to occur of

         1. the distribution date on which the aggregate Certificate Principal Balance of the Class A Certificates (other than the Grantor Trust Class 3A-2B Certificates) has been reduced to zero and

         2.       the later to occur of

                  (a)      the distribution date occurring in March 2009 and

                  (b) the first distribution date on which the Credit Enhancement Percentage for such distribution date is greater than or equal to (i) on each distribution date prior to the distribution date in February 2012, approximately 23.750% and (ii) on each distribution date on and after the distribution date in February 2012, approximately 19.000%.

Strike Price -- As specified in "Description of the Certificates--The Cap Contracts" in this prospectus supplement.

Subordinate Certificates -- The Class B Certificates.

Subsequent Recoveries -- As of any distribution date, amounts received during the related Due Period by the related Servicer or surplus amounts held by the Master Servicer to cover estimated expenses (including, but not limited to, recoveries in respect of the representations and warranties made by the Sponsor) specifically related to a Liquidated Mortgage Loan or disposition of an REO Property prior to the related Prepayment Period that resulted in a Realized Loss, after liquidation or disposition of such mortgage loan.

Swap Agreement -- The Swap Agreement, dated February 28, 2006, between the Grantor Trustee and the Swap Counterparty.

Swap Counterparty -- Bear Stearns Capital Markets Inc.

Swap Counterparty Payment -- An amount on a distribution date, as calculated by the Swap Counterparty and reported to the Securities Administrator, equal to the sum of:

                  (i) the product of the Certificate Principal Balance of the underlying Class 3A-2B Certificates as of the close of business on the distribution date immediately prior to the related distribution date and 0.110% per annum (with respect to a distribution date prior to the first possible optional termination date) or 0.310% per annum (with respect to a distribution date following the first possible optional termination date) (calculated on the basis of a 360-day year consisting of twelve 30-day months for an interest accrual period relating to the underlying Class 3A-2B Certificates);

                  (ii) any Basis Risk Shortfall Carry Forward Amount paid to the underlying Class 3A-2B Certificates from the Basis Risk Reserve Fund on the related distribution date;

                  (iii) the product of (i) the aggregate Net Deferred Interest allocated to the underlying Class 3A-2B Certificates prior to such distribution date and unpaid as of such distribution date and (b) the Pass-Through Rate for the underlying Class 3A-2B Certificates; and

                  (iv) the amount of any amounts payable to the underlying Class 3A-2B Certificates under the related Cap Contract on such distribution date.

Swap Net Payment -- An amount, as of any distribution date, equal to the difference between the Swap Counterparty Payment and the Swap Grantor Trust Payment and which is payable (i) by the Swap Counterparty to the Grantor Trust if the Swap Grantor Trust Payment is greater than the Swap Counterparty Payment or (ii) by the Grantor Trust to the Swap Counterparty if the Swap Counterparty Payment is greater than the Swap Grantor Trust Payment.

Swap Early Termination -- An early termination of the Swap Agreement in connection with either a default by the Swap Counterparty or the Grantor Trust or the occurrence of a termination event under the Swap Agreement.

Swap Counterparty Default - A Swap Early Termination where the Swap Counterparty is either the Defaulting Party or the Affected Party (each as defined in the Swap Agreement).

Swap Grantor Trust Payment - An amount, as calculated by the Swap Counterparty and reported to the Securities Administrator, equal to interest accrued (calculated on the basis of a 360-day year consisting of twelve 30-day months for an interest accrual period relating to the underlying Class 3A-2B Certificates), on the balance equal to the Certificate Principal Balance of the underlying Class 3A-2B Certificates as of the close of business on the distribution date immediately prior to the related distribution date, at a rate equal to the following:

         (i) if (A) each of (1)10.50% per annum and (2) One-Month LIBOR plus 0.200% per annum (with respect to a distribution date prior to the first possible optional termination date) or One-Month LIBOR plus 0.200% per annum (with respect to a distribution date following the first possible optional termination date), as applicable, exceeds (B) the weighted average of the net rates on the mortgage loans, then the rate shall equal the excess of (A)(2) over
(B); and

         (ii) if each of the weighted average of the net rates on the mortgage loans and One-Month LIBOR plus 0.200% per annum (with respect to a distribution date prior to the first possible optional termination date) or One-Month LIBOR plus 0.200% per annum (with respect to a distribution date following the first possible optional termination date), as applicable, exceeds 10.50% per annum, then the rate shall equal the excess of (X) One-Month LIBOR plus 0.200% per annum (with respect to a distribution date prior to the first possible optional termination date) or One-Month LIBOR plus 0.200% per annum (with respect to a distribution date following the first possible optional termination date), as applicable, over (Y) 10.50% per annum.

Swap Termination Date -- The date on which the Swap Agreement is terminated because of a Swap Default.

Trigger Event -- With respect to any distribution date, a violation of either the Cumulative Loss Test or the Delinquency Test.

Trust -- Structured Asset Mortgage Investments II Trust 2006-AR1.

Unpaid Realized Loss Amount -- With respect to any class of Offered Certificates (other than the interest-only certificates) and as to any distribution date, the excess of

         1. Applied Realized Loss Amounts with respect to such class over

         2. the sum of all distributions in reduction of the Applied Realized Loss Amounts on all previous distribution dates.

         Any amounts distributed to a class of Offered Certificates (other than the interest-only certificates) in respect of any Unpaid Realized Loss Amount will not be applied to reduce the Certificate Principal Balance of such Class.

                                   SCHEDULE A

                 CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
   The description herein of the Mortgage Loans is based upon the estimates of the composition thereof as of the Cut-off Date, as adjusted to reflect the Principal Balances as of the Cut-off Date. Prior to the issuance of the Certificates, Mortgage Loans may be removed as a result of (i) Principal Prepayments thereof in full prior to February 1, 2006, (ii) requirements of Moody's or S&P, or (iii) delinquencies, or otherwise. In any such event, other mortgage loans may be included in the Trust. SAMI II believes that the estimated information set forth herein with respect to the Mortgage Loans as presently constituted is representative of the characteristics thereof at the time the Certificates are issued, although certain characteristics of the Mortgage Loans may vary.

                     PRINCIPAL BALANCES OF THE MORTGAGE LOANS AT ORIGINATION

                                                              AGGREGATE
                                            NUMBER OF      PRINCIPAL BALANCE           % OF
                                            MORTGAGE         OUTSTANDING AS          MORTGAGE
ORIGINAL PRINCIPAL BALANCE ($)                LOANS           CUT-OFF DATE             LOANS
------------------------------             -----------    --------------------     ------------
            0  -  100,000                        85          $     7,080,303            0.50 %
      100,001  -  200,000                       966              149,474,401           10.58
      200,001  -  300,000                       991              245,329,977           17.36
      300,001  -  400,000                       720              252,946,495           17.90
      400,001  -  500,000                       451              203,576,261           14.40
      500,001  -  600,000                       346              189,933,644           13.44
      600,001  -  700,000                       197              126,513,537            8.95
      700,001  -  800,000                        74               54,855,347            3.88
      800,001  -  900,000                        38               32,195,061            2.28
      900,001  -  1,000,000                      57               55,438,431            3.92
    1,000,001  -  1,100,000                       7                7,298,463            0.52
    1,100,001  -  1,200,000                      20               23,124,293            1.64
    1,200,001  -  1,300,000                       9               11,262,952            0.80
    1,300,001  -  1,400,000                       4                5,422,589            0.38
    1,400,001  -  1,500,000                      15               22,059,173            1.56
    1,500,001 or  Greater                        14               26,883,275            1.90
                                           ----------------------------------------------------
         Total                                3,994          $ 1,413,394,201          100.00 %
                                           ====================================================

Minimum Original Principal Balance:                    $29,750
Maximum Original Principal Balance:                    $2,850,000
Average Original Principal Balance:                    $354,581


              PRINCIPAL BALANCES OF THE MORTGAGE LOANS AS OF THE CUT-OFF DATE


                                                              AGGREGATE
                                            NUMBER OF      PRINCIPAL BALANCE           % OF
                                            MORTGAGE         OUTSTANDING AS          MORTGAGE
PRINCIPAL BALANCE ($)                         LOANS           CUT-OFF DATE             LOANS
---------------------                      -----------    --------------------     ------------
            0  -  100,000                        86          $     7,129,241            0.50 %
      100,001  -  200,000                       964              149,222,680           10.56
      200,001  -  300,000                       986              243,726,726           17.24
      300,001  -  400,000                       712              249,110,295           17.63
      400,001  -  500,000                       457              205,208,934           14.52
      500,001  -  600,000                       355              194,536,686           13.76
      600,001  -  700,000                       196              125,920,055            8.91
      700,001  -  800,000                        74               54,855,347            3.88
      800,001  -  900,000                        37               31,294,957            2.21
      900,001  -  1,000,000                      53               51,323,576            3.63
    1,000,001  -  1,100,000                      12               12,313,422            0.87
    1,100,001  -  1,200,000                      19               21,924,016            1.55
    1,200,001  -  1,300,000                      10               12,463,229            0.88
    1,300,001  -  1,400,000                       4                5,422,589            0.38
    1,400,001  -  1,500,000                      14               20,551,442            1.45
    1,500,001 or  Greater                        15               28,391,006            2.01
                                           ----------------------------------------------------
         Total                                3,994          $ 1,413,394,201          100.00 %
                                           ====================================================

Minimum Principal Balance:                             $29,683
Maximum Principal Balance:                             $2,846,550
Average Principal Balance:                             $353,879


               MORTGAGE RATES OF THE MORTGAGE LOANS AS OF THE CUT-OFF DATE


                                                              AGGREGATE
                                            NUMBER OF      PRINCIPAL BALANCE           % OF
                                            MORTGAGE         OUTSTANDING AS          MORTGAGE
MORTGAGE INTEREST RATES(%)                    LOANS           CUT-OFF DATE             LOANS
------------------------------             -----------    --------------------     ------------
           1.000   - 1.249                      144          $    60,884,850            4.31 %
           1.500   - 1.749                       82               34,027,274            2.41
           1.750   - 1.999                       51               21,266,915            1.50
           2.000   - 2.249                       58               22,221,455            1.57
           2.250   - 2.499                       13                5,315,630            0.38
           2.500   - 2.749                       19                3,881,190            0.27
           2.750   - 2.999                        4                1,177,306            0.08
           3.000   - 3.249                        7                1,874,374            0.13
           3.250   - 3.499                       18                5,393,689            0.38
           3.500   - 3.749                        3                  689,250            0.05
           3.750   - 3.999                        4                1,127,547            0.08
           4.250   - 4.499                        2                  306,266            0.02
           4.500   - 4.749                        3                1,031,243            0.07
           5.250   - 5.499                        2                1,082,688            0.08
           5.500   - 5.749                        6                2,815,525            0.20
           5.750   - 5.999                       18               14,324,038            1.01
           6.000   - 6.249                       72               37,073,699            2.62
           6.250   - 6.499                      236              107,008,901            7.57
           6.500   - 6.749                      342              133,741,898            9.46
           6.750   - 6.999                      714              283,025,626           20.02
           7.000   - 7.249                    1,726              519,432,017           36.75
           7.250   - 7.499                      255               85,218,126            6.03
           7.500   - 7.749                      130               43,716,910            3.09
           7.750   - 7.999                       52               18,317,661            1.30
           8.000   - 8.249                        9                2,603,796            0.18
           8.250   - 8.499                       15                3,457,652            0.24
           8.500   - 8.749                        7                1,805,339            0.13
           9.500   - 9.749                        1                  350,073            0.02
           9.750   - 9.999                        1                  223,263            0.02
                                           ----------------------------------------------------
                Total                         3,994          $ 1,413,394,201          100.00 %
                                           ====================================================

 Minimum Mortgage Rate:                                1.000%
 Maximum Mortgage Rate:                                9.950%
 Weighted Average Mortgage Rate:                       6.331%





        ORIGINAL LOAN-TO-VALUE RATIOS* OF THE MORTGAGE LOANS AS OF THE CUT OFF DATE


                                                              AGGREGATE
                                            NUMBER OF      PRINCIPAL BALANCE           % OF
                                            MORTGAGE         OUTSTANDING AS          MORTGAGE
ORIGINAL LOAN-TO-VALUE RATIOS(%)              LOANS           CUT-OFF DATE             LOANS
--------------------------------           -----------    --------------------     ------------
            0.00  -  30.00                        9          $     2,811,243            0.20 %
           30.01  -  40.00                       30                9,446,149            0.67
           40.01  -  50.00                       68               31,680,528            2.24
           50.01  -  55.00                       46               20,274,719            1.43
           55.01  -  60.00                       71               32,304,371            2.29
           60.01  -  65.00                      128               58,095,172            4.11
           65.01  -  70.00                      298              134,613,552            9.52
           70.01  -  75.00                      438              211,770,640           14.98
           75.01  -  80.00                    2,662              850,601,630           60.18
           80.01  -  85.00                       25                6,041,613            0.43
           85.01  -  90.00                      151               39,732,019            2.81
           90.01  -  95.00                       68               16,022,565            1.13
                                           ----------------------------------------------------
         Total                                3,994          $ 1,413,394,201          100.00 %
                                           ====================================================

Weighted Average Original Loan-to-Value:               75.57%

*Loan to Value Ratios are calculated by taking the Original Principal
 Balance and dividing by the lesser of the original or current appraised value of the related Mortgaged Property and the sales price of the related Mortgaged Property.


                     GEOGRAPHIC DISTRIBUTION* OF THE MORTGAGED PROPERTIES


                                                              AGGREGATE
                                            NUMBER OF      PRINCIPAL BALANCE           % OF
                                            MORTGAGE         OUTSTANDING AS          MORTGAGE
GEOGRAPHIC DISTRIBUTION                       LOANS           CUT-OFF DATE             LOANS
-----------------------                    -----------    --------------------     ------------
Alabama                                          10          $     3,345,752            0.24 %
Alaska                                            2                  435,159            0.03
Arizona                                         204               61,239,379            4.33
Arkansas                                          4                  867,829            0.06
California                                    1,299              611,865,088           43.29
Colorado                                        157               37,589,634            2.66
Connecticut                                      24               10,057,408            0.71
Delaware                                         13                6,150,250            0.44
District of Columbia                              8                2,806,882            0.20
Florida                                         636              189,469,202           13.41
Georgia                                         117               28,716,110            2.03
Hawaii                                           27               15,797,297            1.12
Idaho                                            21                5,903,272            0.42
Illinois                                         56               18,100,636            1.28
Indiana                                          24                5,139,643            0.36
Iowa                                              3                  354,901            0.03
Kansas                                            2                  320,091            0.02
Kentucky                                          7                1,678,372            0.12
Louisiana                                         5                  545,207            0.04
Maine                                             2                  836,163            0.06
Maryland                                        100               36,995,129            2.62
Massachusetts                                    30               13,569,234            0.96
Michigan                                         94               21,352,786            1.51
Minnesota                                        86               20,255,838            1.43
Mississippi                                       4                  906,831            0.06
Missouri                                         24                5,654,641            0.40
Montana                                           4                1,070,959            0.08
Nebraska                                          4                  713,917            0.05
Nevada                                          155               51,331,479            3.63
New Hampshire                                     9                2,360,306            0.17
New Jersey                                       95               33,122,381            2.34
New Mexico                                       18                4,500,392            0.32
New York                                         37               15,603,491            1.10
North Carolina                                   62               17,715,155            1.25
North Dakota                                      2                  172,794            0.01
Ohio                                             93               17,645,620            1.25
Oklahoma                                         13                2,256,994            0.16
Oregon                                           25                7,114,067            0.50
Pennsylvania                                     62               18,047,473            1.28
Rhode Island                                     19                5,974,704            0.42
South Carolina                                   22                6,485,767            0.46
South Dakota                                      5                  780,738            0.06
Tennessee                                        20                3,856,356            0.27
Texas                                            38               10,599,518            0.75
Utah                                             36                9,138,569            0.65
Vermont                                           2                  426,932            0.03
Virginia                                        192               68,396,586            4.84
Washington                                       92               28,761,946            2.04
West Virginia                                     1                  185,000            0.01
Wisconsin                                        28                6,972,710            0.49
Wyoming                                           1                  207,614            0.01
                                           ----------------------------------------------------
         Total                                3,994          $ 1,413,394,201          100.00 %
                                           ====================================================


*No more than approximately 0.29% of the Mortgage Loans by Principal
 Balance in the pool will be secured by properties located in any one zip code area.

               CREDIT SCORES AS OF THE DATE OF ORIGINATION OF THE MORTGAGE LOANS

                                                              AGGREGATE
                                            NUMBER OF      PRINCIPAL BALANCE           % OF
                                            MORTGAGE         OUTSTANDING AS          MORTGAGE
RANGE OF CREDIT SCORES                        LOANS           CUT-OFF DATE             LOANS
----------------------                     -----------    --------------------     ------------
              N/A                                13          $     3,753,307            0.27 %
           560   - 579                            2                1,211,619            0.09
           580   - 599                            1                  249,221            0.02
           600   - 619                           13                6,779,520            0.48
           620   - 639                          181               62,742,000            4.44
           640   - 659                          336              104,189,686            7.37
           660   - 679                          530              191,304,660           13.54
           680   - 699                          503              184,301,628           13.04
           700   - 719                          686              234,907,530           16.62
           720   - 739                          555              191,955,706           13.58
           740   - 759                          477              174,429,023           12.34
           760   - 779                          377              134,676,081            9.53
           780   - 799                          249               95,422,547            6.75
           800   - 819                           69               26,287,545            1.86
           820   - 839                            1                  637,412            0.05
           880   - 899                            1                  546,714            0.04
                                           ----------------------------------------------------
         Total                                3,994          $ 1,413,394,201          100.00 %
                                           ====================================================

Non-Zero Weighted Average Credit Score:                713


                             PROPERTY TYPES OF MORTGAGED PROPERTIES

                                                              AGGREGATE
                                            NUMBER OF      PRINCIPAL BALANCE           % OF
                                            MORTGAGE         OUTSTANDING AS          MORTGAGE
PROPERTY TYPE                                 LOANS           CUT-OFF DATE             LOANS
-------------                              -----------    --------------------     ------------
2-4 Family                                      149          $    59,616,927            4.22 %
CO-OP                                             2                  440,926            0.03
Condominium                                     443              133,870,716            9.47
PUD                                           1,128              411,269,210           29.10
Single Family                                 2,267              806,692,453           57.07
Townhouse                                         5                1,503,970            0.11
                                           ----------------------------------------------------
         Total                                3,994          $ 1,413,394,201          100.00 %
                                           ====================================================


                          OCCUPANCY STATUS OF MORTGAGED PROPERTIES


                                                              AGGREGATE
                                            NUMBER OF      PRINCIPAL BALANCE          % OF
                                            MORTGAGE         OUTSTANDING AS          MORTGAGE
OCCUPANCY STATUS                              LOANS           CUT-OFF DATE             LOANS
----------------                           -----------    --------------------     ------------
Investor                                        264          $    69,584,765            4.92 %
Owner Occupied                                3,276            1,195,131,645           84.56
Second Home                                     454              148,677,792           10.52
                                           ----------------------------------------------------
         Total                                3,994          $ 1,413,394,201          100.00 %
                                           ====================================================

                                   LOAN PURPOSE OF THE MORTGAGE LOANS

                                                              AGGREGATE
                                            NUMBER OF      PRINCIPAL BALANCE           % OF
                                            MORTGAGE         OUTSTANDING AS          MORTGAGE
LOAN PURPOSE                                  LOANS           CUT-OFF DATE             LOANS
------------                               -----------    --------------------     ------------
Cash Out Refinance                            1,590          $   564,993,802           39.97 %
Purchase                                      1,778              627,212,618           44.38
Rate / Term Refinance                           626              221,187,782           15.65
                                           ----------------------------------------------------
         Total                                3,994          $ 1,413,394,201          100.00 %
                                           ====================================================


                           DOCUMENTATION TYPE OF THE MORTGAGE LOANS

                                                              AGGREGATE
                                            NUMBER OF      PRINCIPAL BALANCE           % OF
                                            MORTGAGE         OUTSTANDING AS          MORTGAGE
DOCUMENTATION TYPE                            LOANS           CUT-OFF DATE             LOANS
------------------                         -----------    --------------------     ------------
Full/Alternative                              1,057          $   307,818,804           21.78 %
Limited                                          13                5,229,673            0.37
No Income/No Asset                                8                4,277,385            0.30
No Ratio                                          3                  965,343            0.07
Stated Income                                 2,631            1,000,652,554           70.80
Stated/Stated                                   282               94,450,442            6.68
                                           ----------------------------------------------------
         Total                                3,994          $ 1,413,394,201          100.00 %
                                           ====================================================


                   ORIGINAL TERMS TO STATED MATURITY OF THE MORTGAGE LOANS

                                                              AGGREGATE
                                            NUMBER OF      PRINCIPAL BALANCE           % OF
                                            MORTGAGE         OUTSTANDING AS          MORTGAGE
ORIGINAL TERM                                 LOANS           CUT-OFF DATE             LOANS
-------------                              -----------    --------------------     ------------
1 - 300 Months                                    1          $       327,418            0.02 %
301 Months or Greater                         3,993            1,413,066,783           99.98
                                           ----------------------------------------------------
         Total                                3,994          $ 1,413,394,201          100.00 %
                                           ====================================================

Minimum Original Term to Stated Maturity (Mths):             300
Maximum Original Term to Stated Maturity (Mths):             480
Weighted Average Original Term to Stated Maturity (Mths):    365


                    REMAINING TERMS TO STATED MATURITY OF THE MORTGAGE LOANS

                                                              AGGREGATE
                                            NUMBER OF      PRINCIPAL BALANCE           % OF
                                            MORTGAGE         OUTSTANDING AS          MORTGAGE
STATED REMAINING TERM                         LOANS           CUT-OFF DATE             LOANS
---------------------                      -----------    --------------------     ------------
 240 -  299 Months                                1          $       327,418            0.02 %
 300 -  359 Months                            3,592            1,271,280,354           89.95
360 Months or Greater                           401              141,786,429           10.03
                                           ----------------------------------------------------
         Total                                3,994          $ 1,413,394,201          100.00 %
                                           ====================================================

Minimum Remaining Term to Stated Maturity (Mths):            294
Maximum Remaining Term to Stated Maturity (Mths):            480
Weighted Average Remaining Term to Stated Maturity (Mths):   363


                                  INDEX OF THE MORTGAGE LOANS

                                                              AGGREGATE
                                            NUMBER OF      PRINCIPAL BALANCE           % OF
                                            MORTGAGE         OUTSTANDING AS          MORTGAGE
INDEX                                         LOANS           CUT-OFF DATE             LOANS
-----                                      -----------    --------------------     ------------
WSJ-1MLIBOR                                     279          $   100,873,093            7.14 %
MTA                                           3,715            1,312,521,108           92.86
                                           ----------------------------------------------------
         Total                                3,994          $ 1,413,394,201          100.00 %
                                           ====================================================


                        RATE ADJUSTMENT FREQUENCY OF THE MORTGAGE LOANS

                                                              AGGREGATE
                                            NUMBER OF      PRINCIPAL BALANCE           % OF
                                            MORTGAGE         OUTSTANDING AS          MORTGAGE
RATE ADJUSTMENT FREQUENCY                     LOANS           CUT-OFF DATE             LOANS
-------------------------                  -----------    --------------------     ------------
1 Month                                       3,994          $ 1,413,394,201          100.00 %
                                           ----------------------------------------------------
         Total                                3,994          $ 1,413,394,201          100.00 %
                                           ====================================================


                           PAYMENT ADJUSTMENT FREQUENCY OF THE MORTGAGE LOANS

                                                              AGGREGATE
                                            NUMBER OF      PRINCIPAL BALANCE           % OF
                                            MORTGAGE         OUTSTANDING AS          MORTGAGE
PAY ADJUSTMENT FREQUENCY                      LOANS           CUT-OFF DATE             LOANS
------------------------                   -----------    --------------------     ------------
1 Year                                        3,994          $ 1,413,394,201          100.00 %
                                           ----------------------------------------------------
         Total                                3,994          $ 1,413,394,201          100.00 %
                                           ====================================================


                      MONTHS TO NEXT RATE ADJUSTMENT* OF THE MORTGAGE LOANS

                                                              AGGREGATE
                                            NUMBER OF      PRINCIPAL BALANCE           % OF
                                            MORTGAGE         OUTSTANDING AS          MORTGAGE
MONTHS TO NEXT RATE ADJUST                    LOANS           CUT-OFF DATE             LOANS
--------------------------                 -----------    --------------------     ------------
1                                             3,954          $ 1,400,343,731           99.08 %
2                                                33               11,242,471            0.80
3                                                 7                1,808,000            0.13
                                           ----------------------------------------------------
         Total                                3,994          $ 1,413,394,201          100.00 %
                                           ====================================================

Weighted Average Next Rate Adjustment (Mths):          1

*Months to next rate adjustment is calculated by using next rate adjustment for loans that are fully indexed.



                       MAXIMUM LIFETIME MORTGAGE RATE OF THE MORTGAGE LOANS

                                                              AGGREGATE
                                            NUMBER OF      PRINCIPAL BALANCE           % OF
                                            MORTGAGE         OUTSTANDING AS          MORTGAGE
MAXIMUM MORTGAGE RATE (%)                     LOANS           CUT-OFF DATE             LOANS
-------------------------                  -----------    --------------------     ------------
        0.001     9.750                           4          $     1,657,441            0.12 %
        9.751  -  10.000                      3,484            1,207,752,199           85.45
       10.001  -  10.250                          1                  501,953            0.04
       10.251  -  10.500                          8                1,563,057            0.11
       10.501  -  10.750                          1                  200,845            0.01
       10.751  -  11.000                        474              191,585,865           13.56
       11.001  -  11.250                          2                  430,393            0.03
       11.251  -  11.500                          4                1,388,660            0.10
       11.501  -  11.750                          1                  395,870            0.03
       11.751  -  12.000                         12                7,531,117            0.53
       13.001  -  13.250                          1                  175,212            0.01
       13.251  -  13.500                          1                  121,791            0.01
       14.001 or Greater                          1                   89,799            0.01
                                           ----------------------------------------------------
         Total                                3,994          $ 1,413,394,201          100.00 %
                                           ====================================================

Weighted Average Maximum Mortgage Rate:                10.100%


                               PERIODIC RATE CAP OF THE MORTGAGE LOANS


                                                              AGGREGATE
                                            NUMBER OF      PRINCIPAL BALANCE           % OF
                                            MORTGAGE         OUTSTANDING AS          MORTGAGE
PERIODIC RATE CAP (%)                         LOANS           CUT-OFF DATE             LOANS
---------------------                      -----------    --------------------     ------------
NonCapped                                     3,994          $ 1,413,394,201          100.00 %
                                           ----------------------------------------------------
         Total                                3,994          $ 1,413,394,201          100.00 %
                                           ====================================================

Non-Zero Weighted Average Periodic Rate Cap:           NonCapped


                             INITIAL RATE CAP OF THE MORTGAGE LOANS

                                                              AGGREGATE
                                            NUMBER OF      PRINCIPAL BALANCE           % OF
                                            MORTGAGE         OUTSTANDING AS          MORTGAGE
INITIAL RATE CAP (%)                          LOANS           CUT-OFF DATE             LOANS
--------------------                       -----------    --------------------     ------------
NonCapped                                     3,994          $ 1,413,394,201          100.00 %
                                           ----------------------------------------------------
         Total                                3,994          $ 1,413,394,201          100.00 %
                                           ====================================================

Non-Zero Weighted Average Periodic Rate Cap:           NonCapped


                               GROSS MARGIN OF THE MORTGAGE LOANS

                                                              AGGREGATE
                                            NUMBER OF      PRINCIPAL BALANCE           % OF
                                            MORTGAGE         OUTSTANDING AS          MORTGAGE
GROSS MARGIN (%)                              LOANS           CUT-OFF DATE             LOANS
----------------                           -----------    --------------------     ------------
           0.001 -   1.500                        2          $       914,397            0.06 %
           1.751 -   2.000                        2                1,082,688            0.08
           2.001 -   2.250                       16               11,186,752            0.79
           2.251 -   2.500                       88               48,802,023            3.45
           2.501 -   2.750                      137               61,653,931            4.36
           2.751 -   3.000                      470              184,780,633           13.07
           3.001 or Greater                   3,279            1,104,973,777           78.18
                                           ----------------------------------------------------
                 Total                        3,994          $ 1,413,394,201          100.00 %
                                           ====================================================

Weighted Average Gross Margin:                         3.257%




               PRINCIPAL BALANCES OF THE MORTGAGE LOANS AT ORIGINATION IN GROUP I

                                                              AGGREGATE
                                            NUMBER OF      PRINCIPAL BALANCE           % OF
                                            MORTGAGE         OUTSTANDING AS          MORTGAGE
ORIGINAL PRINCIPAL BALANCE ($)                LOANS           CUT-OFF DATE             LOANS
------------------------------             -----------    --------------------     ------------
            0  -  100,000                         6          $     474,767              0.47 %
      100,001  -  200,000                        62             10,153,760             10.07
      200,001  -  300,000                        76             19,205,999             19.04
      300,001  -  400,000                        41             14,290,980             14.17
      400,001  -  500,000                        33             14,673,884             14.55
      500,001  -  600,000                        27             14,743,826             14.62
      600,001  -  700,000                        15              9,622,836              9.54
      700,001  -  800,000                         8              6,033,064              5.98
      800,001  -  900,000                         2              1,661,034              1.65
      900,001  -  1,000,000                       3              2,919,217              2.89
    1,000,001  -  1,100,000                       1              1,020,182              1.01
    1,100,001  -  1,200,000                       3              3,432,589              3.40
    1,200,001  -  1,300,000                       1              1,244,291              1.23
    1,300,001 -   1,400,000                       1              1,396,664              1.38
                                           ----------------------------------------------------
         Total                                  279          $ 100,873,093            100.00 %
                                           ====================================================

Minimum Original Principal Balance:                    $52,500
Maximum Original Principal Balance:                    $1,400,000
Average Original Principal Balance:                    $363,222


             PRINCIPAL BALANCES OF THE MORTGAGE LOANS AS OF THE CUT-OFF DATE IN GROUP I

                                                              AGGREGATE
                                            NUMBER OF      PRINCIPAL BALANCE           % OF
                                            MORTGAGE         OUTSTANDING AS          MORTGAGE
PRINCIPAL BALANCE ($)                         LOANS           CUT-OFF DATE             LOANS
---------------------                      -----------    --------------------     ------------
            0  -  100,000                         6          $     474,767              0.47 %
      100,001  -  200,000                        62             10,153,760             10.07
      200,001  -  300,000                        76             19,205,999             19.04
      300,001  -  400,000                        41             14,290,980             14.17
      400,001  -  500,000                        33             14,673,884             14.55
      500,001  -  600,000                        27             14,743,826             14.62
      600,001  -  700,000                        15              9,622,836              9.54
      700,001  -  800,000                         8              6,033,064              5.98
      800,001  -  900,000                         2              1,661,034              1.65
      900,001  -  1,000,000                       3              2,919,217              2.89
    1,000,001  -  1,100,000                       1              1,020,182              1.01
    1,100,001  -  1,200,000                       3              3,432,589              3.40
    1,200,001  -  1,300,000                       1              1,244,291              1.23
    1,300,001 -   1,400,000                       1              1,396,664              1.38
                                           ----------------------------------------------------
         Total                                  279          $ 100,873,093            100.00 %
                                           ====================================================

Minimum Principal Balance:                             $52,225
Maximum Principal Balance:                             $1,396,664
Average Principal Balance:                             $361,552



              MORTGAGE RATES OF THE MORTGAGE LOANS AS OF THE CUT-OFF DATE IN GROUP I



                                                              AGGREGATE
                                            NUMBER OF      PRINCIPAL BALANCE           % OF
                                            MORTGAGE         OUTSTANDING AS          MORTGAGE
MORTGAGE INTEREST RATES(%)                    LOANS           CUT-OFF DATE             LOANS
------------------------------             -----------    --------------------     ------------
           1.000   - 1.249                       32          $  14,273,561             14.15 %
           1.750   - 1.999                        2                443,025              0.44
           2.000   - 2.249                        6              1,589,437              1.58
           3.250   - 3.499                        1                132,363              0.13
           6.500   - 6.749                        1                283,196              0.28
           6.750   - 6.999                       16              7,334,724              7.27
           7.000   - 7.249                       15              6,037,933              5.99
           7.250   - 7.499                       78             22,855,728             22.66
           7.500   - 7.749                       77             29,495,013             29.24
           7.750   - 7.999                       46             16,785,554             16.64
           8.000   - 8.249                        1                382,034              0.38
           8.250   - 8.499                        1                553,012              0.55
           8.500   - 8.749                        2                484,251              0.48
           9.750   - 9.999                        1                223,263              0.22
                                           ----------------------------------------------------
               Total                            279          $ 100,873,093            100.00 %
                                           ====================================================

Minimum Mortgage Rate:                                 1.000%
Maximum Mortgage Rate:                                 9.950%
Weighted Average Mortgage Rate:                        6.468%


  ORIGINAL LOAN-TO-VALUE RATIOS* OF THE MORTGAGE LOANS AS OF THE CUT OFF DATE IN GROUP I

                                                              AGGREGATE
                                            NUMBER OF      PRINCIPAL BALANCE           % OF
                                            MORTGAGE         OUTSTANDING AS          MORTGAGE
MORTGAGE INTEREST RATIOS (%)                  LOANS           CUT-OFF DATE             LOANS
------------------------------             -----------    --------------------     ------------
           30.01  -  40.00                        6          $   1,904,803              1.89 %
           40.01  -  50.00                       10              5,467,425              5.42
           50.01  -  55.00                        8              4,044,643              4.01
           55.01  -  60.00                        8              3,605,638              3.57
           60.01  -  65.00                       15              7,406,855              7.34
           65.01  -  70.00                       17              7,069,157              7.01
           70.01  -  75.00                       27             12,179,199             12.07
           75.01  -  80.00                      175             55,716,106             55.23
           80.01  -  85.00                        1                179,168              0.18
           85.01  -  90.00                        4              1,423,135              1.41
           90.01  -  95.00                        8              1,876,964              1.86
                                           ----------------------------------------------------
               Total                            279          $ 100,873,093            100.00 %
                                           ====================================================

Weighted Average Original Loan-to-Value:                     72.86%

*Loan to Value Ratios are calculated by taking the Original Principal Balance and dividing by the lesser of the original or current appraised value of the related Mortgaged Property and the sale price of the related Mortgaged
 Property.


               GEOGRAPHIC DISTRIBUTION* OF THE MORTGAGED PROPERTIES IN GROUP I


                                                              AGGREGATE
                                            NUMBER OF      PRINCIPAL BALANCE           % OF
                                            MORTGAGE         OUTSTANDING AS          MORTGAGE
GEOGRAPHIC DISTRIBUTION                       LOANS           CUT-OFF DATE             LOANS
-----------------------                    -----------    --------------------     ------------
Arizona                                          33          $  10,534,437             10.44 %
California                                       64             30,060,282             29.80
Colorado                                         12              3,710,759              3.68
Delaware                                          7              3,835,893              3.80
District of Columbia                              1                637,582              0.63
Florida                                          31              8,733,758              8.66
Georgia                                           8              3,231,937              3.20
Hawaii                                            3              2,277,765              2.26
Idaho                                             5              1,471,225              1.46
Illinois                                          8              2,871,162              2.85
Indiana                                           2                647,750              0.64
Maine                                             1                495,816              0.49
Maryland                                          5              1,927,898              1.91
Massachusetts                                     8              2,658,787              2.64
Michigan                                          5                815,859              0.81
Minnesota                                        10              1,957,917              1.94
Nebraska                                          1                299,285              0.30
Nevada                                            6              2,451,448              2.43
New Hampshire                                     2                617,265              0.61
New Jersey                                       11              3,762,592              3.73
New Mexico                                        2                577,177              0.57
New York                                          1                628,925              0.62
North Carolina                                    3              2,089,267              2.07
Ohio                                              7              1,247,304              1.24
Oregon                                            2                895,993              0.89
Pennsylvania                                     11              3,080,629              3.05
Rhode Island                                      4              1,103,567              1.09
South Carolina                                    1                148,830              0.15
Utah                                              1                224,103              0.22
Virginia                                         16              4,895,268              4.85
Washington                                        8              2,982,612              2.96
                                           ----------------------------------------------------
         Total                                  279          $ 100,873,093            100.00 %
                                           ====================================================

*No more than approximately 1.74% of the Mortgage Loans by Principal
 Balance in the pool will be secured by properties located in any one zip code area.




       CREDIT SCORES AS OF THE DATE OF ORIGINATION OF THE MORTGAGE LOANS IN GROUP I


                                                              AGGREGATE
                                            NUMBER OF      PRINCIPAL BALANCE           % OF
                                            MORTGAGE         OUTSTANDING AS          MORTGAGE
RANGE OF CREDIT SCORES                        LOANS           CUT-OFF DATE             LOANS
----------------------                     -----------    --------------------     ------------
           620   - 639                            2          $     271,369              0.27 %
           640   - 659                            7              1,954,680              1.94
           660   - 679                           17              7,832,803              7.77
           680   - 699                           24              7,654,531              7.59
           700   - 719                           45             15,620,473             15.49
           720   - 739                           47             16,909,767             16.76
           740   - 759                           52             22,224,203             22.03
           760   - 779                           41             14,211,578             14.09
           780   - 799                           35             11,328,958             11.23
           800   - 819                            9              2,864,732              2.84
                                           ----------------------------------------------------
         Total                                  279          $ 100,873,093            100.00 %
                                           ====================================================

Non-Zero Weighted Average Credit Score:                735


                      PROPERTY TYPES OF MORTGAGED PROPERTIES IN GROUP I

                                                              AGGREGATE
                                            NUMBER OF      PRINCIPAL BALANCE           % OF
                                            MORTGAGE         OUTSTANDING AS          MORTGAGE
PROPERTY TYPE                                 LOANS           CUT-OFF DATE             LOANS
-------------                              -----------    --------------------     ------------
2-4 Family                                        3          $   1,079,248              1.07 %
Condominium                                      38             13,776,687             13.66
PUD                                              89             31,692,972             31.42
Single Family                                   149             54,324,186             53.85
                                           ----------------------------------------------------
         Total                                  279          $ 100,873,093            100.00 %
                                           ====================================================


                      OCCUPANCY STATUS OF MORTGAGED PROPERTIES IN GROUP I

                                                              AGGREGATE
                                            NUMBER OF      PRINCIPAL BALANCE           % OF
                                            MORTGAGE         OUTSTANDING AS          MORTGAGE
OCCUPANCY STATUS                              LOANS           CUT-OFF DATE             LOANS
----------------                           -----------    --------------------     ------------
Investor                                         39          $   9,922,392              9.84 %
Owner Occupied                                  210             80,269,363             79.57
Second Home                                      30             10,681,338             10.59
                                           ----------------------------------------------------
         Total                                  279          $ 100,873,093            100.00 %
                                           ====================================================


                           LOAN PURPOSE OF THE MORTGAGE LOANS IN GROUP I

                                                              AGGREGATE
                                            NUMBER OF      PRINCIPAL BALANCE           % OF
                                            MORTGAGE         OUTSTANDING AS          MORTGAGE
LOAN PURPOSE                                  LOANS           CUT-OFF DATE             LOANS
----------------                           -----------    --------------------     ------------
Cash Out Refinance                               92          $  33,982,697             33.69 %
Purchase                                        124             44,584,397             44.20
Rate / Term Refinance                            63             22,305,999             22.11
                                           ----------------------------------------------------
         Total                                  279          $ 100,873,093            100.00 %
                                           ====================================================


                       DOCUMENTATION TYPE OF THE MORTGAGE LOANS IN GROUP I

                                                              AGGREGATE
                                            NUMBER OF      PRINCIPAL BALANCE           % OF
                                            MORTGAGE         OUTSTANDING AS          MORTGAGE
DOCUMENTATION TYPE                            LOANS           CUT-OFF DATE             LOANS
------------------                         -----------    --------------------     ------------
Full/Alternative                                108          $  38,037,390             37.71 %
Stated Income                                   167             61,674,225             61.14
Stated/Stated                                     4              1,161,478              1.15
                                           ----------------------------------------------------
         Total                                  279          $ 100,873,093            100.00 %
                                           ====================================================


                ORIGINAL TERMS TO STATED MATURITY OF THE MORTGAGE LOANS IN GROUP I


                                                              AGGREGATE
                                            NUMBER OF      PRINCIPAL BALANCE           % OF
                                            MORTGAGE         OUTSTANDING AS          MORTGAGE
ORIGINAL TERM                                 LOANS           CUT-OFF DATE             LOANS
-------------                              -----------    --------------------     ------------
301 Months or Greater                           279          $ 100,873,093            100.00 %
                                           ----------------------------------------------------
         Total                                  279          $ 100,873,093            100.00 %
                                           ====================================================


Minimum Original Term to Stated Maturity (Mths):             360
Maximum Original Term to Stated Maturity (Mths):             360
Weighted Average Original Term to Stated Maturity (Mths):    360


               REMAINING TERMS TO STATED MATURITY OF THE MORTGAGE LOANS IN GROUP I


                                                              AGGREGATE
                                            NUMBER OF      PRINCIPAL BALANCE           % OF
                                            MORTGAGE         OUTSTANDING AS          MORTGAGE
STATED REMAINING TERM                         LOANS           CUT-OFF DATE             LOANS
---------------------                      -----------    --------------------     ------------
300 -  359 Months                               279          $ 100,873,093            100.00 %
                                           ----------------------------------------------------
         Total                                  279          $ 100,873,093            100.00 %
                                           ====================================================


Minimum Remaining Term to Stated Maturity (Mths):            353
Maximum Remaining Term to Stated Maturity (Mths):            359
Weighted Average Remaining Term to Stated Maturity (Mths):   356

                             INDEX OF THE MORTGAGE LOANS IN GROUP I

                                                              AGGREGATE
                                            NUMBER OF      PRINCIPAL BALANCE           % OF
                                            MORTGAGE         OUTSTANDING AS          MORTGAGE
INDEX                                         LOANS           CUT-OFF DATE             LOANS
-----                                      -----------    --------------------     ------------
WSJ-1MLIBOR                                     279          $ 100,873,093            100.00 %
                                           ----------------------------------------------------
         Total                                  279          $ 100,873,093            100.00 %
                                           ====================================================


                   RATE ADJUSTMENT FREQUENCY OF THE MORTGAGE LOANS IN GROUP I

                                                              AGGREGATE
                                            NUMBER OF      PRINCIPAL BALANCE           % OF
                                            MORTGAGE         OUTSTANDING AS          MORTGAGE
RATE ADJUSTMENT FREQUENCY                     LOANS           CUT-OFF DATE             LOANS
-------------------------                  -----------    --------------------     ------------
 1 Month                                        279          $ 100,873,093            100.00 %
                                           ----------------------------------------------------
          Total                                 279          $ 100,873,093            100.00 %
                                           ====================================================


               PAYMENT ADJUSTMENT FREQUENCY OF THE MORTGAGE LOANS IN GROUP I

                                                              AGGREGATE
                                            NUMBER OF      PRINCIPAL BALANCE           % OF
                                            MORTGAGE         OUTSTANDING AS          MORTGAGE
PAY ADJUSTMENT FREQUENCY                      LOANS           CUT-OFF DATE             LOANS
------------------------                   -----------    --------------------     ------------
1 Year                                          279          $ 100,873,093            100.00 %
                                           ----------------------------------------------------
         Total                                  279          $ 100,873,093            100.00 %
                                           ====================================================


            MONTHS TO NEXT RATE ADJUSTMENT* OF THE MORTGAGE LOANS IN GROUP I

                                                              AGGREGATE
                                            NUMBER OF      PRINCIPAL BALANCE           % OF
                                            MORTGAGE         OUTSTANDING AS          MORTGAGE
MONTHS TO NEXT RATE ADJUST                    LOANS           CUT-OFF DATE             LOANS
--------------------------                 -----------    --------------------     ------------
1                                               279          $ 100,873,093            100.00 %
                                           ----------------------------------------------------
         Total                                  279          $ 100,873,093            100.00 %
                                           ====================================================

Weighted Average Next Rate Adjustment (Mths):          1

*Months to next rate adjustment is calculated by using next rate adjustment for loans that are fully indexed.


           MAXIMUM LIFETIME MORTGAGE RATE OF THE MORTGAGE LOANS IN GROUP I

                                                              AGGREGATE
                                            NUMBER OF      PRINCIPAL BALANCE           % OF
                                            MORTGAGE         OUTSTANDING AS          MORTGAGE
MAXIMUM MORTGAGE RATE (%)                     LOANS           CUT-OFF DATE             LOANS
-------------------------                  -----------    --------------------     ------------
     9.751  -  10.000                           146          $  48,912,268             48.49 %
    10.751 -   11.000                           133             51,960,826             51.51
                                           ----------------------------------------------------
         Total                                  279          $ 100,873,093            100.00 %
                                           ====================================================

Weighted Average Maximum Mortgage Rate:                10.465%

                  PERIODIC RATE CAP OF THE MORTGAGE LOANS IN GROUP I

                                                              AGGREGATE
                                            NUMBER OF      PRINCIPAL BALANCE           % OF
                                            MORTGAGE         OUTSTANDING AS          MORTGAGE
PERIODIC RATE CAP (%)                         LOANS           CUT-OFF DATE             LOANS
---------------------                      -----------    --------------------     ------------
NonCapped                                       279          $ 100,873,093            100.00 %
                                           ----------------------------------------------------
         Total                                  279          $ 100,873,093            100.00 %
                                           ====================================================

Non-Zero Weighted Average Periodic Rate Cap:           NonCapped


                   INITIAL RATE CAP OF THE MORTGAGE LOANS IN GROUP I
                                                              AGGREGATE
                                            NUMBER OF      PRINCIPAL BALANCE           % OF
                                            MORTGAGE         OUTSTANDING AS          MORTGAGE
INITIAL RATE CAP (%)                          LOANS           CUT-OFF DATE             LOANS
--------------------                       -----------    --------------------     ------------
NonCapped                                       279          $ 100,873,093            100.00 %
                                           ----------------------------------------------------
         Total                                  279          $ 100,873,093            100.00 %
                                           ====================================================

Non-Zero Weighted Average Initial Rate Cap:            NonCapped


                      GROSS MARGIN OF THE MORTGAGE LOANS IN GROUP I
                                                              AGGREGATE
                                            NUMBER OF      PRINCIPAL BALANCE           % OF
                                            MORTGAGE         OUTSTANDING AS          MORTGAGE
GROSS MARGIN (%)                             LOANS           CUT-OFF DATE             LOANS
----------------                           -----------    --------------------     ------------
    2.001 -   2.250                               1          $     283,196              0.28 %
    2.251 -   2.500                              19              8,718,264              8.64
    2.501 -   2.750                              14              6,913,317              6.85
    2.751 -   3.000                              80             24,377,415             24.17
    3.001 or Greater                            165             60,580,901             60.06
                                           ----------------------------------------------------
         Total                                  279          $ 100,873,093            100.00 %
                                           ====================================================

Weighted Average Gross Margin:                         3.040%


           PRINCIPAL BALANCES OF THE MORTGAGE LOANS AT ORIGINATION IN GROUP II



                                                              AGGREGATE
                                            NUMBER OF      PRINCIPAL BALANCE           % OF
                                            MORTGAGE         OUTSTANDING AS          MORTGAGE
ORIGINAL PRINCIPAL BALANCE ($)                LOANS           CUT-OFF DATE             LOANS
------------------------------             -----------    --------------------     ------------
        0 -  100,000                            39            $ 3,228,721              0.50 %
  100,001 -  200,000                           360             55,688,552              8.68
  200,001 -  300,000                           402             99,448,501             15.49
  300,001 -  400,000                           343            121,091,918             18.86
  400,001 -  500,000                           183             82,531,856             12.86
  500,001 -  600,000                           140             77,365,699             12.05
  600,001 -  700,000                           107             68,735,692             10.71
  700,001 -  800,000                            39             28,970,452              4.51
  800,001 -  900,000                            27             22,825,834              3.56
  900,001 -  1,000,000                          37             36,102,385              5.62
1,000,001 -  1,100,000                           2              2,043,896              0.32
1,100,001 -  1,200,000                          12             13,804,389              2.15
1,200,001 -  1,300,000                           2              2,487,378              0.39
1,300,001 -  1,400,000                           1              1,312,414              0.20
1,400,001 -  1,500,000                           8             11,817,442              1.84
1,500,001 or Greater                             7             14,470,375              2.25
                                           ----------------------------------------------------
      Total                                   1,709          $ 641,925,503            100.00 %
                                           ====================================================

Minimum Original Principal Balance:                    $40,000
Maximum Original Principal Balance:                    $2,850,000
Average Original Principal Balance:                    $376,576


        PRINCIPAL BALANCES OF THE MORTGAGE LOANS AS OF THE CUT-OFF DATE IN GROUP II

                                                              AGGREGATE
                                            NUMBER OF      PRINCIPAL BALANCE           % OF
                                            MORTGAGE         OUTSTANDING AS          MORTGAGE
PRINCIPAL BALANCE ($)                         LOANS           CUT-OFF DATE             LOANS
---------------------                      -----------    --------------------     ------------
            0 -  100,000                         41          $   3,377,891              0.53 %
      100,001 -  200,000                        360             55,937,849              8.71
      200,001 -  300,000                        397             98,145,410             15.29
      300,001 -  400,000                        341            119,960,931             18.69
      400,001 -  500,000                        184             82,560,126             12.86
      500,001 -  600,000                        145             79,966,522             12.46
      600,001 -  700,000                        106             68,142,210             10.62
      700,001 -  800,000                         39             28,970,452              4.51
      800,001 -  900,000                         26             21,925,730              3.42
      900,001 -  1,000,000                       34             32,991,694              5.14
    1,000,001 -  1,100,000                        6              6,054,691              0.94
    1,100,001 -  1,200,000                       11             12,604,112              1.96
    1,200,001 -  1,300,000                        3              3,687,655              0.57
    1,300,001 -  1,400,000                        1              1,312,414              0.20
    1,400,001 -  1,500,000                        7             10,309,711              1.61
    1,500,001 or Greater                          8             15,978,105              2.49
                                           ----------------------------------------------------
              Total                           1,709          $ 641,925,503            100.00 %
                                           ====================================================


        Minimum Principal Balance:                     $38,838
        Maximum Principal Balance:                     $2,846,550
        Average Principal Balance:                     $375,615

         MORTGAGE RATES OF THE MORTGAGE LOANS AS OF THE CUT-OFF DATE IN GROUP II

                                                              AGGREGATE
                                            NUMBER OF      PRINCIPAL BALANCE           % OF
                                            MORTGAGE         OUTSTANDING AS          MORTGAGE
MORTGAGE INTEREST RATES(%)                    LOANS           CUT-OFF DATE             LOANS
------------------------------             -----------    --------------------     ------------
           1.000  - 1.249                        62          $  26,107,534              4.07 %
           1.500  - 1.749                         1                390,110              0.06
           1.750  - 1.999                        27             13,697,306              2.13
           2.000  - 2.249                        15              7,009,419              1.09
           2.250  - 2.499                         7              3,426,713              0.53
           2.750  - 2.999                         3              1,061,264              0.17
           3.000  - 3.249                         2                455,954              0.07
           3.250  - 3.499                         8              3,612,333              0.56
           3.750  - 3.999                         1                244,965              0.04
           4.250  - 4.499                         2                306,266              0.05
           4.500  - 4.749                         1                483,200              0.08
           5.250  - 5.499                         2              1,082,688              0.17
           5.500  - 5.749                         6              2,815,525              0.44
           5.750  - 5.999                        14             11,491,604              1.79
           6.000  - 6.249                        54             28,561,173              4.45
           6.250  - 6.499                       166             76,802,020             11.96
           6.500  - 6.749                       183             67,257,845             10.48
           6.750  - 6.999                       454            177,476,623             27.65
           7.000  - 7.249                       632            199,239,709             31.04
           7.250  - 7.499                        28              8,739,324              1.36
           7.500  - 7.749                        30              9,102,510              1.42
           7.750  - 7.999                         2                579,333              0.09
           8.000  - 8.249                         3                904,510              0.14
           8.250  - 8.499                         4                658,196              0.10
           8.500  - 8.749                         2                419,379              0.07
                                           ----------------------------------------------------
              Total                           1,709          $ 641,925,503            100.00 %
                                           ====================================================

        Minimum Mortgage Rate:                         1.000%
        Maximum Mortgage Rate:                         8.500%
        Weighted Average Mortgage Rate:                6.355%


   ORIGINAL LOAN-TO-VALUE RATIOS* OF THE MORTGAGE LOANS AS OF THE CUT OFF DATE IN GROUP II

                                                              AGGREGATE
                                            NUMBER OF      PRINCIPAL BALANCE           % OF
                                            MORTGAGE         OUTSTANDING AS          MORTGAGE
ORIGINAL LOAN-TO-VALUE RATIOS(%)              LOANS           CUT-OFF DATE             LOANS
--------------------------------           -----------    --------------------     ------------
            0.01 -  30.00                         7            $ 2,061,243              0.32 %
           30.01 -  40.00                        13              4,926,105              0.77
           40.01 -  50.00                        34             18,176,997              2.83
           50.01 -  55.00                        25              9,804,249              1.53
           55.01 -  60.00                        31             16,272,563              2.54
           60.01 -  65.00                        54             26,839,185              4.18
           65.01 -  70.00                       134             69,831,515             10.88
           70.01 -  75.00                       212            103,761,126             16.16
           75.01 -  80.00                     1,082            358,701,975             55.88
           80.01 -  85.00                         8              1,935,562              0.30
           85.01 -  90.00                        81             22,045,220              3.43
           90.01 -  95.00                        28              7,569,762              1.18
                                           ----------------------------------------------------
              Total                           1,709          $ 641,925,503            100.00 %
                                           ====================================================

    Weighted Average Original Loan-to-Value:       75.01%

    *Loan to Value Ratios are calculated by taking the Original Principal
     Balance and dividing by the lesser of the original or current appraised value of the related Mortgaged Property and the sale price of the related Mortgaged Property.


            GEOGRAPHIC DISTRIBUTION* OF THE MORTGAGED PROPERTIES IN GROUP II


                                                              AGGREGATE
                                            NUMBER OF      PRINCIPAL BALANCE           % OF
                                            MORTGAGE         OUTSTANDING AS          MORTGAGE
GEOGRAPHIC DISTRIBUTION                       LOANS           CUT-OFF DATE             LOANS
-----------------------                    -----------    --------------------     ------------
Alabama                                           5            $ 2,525,341              0.39 %
Arizona                                         118             37,945,445              5.91
Arkansas                                          1                112,566              0.02
California                                      508            260,021,425             40.51
Colorado                                         76             19,041,736              2.97
Connecticut                                       9              3,407,789              0.53
Delaware                                          2                989,745              0.15
District of Columbia                              4              1,097,286              0.17
Florida                                         248             73,763,458             11.49
Georgia                                          31              9,589,985              1.49
Hawaii                                           15              8,824,442              1.37
Idaho                                             9              2,603,980              0.41
Illinois                                         31             10,969,035              1.71
Indiana                                           2                383,208              0.06
Iowa                                              3                354,901              0.06
Kansas                                            1                151,638              0.02
Kentucky                                          4                632,127              0.10
Louisiana                                         2                242,745              0.04
Maine                                             1                340,347              0.05
Maryland                                         64             21,751,129              3.39
Massachusetts                                    22             10,910,447              1.70
Michigan                                         25              8,287,083              1.29
Minnesota                                        14              3,075,655              0.48
Missouri                                         14              3,778,903              0.59
Montana                                           2                176,417              0.03
Nevada                                           64             22,660,471              3.53
New Hampshire                                     4                861,105              0.13
New Jersey                                       69             24,795,760              3.86
New Mexico                                       15              3,805,017              0.59
New York                                         15              5,630,979              0.88
North Carolina                                   58             14,575,657              2.27
Ohio                                             20              4,234,250              0.66
Oklahoma                                          2                304,976              0.05
Oregon                                           15              4,338,934              0.68
Pennsylvania                                     17              6,118,552              0.95
Rhode Island                                      8              3,226,280              0.50
South Carolina                                   16              3,902,957              0.61
South Dakota                                      2                434,564              0.07
Tennessee                                        10              1,811,609              0.28
Texas                                            13              5,641,630              0.88
Utah                                             15              4,193,069              0.65
Vermont                                           2                426,932              0.07
Virginia                                        100             37,713,341              5.88
Washington                                       33             10,661,873              1.66
Wisconsin                                        20              5,610,716              0.87
                                           ----------------------------------------------------
      Total                                   1,709          $ 641,925,503            100.00 %
                                           ====================================================


*No more than approximately 0.59% of the Mortgage Loans by Principal
 Balance in the pool will be secured by properties located in any one zip code area.


      CREDIT SCORES AS OF THE DATE OF ORIGINATION OF THE MORTGAGE LOANS IN GROUP II


                                                              AGGREGATE
                                            NUMBER OF      PRINCIPAL BALANCE           % OF
                                            MORTGAGE         OUTSTANDING AS          MORTGAGE
RANGE OF CREDIT SCORES                        LOANS           CUT-OFF DATE             LOANS
----------------------                     -----------    --------------------     ------------
              N/A                                 3          $   1,578,704              0.25 %
           600  - 619                             2              1,769,289              0.28
           620  - 639                            37             15,449,187              2.41
           640  - 659                            99             30,046,010              4.68
           660  - 679                           157             59,032,264              9.20
           680  - 699                           229             87,610,245             13.65
           700  - 719                           289            107,620,608             16.77
           720  - 739                           267             95,825,597             14.93
           740  - 759                           233             87,582,097             13.64
           760  - 779                           203             78,052,626             12.16
           780  - 799                           146             59,022,894              9.19
           800  - 819                            42             17,151,854              2.67
           820  - 839                             1                637,412              0.10
           880  - 899                             1                546,714              0.09
                                           ----------------------------------------------------
              Total                           1,709          $ 641,925,503            100.00 %
                                           ====================================================

        Non-Zero Weighted Average Credit Score:              724


                       PROPERTY TYPES OF MORTGAGED PROPERTIES IN GROUP II

                                                              AGGREGATE
                                            NUMBER OF      PRINCIPAL BALANCE           % OF
                                            MORTGAGE         OUTSTANDING AS          MORTGAGE
PROPERTY TYPE                                 LOANS           CUT-OFF DATE             LOANS
-------------                              -----------    --------------------     ------------
2-4 Family                                       45          $  16,827,390              2.62 %
CO-OP                                             1                224,926              0.04
Condominium                                     211             68,099,348             10.61
PUD                                             559            211,389,112             32.93
Single Family                                   889            344,296,215             53.63
Townhouse                                         4              1,088,512              0.17
                                           ----------------------------------------------------
      Total                                   1,709          $ 641,925,503            100.00 %
                                           ====================================================


                    OCCUPANCY STATUS OF MORTGAGED PROPERTIES IN GROUP II

                                                              AGGREGATE
                                            NUMBER OF      PRINCIPAL BALANCE           % OF
                                            MORTGAGE         OUTSTANDING AS          MORTGAGE
OCCUPANCY STATUS                              LOANS           CUT-OFF DATE             LOANS
----------------                           -----------    --------------------     ------------
Investor                                        164          $  42,877,360              6.68 %
Owner Occupied                                1,298            505,566,495             78.76
Second Home                                     247             93,481,648             14.56
                                           ----------------------------------------------------
      Total                                   1,709          $ 641,925,503            100.00 %
                                           ====================================================


                         LOAN PURPOSE OF THE MORTGAGE LOANS IN GROUP II

                                                              AGGREGATE
                                            NUMBER OF      PRINCIPAL BALANCE           % OF
                                            MORTGAGE         OUTSTANDING AS          MORTGAGE
LOAN PURPOSE                                  LOANS           CUT-OFF DATE             LOANS
------------                               -----------    --------------------     ------------
Cash Out Refinance                              622          $ 231,445,781             36.05 %
Purchase                                        855            324,411,033             50.54
Rate / Term Refinance                           232             86,068,689             13.41
                                           ----------------------------------------------------
      Total                                   1,709          $ 641,925,503            100.00 %
                                           ====================================================


                     DOCUMENTATION TYPE OF THE MORTGAGE LOANS IN GROUP II

                                                              AGGREGATE
                                            NUMBER OF      PRINCIPAL BALANCE           % OF
                                            MORTGAGE         OUTSTANDING AS          MORTGAGE
DOCUMENTATION TYPE                            LOANS           CUT-OFF DATE             LOANS
------------------                         -----------    --------------------     ------------
Full/Alternative                                510          $ 161,742,363             25.20 %
Limited                                          13              5,229,673              0.81
No Income/No Asset                                5              2,566,946              0.40
No Ratio                                          3                965,343              0.15
Stated Income                                 1,118            449,306,032             69.99
Stated/Stated                                    60             22,115,146              3.45
                                           ----------------------------------------------------
      Total                                   1,709          $ 641,925,503            100.00 %
                                           ====================================================


           ORIGINAL TERMS TO STATED MATURITY OF THE MORTGAGE LOANS IN GROUP II

                                                              AGGREGATE
                                            NUMBER OF      PRINCIPAL BALANCE           % OF
                                            MORTGAGE         OUTSTANDING AS          MORTGAGE
ORIGINAL TERM                                 LOANS           CUT-OFF DATE             LOANS
-------------                              -----------    --------------------     ------------
1 - 300 Months                                    1          $     327,418              0.05 %
301 Months or Greater                         1,708            641,598,085             99.95
                                           ----------------------------------------------------
      Total                                   1,709          $ 641,925,503            100.00 %
                                           ====================================================

Minimum Original Term to Stated Maturity (Mths):                    300
Maximum Original Term to Stated Maturity (Mths):                    480
Weighted Average Original Term to Stated Maturity (Mths):           366


           REMAINING TERMS TO STATED MATURITY OF THE MORTGAGE LOANS IN GROUP II


                                                              AGGREGATE
                                            NUMBER OF      PRINCIPAL BALANCE           % OF
                                            MORTGAGE         OUTSTANDING AS          MORTGAGE
STATED REMAINING TERM                         LOANS           CUT-OFF DATE             LOANS
---------------------                      -----------    --------------------     ------------
240 -  299 Months                                 1          $     327,418              0.05 %
300 -  359 Months                             1,612          $ 604,868,224             94.23
360 Months or Greater                            96             36,729,861              5.72
                                           ----------------------------------------------------
      Total                                   1,709          $ 641,925,503            100.00 %
                                           ====================================================


Minimum Remaining Term to Stated Maturity (Mths):                   294
Maximum Remaining Term to Stated Maturity (Mths):                   480
Weighted Average Remaining Term to Stated Maturity (Mths):          363


                            INDEX OF THE MORTGAGE LOANS IN GROUP II

                                                              AGGREGATE
                                           NUMBER OF       PRINCIPAL BALANCE          % OF
                                            MORTGAGE       OUTSTANDING AS OF        MORTGAGE
Index                                        LOANS            CUT-OFF DATE            LOANS
-----                                      -----------    --------------------     ------------
MTA                                          1,709           $ 641,925,503            100.00 %
                                           ----------------------------------------------------
      Total                                  1,709           $ 641,925,503            100.00 %
                                           ====================================================


                RATE ADJUSTMENT FREQUENCY OF THE MORTGAGE LOANS IN GROUP II


                                                              AGGREGATE
                                           NUMBER OF       PRINCIPAL BALANCE          % OF
                                            MORTGAGE       OUTSTANDING AS OF        MORTGAGE
RATE ADJUSTMENT FREQUENCY                    LOANS            CUT-OFF DATE            LOANS
-------------------------                  -----------    --------------------     ------------
1 Month                                      1,709           $ 641,925,503            100.00 %
                                           ----------------------------------------------------
      Total                                  1,709           $ 641,925,503            100.00 %
                                           ====================================================


                PAYMENT ADJUSTMENT FREQUENCY OF THE MORTGAGE LOANS IN GROUP II


                                                              AGGREGATE
                                           NUMBER OF       PRINCIPAL BALANCE          % OF
                                            MORTGAGE       OUTSTANDING AS OF        MORTGAGE
PAY ADJUSTMENT FREQUENCY                     LOANS            CUT-OFF DATE            LOANS
------------------------                   -----------    --------------------     ------------
1 Year                                       1,709           $ 641,925,503            100.00 %
                                           ----------------------------------------------------
      Total                                  1,709           $ 641,925,503            100.00 %
                                           ====================================================


                 MONTHS TO NEXT RATE ADJUSTMENT* OF THE MORTGAGE LOANS IN GROUP II

                                                              AGGREGATE
                                           NUMBER OF       PRINCIPAL BALANCE          % OF
                                            MORTGAGE       OUTSTANDING AS OF        MORTGAGE
MONTHS TO NEXT RATE ADJUST                   LOANS            CUT-OFF DATE            LOANS
--------------------------                 -----------    --------------------     ------------
1                                            1,697           $ 636,197,740             99.11 %
2                                               12               5,727,763              0.89
                                           ----------------------------------------------------
      Total                                  1,709           $ 641,925,503            100.00 %
                                           ====================================================

Weighted Average Next Rate Adjustment (Mths):                1

*Months to next rate adjustment is calculated by using next rate adjustment for loans that are fully indexed.

            MAXIMUM LIFETIME MORTGAGE RATE OF THE MORTGAGE LOANS IN GROUP II

                                                              AGGREGATE
                                           NUMBER OF       PRINCIPAL BALANCE          % OF
                                            MORTGAGE       OUTSTANDING AS OF        MORTGAGE
MAXIMUM MORTGAGE RATE (%)                    LOANS            CUT-OFF DATE            LOANS
-------------------------                  -----------    --------------------     ------------
  0.001 -  9.750                                 3           $     937,441              0.15 %
  9.751 -  10.000                            1,347             492,138,331             76.67
 10.001 -  10.250                                1                 501,953              0.08
 10.251 -  10.500                                6               1,204,448              0.19
 10.751 -  11.000                              337             138,626,362             21.60
 11.251 -  11.500                                2                 753,667              0.12
 11.501 -  11.750                                1                 395,870              0.06
 11.751 -  12.000                               11               7,277,632              1.13
 14.001 or Greater                               1                  89,799              0.01
                                           ----------------------------------------------------
      Total                                  1,709           $ 641,925,503            100.00 %
                                           ====================================================

Weighted Average Maximum Mortgage Rate:                      10.193%


                      PERIODIC RATE CAP OF THE MORTGAGE LOANS IN GROUP II

                                                              AGGREGATE
                                           NUMBER OF       PRINCIPAL BALANCE          % OF
                                            MORTGAGE       OUTSTANDING AS OF        MORTGAGE
PERIODIC RATE CAP (%)                        LOANS            CUT-OFF DATE            LOANS
---------------------                      -----------    --------------------     ------------
NonCapped                                    1,709           $ 641,925,503            100.00 %
                                           ----------------------------------------------------
      Total                                  1,709           $ 641,925,503            100.00 %
                                           ====================================================

Non-Zero Weighted Average Periodic Rate Cap:                 NonCapped


                      INITIAL RATE CAP OF THE MORTGAGE LOANS IN GROUP II

                                                              AGGREGATE
                                           NUMBER OF       PRINCIPAL BALANCE          % OF
                                            MORTGAGE       OUTSTANDING AS OF        MORTGAGE
INITIAL RATE CAP (%)                         LOANS            CUT-OFF DATE            LOANS
--------------------                       -----------    --------------------     ------------
NonCapped                                    1,709           $ 641,925,503            100.00 %
                                           ----------------------------------------------------
      Total                                  1,709           $ 641,925,503            100.00 %
                                           ====================================================

Non-Zero Weighted Average Initial Rate Cap:                  NonCapped


                         GROSS MARGIN OF THE MORTGAGE LOANS IN GROUP II

                                                              AGGREGATE
                                           NUMBER OF       PRINCIPAL BALANCE          % OF
                                            MORTGAGE       OUTSTANDING AS OF        MORTGAGE
GROSS MARGIN (%)                             LOANS            CUT-OFF DATE            LOANS
----------------                           -----------    --------------------     ------------
0.001 -  1.500                                   1           $     483,200              0.08 %
1.751 -  2.000                                   2               1,082,688              0.17
2.001 -  2.250                                  11               8,250,861              1.29
2.251 -  2.500                                  49              29,987,527              4.67
2.501 -  2.750                                  91              38,759,574              6.04
2.751 -  3.000                                 197              79,541,422             12.39
3.001 or Greater                             1,358             483,820,231             75.37
                                           ----------------------------------------------------
      Total                                  1,709           $ 641,925,503            100.00 %
                                           ====================================================

Weighted Average Gross Margin:                               3.214%

           PRINCIPAL BALANCES OF THE MORTGAGE LOANS AT ORIGINATION IN GROUP III

                                                              AGGREGATE
                                           NUMBER OF       PRINCIPAL BALANCE          % OF
                                            MORTGAGE       OUTSTANDING AS OF        MORTGAGE
ORIGINAL PRINCIPAL BALANCE ($)               LOANS            CUT-OFF DATE            LOANS
------------------------------             -----------    --------------------     ------------
        0 -  100,000                            40           $   3,376,814              0.50 %
  100,001 -  200,000                           544              83,632,089             12.47
  200,001 -  300,000                           513             126,675,476             18.89
  300,001 -  400,000                           336             117,563,597             17.53
  400,001 -  500,000                           235             106,370,521             15.86
  500,001 -  600,000                           179              97,824,119             14.59
  600,001 -  700,000                            75              48,155,009              7.18
  700,001 -  800,000                            27              19,851,830              2.96
  800,001 -  900,000                             9               7,708,194              1.15
  900,001 -  1,000,000                          17              16,416,829              2.45
1,000,001 -  1,100,000                           4               4,234,385              0.63
1,100,001 -  1,200,000                           5               5,887,315              0.88
1,200,001 -  1,300,000                           6               7,531,284              1.12
1,300,001 -  1,400,000                           2               2,713,511              0.40
1,400,001 -  1,500,000                           7              10,241,731              1.53
1,500,001 or Greater                             7              12,412,901              1.85
                                           ----------------------------------------------------
      Total                                  2,006           $ 670,595,605            100.00 %
                                           ====================================================

Minimum Original Principal Balance:                          $29,750
Maximum Original Principal Balance:                          $2,000,000
Average Original Principal Balance:                          $334,642


         PRINCIPAL BALANCES OF THE MORTGAGE LOANS AS OF THE CUT-OFF DATE IN GROUP III

                                                              AGGREGATE
                                           NUMBER OF       PRINCIPAL BALANCE          % OF
                                            MORTGAGE       OUTSTANDING AS OF        MORTGAGE
PRINCIPAL BALANCE ($)                        LOANS            CUT-OFF DATE            LOANS
---------------------                      -----------    --------------------     ------------
        0 -  100,000                            39           $   3,276,582              0.49 %
  100,001 -  200,000                           542              83,131,071             12.40
  200,001 -  300,000                           513             126,375,317             18.85
  300,001 -  400,000                           330             114,858,384             17.13
  400,001 -  500,000                           240             107,974,924             16.10
  500,001 -  600,000                           183              99,826,338             14.89
  600,001 -  700,000                            75              48,155,009              7.18
  700,001 -  800,000                            27              19,851,830              2.96
  800,001 -  900,000                             9               7,708,194              1.15
  900,001 -  1,000,000                          16              15,412,665              2.30
1,000,001 -  1,100,000                           5               5,238,549              0.78
1,100,001 -  1,200,000                           5               5,887,315              0.88
1,200,001 -  1,300,000                           6               7,531,284              1.12
1,300,001 -  1,400,000                           2               2,713,511              0.40
1,400,001 -  1,500,000                           7              10,241,731              1.53
1,500,001 or Greater                             7              12,412,901              1.85
                                           ----------------------------------------------------
      Total                                  2,006           $ 670,595,605            100.00 %
                                           ====================================================

Minimum Principal Balance:                                   $29,683
Maximum Principal Balance:                                   $2,000,000
Average Principal Balance:                                   $334,295




         MORTGAGE RATES OF THE MORTGAGE LOANS AS OF THE CUT-OFF DATE IN GROUP III


                                                              AGGREGATE
                                           NUMBER OF       PRINCIPAL BALANCE          % OF
                                            MORTGAGE       OUTSTANDING AS OF        MORTGAGE
MORTGAGE INTEREST RATES (%)                  LOANS            CUT-OFF DATE            LOANS
---------------------------                -----------    --------------------     ------------
1.000  - 1.249                                  50           $  20,503,755              3.06 %
1.500  - 1.749                                  81              33,637,164              5.02
1.750  - 1.999                                  22               7,126,583              1.06
2.000  - 2.249                                  37              13,622,600              2.03
2.250  - 2.499                                   6               1,888,916              0.28
2.500  - 2.749                                  19               3,881,190              0.58
2.750  - 2.999                                   1                 116,042              0.02
3.000  - 3.249                                   5               1,418,420              0.21
3.250  - 3.499                                   9               1,648,994              0.25
3.500  - 3.749                                   3                 689,250              0.10
3.750  - 3.999                                   3                 882,582              0.13
4.500  - 4.749                                   2                 548,043              0.08
5.750  - 5.999                                   4               2,832,435              0.42
6.000  - 6.249                                  18               8,512,526              1.27
6.250  - 6.499                                  70              30,206,881              4.50
6.500  - 6.749                                 158              66,200,857              9.87
6.750  - 6.999                                 244              98,214,279             14.65
7.000  - 7.249                               1,079             314,154,375             46.85
7.250  - 7.499                                 149              53,623,074              8.00
7.500  - 7.749                                  23               5,119,387              0.76
7.750  - 7.999                                   4                 952,774              0.14
8.000  - 8.249                                   5               1,317,253              0.20
8.250  - 8.499                                  10               2,246,444              0.34
8.500  - 8.749                                   3                 901,709              0.13
9.500  - 9.749                                   1                 350,073              0.05
                                           ----------------------------------------------------
      Total                                  2,006           $ 670,595,605            100.00 %
                                           ====================================================

Minimum Mortgage Rate:                                       1.000%
Maximum Mortgage Rate:                                       9.500%
Weighted Average Mortgage Rate:                              6.288%


                   ORIGINAL LOAN-TO-VALUE RATIOS* OF THE MORTGAGE LOANS
                           AS OF THE CUT OFF DATE IN GROUP III


                                                              AGGREGATE
                                           NUMBER OF       PRINCIPAL BALANCE          % OF
                                            MORTGAGE       OUTSTANDING AS OF        MORTGAGE
ORIGINAL LOAN-TO-VALUE RATIOS(%)             LOANS            CUT-OFF DATE            LOANS
-------------------------------            -----------    --------------------     ------------
 0.00 -  30.00                                   2           $     750,000              0.11 %
30.01 -  40.00                                  11               2,615,242              0.39
40.01 -  50.00                                  24               8,036,106              1.20
50.01 -  55.00                                  13               6,425,826              0.96
55.01 -  60.00                                  32              12,426,170              1.85
60.01 -  65.00                                  59              23,849,132              3.56
65.01 -  70.00                                 147              57,712,880              8.61
70.01 -  75.00                                 199              95,830,315             14.29
75.01 -  80.00                               1,405             436,183,549             65.04
80.01 -  85.00                                  16               3,926,884              0.59
85.01 -  90.00                                  66              16,263,664              2.43
90.01 -  95.00                                  32               6,575,838              0.98
                                           ----------------------------------------------------
      Total                                  2,006           $ 670,595,605            100.00 %
                                           ====================================================

Weighted Average Original Loan-to-Value:                     76.51%

*Loan to Value Ratios are calculated by taking the Original Principal
 Balance and dividing by the lesser of the original or current appraised value of the related Mortgaged Property and the sale price of the related Mortgaged Property.

              GEOGRAPHIC DISTRIBUTION* OF THE MORTGAGED PROPERTIES IN GROUP III

                                                              AGGREGATE
                                           NUMBER OF       PRINCIPAL BALANCE          % OF
                                            MORTGAGE       OUTSTANDING AS OF        MORTGAGE
GEOGRAPHIC DISTRIBUTION                      LOANS            CUT-OFF DATE            LOANS
-----------------------                    -----------    --------------------     ------------
Alabama                                          5           $     820,410              0.12 %
Alaska                                           2                 435,159              0.06
Arizona                                         53              12,759,498              1.90
Arkansas                                         3                 755,263              0.11
California                                     727             321,783,382             47.98
Colorado                                        69              14,837,138              2.21
Connecticut                                     15               6,649,619              0.99
Delaware                                         4               1,324,612              0.20
District of Columbia                             3               1,072,014              0.16
Florida                                        357             106,971,986             15.95
Georgia                                         78              15,894,188              2.37
Hawaii                                           9               4,695,090              0.70
Idaho                                            7               1,828,067              0.27
Illinois                                        17               4,260,439              0.64
Indiana                                         20               4,108,685              0.61
Kansas                                           1                 168,453              0.03
Kentucky                                         3               1,046,244              0.16
Louisiana                                        3                 302,462              0.05
Maryland                                        31              13,316,102              1.99
Michigan                                        64              12,249,844              1.83
Minnesota                                       62              15,222,266              2.27
Mississippi                                      4                 906,831              0.14
Missouri                                        10               1,875,738              0.28
Montana                                          2                 894,542              0.13
Nebraska                                         3                 414,632              0.06
Nevada                                          85              26,219,560              3.91
New Hampshire                                    3                 881,936              0.13
New Jersey                                      15               4,564,029              0.68
New Mexico                                       1                 118,197              0.02
New York                                        21               9,343,587              1.39
North Carolina                                   1               1,050,231              0.16
North Dakota                                     2                 172,794              0.03
Ohio                                            66              12,164,065              1.81
Oklahoma                                        11               1,952,018              0.29
Oregon                                           8               1,879,140              0.28
Pennsylvania                                    34               8,848,291              1.32
Rhode Island                                     7               1,644,857              0.25
South Carolina                                   5               2,433,980              0.36
South Dakota                                     3                 346,174              0.05
Tennessee                                       10               2,044,747              0.30
Texas                                           25               4,957,888              0.74
Utah                                            20               4,721,398              0.70
Virginia                                        76              25,787,977              3.85
Washington                                      51              15,117,461              2.25
West Virginia                                    1                 185,000              0.03
Wisconsin                                        8               1,361,994              0.20
Wyoming                                          1                 207,614              0.03
                                           ----------------------------------------------------
      Total                                  2,006           $ 670,595,605            100.00 %
                                           ====================================================

*No more than approximately 0.55% of the Mortgage Loans by Principal
 Balance in the pool will be secured by properties located in any one zip code area.


      CREDIT SCORES AS OF THE DATE OF ORIGINATION OF THE MORTGAGE LOANS IN GROUP III


                                                              AGGREGATE
                                           NUMBER OF       PRINCIPAL BALANCE          % OF
                                            MORTGAGE       OUTSTANDING AS OF        MORTGAGE
RANGE OF CREDIT SCORES                       LOANS            CUT-OFF DATE            LOANS
----------------------                     -----------    --------------------     ------------
  N/A                                           10           $   2,174,603              0.32 %
560  - 579                                       2               1,211,619              0.18
580  - 599                                       1                 249,221              0.04
600  - 619                                      11               5,010,231              0.75
620  - 639                                     142              47,021,445              7.01
640  - 659                                     230              72,188,996             10.76
660  - 679                                     356             124,439,593             18.56
680  - 699                                     250              89,036,853             13.28
700  - 719                                     352             111,666,449             16.65
720  - 739                                     241              79,220,342             11.81
740  - 759                                     192              64,622,724              9.64
760  - 779                                     133              42,411,876              6.32
780  - 799                                      68              25,070,695              3.74
800  - 819                                      18               6,270,958              0.94
                                           ----------------------------------------------------
      Total                                  2,006           $ 670,595,605            100.00 %
                                           ====================================================

Non-Zero Weighted Average Credit Score:                      700


                     PROPERTY TYPES OF MORTGAGED PROPERTIES IN GROUP III

                                                              AGGREGATE
                                           NUMBER OF       PRINCIPAL BALANCE          % OF
                                            MORTGAGE       OUTSTANDING AS OF        MORTGAGE
PROPERTY TYPE                                LOANS            CUT-OFF DATE            LOANS
-------------                              -----------    --------------------     ------------
2-4 Family                                     101            $ 41,710,289              6.22 %
CO-OP                                            1                 216,000              0.03
Condominium                                    194              51,994,681              7.75
PUD                                            480             168,187,125             25.08
Single Family                                1,229             408,072,052             60.85
Townhouse                                        1                 415,458              0.06
                                           ----------------------------------------------------
      Total                                  2,006           $ 670,595,605            100.00 %
                                           ====================================================


                    OCCUPANCY STATUS OF MORTGAGED PROPERTIES IN GROUP III

                                                              AGGREGATE
                                           NUMBER OF       PRINCIPAL BALANCE          % OF
                                            MORTGAGE       OUTSTANDING AS OF        MORTGAGE
OCCUPANCY STATUS                             LOANS            CUT-OFF DATE            LOANS
----------------                           -----------    --------------------     ------------
Investor                                        61           $  16,785,013              2.50 %
Owner Occupied                               1,768             609,295,787             90.86
Second Home                                    177              44,514,805              6.64
                                           ----------------------------------------------------
      Total                                  2,006           $ 670,595,605            100.00 %
                                           ====================================================

                        LOAN PURPOSE OF THE MORTGAGE LOANS IN GROUP III

                                                              AGGREGATE
                                           NUMBER OF       PRINCIPAL BALANCE          % OF
                                            MORTGAGE       OUTSTANDING AS OF        MORTGAGE
Loan Purpose                                 LOANS            CUT-OFF DATE            LOANS
------------                               -----------    --------------------     ------------
Cash Out Refinance                             876           $ 299,565,324             44.67 %
Purchase                                       799             258,217,187             38.51
Rate / Term Refinance                          331             112,813,094             16.82
                                           ----------------------------------------------------
      Total                                  2,006           $ 670,595,605            100.00 %
                                           ====================================================


                    DOCUMENTATION TYPE OF THE MORTGAGE LOANS IN GROUP III

                                                              AGGREGATE
                                           NUMBER OF       PRINCIPAL BALANCE          % OF
                                            MORTGAGE       OUTSTANDING AS OF        MORTGAGE
DOCUMENTATION TYPE                           LOANS            CUT-OFF DATE            LOANS
------------------                         -----------    --------------------     ------------
Full/Alternative                               439           $ 108,039,051             16.11 %
No Income/No Asset                               3               1,710,438              0.26
Stated Income                                1,346             489,672,298             73.02
Stated/Stated                                  218              71,173,818             10.61
                                           ----------------------------------------------------
      Total                                  2,006           $ 670,595,605            100.00 %
                                           ====================================================


            ORIGINAL TERMS TO STATED MATURITY OF THE MORTGAGE LOANS IN GROUP III

                                                              AGGREGATE
                                           NUMBER OF       PRINCIPAL BALANCE          % OF
                                            MORTGAGE       OUTSTANDING AS OF        MORTGAGE
ORIGINAL TERM                                LOANS            CUT-OFF DATE            LOANS
-------------                              -----------    --------------------     ------------
301 Months or Greater                        2,006           $ 670,595,605            100.00 %
                                           ----------------------------------------------------
      Total                                  2,006           $ 670,595,605            100.00 %
                                           ====================================================

Minimum Original Term to Stated Maturity (Mths):             360
Maximum Original Term to Stated Maturity (Mths):             480
Weighted Average Original Term to Stated Maturity (Mths):    365


            REMAINING TERMS TO STATED MATURITY OF THE MORTGAGE LOANS IN GROUP III

                                                              AGGREGATE
                                           NUMBER OF       PRINCIPAL BALANCE          % OF
                                            MORTGAGE       OUTSTANDING AS OF        MORTGAGE
STATED REMAINING TERM                        LOANS            CUT-OFF DATE            LOANS
---------------------                      -----------    --------------------     ------------
300 -  359 Months                            1,701           $ 565,539,037             84.33 %
360 Months or Greater                          305             105,056,568             15.67
                                           ----------------------------------------------------
      Total                                  2,006           $ 670,595,605            100.00 %
                                           ====================================================

Minimum Remaining Term to Stated Maturity (Mths):            353
Maximum Remaining Term to Stated Maturity (Mths):            480
Weighted Average Remaining Term to Stated Maturity (Mths):   364

                            INDEX OF THE MORTGAGE LOANS IN GROUP III

                                                              AGGREGATE
                                           NUMBER OF       PRINCIPAL BALANCE          % OF
                                            MORTGAGE       OUTSTANDING AS OF        MORTGAGE
Index                                        LOANS            CUT-OFF DATE            LOANS
-----                                      -----------    --------------------     ------------
MTA                                          2,006           $ 670,595,605            100.00 %
                                           ----------------------------------------------------
      Total                                  2,006           $ 670,595,605            100.00 %
                                           ====================================================


                 RATE ADJUSTMENT FREQUENCY OF THE MORTGAGE LOANS IN GROUP III

                                                              AGGREGATE
                                           NUMBER OF       PRINCIPAL BALANCE          % OF
                                            MORTGAGE       OUTSTANDING AS OF        MORTGAGE
RATE ADJUSTMENT FREQUENCY                    LOANS            CUT-OFF DATE            LOANS
-------------------------                  -----------    --------------------     ------------
1 Month                                      2,006           $ 670,595,605            100.00 %
                                           ----------------------------------------------------
      Total                                  2,006           $ 670,595,605            100.00 %
                                           ====================================================


        PAYMENT ADJUSTMENT FREQUENCY OF THE MORTGAGE LOANS IN GROUP III

                                                              AGGREGATE
                                           NUMBER OF       PRINCIPAL BALANCE          % OF
                                            MORTGAGE       OUTSTANDING AS OF        MORTGAGE
PAY ADJUSTMENT FREQUENCY                     LOANS            CUT-OFF DATE            LOANS
------------------------                   -----------    --------------------     ------------
1 Year                                       2,006           $ 670,595,605            100.00 %
                                           ----------------------------------------------------
      Total                                  2,006           $ 670,595,605            100.00 %
                                           ====================================================


                 MONTHS TO NEXT RATE ADJUSTMENT* OF THE MORTGAGE LOANS IN GROUP III

                                                              AGGREGATE
                                           NUMBER OF       PRINCIPAL BALANCE          % OF
                                            MORTGAGE       OUTSTANDING AS OF        MORTGAGE
MONTHS TO NEXT RATE ADJUST                   LOANS            CUT-OFF DATE            LOANS
--------------------------                 -----------    --------------------     ------------
1                                            1,978           $ 663,272,898             98.91 %
2                                               21               5,514,707              0.82
3                                                7               1,808,000              0.27
                                           ----------------------------------------------------
      Total                                  2,006           $ 670,595,605            100.00 %
                                           ====================================================

Weighted Average Next Rate Adjustment (Mths):        1

*Months to next rate adjustment is calculated by using next rate adjustment for loans that are fully indexed.

               MAXIMUM LIFETIME MORTGAGE RATE OF THE MORTGAGE LOANS IN GROUP III

                                                              AGGREGATE
                                           NUMBER OF       PRINCIPAL BALANCE          % OF
                                            MORTGAGE       OUTSTANDING AS OF        MORTGAGE
MAXIMUM MORTGAGE RATE (%)                    LOANS            CUT-OFF DATE            LOANS
------------------------                   -----------    --------------------     ------------
 0.001 -  9.750                                  1              $ 720,000               0.11 %
 9.751 -  10.000                             1,991            666,701,601              99.42
10.251 -  10.500                                 2                358,609               0.05
10.501 -  10.750                                 1                200,845               0.03
10.751 -  11.000                                 4                998,677               0.15
11.001 -  11.250                                 2                430,393               0.06
11.251 -  11.500                                 2                634,993               0.09
11.751 -  12.000                                 1                253,485               0.04
13.001 -  13.250                                 1                175,212               0.03
13.251 -  13.500                                 1                121,791               0.02
                                           ----------------------------------------------------
      Total                                  2,006           $ 670,595,605            100.00 %
                                           ====================================================

Weighted Average Maximum Mortgage Rate:                      9.955%


                       PERIODIC RATE CAP OF THE MORTGAGE LOANS IN GROUP III

                                                              AGGREGATE
                                           NUMBER OF       PRINCIPAL BALANCE          % OF
                                            MORTGAGE       OUTSTANDING AS OF        MORTGAGE
PERIODIC RATE CAP (%)                        LOANS            CUT-OFF DATE            LOANS
---------------------                      -----------    --------------------     ------------
NonCapped                                    2,006           $ 670,595,605            100.00 %
                                           ----------------------------------------------------
      Total                                  2,006           $ 670,595,605            100.00 %
                                           ====================================================

Non-Zero Weighted Average Periodic Rate Cap:                 NonCapped


                     INITIAL RATE CAP OF THE MORTGAGE LOANS IN GROUP III

                                                              AGGREGATE
                                           NUMBER OF       PRINCIPAL BALANCE          % OF
                                            MORTGAGE       OUTSTANDING AS OF        MORTGAGE
Initial Rate Cap (%)                         LOANS            CUT-OFF DATE            LOANS
--------------------                       -----------    --------------------     ------------
NonCapped                                    2,006           $ 670,595,605            100.00 %
                                           ----------------------------------------------------
      Total                                  2,006           $ 670,595,605            100.00 %
                                           ====================================================

Non-Zero Weighted Average Initial Rate Cap:                  NonCapped


                       GROSS MARGIN OF THE MORTGAGE LOANS IN GROUP III

                                                              AGGREGATE
                                           NUMBER OF       PRINCIPAL BALANCE          % OF
                                            MORTGAGE       OUTSTANDING AS OF        MORTGAGE
GROSS MARGIN (%)                             LOANS            CUT-OFF DATE            LOANS
----------------                           -----------    --------------------     ------------
0.001 -  1.500                                   1           $     431,197              0.06 %
2.001 -  2.250                                   4               2,652,694              0.40
2.251 -  2.500                                  20              10,096,232              1.51
2.501 -  2.750                                  32              15,981,041              2.38
2.751 -  3.000                                 193              80,861,796             12.06
3.001 or Greater                             1,756             560,572,645             83.59
                                           ----------------------------------------------------
      Total                                  2,006           $ 670,595,605            100.00 %
                                           ====================================================

Weighted Average Gross Margin:                                      3.331%

                                          SCHEDULE B

                  SCHEDULE OF STRIKE PRICES AND PROJECTED PRINCIPAL BALANCES

                                   Class 1-A Certificates
                                    ----------------------

Month of Distribution Date                     Notional Amount            Strike Percent
--------------------------                     ---------------            --------------
March 2006                                       91,290,000.00                       N/A
April 2006                                       89,102,255.21                      9.76
May 2006                                         87,283,590.60                     10.09
June 2006                                        85,500,136.22                      9.76
July 2006                                        83,751,177.40                     10.09
August 2006                                      82,036,014.60                      9.76
September 2006                                   80,353,532.69                      9.76
October 2006                                     78,703,404.60                     10.09
November 2006                                    77,081,461.36                      9.76
December 2006                                    75,485,606.52                     10.09
January 2007                                     73,914,693.60                      9.76
February 2007                                    72,370,460.85                      9.76
March 2007                                       70,856,015.23                     10.81
April 2007                                       69,370,971.11                      9.76
May 2007                                         67,914,730.21                     10.09
June 2007                                        66,486,706.93                      9.76
July 2007                                        65,086,328.07                     10.09
August 2007                                      63,674,490.71                      9.76
September 2007                                   62,156,755.57                      9.76
October 2007                                     60,546,530.16                     10.09
November 2007                                    58,945,240.86                      9.76
December 2007                                    57,373,330.62                     10.09
January 2008                                     55,833,635.20                      9.76
February 2008                                    54,328,616.57                      9.76
March 2008                                       52,857,306.53                     10.43
April 2008                                       51,420,171.63                      9.76
May 2008                                         50,016,413.09                     10.08
June 2008                                        48,639,519.92                      9.76
July 2008                                        47,277,133.33                     10.08
August 2008                                      45,912,908.49                      9.76
September 2008                                   44,579,599.00                      9.76
October 2008                                     43,273,430.84                     10.08
November 2008                                    41,994,155.38                      9.76
December 2008                                    40,745,596.63                     10.08
January 2009                                     39,527,020.68                      9.76
February 2009                                    38,337,711.13                      9.76
March 2009                                       37,176,968.62                     10.80
April 2009                                       36,043,327.23                      9.76
May 2009                                         34,936,934.53                     10.08
June 2009                                        33,857,139.04                      9.76
July 2009                                        32,803,304.80                     10.08
August 2009                                      31,774,811.02                      9.76
September 2009                                   30,771,051.71                      9.76
October 2009                                     29,791,435.29                     10.08
November 2009                                    28,835,384.32                      9.76
December 2009                                    28,311,782.06                     10.08
January 2010                                     27,617,452.07                      9.76


                                      B-1

Month of Distribution Date                     Notional Amount            Strike Percent
--------------------------                     ---------------            --------------
February 2010                                    26,939,831.74                      9.76
March 2010                                       26,278,521.27                     10.80
April 2010                                       25,633,130.38                      9.76
May 2010                                         25,003,278.09                     10.08
June 2010                                        24,388,592.52                      9.76
July 2010                                        23,788,710.65                     10.08
August 2010                                      23,203,278.11                      9.76
September 2010                                   22,631,948.99                      9.76
October 2010                                     22,074,385.61                     10.08
November 2010                                    21,530,258.37                      9.76
December 2010                                    20,999,245.52                     10.08
January 2011                                     20,481,032.99                      9.76
February 2011                                    19,975,314.17                      9.76
March 2011                                       19,481,789.82                     10.80
April 2011                                       19,000,167.79                      9.76
May 2011                                         18,530,162.92                     10.08
June 2011                                        18,071,496.86                      9.76
July 2011                                        17,623,897.89                     10.08
August 2011                                      17,187,100.78                      9.76
September 2011                                   16,760,846.63                      9.76
October 2011                                     16,344,882.71                     10.08
November 2011                                    15,938,962.33                      9.76
December 2011                                    15,542,844.70                     10.08
January 2012                                     15,156,294.75                      9.76
February 2012                                    14,779,083.04                      9.76
March 2012                                       14,779,083.04                     10.43
April 2012                                       14,779,083.04                      9.76
May 2012                                         14,570,831.63                     10.08
June 2012                                        14,207,478.21                      9.76
July 2012                                        13,852,910.64                     10.08
August 2012                                      13,506,918.09                      9.76
September 2012                                   13,169,294.75                      9.76
October 2012                                     12,839,839.74                     10.08
November 2012                                    12,518,356.96                      9.76
December 2012                                    12,204,655.03                     10.08
January 2013                                     11,898,547.11                      9.76
February 2013                                    11,599,850.84                      9.76
March 2013                                       11,308,388.20                     10.80
April 2013                                       11,023,985.44                      9.76
May 2013                                         10,746,472.97                     10.08
June 2013                                        10,475,685.23                      9.76
July 2013                                        10,211,460.64                     10.08
August 2013                                       9,953,641.46                      9.76
September 2013                                    9,702,073.73                      9.76
October 2013                                      9,456,607.19                     10.08
November 2013                                     9,217,095.14                      9.76
December 2013                                     8,983,394.42                     10.08
January 2014                                      8,755,365.26                      9.76
February 2014                                     8,532,871.26                      9.76
March 2014                                        8,315,779.27                     10.80
April 2014                                        8,103,959.32                      9.76
May 2014                                          7,897,284.58                     10.08
June 2014                                         7,695,631.20                      9.76



                                      B-2


                             Class 2-A Certificates
                             ----------------------

Month of Distribution Date                     Notional Amount            Strike Percent
--------------------------                     ---------------            --------------
March 2006                                      580,943,000.00                       N/A
April 2006                                      566,966,443.22                      9.43
May 2006                                        555,222,779.51                      9.81
June 2006                                       543,744,024.35                      9.50
July 2006                                       532,489,166.06                      9.81
August 2006                                     521,453,594.67                      9.50
September 2006                                  510,632,598.22                      9.50
October 2006                                    500,019,522.93                      9.81
November 2006                                   489,594,111.17                      9.50
December 2006                                   479,345,361.52                      9.81
January 2007                                    469,274,130.77                      9.50
February 2007                                   459,359,705.46                      9.50
March 2007                                      449,625,731.83                     10.51
April 2007                                      440,081,803.26                      9.50
May 2007                                        430,724,633.02                      9.81
June 2007                                       421,550,422.15                      9.50
July 2007                                       412,555,444.86                      9.81
August 2007                                     403,705,293.74                      9.50
September 2007                                  394,532,884.89                      9.50
October 2007                                    385,288,042.89                      9.81
November 2007                                   376,179,906.48                      9.50
December 2007                                   367,221,315.62                      9.81
January 2008                                    358,429,648.85                      9.49
February 2008                                   349,772,360.31                      9.49
March 2008                                      341,286,258.76                     10.15
April 2008                                      332,868,222.34                      9.49
May 2008                                        324,624,342.25                      9.81
June 2008                                       316,548,508.02                      9.49
July 2008                                       308,431,221.45                      9.81
August 2008                                     299,856,645.34                      9.49
September 2008                                  291,274,802.01                      9.49
October 2008                                    282,881,856.20                      9.81
November 2008                                   274,611,327.23                      9.49
December 2008                                   266,520,250.34                      9.81
January 2009                                    258,609,395.42                      9.49
February 2009                                   250,877,607.81                      9.49
March 2009                                      243,321,223.89                     10.51
April 2009                                      235,944,171.20                      9.49
May 2009                                        228,743,745.06                      9.81
June 2009                                       221,715,191.09                      9.49
July 2009                                       214,855,372.43                      9.81
August 2009                                     208,160,566.47                      9.49
September 2009                                  201,625,814.25                      9.49
October 2009                                    195,248,157.16                      9.81
November 2009                                   189,023,994.56                      9.49
December 2009                                   185,615,236.69                      9.81
January 2010                                    181,094,749.02                      9.49
February 2010                                   176,683,109.08                      9.49
March 2010                                      172,377,538.83                     10.51
April 2010                                      168,175,673.96                      9.49
May 2010                                        164,075,031.42                      9.81


                                      B-3

Month of Distribution Date                     Notional Amount            Strike Percent
--------------------------                     ---------------            --------------
June 2010                                       160,073,187.42                      9.49
July 2010                                       156,167,775.96                      9.81
August 2010                                     152,356,487.50                      9.49
September 2010                                  148,637,067.59                      9.49
October 2010                                    145,007,315.57                      9.81
November 2010                                   141,465,083.28                      9.49
December 2010                                   138,008,273.83                      9.81
January 2011                                    134,634,840.36                      9.49
February 2011                                   131,342,784.86                      9.49
March 2011                                      128,130,156.99                     10.51
April 2011                                      124,995,052.99                      9.49
May 2011                                        121,935,614.50                      9.81
June 2011                                       118,950,027.55                      9.49
July 2011                                       116,036,521.47                      9.81
August 2011                                     113,193,367.85                      9.49
September 2011                                  110,418,879.55                      9.49
October 2011                                    107,711,409.72                      9.81
November 2011                                   105,069,350.83                      9.49
December 2011                                   102,491,133.73                      9.81
January 2012                                     99,975,226.76                      9.49
February 2012                                    97,520,134.83                      9.49
March 2012                                       97,520,134.83                     10.14
April 2012                                       97,520,134.83                      9.49
May 2012                                         96,164,785.09                      9.81
June 2012                                        93,800,029.43                      9.49
July 2012                                        91,492,487.45                      9.81
August 2012                                      89,240,785.41                      9.49
September 2012                                   87,043,582.40                      9.49
October 2012                                     84,899,569.52                      9.81
November 2012                                    82,807,469.19                      9.49
December 2012                                    80,766,034.36                      9.81
January 2013                                     78,774,047.77                      9.49
February 2013                                    76,830,321.27                      9.49
March 2013                                       74,933,695.10                     10.51
April 2013                                       73,083,037.26                      9.49
May 2013                                         71,277,242.79                      9.81
June 2013                                        69,515,233.16                      9.49
July 2013                                        67,795,955.62                      9.81
August 2013                                      66,118,382.62                      9.49
September 2013                                   64,481,511.17                      9.49
October 2013                                     62,884,362.29                      9.81
November 2013                                    61,325,980.39                      9.49
December 2013                                    59,805,432.76                      9.81
January 2014                                     58,321,809.01                      9.49
February 2014                                    56,874,220.53                      9.49
March 2014                                       55,461,799.98                     10.51
April 2014                                       54,083,700.75                      9.49
May 2014                                         52,739,096.53                      9.81
June 2014                                        51,427,180.77                      9.49



                                      B-4

                             Class 3-A Certificates
                             ----------------------

Month of Distribution Date                     Notional Amount            Strike Percent
--------------------------                     ---------------            --------------
March 2006                                      606,889,000.00                       N/A
April 2006                                      592,242,450.16                      7.94
May 2006                                        579,832,377.88                      8.35
June 2006                                       567,700,818.09                      8.02
July 2006                                       555,818,551.07                      8.37
August 2006                                     544,169,823.75                      8.02
September 2006                                  532,749,760.65                      8.02
October 2006                                    521,553,231.53                      8.37
November 2006                                   510,574,163.44                      8.02
December 2006                                   499,800,930.27                      8.37
January 2007                                    489,229,140.70                      8.02
February 2007                                   478,827,907.46                      8.02
March 2007                                      468,575,623.95                      9.13
April 2007                                      458,511,119.58                      8.02
May 2007                                        448,645,362.59                      8.37
June 2007                                       438,974,263.32                      8.02
July 2007                                       429,493,819.34                      8.37
August 2007                                     420,199,208.96                      8.02
September 2007                                  411,087,464.91                      8.02
October 2007                                    402,154,473.77                      8.37
November 2007                                   393,374,702.03                      8.02
December 2007                                   384,748,863.46                      8.37
January 2008                                    376,280,815.10                      8.02
February 2008                                   367,949,233.44                      8.02
March 2008                                      359,738,829.12                      8.74
April 2008                                      351,576,111.16                      8.02
May 2008                                        343,572,926.84                      8.37
June 2008                                       335,724,741.54                      8.02
July 2008                                       327,942,532.93                      8.37
August 2008                                     319,313,241.11                      8.02
September 2008                                  310,348,054.80                      8.02
October 2008                                    301,446,361.96                      8.37
November 2008                                   292,690,328.68                      8.02
December 2008                                   284,110,927.61                      8.37
January 2009                                    275,725,111.54                      8.02
February 2009                                   267,526,134.12                      8.02
March 2009                                      259,503,524.21                      9.13
April 2009                                      251,668,054.11                      8.02
May 2009                                        244,020,403.06                      8.37
June 2009                                       236,555,643.70                      8.02
July 2009                                       229,266,525.13                      8.37
August 2009                                     222,150,924.80                      8.02
September 2009                                  215,205,842.44                      8.02
October 2009                                    208,427,983.87                      8.37
November 2009                                   201,812,662.51                      8.02
December 2009                                   198,189,738.09                      8.37
January 2010                                    193,384,705.07                      8.02
February 2010                                   188,695,455.66                      8.02
March 2010                                      184,119,203.24                      9.13
April 2010                                      179,653,254.56                      8.02
May 2010                                        175,294,967.07                      8.37


                                      B-5

Month of Distribution Date                     Notional Amount            Strike Percent
--------------------------                     ---------------            --------------
June 2010                                       171,041,761.31                      8.02
July 2010                                       166,891,027.96                      8.37
August 2010                                     162,840,404.19                      8.02
September 2010                                  158,887,490.71                      8.02
October 2010                                    155,029,945.53                      8.37
November 2010                                   151,265,482.55                      8.02
December 2010                                   147,591,870.25                      8.37
January 2011                                    144,006,930.39                      8.02
February 2011                                   140,508,536.73                      8.02
March 2011                                      137,094,613.80                      9.13
April 2011                                      133,763,135.68                      8.02
May 2011                                        130,512,124.84                      8.37
June 2011                                       127,339,650.99                      8.02
July 2011                                       124,243,829.91                      8.37
August 2011                                     121,222,822.41                      8.02
September 2011                                  118,274,833.23                      8.02
October 2011                                    115,398,109.98                      8.37
November 2011                                   112,590,942.16                      8.02
December 2011                                   109,851,660.11                      8.37
January 2012                                    107,178,634.10                      8.02
February 2012                                   104,570,273.29                      8.02
March 2012                                      104,570,273.29                      8.74
April 2012                                      104,570,273.29                      8.02
May 2012                                        103,130,397.87                      8.37
June 2012                                       100,618,216.79                      8.02
July 2012                                        98,166,866.59                      8.37
August 2012                                      95,774,885.68                      8.02
September 2012                                   93,440,847.43                      8.02
October 2012                                     91,163,359.29                      8.37
November 2012                                    88,941,062.05                      8.02
December 2012                                    86,772,628.96                      8.37
January 2013                                     84,656,765.03                      8.02
February 2013                                    82,592,206.24                      8.02
March 2013                                       80,577,718.79                      9.13
April 2013                                       78,612,098.41                      8.02
May 2013                                         76,694,169.63                      8.37
June 2013                                        74,822,785.11                      8.02
July 2013                                        72,996,824.96                      8.37
August 2013                                      71,215,196.09                      8.02
September 2013                                   69,476,831.57                      8.02
October 2013                                     67,780,690.00                      8.37
November 2013                                    66,125,754.92                      8.02
December 2013                                    64,511,034.19                      8.37
January 2014                                     62,935,559.43                      8.02
February 2014                                    61,398,385.43                      8.02
March 2014                                       59,898,589.63                      9.13
April 2014                                       58,435,271.56                      8.02
May 2014                                         57,007,552.30                      8.37
June 2014                                        55,614,574.00                      8.02


                                      B-6


                             Class B-1 Certificates
                             ----------------------

Month of Distribution Date                     Notional Amount            Strike Percent
--------------------------                     ---------------            --------------
March 2006                                       44,522,000.00                       N/A
April 2006                                       44,522,000.00                      9.33
May 2006                                         44,522,000.00                      9.71
June 2006                                        44,522,000.00                      9.40
July 2006                                        44,522,000.00                      9.72
August 2006                                      44,522,000.00                      9.40
September 2006                                   44,522,000.00                      9.40
October 2006                                     44,522,000.00                      9.72
November 2006                                    44,522,000.00                      9.40
December 2006                                    44,522,000.00                      9.72
January 2007                                     44,522,000.00                      9.40
February 2007                                    44,522,000.00                      9.40
March 2007                                       44,522,000.00                     10.41
April 2007                                       44,522,000.00                      9.40
May 2007                                         44,522,000.00                      9.72
June 2007                                        44,522,000.00                      9.40
July 2007                                        44,522,000.00                      9.72
August 2007                                      44,522,000.00                      9.40
September 2007                                   44,522,000.00                      9.40
October 2007                                     44,522,000.00                      9.72
November 2007                                    44,522,000.00                      9.40
December 2007                                    44,522,000.00                      9.71
January 2008                                     44,522,000.00                      9.40
February 2008                                    44,522,000.00                      9.40
March 2008                                       44,522,000.00                     10.05
April 2008                                       44,522,000.00                      9.40
May 2008                                         44,522,000.00                      9.71
June 2008                                        44,522,000.00                      9.40
July 2008                                        44,522,000.00                      9.71
August 2008                                      44,522,000.00                      9.40
September 2008                                   44,522,000.00                      9.40
October 2008                                     44,522,000.00                      9.71
November 2008                                    44,522,000.00                      9.40
December 2008                                    44,522,000.00                      9.71
January 2009                                     44,522,000.00                      9.40
February 2009                                    44,522,000.00                      9.40
March 2009                                       44,522,000.00                     10.40
April 2009                                       44,522,000.00                      9.40
May 2009                                         44,522,000.00                      9.71
June 2009                                        44,522,000.00                      9.40
July 2009                                        44,522,000.00                      9.71
August 2009                                      44,522,000.00                      9.40
September 2009                                   44,522,000.00                      9.40
October 2009                                     44,522,000.00                      9.71
November 2009                                    44,522,000.00                      9.40
December 2009                                    42,563,005.86                      9.71
January 2010                                     41,528,165.72                      9.40
February 2010                                    40,518,251.04                      9.40
March 2010                                       39,532,645.80                     10.40
April 2010                                       38,570,787.38                      9.40
May 2010                                         37,632,107.04                      9.71


                                      B-7

Month of Distribution Date                     Notional Amount            Strike Percent
--------------------------                     ---------------            --------------
June 2010                                        36,716,049.66                      9.40
July 2010                                        35,822,063.90                      9.71
August 2010                                      34,949,630.59                      9.40
September 2010                                   34,098,233.38                      9.40
October 2010                                     33,267,368.24                      9.71
November 2010                                    32,456,543.16                      9.40
December 2010                                    31,665,277.86                      9.71
January 2011                                     30,893,103.56                      9.40
February 2011                                    30,139,562.64                      9.40
March 2011                                       29,404,208.41                     10.40
April 2011                                       28,686,604.85                      9.40
May 2011                                         27,986,326.33                      9.71
June 2011                                        27,302,957.41                      9.40
July 2011                                        26,636,092.54                      9.71
August 2011                                      25,985,335.89                      9.40
September 2011                                   25,350,301.04                      9.40
October 2011                                     24,730,610.84                      9.71
November 2011                                    24,125,897.11                      9.40
December 2011                                    23,535,800.50                      9.71
January 2012                                     22,959,970.20                      9.40
February 2012                                    22,398,063.83                      9.40
March 2012                                       22,398,063.83                     10.05
April 2012                                       19,418,519.89                      9.40
May 2012                                         16,634,068.57                      9.71
June 2012                                        16,226,489.34                      9.40
July 2012                                        15,828,774.72                      9.71
August 2012                                      15,440,687.79                      9.40
September 2012                                   15,061,997.29                      9.40
October 2012                                     14,692,477.49                      9.71
November 2012                                    14,331,908.04                      9.40
December 2012                                    13,980,073.87                      9.71
January 2013                                     13,636,765.06                      9.40
February 2013                                    13,301,776.69                      9.40
March 2013                                       12,974,908.76                     10.40
April 2013                                       12,655,966.04                      9.40
May 2013                                         12,344,757.97                      9.71
June 2013                                        12,041,098.55                      9.40
July 2013                                        11,744,806.24                      9.71
August 2013                                      11,455,703.82                      9.40
September 2013                                   11,173,618.32                      9.40
October 2013                                     10,898,380.91                      9.71
November 2013                                    10,629,826.81                      9.40
December 2013                                    10,367,795.17                      9.71
January 2014                                     10,112,128.99                      9.40
February 2014                                     9,862,675.03                      9.40
March 2014                                        9,619,283.72                     10.40
April 2014                                        9,381,809.07                      9.40
May 2014                                          9,150,108.58                      9.71
June 2014                                         8,924,043.16                      9.40



                                      B-8

                             Class B-2 Certificates
                             ----------------------

Month of Distribution Date                     Notional Amount            Strike Percent
--------------------------                     ---------------            --------------
March 2006                                       23,321,000.00                       N/A
April 2006                                       23,321,000.00                      9.33
May 2006                                         23,321,000.00                      9.71
June 2006                                        23,321,000.00                      9.40
July 2006                                        23,321,000.00                      9.72
August 2006                                      23,321,000.00                      9.40
September 2006                                   23,321,000.00                      9.40
October 2006                                     23,321,000.00                      9.72
November 2006                                    23,321,000.00                      9.40
December 2006                                    23,321,000.00                      9.72
January 2007                                     23,321,000.00                      9.40
February 2007                                    23,321,000.00                      9.40
March 2007                                       23,321,000.00                     10.41
April 2007                                       23,321,000.00                      9.40
May 2007                                         23,321,000.00                      9.72
June 2007                                        23,321,000.00                      9.40
July 2007                                        23,321,000.00                      9.72
August 2007                                      23,321,000.00                      9.40
September 2007                                   23,321,000.00                      9.40
October 2007                                     23,321,000.00                      9.72
November 2007                                    23,321,000.00                      9.40
December 2007                                    23,321,000.00                      9.71
January 2008                                     23,321,000.00                      9.40
February 2008                                    23,321,000.00                      9.40
March 2008                                       23,321,000.00                     10.05
April 2008                                       23,321,000.00                      9.40
May 2008                                         23,321,000.00                      9.71
June 2008                                        23,321,000.00                      9.40
July 2008                                        23,321,000.00                      9.71
August 2008                                      23,321,000.00                      9.40
September 2008                                   23,321,000.00                      9.40
October 2008                                     23,321,000.00                      9.71
November 2008                                    23,321,000.00                      9.40
December 2008                                    23,321,000.00                      9.71
January 2009                                     23,321,000.00                      9.40
February 2009                                    23,321,000.00                      9.40
March 2009                                       23,321,000.00                     10.40
April 2009                                       23,321,000.00                      9.40
May 2009                                         23,321,000.00                      9.71
June 2009                                        23,321,000.00                      9.40
July 2009                                        23,321,000.00                      9.71
August 2009                                      23,321,000.00                      9.40
September 2009                                   23,321,000.00                      9.40
October 2009                                     23,321,000.00                      9.71
November 2009                                    23,321,000.00                      9.40
December 2009                                    22,294,862.31                      9.71
January 2010                                     21,752,804.29                      9.40
February 2010                                    21,223,802.44                      9.40
March 2010                                       20,707,534.09                     10.40
April 2010                                       20,203,704.52                      9.40
May 2010                                         19,712,015.82                      9.71


                                      B-9

Month of Distribution Date                     Notional Amount            Strike Percent
--------------------------                     ---------------            --------------
June 2010                                        19,232,177.22                      9.40
July 2010                                        18,763,899.92                      9.71
August 2010                                      18,306,911.98                      9.40
September 2010                                   17,860,942.92                      9.40
October 2010                                     17,425,728.73                      9.71
November 2010                                    17,001,011.70                      9.40
December 2010                                    16,586,540.25                      9.71
January 2011                                     16,182,068.83                      9.40
February 2011                                    15,787,357.72                      9.40
March 2011                                       15,402,172.96                     10.40
April 2011                                       15,026,286.14                      9.40
May 2011                                         14,659,474.34                      9.71
June 2011                                        14,301,519.92                      9.40
July 2011                                        13,952,210.46                      9.71
August 2011                                      13,611,338.63                      9.40
September 2011                                   13,278,702.00                      9.40
October 2011                                     12,954,103.04                      9.71
November 2011                                    12,637,348.87                      9.40
December 2011                                    12,328,251.28                      9.71
January 2012                                     12,026,626.50                      9.40
February 2012                                    11,732,295.19                      9.40
March 2012                                       11,732,295.19                     10.05
April 2012                                        8,931,853.50                      9.40
May 2012                                          8,713,065.74                      9.71
June 2012                                         8,499,572.30                      9.40
July 2012                                         8,291,246.02                      9.71
August 2012                                       8,087,962.80                      9.40
September 2012                                    7,889,601.52                      9.40
October 2012                                      7,696,043.92                      9.71
November 2012                                     7,507,174.59                      9.40
December 2012                                     7,322,880.88                      9.71
January 2013                                      7,143,052.83                      9.40
February 2013                                     6,967,583.09                      9.40
March 2013                                        6,796,366.90                     10.40
April 2013                                        6,629,302.01                      9.40
May 2013                                          6,466,288.59                      9.71
June 2013                                         6,307,229.22                      9.40
July 2013                                         6,152,028.80                      9.71
August 2013                                       6,000,594.51                      9.40
September 2013                                    5,852,835.74                      9.40
October 2013                                      5,708,664.06                      9.71
November 2013                                     5,567,993.15                      9.40
December 2013                                     5,430,738.76                      9.71
January 2014                                      5,296,818.66                      9.40
February 2014                                     5,166,152.56                      9.40
March 2014                                        5,038,662.14                     10.40
April 2014                                        4,914,270.91                      9.40
May 2014                                          4,792,904.23                      9.71
June 2014                                         4,674,489.26                      9.40


                                      B-10


                             Class B-3 Certificates
                             ----------------------

Month of Distribution Date                     Notional Amount            Strike Percent
--------------------------                     ---------------            --------------
March 2006                                        7,067,000.00                       N/A
April 2006                                        7,067,000.00                      9.33
May 2006                                          7,067,000.00                      9.71
June 2006                                         7,067,000.00                      9.40
July 2006                                         7,067,000.00                      9.72
August 2006                                       7,067,000.00                      9.40
September 2006                                    7,067,000.00                      9.40
October 2006                                      7,067,000.00                      9.72
November 2006                                     7,067,000.00                      9.40
December 2006                                     7,067,000.00                      9.72
January 2007                                      7,067,000.00                      9.40
February 2007                                     7,067,000.00                      9.40
March 2007                                        7,067,000.00                     10.41
April 2007                                        7,067,000.00                      9.40
May 2007                                          7,067,000.00                      9.72
June 2007                                         7,067,000.00                      9.40
July 2007                                         7,067,000.00                      9.72
August 2007                                       7,067,000.00                      9.40
September 2007                                    7,067,000.00                      9.40
October 2007                                      7,067,000.00                      9.72
November 2007                                     7,067,000.00                      9.40
December 2007                                     7,067,000.00                      9.71
January 2008                                      7,067,000.00                      9.40
February 2008                                     7,067,000.00                      9.40
March 2008                                        7,067,000.00                     10.05
April 2008                                        7,067,000.00                      9.40
May 2008                                          7,067,000.00                      9.71
June 2008                                         7,067,000.00                      9.40
July 2008                                         7,067,000.00                      9.71
August 2008                                       7,067,000.00                      9.40
September 2008                                    7,067,000.00                      9.40
October 2008                                      7,067,000.00                      9.71
November 2008                                     7,067,000.00                      9.40
December 2008                                     7,067,000.00                      9.71
January 2009                                      7,067,000.00                      9.40
February 2009                                     7,067,000.00                      9.40
March 2009                                        7,067,000.00                     10.40
April 2009                                        7,067,000.00                      9.40
May 2009                                          7,067,000.00                      9.71
June 2009                                         7,067,000.00                      9.40
July 2009                                         7,067,000.00                      9.71
August 2009                                       7,067,000.00                      9.40
September 2009                                    7,067,000.00                      9.40
October 2009                                      7,067,000.00                      9.71
November 2009                                     7,067,000.00                      9.40
December 2009                                     6,756,047.85                      9.71
January 2010                                      6,591,787.14                      9.40
February 2010                                     6,431,482.86                      9.40
March 2010                                        6,275,037.24                     10.40
April 2010                                        6,122,360.95                      9.40
May 2010                                          5,973,363.74                      9.71


                                      B-11

Month of Distribution Date                     Notional Amount            Strike Percent
--------------------------                     ---------------            --------------
June 2010                                         5,827,957.48                      9.40
July 2010                                         5,686,054.66                      9.71
August 2010                                       5,547,572.87                      9.40
September 2010                                    5,412,430.15                      9.40
October 2010                                      5,280,546.50                      9.71
November 2010                                     5,151,843.82                      9.40
December 2010                                     5,026,245.87                      9.71
January 2011                                      4,903,678.25                      9.40
February 2011                                     4,784,068.31                      9.40
March 2011                                        4,667,345.15                     10.40
April 2011                                        4,553,439.57                      9.40
May 2011                                          4,442,284.00                      9.71
June 2011                                         4,333,812.50                      9.40
July 2011                                         4,227,960.69                      9.71
August 2011                                       4,124,665.75                      9.40
September 2011                                    4,023,866.35                      9.40
October 2011                                      3,925,502.60                      9.71
November 2011                                     3,829,516.08                      9.40
December 2011                                     3,735,849.74                      9.71
January 2012                                      3,644,447.90                      9.40
February 2012                                     3,555,256.21                      9.40
March 2012                                        3,150,236.21                     10.05
April 2012                                        2,706,633.88                      9.40
May 2012                                          2,640,334.27                      9.71
June 2012                                         2,575,639.01                      9.40
July 2012                                         2,512,509.57                      9.71
August 2012                                       2,450,908.33                      9.40
September 2012                                    2,390,798.59                      9.40
October 2012                                      2,332,144.52                      9.71
November 2012                                     2,274,911.15                      9.40
December 2012                                     2,219,064.33                      9.71
January 2013                                      2,164,570.74                      9.40
February 2013                                     2,111,397.87                      9.40
March 2013                                        2,059,513.95                     10.40
April 2013                                        2,008,888.01                      9.40
May 2013                                          1,959,489.79                      9.71
June 2013                                         1,911,289.78                      9.40
July 2013                                         1,864,259.15                      9.71
August 2013                                       1,818,369.77                      9.40
September 2013                                    1,773,594.19                      9.40
October 2013                                      1,729,905.62                      9.71
November 2013                                     1,687,277.89                      9.40
December 2013                                     1,645,685.47                      9.71
January 2014                                      1,605,103.45                      9.40
February 2014                                     1,565,507.49                      9.40
March 2014                                        1,526,873.86                     10.40
April 2014                                        1,489,179.39                      9.40
May 2014                                          1,452,401.45                      9.71
June 2014                                         1,416,517.97                      9.40



                                      B-12

                             Class B-4 Certificates
                             ----------------------

Month of Distribution Date                     Notional Amount            Strike Percent
--------------------------                     ---------------            --------------
March 2006                                       16,961,000.00                       N/A
April 2006                                       16,961,000.00                      9.33
May 2006                                         16,961,000.00                      9.71
June 2006                                        16,961,000.00                      9.40
July 2006                                        16,961,000.00                      9.72
August 2006                                      16,961,000.00                      9.40
September 2006                                   16,961,000.00                      9.40
October 2006                                     16,961,000.00                      9.72
November 2006                                    16,961,000.00                      9.40
December 2006                                    16,961,000.00                      9.72
January 2007                                     16,961,000.00                      9.40
February 2007                                    16,961,000.00                      9.40
March 2007                                       16,961,000.00                     10.41
April 2007                                       16,961,000.00                      9.40
May 2007                                         16,961,000.00                      9.72
June 2007                                        16,961,000.00                      9.40
July 2007                                        16,961,000.00                      9.72
August 2007                                      16,961,000.00                      9.40
September 2007                                   16,961,000.00                      9.40
October 2007                                     16,961,000.00                      9.72
November 2007                                    16,961,000.00                      9.40
December 2007                                    16,961,000.00                      9.71
January 2008                                     16,961,000.00                      9.40
February 2008                                    16,961,000.00                      9.40
March 2008                                       16,961,000.00                     10.05
April 2008                                       16,961,000.00                      9.40
May 2008                                         16,961,000.00                      9.71
June 2008                                        16,961,000.00                      9.40
July 2008                                        16,961,000.00                      9.71
August 2008                                      16,961,000.00                      9.40
September 2008                                   16,961,000.00                      9.40
October 2008                                     16,961,000.00                      9.71
November 2008                                    16,961,000.00                      9.40
December 2008                                    16,961,000.00                      9.71
January 2009                                     16,961,000.00                      9.40
February 2009                                    16,961,000.00                      9.40
March 2009                                       16,961,000.00                     10.40
April 2009                                       16,961,000.00                      9.40
May 2009                                         16,961,000.00                      9.71
June 2009                                        16,961,000.00                      9.40
July 2009                                        16,961,000.00                      9.71
August 2009                                      16,961,000.00                      9.40
September 2009                                   16,961,000.00                      9.40
October 2009                                     16,961,000.00                      9.71
November 2009                                    16,961,000.00                      9.40
December 2009                                    16,214,706.04                      9.71
January 2010                                     15,820,475.69                      9.40
February 2010                                    15,435,740.89                      9.40
March 2010                                       15,060,266.96                     10.40
April 2010                                       14,693,839.56                      9.40
May 2010                                         14,336,242.03                      9.71
June 2010                                        13,987,262.89                      9.40


                                      B-13

Month of Distribution Date                     Notional Amount            Strike Percent
--------------------------                     ---------------            --------------
July 2010                                        13,646,692.10                      9.71
August 2010                                      13,314,331.89                      9.40
September 2010                                   12,989,985.54                      9.40
October 2010                                     12,673,461.05                      9.71
November 2010                                    12,364,570.96                      9.40
December 2010                                    12,063,132.34                      9.71
January 2011                                     11,768,966.57                      9.40
February 2011                                    11,481,899.33                      9.40
March 2011                                       11,201,760.45                     10.40
April 2011                                       10,928,383.83                      9.40
May 2011                                         10,661,607.32                      9.71
June 2011                                        10,401,272.64                      9.40
July 2011                                        10,147,225.32                      9.71
August 2011                                       9,899,314.54                      9.40
September 2011                                    9,657,393.11                      9.40
October 2011                                      9,421,317.34                      9.71
November 2011                                     9,190,946.97                      9.40
December 2011                                     8,966,145.10                      9.71
January 2012                                      8,746,778.10                      9.40
February 2012                                     8,532,715.52                      9.40
March 2012                                        6,659,064.04                     10.05
April 2012                                        6,495,997.91                      9.40
May 2012                                          6,336,876.98                      9.71
June 2012                                         6,181,606.52                      9.40
July 2012                                         6,030,094.07                      9.71
August 2012                                       5,882,249.35                      9.40
September 2012                                    5,737,984.28                      9.40
October 2012                                      5,597,212.85                      9.71
November 2012                                     5,459,851.13                      9.40
December 2012                                     5,325,817.19                      9.71
January 2013                                      5,195,031.04                      9.40
February 2013                                     5,067,414.64                      9.40
March 2013                                        4,942,891.77                     10.40
April 2013                                        4,821,388.08                      9.40
May 2013                                          4,702,830.96                      9.71
June 2013                                         4,587,149.56                      9.40
July 2013                                         4,474,274.71                      9.71
August 2013                                       4,364,138.91                      9.40
September 2013                                    4,256,676.26                      9.40
October 2013                                      4,151,822.44                      9.71
November 2013                                     4,049,514.68                      9.40
December 2013                                     3,949,691.70                      9.71
January 2014                                      3,852,293.69                      9.40
February 2014                                     3,757,262.28                      9.40
March 2014                                        3,664,540.48                     10.40
April 2014                                        3,574,072.68                      9.40
May 2014                                          3,485,804.58                      9.71
June 2014                                         3,399,683.22                      9.40




                                      B-14

                             Class B-5 Certificates
                             ----------------------

Month of Distribution Date                     Notional Amount            Strike Percent
--------------------------                     ---------------            --------------
March 2006                                        7,067,000.00                       N/A
April 2006                                        7,067,000.00                      9.33
May 2006                                          7,067,000.00                      9.71
June 2006                                         7,067,000.00                      9.40
July 2006                                         7,067,000.00                      9.72
August 2006                                       7,067,000.00                      9.40
September 2006                                    7,067,000.00                      9.40
October 2006                                      7,067,000.00                      9.72
November 2006                                     7,067,000.00                      9.40
December 2006                                     7,067,000.00                      9.72
January 2007                                      7,067,000.00                      9.40
February 2007                                     7,067,000.00                      9.40
March 2007                                        7,067,000.00                     10.41
April 2007                                        7,067,000.00                      9.40
May 2007                                          7,067,000.00                      9.72
June 2007                                         7,067,000.00                      9.40
July 2007                                         7,067,000.00                      9.72
August 2007                                       7,067,000.00                      9.40
September 2007                                    7,067,000.00                      9.40
October 2007                                      7,067,000.00                      9.72
November 2007                                     7,067,000.00                      9.40
December 2007                                     7,067,000.00                      9.71
January 2008                                      7,067,000.00                      9.40
February 2008                                     7,067,000.00                      9.40
March 2008                                        7,067,000.00                     10.05
April 2008                                        7,067,000.00                      9.40
May 2008                                          7,067,000.00                      9.71
June 2008                                         7,067,000.00                      9.40
July 2008                                         7,067,000.00                      9.71
August 2008                                       7,067,000.00                      9.40
September 2008                                    7,067,000.00                      9.40
October 2008                                      7,067,000.00                      9.71
November 2008                                     7,067,000.00                      9.40
December 2008                                     7,067,000.00                      9.71
January 2009                                      7,067,000.00                      9.40
February 2009                                     7,067,000.00                      9.40
March 2009                                        7,067,000.00                     10.40
April 2009                                        7,067,000.00                      9.40
May 2009                                          7,067,000.00                      9.71
June 2009                                         7,067,000.00                      9.40
July 2009                                         7,067,000.00                      9.71
August 2009                                       7,067,000.00                      9.40
September 2009                                    7,067,000.00                      9.40
October 2009                                      7,067,000.00                      9.71
November 2009                                     7,067,000.00                      9.40
December 2009                                     6,756,047.85                      9.71
January 2010                                      6,591,787.14                      9.40
February 2010                                     6,431,482.86                      9.40
March 2010                                        6,275,037.24                     10.40
April 2010                                        6,122,360.95                      9.40
May 2010                                          5,973,363.74                      9.71


                                      B-15

Month of Distribution Date                     Notional Amount            Strike Percent
--------------------------                     ---------------            --------------
June 2010                                         5,827,957.48                      9.40
July 2010                                         5,686,054.66                      9.71
August 2010                                       5,547,572.87                      9.40
September 2010                                    5,412,430.15                      9.40
October 2010                                      5,280,546.50                      9.71
November 2010                                     5,151,843.82                      9.40
December 2010                                     5,026,245.87                      9.71
January 2011                                      4,903,678.25                      9.40
February 2011                                     4,784,068.31                      9.40
March 2011                                        4,667,345.15                     10.40
April 2011                                        4,553,439.57                      9.40
May 2011                                          4,442,284.00                      9.71
June 2011                                         4,333,812.50                      9.40
July 2011                                         4,227,960.69                      9.71
August 2011                                       4,124,665.75                      9.40
September 2011                                    4,023,866.35                      9.40
October 2011                                      3,925,502.60                      9.71
November 2011                                     3,829,516.08                      9.40
December 2011                                     3,735,849.74                      9.71
January 2012                                      3,644,447.90                      9.40
February 2012                                     3,555,256.21                      9.40
March 2012                                        2,774,577.30                     10.05
April 2012                                        2,706,633.88                      9.40
May 2012                                          2,640,334.27                      9.71
June 2012                                         2,575,639.01                      9.40
July 2012                                         2,512,509.57                      9.71
August 2012                                       2,450,908.33                      9.40
September 2012                                    2,390,798.59                      9.40
October 2012                                      2,332,144.52                      9.71
November 2012                                     2,274,911.15                      9.40
December 2012                                     2,219,064.33                      9.71
January 2013                                      2,164,570.74                      9.40
February 2013                                     2,111,397.87                      9.40
March 2013                                        2,059,513.95                     10.40
April 2013                                        2,008,888.01                      9.40
May 2013                                          1,959,489.79                      9.71
June 2013                                         1,911,289.78                      9.40
July 2013                                         1,864,259.15                      9.71
August 2013                                       1,818,369.77                      9.40
September 2013                                    1,773,594.19                      9.40
October 2013                                      1,729,905.62                      9.71
November 2013                                     1,687,277.89                      9.40
December 2013                                     1,645,685.47                      9.71
January 2014                                      1,605,103.45                      9.40
February 2014                                     1,565,507.49                      9.40
March 2014                                        1,526,873.86                     10.40
April 2014                                        1,489,179.39                      9.40
May 2014                                          1,452,401.45                      9.71
June 2014                                         1,416,517.97                      9.40



                                      B-16

                             Class B-6 Certificates
                             ----------------------

Month of Distribution Date                     Notional Amount            Strike Percent
--------------------------                     ---------------            --------------
March 2006                                       14,134,000.00                       N/A
April 2006                                       14,134,000.00                      9.33
May 2006                                         14,134,000.00                      9.71
June 2006                                        14,134,000.00                      9.40
July 2006                                        14,134,000.00                      9.72
August 2006                                      14,134,000.00                      9.40
September 2006                                   14,134,000.00                      9.40
October 2006                                     14,134,000.00                      9.72
November 2006                                    14,134,000.00                      9.40
December 2006                                    14,134,000.00                      9.72
January 2007                                     14,134,000.00                      9.40
February 2007                                    14,134,000.00                      9.40
March 2007                                       14,134,000.00                     10.41
April 2007                                       14,134,000.00                      9.40
May 2007                                         14,134,000.00                      9.72
June 2007                                        14,134,000.00                      9.40
July 2007                                        14,134,000.00                      9.72
August 2007                                      14,134,000.00                      9.40
September 2007                                   14,134,000.00                      9.40
October 2007                                     14,134,000.00                      9.72
November 2007                                    14,134,000.00                      9.40
December 2007                                    14,134,000.00                      9.71
January 2008                                     14,134,000.00                      9.40
February 2008                                    14,134,000.00                      9.40
March 2008                                       14,134,000.00                     10.05
April 2008                                       14,134,000.00                      9.40
May 2008                                         14,134,000.00                      9.71
June 2008                                        14,134,000.00                      9.40
July 2008                                        14,134,000.00                      9.71
August 2008                                      14,134,000.00                      9.40
September 2008                                   14,134,000.00                      9.40
October 2008                                     14,134,000.00                      9.71
November 2008                                    14,134,000.00                      9.40
December 2008                                    14,134,000.00                      9.71
January 2009                                     14,134,000.00                      9.40
February 2009                                    14,134,000.00                      9.40
March 2009                                       14,134,000.00                     10.40
April 2009                                       14,134,000.00                      9.40
May 2009                                         14,134,000.00                      9.71
June 2009                                        14,134,000.00                      9.40
July 2009                                        14,134,000.00                      9.71
August 2009                                      14,134,000.00                      9.40
September 2009                                   14,134,000.00                      9.40
October 2009                                     14,134,000.00                      9.71
November 2009                                    14,134,000.00                      9.40
December 2009                                    13,512,095.70                      9.71
January 2010                                     13,183,574.28                      9.40
February 2010                                    12,862,965.73                      9.40
March 2010                                       12,550,074.48                     10.40
April 2010                                       12,244,721.91                      9.40
May 2010                                         11,946,727.48                      9.71


                                      B-17

Month of Distribution Date                     Notional Amount            Strike Percent
--------------------------                     ---------------            --------------
June 2010                                        11,655,914.96                      9.40
July 2010                                        11,372,109.32                      9.71
August 2010                                      11,095,145.74                      9.40
September 2010                                   10,824,860.31                      9.40
October 2010                                     10,561,093.00                      9.71
November 2010                                    10,303,687.64                      9.40
December 2010                                    10,052,491.74                      9.71
January 2011                                      9,807,356.49                      9.40
February 2011                                     9,568,136.62                      9.40
March 2011                                        9,334,690.30                     10.40
April 2011                                        9,106,879.14                      9.40
May 2011                                          8,884,568.00                      9.71
June 2011                                         8,667,624.99                      9.40
July 2011                                         8,455,921.39                      9.71
August 2011                                       8,249,331.51                      9.40
September 2011                                    8,047,732.69                      9.40
October 2011                                      7,851,005.20                      9.71
November 2011                                     7,659,032.16                      9.40
December 2011                                     7,471,699.48                      9.71
January 2012                                      7,288,895.80                      9.40
February 2012                                     7,110,512.42                      9.40
March 2012                                        5,549,154.60                     10.05
April 2012                                        5,413,267.76                      9.40
May 2012                                          5,280,668.55                      9.71
June 2012                                         5,151,278.03                      9.40
July 2012                                         5,025,019.13                      9.71
August 2012                                       4,901,816.66                      9.40
September 2012                                    4,781,597.18                      9.40
October 2012                                      4,593,732.47                      9.71
November 2012                                     4,307,566.06                      9.40
December 2012                                     4,028,332.43                      9.71
January 2013                                      3,755,864.95                      9.40
February 2013                                     3,490,001.01                      9.40
March 2013                                        3,230,581.86                     10.40
April 2013                                        2,977,452.56                      9.40
May 2013                                          2,730,461.88                      9.71
June 2013                                         2,489,462.20                      9.40
July 2013                                         2,254,309.43                      9.71
August 2013                                       2,024,862.92                      9.40
September 2013                                    1,800,985.40                      9.40
October 2013                                      1,582,542.89                      9.71
November 2013                                     1,369,404.59                      9.40
December 2013                                     1,161,442.84                      9.71
January 2014                                        958,533.05                      9.40
February 2014                                       760,553.60                      9.40
March 2014                                          567,385.77                     10.40
April 2014                                          378,913.71                      9.40
May 2014                                            195,024.32                      9.71
June 2014                                            15,607.22                      9.40




                                      B-18

                             Class B-7 Certificates
                             ----------------------

Month of Distribution Date                     Notional Amount            Strike Percent
--------------------------                     ---------------            --------------
March 2006                                        7,067,000.00                       N/A
April 2006                                        7,067,000.00                      9.33
May 2006                                          7,067,000.00                      9.71
June 2006                                         7,067,000.00                      9.40
July 2006                                         7,067,000.00                      9.72
August 2006                                       7,067,000.00                      9.40
September 2006                                    7,067,000.00                      9.40
October 2006                                      7,067,000.00                      9.72
November 2006                                     7,067,000.00                      9.40
December 2006                                     7,067,000.00                      9.72
January 2007                                      7,067,000.00                      9.40
February 2007                                     7,067,000.00                      9.40
March 2007                                        7,067,000.00                     10.41
April 2007                                        7,067,000.00                      9.40
May 2007                                          7,067,000.00                      9.72
June 2007                                         7,067,000.00                      9.40
July 2007                                         7,067,000.00                      9.72
August 2007                                       7,067,000.00                      9.40
September 2007                                    7,067,000.00                      9.40
October 2007                                      7,067,000.00                      9.72
November 2007                                     7,067,000.00                      9.40
December 2007                                     7,067,000.00                      9.71
January 2008                                      7,067,000.00                      9.40
February 2008                                     7,067,000.00                      9.40
March 2008                                        7,067,000.00                     10.05
April 2008                                        7,067,000.00                      9.40
May 2008                                          7,067,000.00                      9.71
June 2008                                         7,067,000.00                      9.40
July 2008                                         7,067,000.00                      9.71
August 2008                                       7,067,000.00                      9.40
September 2008                                    7,067,000.00                      9.40
October 2008                                      7,067,000.00                      9.71
November 2008                                     7,067,000.00                      9.40
December 2008                                     7,067,000.00                      9.71
January 2009                                      7,067,000.00                      9.40
February 2009                                     7,067,000.00                      9.40
March 2009                                        7,067,000.00                     10.40
April 2009                                        7,067,000.00                      9.40
May 2009                                          7,067,000.00                      9.71
June 2009                                         7,067,000.00                      9.40
July 2009                                         7,067,000.00                      9.71
August 2009                                       7,067,000.00                      9.40
September 2009                                    7,067,000.00                      9.40
October 2009                                      7,067,000.00                      9.71
November 2009                                     7,067,000.00                      9.40
December 2009                                     6,756,047.85                      9.71
January 2010                                      6,591,787.14                      9.40
February 2010                                     6,431,482.86                      9.40
March 2010                                        6,275,037.24                     10.40
April 2010                                        6,122,360.95                      9.40
May 2010                                          5,973,363.74                      9.71


                                      B-19

Month of Distribution Date                     Notional Amount            Strike Percent
--------------------------                     ---------------            --------------
June 2010                                         5,827,957.48                      9.40
July 2010                                         5,686,054.66                      9.71
August 2010                                       5,547,572.87                      9.40
September 2010                                    5,412,430.15                      9.40
October 2010                                      5,280,546.50                      9.71
November 2010                                     5,151,843.82                      9.40
December 2010                                     5,026,245.87                      9.71
January 2011                                      4,903,678.25                      9.40
February 2011                                     4,784,068.31                      9.40
March 2011                                        4,667,345.15                     10.40
April 2011                                        4,553,439.57                      9.40
May 2011                                          4,442,284.00                      9.71
June 2011                                         4,333,812.50                      9.40
July 2011                                         4,227,960.69                      9.71
August 2011                                       4,124,665.75                      9.40
September 2011                                    4,023,866.35                      9.40
October 2011                                      3,925,502.60                      9.71
November 2011                                     3,829,516.08                      9.40
December 2011                                     3,735,849.74                      9.71
January 2012                                      3,644,447.90                      9.40
February 2012                                     3,555,256.21                      9.40
March 2012                                        1,256,738.12                     10.05
April 2012                                        1,052,908.42                      9.40
May 2012                                            854,010.15                      9.71
June 2012                                           659,924.90                      9.40
July 2012                                           470,537.08                      9.71
August 2012                                         285,733.87                      9.40
September 2012                                      105,405.15                      9.40


                                      B-20

                          SCHEDULE C


                                                       Column 1                            Column 2
Distribution                                     40 Year Loans                       40 Year Loans
Date                                                 at 5% CPR                          at 10% CPR
-------------------                          ------------------                    ----------------
February 25, 2006                                69,016,727.00                       69,016,727.00
March 25, 2006                                   68,934,727.61                       68,624,833.83
April 25, 2006                                   68,870,619.06                       68,252,799.72
May 25, 2006                                     68,816,498.32                       67,892,577.41
June 25, 2006                                    68,769,771.21                       67,541,476.06
July 25, 2006                                    68,730,346.61                       67,199,299.23
August 25, 2006                                  68,698,186.30                       66,865,904.46
September 25, 2006                               68,672,767.13                       66,540,681.03
October 25, 2006                                 68,652,054.26                       66,221,570.04
November 25, 2006                                68,634,584.76                       65,907,097.90
December 25, 2006                                68,619,491.64                       65,596,386.55
January 25, 2007                                 68,602,987.34                       65,285,793.91
February 25, 2007                                68,585,205.32                       64,975,457.67
March 25, 2007                                   68,569,282.06                       64,668,345.28
April 25, 2007                                   68,554,956.22                       64,364,180.79
May 25, 2007                                     68,541,119.49                       64,061,901.26
June 25, 2007                                    68,527,600.47                       63,761,334.37
July 25, 2007                                    68,514,336.92                       63,462,411.85
August 25, 2007                                  68,501,273.54                       63,165,072.94
September 25, 2007                               68,488,083.55                       62,869,008.63
October 25, 2007                                 68,474,084.04                       62,573,589.93
November 25, 2007                                68,459,004.88                       62,278,574.62
December 25, 2007                                68,442,046.31                       61,983,245.14
January 25, 2008                                 68,420,979.63                       61,685,608.65
February 25, 2008                                68,396,746.38                       61,386,553.54
March 25, 2008                                   68,372,785.57                       61,089,184.00
April 25, 2008                                   68,349,289.08                       60,793,660.52
May 25, 2008                                     68,326,258.21                       60,499,971.80
June 25, 2008                                    68,303,692.03                       60,208,104.63
July 25, 2008                                    68,281,534.96                       59,917,997.96
August 25, 2008                                  68,259,785.18                       59,629,638.65
September 25, 2008                               68,238,106.28                       59,342,722.71
October 25, 2008                                 68,211,921.99                       59,053,280.87
November 25, 2008                                68,184,717.92                       58,764,363.24
December 25, 2008                                68,155,559.91                       58,475,173.40
January 25, 2009                                 67,986,839.62                       58,068,194.63
February 25, 2009                                67,719,848.89                       57,580,136.86
March 25, 2009                                   67,428,826.39                       57,074,952.04
April 25, 2009                                   67,129,058.08                       56,565,776.07
May 25, 2009                                     66,827,374.21                       56,058,417.75
June 25, 2009                                    66,522,087.77                       55,551,469.46
July 25, 2009                                    66,212,980.46                       55,044,769.80
August 25, 2009                                  65,904,283.06                       54,541,842.44
September 25, 2009                               65,596,429.35                       54,043,019.54
October 25, 2009                                 65,288,231.06                       53,547,296.67
November 25, 2009                                64,981,160.12                       53,055,859.10
December 25, 2009                                64,675,653.50                       52,569,029.36
January 25, 2010                                 64,372,669.00                       52,087,545.24
February 25, 2010                                64,071,745.57                       51,610,987.97
March 25, 2010                                   63,771,763.77                       51,138,417.83
April 25, 2010                                   63,471,406.54                       50,668,753.82
May 25, 2010                                     63,171,918.46                       50,202,969.77
June 25, 2010                                    62,873,345.81                       49,741,073.81
July 25, 2010                                    62,575,736.42                       49,283,074.80
August 25, 2010                                  62,279,086.17                       48,828,940.41
September 25, 2010                               61,983,475.60                       48,378,704.61
October 25, 2010                                 61,688,955.78                       47,932,377.57


                                      C-1

November 25, 2010                                61,395,800.93                       47,490,141.54
December 25, 2010                                61,104,219.29                       47,052,124.38
January 25, 2011                                 60,814,718.92                       46,618,681.09
February 25, 2011                                60,527,002.37                       46,189,545.25
March 25, 2011                                   60,240,385.67                       45,764,161.17
April 25, 2011                                   59,954,876.05                       45,342,505.49
May 25, 2011                                     59,670,516.01                       44,924,581.52
June 25, 2011                                    59,387,300.84                       44,510,356.82
July 25, 2011                                    59,105,271.76                       44,099,833.45
August 25, 2011                                  58,824,423.22                       43,692,978.43
September 25, 2011                               58,544,763.45                       43,289,769.20
October 25, 2011                                 58,266,375.35                       42,890,238.28
November 25, 2011                                57,989,219.07                       42,494,327.35
December 25, 2011                                57,713,257.47                       42,101,980.76
January 25, 2012                                 57,438,445.29                       41,713,137.70
February 25, 2012                                57,164,738.34                       41,327,738.88
March 25, 2012                                   56,892,303.11                       40,945,877.44
April 25, 2012                                   56,621,145.67                       40,567,529.59
May 25, 2012                                     56,351,260.85                       40,192,663.65
June 25, 2012                                    56,082,643.76                       39,821,248.41
July 25, 2012                                    55,815,334.22                       39,453,284.54
August 25, 2012                                  55,549,327.26                       39,088,740.83
September 25, 2012                               55,284,579.82                       38,727,559.70
October 25, 2012                                 55,021,082.16                       38,369,707.53
November 25, 2012                                54,758,725.94                       38,015,082.55
December 25, 2012                                54,497,289.92                       37,663,506.52
January 25, 2013                                 54,236,390.99                       37,314,692.74
February 25, 2013                                53,976,154.72                       36,968,707.85
March 25, 2013                                   53,717,194.51                       36,625,949.63
April 25, 2013                                   53,459,540.91                       36,286,412.89
May 25, 2013                                     53,203,230.36                       35,950,096.25
June 25, 2013                                    52,948,212.74                       35,616,939.80
July 25, 2013                                    52,694,481.67                       35,286,913.76
August 25, 2013                                  52,442,030.02                       34,959,988.08
September 25, 2013                               52,190,832.67                       34,636,121.06
October 25, 2013                                 51,940,730.15                       34,315,182.71
November 25, 2013                                51,691,613.37                       33,997,078.22
December 25, 2013                                51,443,270.70                       33,681,647.15


                                      C-2

January 25, 2014                                 51,195,195.25                       33,368,539.22
February 25, 2014                                50,947,585.32                       33,057,867.79
March 25, 2014                                   50,701,167.82                       32,750,085.48
April 25, 2014                                   50,455,977.37                       32,445,191.40
May 25, 2014                                     50,211,966.23                       32,143,131.67
June 25, 2014                                    49,969,168.21                       31,843,905.13
July 25, 2014                                    49,727,536.15                       31,547,459.03
August 25, 2014                                  49,487,063.78                       31,253,767.12
September 25, 2014                               49,247,652.85                       30,962,745.57
October 25, 2014                                 49,009,308.39                       30,674,376.45
November 25, 2014                                48,771,848.59                       30,388,525.52
December 25, 2014                                48,535,109.81                       30,105,071.97
January 25, 2015                                 48,298,717.27                       29,823,766.62
February 25, 2015                                48,062,813.99                       29,544,682.81
March 25, 2015                                   47,827,930.44                       29,268,129.53
April 25, 2015                                   47,594,091.41                       28,994,101.96
May 25, 2015                                     47,361,293.03                       28,722,577.77
June 25, 2015                                    47,129,493.50                       28,453,511.94
July 25, 2015                                    46,898,689.12                       28,186,882.90
August 25, 2015                                  46,668,876.85                       27,922,669.67
September 25, 2015                               46,439,989.53                       27,660,813.25
October 25, 2015                                 46,212,020.60                       27,401,291.43
November 25, 2015                                45,984,903.64                       27,144,046.85
December 25, 2015                                45,758,581.39                       26,889,028.38
January 25, 2016                                 45,532,904.15                       26,636,131.51
February 25, 2016                                45,307,949.85                       26,385,386.04
March 25, 2016                                   45,083,884.93                       26,136,872.31
April 25, 2016                                   44,860,713.91                       25,890,575.62
May 25, 2016                                     44,638,397.04                       25,646,455.91
June 25, 2016                                    44,416,965.66                       25,404,514.29
July 25, 2016                                    44,196,380.22                       25,164,711.32
August 25, 2016                                  43,976,635.17                       24,927,027.35
September 25, 2016                               43,757,725.64                       24,691,443.29
October 25, 2016                                 43,539,563.21                       24,457,893.27
November 25, 2016                                43,322,230.64                       24,226,408.16
December 25, 2016                                43,105,753.19                       23,996,986.08
January 25, 2017                                 42,890,174.76                       23,769,635.36
February 25, 2017                                42,675,481.35                       23,544,332.05
March 25, 2017                                   42,461,596.23                       23,321,017.99
April 25, 2017                                   42,248,509.87                       23,099,672.65
May 25, 2017                                     42,036,217.28                       22,880,278.15
June 25, 2017                                    41,824,714.64                       22,662,817.44
July 25, 2017                                    41,613,997.63                       22,447,273.28
August 25, 2017                                  41,404,063.24                       22,233,629.33
September 25, 2017                               41,194,948.77                       22,021,890.91
October 25, 2017                                 40,986,657.82                       21,812,045.14
November 25, 2017                                40,779,175.40                       21,604,069.38
December 25, 2017                                40,572,518.06                       21,397,957.86
January 25, 2018                                 40,366,763.04                       21,193,736.63
February 25, 2018                                40,161,853.94                       20,991,361.22


                                      C-3

March 25, 2018                                   39,957,711.86                       20,790,776.16
April 25, 2018                                   39,754,362.16                       20,591,980.75
May 25, 2018                                     39,551,770.63                       20,394,943.49
June 25, 2018                                    39,349,934.56                       20,199,649.44
July 25, 2018                                    39,148,882.89                       20,006,099.94
August 25, 2018                                  38,948,581.36                       19,814,264.03
September 25, 2018                               38,749,032.38                       19,624,129.71
October 25, 2018                                 38,550,278.18                       19,435,705.16
November 25, 2018                                38,352,286.99                       19,248,961.08
December 25, 2018                                38,155,071.14                       19,063,890.62
January 25, 2019                                 37,958,697.20                       18,880,513.87
February 25, 2019                                37,763,115.33                       18,698,792.79
March 25, 2019                                   37,568,265.63                       18,518,684.89
April 25, 2019                                   37,374,141.85                       18,340,174.67
May 25, 2019                                     37,180,770.94                       18,163,262.96
June 25, 2019                                    36,988,119.37                       17,987,921.04
July 25, 2019                                    36,796,184.12                       17,814,135.33
August 25, 2019                                  36,604,961.89                       17,641,892.24
September 25, 2019                               36,414,454.43                       17,471,180.70
October 25, 2019                                 36,224,629.56                       17,301,973.52
November 25, 2019                                36,035,528.65                       17,134,278.82
December 25, 2019                                35,847,170.24                       16,968,093.65
January 25, 2020                                 35,659,584.28                       16,803,420.36
February 25, 2020                                35,472,774.12                       16,640,248.65
March 25, 2020                                   35,286,658.16                       16,478,528.61
April 25, 2020                                   35,101,228.70                       16,318,245.45
May 25, 2020                                     34,916,454.31                       16,159,373.52
June 25, 2020                                    34,732,359.70                       16,001,913.42
July 25, 2020                                    34,548,941.91                       15,845,852.88
August 25, 2020                                  34,366,170.01                       15,691,166.99
September 25, 2020                               34,184,076.18                       15,537,859.85
October 25, 2020                                 34,002,619.88                       15,385,902.45
November 25, 2020                                33,821,862.02                       15,235,311.90
December 25, 2020                                33,641,805.44                       15,086,078.84
January 25, 2021                                 33,462,536.44                       14,938,231.22
February 25, 2021                                33,284,004.30                       14,791,735.48
March 25, 2021                                   33,106,102.85                       14,646,534.00
April 25, 2021                                   32,928,849.56                       14,502,624.56
May 25, 2021                                     32,752,215.16                       14,359,984.35
June 25, 2021                                    32,576,196.84                       14,218,602.43
July 25, 2021                                    32,400,818.03                       14,078,479.33
August 25, 2021                                  32,226,050.05                       13,939,592.93
September 25, 2021                               32,051,899.75                       13,801,936.72
October 25, 2021                                 31,878,378.11                       13,665,505.96
November 25, 2021                                31,705,503.61                       13,530,299.07
December 25, 2021                                31,533,306.39                       13,396,319.38
January 25, 2022                                 31,361,872.43                       13,263,593.65
February 25, 2022                                31,191,183.65                       13,132,104.26
March 25, 2022                                   31,021,093.43                       13,001,779.91
April 25, 2022                                   30,851,592.30                       12,872,607.70


                                      C-4

May 25, 2022                                     30,682,652.97                       12,744,567.46
June 25, 2022                                    30,514,297.80                       12,617,659.83
July 25, 2022                                    30,346,524.36                       12,491,875.13
August 25, 2022                                  30,179,330.23                       12,367,203.75
September 25, 2022                               30,012,723.69                       12,243,640.53
October 25, 2022                                 29,846,722.49                       12,121,184.17
November 25, 2022                                29,681,340.79                       11,999,831.84
December 25, 2022                                29,516,610.40                       11,879,587.74
January 25, 2023                                 29,352,597.44                       11,760,469.69
February 25, 2023                                29,189,292.48                       11,642,464.94
March 25, 2023                                   29,026,556.98                       11,525,509.61
April 25, 2023                                   28,864,380.83                       11,409,591.63
May 25, 2023                                     28,702,738.54                       11,294,693.02
June 25, 2023                                    28,541,650.96                       11,180,814.17
July 25, 2023                                    28,381,115.84                       11,067,946.39
August 25, 2023                                  28,221,130.85                       10,956,081.01
September 25, 2023                               28,061,682.16                       10,845,205.01
October 25, 2023                                 27,902,808.10                       10,735,325.55
November 25, 2023                                27,744,526.37                       10,626,441.70
December 25, 2023                                27,586,851.43                       10,518,551.23
January 25, 2024                                 27,429,888.89                       10,411,686.46
February 25, 2024                                27,273,600.12                       10,305,824.52
March 25, 2024                                   27,117,830.51                       10,200,899.26
April 25, 2024                                   26,962,591.91                       10,096,907.96
May 25, 2024                                     26,807,882.23                        9,993,842.66
June 25, 2024                                    26,653,677.76                        9,891,687.46
July 25, 2024                                    26,499,997.69                        9,790,442.50
August 25, 2024                                  26,346,818.67                        9,690,092.20
September 25, 2024                               26,194,170.32                        9,590,640.59
October 25, 2024                                 26,042,065.74                        9,492,085.51
November 25, 2024                                25,890,504.21                        9,394,419.75
December 25, 2024                                25,739,537.26                        9,297,655.06
January 25, 2025                                 25,589,248.13                        9,201,814.25
February 25, 2025                                25,439,583.66                        9,106,870.86
March 25, 2025                                   25,290,432.38                        9,012,778.03
April 25, 2025                                   25,141,785.14                        8,919,525.95
May 25, 2025                                     24,993,619.62                        8,827,100.29
June 25, 2025                                    24,845,953.87                        8,735,501.07
July 25, 2025                                    24,698,785.82                        8,644,721.23
August 25, 2025                                  24,552,093.53                        8,554,746.82
September 25, 2025                               24,405,904.47                        8,465,581.21
October 25, 2025                                 24,260,230.98                        8,377,222.42
November 25, 2025                                24,115,088.36                        8,289,669.47
December 25, 2025                                23,970,488.23                        8,202,920.05
January 25, 2026                                 23,826,526.28                        8,117,000.47
February 25, 2026                                23,683,163.82                        8,031,890.93
March 25, 2026                                   23,540,269.08                        7,947,540.47
April 25, 2026                                   23,397,852.42                        7,863,946.76
May 25, 2026                                     23,255,911.90                        7,781,103.33
June 25, 2026                                    23,114,426.91                        7,698,997.55


                                      C-5

July 25, 2026                                    22,973,413.98                        7,617,629.25
August 25, 2026                                  22,832,852.78                        7,536,986.05
September 25, 2026                               22,692,768.70                        7,457,070.75
October 25, 2026                                 22,553,174.54                        7,377,881.92
November 25, 2026                                22,414,067.42                        7,299,412.97
December 25, 2026                                22,275,490.92                        7,221,672.46
January 25, 2027                                 22,137,515.18                        7,144,677.29
February 25, 2027                                22,000,094.78                        7,068,406.85
March 25, 2027                                   21,863,135.93                        6,992,825.39
April 25, 2027                                   21,726,613.24                        6,917,919.51
May 25, 2027                                     21,590,542.28                        6,843,688.97
June 25, 2027                                    21,454,921.31                        6,770,128.02
July 25, 2027                                    21,319,731.13                        6,697,225.48
August 25, 2027                                  21,184,987.00                        6,624,981.06
September 25, 2027                               21,050,678.68                        6,553,386.52
October 25, 2027                                 20,916,836.20                        6,482,446.16
November 25, 2027                                20,783,455.00                        6,412,153.51
December 25, 2027                                20,650,577.31                        6,342,516.48
January 25, 2028                                 20,518,257.43                        6,273,546.53
February 25, 2028                                20,386,477.34                        6,205,232.81
March 25, 2028                                   20,255,135.33                        6,137,539.25
April 25, 2028                                   20,124,207.59                        6,070,453.88
May 25, 2028                                     19,993,708.51                        6,003,976.36
June 25, 2028                                    19,863,620.37                        5,938,096.70
July 25, 2028                                    19,733,957.30                        5,872,814.53
August 25, 2028                                  19,604,701.76                        5,808,120.04
September 25, 2028                               19,475,875.57                        5,744,015.15
October 25, 2028                                 19,347,476.70                        5,680,494.71
November 25, 2028                                19,219,530.31                        5,617,561.55
December 25, 2028                                19,092,046.01                        5,555,213.87
January 25, 2029                                 18,965,097.39                        5,493,468.40
February 25, 2029                                18,838,645.30                        5,432,308.99
March 25, 2029                                   18,712,608.84                        5,371,707.75
April 25, 2029                                   18,586,980.96                        5,311,658.36
May 25, 2029                                     18,461,745.00                        5,252,151.80
June 25, 2029                                    18,336,914.22                        5,193,187.67
July 25, 2029                                    18,212,472.17                        5,134,757.13
August 25, 2029                                  18,088,431.82                        5,076,859.74
September 25, 2029                               17,964,798.67                        5,019,492.90
October 25, 2029                                 17,841,571.28                        4,962,652.10
November 25, 2029                                17,718,772.02                        4,906,339.47
December 25, 2029                                17,596,419.80                        4,850,556.08
January 25, 2030                                 17,474,557.19                        4,795,309.44
February 25, 2030                                17,353,170.21                        4,740,591.42
March 25, 2030                                   17,232,177.16                        4,686,375.59
April 25, 2030                                   17,111,557.95                        4,632,652.62
May 25, 2030                                     16,991,324.72                        4,579,421.99
June 25, 2030                                    16,871,476.04                        4,526,679.51
July 25, 2030                                    16,752,010.16                        4,474,420.92
August 25, 2030                                  16,632,925.45                        4,422,642.07


                                      C-6

September 25, 2030                               16,514,226.35                        4,371,340.40
October 25, 2030                                 16,395,924.87                        4,320,515.38
November 25, 2030                                16,278,025.55                        4,270,164.48
December 25, 2030                                16,160,544.90                        4,220,288.30
January 25, 2031                                 16,043,523.77                        4,170,893.72
February 25, 2031                                15,926,942.38                        4,121,971.76
March 25, 2031                                   15,810,746.73                        4,073,504.75
April 25, 2031                                   15,694,918.90                        4,025,484.55
May 25, 2031                                     15,579,457.25                        3,977,907.26
June 25, 2031                                    15,464,372.85                        3,930,772.27
July 25, 2031                                    15,349,651.56                        3,884,072.57
August 25, 2031                                  15,235,304.10                        3,837,807.46
September 25, 2031                               15,121,332.92                        3,791,974.19
October 25, 2031                                 15,007,747.65                        3,746,571.79
November 25, 2031                                14,894,547.82                        3,701,596.75
December 25, 2031                                14,781,741.32                        3,657,047.67
January 25, 2032                                 14,669,350.74                        3,612,926.77
February 25, 2032                                14,557,361.23                        3,569,226.98
March 25, 2032                                   14,445,747.24                        3,525,938.73
April 25, 2032                                   14,334,493.55                        3,483,055.11
May 25, 2032                                     14,223,609.97                        3,440,575.31
June 25, 2032                                    14,113,094.84                        3,398,495.79
July 25, 2032                                    14,002,946.37                        3,356,812.96
August 25, 2032                                  13,893,162.81                        3,315,523.31
September 25, 2032                               13,783,743.55                        3,274,623.59
October 25, 2032                                 13,674,693.35                        3,234,111.88
November 25, 2032                                13,566,006.75                        3,193,983.84
December 25, 2032                                13,457,692.09                        3,154,238.41
January 25, 2033                                 13,349,737.05                        3,114,869.68
February 25, 2033                                13,242,145.40                        3,075,875.58
March 25, 2033                                   13,134,916.92                        3,037,253.10
April 25, 2033                                   13,028,049.97                        2,998,998.94
May 25, 2033                                     12,921,542.71                        2,961,109.76
June 25, 2033                                    12,815,393.36                        2,923,582.28
July 25, 2033                                    12,709,600.05                        2,886,413.23
August 25, 2033                                  12,604,171.18                        2,849,601.67
September 25, 2033                               12,499,093.15                        2,813,141.72
October 25, 2033                                 12,394,364.97                        2,777,030.37
November 25, 2033                                12,289,986.92                        2,741,264.94
December 25, 2033                                12,185,948.90                        2,705,840.45
January 25, 2034                                 12,082,218.71                        2,670,747.11
February 25, 2034                                11,978,810.18                        2,635,985.39
March 25, 2034                                   11,875,751.22                        2,601,558.82
April 25, 2034                                   11,773,032.20                        2,567,462.64
May 25, 2034                                     11,670,660.77                        2,533,695.89
June 25, 2034                                    11,568,635.06                        2,500,255.58
July 25, 2034                                    11,466,943.91                        2,467,136.71
August 25, 2034                                  11,365,594.75                        2,434,338.32
September 25, 2034                               11,264,573.85                        2,401,854.95
October 25, 2034                                 11,163,885.12                        2,369,684.95


                                      C-7

November 25, 2034                                11,063,511.97                        2,337,822.34
December 25, 2034                                10,963,452.77                        2,306,264.35
January 25, 2035                                 10,863,674.92                        2,275,001.78
February 25, 2035                                10,764,187.45                        2,244,034.20
March 25, 2035                                   10,665,019.19                        2,213,365.33
April 25, 2035                                   10,566,170.11                        2,182,992.80
May 25, 2035                                     10,467,638.52                        2,152,913.91
June 25, 2035                                    10,369,422.69                        2,123,125.99
July 25, 2035                                    10,271,512.64                        2,093,624.71
August 25, 2035                                   9,955,684.27                        2,020,127.53
September 25, 2035                                9,475,621.75                        1,914,073.59
October 25, 2035                                  9,245,970.59                        1,859,287.99
November 25, 2035                                 9,156,375.33                        1,832,993.75
December 25, 2035                                 8,965,263.67                        1,786,667.38
January 25, 2036                                  8,877,185.35                        1,761,161.45
February 25, 2036                                 8,789,366.41                        1,735,899.96



                                     ANNEX I

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

         Except in certain limited circumstances, the Offered Certificates, which are referred to as the global securities, will be available only in book-entry form. Investors in the global securities may hold interests in these global securities through any of DTC, Clearstream or Euroclear. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors holding interests in global securities through Clearstream and Euroclear will be conducted in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice. Secondary market trading between investors holding interests in global securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

         Secondary cross-market trading between investors holding interests in global securities through Clearstream or Euroclear and investors holding interests in global securities through DTC participants will be effected on a delivery-against-payment basis through the respective depositories of Clearstream and Euroclear, in such capacity, and other DTC participants.

         Although DTC, Euroclear and Clearstream are expected to follow the procedures described below in order to facilitate transfers of interests in the global securities among participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or continue to perform those procedures, and those procedures may be discontinued at any time. Neither the Depositor, the Master Servicer, the Securities Administrator nor the Trustee will have any responsibility for the performance by DTC, Euroclear and Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their obligations.

         Non-U.S. holders of global securities will be subject to U.S. withholding taxes unless those holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

         The global securities will be registered in the name of Cede & Co. as nominee of DTC. Investors' interests in the global securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. Clearstream and Euroclear will hold positions on behalf of their participants through their respective depositories, which in turn will hold such positions in accounts as DTC participants.

         Investors electing to hold interests in global securities through DTC participants, rather than through Clearstream or Euroclear accounts, will be subject to the settlement practices applicable to similar issues of pass-through certificates. Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold interests in global securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Interests in global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         Transfers between DTC Participants. Secondary market trading between DTC participants will be settled using the DTC procedures applicable to similar issues of pass-through certificates in same-day funds.

         Transfers between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream participants or Euroclear participants and/or investors holding interests in global securities through them will be settled using the procedures applicable to conventional eurobonds in same-day funds.

         Transfers between DTC Seller and Clearstream or Euroclear Purchaser. When interests in global securities are to be transferred on behalf of a seller from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant for a purchaser, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or the Euroclear operator will instruct its respective depository to receive an interest in the global securities against payment. Payment will include interest accrued on the global securities from and including the last distribution date to but excluding the settlement date. Payment will then be made by the respective depository to the DTC participant's account against delivery of an interest in the global securities. After this settlement has been completed, the interest will be credited to the respective clearing system, and by the clearing system, in accordance with its usual procedures, to the Clearstream participant's or Euroclear participant's account. The credit of this interest will appear on the next business day and the cash debit will be back-valued to, and the interest on the global securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed through DTC on the intended value date, i.e., the trade fails, the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

         Clearstream participants and Euroclear participants will need to make available to the respective clearing system the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement from cash on hand, in which case the Clearstream participants or Euroclear participants will take on credit exposure to Clearstream or the Euroclear operator until interests in the global securities are credited to their accounts one day later.

         As an alternative, if Clearstream or the Euroclear operator has extended a line of credit to them, Clearstream participants or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon. Under this procedure, Clearstream participants or Euroclear participants receiving interests in global securities for purchasers would incur overdraft charges for one day, to the extent they cleared the overdraft when interests in the global securities were credited to their accounts. However, interest on the global securities would accrue from the value date. Therefore, the investment income on the interest in the global securities earned during that one-day period would tend to offset the amount of these overdraft charges, although this result will depend on each Clearstream participant's or Euroclear participant's particular cost of funds.

         Since the settlement through DTC will take place during New York business hours, DTC participants are subject to DTC procedures for transferring interests in global securities to the respective depository of Clearstream or Euroclear for the benefit of Clearstream participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the seller settling the sale through a DTC participant, a cross-market transaction will settle no differently than a sale to a purchaser settling through a DTC participant.

         Finally, intra-day traders that use Clearstream participants or Euroclear participants to purchase interests in global securities from DTC participants or sellers settling through them for delivery to Clearstream participants or Euroclear participants should note that these trades will automatically fail on the sale side unless affirmative action is taken. At least three techniques should be available to eliminate this potential condition:

         o borrowing interests in global securities through Clearstream or Euroclear for one day, until the purchase side of the intra-day trade is reflected in the relevant Clearstream or Euroclear accounts, in accordance with the clearing system's customary procedures;

         o borrowing interests in global securities in the United States from a DTC participant no later than one day prior to settlement, which would give sufficient time for such interests to be reflected in the relevant Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

         o staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear participant.

         Transfers between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream participants and Euroclear participants may employ their customary procedures for transactions in which interests in global securities are to be transferred by the respective clearing system, through the respective depository, to a DTC participant. The seller will send instructions to Clearstream or the Euroclear operator through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear will instruct its respective depository, to credit an interest in the global securities to the DTC participant's account against payment. Payment will include interest accrued on the global securities from and including the last distribution date to but excluding the settlement date. The payment will then be reflected in the account of the Clearstream participant or Euroclear participant the following business day, and receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would be back-valued to the value date, which would be the preceding day, when settlement occurred through DTC in New York. If settlement is not completed on the intended value date, i.e., the trade fails, receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would instead be valued as of the actual settlement date.

Certain U.S. Federal Income Tax Documentation Requirements

         A beneficial owner who is an individual or corporation holding the global security on its own behalf of global securities holding securities through Clearstream or Euroclear, or through DTC if the holder has an address outside the U.S., will be subject to the 30% U.S. withholding tax that typically applies to payments of interest, including original issue discount, on registered debt issued by U.S. persons, unless:

o each clearing system, bank or other institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner or a foreign corporation or foreign trust and the U.S. entity required to withhold tax complies with applicable certification requirements; and
the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

o Exemption for Non-U.S. Persons--Form W-8BEN. Beneficial holders of global securities that are Non-U.S. persons generally can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN, or Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding. Non-U.S. persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate, depending on the treaty terms, by filing Form W-8BEN. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of the change.

o Exemption for Non-U.S. persons with effectively connected income--Form W-8ECI. A Non-U.S. person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI, or Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States.

o Exemption for U.S. Persons--Form W-9. U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9, or Payer's Request for Taxpayer Identification Number and Certification.

         U.S. Federal Income Tax Reporting Procedure. The holder of a global security or, in the case of a Form W-8BEN or Form W-8ECI filer, his agent, files by submitting the appropriate form to the person through whom it holds the security--the clearing agency, in the case of persons holding directly on the books of the clearing agency. Form W-8BEN and Form W-8ECI generally are effective until the third succeeding calendar year from the date the form is signed. However, the W-8BEN and W-8ECI with a taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the withholding agent reports at least annually to the beneficial owner on Form 1042-S. The term "U.S. person" means: a citizen or resident of the United States;

o a corporation, partnership or other entity treated as a corporation or a partnership for United States federal income tax purposes, organized in or under the laws of the United States or any state thereof, including for this purpose the District of Columbia, unless, in the case of a partnership, future Treasury regulations provide otherwise;

o an estate that is subject to U.S. federal income tax regardless of the source of its income; or

o a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

         If the information shown on Form W-8BEN or Form W-8ECI changes, a new Form W-8BEN or Form W-8ECI, as applicable, must be filed within 30 days of the change. Certain trusts not described in the final bullet of the preceding sentence in existence on August 20, 1996 that elect to be treated as a United States Person will also be a U.S. person. The term "Non-U.S. person" means any person who is not a U.S. person. This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the global securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the global securities.

1

PROSPECTUS

          MORTGAGE-BACKED/ASSET-BACKED SECURITIES (ISSUABLE IN SERIES)
                   BEAR STEARNS ASSET BACKED SECURITIES I LLC
                                    DEPOSITOR

THE SECURITIES

----------------------   Each issue of securities will have its own series
|CONSIDER CAREFULLY  |   designation and will evidence either the ownership of
|THE RISK FACTORS    |   assets in the related trust fund or debt obligations
|BEGINNING ON PAGE 4 |   secured by assets of the related trust fund.
|OF THIS PROSPECTUS. |
|                    |   o  Each series of securities will consist of one or
|The securities      |   more classes of mortgage-backed or asset-backed
|represent           |   certificates or notes.
|obligations of the  |
|trust only and do   |   o  Each class of securities will represent the
|not represent an    |   entitlement to a specified portion of interest
|interest in or      |   payments and a specified portion of principal
|obligation of the   |   payments on the trust assets.
|depositor, the      |
|seller, the master  |   o A series may include classes of securities that are
|servicer or any of  |   senior in right of payment to other classes. Classes
|their affiliates.   |   of securities may be entitled to receive
|                    |   distributions of principal, interest or both prior to
|This prospectus may |   other classes or before or after specified events.
|be used to offer an |
|sell the securities |   o No market will exist for the securities of any series
|only if accompanied |   before they are issued. In addition, even after the
|by a prospectus     |   securities of a series have been issued and sold,
|supplement.         |   there can be no assurance that a resale market for
----------------------   them will develop.

                         Offers of the securities will be made through Bear, Stearns & Co. Inc. and the other underwriters listed in the related prospectus supplement.

THE TRUST FUND AND ITS ASSETS

As specified in the related prospectus supplement, each trust fund will consist primarily of assets from one of the following categories:

          o mortgage loans secured by senior or junior liens on one- to four-family residential properties;

          o closed-end and/or revolving home equity loans secured by senior or junior liens on one- to four-family residential or mixed-use properties;

          o home improvement installment sales contracts and loan agreements that are either unsecured or secured by senior or junior liens on one- to four-family residential or mixed-use properties or by purchase money security interests in the related home improvements;

          o installment sales contracts and installment loan agreements secured by senior or junior liens on manufactured homes or by mortgages on the related real estate;

          o mortgage-backed securities issued or guaranteed by Ginnie Mae, Freddie Mac or Fannie Mae; and

          o  private label mortgage-backed or asset-backed securities.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            BEAR, STEARNS & CO. INC.
                                 JUNE 24, 2005

              IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS
                   AND EACH ACCOMPANYING PROSPECTUS SUPPLEMENT

Information about each series of securities is contained in two separate documents:

          o this prospectus, which provides general information, some of which may not apply to a particular series; and

          o the accompanying prospectus supplement for a particular series, which describes the specific terms of the securities of that series.

Although the accompanying prospectus supplement cannot contradict the information contained in this prospectus, insofar as the prospectus supplement contains specific information about a particular series of securities that differs from the more general information contained in this prospectus, you should rely on the information in the prospectus supplement.

You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the accompanying prospectus supplement.

Each prospectus supplement generally will include the following information with respect to the related series of securities:

          o the principal amount, interest rate and authorized denominations of each class of securities;

          o information concerning the mortgage loans, home equity loans, home improvement contracts, manufactured housing contracts, mortgage backed securities and/or private securities in the related trust fund;

          o information concerning the seller or sellers of the mortgage loans, home equity loans, home improvement contracts, manufactured housing contracts, mortgage backed securities and/or private securities and information concerning any servicer;

          o the terms of any credit enhancement with respect to particular classes of the securities;

          o information concerning other trust fund assets, including any reserve fund;

          o  the final scheduled distribution date for each class of securities;

          o the method for calculating the amount of principal to be paid to each class of securities, and the timing and order of priority of principal payments;

          o information about any REMIC tax elections for some or all of the trust fund assets; and

          o  particulars of the plan of distribution for the securities.

     We include cross-references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The Table of Contents included in the accompanying prospectus supplement lists the pages on which these captions are located.

     There is also a Glossary of Terms beginning on page 133 where you will find definitions of certain capitalized terms used in this prospectus.

     If you require additional information, the mailing address of our principal executive offices is Bear Stearns Asset Backed Securities I LLC, 383 Madison Avenue, New York, New York, 10179 and our telephone number is (212) 272-2000. For other means of acquiring additional information about us or a series of securities, see "Incorporation of Certain Information by Reference" beginning on page 130 of this prospectus.

                                  RISK FACTORS

     You should consider carefully the following information, together with the information set forth under "Risk Factors" in the accompanying prospectus supplement, since it identifies the principal risk factors associated with an investment in the securities.

YOU MAY HAVE DIFFICULTY SELLING
YOUR SECURITIES OR OBTAINING YOUR
DESIRED PRICE.....................    No market will exist for the securities
                                      before they are issued. In addition, we
                                      cannot give you any assurance that a
                                      resale market will develop following the issuance and sale of any series of the securities. Even if a resale market does develop, you may not be able to sell your securities when you wish or at the price you want.

ONLY THE ASSETS OF THE RELATED
TRUST FUND ARE AVAILABLE TO PAY
YOUR SECURITIES...................    The securities of each series will be
                                      payable solely from the assets of the
                                      related trust fund, including any
                                      applicable credit enhancement, and will
                                      not have a claim against the assets of any other trust. In the case of securities that are in the form of notes, the related indenture will require that noteholders proceed only against the assets of the related trust fund. We cannot give you any assurance that the market value of the assets in any trust fund will be equal to or greater than the total principal amount of the related securities then outstanding, plus accrued interest.
                                      Moreover, if the assets of a trust fund
                                      are ever sold, the sale proceeds will be applied first to reimburse any related trustee, servicer and credit enhancement provider for their unpaid fees and expenses before any remaining amounts are distributed to securityholders.

                                      In addition, at the times specified in the related prospectus supplement, assets of the trust fund and the related security accounts may be released to the depositor, the servicer, the credit enhancement provider or other persons, if

                                        o  all payments then due on the related
                                           securities have been made, and

                                        o  any other payments specified in the
                                           related prospectus supplement have
                                           been made.

                                      Once released, such assets will no longer be available to make payments to securityholders.

                                      You will have no recourse against the
                                      depositor or any other person if any
                                      required distribution on the securities is not made or for any other default. The only obligations of the depositor with respect to a trust fund or the related securities would result from a breach of the representations and warranties that the depositor may make concerning the trust assets. However, because of the depositor's very limited assets, even if the depositor should be required to repurchase a loan from a particular trust fund because of the breach of a representation or warranty, its sole source of funds for the repurchase would be:

                                        o  funds obtained from enforcing
                                           any similar obligation of the
                                           originator of the loan, or

                                        o  monies from any reserve fund
                                           established to pay for loan
                                           repurchases.

CREDIT ENHANCEMENT MAY BE
INSUFFICIENT TO PROVIDE AGAINST
PARTICULAR RISKS..................    Although credit enhancement is intended to
                                      reduce the effect of delinquent payments or loan losses on particular classes of securities, the amount of any credit enhancement is subject to the limits described in the related prospectus supplement. In addition, the amount of credit enhancement may decline or be depleted before the related securities are paid in full. As a result, securityholders may suffer losses.

PRINCIPAL PAYMENTS ON
THE LOANS MAY ADVERSELY AFFECT
THE AVERAGE LIFE OF, AND RATE OF
RETURN ON, YOUR SECURITIES........    You may be unable to reinvest the
                                      principal payments on your securities at a rate of return equal to the rate on your securities. The timing of principal payments on the securities of a series will be affected by a number of factors, including the following:

                                        o  the extent of prepayments on
                                           the underlying loans in the trust
                                           fund or, if the trust fund contains
                                           underlying securities, on the loans
                                           backing the underlying securities;

                                        o  how payments of principal are
                                           allocated among the classes of
                                           securities of that series as
                                           specified in the related prospectus
                                           supplement;

                                        o  if any party has an option to
                                           terminate the related trust early,
                                           the effect of the exercise of the
                                           option;

                                        o  the rate and timing of defaults
                                           and losses on the assets in the
                                           related trust fund;

                                        o  repurchases of assets in the
                                           related trust fund as a result of
                                           material breaches of representations
                                           and warranties made by the depositor
                                           or a seller; and

                                        o  in the case of a trust fund
                                           that contains revolving credit line
                                           loans, any provisions for
                                           non-amortization, early amortization
                                           or scheduled amortization periods
                                           described in the related prospectus
                                           supplement.

                                      All the above factors may affect the yield to maturity of the securities.

THE INTEREST ACCRUAL PERIOD
MAY REDUCE THE EFFECTIVE YIELD
ON YOUR SECURITIES................    Interest payable on the securities on any
                                      given distribution date will include all interest accrued during the related interest accrual period. Each prospectus supplement will specify the interest accrual period for the related securities.
                                      If interest accrues during the calendar
                                      month before the related distribution
                                      date, your effective yield will be less
                                      than it would be if the interest accrual period ended the day before the distribution date. As a result, your effective yield at par may be less than the indicated coupon rate.

LOANS WITH BALLOON PAYMENTS MAY
INCREASE YOUR RISK OF LOSS........    Certain underlying loans may not be fully
                                      amortizing over their terms to maturity
                                      and may require a substantial principal
                                      payment (a "balloon" payment) at their
                                      stated maturity. Loans of this type
                                      involve greater risk than fully amortizing loans since the borrower generally must be able to refinance the loan or sell the related property prior to the loan's maturity date. The borrower's ability to do so will depend on such factors as the level of available mortgage rates at the time of sale or refinancing, the relative strength of the local housing market, the borrower's equity in the property, the borrower's general financial condition and tax laws.

ADJUSTABLE RATE OR INTEREST
ONLY LOANS MAY BE UNDERWRITTEN TO
LESS STRINGENT STANDARDS THAN FIXED
RATE LOANS.........................   A trust fund may include adjustable rate
                                      or interest-only loans that were
                                      underwritten on the assumption that the
                                      borrowers would be able to make higher
                                      monthly payments in a relatively short
                                      period of time. In fact, however, the
                                      borrowers' income may not be sufficient to meet their loan payments as payment amounts increase, thus increasing the risk of default.

JUNIOR LIEN LOANS GENERALLY
ARE RISKIER THAN SENIOR LIEN
LOANS.............................    If the mortgage or home equity loans in a
                                      trust fund are primarily in a junior lien position, any proceeds from liquidations, insurance recoveries or condemnations must be used first to satisfy the claims of the related senior lien loans (and related foreclosure expenses) before being available to satisfy the junior lien loans. In addition, a junior mortgage lender may only foreclose subject to the related senior mortgage. As a result, the junior mortgage lender must either pay the related senior mortgage lender in full, at or before the foreclosure sale, or agree to make the regular payments on the senior mortgage. The trust will not have a source of funds to satisfy any senior mortgages or to continue making payments on them. As a result, the trust's ability, as a practical matter, to foreclose on any junior mortgage loan will be quite limited.

A DECLINE IN PROPERTY VALUES COULD
REDUCE THE AMOUNT AND DELAY THE
TIMING OF RECOVERIES ON DEFAULTED
MORTGAGE LOANS....................    The following factors, among others, could
                                      adversely affect property values in such a way that the outstanding balance of the related loans, together with any senior financing on the same properties, would equal or exceed those values:

                                        o  an overall decline in the
                                           residential real estate markets where
                                           the properties are located;

                                        o  failure of borrowers to maintain
                                           their properties adequately; and

                                        o  natural disasters that may not be
                                           covered by hazard insurance, such as
                                           earthquakes and floods.

                                      If property values decline, actual rates of delinquencies, foreclosures and losses on the underlying loans could be higher than those currently experienced by the mortgage lending industry in general.

SOME MORTGAGED PROPERTIES MAY
NOT BE OWNER OCCUPIED.............    The mortgaged properties in the trust fund
                                      may not be owner occupied. Rates of
                                      delinquencies, foreclosures and losses on mortgage loans secured by non-owner occupied properties may be higher than those on mortgage loans secured by the borrower's primary residence.

HOME IMPROVEMENT CONTRACTS
AND OTHER LOANS MAY NOT HAVE
SUFFICIENT SECURITY...............    A trust fund may include home improvement
                                      contracts that are not secured by an
                                      interest in real estate or otherwise. A
                                      trust fund may also include mortgage or
                                      home equity loans with original
                                      loan-to-value ratios (or combined
                                      loan-to-value ratios in the case of junior loans) greater than 100%. In these cases, the trust fund could be treated as a general unsecured creditor for the unsecured portion of these loans.

                                      If a loan of this type goes into default, the trust fund will have recourse only against the borrower's assets generally for the unsecured portion of the loan, along with the borrower's other general unsecured creditors. In a bankruptcy proceeding, the unsecured portion of the loan may be discharged, even if the value of the borrower's assets available to the trust fund would be insufficient to pay the remaining amounts owing on the loan.

HOME IMPROVEMENT CONTRACTS
WILL NOT BE STAMPED...............    The depositor will ensure that a UCC-1
                                      financing statement is filed that
                                      identifies as collateral the home
                                      improvement contracts included in a trust fund. However, unless the related prospectus supplement provides otherwise, the home improvement contracts themselves will not be stamped or marked to reflect their assignment to the trust fund. Thus, if as a result of negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment to the trust fund, the interests of the related securityholders in those contracts could be defeated.

IF AMOUNTS IN ANY PRE-FUNDING
ACCOUNT ARE NOT USED TO
PURCHASE TRUST ASSETS, YOU WILL
RECEIVE A PREPAYMENT ON THE
RELATED SECURITIES................    The related prospectus supplement may
                                      provide that the depositor or seller will deposit a specified amount in a pre-funding account on the date the securities are issued. In this case, the deposited funds may be used only to acquire additional assets for the trust during a specified period after the initial issuance of the securities. Any amounts remaining in the account at the end of that period will be distributed as a prepayment of principal to the holders of the related securities. The resulting prepayment could adversely affect the yield to maturity on those securities.

BANKRUPTCY LAWS MAY RESULT
IN ADVERSE CLAIMS AGAINST TRUST
FUND ASSETS.......................    The federal bankruptcy code and state
                                      debtor relief laws may adversely affect
                                      the ability of the trust fund, as a
                                      secured lender, to realize upon its
                                      security. For example, in a federal
                                      bankruptcy proceeding, a lender may not
                                      foreclose on mortgaged property without
                                      the bankruptcy court's permission.
                                      Similarly, the debtor may propose a
                                      rehabilitation plan, in the case of
                                      mortgaged property that is not his
                                      principal residence, that would reduce the amount of the lender's secured indebtedness to the value of the property as of the commencement of the bankruptcy.
                                      As a result, the lender would be treated as a general unsecured creditor for the reduced amount, the amount of the monthly payments due on the loan could be reduced, and the interest rate and loan payment schedule could be changed.

                                      Any such actions could result in delays in receiving payments on the loans underlying the securities and result in the reduction of total payments.

ENVIRONMENTAL RISKS MAY ADVERSELY
AFFECT TRUST FUND ASSETS..........    Federal, state and local laws and
                                      regulations impose a wide range of
                                      requirements on activities that may affect the environment, health and safety. In certain circumstances, these laws and regulations impose obligations on owners or operators of residential properties such as those that secure the loans.
                                      Failure to comply with these laws and
                                      regulations can result in fines and
                                      penalties that could be assessed against the trust fund as owner of the related property.

                                      In some states, a lien on the property due to contamination has priority over the lien of an existing mortgage. Further, a mortgage lender may be held liable as an "owner" or "operator" for costs associated with the release of petroleum from an underground storage tank under certain circumstances. If the trust fund is considered the owner or operator of a property, it will suffer losses as a result of any liability imposed for environmental hazards on the property.

CONSUMER PROTECTION LAWS MAY
ADVERSELY AFFECT TRUST FUND
ASSETS............................    The loans and contracts in each trust fund
                                      also may be subject to federal laws
                                      relating to loan origination and
                                      underwriting. These laws

                                        o  require certain disclosures to the
                                           borrowers regarding the terms of the
                                           loans;

                                        o  prohibit discrimination on the basis
                                           of age, race, color, sex, religion,
                                           marital status, national origin,
                                           receipt of public assistance or the
                                           exercise of any right under the
                                           consumer credit protection act, in
                                           the extension of credit;

                                        o  regulate the use and reporting of
                                           information related to the borrower's
                                           credit experience; and

                                        o  require additional application
                                           disclosures, limit changes that may
                                           be made to the loan documents without
                                           the borrower's consent and restrict a
                                           lender's ability to declare a default
                                           or to suspend or reduce a borrower's
                                           credit limit to certain enumerated
                                           events.

                                      Loans may also be subject to federal,
                                      state or local laws that impose additional disclosure requirements and other restrictions on creditors with respect to mortgage loans with high interest rates or high up-front fees and charges. These laws can impose specific liabilities upon creditors that fail to comply and may affect the enforceability of the related loans. In addition, the trust fund, as assignee of the creditor, would generally be subject to all claims and defenses that the borrower could assert against the creditor, including the right to rescind the loan.

                                      Home improvement contracts may be subject to federal or state laws that protect the borrower from defective or incomplete work by a contractor. These laws permit the borrower to withhold payment if the work does not meet the quality and durability standards agreed to between the borrower and the contractor. These laws have the effect of subjecting the trust fund, as assignee of the creditor, to all claims and defenses which the borrower in a sale transaction could assert against the seller of defective goods.

                                      If certain provisions of these laws are
                                      violated, the servicer may be unable to
                                      collect all or part of the principal or
                                      interest on the loans. The trust fund also could be subject to damages and administrative enforcement.

SUBORDINATE SECURITIES ARE
SUBJECT TO ADDITIONAL RISK........    If you invest in any class of subordinate
                                      securities, your rights as an investor to receive payments otherwise due you will be subordinate to the rights of the servicer and the holders of the related senior securities. As a result, before investing in any subordinate securities, you must be prepared to bear the risk that payments on your securities may be delayed and that you might not recover all of your initial investment.

ANY CREDIT SUPPORT PROVIDED BY
FINANCIAL INSTRUMENTS MAY BE
INSUFFICIENT TO PROTECT AGAINST
PARTICULAR RISKS..................    As described under "Credit Enhancement--
                                      Financial Instruments" in this prospectus, a trust fund may include financial instruments to protect against certain risks or to provide certain cash flow characteristics for particular classes of the securities of a series. If you invest in one of these classes and the issuer of the financial instruments fails to perform its obligations, the yield to maturity, market price and liquidity of your securities could be materially adversely affected. In addition, if the issuer of the related financial instruments experiences a credit rating downgrade, the market price and liquidity of your securities could be reduced. Finally, if the financial instruments are intended to provide an approximate or partial hedge for certain risks or cashflow characteristics, the yield to maturity, market price and liquidity of your securities could be adversely affected to the extent that the financial instrument does not provide a perfect hedge.

REMIC RESIDUAL SECURITIES ARE
SUBJECT TO ADDITIONAL RISK........    If you invest in any class of securities
                                      that represent the "residual interest" in a real estate mortgage investment conduit
                                      (REMIC), you will be required to report as ordinary income your pro rata share of the REMIC's taxable income, whether or not you actually received any cash. Thus, as the holder of a REMIC residual interest security, you could have taxable income and tax liabilities in a year that are in excess of your ability to deduct servicing fees and any other REMIC expenses. In addition, because of their special tax treatment, your after-tax yield on a REMIC residual interest security may be significantly less than that of a corporate bond with similar cash-flow characteristics and pre-tax yield.
                                      Transfers of REMIC residual interest
                                      securities are also restricted.

BOOK-ENTRY REGISTRATION MAY
LIMIT YOUR ABILITY TO SELL
SECURITIES AND DELAY YOUR
RECEIPT OF PAYMENTS...............    Limit on Liquidity of Securities.
                                      Securities issued in book-entry form may have only limited liquidity in the resale market, since investors may be unwilling to purchase securities for which they cannot obtain physical instruments.

                                      Limit on Ability to Transfer or Pledge.
                                      Transactions in book-entry securities can be effected only through The Depository Trust Company (DTC), its participating organizations, its indirect participants and certain banks. As a result, your ability to transfer or pledge securities issued in book-entry form may be limited.

                                      Delays in Distributions. You may
                                      experience some delay in the receipt of
                                      distributions on book-entry securities
                                      since the distributions will be forwarded by the trustee to DTC for DTC to credit to the accounts of its participants. In turn, these participants will credit the distributions to your account either directly or indirectly through indirect participants.

RATINGS OF THE SECURITIES DO NOT
ADDRESS ALL INVESTMENT RISKS AND
MUST BE VIEWED WITH CAUTION.......    Any class of securities issued under this
                                      prospectus and the accompanying prospectus supplement will be rated in one of the four highest rating categories of a nationally recognized rating agency. A rating is based on the adequacy of the value of the trust fund assets and any credit enhancement for that class and reflects the rating agency's assessment of the likelihood that holders of the class of securities will receive the payments to which they are entitled. A rating is not an assessment of the likelihood that principal prepayments on the underlying loans will be made, the degree to which the rate of prepayments might differ from that originally anticipated or the likelihood of an early termination of the securities. You should not view a rating as a recommendation to purchase, hold or sell securities because it does not address the market price or suitability of the securities for any particular investor.

                                      There is no assurance that any rating will remain in effect for any given period or that the rating agency will not lower or withdraw the rating in the future. The rating agency could lower or withdraw its rating due to:

                                        o  any decrease in the adequacy of
                                           the value of the trust fund assets or
                                           any related credit enhancement, or

                                        o  an adverse change in the financial or
                                           other condition of a credit
                                           enhancement provider.

                          DESCRIPTION OF THE SECURITIES

GENERAL

     Bear Stearns Asset Backed Securities I LLC, as depositor, will establish a trust fund for each series of its securities. A particular series of securities will consist of mortgage-backed or asset-backed certificates or notes or both certificates and notes or other types of securities as described in the related prospectus supplement.

     Each series of certificates will be issued under a pooling and servicing agreement or a trust agreement among the depositor, the trustee and, if the trust fund includes loans, the master servicer. A form of pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.

     Each series of notes will be issued under an indenture between the related trust fund and the trustee named in the prospectus supplement for that series. A form of indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. If the trust fund includes loans, the trust fund and the master servicer of the loans will also enter into a servicing agreement.

     Each seller named in the related prospectus supplement, from which the depositor will have purchased assets to be included in the trust fund, may agree to reimburse the depositor for certain fees and expenses that the depositor incurs in connection with the offering of the securities.

     The following summaries describe the material provisions which may appear in each pooling and servicing agreement or trust agreement, in the case of a series of certificates, and in each indenture and servicing agreement, in the case of a series of notes. The prospectus supplement for each series of securities will describe any provision of the pooling and servicing agreement or trust agreement, in the case of a series of certificates, and of the indenture and servicing agreement, in the case of a series of notes, which materially differs from the description contained in this prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the prospectus supplement and the governing agreements for that series.

     Each series of securities will consist of one or more classes which may be compound interest securities, variable interest securities, planned balance
(PAC) securities, zero coupon securities, principal only securities, interest only securities or participating securities. A series may also include one or more classes of subordinated securities. The securities of each series will be issued only in fully registered form, without coupons, in the authorized denominations for each class specified in the related prospectus supplement. Upon satisfaction of any conditions applicable to a particular class as described in the related prospectus supplement, the transfer of the securities may be registered, and the securities may be exchanged, at the office of the trustee without the payment of any service charge, other than any tax or governmental charge payable in connection with the registration of transfer or exchange. If specified in the related prospectus supplement, one or more classes of a series may be available in book-entry form only.

     Unless otherwise provided in the related prospectus supplement, payments of principal of and interest on a series of securities will be made on each distribution date specified in the prospectus supplement by check mailed to holders of that series, registered as such at the close of business on the record date specified in the prospectus supplement that is applicable to that distribution date, at their addresses appearing on the security register. However, payments may be made by wire transfer (at the expense of the holder requesting payment by wire transfer) in circumstances described in the prospectus supplement. However, final payments of principal in retirement of each security will be made only upon presentation and surrender of the security at the office of the related trustee. Notice of the final payment on a security will be mailed to each holder before the distribution date on which the final principal payment is expected to be made.

     Payments of principal and interest on the securities will be made by the trustee, or a paying agent on behalf of the trustee, as specified in the related prospectus supplement. Unless otherwise provided in the related prospectus supplement, the following amounts will be deposited directly into the collection account established for a particular series of securities with the trustee (or with the master servicer in the name of the trustee):

      o all payments with respect to the primary assets for that series (see, "--The Primary Assets and Their Valuation" below), together with reinvestment income thereon;

      o amounts withdrawn from any cash, letters of credit, short-term investments or other instruments acceptable to the rating agencies identified in the prospectus supplement as rating that series and deposited in each reserve fund for the series established in the name of the trustee; and

      o amounts available pursuant to any other credit enhancement for the series.

     If provided in the related prospectus supplement, the deposits may be net of certain amounts payable to the servicer and any other person specified in the prospectus supplement. These amounts thereafter will be deposited into the separate distribution account established for the series and will be available to make payments on the related securities on the next distribution date. See "The Trust Funds--Collection and Distribution Accounts" in this prospectus.

THE PRIMARY ASSETS AND THEIR VALUATION

     The primary assets of each trust fund may include one or more pools of the following:

      o     Residential Loans,

      o     Home Equity Loans,

      o     Home Improvement Contracts,

      o     Manufactured Housing Contracts,

      o     Agency Securities, and

      o     Private Label Securities.

     When we use the term "loans" in this prospectus, we include Residential Loans, Home Equity Loans, Home Improvement Contracts and Manufactured Housing Contracts. The residential or mixed-use properties that secure the loans are collectively referred to in this prospectus as the "mortgaged properties."

     If specified in the related prospectus supplement for a series of notes, each primary asset included in the related trust fund will be assigned an initial Asset Value. Unless otherwise specified in the related prospectus supplement, the initial Asset Value of the primary assets of the trust fund will be at least equal to the principal amount of the related notes on the date of issuance.

EXCHANGEABLE SECURITIES

     Generally. As the relevant prospectus supplement will discuss, certain series will provide for the issuance of one or more classes of exchangeable securities (each such class, an "ES Class"). In any such series, the holders of one or more of the specified classes of exchangeable securities will be entitled, upon notice and payment to the trustee of an administrative fee, to exchange all or a portion of such classes for proportionate interests in one or more of the other specified classes of exchangeable securities. The classes of exchangeable securities that are exchangeable for one another will be referred to as being "related" to one another, and related classes of exchangeable securities will be referred to as "combinations." The combinations for the exchangeable securities in a series, if any, will be described in the prospectus supplement for that series.

     In each series that includes exchangeable securities, all of the classes of exchangeable securities listed on the cover page of the related prospectus supplement will be issued. The classes that are to be the basis for the exchange arrangements will be deposited in a separate trust fund, referred to herein as, the exchangeable securities trust fund or ES Pool, which will be established pursuant to a trust agreement between a trustee and the depositor. The trustee for the trust fund which issues the securities may serve as trustee of the exchangeable securities trust fund. The exchangeable securities trust fund initially will issue classes of exchangeable securities that are identical in all respects to the classes of securities deposited in such trust fund. At any time after their issuance, including immediately after issuance, these classes of exchangeable securities may be exchanged, in whole or in part, for other related classes of exchangeable securities that are part of the same combination, as specified in the related prospectus supplement. When an exchange is effected, the exchangeable securities trust fund will cancel the relevant portion or portions of the class or classes of exchangeable securities that are being exchanged and will issue the corresponding portion or portions of the class or classes of other related exchangeable securities into which such class or classes of securities are exchangeable. Exchangeable securities received in an exchange may subsequently be exchanged for other exchangeable securities that are part of the same combination. This process may be repeated again and again. Each exchangeable security issued by an exchangeable securities trust fund will represent a beneficial ownership interest in the class or classes of securities deposited in such trust fund.

     In general, the descriptions in this prospectus of classes of securities of a series also apply to the classes of exchangeable securities of that series, except where the context requires otherwise. For example, the classes of exchangeable securities of a series are entitled to receive payments of principal and/or interest, are issued in book-entry form or as physical securities to securityholders in prescribed denominations, may be provided with credit enhancements, and are subject to yield and prepayment considerations, in the same manner and to the same extent as are the other classes of securities of such series. Similarly, the discussions under "ERISA Considerations" and "Legal Matters" apply to exchangeable securities as well as securities.

     Exchanges. The ability of a holder to exchange exchangeable securities for other exchangeable securities within a combination will be subject to three constraints, as follows:

     o The aggregate principal amount (rounded to whole dollars) of the exchangeable securities received in the exchange, immediately after the exchange, must equal that of the exchangeable securities surrendered for exchange immediately before the exchange (for this purpose, the principal amount of any interest only class will always equal $0).

     o The aggregate amount of annual interest (rounded to whole dollars) payable with respect to the exchangeable securities received in the exchange must equal that of the exchangeable securities surrendered for exchange.

     o Such classes must be exchanged in the applicable exchange proportions, if any, shown in the related prospectus supplement, which, as described below, are based at all times on the original principal amounts (or original notional amounts, if applicable) of such classes.

     Within any particular series, more than one type of combination may exist. For example, a class of exchangeable securities with an interest rate that varies directly with changes in an index and a class of exchangeable securities with an interest rate that varies inversely with changes in an index may be exchangeable for a class of exchangeable securities with a fixed interest rate. Under another combination, a class of exchangeable securities that is a principal only class and a class of exchangeable securities that is an interest only class may be exchangeable for a class of exchangeable securities that pays both principal and interest. Further, a class of exchangeable securities that accretes all of its interest for a period (such accreted interest being added to the principal of such class) and a class of exchangeable securities that receives principal payments from such accretions may be exchangeable for a class of exchangeable securities that receives payments of principal continuously from the first distribution date on which it receives interest until it is retired. Under another combination, a class of exchangeable securities that is designed to receive principal payments in accordance with a predetermined schedule derived by assuming two constant prepayment rates for the underlying mortgage loans or a planned amortization class and a class of exchangeable securities that receives principal payments on any distribution date only if scheduled payments have been made on the planned amortization class may be exchangeable for a class of exchangeable securities that receives payments of principal continuously from the first distribution date on which it receives principal until it is retired and that also receives a coupon. The foregoing examples describe only some of the types of combinations that are possible.

     Set forth below are additional examples that illustrate in simple mathematical terms how certain combinations might operate. The first example shows a combination in which exchangeable securities, which are referred to in the examples below with the abbreviation, ES, of a principal only class and exchangeable securities of an interest bearing class are exchangeable for exchangeable securities of a class that has the aggregate characteristics of the two original classes of exchangeable securities:


                          ORIGINAL                                               MAXIMUM ORIGINAL
       CLASS          PRINCIPAL AMOUNT     INTEREST RATES          CLASS         PRINCIPAL AMOUNT     INTEREST RATE
      ES-1               $20,000,000            10%                ES-2            $40,000,000             5%
      ES-P*              $20,000,000             0%
______________


*    Class ES-P is a principal only class and will receive no interest.

     The following example illustrates a Combination of a floating rate exchangeable security and an inverse floating rate exchangeable security which are exchangeable for a single class of exchangeable securities with a fixed interest rate:

                          ORIGINAL                                               MAXIMUM ORIGINAL
       CLASS          PRINCIPAL AMOUNT     INTEREST RATES          CLASS         PRINCIPAL AMOUNT     INTEREST RATE
      ES-3               $9,333,330         LIBOR+ 0.75%           ES-5            $11,333,330             7%
                                         36.16666 - (LIBOR
                                                 X
      ES-4*              $2,000,000          4.666667)

     In the following Combination, a exchangeable security that pays both principal and interest is exchangeable for two exchangeable securities, one of which pays only interest and the other pays only principal:

                                       18

                      ORIGINAL                                                  MAXIMUM ORIGINAL
CLASS                 PRINCIPAL AMOUNT   INTEREST RATES      CLASS              PRINCIPAL AMOUNT    INTEREST RATE
ES-5                  $20,000,000        10%                 ES-P*              $20,000,000
                                                             EX-X**             20,000,000          10%
                                                                                (notional)***

______________

*  Class ES-P is a principal only class and will receive no interest.

** Class ES-X is an interest only class and will receive no principal.

*** Notional principal amount of ES-X Class being exchanged equals principal amount of ES-P Class being exchanged.

     In some series, a combination may include a number of classes of exchangeable securities that are exchangeable for one another and that will enable a holder of one of the classes of exchangeable securities to exchange it for another class of exchangeable securities with a higher or lower coupon. As discussed below, any such exchange also will require the issuance of a third class of exchangeable securities that will pay only principal or interest, respectively. The following table illustrates such a Combination:

                      ORIGINAL                                                  MAXIMUM ORIGINAL
CLASS                 PRINCIPAL AMOUNT   INTEREST RATES      CLASS              PRINCIPAL AMOUNT    INTEREST RATE
ES-6                      $20,000,000    7.00%               ES-X*                  $20,000,000           7.00%
                                                             ES-7                    20,000,000           6.00
                                                             ES-8                    20,000,000           6.25
                                                             ES-9                    20,000,000           6.50
                                                             ES-10                   20,000,000           6.75
                                                             ES-11                   19,310,344           7.25
                                                             ES-12                   18,666,666           7.50
                                                             ES-13                   18,064,516           7.75
                                                             ES-14                   17,500,000           8.00
                                                             ES-P**                  20,000,000           0.00

______________

*    Class ES-X is an interest only class and will receive no principal.

**   Class ES-P is a principal only class and will receive no interest.

     The foregoing table shows the maximum amount of each other ES Class that can be created from the related Class ES-6 exchangeable security. Such amounts could not exist concurrently, as any combination is limited to the amount of principal and interest distributable on the related exchangeable security to be exchanged. One method of calculating the maximum amount that can be created in a specific combination is to determine the aggregate amount of annual interest (rounded to whole dollars) applicable to the exchangeable security to be exchanged, and divide such interest amount by the coupon of the desired exchangeable security. The resulting principal amount can in no case be greater than the principal amount of exchangeable securities to be exchanged. For example, using the foregoing table, if Class ES-12 is desired, the maximum original principal amount of the Class ES-12 exchangeable securities that could be created would be $18,666,666, an amount arrived at by dividing the aggregate amount of annual interest (rounded to whole dollars) payable with respect to the Class ES-6 Securities ($1,400,000) by the interest rate of the Class ES-12 exchangeable securities (7.50%). Since all of the available annual interest (rounded to whole dollars) payable with respect to the Class ES-6 exchangeable securities would be used to create the Class ES-12 exchangeable securities, principal only Class ES-P exchangeable securities would be created to receive the remainder of the Class ES-6 principal in the amount of $1,333,334 (calculated by subtracting the Class ES-12 exchangeable securities original principal amount from the Class ES-6 exchangeable securities original principal amount).

     Similarly, if Class ES-9 exchangeable securities are desired, dividing the aggregate of the annual interest (rounded to whole dollars) payable with respect to the Class ES-6 exchangeable securities ($1,400,000) by the interest rate of the Class ES-9 exchangeable securities (6.50%) would indicate an original principal amount of $21,538,461. However, since the Class ES-6 exchangeable securities have a principal balance of $20,000,000, only $20,000,000 of the Class ES-9 exchangeable securities could be created. The aggregate of the annual interest (rounded to whole dollars) payable to the Class ES-9 exchangeable securities would be $20,000,000 multiplied by 6.50% or $1,300,000. Since the aggregate of the annual interest (rounded to whole dollars) payable to the Class ES-6 exchangeable securities is $1,400,000, the interest only Class ES-X exchangeable securities would be created to receive the remaining $100,000 of interest. The notional amount of such securities would be calculated by dividing the aggregate of the annual interest (rounded to whole dollars) payable to the Class ES-X exchangeable securities ($100,000) by the interest rate applicable to Class ES-X exchangeable securities (7.00%) to determine the notional amount ($1,428,571).

     Under the terms of this combination, the Class ES-9 exchangeable securities described in the preceding paragraph might also be exchangeable for the Class ES-14 exchangeable securities. If the aggregate of the annual interest (rounded to whole dollars) payable to the Class ES-9 exchangeable securities ($1,300,000) is divided by the interest rate on the Class ES-14 exchangeable securities (8.00%), the maximum original principal amount of the Class ES-14 exchangeable securities that can be created is $16,250,000. Since all of the available annual interest (rounded to whole dollars) payable with respect to the Class ES-9 exchangeable securities would be used to create the Class ES-14 exchangeable securities, principal only Class ES-P exchangeable securities would be created to receive the remainder of the Class ES-9 principal in the amount of $3,750,000 (calculated by subtracting the Class ES-14 exchangeable securities original principal amount from the Class ES-9 exchangeable securities original principal amount).

     The foregoing examples highlight various combinations of exchangeable securities which differ in interest characteristics such as, interest only classes, principal only classes and classes which have principal amounts and bear interest. In certain series, a securityholder may also be able to exchange its exchangeable securities for other exchangeable securities that have different principal payment characteristics. For example, an exchange of two or more classes of exchangeable securities for a single class of exchangeable securities may result in an exchangeable security with the aggregate principal payment characteristics of the multiple classes of exchangeable securities for which it was exchanged. In addition, in certain series, exchangeable securities may be exchangeable for other exchangeable securities with different credit characteristics. For example, a class that is senior in priority of payment may be combined with a subordinated class, to create a new class with the aggregate credit characteristics of the two classes that were combined.

      At any given time, a number of factors will limit a securityholder's ability to exchange exchangeable securities for other exchangeable securities. A securityholder must, at the time of the proposed exchange, own the class or classes which are permitted to be exchanged in the proportions necessary to effect the desired exchange. A securityholder that does not own such class or classes or the necessary amounts of such class or classes may not be able to obtain the desired class or classes of exchangeable securities. The securityholder of a needed class may refuse or be unable to sell at a reasonable price or at any price, or certain classes may have been purchased and placed into other financial structures. ERISA may restrict or other transfer restrictions may apply to certain of the exchangeable securities in a combination, but not to others. In addition, principal payments and prepayments will, over time, diminish the amounts available for exchange.

     Procedures and Exchange Proportions. To effect an exchange, a securityholder must notify the trustee or follow other procedures as described in the related prospectus supplement. The securityholder must give such notice in writing or by telefax not later than five business days before the proposed exchange date (which date, subject to the trustee's approval, can be any business day other than the first or last business day of the month) or as otherwise specified in the related prospectus supplement. The notice must include the outstanding principal (or notional) amount of the securities to be exchanged and the securities to be received, and the proposed exchange date. Promptly after the securityholder has given the required notice, the trustee will provide instructions for delivering the securities and the payment of the administrative fee to the trustee by wire transfer. A securityholder's notice becomes irrevocable on the second business day before the proposed exchange date or as otherwise specified in the related prospectus supplement.

     An exchanging securityholder will pay an administrative fee to the trustee in connection with each exchange as specified in the related prospectus supplement. In the case of classes of exchangeable securities issued in book-entry form, any exchanges will be subject to the rules, regulations and procedures applicable to DTC's book-entry securities.

     Where exchange proportions are shown in the related prospectus supplement for classes of exchangeable securities, the trustee will follow the convention of basing such proportions on the original, rather than on the outstanding, principal or notional principal amounts of such classes. If such classes receive principal payments pro rata with each other, the exchange proportions also will apply to their outstanding principal amounts. If such classes do not receive principal payments pro rata with each other, an investor can calculate current exchange proportions for such classes, based on their outstanding principal amounts, by (1) multiplying the exchange proportion shown in the related prospectus supplement for each such class by its current class factor and (2) dividing each resulting percentage by the sum of such percentages. The trustee will include the class factor for each class of outstanding exchangeable securities having a principal amount in the statements it furnishes to securityholders in connection with each distribution date. The current class factor also will be available to securityholders from the depositor or the trustee upon request as specified in the related prospectus supplement. A class factor for each interest only class having a notional amount will be included in the statements the trustee furnishes to securityholders in connection with each distribution date and also will be available to securityholders from the depositor or the trustee upon request as specified in the related prospectus supplement. Such a class factor will reflect the remaining notional amount of the interest only class in an analogous manner.

     The first payment on an exchangeable security received in an exchange transaction will be made on the distribution date in the month following the month of the exchange or as specified in the related prospectus supplement. Such payment will be made to the securityholder of record as of the applicable record date.

PAYMENTS OF INTEREST

     The securities of each class that by their terms are entitled to receive interest will bear interest (calculated, unless otherwise specified in the related prospectus supplement, on the basis of a 360-day year consisting of twelve 30-day months) from the date and at the rate specified in the prospectus supplement, or will be entitled to receive interest payment amounts calculated in the method described in the prospectus supplement. Interest on the interest-bearing securities of a series will be payable on the distribution date specified in the related prospectus supplement. The rate of interest on securities of a series may be variable or may change with changes in the annual interest rates of the loans (or underlying loans) included in the related trust fund and/or as prepayments occur with respect to the loans (or underlying loans). Principal only securities may not be entitled to receive any interest distributions or may be entitled to receive only nominal interest distributions. Any interest on zero coupon securities that is not paid on the related distribution date will accrue and be added to principal on that date.

     Interest payable on the securities on a distribution date will include all interest accrued during the period specified in the related prospectus supplement. In the event interest accrues during the calendar month preceding a distribution date, the effective yield to holders will be reduced from the yield that would otherwise be obtainable if interest payable on the securities were to accrue through the day immediately preceding that distribution date.

PAYMENTS OF PRINCIPAL

     On each distribution date for a series, principal payments will be made to the holders of the securities on which principal is then payable, to the extent set forth in the prospectus supplement. The payments will be made in a total amount determined as specified in the prospectus supplement and will be allocated among the respective classes of the series in the manner, at the times and in the priority (which may include allocation by random lot) set forth in the prospectus supplement.

FINAL SCHEDULED DISTRIBUTION DATE

     The final scheduled distribution date with respect to each class of a series of notes is the date no later the date on which the total principal balance of the class will be fully paid, and the final scheduled distribution date with respect to each class of a series of certificates is the date on which the principal balance of the class is expected to be reduced to zero, in each case calculated on the basis of the assumptions applicable to that series described in the related prospectus supplement. The final scheduled distribution date for each class of a series will be specified in the related prospectus supplement.

      Since payments on the primary assets of each trust fund will be used to make distributions that reduce the outstanding principal amount of the related securities, it is likely that the actual final distribution date of any class will occur earlier, and may occur substantially earlier, than its final scheduled distribution date. Furthermore, with respect to a series of certificates, unless otherwise specified in the related prospectus supplement, the actual final distribution date of any certificate may occur later than its final scheduled distribution date as a result of delinquencies, defaults and liquidations of the primary assets of the related trust fund. No assurance can be given as to the actual prepayment experience with respect to any series. See "--Weighted Average Lives of the Securities" below.

SPECIAL REDEMPTION

     If so specified in the prospectus supplement relating to a series of securities having other than monthly distribution dates, one or more classes of the securities may be subject to special redemption, in whole or in part, on the special redemption date specified in the related prospectus supplement if, as a consequence of prepayments on the loans (or underlying loans) or low yields then available for reinvestment, the entity specified in the prospectus supplement determines, based on assumptions set forth in the applicable agreement, that the available interest amount that will have accrued on the securities through the designated interest accrual date specified in the related prospectus supplement is less than the amount of interest that will have accrued on the securities to that date. In this event and as further described in the related prospectus supplement, the trustee will redeem a principal amount of outstanding securities of the series sufficient to cause the available interest amount to equal the amount of interest that will have accrued through the designated interest accrual date for the securities outstanding immediately after the redemption.

OPTIONAL REDEMPTION, PURCHASE OR TERMINATION

     The depositor or the servicer or any other entity that may be designated in the related prospectus supplement will have the option, on any distribution date, to purchase one or more classes of certificates of any series or redeem, in whole or in part, one or more classes of notes of any series under the circumstances, if any, specified in the related prospectus supplement. Alternatively, if the prospectus supplement for a series of certificates so provides, the depositor, the servicer or another entity designated in the prospectus supplement will have the option to cause an early termination of the related trust fund by repurchasing all of the primary assets from the trust fund on or after a date specified in the prospectus supplement, or on or after such time as the total outstanding principal amount of the certificates or primary assets (as specified in the prospectus supplement) is equal to or less than the amount or percentage specified in the prospectus supplement. Notice of the redemption, purchase or termination must be given by the depositor or the trustee prior to the related date. The redemption, purchase or repurchase price will be set forth in the prospectus supplement. In the event that a REMIC election has been made, the pooling and servicing agreement may require that the trustee receive a satisfactory opinion of counsel that the optional redemption, purchase or termination will be conducted so as to constitute a "qualified liquidation" under Section 860F of the Internal Revenue Code of 1986, as amended, or the Code.

     In addition, the prospectus supplement may provide other circumstances under which holders of securities of a series could be fully paid significantly earlier than would otherwise be the case if payments or distributions were solely based on the activity of the related primary assets.

WEIGHTED AVERAGE LIVES OF THE SECURITIES

     Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of the security will be repaid to the investor. Unless otherwise specified in the related prospectus supplement, the weighted average life of the securities of a class will be influenced by the rate at which the amount financed under the loans (or underlying loans relating to the Agency Securities or Private Label Securities, as applicable), included in the trust fund for a series is paid, whether in the form of scheduled amortization or prepayments.

     Prepayments on loans and other receivables can be measured relative to a prepayment standard or model. The prospectus supplement for each series of securities will describe the prepayment standard or model, if any, that is used and may contain tables setting forth the projected weighted average life of each class of securities of the series and the percentage of the original principal amount of each class of securities of the series that would be outstanding on specified distribution dates based on the assumptions stated in the prospectus supplement, including assumptions that prepayments on the loans (or underlying loans relating to the Agency Securities or Private Label Securities, as applicable) included in the related trust fund are made at rates corresponding to various percentages of the prepayment standard or model specified in the prospectus supplement.

     There is, however, no assurance that prepayment of the loans (or underlying loans relating to the Agency Securities or Private Label Securities, as applicable) included in the related trust fund will conform to any level of any prepayment standard or model specified in the related prospectus supplement. The rate of principal prepayments on pools of loans may be influenced by a variety of factors, including job-related factors such as transfers, layoffs or promotions and personal factors such as divorce, disability or prolonged illness. Economic conditions, either generally or within a particular geographic area or industry, also may affect the rate of principal prepayments. Demographic and social factors may influence the rate of principal prepayments in that some borrowers have greater financial flexibility to move or refinance than do others. The deductibility of mortgage interest payments, servicing decisions and other factors also can affect the rate of principal prepayments. As a result, there can be no assurance as to the rate or timing of principal prepayments of the loans (or underlying loans) either from time to time or over the lives of the loans (or underlying loans).

      The rate of prepayments of conventional housing loans and other receivables has fluctuated significantly in recent years. In general, however, if prevailing interest rates fall significantly below the interest rates on the loans (or underlying loans) for a series, the loans are likely to prepay at rates higher than if prevailing interest rates remain at or above the interest rates borne by the loans. In this regard, it should be noted that the loans (or underlying loans) for a series may have different interest rates. In addition, the weighted average life of a class of securities may be affected by the varying maturities of the loans (or underlying loans). If any loans (or underlying loans) for a series have actual terms to stated maturity that are less than those that were assumed in calculating the final scheduled distribution date of the related securities, one or more classes of the series may be fully paid prior to their respective final scheduled distribution date, even in the absence of prepayments and a reinvestment return higher than the Assumed Reinvestment Rate established by the rating agencies named in the related prospectus supplement.

     The seller may, from time to time, implement programs designed to encourage refinancing. These programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. Targeted solicitations may be based on a variety of factors, including the credit of the borrower or the location of the mortgaged property. In addition, the seller may encourage assumptions of mortgage loans, including defaulted mortgage loans, under which creditworthy borrowers assume the outstanding indebtedness of the mortgage loans which may be removed from the related mortgage pool. As a result of these programs, with respect to the mortgage pool underlying any trust, the rate of principal prepayments of the mortgage loans in the mortgage pool may be higher than would otherwise be the case, and in some cases, the average credit or collateral quality of the mortgage loans remaining in the mortgage pool may decline.

                                 THE TRUST FUNDS

GENERAL

     The notes of each series will be secured by the pledge of the assets of the related trust fund, and the certificates of each series will represent interests in the assets of the related trust fund. Unless otherwise specified in the related prospectus supplement, the trust fund of each series will include assets purchased by the depositor from the seller composed of:

      o     the primary assets of the trust fund;

      o amounts available from the reinvestment of payments on the primary assets at any Assumed Reinvestment Rate that may be established by the rating agencies specified in the related prospectus supplement;

      o any credit enhancement in the form of an irrevocable letter of credit, surety bond, insurance policy or other form of credit support;

          o REO property consisting of any mortgaged property or home improvement that secured a loan but which is acquired by foreclosure or deed in lieu of foreclosure or repossession; and

          o the amount, if any, initially deposited into the collection account or distribution account(s) for the series as specified in the related prospectus supplement.

     The securities will be non-recourse obligations of the related trust fund. Unless the prospectus supplement indicates otherwise, the assets of the trust fund specified in the related prospectus supplement will serve as collateral only for that series of securities. Holders of a series of notes may only proceed against the collateral securing that series in the case of a default with respect to the notes and may not proceed against any assets of the depositor or the related trust fund not pledged to secure the notes.

     The primary assets for a series will be sold by the seller to the depositor or purchased by the depositor in the open market or in privately negotiated transactions (which may include transactions with affiliates) and will be transferred by the depositor to the related trust fund. Loans relating to a series will be serviced by the servicer (which may be the seller) that is specified in the related prospectus supplement. The servicer will service the loans pursuant to a pooling and servicing agreement with respect to a series of certificates, or a servicing agreement between the trust fund and servicer with respect to a series of notes.

     If the prospectus supplement so provides, a trust fund relating to a series of securities may be a business trust formed under the laws of the state specified in the prospectus supplement pursuant to a trust agreement between the depositor and the trustee.

     Each trust fund, prior to the initial offering of the related series of securities, will have no assets or liabilities. No trust fund is expected to engage in any activities other than:

      o to acquire, manage and hold the related primary assets and other assets contemplated in this prospectus and in the related prospectus supplement, and the proceeds thereof,

      o     to issue the related securities,

      o     to make payments and distributions on the securities, and

      o     to perform certain related activities.

No trust fund is expected to have any source of capital other than its assets and any related credit enhancement.

     Primary assets included in the trust fund for a series may consist of any combination of loans, Agency Securities and Private Label Securities, as and to the extent the related prospectus supplement specifies.

THE LOANS

     General. Loans in each trust fund may consist of Residential Loans, Home Equity Loans, Home Improvement Contracts or Manufactured Housing Contracts. If specified in the related prospectus supplement, the loans in the related trust fund may include cooperative apartment loans secured by security interests in shares issued by private, non-profit, cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives' buildings. As more fully described in the related prospectus supplement, the loans may be either "conventional" loans or loans that are insured or guaranteed by a governmental agency like the FHA or VA. The loans will have been originated in accordance with the underwriting criteria specified in the related prospectus supplement.

      In general, the loans in a pool will have monthly payments due on the first day of each month. However, as described in the related prospectus supplement, the loans in a pool may have payments due more or less frequently than monthly. In addition, payments may be due on any day during a month. The payment terms of the loans to be included in a trust fund will be described in the related prospectus supplement and may include any of the following features, all as described in this prospectus or in the related prospectus supplement:

      o     Interest may be payable at

            -     a fixed rate,

            - a rate that adjusts from time to time in relation to an index that will be specified in the related prospectus supplement,

            - a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate,

            -     a rate that otherwise varies from time to time, or

            - a rate that is convertible from an adjustable rate to a fixed rate.

      Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of these limitations. As specified in the related prospectus supplement, the loans may provide for payments in level monthly installments, for balloon payments, or for payments that are allocated to principal and interest according to the "sum of the digits" or "Rule of 78s" methods. Accrued interest may be deferred and added to the principal of a loan for the periods and under the circumstances as may be specified in the related prospectus supplement. Loans may provide for the payment of interest at a rate lower than the specified loan rate for a period of time or for the life of the loan, and the amount of any difference may be contributed from funds supplied by the seller of the property or another source.

      o     Principal may be

            - payable on a level debt service basis to fully amortize the loan over its term,

            - calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the loan rate, or

            -     nonamortizing during all or a portion of the original term.

Payment of all or a substantial portion of the principal may be due on maturity in the form of a balloon payment. Principal may include interest that has been deferred and added to the principal balance of the loan.

      o     Monthly payments of principal and interest may

            -     be fixed for the life of the loan,

            -     increase over a specified period of time or

            -     change from period to period.

      Loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

     Prepayments of principal may be conditioned on payment of a prepayment fee, which may be fixed for the life of the loan or may decline over time, and may be prohibited for the life of the loan or for particular lockout periods. Some loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any subsequent prepayment. Other loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The loans may include "due on sale" clauses which permit the mortgagee to demand payment of the entire loan in connection with the sale or transfers of the related property. Other loans may be assumable by persons meeting the then applicable underwriting standards of the related seller.

     A trust fund may contain buydown loans that include provisions for a third party to subsidize partially the monthly payments of the borrowers on those loans during the early years of those loans, the difference to be made up from a buydown fund contributed by that third party at the time of origination of the loan. A buydown fund will be in an amount equal either to the discounted value or full aggregate amount of future payment subsidies. The underlying assumption of buydown plans is that the income of the borrower will increase during the buydown period as a result of normal increases in compensation and inflation, so that the borrower will be able to meet the full loan payments at the end of the buydown period. If assumption of increased income is not fulfilled, the possibility of defaults on buydown loans is increased. The related prospectus supplement will contain information with respect to any buydown loan concerning limitations on the interest rate paid by the borrower initially, on annual increases in the interest rate and on the length of the buydown period.

     When we use the term "mortgaged property" in this prospectus, we mean the real property which secures repayment of the related loan. Home Improvement Contracts and Manufactured Housing Contracts may, and the other loans will, be secured by mortgages or deeds of trust or other similar security instruments creating a lien on a mortgaged property. In the case of Home Equity Loans, the related liens may be subordinated to one or more senior liens on the related mortgaged properties as described in the prospectus supplement. As specified in the related prospectus supplement, home improvement contracts and manufactured housing contracts may be unsecured or secured by purchase money security interests in the financed home improvements and the financed manufactured homes. When we use the term "properties" in this prospectus supplement, we mean the related mortgaged properties, home improvements and manufactured homes. The properties relating to the loans will consist primarily of single-family properties, meaning detached or semi-detached one- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments and other dwelling units, or mixed-use properties. Any mixed-use property will not exceed three stories and its primary use will be for one- to four-family residential occupancy, with the remainder of its space for retail, professional or other commercial uses. Any non-residential use will be in compliance with local zoning laws and regulations. Properties may include vacation and second homes, investment properties and leasehold interests. In the case of leasehold interests, the term of the leasehold will exceed the scheduled maturity of the related loan by a time period specified in the related prospectus supplement. The properties may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States.

     Loans with specified loan-to-value ratios and/or principal balances may be covered wholly or partially by primary mortgage guaranty insurance policies. The existence, extent and duration of any coverage provided by primary mortgage guaranty insurance policies will be described in the related prospectus supplement.

     Home Equity Loans. The primary assets for a series may consist, in whole or in part, of, closed-end home equity loans, revolving credit line home equity loans or certain balances forming a part of the revolving credit line loans, secured by mortgages creating senior or junior liens primarily on one- to four-family residential or mixed-use properties. The full principal amount of a closed-end loan is advanced at origination of the loan and generally is repayable in equal (or substantially equal) installments of an amount sufficient to fully amortize the loan at its stated maturity. Unless otherwise described in the related prospectus supplement, the original terms to stated maturity of closed-end loans will not exceed 360 months. Principal amounts of a revolving credit line loan may be drawn down (up to the maximum amount set forth in the related prospectus supplement) or repaid from time to time, but may be subject to a minimum periodic payment. Except to the extent provided in the related prospectus supplement, the trust fund will not include any amounts borrowed under a revolving credit line loan after the cut-off date designated in the prospectus supplement. As more fully described in the related prospectus supplement, interest on each revolving credit line loan, excluding introductory rates offered from time to time during promotional periods, is computed and payable monthly on the average daily principal balance of that loan. Under certain circumstances, a borrower under either a revolving credit line loan or a closed-end loan may choose an interest-only payment option. In this case only the amount of interest that accrues on the loan during the billing cycle must be paid. An interest-only payment option may be available for a specified period before the borrower must begin making at least the minimum monthly payment of a specified percentage of the average outstanding balance of the loan.

      The rate of prepayment on Home Equity Loans cannot be predicted. Home Equity Loans have been originated in significant volume only during the past few years and the depositor is not aware of any publicly available studies or statistics on the rate of their prepayment. The prepayment experience of the related trust fund may be affected by a wide variety of factors, including general economic conditions, prevailing interest rate levels, the availability of alternative financing and homeowner mobility and the frequency and amount of any future draws on any revolving credit line loans. Other factors that might be expected to affect the prepayment rate of a pool of Home Equity Loans include the amounts of, and interest rates on, the underlying first mortgage loans, and the use of first mortgage loans as long-term financing for home purchase and junior mortgage loans as shorter-term financing for a variety of purposes, including home improvement, education expenses and purchases of consumer durables such as automobiles. Accordingly, Home Equity Loans may experience a higher rate of prepayment than traditional fixed-rate first mortgage loans. On the other hand, because Home Equity Loans such as the revolving credit line loans generally are not fully amortizing, the absence of voluntary borrower prepayments could cause rates of principal payments to be lower than, or similar to, those of traditional fully-amortizing first mortgage loans. Any future limitations on the right of borrowers to deduct interest payments on Home Equity Loans for federal income tax purposes may further increase the rate of prepayments of the Home Equity Loans. Moreover, the enforcement of a "due-on-sale" provision (as described below) will have the same effect as a prepayment of the related Home Equity Loans. See "Material Legal Aspects of the Loans--Due-on-Sale Clauses in Mortgage Loans" in this prospectus.

     Collections on revolving credit line loans may vary for a number of reasons, including those listed below.

      o A borrower may make a payment during a month in an amount that is as little as the minimum monthly payment for that month or, during the interest-only period for certain revolving credit line loans (and, in more limited circumstances, closed-end loans with respect to which an interest-only payment option has been selected), the interest, fees and charges for that month.

      o A borrower may make a payment that is as much as the entire principal balance plus accrued interest and related fees and charges during a month.

      o     A borrower may fail to make the required periodic payment.

      o Collections on the mortgage loans may vary due to seasonal purchasing and the payment habits of borrowers.

     Each single family property will be located on land owned in fee simple by the borrower or on land leased by the borrower for a term at least ten years (unless otherwise provided in the related prospectus supplement) greater than the term of the related loan. Attached dwellings may include owner-occupied structures where each borrower owns the land upon which the unit is built, with the remaining adjacent land owned in common or dwelling units subject to a proprietary lease or occupancy agreement in a cooperatively owned apartment building. Unless otherwise specified in the related prospectus supplement, mortgages on cooperative dwelling units consist of a lien on the shares issued by the cooperative dwelling corporation and the proprietary lease or occupancy agreement relating to the cooperative dwelling.

     The aggregate principal balance of loans secured by single family properties that are owner-occupied will be disclosed in the related prospectus supplement. Unless otherwise specified in the prospectus supplement, the sole basis for a representation that a given percentage of the loans are secured by single family property that is owner-occupied will be either

      o a representation by the borrower at origination of the loan either that the underlying mortgaged property will be used by the borrower for a period of at least six months every year or that the borrower intends to use the mortgaged property as a primary residence, or

      o a finding that the address of the underlying mortgaged property is the borrower's mailing address as reflected in the servicer's records.

To the extent specified in the related prospectus supplement, single family properties may include non-owner occupied investment properties and vacation and second homes.

     Home Improvement Contracts. The primary assets for a series may consist, in whole or in part, of home improvement installment sales contracts and installment loan agreements originated by home improvement contractors in the ordinary course of business. As specified in the related prospectus supplement, the Home Improvement Contracts will be either unsecured or secured by senior or junior mortgages primarily on single family properties, or by purchase money security interests in the related home improvements. Unless otherwise specified in the applicable prospectus supplement, the Home Improvement Contracts will be fully amortizing and may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described below and in the related prospectus supplement.

     Unless otherwise specified in the related prospectus supplement, the home improvements securing the Home Improvement Contracts include, but are not limited to, replacement windows, house siding, new roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels.

     Manufactured Housing Contracts. The trust fund assets for a series may consist, in whole or part, of conventional manufactured housing installment sales contracts and installment loan agreements originated by a manufactured housing dealer in the ordinary course of business. As specified in the related prospectus supplement, the Manufactured Housing Contracts will be secured by manufactured homes, located in any of the fifty states or the District of Columbia or by mortgages on the real estate on which the manufactured homes are located.

     The manufactured homes securing the Manufactured Housing Contracts will consist of manufactured homes within the meaning of 42 United States Code,
Section 5402(6), or manufactured homes meeting those other standards as shall be described in the related prospectus supplement. Section 5402(6) defines a "manufactured home" as "a structure, transportable in one or more sections, which, in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning and electrical systems contained therein; except that the term shall include any structure which meets all the requirements of [this] paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under [this] chapter."

     Manufactured homes, unlike mortgaged properties, generally depreciate in value. Consequently, at any time after origination it is possible, especially in the case of contracts with high loan-to-value ratios at origination, that the market value of a manufactured home or home improvement may be lower than the principal amount outstanding under the related contract.

     Additional Information. The selection criteria applicable to the loans will be specified in the related prospectus supplement. These include, but are not limited to, the combined loan-to-value ratios or loan-to- value ratios, as applicable, original terms to maturity and delinquency information.

     The loans for a series of securities may include loans that do not amortize their entire principal balance by their stated maturity in accordance with their terms but require a balloon payment of the remaining principal balance at maturity, as specified in the related prospectus supplement. As further described in the related prospectus supplement, the loans for a series of securities may include loans that do not have a specified stated maturity.

     The loans will be either conventional contracts or contracts insured by the Federal Housing Administration (FHA) or partially guaranteed by the Veterans Administration (VA). Loans designated in the related prospectus supplement as insured by the FHA will be insured under various FHA programs as authorized under the United States Housing Act of 1937, as amended. These programs generally limit the principal amount and interest rates of the mortgage loans insured. Loans insured by the FHA generally require a minimum down payment of approximately 5% of the original principal amount of the loan. No FHA-insured loans relating to a series of securities may have an interest rate or original principal amount exceeding the applicable FHA limits at the time or origination of such loan.

     The insurance premiums for loans insured by the FHA are collected by lenders approved by the Department of Housing and Urban Development (HUD) and are paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged premises to HUD or upon assignment of the defaulted loan to HUD. With respect to a defaulted FHA-insured loan, the servicer is limited in its ability to initiate foreclosure proceedings. When it is determined, either by the servicer or HUD, that default was caused by circumstances beyond the borrower's control, the servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the borrower. Such plans may involve the reduction or suspension of regular mortgage payments for a specified period, with such payments to be made upon or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or beyond the maturity date. In addition, when a default caused by such circumstances is accompanied by

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certain other criteria, HUD may provide relief by making payments to the servicer in partial or full satisfaction of amounts due under the loan (which payments are to be repaid by the borrower to HUD) or by accepting assignment of the loan from the servicer. With certain exceptions, at least three full monthly installments must be due and unpaid under the loan and HUD must have rejected any request for relief from the borrower before the servicer may initiate foreclosure proceedings.

     HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debenture interest rate. The servicer of each FHA-insured loan will be obligated to purchase any such debenture issued in satisfaction of a loan upon default for an amount equal to the principal amount of the debenture.

     The amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal amount of the defaulted loan adjusted to reimburse the servicer for certain costs and expenses and to deduct certain amounts received or retained by the servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for interest accrued and unpaid prior to the date of foreclosure but in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA-insured loan, bears interest from a date 30 days after the borrower's first uncorrected failure to perform any obligation to make any payment due under the loan and, upon assignment, from the date of assignment to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

     Loans designated in the related prospectus supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman's Readjustment Act of 1944, as amended. The Serviceman's Readjustment Act permits a veteran (or in certain instances, the spouse of a veteran) to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guarantee of mortgage loans of up to 30 years' duration.

     The maximum guaranty that may be issued by the VA under a VA-guaranteed mortgage loan depends upon the original principal amount of the mortgage loan, as further described in 38 United States Code Section 1803(a), as amended. The liability on the guaranty is reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the original guaranty. The VA may, at its option and without regard to its guaranty, make full payment to a mortgage holder of unsatisfied indebtedness on a mortgage upon its assignment to the VA.

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

     With respect to a defaulted VA-guaranteed loan, the servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guaranteed amount is submitted to the VA after liquidation of the related mortgaged property.

     The amount payable under a VA guaranty will be the percentage of the VA-insured loan originally guaranteed by the VA applied to the indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guaranty will be equal to the unpaid principal amount of the loan, interest accrued on the unpaid balance of the loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that such amounts have not been recovered through liquidation of the mortgaged property. The amount payable under the guaranty may in no event exceed the amount of the original guaranty.

     The prospectus supplement for each series will provide information with respect to the loans that are primary assets of the related trust fund as of the cut-off date, including, among other things, and to the extent relevant:

      o     the aggregate unpaid principal balance of the loans;

      o the range and weighted average interest rates on the loans and, in the case of adjustable rate loans, the range and weighted average of the current interest rates and the lifetime interest rate caps, if any;

      o     the range and average principal balance of the loans;

      o the weighted average original and remaining terms to stated maturity of the loans and the range of original and remaining terms to stated maturity, if applicable;

      o the range and weighted average of combined loan-to-value ratios or loan-to-value ratios for the loans, as applicable;

      o the percentage (by principal balance as of the cut-off date) of loans that accrue interest at adjustable or fixed interest rates;

      o any special hazard insurance policy or bankruptcy bond or other enhancement relating to the loans;

      o the percentage (by principal balance as of the cut-off date) of loans that are secured by mortgaged properties or home improvements or that are unsecured;

      o the geographic distribution of any mortgaged properties securing the loans;

      o for loans that are secured by single family properties, the percentage (by principal balance as of the cut-off date) secured by shares relating to cooperative dwelling units, condominium units, investment property and vacation or second homes;

      o     the lien priority of the loans;

      o     the delinquency status and year of origination of the loans;

      o whether the loans are closed-end loans and/or revolving credit line loans; and

      o in the case of revolving credit line loans, the general payments and credit line terms of those loans and other pertinent features.

     The prospectus supplement will also specify any other limitations on the types or characteristics of the loans in the trust fund for the related series of securities.

     If information of the nature described above respecting the loans is not known to the depositor at the time the securities are initially offered, more general or approximate information of the nature described above will be provided in the prospectus supplement and additional information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related series of securities and to be filed with the Securities and Exchange Commission, or the SEC, within 15 days after the initial issuance of the securities.

PRIVATE LABEL SECURITIES

     General. Primary assets for a series may consist, in whole or in part, of Private Label Securities or PLS (i.e., private mortgage-backed asset-backed securities) that include:

      o pass-through certificates representing beneficial interests in underlying loans of a type that would otherwise be eligible to be loans held directly by the trust fund, or

      o collateralized obligations secured by underlying loans of a type that would otherwise be eligible to be loans held directly by the trust fund.

      The Private Label Securities will previously have been

      o offered and distributed to the public pursuant to an effective registration statement, or

      o purchased in a transaction not involving any public offering from a person that is not an affiliate of the Private Label Securities at the time of sale (nor its affiliate at any time during the three preceding months) and a period of two years has elapsed since the date the Private Label Securities were acquired from the issuer or its affiliate, whichever is later.

     Although individual underlying loans may be insured or guaranteed by the United States or one of its agencies or instrumentalities, they need not be, and the Private Label Securities themselves may be, but need not be, insured or guaranteed.

     The Private Label Securities will have been issued pursuant to a pooling and servicing agreement, a trust agreement or similar agreement. The seller/servicer of the underlying loans will have entered into a PLS agreement with the PLS trustee. The PLS trustee, its agent or a custodian will take possession of the underlying loans. The underlying loans will be serviced by the PLS servicer directly or by one or more sub-servicers subject to the supervision of the PLS servicer.

     The issuer of Private Label Securities will be

          o a financial institution or other entity engaged generally in the business of lending,


          o a public agency or instrumentality of a state, local or federal government, or

          o a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling loans to such trusts, and selling beneficial interests in trusts.

     If specified in the prospectus supplement, the PLS issuer may be an affiliate of the depositor. The obligations of the PLS issuer generally will be limited to certain representations and warranties that it makes with respect to the assets it conveys to the related trust. Unless otherwise specified in the related prospectus supplement, the PLS issuer will not have guaranteed any of the assets conveyed to the related trust or any of the Private Label Securities issued under the PLS agreement.

     Distributions of principal and interest will be made on the Private Label Securities on the dates specified in the related prospectus supplement. The Private Label Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Private Label Securities by the PLS trustee or the PLS servicer. The PLS issuer or the PLS servicer may have the right to repurchase the underlying loans after a certain date or under other circumstances specified in the related prospectus supplement.

     The loans underlying the Private Label Securities may be fixed rate, level payment, fully amortizing loans or adjustable rate loans or loans having balloon or other irregular payment features. The underlying loans will be secured by mortgages on mortgaged properties.

     Credit Support Relating to Private Label Securities. Credit support in the form of reserve funds, subordination of other private securities issued under the PLS agreement, guarantees, cash collateral accounts, security policies or other types of credit support may be provided with respect to the underlying loans or with respect to the Private Label Securities themselves. The type, characteristics and amount of credit support will be a function of the characteristics of the underlying loans and other factors and will be based on the requirements of the nationally recognized statistical rating organization that rated the Private Label Securities.

     Additional Information. If the primary assets of a trust fund include Private Label Securities, the related prospectus supplement will specify the items listed below, to the extent relevant and to the extent information is reasonably available to the depositor and the depositor reasonably believes the information to be reliable:

          o the total approximate principal amount and type of the Private Label Securities to be included in the trust fund,

          o the maximum original term to stated maturity of the Private Label Securities,

          o the weighted average term to stated maturity of the Private Label Securities,

          o the pass-through or certificate rate or range of rates of the Private Label Securities,

          o the PLS issuer, the PLS servicer (if other than the PLS issuer) and the PLS trustee,

          o certain characteristics of any credit support such as reserve funds, security policies or guarantees relating to the underlying loans or to the Private Label Securities themselves;

          o the terms on which underlying loans may, or are required to, be purchased prior to their stated maturity or the stated maturity of the Private Label Securities, and

          o the terms on which underlying loans may be substituted for those originally underlying the Private Label Securities.

In addition, the related prospectus supplement will provide information about the loans underlying the Private Label Securities, including

          o the payment features of the underlying loans (i.e., whether closed-end loans or revolving credit line loans, whether fixed rate or adjustable rate, whether level payment or balloon payment loans),

          o the approximate aggregate principal balance, if known, of the underlying loans insured guaranteed by a governmental entity,

          o the servicing fee or range of servicing fees with respect to the underlying loans,

          o the minimum and maximum stated maturities of the underlying loans at origination,

     o    the lien priority of the underlying loans, and

     o the delinquency status and year of origination of the underlying loans.

     The above disclosure may be on an approximate basis and will be as of the date specified in the related prospectus supplement. If information of the nature described above for the Private Label Securities is not known to the depositor at the time the securities are initially offered, more general or approximate information of a similar nature will be provided in the prospectus supplement and the additional information, if available, will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related series of securities and to be filed with the SEC within 15 days of the initial issuance of the securities.

AGENCY SECURITIES

     Ginnie Mae. The Government National Mortgage Association (Ginnie Mae) is a wholly-owned corporate instrumentality of HUD. Section 306(g) of Title II of the National Housing Act of 1934, as amended, authorizes Ginnie Mae to, among other things, guarantee the timely payment of principal of and interest on certificates which represent an interest in a pool of mortgage loans insured by the FHA under the National Housing Act of 1934 or Title V of the National Housing Act of 1949, or partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38 of the United States Code.

     Section 306 (g) of the National Housing Act of 1934 provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guarantee under this subsection." In order to meet its obligations under any guarantee under Section 306 (g) of the National Housing Act, Ginnie Mae may, under Section 306(d) of the National Housing Act, borrow from the United States Treasury in an amount which is at any time sufficient to enable Ginnie Mae, with no limitations as to amount, to perform its obligations under its guarantee.

     Ginnie Mae Certificates. Each Ginnie Mae certificate held in a trust fund for a series of securities will be a "fully modified pass-through" mortgaged-backed certificate issued and serviced by a mortgage banking company or other financial concern approved by Ginnie Mae or approved by Fannie Mae as a seller-servicer of FHA loans and/or VA loans. Each Ginnie Mae certificate may be a GNMA I certificate or a GNMA II certificate. The mortgage loans underlying the Ginnie Mae certificates will consist of FHA loans and/or VA loans. Each mortgage loan of this type is secured by a one- to four-family residential property or a manufactured home. Ginnie Mae will approve the issuance of each Ginnie Mae certificate in accordance with a guaranty agreement between Ginnie Mae and the issuer and servicer of the Ginnie Mae certificate. Pursuant to its guaranty agreement, a Ginnie Mae servicer will be required to advance its own funds in order to make timely payments of all amounts due on each of the related Ginnie Mae certificates, even if the payments received by the Ginnie Mae servicer on the FHA loans or VA loans underlying each of those Ginnie Mae certificates are less than the amounts due on those Ginnie Mae certificates.

     The full and timely payment of principal of and interest on each Ginnie Mae certificate will be guaranteed by Ginnie Mae, which obligation is backed by the full faith and credit of the United States. Each Ginnie Mae certificate will have an original maturity of not more than 40 years (but may have original maturities of substantially less than 40 years). Each Ginnie Mae certificate will provide for the payment by or on behalf of the Ginnie Mae servicer to the registered holder of the Ginnie Mae certificate of scheduled monthly payments of principal and interest equal to the registered holder's proportionate interest in the aggregate amount of the monthly principal and interest payment on each FHA loan or VA loan underlying the Ginnie Mae certificate, less the applicable servicing and guarantee fee which together equal the difference between the interest on the FHA loans or VA loans and the pass-through rate on the Ginnie Mae certificate. In addition, each payment will include proportionate pass-through payments of any prepayments of principal on the FHA loans or VA loans underlying the Ginnie Mae certificate and liquidation proceeds in the event of a foreclosure or other disposition of any the related FHA loans or VA loans.

     If a Ginnie Mae servicer is unable to make the payments on a Ginnie Mae certificate as it becomes due, it must promptly notify Ginnie Mae and request Ginnie Mae to make the payment. Upon notification and request, Ginnie Mae will make payments directly to the registered holder of a Ginnie Mae certificate. In the event no payment is made by a Ginnie Mae servicer and the Ginnie Mae servicer fails to notify and request Ginnie Mae to make the payment, the holder of the related Ginnie Mae certificate will have recourse only against Ginnie Mae to obtain the payment. The trustee or its nominee, as registered holder of the Ginnie Mae certificates held in a trust fund, will have the right to proceed directly against Ginnie Mae under the terms of the guaranty agreements relating to the Ginnie Mae certificates for any amounts that are not paid when due.

     Except for pools of mortgage loans secured by manufactured homes, all mortgage loans underlying a particular Ginnie Mae certificate must have the same interest rate over the term of the loan. The interest rate on a GNMA I certificate will equal the interest rate on the mortgage loans included in the pool of mortgage loans underlying the GNMA I certificate, less one-half percentage point per year of the unpaid principal balance of the mortgage loans.

     Mortgage loans underlying a particular GNMA II certificate may have annual interest rates that vary from each other by up to one percentage point. The interest rate on each GNMA II certificate will be between one-half percentage point and one and one-half percentage points lower than the highest interest rate on the mortgage loans included in the pool of mortgage loans underlying the GNMA II certificate (except for pools of mortgage loans secured by manufactured homes).

     Regular monthly installment payments on each Ginnie Mae certificate will be comprised of interest due as specified on a Ginnie Mae certificate plus the scheduled principal payments on the FHA loans or VA loans underlying the Ginnie Mae certificate due on the first day of the month in which the scheduled monthly installments on the Ginnie Mae certificate is due. Regular monthly installments on each Ginnie Mae certificate, are required to be paid to the trustee identified in the related prospectus supplement as registered holder by the 15th day of each month in the case of a GNMA I certificate, and are required to be mailed to the trustee by the 20th day of each month in the case of a GNMA II certificate. Any principal prepayments on any FHA loans or VA loans underlying a Ginnie Mae certificate held in a trust fund or any other early recovery of principal on a loan will be passed through to the trustee identified in the related prospectus supplement as the registered holder of the Ginnie Mae certificate.

     Ginnie Mae certificates may be backed by graduated payment mortgage loans or by "buydown" mortgage loans for which funds will have been provided, and deposited into escrow accounts, for application to the payment of a portion of the borrowers' monthly payments during the early years of those mortgage loans. Payments due the registered holders of Ginnie Mae certificates backed by pools containing "buydown" mortgage loans will be computed in the same manner as payments derived from other Ginnie Mae certificates and will include amounts to be collected from both the borrower and the related escrow account. The graduated payment mortgage loans will provide for graduated interest payments that, during the early years of the mortgage loans, will be less than the amount of stated interest on the mortgage loans. The interest not so paid will be added to the principal of the graduated payment mortgage loans and, together with interest on that interest, will be paid in subsequent years. The obligations of Ginnie Mae and of a Ginnie Mae issuer/servicer will be the same irrespective of whether the Ginnie Mae certificates are backed by graduated payment mortgage loans or "buydown" mortgage loans. No statistics comparable to the FHA's prepayment experience on level payment, non-buydown loans are available in inspect of graduated payment or buydown mortgages. Ginnie Mae certificates related to a series of certificates may be held in book-entry form.

     Fannie Mae. The Federal National Mortgage Association (Fannie Mae) is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act. Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968.

     Fannie Mae provides funds to the mortgage market primarily by purchasing mortgage loans from lenders. Fannie Mae acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages. In so doing, it expands the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas.

     Fannie Mae Certificates. Fannie Mae certificates are either guaranteed mortgage pass-through certificates or stripped mortgage-backed securities. The following discussion of Fannie Mae certificates applies equally to both types of Fannie Mae certificates, except as otherwise indicated. Each Fannie Mae certificate to be included in the trust fund for a series of securities will represent a fractional undivided interest in a pool of mortgage loans formed by Fannie Mae. Each pool formed by Fannie Mae will consist of mortgage loans of one of the following types:

      o     fixed-rate level installment conventional mortgage loans,

      o fixed-rate level installment mortgage loans that are insured by FHA or partially guaranteed by the VA,

      o     adjustable rate conventional mortgage loans, or

      o adjustable rate mortgage loans that are insured by the FHA or partially guaranteed by the VA.

Each mortgage loan must meet the applicable standards set forth under the Fannie Mae purchase program and will be secured by a first lien on a one- to four-family residential property.

     Each Fannie Mae certificate will be issued pursuant to a trust indenture. Original maturities of substantially all of the conventional, level payment mortgage loans underlying a Fannie Mae certificate are expected to be between either eight to 15 years or 20 to 40 years. The original maturities of substantially all of the fixed rate level payment FHA loans or VA loans are expected to be 30 years.

     Mortgage loans underlying a Fannie Mae certificate may have annual interest rates that vary by as much as two percentage points from one another. The rate of interest payable on a Fannie Mae guaranteed mortgage-backed certificate and the series pass-through rate payable with respect to a Fannie Mae stripped mortgage-backed security is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and Fannie Mae's guaranty fee. Under a regular servicing option pursuant to which the mortgagee or other servicer assumes the entire risk of foreclosure losses, the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will be between 50 basis points and 250 basis points greater than the annual pass-through rate, in the case of a Fannie Mae guaranteed mortgage-backed certificate, or the series pass-through rate in the case of a Fannie Mae stripped mortgage-backed security. Under a special servicing option pursuant to which Fannie Mae assumes the entire risk for foreclosure losses, the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will generally be between 55 basis points and 255 basis points greater than the annual pass-through rate, in the case of a Fannie Mae guaranteed mortgage-backed certificate, or the series pass-through rate in the case of a Fannie Mae stripped mortgage-backed security.

     Fannie Mae guarantees to each registered holder of a Fannie Mae certificate that it will distribute on a timely basis amounts representing the holder's proportionate share of scheduled principal and interest payments at the applicable pass-through rate provided for by the Fannie Mae certificate on the underlying mortgage loans, whether or not received, and the holder's proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not the principal amount is actually recovered. The obligations of Fannie Mae under its guarantees are obligations solely of Fannie Mae and are not backed by, or entitled to, the full faith and credit of the United States. If Fannie Mae were unable to satisfy its obligations, distributions to holders of Fannie Mae certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Fannie Mae certificates would be affected by delinquent payments and defaults on those mortgage loans.

     Fannie Mae stripped mortgage-backed securities are issued in series of two or more classes, with each class representing a specified undivided fractional interest in principal distributions and interest distributions, adjusted to the series pass-through rate, on the underlying pool of mortgage loans. The fractional interests of each class in principal and interest distributions are not identical, but the classes in the aggregate represent 100% of the principal distributions and interest distributions, adjusted to the series pass-through rate, on the respective pool. Because of the difference between the fractional interests in principal and interest of each class, the effective rate of interest on the principal of each class of Fannie Mae stripped mortgage-backed securities may be significantly higher or lower than the series pass-through rate and/or the weighted average interest rate of the underlying mortgage loans.

     Unless otherwise specified by Fannie Mae, Fannie Mae certificates evidencing interests in pools of mortgages formed on or after May 1, 1985 will be available in book-entry form only. Distributions of principal and interest on each Fannie Mae certificate will be made by Fannie Mae on the 25th day of each month to the persons in whose name the Fannie Mae certificate is entered in the books of the Federal Reserve Banks, or registered on the Fannie Mae certificate register in the case of fully registered Fannie Mae certificates as of the close of business on the last day of the preceding month. With respect to Fannie Mae certificates issued in book-entry form, distributions on the Fannie Mae certificates will be made by wire, and with respect to fully registered Fannie Mae certificates, distributions on the Fannie Mae certificates will be made by check.

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

     Freddie Mac. The Federal Home Loan Mortgage Corporation (Freddie Mac) is a shareholder-owned, United States government-sponsored enterprise created pursuant to the Federal Home loan Mortgage Corporation Act, Title III of the Emergency Home Finance Act of 1970, as amended. The common stock of Freddie Mac is owned by the Federal Home loan Banks. Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of urgently needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie Mac currently consists of the purchase of first lien conventional mortgage loans FHA loans, VA loans or participation interests in those mortgage loans and the sale of the loans or participations so purchased in the form of mortgage securities, primarily Freddie Mac certificates. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of the quality, type and class which meet generally the purchase standards imposed by private institutional mortgage investors.

     Freddie Mac Certificates. Each Freddie Mac certificate included in a trust fund for a series will represent an undivided interest in a pool of mortgage loans that may consist of first lien conventional loans, FHA loans or VA loans. Freddie Mac certificates are sold under the terms of a mortgage participation certificate agreement. A Freddie Mac certificate may be issued under either Freddie Mac's Cash Program or Guarantor Program. Typically, mortgage loans underlying the Freddie Mac certificates held by a trust fund will consist of mortgage loans with original terms to maturity of from ten to 40 years. Each of those mortgage loans must meet the applicable standards set forth in the law governing Freddie Mac. A Freddie Mac certificate group may include whole loans, participation interests in whole loans and undivided interests in whole loans and/or participations comprising another Freddie Mac certificate group. Under the guarantor program, any Freddie Mac certificate group may include only whole loans or participation interests in whole loans.

     Freddie Mac guarantees to each registered holder of a Freddie Mac certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable certificate rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the Freddie Mac certificate group represented by a Freddie Mac certificate, whether or not received. Freddie Mac also guarantees to each registered holder of a Freddie Mac certificate ultimate receipt by a holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of that holder's pro rata share. However, Freddie Mac does not guarantee, except if and to the extent specified in the prospectus supplement for a series, the timely payment of scheduled principal. Under Freddie Mac's Gold PC Program, Freddie Mac guarantees the timely payment of principal based on the difference between the pool factor published in the month preceding the month of distribution and the pool factor published in the related month of distribution. Pursuant to its guarantees, Freddie Mac indemnifies holders of Freddie Mac certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. Freddie Mac may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than (x) 30 days following foreclosure sale, (y) 30 days following payment of the claim by any mortgage insurer, or (z) 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans which it has purchased but not sold. The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each borrower, and Freddie Mac has not adopted standards which require that the demand be made within any specified period.

     Freddie Mac certificates are not guaranteed by the United States or by any Federal Home loan Bank and do not constitute debts or obligations of the United States or any Federal Home loan Bank. The obligations of Freddie Mac under its guarantee are obligations solely of Freddie Mac and are not backed by, nor entitled to, the full faith and credit of the United States. If Freddie Mac were unable to satisfy its obligations, distributions to holders of Freddie Mac certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Freddie Mac certificates would be affected by delinquent payments and defaults on those mortgage loans.

     Registered holders of Freddie Mac certificates are entitled to receive their monthly pro rata share of all principal payments on the underlying mortgage loans received by Freddie Mac, including any scheduled principal payments, full and partial prepayments of principal and principal received by Freddie Mac by virtue of condemnation, insurance, liquidation or foreclosure, and repurchases of the mortgage loans by Freddie Mac or by the party that sold the related mortgage loans to Freddie Mac. Freddie Mac is required to remit each registered Freddie Mac certificateholder's pro rata share of principal payments on the underlying mortgage loans, interest at the Freddie Mac pass-through rate and any other sums like prepayment fees, within 60 days of the date on which those payments are deemed to have been received by Freddie Mac.

     Under Freddie Mac's Cash Program, with respect to pools formed prior to June 1, 1987, there is no limitation on be amount by which interest rates on the mortgage loans underlying a Freddie Mac certificate may exceed the pass-through rate on the Freddie Mac certificate. With respect to Freddie Mac certificates issued on or after June 1, 1987, the maximum interest rate on the mortgage loans underlying the Freddie Mac certificates may exceed the pass-through rate of the Freddie Mac certificates by 50 to 100 basis points. Under that program, Freddie Mac purchases group of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which when applied to the interest rate of the mortgage loans and participations purchased, results in the yield expressed as a percentage required by Freddie Mac. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a Freddie Mac certificate group under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a Freddie Mac certificate group based upon their yield to Freddie Mac rather than on the interest rate on the underlying mortgage loans.

     Under Freddie Mac's Guarantor Program, the pass-through rate on a Freddie Mac certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of Freddie Mac's management and guaranty income as agreed upon between the seller and Freddie Mac. For Freddie Mac certificate group formed under the Guarantor Program with certificate numbers beginning with 18-012, the range between the lowest and the highest annual interest rates on the mortgage loans in a Freddie Mac certificate group may not exceed two percentage points.

     Freddie Mac certificates duly presented for registration of ownership on or before the last business day of a month are registered effective as of the first day of the month. The first remittance to a registered holder of a Freddie Mac certificate will be distributed so as to be received normally by the 15th day of the second month following the month in which the purchaser became a registered holder of the Freddie Mac certificates. Subsequent remittances will be distributed monthly to the registered holder so as to be received normally by the 15th day of each month. The Federal Reserve Bank of New York maintains book-entry accounts with respect to Freddie Mac certificates sold by Freddie Mac on or after January 2, 1985, and makes payments of principal and interest each month to the registered holders of Freddie Mac certificates in accordance with the holders' instructions.

     Stripped Mortgage-Backed Securities. Agency Securities may consist of one or more stripped mortgage-backed securities, each as described in this prospectus and in the related prospectus supplement. Each Agency Security of this type will represent an undivided interest in all or part of either the principal distributions or the interest distributions, or in some specified portion of the principal and interest distributions, on particular Freddie Mac, Fannie Mae, Ginnie Mae or other government agency or government-sponsored agency certificates. The underlying securities will be held under a trust agreement by Freddie Mac, Fannie Mae, Ginnie Mae or another government agency or government-sponsored agency, each as trustee, or by another trustee named in the related prospectus supplement. Freddie Mac, Fannie Mae, Ginnie Mae or another government agency or government-sponsored agency will guarantee each stripped agency security to the same extent as the applicable entity guarantees the underlying securities backing the stripped Agency Security, unless otherwise specified in the related prospectus supplement.

     Other Agency Securities. If specified in the related prospectus supplement, a trust fund may include other mortgage pass-through certificates issued or guaranteed by Ginnie Mae, Fannie Mae, Freddie Mac or other government agencies or government-sponsored agencies. The characteristics of any other mortgage pass-through certificates issued or guaranteed by Ginnie Mae, Fannie Mae, Freddie Mac or other government agencies or government-sponsored agencies will be described in that prospectus supplement. If so specified, a combination of different types of Agency Securities may be held in a trust fund.

COLLECTION AND DISTRIBUTION ACCOUNTS

     A separate collection account will be established by the trustee, or by the servicer in the name of the trustee, for each series of securities for receipt of

          o the amount of any cash specified in the related prospectus supplement to be initially deposited by the depositor in the collection account,

          o all amounts received with respect to the primary assets of the related trust fund, and

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

          o unless otherwise specified in the related prospectus supplement, income earned on the foregoing amounts.

As provided in the related prospectus supplement, certain amounts on deposit in the collection account and certain amounts available under any credit enhancement for the securities of that series will be deposited into the applicable distribution account for distribution to the holders of the related securities. The trustee will establish a separate distribution account for each series of securities. Unless otherwise specified in the related prospectus supplement, the trustee will invest the funds in the collection account and the distribution account in eligible investments including, among other investments, obligations of the United States and certain of its agencies, federal funds, certificates of deposit, commercial paper, demand and time deposits and banker's acceptances, certain repurchase agreements of United States government securities and certain guaranteed investment contracts, in each case acceptable to the rating agencies named in the prospectus supplement. With certain exceptions, all such eligible investments must mature, in the case of funds in the collection account, not later than the day preceding the date when the funds are due to be deposited into the distribution account or otherwise distributed and, in the case of funds in the distribution account, not later than the day preceding the next distribution date for the related series of securities.

         Notwithstanding any of the foregoing, amounts may be deposited and withdrawn pursuant to any deposit agreement or minimum principal payment agreement that may be specified in the related prospectus supplement.

         If specified in the related prospectus supplement, a trust fund will include one or more pre-funding accounts that are segregated trust accounts established and maintained with the trustee for the related series. If specified in the prospectus supplement, a portion of the proceeds of the sale of the securities equal to the pre-funded amount will be deposited into the pre-funding account on the closing date and may be used to purchase additional primary assets during the pre-funding period specified in the prospectus supplement. In no case will the pre-funded amount exceed 50% of the total principal amount of the related securities, and in no case will the pre-funding period exceed one year. Additional restrictions may be imposed on pre-funding by ERISA or the REMIC provisions under the Code, which require, among other things, that the pre-funding period end no later than 90 days after the closing date. See "Material Federal Income Tax Considerations -- Taxation of the REMIC" and "ERISA Considerations" in this prospectus. The primary assets to be purchased generally will be selected on the basis of the same criteria as those used to select the initial primary assets of the trust fund, and the same representations and warranties will be made with respect to them. If any pre-funded amount remains on deposit in the pre-funding account at the end of the pre-funding period, the remaining amount will be applied in the manner specified in the related prospectus supplement to prepay the notes and/or the certificates of that series.

     If a pre-funding account is established, one or more capitalized interest accounts that are segregated trust accounts may be established and maintained with the trustee for the related series. On the closing date for the series, a portion of the proceeds of the sale of the related securities will be deposited into the capitalized interest account and used to fund the excess, if any, of

     o    the sum of

          o the amount of interest accrued on the securities of the series, and

          o if specified in the related prospectus supplement, certain fees or expenses during the pre-funding period,

     over

          o the amount of interest available from the primary assets in the trust fund.

     Any amounts on deposit in the capitalized interest account at the end of the pre-funding period that are not necessary for these purposes will be distributed to the person specified in the related prospectus supplement.

                               CREDIT ENHANCEMENT

     If so provided in the prospectus supplement relating to a series of securities, simultaneously with the depositor's assignment of the primary assets to the trustee, the depositor will obtain from an institution or by other means acceptable to the rating agencies named in the prospectus supplement one or more types of credit enhancement in favor of the trustee on behalf of the holders of the related series or designated classes of the series. The credit enhancement will support the payment of principal of and interest on the securities, and may be applied for certain other purposes to the extent and under the conditions set forth in the prospectus supplement. Credit enhancement for a series may include one or more of the forms described below or any other form as may be specified in the related prospectus supplement. If so specified in the related prospectus supplement, the credit enhancement may be structured so as to protect against losses relating to more than one trust fund.

SUBORDINATED SECURITIES

     If specified in the related prospectus supplement, credit enhancement for a series may consist of one or more classes of subordinated securities. The rights of the holders of subordinated securities to receive distributions on any distribution date will be subordinate in right and priority to the rights of holders of senior securities of the same series, but only to the extent described in the related prospectus supplement.

INSURANCE POLICIES, SURETY BONDS AND GUARANTIES

     If so provided in the prospectus supplement for a series of securities, deficiencies in amounts otherwise payable on the securities or on specified classes will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Those instruments may cover, with respect to one or more classes of securities of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. In addition, if specified in the related prospectus supplement, a trust fund may also include bankruptcy bonds, special hazard insurance policies, other insurance or guaranties for the purpose of:

          o maintaining timely payments or providing additional protection against losses on the trust fund assets;

          o   paying administrative expenses; or

          o establishing a minimum reinvestment rate on the payments made in respect of those assets or principal payment rate on those assets.

Arrangements may include agreements under which securityholders are entitled to receive amounts deposited in various accounts held by the trustee upon the terms specified in the related prospectus supplement. A copy of any arrangement instrument for a series will be filed with the SEC as an exhibit to a Current Report on Form 8-K to be filed with the SEC following issuance of the securities of the related series.

OVER-COLLATERALIZATION

     If so provided in the prospectus supplement for a series of securities, a portion of the interest payment on each loan included in the trust fund may be applied as an additional distribution in respect of principal to reduce the principal balance of a class or classes of securities and, thus, accelerate the rate of payment of principal on that class or those classes of securities.

OTHER INSURANCE POLICIES

     If specified in the related prospectus supplement, credit enhancement for a series may consist of pool insurance policies, special hazard insurance policies, bankruptcy bonds and other types of insurance relating to the primary assets, as described below and in the related prospectus supplement.

     Pool Insurance Policy. If so specified in the related prospectus supplement, the depositor will obtain a pool insurance policy for the loans in the related trust fund. The pool insurance policy will cover any loss (subject to the limitations described in the prospectus supplement) by reason of default, but will not cover the portion of the principal balance of any loan that is required to be covered by any primary mortgage insurance policy. The amount and terms of any pool insurance coverage will be set forth in the related prospectus supplement.

     Special Hazard Insurance Policy. Although the terms of such policies vary to some degree, a special hazard insurance policy typically provides that, where there has been damage to property securing a defaulted or foreclosed loan (title to which has been acquired by the insured) and to the extent the damage is not covered by a standard hazard insurance policy (or any flood insurance policy, if applicable) required to be maintained with respect to the property, or in connection with partial loss resulting from the application of the coinsurance clause in a standard hazard insurance policy, the special hazard insurer will pay the lesser of

      o     the cost of repair or replacement of the property, and

      o upon transfer of the property to the special hazard insurer, the unpaid principal balance of the loan at the time of acquisition of the property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the servicer with respect to the property.

     If the unpaid principal balance of the loan plus accrued interest and certain expenses is paid by the special hazard insurer, the amount of further coverage under the special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the related property. Any amount paid as the cost of repair of the property will reduce coverage by that amount. Special hazard insurance policies typically do not cover losses occasioned by war, civil insurrection, certain governmental actions, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, flood (if the mortgaged property is in a federally designated flood area), chemical contamination and certain other risks.

     Restoration of the property with the proceeds described in the first bullet of the second previous paragraph is expected to satisfy the condition under any pool insurance policy that the property be restored before a claim under the pool insurance policy may be validly presented with respect to the defaulted loan secured by the property. The payment described in the second bullet of the second previous paragraph will render unnecessary presentation of a claim in respect of the loan under any pool insurance policy. Therefore, so long as a pool insurance policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid principal balance of the related loan plus accrued interest and certain expenses will not affect the total amount in respect of insurance proceeds paid to holders of the securities, but will affect the relative amounts of coverage remaining under the special hazard insurance policy and pool insurance policy.

     Bankruptcy Bond. In the event of a bankruptcy of a borrower, the bankruptcy court may establish the value of the property securing the related loan at an amount less than the then-outstanding principal balance of the loan. The amount of the secured debt could be reduced to that value, and the holder of the loan thus would become an unsecured creditor to the extent the principal balance of the loan exceeds the value assigned to the property by the bankruptcy court. In addition, certain other modifications of the terms of a loan can result from a bankruptcy proceeding. See "Material Legal Aspects of the Loans" in this prospectus. If the related prospectus supplement so provides, the depositor or other entity specified in the prospectus supplement will obtain a bankruptcy bond or similar insurance contract covering losses resulting from proceedings with respect to borrowers under the Federal Bankruptcy Code. The bankruptcy bond will cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal of and interest on a loan or a reduction by the court of the principal amount of a loan and will cover certain unpaid interest on the amount of any principal reduction from the date of the filing of a bankruptcy petition.

     The bankruptcy bond will provide coverage in the aggregate amount specified in the prospectus supplement for all loans in the trust fund for the related series. The amount will be reduced by payments made under the bankruptcy bond in respect of the loans, unless otherwise specified in the related prospectus supplement, and will not be restored.

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

RESERVE FUNDS

     If the prospectus supplement relating to a series of securities so specifies, the depositor will deposit into one or more reserve funds cash, a letter or letters of credit, cash collateral accounts, eligible investments, or other instruments meeting the criteria of the rating agencies in the amount specified in the prospectus supplement. Each reserve fund will be established by the trustee as part of the trust fund for that series or for the benefit of the credit enhancement provider for that series. In the alternative or in addition to the initial deposit by the depositor, a reserve fund for a series may be funded over time through application of all or a portion of the excess cash flow from the primary assets for the series, to the extent described in the related prospectus supplement. If applicable, the initial amount of the reserve fund and the reserve fund maintenance requirements for a series of securities will be described in the related prospectus supplement.

     Amounts withdrawn from any reserve fund will be applied by the trustee to make payments on the securities of the related series, to pay expenses, to reimburse any credit enhancement provider for the series or for any other purpose, in the manner and to the extent specified in the related prospectus supplement.

     Amounts deposited into a reserve fund will be invested by the trustee in eligible investments maturing no later than the day specified in the related prospectus supplement.

CROSS-COLLATERALIZATION

     If specified in the related prospectus supplement, the beneficial ownership of separate groups of assets included in a trust fund may be evidenced by separate classes of the related series of securities. In that case, credit support may be provided by a cross-collateralization feature which requires that distributions be made with respect to securities evidencing a beneficial ownership interest in, or secured by, one or more asset groups within the same trust fund prior to distributions to subordinated securities evidencing a beneficial ownership interest in, or secured by, one or more other asset groups within that trust fund. Cross-collateralization may be provided by

          o the allocation of a portion of excess amounts generated by one or more asset groups within the same trust fund to one or more other asset groups within the same trust fund, or

          o the allocation of losses with respect to one or more asset groups to one or more other asset groups within the same trust fund.

Excess amounts will be applied and/or losses will be allocated to the class or classes of subordinated securities of the related series then outstanding having the lowest rating assigned by any rating agency or the lowest payment priority, in each case to the extent and in the manner more specifically described in the related prospectus supplement. The prospectus supplement for a series which includes a cross-collateralization feature will describe the manner and conditions for applying the cross-collateralization feature.

     If specified in the related prospectus supplement, the coverage provided by one or more forms of credit support described in this prospectus may apply concurrently to two or more related trust funds. If applicable, the related prospectus supplement will identify the trust funds to which credit support relates and the manner of determining the amount of coverage the credit support provides to the identified trust funds.

MINIMUM PRINCIPAL PAYMENT AGREEMENT

     If provided in the prospectus supplement relating to a series of securities, the depositor will enter into a minimum principal payment agreement with an entity meeting the criteria of the rating agencies named in the prospectus supplement under which the entity will provide certain payments on the securities of the series in the event that aggregate scheduled principal payments and/or prepayments on the primary assets for the series are not sufficient to make payments on the securities of the series as provided in the prospectus supplement.

DEPOSIT AGREEMENT

     If specified in a prospectus supplement, the depositor and the trustee for a series of securities will enter into a deposit agreement with the entity specified in the prospectus supplement on or before the sale of the related series of securities. The deposit agreement is intended to accumulate available cash for investment so that the cash, together with income thereon, can be applied to future distributions on one or more classes of securities. The related prospectus supplement will describe the terms of any deposit agreement.

FINANCIAL INSTRUMENTS

     If provided in the related prospectus supplement, the trust fund may include one or more financial instruments that are intended to meet the following goals:

          o to convert the payments on some or all of the loans and Private Label Securities from fixed to floating payments, or from floating to fixed, or from floating based on a particular index to floating based on another index;

          o to provide payments if any index rises above or falls below specified levels; or

          o to provide protection against interest rate changes, certain types of losses or other payment shortfalls to one or more classes of the related series.

If a trust fund includes financial instruments of this type, the instruments may be structured to be exempt from the registration requirements of the Securities Act of 1933, as amended.

     The related prospectus supplement will include, or incorporate by reference, material financial and other information about the provider of the financial instruments.

                               SERVICING OF LOANS

GENERAL

     Under the pooling and servicing agreement or the servicing agreement for a series of securities, the servicer will provide customary servicing functions with respect to the loans comprising the primary assets of the related trust fund.

COLLECTION PROCEDURES; ESCROW ACCOUNTS

     The servicer will make reasonable efforts to collect all payments required to be made under the loans and will, consistent with the terms of the related governing agreement for a series and any applicable credit enhancement, follow such collection procedures as it follows with respect to comparable loans held in its own portfolio. Consistent with the above, the servicer has the discretion to

          o waive any assumption fee, late payment charge, or other charge in connection with a loan, and

          o to the extent provided in the related agreement, arrange with a borrower a schedule for the liquidation of delinquencies by extending the due dates for scheduled payments on the loan.

     If the related prospectus supplement so provides, the servicer, to the extent permitted by law, will establish and maintain escrow or impound accounts with respect to loans in which borrower payments for taxes, assessments, mortgage and hazard insurance policy premiums and other comparable items will be deposited. In the case of loans that do not require such payments under the related loan documents, the servicer will not be required to establish any escrow or impound account for those loans. The servicer will make withdrawals from the escrow accounts to effect timely payment of taxes, assessments and mortgage and hazard insurance, to refund to borrowers amounts determined to be overages, to pay interest to borrowers on balances in the escrow accounts to the extent required by law, to repair or otherwise protect the related property and to clear and terminate the escrow accounts. The servicer will be responsible for the administration of the escrow accounts and generally will make advances to the escrow accounts when a deficiency exists.

DEPOSITS TO AND WITHDRAWALS FROM THE COLLECTION ACCOUNT

     Unless the related prospectus supplement specifies otherwise, the trustee or the servicer will establish a separate collection account in the name of the trustee. Unless the related prospectus supplement provides otherwise, the collection account will be

          o an account maintained at a depository institution, the long-term unsecured debt obligations of which at the time of any deposit are rated by each rating agency named in the prospectus supplement at levels satisfactory to the rating agency; or

          o an account the deposits in which are insured to the maximum extent available by the Federal Deposit Insurance Corporation or an account secured in a manner meeting requirements established by each rating agency named in the prospectus supplement.

     Unless otherwise specified in the related prospectus supplement, the funds held in the collection account may be invested in eligible investments. If so specified in the related prospectus supplement, the servicer will be entitled to receive as additional compensation any interest or other income earned on funds in the collection account.

     Unless otherwise specified in the related prospectus supplement, the servicer, the depositor, the trustee or the seller, as appropriate, will deposit into the collection account for each series, on the business day following the closing date, all scheduled payments of principal and interest on the primary assets due after the related cut-off date but received by the servicer on or before the closing date, and thereafter, within two business days after the date of receipt thereof, the following payments and collections received or made by the servicer (other than, unless otherwise provided in the related prospectus supplement, in respect of principal of and interest on the related primary assets due on or before the cut-off date):

          o all payments in respect of principal, including prepayments, on the primary assets;

          o all payments in respect of interest on the primary assets after deducting, at the discretion of the servicer (but only to the extent of the amount permitted to be withdrawn or withheld from the collection account in accordance with the related agreement), related servicing fees payable to the servicer;

          o all Liquidation Proceeds after deducting, at the discretion of the servicer (but only to the extent of the amount permitted to be withdrawn from the collection account in accordance with the related agreement), the servicing fee, if any, in respect of the related primary asset;

          o  all Insurance Proceeds;

          o all amounts required to be deposited into the collection account from any reserve fund for the series pursuant to the related agreement;

          o all advances of cash made by the servicer in respect of delinquent scheduled payments on a loan and for any other purpose as required pursuant to the related agreement; and

          o all repurchase prices of any primary assets repurchased by the depositor, the servicer or the seller pursuant to the related agreement.

     Unless otherwise specified in the related prospectus supplement, the servicer is permitted, from time to time, to make withdrawals from the collection account for each series for the following purposes:

          o to reimburse itself for advances that it made in connection with that series under the related agreement; provided that the servicer's right to reimburse itself is limited to amounts received on or in respect of particular loans (including, for this purpose, Liquidation Proceeds and proceeds of insurance policies covering the related loans and Mortgaged Properties ("Insurance Proceeds")) that represent late recoveries of scheduled payments with respect to which the Advance was made;

          o to the extent provided in the related agreement, to reimburse itself for any advances that it made in connection with the series which the servicer determines in good faith to be nonrecoverable from amounts representing late recoveries of scheduled payments respecting which the advance was made or from Liquidation Proceeds or Insurance Proceeds;

          o to reimburse itself from Liquidation Proceeds for liquidation expenses and for amounts expended by it in good faith in connection with the restoration of damaged property and, in the event deposited into the collection account and not previously withheld, and to the extent that Liquidation Proceeds after such reimbursement exceed the principal balance of the related loan, together with accrued and unpaid interest thereon to the due date for the loan next succeeding the date of its receipt of the Liquidation Proceeds, to pay to itself out of the excess the amount of any unpaid servicing fee and any assumption fees, late payment charges, or other charges on the related loan;

          o in the event the servicer has elected not to pay itself the servicing fee out of the interest component of any scheduled payment, late payment or other recovery with respect to a particular loan prior to the deposit of the scheduled payment, late payment or recovery into the collection account, to pay to itself the servicing fee, as adjusted pursuant to the related agreement, from any scheduled payment, late payment or other recovery to the extent permitted by the related agreement;

          o to reimburse itself for expenses incurred by and recoverable by or reimbursable to it pursuant to the related agreement;

          o to pay to the applicable person with respect to each primary asset or related real property that has been repurchased or removed from the trust fund by the depositor, the servicer or the seller pursuant to the related agreement, all amounts received thereon and not distributed as of the date on which the related repurchase price was determined;

          o to make payments to the trustee of the series for deposit into the related distribution account or for remittance to the holders of the series in the amounts and in the manner provided for in the related agreement; and

          o to clear and terminate the collection account pursuant to the related agreement.

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

     In addition, if the servicer deposits into the collection account for a series any amount not required to be deposited therein, the servicer may, at any time, withdraw the amount from the collection account.

ADVANCES AND LIMITATIONS ON ADVANCES

     The related prospectus supplement will describe the circumstances, if any, under which the servicer will make advances with respect to delinquent payments on loans. If specified in the related prospectus supplement, the servicer will be obligated to make advances. Its obligation to make advances may be limited in amount, or may not be activated until a certain portion of a specified reserve fund is depleted. Advances are intended to provide liquidity and, except to the extent specified in the related prospectus supplement, not to guarantee or insure against losses. Accordingly, any funds advanced are recoverable by the servicer out of amounts received on particular loans that represent late recoveries of scheduled payments, Insurance Proceeds or Liquidation Proceeds respecting which an advance was made. If an advance is made and subsequently determined to be nonrecoverable from late collections, Insurance Proceeds or Liquidation Proceeds from the related loan, the servicer may be entitled to reimbursement from other funds in the collection account or distribution account(s), as the case may be, or from a specified reserve fund, as applicable, to the extent specified in the related prospectus supplement.

MAINTENANCE OF INSURANCE POLICIES AND OTHER SERVICING PROCEDURES

     Standard Hazard Insurance; Flood Insurance. Except as otherwise specified in the related prospectus supplement, the servicer will be required to maintain (or to cause the borrower under each loan to maintain) a standard hazard insurance policy providing the standard form of fire insurance coverage with extended coverage for certain other hazards as is customary in the state in which the related property is located. The standard hazard insurance policies will provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage for property of the type securing the related loans. In general, the standard form of fire and extended coverage policy will cover physical damage to, or destruction of, the related property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions in each policy. Because the standard hazard insurance policies relating to the loans will be underwritten by different hazard insurers and will cover properties located in various states, the policies will not contain identical terms and conditions. The basic terms, however, generally will be determined by state law and generally will be similar. Most such policies typically will not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all inclusive. Uninsured risks not covered by a special hazard insurance policy or other form of credit enhancement will adversely affect distributions to holders. When a property securing a loan is located in a flood area identified by HUD pursuant to the Flood Disaster Protection Act of 1973, as amended, the servicer will be required to cause flood insurance to be maintained with respect to the property, to the extent available.

     The standard hazard insurance policies covering properties typically will contain a "coinsurance" clause, which in effect will require that the insured at all times carry hazard insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the property, including any improvements on the property, in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the coinsurance clause will provide that the hazard insurer's liability in the event of partial loss will not exceed the greater of

          o the actual cash value (i.e., replacement cost less physical depreciation) of the property, including the improvements, if any, damaged or destroyed, and

          o such proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of the property and improvements.

Since the amount of hazard insurance to be maintained on the improvements securing the loans declines as their principal balances decrease, and since the value of the properties will fluctuate over time, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damage to the affected property.

     Unless otherwise specified in the related prospectus supplement, coverage will be in an amount at least equal to the greater of

          o the amount necessary to avoid the enforcement of any co-insurance clause contained in the policy, and

          o  the outstanding principal balance of the related loan.

Unless otherwise specified in the related prospectus supplement, the servicer will also maintain on REO property a standard hazard insurance policy in an amount that is at least equal to the maximum insurable value of the REO property. No earthquake or other additional insurance will be required of any borrower or will be maintained on REO property other than pursuant to such applicable laws and regulations as shall at any time be in force and shall require the additional insurance.

     Any amounts collected by the servicer under insurance policies (other than amounts to be applied to the restoration or repair of the property, released to the borrower in accordance with normal servicing procedures or used to reimburse the servicer for amounts to which it is entitled to reimbursement) will be deposited into the collection account. In the event that the servicer obtains and maintains a blanket policy insuring against hazard losses on all of the loans, written by an insurer then acceptable to each rating agency named in the prospectus supplement, it will conclusively be deemed to have satisfied its obligations to cause to be maintained a standard hazard insurance policy for each loan or related REO property. This blanket policy may contain a deductible clause, in which case the servicer will be required, in the event that there has been a loss that would have been covered by the policy absent the deductible clause, to deposit into the collection account the amount not otherwise payable under the blanket policy because of the application of the deductible clause.

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

REALIZATION UPON DEFAULTED LOANS

     The servicer will use its reasonable best efforts to foreclose upon, repossess or otherwise comparably convert the ownership of the properties securing the related loans that come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In this connection, the servicer will follow such practices and procedures as it deems necessary or advisable and as are normal and usual in its servicing activities with respect to comparable loans that it services. However, the servicer will not be required to expend its own funds in connection with any foreclosure or towards the restoration of the property unless it determines that

          o the restoration or foreclosure will increase the Liquidation Proceeds of the related loan available to the holders after reimbursement to itself for its expenses, and

          o its expenses will be recoverable either through Liquidation Proceeds or Insurance Proceeds.

However, in the case of a trust fund for which a REMIC election has been made, the servicer will be required to liquidate any REO property by the end of the third calendar year after the trust fund acquires beneficial ownership of the REO property. While the holder of an REO property can often maximize its recovery by providing financing to a new purchaser, the trust fund will have no ability to do so and neither the servicer nor the depositor will be required to do so.

     The servicer may arrange with the borrower on a defaulted loan a change in the terms of the loan to the extent provided in the related prospectus supplement. This type of modification may only be entered into if it meets the underwriting policies and procedures employed by the servicer in servicing receivables for its own account and meets the other conditions set forth in the related prospectus supplement.

ENFORCEMENT OF DUE-ON-SALE CLAUSES

     Unless otherwise specified in the related prospectus supplement for a series, when any property is about to be conveyed by the borrower, the servicer will, to the extent it has knowledge of the prospective conveyance and prior to the time of the consummation of the conveyance, exercise its rights to accelerate the maturity of the related loan under any applicable "due-on-sale" clause, unless it reasonably believes that the clause is not enforceable under applicable law or if enforcement of the clause would result in loss of coverage under any primary mortgage insurance policy. In that event, the servicer is authorized to accept from or enter into an assumption agreement with the person to whom the property has been or is about to be conveyed. Under the assumption, the transferee of the property becomes liable under the loan and the original borrower is released from liability and the transferee is substituted as the borrower and becomes liable under the loan. Any fee collected in connection with an assumption will be retained by the servicer as additional servicing compensation. The terms of a loan may not be changed in connection with an assumption.

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

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Except as otherwise provided in the related prospectus supplement, the servicer will be entitled to a periodic servicing fee in an amount to be determined as specified in the related prospectus supplement. The servicing fee may be fixed or variable, as specified in the related prospectus supplement. In addition, unless otherwise specified in the related prospectus supplement, the servicer will be entitled to additional servicing compensation in the form of assumption fees, late payment charges and similar items, and excess proceeds following disposition of property in connection with defaulted loans.

     Unless otherwise specified in the related prospectus supplement, the servicer will pay certain expenses incurred in connection with the servicing of the loans, including, without limitation, the payment of the fees and expenses of each trustee and independent accountants, payment of security policy and insurance policy premiums, if applicable, and the cost of any credit enhancement, and payment of expenses incurred in preparation of reports to holders.

     When a borrower makes a principal prepayment in full between due dates on the related loan, the borrower generally will be required to pay interest on the amount prepaid only to the date of prepayment. If and to the extent provided in the related prospectus supplement, in order that one or more classes of the securities of a series will not be adversely affected by any resulting shortfall in interest, the amount of the servicing fee may be reduced to the extent necessary to include in the servicer's remittance to the applicable trustee for deposit into the related distribution account an amount equal to one month's interest on the related loan (less the servicing fee). If the total amount of these shortfalls in a month exceeds the servicing fee for that month, a shortfall to holders may occur.

     Unless otherwise specified in the related prospectus supplement, the servicer will be entitled to reimbursement for certain expenses that it incurs in connection with the liquidation of defaulted loans. The related holders will suffer no loss by reason of the servicer's expenses to the extent the expenses are covered under related insurance policies or from excess Liquidation Proceeds. If claims are either not made or paid under the applicable insurance policies or if coverage under the policies has been exhausted, the related holders will suffer a loss to the extent that Liquidation Proceeds, after reimbursement of the servicer's expenses, are less than the principal balance of and unpaid interest on the related loan that would be distributable to holders. In addition, the servicer will be entitled to reimbursement of its expenses in connection with the restoration of REO property This right of reimbursement is prior to the rights of the holders to receive any related Insurance Proceeds, Liquidation Proceeds or amounts derived from other credit enhancement. The servicer generally is also entitled to reimbursement from the collection account for advances.

     Unless otherwise specified in the related prospectus supplement, the rights of the servicer to receive funds from the collection account for a series, whether as the servicing fee or other compensation, or for the reimbursement of advances, expenses or otherwise, are not subordinate to the rights of holders of securities of the series.

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

EVIDENCE AS TO COMPLIANCE

     If so specified in the related prospectus supplement, the applicable governing agreement will provide that, each year, a firm of independent public accountants will furnish a statement to the trustee to the effect that the firm has examined certain documents and records relating to the servicing of the loans by the servicer and that, on the basis of the examination, the firm is of the opinion that the servicing has been conducted in compliance with the agreement, except for such exceptions as the firm believes to be immaterial and any other exceptions set forth in the statement.

     If so specified in the related prospectus supplement, the applicable agreement will also provide for delivery to the trustee of an annual statement signed by an officer of the servicer to the effect that the servicer has fulfilled its obligations under the agreement throughout the preceding calendar year.

CERTAIN MATTERS REGARDING THE SERVICER

     The servicer for each series will be identified in the related prospectus supplement. The servicer may be an affiliate of the depositor and may have other business relationships with the depositor and its affiliates.

     If an event of default occurs under either a servicing agreement or a pooling and servicing agreement, the servicer may be replaced by the trustee or a successor servicer. Unless otherwise specified in the related prospectus supplement, the events of default and the rights of a trustee upon a default under the agreement for the related series will be substantially similar to those described under "The Agreements--Events of Default; Rights upon Event of Default--Pooling and Servicing Agreement; Servicing Agreement" in this prospectus.

     Unless otherwise specified in the prospectus supplement, the servicer does not have the right to assign its rights and delegate its duties and obligations under the related agreement unless the successor servicer accepting such assignment or delegation

      o     services similar loans in the ordinary course of its business;

      o     is reasonably satisfactory to the trustee;

      o has a net worth of not less than the amount specified in the prospectus supplement;

      o would not cause the rating of the related securities by a rating agency named in the prospectus supplement, as such rating is in effect immediately prior to the assignment, sale or transfer, to be qualified, downgraded or withdrawn as a result of the assignment, sale or transfer; and

      o executes and delivers to the trustee an agreement, in form and substance reasonably satisfactory to the trustee, that contains an assumption by the successor servicer of the due and punctual performance and observance of each covenant and condition required to be performed or observed by the servicer under the agreement from and after the date of the agreement.

     No assignment will become effective until the trustee or a successor servicer has assumed the servicer's obligations and duties under the related agreement. To the extent that the servicer transfers its obligations to a wholly-owned subsidiary or affiliate, the subsidiary or affiliate need not satisfy the criteria set forth above. In this instance, however, the assigning servicer will remain liable for the servicing obligations under the agreement. Any entity into which the servicer is merged or consolidated or any successor corporation resulting from any merger, conversion or consolidation will succeed to the servicer's obligations under the agreement provided that the successor or surviving entity meets the requirements for a successor servicer set forth above.

     Except to the extent otherwise provided, each agreement will provide that neither the servicer nor any director, officer, employee or agent of the servicer will be under any liability to the related trust fund, the depositor or the holders for any action taken or for failing to take any action in good faith pursuant to the related agreement, or for errors in judgment. However, neither the servicer nor any such person will be protected against any breach of warranty or representations made under the agreement, or the failure to perform its obligations in compliance with any standard of care set forth in the agreement, or liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of their duties or by reason of reckless disregard of their obligations and duties under the agreement. Each agreement will further provide that the servicer and any director, officer, employee or agent of the servicer is entitled to indemnification from the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the agreement or the securities, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties under the agreement or by reason of reckless disregard of those obligations and duties. In addition, the agreement will provide that the servicer is not under any obligation to appear in, prosecute or defend any legal action that is not incidental to its servicing responsibilities under the agreement that, in its opinion, may involve it in any expense or liability. The servicer may, in its discretion, undertake any such action that it may deem necessary or desirable with respect to the agreement and the rights and duties of the parties thereto and the interests of the holders thereunder. In that event, the legal expenses and costs of the action and any resulting liability may be expenses, costs, and liabilities of the trust fund and the servicer may be entitled to be reimbursed therefor out of the collection account.

                                 THE AGREEMENTS

     The following summaries describe the material provisions of the pooling and servicing agreement or trust agreement, in the case of a series of certificates, and the indenture and servicing agreement, in the case of a series of notes. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the agreements applicable to the particular series of securities. Where particular provisions or terms used in the agreements are referred to, the provisions or terms are as specified in the agreements.

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ASSIGNMENT OF PRIMARY ASSETS

     General. At the time of issuance of the securities of a series, the depositor will transfer, convey and assign to the related trust fund all right, title and interest of the depositor in the primary assets and other property to be transferred to the trust fund. This assignment will include all principal and interest due on or with respect to the primary assets after the cut-off date (except for any retained interests). The trustee will, concurrently with the assignment, execute and deliver the securities.

     Assignment of Mortgage Loans. Unless otherwise specified in the related prospectus supplement, the depositor will deliver to the trustee (or, if specified in the prospectus supplement, a custodian on behalf of the trustee), as to each Residential Loan and Home Equity Loan, the related note endorsed without recourse to the order of the trustee or in blank, the original mortgage, deed of trust or other security instrument with evidence of recording indicated thereon (except for any mortgage not returned from the public recording office, in which case a copy of the mortgage will be delivered, together with a certificate that the original of the mortgage was delivered to such recording office), and an assignment of the mortgage in recordable form. The trustee or, if so specified in the related prospectus supplement, the custodian will hold these documents in trust for the benefit of the holders.

     If so specified in the related prospectus supplement, at the time of issuance of the securities, the depositor will cause assignments to the trustee of the mortgages relating to the loans to be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee's interest in the related loans. If specified in the prospectus supplement, the depositor will cause the assignments to be recorded within the time after issuance of the securities as is specified in the related prospectus supplement. In this event, the prospectus supplement will specify whether the agreement requires the depositor to repurchase from the trustee any loan the related mortgage of which is not recorded within that time, at the price described below with respect to repurchases by reason of defective documentation. Unless otherwise provided in the prospectus supplement, the enforcement of the repurchase obligation would constitute the sole remedy available to the holders or the trustee for the failure of a mortgage to be recorded.

     Assignment of Home Improvement Contracts. Unless otherwise specified in the related prospectus supplement, the depositor will deliver to the trustee or the custodian each original Home Improvement Contract and copies of related documents and instruments and, except in the case of unsecured Home Improvement Contracts, the security interest in the related home improvements. In order to give notice of the right, title and interest of holders to the Home Improvement Contracts, the depositor will cause a UCC-1 financing statement to be executed by the depositor or the seller identifying the trustee as the secured party and identifying all Home Improvement Contracts as collateral. Unless otherwise specified in the related prospectus supplement, the Home Improvement Contracts will not be stamped or otherwise marked to reflect their assignment to the trust fund. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the Home Improvement Contracts without notice of the assignment, the interest of holders in the Home Improvement Contracts could be defeated. See "Material Legal Aspects of the Loans--The Home Improvement Contracts and the Manufactured Housing Contracts" in this prospectus.

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

     Assignment of Manufactured Housing Contracts. If specified in the related prospectus supplement, the depositor or the seller will deliver to the trustee the original contract as to each Manufactured Housing Contract and copies of documents and instruments related to each contract and, other than in the case of unsecured contracts, the security interest in the property securing that contract. In order to give notice of the right, title and interest of securityholders to the contracts, if specified in the related prospectus supplement, the depositor or the seller will cause a UCC-1 financing statement to be executed by the depositor or the seller identifying the trustee as the secured party and identifying all contracts as collateral. If so specified in the related prospectus supplement, the contracts will not be stamped or otherwise marked to reflect their assignment to the trustee. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment, the interest of securityholders in the contracts could be defeated. See "Material Legal Aspects of the Loans -- The Home Improvement Contracts and the Manufactured Housing Contracts."

     Loan Schedule. Each loan will be identified in a schedule appearing as an exhibit to the related agreement and will specify with respect to each loan:

      o     the original principal amount,

      o     its unpaid principal balance as of the cut-off date,

      o     the current interest rate,

      o     the current scheduled payment of principal and interest,

      o     the maturity date, if any, of the related note, and

      o if the loan is an adjustable rate loan, the lifetime rate cap, if any, and the current index.

     Assignment of Agency and Private Label Securities. The depositor will cause the Agency and Private Label Securities to be registered in the name of the trustee (or its nominee or correspondent). The trustee (or its nominee or correspondent) will take possession of any certificated Agency or Private Label Securities. Unless otherwise specified in the related prospectus supplement, the trustee will not be in possession of, or be assignee of record of, any loans underlying the Agency or Private Label Securities. See "The Trust Funds--Private Label Securities" in this prospectus. Each Agency and Private Label Security will be identified in a schedule appearing as an exhibit to the related agreement, which will specify the original principal amount, principal balance as of the cut-off date, annual pass-through rate or interest rate and maturity date for each Agency and Private Label Security conveyed to the related trust fund. In the agreement, the depositor will represent and warrant to the trustee that:

      o     the information contained in the Agency or Private Label Securities schedule is true and correct in all material respects,

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

      o immediately prior to the conveyance of the Agency or Private Label Securities, the depositor had good title and was the sole owner of the Agency or Private Label Securities (subject to any retained interest),

      o there has been no other sale of the Agency or Private Label Securities, and

      o there is no existing lien, charge, security interest or other encumbrance on the Agency or Private Label Securities (other than any retained interest).

     Repurchase and Substitution of Non-Conforming Primary Assets. Unless otherwise provided in the related prospectus supplement, if any document in the file relating to the primary assets delivered by the depositor to the trustee (or custodian) is found by the trustee, within 90 days of the execution of the related agreement (or promptly after the trustee's receipt of any document permitted to be delivered after the closing date), to be defective in any material respect and the depositor or seller does not cure such defect within 90 days after the discovery of such defect (or within any other period specified in the related prospectus supplement) the depositor or seller will, not later than 90 days after the discovery of such defect (or within such any period specified in the related prospectus supplement), repurchase from the trustee the related primary asset or any property acquired in respect of the asset. Unless otherwise specified in the related prospectus supplement, the repurchase shall be effected at a price equal to the sum of:

     o    the lesser of

          o  the principal balance of the primary asset, and

          o  the trust fund's federal income tax basis in the primary asset;

     plus

          o accrued and unpaid interest to the date of the next scheduled payment on the primary asset at the rate set forth in the related agreement.

However, the purchase price shall not be limited to the trust fund's federal income tax basis in the asset, if the repurchase at a price equal to the principal balance of the repurchased primary asset will not result in any prohibited transaction tax under Section 860F(a) of the Code.

     If provided in the related prospectus supplement, the depositor or seller, as the case may be, may, rather than repurchase the primary asset as described above, remove the non-conforming primary asset from the trust fund and substitute in its place one or more other qualifying substitute primary assets. If no REMIC election is made with respect to the trust fund, the substitution must be effected within 120 days of the date of initial issuance of the securities. If a REMIC election is made with respect to the trust fund, the trustee must have received a satisfactory opinion of counsel that the substitution will not cause the trust fund to lose its status as a REMIC or otherwise subject the trust fund to a prohibited transaction tax.

     Unless otherwise specified in the related prospectus supplement, any qualifying substitute primary asset will, on the date of substitution, meet the following criteria:

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

          o it has a principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the principal balance of the deleted primary asset (the amount of any shortfall to be deposited to the collection account in the month of substitution for distribution to holders),

          o it has an interest rate not less than (and not more than 2% greater than) the interest rate of the deleted primary asset,

          o it has a remaining term-to-stated maturity not greater than (and not more than two years less than) that of the deleted primary asset,

          o it complies with all of the representations and warranties set forth in the applicable agreement as of the date of substitution, and

          o if a REMIC election is made with respect to the trust fund, the qualifying substitute primary asset is a qualified replacement mortgage under Section 860G(a) of the Code.

     Unless otherwise provided in the related prospectus supplement, the above-described cure, repurchase or substitution obligations constitute the sole remedies available to the holders or the trustee for a material defect in the documentation for a primary asset.

     The depositor or another entity will make representations and warranties with respect to primary assets for each series. If the depositor or the other entity cannot cure a breach of any such representations and warranties in all material respects within the time period specified in the related prospectus supplement after notification by the trustee of such breach, and if the breach is of a nature that materially and adversely affects the value of the primary asset, the depositor or the other entity will be obligated to repurchase the affected primary asset or, if provided in the prospectus supplement, provide a qualifying substitute primary asset, subject to the same conditions and limitations on purchases and substitutions as described above.

     The depositor's only source of funds to effect any cure, repurchase or substitution will be through the enforcement of the corresponding obligations, if any, of the responsible originator or seller of the non-conforming primary assets. See "Risk Factors--Only the assets of the related trust fund are available to pay your certificates" in this prospectus.

     No holder of securities of a series, solely by virtue of the holder's status as a holder, will have any right under the applicable agreement to institute any proceeding with respect to agreement, unless holder previously has given to the trustee for the series written notice of default and unless the holders of securities evidencing not less than 51% of the aggregate voting rights of the securities of the series have made written request upon the trustee to institute the proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity, and the trustee for 60 days has neglected or refused to institute the proceeding.


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REPORTS TO HOLDERS

     The applicable trustee or other entity specified in the related prospectus supplement will prepare and forward to each holder on each distribution date, or as soon thereafter as is practicable, a statement setting forth, to the extent applicable to any series, among other things:

          o the amount of principal distributed to holders of the related securities and the outstanding principal balance of the securities following the distribution;

          o the amount of interest distributed to holders of the related securities and the current interest on the securities;

          o the amount of any overdue accrued interest included in such distribution, any remaining overdue accrued interest with respect to the securities, or any current shortfall in amounts to be distributed as accrued interest to holders of the securities;

          o the amount of any overdue payments of scheduled principal included in the distribution, any remaining overdue principal amounts with respect to the securities, any current shortfall in receipt of scheduled principal payments on the related primary assets, or any realized losses or Liquidation Proceeds to be allocated as reductions in the outstanding principal balances of the securities;

          o the amount received under any related credit enhancement, and the remaining amount available under the credit enhancement;

          o the amount of any delinquencies with respect to payments on the related primary assets;

          o the book value of any REO property acquired by the related trust fund; and

          o   other information specified in the related agreement.

     In addition, within a reasonable period of time after the end of each calendar year, the applicable trustee, unless otherwise specified in the related prospectus supplement, will furnish to each holder of record at any time during the calendar year:

          o the total of the amounts reported pursuant to clauses under the first and second bullets above and under the last clause of the fourth bullet above for the calendar year, and

          o the information specified in the related agreement to enable holders to prepare their tax returns including, without limitation, the amount of any original issue discount accrued on the securities.

     Information in the distribution date statements and annual statements provided to the holders will not have been examined and reported upon by an independent public accountant. However, the servicer will provide to the trustee a report by independent public accountants with respect to its servicing of the loans. See "Servicing of Loans--Evidence as to Compliance" in this prospectus.

     If so specified in the prospectus supplement, the related series of securities (or one or more classes of the series) will be issued in book-entry form. In that event, owners of beneficial interests in those securities will not be considered holders and will not receive such reports directly from the trustee. The trustee will forward reports only to the entity or its nominee that is the registered holder of the global certificate that evidences the book-entry securities. Beneficial owners will receive reports from the participants and indirect participants of the applicable book-entry system in accordance with the policies and procedures of the participants and indirect participants.

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

     Pooling and Servicing Agreement; Servicing Agreement. Unless otherwise specified in the related prospectus supplement, "events of default under the pooling and servicing agreement for each series of certificates include:

          o any failure by the servicer to deposit amounts in the collection account and distribution account(s) to enable the trustee to distribute to holders of securities of the series any required payment, provided that this failure continues unremedied for the number of days specified in the related prospectus supplement after the giving of written notice to the servicer by the trustee, or to the servicer and the trustee by holders having not less than 25% of the total voting rights of the series;

          o any failure by the servicer duly to observe or perform in any material respect any other of its covenants or agreements in the agreement provided that this failure continues unremedied for the number of days specified in the related prospectus supplement after the giving of written to the servicer by the trustee, or to the servicer and the trustee by the holders having not less than 25% of the total voting rights of the of the series; and

          o certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by the servicer indicating its insolvency, reorganization or inability to pay its obligations.

     So long as an event of default remains unremedied under the applicable agreement for a series of securities relating to the servicing of loans, unless otherwise specified in the related prospectus supplement, the trustee or holders of securities of the series having not less than 51% of the total voting rights of the series may terminate all of the rights and obligations of the servicer as servicer under the applicable agreement (other than its right to recovery of other expenses and amounts advanced pursuant to the terms of the agreement, which rights the servicer will retain under all circumstances), whereupon the trustee will succeed to all the responsibilities, duties and liabilities of the servicer under the agreement and will be entitled to reasonable servicing compensation not to exceed the applicable servicing fee, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in the agreement.

     In the event that the trustee is unwilling or unable so to act, it may select (or petition a court of competent jurisdiction to appoint) a finance institution, bank or loan servicing institution with a net worth specified in the related prospectus supplement to act as successor servicer under the provisions of the agreement. The successor servicer would be entitled to reasonable servicing compensation in an amount not to exceed the servicing fee as set forth in the related prospectus supplement, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise, as provided in the agreement.

     During the continuance of any event of default of a servicer under an agreement for a series of securities, the trustee will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the holders of securities of the series, and, unless otherwise specified in the related prospectus supplement, holders of securities having not less than 51% of the total voting rights of the series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred upon the trustee. However, the trustee will not be under any obligation to pursue any such remedy or to exercise any of such trusts or powers unless the holders have offered the trustee reasonable security or indemnity against the cost, expenses and liabilities that may be incurred by the trustee as a result. The trustee may decline to follow any such direction if it determines that the action or proceeding so directed may not lawfully be taken or would involve it in personal liability or be unjustly prejudicial to the non-assenting holders.

     Indenture. Unless otherwise specified in the related prospectus supplement, "events of default" under the indenture for each series of notes include:

          o a default for thirty (30) days or more in the payment of any principal of or interest on any note of the series;

          o failure to perform any other covenant of the depositor or the trust fund in the indenture, provided that the failure continues for a period of sixty (60) days after notice is given in accordance with the procedures described in the related prospectus supplement;

          o any representation or warranty made by the depositor or the trust fund in the indenture or in any certificate or other writing delivered pursuant to it or in connection with it with respect to or affecting such series having been incorrect in a material respect as of the time made, provided that the breach is not cured within sixty (60) days after notice is given in accordance with the procedures described in the related prospectus supplement;

          o certain events of bankruptcy, insolvency, receivership or liquidation of the depositor or the trust fund; and

          o any other event of default specified with respect to notes of that series.

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     If an event of default with respect to the then-outstanding notes of any series occurs and is continuing, either the indenture trustee or the holders of a majority of the total amount of those notes may declare the principal amount of all the notes of the series (or, if the notes of that series are zero coupon securities, such portion of the principal amount as may be specified in the related prospectus supplement) to be due and payable immediately. Under certain circumstances of this type the declaration may be rescinded and annulled by the holders of a majority of the total amount of those notes.

     If, following an event of default with respect to any series of notes, the related notes have been declared to be due and payable, the indenture trustee may, in its discretion, and notwithstanding such acceleration, elect to maintain possession of the collateral securing the notes and to continue to apply distributions on the collateral as if there had been no declaration of acceleration, provided that the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes as they would have become due if there had not been a declaration. In addition, the indenture trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default (other than a default in the payment of any principal of or interest on any note of the series for thirty (30) days or more), unless:

          o the holders of 100% of the total amount of the then-outstanding notes of the series consent to the sale; or

          o the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest due and unpaid on the outstanding notes of the series at the date of sale; or

          o the indenture trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the notes as such payments would have become due if the notes had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 66 2/3% of the total amount of the then-outstanding notes of the series.

     In the event that the indenture trustee liquidates the collateral in connection with an event of default involving a default for thirty (30) days or more in the payment of principal of or interest on the notes of a series, the indenture provides that the indenture trustee will have a prior lien on the proceeds of any liquidation for its unpaid fees and expenses. As a result, upon the occurrence of an event of default of this type, the amount available for distribution to the noteholders may be less than would otherwise be the case. However, the indenture trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the noteholders after the occurrence of the event of default.

     Unless otherwise specified in the related prospectus supplement, in the event that the principal of the notes of a series is declared due and payable as described above, holders of the notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of those notes less the amount of the discount that remains unamortized.

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     Subject to the provisions of the indenture relating to the duties of the indenture trustee, in case an event of default shall occur and be continuing with respect to a series of notes, the indenture trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of notes of the series, unless the holders offer security or indemnity satisfactory to the indenture trustee against the costs, expenses and liabilities it might incur in complying with their request or direction. Subject to the provisions for indemnification and certain limitations contained in the indenture, the holders of a majority of amount of the then-outstanding notes of the series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee or exercising any trust or power conferred on the indenture trustee with respect to those notes, and the holders of a majority of the amount of the amount of the then- outstanding notes of the series may, in certain cases, waive any default with respect to the notes, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all affected holders of the outstanding notes.

THE TRUSTEES

     The identity of the commercial bank, savings and loan association or trust company named as the trustee or indenture trustee, as the case may be, for each series of securities will be set forth in the related prospectus supplement. Entities serving as trustee may have normal banking relationships with the depositor or the servicer. In addition, for the purpose of meeting the legal requirements of certain local jurisdictions, each trustee will have the power to appoint co-trustees or separate trustees. In the event of an appointment, all rights, powers, duties and obligations conferred or imposed upon the trustee by the related agreement will be conferred or imposed upon that trustee and each separate trustee or co-trustee jointly, or, in any jurisdiction in which the trustee shall be incompetent or unqualified to perform certain acts, singly upon the separate trustee or co-trustee who will exercise and perform such rights, powers, duties and obligations solely at the direction of the trustee. The trustee may also appoint agents to perform any of its responsibilities, which agents will have any or all of the rights, powers, duties and obligations of the trustee conferred on them by their appointment; provided, however, that the trustee will continue to be responsible for its duties and obligations under the agreement.

DUTIES OF TRUSTEES

     No trustee will make any representations as to the validity or sufficiency of the related agreement, the securities or of any primary asset or related documents. If no event of default (as defined in the related agreement) has occurred, the applicable trustee will be required to perform only those duties specifically required of it under the agreement. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the trustee will be required to examine them to determine whether they are in the form required by the related agreement. However, the trustee will not be responsible for the accuracy or content of any documents furnished to it by the holders or the servicer under the agreement.

     Each trustee may be held liable for its own negligent action or failure to act, or for its own misconduct; provided, however, that no trustee will be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction

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of the related holders in an event of default. No trustee will be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the related agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

RESIGNATION OF TRUSTEES

     Each trustee may, upon written notice to the depositor, resign at any time, in which event the depositor will be obligated to use its best efforts to appoint a successor trustee. If no successor trustee has been appointed and has accepted such appointment within 30 days after the giving of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction for appointment of a successor trustee. Each trustee may also be removed at any time

          o if the trustee ceases to be eligible to continue as such under the related agreement, or

          o   if the trustee becomes insolvent, or

          o the holders of securities having more than over 50% of the total voting rights of the securities in the trust fund give written notice to the trustee and to the depositor.

Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until the successor trustee accepts its appointment.

AMENDMENT OF AGREEMENT

     Unless otherwise specified in the prospectus supplement, the Agreement for each series of securities may be amended by the depositor, the servicer (with respect to a series relating to loans), and the trustee, without notice to or consent of the holders, for the following purposes:

          o   to cure any ambiguity,

          o to correct any defective provisions or to correct or supplement any provision in the agreement,

          o to add to the duties of the depositor, the applicable trustee or the servicer,

          o to add any other provisions with respect to matters or questions arising under the agreement or related credit enhancement,

          o to add or amend any provisions of the agreement as required by any rating agency named in the prospectus supplement in order to maintain or improve the rating of the securities (it being understood that none of the depositor, the seller, the servicer or any trustee is obligated to maintain or improve the rating), or

          o to comply with any requirements imposed by the Code.

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In no event, however, shall any amendment (other than an amendment to comply with Code requirements) adversely affect in any material respect the interests of any holders of the series, as evidenced by an opinion of counsel delivered to the trustee. Unless otherwise specified in the prospectus supplement, an amendment shall be deemed not to adversely affect in any material respect the interests of any holder if the trustee receives written confirmation from each rating agency named in the prospectus supplement that the amendment will not cause the rating agency to reduce its then-current rating.

     Unless otherwise specified in the prospectus supplement, each agreement for a series may also be amended by the applicable trustee, the servicer, if applicable, and the depositor with the consent of the holders possessing not less than 66 2/3% of the total outstanding principal amount of the securities of the series (or, if only certain classes are affected by the amendment, 66 2/3% of the total outstanding principal amount of each affected class), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the agreement, or modifying in any manner the rights of holders of the series. In no event, however, shall any amendment

          o reduce the amount or delay the timing of payments on any security without the consent of the holder of the security, or

          o reduce the percentage of the total outstanding principal amount of securities of each class, the holders of which are required to consent to any such amendment, without the consent of the holders of 100% of the total outstanding principal amount of each affected class.

VOTING RIGHTS

     The prospectus supplement will set forth the method of determining allocation of voting rights with respect to the related series of securities.

LIST OF HOLDERS

     Upon written request of three or more holders of record of a series for purposes of communicating with other holders with respect to their rights under the agreement (which request is accompanied by a copy of the communication such holders propose to transmit), the trustee will afford them access during business hours to the most recent list of holders of that series held by the trustee.

     No agreement will provide for the holding of any annual or other meeting of holders.

BOOK-ENTRY SECURITIES

     If specified in the related prospectus supplement for a series of securities, the securities (or one or more of the securities) may be issued in book-entry form. In that event, beneficial owners of those securities will not be considered "Holders" under the agreements and may exercise the rights of holders only indirectly through the participants in the applicable book-entry system.

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REMIC ADMINISTRATOR

     For any series with respect to which a REMIC election is made, preparation of certain reports and certain other administrative duties with respect to the trust fund may be performed by a REMIC administrator, which may be an affiliate of the depositor.

TERMINATION

     Pooling and Servicing Agreement; Trust Agreement. The obligations created by the pooling and servicing agreement or trust agreement for a series will terminate upon the distribution to holders of all amounts distributable to them under the agreement in the circumstances described in the related prospectus supplement. See "Description of the Securities--Optional Redemption, Purchase or Termination" in this prospectus.

     Indenture. The indenture will be discharged with respect to a series of notes (except with respect to certain continuing rights specified in the indenture) upon the delivery to the indenture trustee for cancellation of all the notes of that series or, with certain limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all of the notes of the series.

     In addition to such discharge with certain limitations, if so specified with respect to the notes of any series, the indenture will provide that the related trust fund will be discharged from any and all obligations in respect of the notes of that series (except for certain obligations relating to temporary notes and exchange of notes, registration of the transfer or exchange of those notes, replacing stolen, lost or mutilated notes, maintaining paying agencies and holding monies for payment in trust) upon the deposit with the indenture trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient to pay the principal of and each installment of interest on the notes on the final scheduled distribution date for the notes and any installment of interest on the notes in accordance with the terms of the indenture and the notes. In the event of any such defeasance and discharge of notes of a series, holders of notes of that series would be able to look only to such money and/or direct obligations for payment of principal of and interest on, if any, their notes until maturity.

                       MATERIAL LEGAL ASPECTS OF THE LOANS

     The following discussion contains general summaries of material legal matters mortgage loans, home improvement installment sales contracts and home improvement installment loan agreements that are general in nature. Because the legal matters are determined primarily by applicable state law and because state laws may differ substantially, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the properties securing the loans may be situated.

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MORTGAGES

     The Residential Loans and Home Equity Loans for a series will, and the Home Improvement Contracts for a series may, be secured by mortgages or deeds of trust or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to a mortgage loan is located. We refer to Residential Loans, Home Equity Loans and Home Improvement Contracts that are secured by mortgages as "mortgage loans." The filing of a mortgage, deed of trust or deed to secure debt creates a lien or title interest upon the real property covered by that instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. It is not prior to the lien for real estate taxes and assessments or other charges imposed under governmental police powers and may also be subject to other liens pursuant to the laws of the jurisdiction in which the mortgaged property is located. Priority with respect to the instruments depends on their terms, the knowledge of the parties to the mortgage and generally on the order of recording with the applicable state, county or municipal office. There are two parties to a mortgage: the mortgagor, who is the borrower/property owner or the land trustee (as described below), and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower/property owner is the beneficiary; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. A deed of trust transaction normally has three parties: the trustor, who is the borrower/property owner; the beneficiary, who is the lender; and the trustee, a third-party grantee. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. The mortgagee's authority under a mortgage and the trustee's authority under a deed of trust are governed by the law of the state in which the real property is located, the express provisions of the mortgage or deed of trust, and, in some cases, in deed of trust transactions, the directions of the beneficiary.

FORECLOSURE ON MORTGAGES

     Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming and expensive. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by nonjudicial power of sale.

     Foreclosure of a deed of trust generally is accomplished by a nonjudicial trustee's sale under a specific provision in the deed of trust that authorizes the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust. In certain states, foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, the trustee must record a notice of default and send a copy to the

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borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee in some states must provide notice to any other individual having an interest in the real property, including any junior lienholders. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property. The trustor, borrower or any person having a junior encumbrance on the real estate may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender.

     An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the mortgage. It is regulated by statutes and rules and subject throughout to the court's equitable powers. Generally, a mortgagor is bound by the terms of the related mortgage note and the mortgage as made and cannot be relieved from his default if the mortgagee has exercised its rights in a commercially reasonable manner. However, since a foreclosure action historically was equitable in nature, the court may exercise equitable powers to relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that either the mortgagor's default was neither willful nor in bad faith or the mortgagee's action established a waiver, fraud, bad faith, or oppressive or unconscionable conduct such as to warrant a court of equity to refuse affirmative relief to the mortgagee. Under certain circumstances, a court of equity may relieve the mortgagor from an entirely technical default where the default was not willful.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, and sometimes requires up to several years to complete. Moreover, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and the sale occurred while the mortgagor was insolvent and within one year (or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law) of the filing of bankruptcy. Similarly, a suit against the debtor on the related mortgage note may take several years and, generally, is a remedy alternative to foreclosure, the mortgagee being precluded from pursuing both at the same time.

     In the case of foreclosure under either a mortgage or a deed of trust, a public sale is conducted by the referee or other designated officer or by the trustee. However, because of the difficulty potential third party purchasers at the sale have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for an amount that may be equal to the unpaid principal amount of the mortgage note secured by the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure, in which event the mortgagor's debt will be extinguished. The lender may purchase the property for a lesser amount in order to preserve its right against the borrower to seek a deficiency judgment in states where such a judgment is available. Thereafter, subject to the right of the

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borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

ENVIRONMENTAL RISKS

     Federal, state and local laws and regulations impose a wide range of requirements on activities that may affect the environment, health and safety. These include laws and regulations governing air pollutant emissions, hazardous and toxic substances, impacts to wetlands, leaks from underground storage tanks and the management, removal and disposal of lead- and asbestos-containing materials. In certain circumstances, these laws and regulations impose obligations on the owners or operators of residential properties such as those subject to the loans. The failure to comply with these laws and regulations may result in fines and penalties.

     Moreover, under various federal, state and local laws and regulations, an owner or operator of real estate may be liable for the costs of addressing hazardous substances on, in or beneath such property and related costs. Liability may be imposed without regard to whether the owner or operator knew of, or was responsible for, the presence of hazardous substances, and could exceed the value of the property and the aggregate assets of the owner or operator. In addition, persons who transport or dispose of hazardous substances, or arrange for the transportation, disposal or treatment of hazardous substances, at off-site locations may also be held liable if there are releases or threatened releases of hazardous substances at such off-site locations.

     In addition, under the laws of some states and under the Federal Comprehensive Environmental Response, Compensation and Liability Act (CERCLA), contamination of property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states, such a lien has priority over the lien of an existing mortgage against the property. Under CERCLA, the clean-up lien is subordinate to pre-existing, perfected security interests.

     Under the laws of some states, and under CERCLA, there is a possibility that a lender may be held liable as an "owner or operator" for costs of addressing releases or threatened releases of hazardous substances at a property, regardless of whether or not the environmental damage or threat was caused by the current or prior owner or operator. CERCLA and some state laws provide an exemption from the definition of "owner or operator" for a secured creditor who, without "participating in the management" of a facility, holds indicia of ownership primarily to protect its security interest in the facility. The Solid Waste Disposal Act (SWDA) provides similar protection to secured creditors in connection with liability for releases of petroleum from certain underground storage tanks. However, if a lender "participates in the management" of the facility in question or is found not to have held its interest primarily to protect a security interest, the lender may forfeit its secured creditor exemption status.

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     A regulation promulgated by the U.S. Environmental Protection Agency (EPA)
in April 1992 attempted to clarify the activities in which lenders could engage both prior to and subsequent to foreclosure of a security interest without forfeiting the secured creditor exemption under CERCLA. The rule was struck down in 1994 by the United States Court of Appeals for the District of Columbia Circuit in Kelley ex rel State of Michigan v. Environmental Protection Agency, 15 F.3d 1100 (D.C. Cir. 1994), reh'g denied, 25 F.3d 1088, cert. denied sub nom. Am. Bankers Ass'n v. Kelley, 115 S.Ct. 900 (1995). Another EPA regulation promulgated in 1995 clarifies the activities in which lenders may engage without forfeiting the secured creditor exemption under the underground storage tank provisions of SWDA. That regulation has not been struck down.

     On September 30, 1996, Congress enacted the Asset Conservation, Limited Liability and Deposit Insurance Protection Act (ACA) which amended both CERCLA and SWDA to provide additional clarification regarding the scope of the lender liability exemptions under the two statutes. Among other things, ACA specifies the circumstances under which a lender will be protected by the CERCLA and SWDA exemptions, both while the borrower is still in possession of the secured property and following foreclosure on the secured property.

     Generally, ACA states that a lender who holds indicia of ownership primarily to protect a security interest in a facility will be considered to participate in management only if, while the borrower is still in possession of the facility encumbered by the security interest, the lender

          o exercises decision-making control over environmental compliance related to the facility such that the lender has undertaken responsibility for hazardous substance handling or disposal practices related to the facility or

          o exercises control at a level comparable to that of a manager of the facility such that the lender has assumed or manifested responsibility for (a) overall management of the facility encompassing daily decision-making with respect to environmental compliance or (b) overall or substantially all of the operational functions (as distinguished from financial or administrative functions) of the facility other than the function of environmental compliance.

ACA also specifies certain activities that are not considered to be "participation in management," including monitoring or enforcing the terms of the extension of credit or security interest, inspecting the facility, and requiring a lawful means of addressing the release or threatened release of a hazardous substance.

     ACA also specifies that a lender who did not participate in management of a facility prior to foreclosure will not be considered an "owner or operator," even if the lender forecloses on the facility and after foreclosure sells or liquidates the facility, maintains business activities, winds up operations, undertakes an appropriate response action, or takes any other measure to preserve, protect, or prepare the facility prior to sale or disposition, if the lender seeks to sell or otherwise divest the facility at the earliest practicable, commercially reasonable time, on commercially reasonable terms, taking into account market conditions and legal and regulatory requirements.

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     ACA specifically addresses the potential liability of lenders who hold mortgages or similar conventional security interests in real property, such as the trust fund does in connection with the mortgage loans and the Home Improvement Contracts.

     If a lender is or becomes liable under CERCLA, it may be authorized to bring a statutory action for contribution against any other "responsible parties," including a previous owner or operator. However, these persons or entities may be bankrupt or otherwise judgment proof, and the costs associated with environmental cleanup and related actions may be substantial. Moreover, some state laws imposing liability for addressing hazardous substances do not contain exemptions from liability for lenders. Whether the costs of addressing a release or threatened release at a property pledged as collateral for one of the loans would be imposed on the related trust fund, and thus occasion a loss to the holders, therefore depends on the specific factual and legal circumstances at issue.

RIGHTS OF REDEMPTION

     In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the trustor or mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a non-statutory right that must be exercised prior to the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

JUNIOR MORTGAGES; RIGHTS OF SENIOR MORTGAGES

     The mortgage loans comprising or underlying the primary assets included in the trust fund for a series will be secured by mortgages or deeds of trust, which may be second or more junior mortgages to other mortgages held by other lenders or institutional investors. The rights of the related trust fund (and therefore of the securityholders), as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the mortgagor, thereby extinguishing the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure the default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee.

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     The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage, in such order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage.

     Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property that appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is given the right under certain mortgages to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

     Certain states have imposed statutory prohibitions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security. However, in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

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     In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the Federal Bankruptcy Code, the Relief Act and state laws affording relief to debtors, may interfere with or affect the ability of the secured lender to realize upon collateral and/or enforce a deficiency judgment. For example, with respect to Federal Bankruptcy Code, the filing of a petition acts as a stay against the enforcement of remedies for collection of a debt. Moreover, a court with federal bankruptcy jurisdiction may permit a debtor through a rehabilitation plan under chapter 13 of the Federal Bankruptcy Code to cure a monetary default with respect to a loan on his residence by paying arrearages within a reasonable time period and reinstating the original loan payment schedule even though the lender accelerated the loan and the lender has taken all steps to realize upon its security (provided no sale of the property has yet occurred) prior to the filing of the debtor's chapter 13 petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a loan default by permitting the obligor to pay arrearages over a number of years.

     Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan may be modified if the borrower has filed a petition under chapter 13. These courts have suggested that such modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Federal bankruptcy law and limited case law indicate that the foregoing modifications could not be applied to the terms of a loan secured by property that is the principal residence of the debtor. In all cases, the secured creditor is entitled to the value of its security plus post-petition interest, attorney's fees and costs to the extent the value of the security exceeds the debt.

     In a chapter 11 case under the Federal Bankruptcy Code, the lender is precluded from foreclosing without authorization from the bankruptcy court. The lender's lien may be transferred to other collateral and/or be limited in amount to the value of the lender's interest in the collateral as of the date of the bankruptcy. The loan term may be extended, the interest rate may be adjusted to market rates and the priority of the loan may be subordinated to bankruptcy court-approved financing. The bankruptcy court can, in effect, invalidate due-on-sale clauses through confirmed Chapter 11 plans of reorganization.

     The Federal Bankruptcy Code provides priority to certain tax liens over the lender's security. This may delay or interfere with the enforcement of rights in respect of a defaulted mortgage loan. In addition, substantive requirements are imposed upon lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. The laws include the Federal Truth in Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal laws impose specific statutory liabilities upon lenders that originate loans and that fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans.

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DUE-ON-SALE CLAUSES IN MORTGAGE LOANS

     Due-on-sale clauses permit the lender to accelerate the maturity of the loan if the borrower sells or transfers, whether voluntarily or involuntarily, all or part of the real property securing the loan without the lender's prior written consent. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases, typically involving single family residential mortgage transactions, their enforceability has been limited or denied. In any event, the Garn-St. Germain Depository Institutions Act of 1982 preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain exceptions. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of such clauses with respect to mortgage loans that were (i) originated or assumed during the "window period" under the Garn-St. Germain Act, which ended in all cases not later than October 15, 1982, and (ii) originated by lenders other than national banks, federal savings institutions and federal credit unions. Freddie Mac has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states," five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of window period loans. Also, the Garn-St. Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

     In addition, under the Federal Bankruptcy Code, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from bankruptcy proceedings.

ENFORCEABILITY OF PREPAYMENT AND LATE PAYMENT FEES

     Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon the late charges a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.

EQUITABLE LIMITATIONS ON REMEDIES

     In connection with lenders' attempts to realize upon their security, courts have invoked general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of his default under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from

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temporary financial disability. In other cases, courts have limited the right of a lender to realize upon its security if the default under the security agreement is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of secondary financing affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under security agreements receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.

     Most conventional single-family mortgage loans may be prepaid in full or in part without penalty. The regulations of the Office of Thrift Supervision prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly with respect to mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of such mortgage loans.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. Similar federal statutes were in effect with respect to mortgage loans made during the first three months of 1980. The Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V.

     Title V authorizes any state to reimpose interest rate limits by adopting a state law before April 1, 1983 or by certifying that the voters of such state have voted in favor of any provision, constitutional or otherwise, which expressly rejects an application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V is not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V.

THE HOME IMPROVEMENT CONTRACTS AND THE MANUFACTURED HOUSING CONTRACTS

     General

     The Home Improvement Contracts and Manufactured Housing Contracts, other than those that are unsecured or secured by mortgages on real estate, generally are "chattel paper" or constitute "purchase money security interests," each as defined in the Uniform Commercial Code (UCC) in effect in the applicable jurisdiction. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related agreement, the depositor will transfer physical possession of the contracts to the trustee or a custodian or may retain possession of the contracts as custodian for the trustee. In addition, the

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depositor will make an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the trustee's ownership of the contracts. Unless otherwise specified in the related prospectus supplement, the contracts will not be stamped or otherwise marked to reflect their assignment from the depositor to the trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of such assignment, the trustee's interest in the contracts could be defeated.

     Security Interests in Home Improvements

     A Home Improvement Contract that is secured by the related home improvements grants to the originator of the contract a purchase money security interest in the related home improvements to secure all or part of the purchase price of the home improvements and related services. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. Purchase money security interests of this type are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of the collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder's interest in the home improvement must generally be perfected by a timely fixture filing. In general, under the UCC, a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land. Home Improvement Contracts that finance lumber, bricks, other types of ordinary building material or other goods that are deemed to lose their characterization, upon incorporation of the materials into the related property, will not be secured by a purchase money security interest in the home improvement being financed.

     Enforcement of Security Interest in Home Improvements

     So long as the home improvement has not become subject to real estate law, a creditor can repossess a home improvement securing a Home Improvement Contract by voluntary surrender, by "self-help" repossession that is "peaceful" (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a Home Improvement Contract must give the debtor a number of days' notice, which varies from ten to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting the sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit that the debtor may redeem it at or before resale.

     Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the property securing the debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower will have no assets from which to pay a judgment.

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     Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

     Security Interests in the Manufactured Homes

     The manufactured homes securing the Manufactured Housing Contracts may be located in all 50 states and the District of Columbia. Security interests in manufactured homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. The security interests of the trustee in the manufactured homes will not be noted on the certificates of title or by delivery of the required documents and payment of fees to the applicable state motor vehicle authorities unless the related prospectus supplement so requires. With respect to each transaction, a decision will be made as to whether or not the security interests of the trustee in the manufactured homes will be noted on the certificates of title and the required documents and fees will be delivered to the applicable state motor vehicle authorities based upon, among other things, the practices and procedures of the related originator and servicer and after consultation with the applicable rating agency or rating agencies. In some nontitle states, perfection pursuant to the provisions of the UCC is required. As manufactured homes have become large and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under particular circumstances, may become governed by real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the manufactured home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the secured party must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the manufactured home is located. If so specified in the related prospectus supplement, the Manufactured Housing Contracts may contain provisions prohibiting the borrower from permanently attaching the manufactured home to its site. So long as the borrower does not violate this agreement, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the manufactured home. If, however, a manufactured home is permanently attached to its site, the related lender may be required to perfect a security interest in the manufactured home under applicable real estate laws.

     In the event that the owner of a manufactured home moves it to a state other than the state in which the manufactured home initially is registered, under the laws of most states the perfected security interest in the manufactured home would continue for four months after relocation and, after expiration of the four months, only if and after the owner re-registers the manufactured home in the new state. If the owner were to relocate a manufactured home to another state and not re-register a security interest in that state, the security interest in the manufactured home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a manufactured home. Accordingly, the secured party must surrender possession if it holds the certificate of title to the manufactured home or, in the case of manufactured homes registered in states which provide for notation of lien on the

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certificate of title, notice of surrender would be given to the secured party noted on the certificate of title. In states which do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection.

     Under the laws of most states, liens for repairs performed on a manufactured home and liens for personal property taxes take priority over a perfected security interest in the manufactured home.

     Consumer Protection Laws

     The so-called "Holder-in-Due-Course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract that is the seller of goods that gave rise to the transaction (and certain related lenders and assignees) to transfer the contract free of notice of claims by the related debtor. The effect of this rule is to subject the assignee of the contract to all claims and defenses the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the trustee against such obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the contracts, including the Federal Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract.

     Applicability of Usury Laws

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 provides that, subject to the following conditions, state usury limitations shall not apply to any contract that is secured by a first lien on certain kinds of consumer goods. The Home Improvement Contracts or Manufactured Housing Contracts would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of the related unit.

     Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision that expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V.

INSTALLMENT SALES CONTRACTS

     The loans may also consist of installment sales contracts. Under an installment sales contract the seller/lender retains legal title to the property and enters into an agreement with the purchaser/borrower for the payment of the purchase price, plus interest, over the term of the contract. Only after full performance by the purchaser/borrower of the contract is the seller/lender obligated to convey title to the property to the borrower. As with mortgage or deed

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of trust financing, during the effective period of the installment sales contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance policy premiums associated with the property.

     The method of enforcing the rights of the seller/lender under an installment sales contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to the terms. The terms of installment sales contracts generally provide that upon a default by the borrower, the borrower loses his right to occupy the property, the entire indebtedness is accelerated, and the borrower's equitable interest in the property is forfeited. The seller/lender in such a situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the installment sales contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an installment sales contract, the courts will permit ejectment of the buyer and a forfeiture of his interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment sales contracts from the harsh consequences of forfeiture. Under these statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the installment sales contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an installment sales contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the lender's procedures for obtaining possession and clear title under an installment sales contract in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a property subject to one or more liens.

CIVIL RELIEF ACT

     Under the Servicemembers Civil Relief Act, or the Relief Act, members of all branches of the military on active duty, including draftees and reservists in military service,

          o are entitled to have their interest rates reduced and capped at 6% per year, on obligations (including loans) incurred prior to the commencement of military service for the duration of military service, and

          o may be entitled to a stay of proceedings on any kind of foreclosure or repossession action in the case of defaults on such obligations entered into prior to military service for the duration of military service, and

          o may have the maturity of their obligations incurred prior to military service extended, the payments lowered and the payment schedule readjusted for a period of time after the completion of military service.

However, these benefits are subject to challenge by creditors and if, in the opinion of the court, the ability of a person to comply with his obligations is not materially impaired by military

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service, the court may apply equitable principles accordingly. Please note that various state laws may provide borrower protections similar, but not identical, to the Relief Act.

     If a borrower's obligation to repay amounts otherwise due on a loan included in a trust fund for a series is relieved pursuant to the Relief Act or similar state statute, none of the trust fund, the servicer, the depositor or the trustee will be required to advance such amounts, and any related loss may reduce the amounts available to be paid to the holders of the related securities. Unless otherwise specified in the related prospectus supplement, any shortfalls in interest collections on loans (or underlying loans), included in a trust fund for a series resulting from application of the Relief Act will be allocated to each class of securities of the series that is entitled to receive interest in respect of the loans (or underlying loans) in proportion to the interest that each class of securities would have otherwise been entitled to receive in respect of the loans (or underlying loans) had the interest shortfall not occurred.

                                  THE DEPOSITOR

     The depositor, Bear Stearns Asset Backed Securities I LLC, was formed in the state of Delaware in January 2004, and is a wholly-owned subsidiary of The Bear Stearns Companies Inc. The depositor's principal executive offices are located at 383 Madison Avenue, New York, New York 10179. Its telephone number is
(212) 272-2000.

     The depositor will not engage in any activities other than to authorize, issue, sell, deliver, purchase and invest in (and enter into agreements in connection with), and/or to engage in the establishment of one or more trusts, which will issue and sell, bonds, notes, debt or equity securities, obligations and other securities and instruments. The depositor securities must be collateralized or otherwise secured or backed by, or otherwise represent an interest in, among other things, receivables or pass-through certificates or participations or certificates of participation or beneficial ownership in one or more pools of receivables, and the proceeds of the foregoing, that arise in connection with loans secured by senior or junior mortgages on real estate or manufactured housing and any and all other commercial transactions and commercial, sovereign, student or consumer loans or indebtedness. The depositor may purchase, acquire, own, hold, transfer, convey, service, sell, pledge, assign, finance and otherwise deal with such receivables, pass-through certificates, or participations or certificates of participation or beneficial ownership. Article Three of the depositor's Limited Liability Company Agreement limits the depositor's activities to the above activities and certain related activities, such as credit enhancement with respect to depositor securities, and to any activities incidental to and necessary or convenient for the accomplishment of those purposes.

                                 USE OF PROCEEDS

     The depositor will apply all or substantially all of the net proceeds from the sale of each of the related trust fund series of securities for one or more of the following purposes:

          o  to purchase the primary assets of the related trust fund,

          o to repay indebtedness incurred to obtain funds to acquire the primary assets of the related trust fund,

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          o   to establish any reserve funds described in the related prospectus supplement, and

          o to pay costs of structuring and issuing the securities, including the costs of obtaining any credit enhancement.

     If specified in the related prospectus supplement, the purchase of the primary assets for a series may be effected by delivering the securities to the seller in exchange for the primary assets.

                   MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

GENERAL

     The following summary of the material federal income tax consequences of the purchase, ownership, and disposition of the securities is based on the opinion of any one of Thacher Proffitt & Wood LLP, Orrick, Herrington & Sutcliffe LLP, Greenberg Traurig LLP or other tax counsel designated in the prospectus supplement as tax counsel to the depositor or the trust. This summary is based upon the provisions of the Code, the regulations promulgated thereunder, including, where applicable, proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change or possible differing interpretations. The statutory provisions, regulations, and interpretations on which this interpretation is based are subject to change either prospectively or retroactively.

     The summary does not purport to deal with all aspects of federal income taxation that may affect particular investors in light of their individual circumstances. This summary focuses primarily upon investors who will hold securities as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Code. Prospective investors should consult their own tax advisers concerning the federal, state, local and any other tax consequences as relates specifically to such investors in connection with the purchase, ownership and disposition of the securities.

     The federal income tax consequences to securityholders will vary depending on whether:

          o   the securities of a series are classified as indebtedness;

          o an election is made to treat the trust fund relating to a particular series of securities as one or more real estate mortgage investment conduits or REMICS under the Code;

          o the securities represent an ownership interest in some or all of the assets included in the trust fund or the exchangeable security trust fund for a series or ES Class; or

          o an election is made to treat the trust fund relating to a particular series of certificates as a partnership.

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     The prospectus supplement for each series of securities will specify how the securities will be treated for federal income tax purposes and will discuss whether one or more REMIC elections, if any, will be made with respect to the series.

         Status as Real Property Loans. Except to the extent otherwise provided in the related prospectus supplement, if the securities are regular interests in a REMIC or represent interests in a grantor trust, in the opinion of tax counsel:

          o securities held by a domestic building and loan association will constitute "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code; and

          o securities held by a real estate investment trust will constitute "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code and interest on securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code.

To the extent that the securities are neither regular interests in a REMIC nor interests in a grantor trust, they will not have the character described in the preceding sentence.

TAXATION OF DEBT SECURITIES

     Interest and Acquisition Discount. Securities that are REMIC regular interests are generally taxable to holders in the same manner as evidences of indebtedness issued by the REMIC. Stated interest on the securities that are REMIC regular interests will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the holder's regular method of accounting. Interest (other than original issue discount) on securities (other than securities that are REMIC regular interests) which are characterized as indebtedness for federal income tax purposes will be includible in income by holders thereof in accordance with their usual methods of accounting. When we refer to "debt securities" in this section, we mean securities characterized as debt for federal income tax purposes and securities that are REMIC regular interests.

     Debt securities that permit all interest to accrue for more than one year before the payments of that interest and certain of the other debt securities issued at a discount may be issued with "original issue discount" or OID. The following discussion is based in part on the regulations issued under Sections 1271 through 1273 and 1275 of the Code, or OID Regulations. A holder should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the debt securities.

     In general, OID is the difference between the stated redemption price at maturity of a debt security and its issue price. A holder of a debt security must include OID in gross income as ordinary interest income as it accrues under a method taking into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a debt security will be considered to be zero if it is less than a de minimis amount determined under the Code.

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     The issue price of a debt security is the first price at which a substantial amount of debt securities of that class are sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of debt securities is sold for cash on or prior to the closing date, the issue price for that class will be treated as the fair market value of that class on the closing date. The issue price of a debt security also includes the amount paid by an initial debt securityholder for accrued interest that relates to a period prior to the issue date of the debt security.

     The stated redemption price at maturity of a debt security is the sum of all payments provided by the security other than "qualified stated interest" payments. Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below), provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the debt security. The OID Regulations state that interest payments are unconditionally payable only if a late payment or nonpayment is expected to be penalized or reasonable remedies exist to compel payment. Debt securities may provide for default remedies in the event of late payment or nonpayment of interest. Although the matter is not free from doubt, the trustee intends to treat interest on such debt securities as unconditionally payable and as constituting qualified stated interest. However, absent clarification of the OID Regulations, where debt securities do not provide for default remedies, the interest payments thereon will not be treated as qualified stated interest. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on debt securities with respect to which deferred interest will accrue will not constitute qualified stated interest payments, in which case the stated redemption price at maturity of such debt securities includes all distributions of interest thereon. Where the interval between the issue date and the first distribution date on a debt security is longer than the interval between subsequent distribution dates, the greater of
(i) the interest foregone and (ii) the excess of the stated principal amount over the issue price will be included in the stated redemption price at maturity and tested under the de minimis rule described below. Where the interval between the issue date and the first distribution date on a debt security is shorter than the interval between subsequent distribution dates, all of the additional interest will be included in the stated redemption price at maturity and tested under the de minimis rule described below. In the case of a debt security with a long first period that has non-de minimis OID, all stated interest in excess of interest payable at the effective interest rate for the long first period will be included in the stated redemption price at maturity and the debt security will generally have OID. Holders of debt securities should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a debt security.

     Under the de minimis rule, OID on a debt security will generally be considered to be zero if the OID is less than 0.25% of the stated redemption price at maturity of the debt security multiplied by the weighted average maturity of the debt security. For this purpose, the weighted average maturity of the debt security is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the debt security and the denominator of which is the stated redemption price at maturity of the debt security. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the debt

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security is held as a capital asset. However, holders may elect to accrue all de minimis OID as well as market discount under a constant yield method. See "--Election to Treat All Interest as Original Issue Discount" below.

     In addition, under the OID Regulations, there is a special method for determining whether the OID for a debt security that bears interest for one or more accrual periods at a rate below the rate applicable for the remaining term of such debt security (e.g., a debt security with teaser rates or interest holidays) is de minimis. In that case, the OID will be caused to be more than de minimis only if the greater of (x) the foregone interest on such debt security resulting from the teaser rate or interest holiday and (y) any "true" discount on such debt security (i.e., the excess of the debt security's stated principal amount over its issue price) exceeds the de minimis amount, in which case the stated interest on the debt security will be treated as OID rather than qualified stated interest.

     Debt securities may provide for interest based on a qualified variable rate. Under the OID Regulations, interest is generally treated as payable at a qualified variable rate and not as contingent interest if

          o   the interest is unconditionally payable at least annually,

          o the issue price of the debt instrument does not exceed the total noncontingent principal payments, and

          o interest is based on a "qualified floating rate," an "objective rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on the debt security.

In the case of certain of the debt securities, none of the payments under the instrument will be considered qualified stated interest, and thus the aggregate amount of all payments will be included in the stated redemption price at maturity.

     The Internal Revenue Service, or IRS, issued contingent payment regulations governing the calculation of OID on instruments having contingent interest payments. These contingent payment regulations represent the only guidance regarding the views of the IRS with respect to contingent interest instruments and specifically do not apply for purposes of calculating OID on debt instruments subject to Section 1272(a)(6) of the Code, such as the debt securities. Additionally, the OID Regulations do not contain provisions specifically interpreting Section 1272(a)(6) of the Code. Until the Treasury issues guidance to the contrary, the trustee intends to base its computation of OID on Section 1272(a)(6) of the Code and the OID Regulations as described in this prospectus. However, because no regulatory guidance currently exists under
Section 1272(a)(6) of the Code, there can be no assurance that such methodology represents the correct manner of calculating OID.

     The holder of a debt security issued with OID must include in gross income, for all days during its taxable year on which it holds the debt security, the sum of the "daily portions" of OID. The amount of OID includible in income by a holder will be computed by allocating to each day during an accrual period a pro rata portion of the OID that accrued during the accrual

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period. In the case of a debt security that is not a REMIC regular interest security and the principal payments on which are not subject to acceleration resulting from prepayments on the loans, the amount of OID includible in income of a holder for an accrual period (generally the period over which interest accrues on the debt instrument) will equal the product of the yield to maturity of the debt security and the adjusted issue price of the debt security, reduced by any payments of qualified stated interest. The adjusted issue price is the sum of the debt security's issue price plus prior accruals of OID, reduced by the total payments made with respect to the debt security in all prior periods other than qualified stated interest payments.

     Certain classes of the debt securities may be "pay-through securities," which are debt instruments that are subject to acceleration due to prepayments on other debt obligations securing those instruments. The amount of OID to be included in the income of a holder of a pay-through security is computed by taking into account the prepayment rate assumed in pricing the debt instrument. The amount of OID that will accrue during an accrual period on a pay-through security is the excess, if any, of the

      o     sum of

          (a) the present value of all payments remaining to be made on the pay-through security as of the close of the accrual period and

          (b) the payments during the accrual period of amounts included in the stated redemption price of the pay-through security,

     over

      o the adjusted issue price of the pay-through security at the beginning of the accrual period.

The present value of the remaining payments is to be determined on the basis of three factors:

      o the original yield to maturity of the pay-through security (determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period),

      o     events that have occurred before the end of the accrual period and

      o the assumption that the remaining payments will be made in accordance with the original prepayment assumption.

The effect of this method is to increase the portions of OID required to be included in income by a holder of a pay-through security to take into account prepayments with respect to the loans at a rate that exceeds the prepayment assumption, and to decrease (but not below zero for any period) the portions of OID required to be included in income by a holder of a pay-through security to take into account prepayments with respect to the loans at a rate that is slower than the prepayment assumption. Although OID will be reported to holders of pay-through securities based on the prepayment assumption, no representation is made to holders that loans will be prepaid at that rate or at any other rate.

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     The depositor may adjust the accrual of OID on a class of securities that are REMIC regular interests in a manner that it believes to be appropriate, to take account of realized losses on the loans, although the OID Regulations do not provide for such adjustments. If the IRS were to require that OID be accrued without such adjustments, the rate of accrual of OID for a class of securities that are REMIC regular interests could increase.

     Certain classes of securities may represent more than one class of REMIC regular interests. Unless otherwise provided in the related prospectus supplement, the applicable trustee intends, based on the OID Regulations, to calculate OID on such securities as if, solely for the purposes of computing OID, the separate regular interests were a single debt instrument.

     A subsequent holder of a debt security will also be required to include OID in gross income, but a holder who purchases the debt security for an amount that exceeds its adjusted issue price will be entitled (as will an initial holder who pays more than a debt security's issue price) to offset such OID by comparable economic accruals of portions of the excess.

     Effects of Defaults and Delinquencies. Holders will be required to accrue interest and OID income with respect to the related securities without giving effect to delays and reductions in distributions attributable to a default or delinquency on the loans, except possibly to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income (including OID) reported by a holder of a security in any period could significantly exceed the amount of cash distributed to the holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the securities is reduced as a result of a loan default. However, the timing and character of losses or reductions in income are uncertain and, accordingly, holders of securities should consult their own tax advisors on this point.

     Interest Weighted Securities. An "interest weighted security" is a security that is a REMIC regular interest or a "stripped" security (as discussed under "--Tax Status as a Grantor Trust; General" below) the payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by the REMIC or on loans underlying pass-through securities. It is not clear how income should be accrued with respect to interest weighted securities. The trustee intends to take the position that all of the income derived from an interest weighted security should be treated as OID and that the amount and rate of accrual of such OID should be calculated using the rules described above as applicable to debt instruments issued with OID and by treating none of the payments on the interest weighted security as qualified stated interest. However, in the case of interest weighted securities that are entitled to some payments of principal and are REMIC regular interests, the IRS could assert that income derived from the interest weighted security should be calculated as if the security were a security purchased at a premium equal to the excess of the price paid by the holder for the security over its stated principal amount, if any. Under this approach, a holder would be entitled to amortize such premium only if it has in effect an election under Section 171 of the Code with respect to all taxable debt instruments held by such holder, as described below. Alternatively, the IRS could assert that an interest weighted security should be taxable under the rules governing bonds issued with contingent payments. This treatment may be more likely in the case of interest weighted securities that are stripped securities as described below. See "--Tax Status as a Grantor Trust--Discount or Premium on Pass-Through Securities" below.

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     Variable Rate Debt Securities. In the case of debt securities bearing interest at a rate that varies directly, according to a fixed formula, with an objective index, it appears that the yield to maturity of the debt securities and, in the case of pay-through securities, the present value of all payments remaining to be made on the debt securities, should be calculated as if the interest index remained at its value as of the issue date of the securities. Because the proper method of adjusting accruals of OID on a variable rate debt security is uncertain, holders of variable rate debt securities should consult their own tax advisers regarding the appropriate treatment of such securities for federal income tax purposes.

     Market Discount. A purchaser of a security may be subject to the market discount rules of sections 1276 through 1278 of the Code. A holder that acquires a debt security with more than a prescribed de minimis amount of "market discount" (generally, the excess of the principal amount of the debt security over the purchaser's purchase price) will be required to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the debt security received in that month and, if the securities are sold, the gain realized. This market discount would accrue in a manner to be provided in Treasury regulations but, until such regulations are issued, market discount would in general accrue either

          o on the basis of a constant yield (in the case of a pay-through security, taking into account a prepayment assumption) or

          o in the ratio of (a) in the case of securities (or, in the case of a pass-through security, as set forth below, the loans underlying the security) not originally issued with OID, stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period or (b) in the case of securities (or, in the case of a pass-through security, as described below, the loans underlying the security) originally issued at a discount, OID in the relevant period to total OID remaining to be paid.

     Section 1277 of the Code provides that, regardless of the origination date of the debt security (or, in the case of a pass-through security, the underlying loans), the excess of interest paid or accrued to purchase or carry the security (or, in the case of a pass-through security, as described below, the underlying loans) with market discount over interest received on the security is allowed as a current deduction only to the extent such excess is greater than the market discount that accrued during the taxable year in which such interest expense was incurred. In general, the deferred portion of any interest expense will be deductible when such market discount is included in income, including upon the sale, disposition, or repayment of the security (or, in the case of a pass-through security, an underlying loan). A holder may elect to include market discount in income currently as it accrues on all market discount obligations acquired by such holder during the taxable year such election is made and thereafter, in which case the interest deferral rule will not apply.

     Premium. A holder who purchases a debt security (other than an interest weighted security to the extent described above) at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the security at a premium, which it may elect to amortize as an offset to interest income on the security (and not as a separate deduction

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item) on a constant yield method. Although no regulations addressing the computation of premium accrual on comparable securities have been issued, the legislative history of The Tax Reform Act of 1986 indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a class of pay-through securities will be calculated using the prepayment assumption used in pricing the class. If a holder makes an election to amortize premium on a debt security, the election will apply to all taxable debt instruments (including all REMIC regular interests and all pass-through certificates representing ownership interests in a trust holding debt obligations) held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by the holder, and will be irrevocable without the consent of the IRS. Purchasers who pay a premium for the securities should consult their tax advisers regarding the election to amortize premium and the method to be employed.

     On December 30, 1997, the IRS issued final amortizable bond premium regulations dealing with amortizable bond premium. The regulations specifically do not apply to prepayable debt instruments subject to Section 1272(a)(6) of the Code. Absent further guidance from the IRS, the trustee intends to account for amortizable bond premium in the manner described above. Prospective purchasers of the debt securities should consult their tax advisors regarding the possible application of the amortizable bond premium regulations.

     Election to Treat All Interest as Original Issue Discount. The OID Regulations permit the holder of a debt security to elect to accrue all interest, discount (including de minimis market discount or OID) and premium, based on a constant yield method for debt securities acquired on or after April 4, 1994. If such an election were to be made with respect to a debt security with market discount, the holder of the debt security would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such holder of the debt security acquires during the year of the election or thereafter. Similarly, the holder of a debt security that makes this election for a debt security that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the holder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a debt security is irrevocable.

TAXATION OF THE REMIC AND ITS HOLDERS

     General. In the opinion of tax counsel, if a REMIC election is made with respect to a series of securities, then the arrangement by which the securities of that series are issued will be treated as a REMIC as long as all of the provisions of the applicable governing agreement are complied with and the statutory and regulatory requirements are satisfied. Securities will be designated as "regular interests" or "residual interests" in a REMIC, as specified in the related prospectus supplement.

     Except to the extent specified otherwise in a prospectus supplement, if a REMIC election is made with respect to a series of securities:

          o securities held by a domestic building and loan association will constitute "a regular or a residual interest in a REMIC" within the meaning of Section 7701(a)(19)(C)(xi)

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          of the Code (assuming that at least 95% of the REMIC's assets consist of cash, government securities, "loans secured by an interest in real property," and other types of assets described in
          Section 7701(a)(19)(C) of the Code); and

          o securities held by a real estate investment trust will constitute "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code, and income with respect to the securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code (assuming, for both purposes, that at least 95% of the REMIC's assets are qualifying assets).

If less than 95% of the REMIC's assets consists of assets described in the immediately preceding bullets, then a security will qualify for the tax treatment described in the previous sentence in the proportion that such REMIC's assets are qualifying assets.

REMIC EXPENSES; SINGLE CLASS REMICS

     As a general rule, all of the expenses of a REMIC will be taken into account by holders of the residual interest securities. In the case of a "single class REMIC," however, the expenses will be allocated under Treasury regulations among the holders of the REMIC regular interest securities and the holders of the REMIC residual interest securities on a daily basis in proportion to the relative amounts of income accruing to each holder on that day. A "single class REMIC" refers to any REMIC that would be classified as a grantor trust in the absence of a REMIC election, including a REMIC with more than one class of interests that would, nevertheless, be classified as a grantor trust pursuant to
Section 301.7701-4(c) of the Treasury regulations, absent such an election. In the case of a holder of a REMIC regular interest security who is an individual or a "pass-through interest holder" (including certain pass-through entities but not including real estate investment trusts), the expenses will be deductible only to the extent that the expenses, plus other "miscellaneous itemized deductions" of the holder, exceed 2% of the holder's adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount will be reduced.

This reduction is scheduled to be phased-out over a five-year period beginning in 2006. The reduction or disallowance of this deduction may have a significant impact on the yield of the REMIC regular interest security to the holder. In general terms, a single class REMIC is one that either

          o would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes), or

          o is similar to such a trust and is structured with the principal purpose of avoiding the single class REMIC rules.

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

Unless otherwise specified in the related prospectus supplement, the expenses of the REMIC will be allocated to holders of the related REMIC residual interest securities.

TAXATION OF THE REMIC

     General. Although a REMIC is a separate entity for federal income tax purposes, in the opinion of tax counsel, a REMIC is not generally subject to entity-level tax. Rather, the taxable income or net loss of a REMIC is taken into account by the holders of the REMIC residual interests. As described above, the REMIC regular interests are generally taxable as debt of the REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax, the Code provides that failure to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, including the implementation of restrictions on the purchase and transfer of the residual interests in a REMIC as described below under "--Taxation of Owners of Residual Interest Securities", would cause the trust not to be treated as a REMIC for that year and thereafter. In this event, the entity may be taxable as a separate corporation and the related certificates may not be accorded the status or given the tax treatment described below.

     Calculation of REMIC Income. The taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual, with certain adjustments. In general, the taxable income or net loss will be the difference between

          o the gross income produced by the REMIC's assets, including stated interest and any OID or market discount on loans and other assets, and

          o deductions, including stated interest and OID accrued on the REMIC regular interest securities, amortization of any premium with respect to loans, and servicing fees and other expenses of the REMIC.

A holder of a REMIC residual interest security that is an individual or a "pass-through interest holder" (including certain pass-through entities, but not including real estate investment trusts) will be unable to deduct servicing fees payable on the loans or other administrative expenses of the REMIC for a given taxable year, to the extent that these expenses, when aggregated with the holder's other miscellaneous itemized deductions for that year, do not exceed 2% of the holder's adjusted gross income.

     For purposes of computing its taxable income or net loss, a REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the regular interests and the residual interests on the startup day (generally, the day that the interests are issued). That aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

     The OID provisions of the Code apply to loans of individuals originated on or after March 2, 1984, and the market discount provisions apply to loans originated after July 18, 1984. Subject to possible application of the de minimis rules, the method of accrual by a REMIC of OID income on such loans will be equivalent to the method under which holders of pay-through

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securities accrue OID (i.e., under the constant yield method taking into account the prepayment assumption). A REMIC will deduct OID on the regular interest securities in the same manner that the holders of the regular interest securities include such discount in income, but without regard to the de minimis rules. See "--Taxation of Debt Securities" above. However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant interest basis.

     To the extent that a REMIC's basis allocable to loans that it holds exceeds their principal amounts, the resulting premium, if attributable to mortgages originated after September 27, 1985, will be amortized over the life of the loans (taking into account the prepayment assumption) on a constant yield method. Although the law is somewhat unclear regarding recovery of premium attributable to loans originated on or before that date, it is possible that the premium may be recovered in proportion to payments of loan principal.

     Prohibited Transactions and Contributions Tax. A REMIC will be subject to a 100% tax on any net income derived from a "prohibited transaction." For this purpose, net income will be calculated without taking into account any losses from prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss. In general, prohibited transactions include:

          o subject to limited exceptions, the sale or other disposition of any qualified mortgage transferred to the REMIC;

          o subject to a limited exception, the sale or other disposition of a cash flow investment;

          o the receipt of any income from assets not permitted to be held by the REMIC pursuant to the Code; or

          o the receipt of any fees or other compensation for services rendered by the REMIC.

It is anticipated that a REMIC will not engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, subject to a number of exceptions, a tax is imposed at the rate of 100% on amounts contributed to a REMIC after the close of the three-month period beginning on the startup day. The holders of REMIC residual interest securities will generally be responsible for the payment of any taxes imposed on the REMIC. However, to the extent not paid by the holders of the REMIC residual interest securities or otherwise, taxes will be paid out of the trust fund and will be allocated pro rata to all outstanding classes of securities of the REMIC.

TAXATION OF HOLDERS OF RESIDUAL INTEREST SECURITIES

     The holder of a certificate representing a REMIC residual interest will take into account the "daily portion" of the taxable income or net loss of the REMIC for each day during the taxable year on which the holder held the residual interest security. The daily portion is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC for that quarter, and by allocating that amount among the

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holders (on that day) of the residual interest securities in proportion to their respective holdings on that day.

     The holder of a residual interest security must report its proportionate share of the taxable income of the REMIC whether or not it receives cash distributions from the REMIC attributable to income or loss. The reporting of taxable income without corresponding distributions could occur, for example, if the loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding portion of the prepayment could be used in whole or in part to make principal payments on REMIC regular interests securities issued without any discount or at an insubstantial discount. (If this occurs, it is likely that cash distributions will exceed taxable income in later years.) The taxable income of a REMIC may also be greater in earlier years than later years as a result of the fact that interest expense deductions, as a percentage of outstanding principal on the REMIC regular interest securities, will typically increase over time as lower yielding securities are paid, whereas interest income with respect to loans will generally remain constant over time as a percentage of loan principal.

     In any event, because the holder of a REMIC residual interest security is taxed on the net income of the REMIC, the taxable income derived from the residual interest security in a given taxable year will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield. Therefore, the after-tax yield on a residual interest security may be less than that of a corporate bond or stripped instrument, or may be negative in the case of a REMIC residual interest security that is expected to receive little or no cash flow.

     Limitation on Losses. The amount of the REMIC's net loss that a holder may take into account currently is limited to the holder's adjusted basis at the end of the calendar quarter in which the loss arises. A holder's basis in a REMIC residual interest security will initially equal the holder's purchase price, and will subsequently be increased by the amount of the REMIC's taxable income allocated to the holder, and decreased (but not below zero) by the amount of distributions made and the amount of the REMIC's net loss allocated to the holder. Any disallowed loss may be carried forward indefinitely, but may be used only to offset income generated by the same REMIC. The ability of holders of residual interest securities to deduct net losses may be subject to additional limitations under the Code. Holders should consult their tax advisers with respect to such additional limitations.

     Distributions. Distributions on a REMIC residual interest security (whether at their scheduled times or as a result of prepayments) will generally not result in any additional taxable income or loss to a holder of the residual interest security. If the amount of the payment exceeds the holder's adjusted basis in the residual interest security, however, the holder will recognize gain (treated as gain from the sale of the residual interest security) to the extent of the excess.

     Sale or Exchange. The holder of a REMIC residual interest security will recognize gain or loss on the sale or exchange of the residual interest security equal to the difference, if any, between the amount realized and the holder's adjusted basis in the residual interest security at the time of sale or exchange. A holder's adjusted basis in a residual interest security generally equals the cost of the residual interest security increased by the taxable income of the REMIC

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that was included in the income of the holder and decreased by distributions received thereon by the holder and amounts of the REMIC net loss allocated to the holder. Except to the extent provided in Treasury regulations which have not yet been issued, any loss upon disposition of a residual interest security will be disallowed if the selling holder disposing of such residual interest security acquires any other residual interest in a REMIC or similar mortgage pool within six months before or after disposition. In that event, the loss will be used to increase the residual interest securityholder's adjusted basis in the newly acquired residual interest or similar security.

     Excess Inclusions. The portion of the REMIC taxable income of a holder of a residual interest security consisting of "excess inclusion" income may not be offset by other deductions or losses, including net operating losses, on the holder's federal income tax return. Further, if the holder of a residual interest security is an organization subject to the tax on unrelated business income imposed by Section 511 of the Code, the holder's excess inclusion income will be treated as unrelated business taxable income of the holder. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, a regulated investment company, a common trust fund, or certain cooperatives were to own a residual interest security, a portion of dividends (or other distributions) paid by the real estate investment trust (or other entity) would be treated as excess inclusion income. If a residual interest security is owned by a foreign person, excess inclusion income is subject to tax and withholding at a rate of 30%, which may not be reduced by treaty, is not eligible for treatment as "portfolio interest" and is subject to certain additional limitations. See "--Tax Treatment of Foreign Investors" below. The Small Business Job Protection Act of 1996 has eliminated the special rule permitting
Section 593 thrift institutions to use net operating losses and other allowable deductions to offset their excess inclusion income from residual interest securities that have "significant value" within the meaning of the REMIC regulations.

     In addition, the Small Business Job Protection Act of 1996 provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a residual interest securityholder.

          o First, alternative minimum taxable income for the residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions.

          o Second, the residual holder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year.

          o Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions.

     The excess inclusion portion of a REMIC's income is generally equal to the excess, if any, of

          o REMIC taxable income for the quarterly period allocable to a residual interest security,

     over

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          o  the daily accruals for such quarterly period of (i) 120% of the long term applicable federal rate on the startup day multiplied by
          (ii) the adjusted issue price of the residual interest security at the beginning of the quarterly period.

The adjusted issue price of a residual interest security at the beginning of each calendar quarter will equal its issue price (calculated in a manner analogous to the determination of the issue price of a regular interest security), increased by the aggregate of the daily accruals for prior calendar quarters, and decreased (but not below zero) by the amount of loss allocated to a holder and the amount of distributions made on the residual interest security before the beginning of the quarter. The long-term federal rate, which is announced monthly by the Treasury Department, is an interest rate that is based on the average market yield of outstanding marketable obligations of the United States government having remaining maturities in excess of nine years.

     Under the REMIC regulations, transfers of residual interest securities may be disregarded in certain circumstances. See "--Restrictions on Ownership and Transfer of Residual Interest Securities" and "--Tax Treatment of Foreign Investors" below.

     Restrictions on Ownership and Transfer of Residual Interest Securities. As a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a REMIC residual interest by any "disqualified organization" including the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in Section 1381(a)(2)(C) of the Code, any entity exempt from the tax imposed by sections 1 through 1399 of the Code, if the entity is not subject to tax on its unrelated business income, or an electing large partnership within the meaning of Section 775 of the Code. Accordingly, the applicable pooling and servicing agreement will prohibit disqualified organizations from owning a residual interest security. In addition, no transfer of a residual interest security will be permitted unless the proposed transferee shall have furnished to the trustee an affidavit representing and warranting that it is neither a disqualified organization nor an agent or nominee acting on behalf of a disqualified organization.

     If a residual interest security is transferred to a disqualified organization (in violation of the restrictions set forth above), a substantial tax will be imposed on the transferor of the residual interest security at the time of the transfer. In addition, if a disqualified organization holds an interest in a pass-through entity (including, among others, a partnership, trust, real estate investment trust, regulated investment company, or any person holding as nominee an interest in a pass-through entity) that owns a residual interest security, the pass-through entity will be required to pay an annual tax on its allocable share of the excess inclusion income of the REMIC.

     The REMIC regulations disregard certain transfers of REMIC residual interests, in which case the transferor continues to be treated as the owner of the REMIC residual interests and thus continues to be subject to tax on its allocable portion of the net income of the REMIC. Under the REMIC Regulations, a transfer of a "noneconomic residual interest" (as defined below) to a holder of a residual interest (other than a holder who is not a U.S. Person, as defined in "Tax Treatment of Foreign Investors") is disregarded for all federal income tax purposes if a significant purpose of the transfer was to enable the transferor to impede the assessment or

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collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a "noneconomic residual interest" unless, at the time of the transfer, (i) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes on each excess inclusion. The present value of the anticipated excess inclusions and the present value of the expected futures distributions are determined in the same manner as determined in connection with the transfer of a residual interest to a disqualified organization. The REMIC regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they became due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, (ii) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of any cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due, (iii) the transferee represents to the transferor that it will not cause income from the noneconomic residual interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or any other person, and (iv) one of the two following tests is satisfied:

     (a)  the "formula test":

          the present value of the anticipated tax liabilities associated with the holding of the noneconomic residual interest will not exceed the sum of:

          (1) the present value of any consideration given to the transferee to acquire the residual interest;

          (2) the present value of the expected future distributions on the residual interest; and

          (3) the present value of the anticipated tax savings associated with holding the residual interest as the REMIC generates losses; or

     (b)  the "asset test":

          (1) at the time of the transfer, and at the close of each of the transferee's two fiscal years preceding the transferee's fiscal year of the transfer, the transferee's gross assets for financial reporting purposes exceed $100 million and its net assets for financial reporting purposes exceed $10 million, excluding obligations of any related persons or any other

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

               asset if a principal purpose for holding or acquiring the other asset is to permit the transferee to satisfy the asset test.

          (2) the transferee must be a domestic "C" corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust); the transferee must agree in writing that any subsequent transfer of the residual interest would be to an eligible "C" corporation and would meet the requirements for a safe harbor transfer, and the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee; and

          (3) a reasonable person would not conclude, based on the facts and circumstances known to the transferor on or before the date of the transfer (including the consideration given to the transferee to acquire the nonecomonic residual interest in the REMIC), that the taxes associated with the residual interest will not be paid.

     For purposes of the computation in clause (a), the transferee is assumed to pay tax at the highest corporate rate of tax specified in the Code or, in certain circumstances, the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in Section 1274(d) of the Code for the month of the transfer and the compounding period used by the transferee.

     Mark-to-Market Rules. A REMIC residual interest security cannot be marked-to-market.

ADMINISTRATIVE MATTERS

     The REMIC's books must be maintained on a calendar year basis and the REMIC must file an annual federal income tax return. The REMIC will also be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit, by the IRS in a unified administrative proceeding.

INDUCEMENT FEES

     Final regulations addressing the federal income tax treatment of "inducement fees" received by transferees of noneconomic REMIC residual interests require inducement fees to be included in income over a period reasonably related to the period during which the applicable REMIC is expected to generate taxable income or net loss allocable to the holder of the noneconomic residual interest. Under two safe harbor methods currently set forth in the regulations, inducement fees would be permitted to be included in income

     (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the applicable REMIC is expected to generate taxable income, or

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     (ii) ratably over the remaining anticipated weighted average life of the applicable REMIC, determined based on actual distributions projected as remaining to be made on all the regular and residual interests issued by the REMIC under the prepayment assumption.

If the holder of a residual interest sells or otherwise disposes of the residual interest, any unrecognized portion of the inducement fee would be required to be taken into account at the time of the sale or disposition.

     Prospective purchasers of the noneconomic REMIC residual interests should consult with their tax advisors regarding the effect of these final regulations

TAX STATUS AS A GRANTOR TRUST

     General. As further specified in the related prospectus supplement, if a REMIC election is not made and the trust fund is not structured as a partnership, then the trust fund relating to a series of securities may be classified for federal income tax purposes as a grantor trust under Subpart E,
Part 1 of Subchapter J of the Code and not as an association taxable as a corporation. We refer to the securities of a series of this type as "pass-through securities". In some series there will be no separation of the principal and interest payments on the loans. In these circumstances, a holder will be considered to have purchased a pro rata undivided interest in each of the loans. In the case of "stripped securities", sale of the securities will produce a separation in the ownership of all or a portion of the principal payments from all or a portion of the interest payments on the loans.

     Each holder must report on its federal income tax return its share of the gross income derived from the loans (not reduced by the amount payable as trust expense fees to the applicable trustee and the servicer and similar fees), at the same time and in the same manner as the items would have been reported under the holder's tax accounting method had it held its interest in the loans directly, received directly its share of the amounts received with respect to the loans, and paid directly its share of the trust expense fees. In the case of pass-through securities other than stripped securities, income will consist of a pro rata share of all of the income derived from all of the loans and, in the case of stripped securities, income will consist of a pro rata share of the income derived from each stripped bond or stripped coupon in which the holder owns an interest. The holder of a security will generally be entitled to deduct trust expense fees under Section 162 or Section 212 of the Code to the extent that such fees represent "reasonable" compensation for the services rendered by the applicable trustee and the servicer (or third parties that are compensated for the performance of services). In the case of a noncorporate holder, however, trust expense fees (to the extent not otherwise disallowed, e.g., because they exceed reasonable compensation) will be deductible in computing the holder's regular tax liability only to the extent that the fees, when added to other miscellaneous itemized deductions, exceed 2% of adjusted gross income and may not be deductible to any extent in computing the holder's alternative minimum tax liability. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount will be reduced.

     This reduction is scheduled to be phased-out over a five-year period beginning in 2006.

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     Discount or Premium on Pass-Through Securities. The holder's purchase price of a pass-through security is to be allocated among the loans in proportion to their fair market values, determined as of the time of purchase of the securities. In the typical case, the trustee (to the extent necessary to fulfill its reporting obligations) will treat each loan as having a fair market value proportional to the share of the aggregate principal balances of all of the loans that it represents, since the securities, unless otherwise specified in the related prospectus supplement, will have a relatively uniform interest rate and other common characteristics. To the extent that the portion of the purchase price of a pass-through security allocated to a loan (other than to a right to receive any accrued interest thereon and any undistributed principal payments) is less than or greater than the portion of the principal balance of the loan allocable to the security, the interest in the loan allocable to the pass-through security will be deemed to have been acquired at a discount or premium, respectively.

     The treatment of any discount will depend on whether the discount represents OID or market discount. In the case of a loan with OID in excess of a prescribed de minimis amount or a stripped security, a holder of the security will be required to report as interest income in each taxable year its share of the amount of OID that accrues during that year in the manner described above. OID with respect to a loan could arise, for example, by virtue of the financing of points by the originator of the loan, or by virtue of the charging of points by the originator of the loan in an amount greater than a statutory de minimis exception, in circumstances under which the points are not currently deductible pursuant to applicable Code provisions. Any market discount or premium on a loan will be includible in income, generally in the manner described above, except that in the case of pass-through securities, market discount is calculated with respect to the loans underlying the security, rather than with respect to the security itself. A holder that acquires an interest in a loan originated after July 18, 1984 with more than a de minimis amount of market discount (generally, the excess of the principal amount of the loan over the purchaser's allocable purchase price) will be required to include accrued market discount in income in the manner set forth above. See "--Taxation of Debt Securities --Market Discount" and "--Premium" above.

     In the case of market discount on a pass-through security attributable to loans originated on or before July 18, 1984, the holder generally will be required to allocate the portion of the discount that is allocable to a loan among the principal payments on the loan and to include the discount allocable to each principal payment in ordinary income at the time the principal payment is made. This treatment would generally result in discount being included in income at a slower rate than discount would be required to be included in income using the method described in the preceding paragraph.

     Stripped Securities. A stripped security may represent a right to receive only a portion of the interest payments on the loans, a right to receive only principal payments on the loans, or a right to receive certain payments of both interest and principal. Ratio stripped securities may represent a right to receive differing percentages of both the interest and principal on each loan. Pursuant to Section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. Section 1286 of the Code applies the OID rules to stripped bonds and stripped coupons. For purposes of computing OID, a stripped bond or a stripped coupon is treated as a debt instrument issued on the date that such

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stripped interest is purchased with an issue price equal to its purchase price or, if more than one stripped interest is purchased, the ratable share of the purchase price allocable to the stripped interest.

     Servicing fees in excess of reasonable servicing fees will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points (i.e., 1% interest on the loan's principal balance) or the securities are initially sold with a de minimis discount (assuming no prepayment assumption is required), any non-de minimis discount arising from a subsequent transfer of the securities should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a loan by loan basis, which could result in some loans being treated as having more than 100 basis points of interest stripped off.

     Section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to some categories of debt instruments, and that adjustments be made in the amount and rate of accrual of the discount when prepayments do not conform to the prepayment assumption. To the extent the stripped securities represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, those provisions will apply to the stripped securities for taxable years beginning after August 5, 1997. It is unclear whether those provisions would be applicable to stripped securities that do not represent an interest in any such pool or for taxable years beginning prior to August 5, 1997, or whether use of a prepayment assumption may be required or permitted in the absence of these provisions. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the stripped securities or, with respect to any subsequent holder, at the time of purchase of the stripped securities by that holder.

     The accrual of income on the stripped securities will be significantly slower if a prepayment assumption is permitted to be made than if yield is computed assuming no prepayments. It currently is intended to base information returns or reports to the IRS and holders on the prepayment assumption disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of securities. However, none of the company, the master servicer or the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or at any other rate, and holders should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial holders of each series who bought at that price. Prospective purchasers of the stripped securities should consult their own tax advisors regarding the use of the prepayment assumption.

     It is unclear under what circumstances, if any, the prepayment of a mortgage loan will give rise to a loss to the holder of a stripped security. If a stripped security is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to the stripped security, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the prepayment assumption. However, if a stripped security is treated as an interest in discrete mortgage loans, or if the prepayment assumption is not used, then when a mortgage loan

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is prepaid, the holder of a stripped security should be able to recognize a loss equal to the portion of the adjusted issue price of the stripped security that is allocable to the mortgage loan.

     In the case of a stripped security that is an interest weighted security, the applicable trustee intends, absent contrary authority, to report income to holders as OID, in the manner described above for interest weighted securities.

     Possible Alternative Characterizations. The characterizations of the stripped securities described above are not the only possible interpretations of the applicable Code provisions. Among other possibilities, the IRS could contend that:

          o in certain series, each non-interest weighted security is composed of an unstripped undivided ownership interest in loans and an installment obligation consisting of stripped principal payments;

          o the non-interest weighted securities are subject to the contingent payment provisions of the regulations; or

          o each interest weighted stripped security is composed of an unstripped undivided ownership interest in loans and an installment obligation consisting of stripped interest payments.

     Given the variety of alternatives for treatment of the stripped securities and the different federal income tax consequences that result from each alternative, potential purchasers are urged to consult their own tax advisers regarding the proper treatment of the securities for federal income tax purposes.

     Character as Qualifying Loans. In the case of stripped securities, there is no specific legal authority existing regarding whether the character of the securities, for federal income tax purposes, will be the same as the underlying loans. The IRS could take the position that the loans' character is not carried over to the securities in such circumstances. Pass-through securities will be, and, although the matter is not free from doubt, stripped securities should be considered to represent:

          o "real estate assets" within the meaning of section 856(c)(4)(A) of the Code; and

          o "loans secured by an interest in real property" within the meaning of section 7701(a)(19)(C)(v) of the Code.

Interest income attributable to pass-through securities will be and to stripped securities should be considered to represent "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of section 856(c)(3)(B) of the Code. Reserves or funds underlying the securities may cause a proportionate reduction in the above-described qualifying status categories of securities and the interest income thereon.

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SALE OR EXCHANGE

     Subject to the discussion below with respect to any trust fund as to which a partnership election is made (or which otherwise is classified as a partnership for federal income tax purposes), a holder's tax basis in a security is the price the holder pays for the security, appropriately adjusted to take into account amortization of OID, market discount and premium, if any, and any payments received with respect to the security (other than qualified stated interest payments). Gain or loss recognized on a sale, exchange, or redemption of a security, measured by the difference between the amount realized and the security's basis as so adjusted, will generally be capital gain or loss, assuming that the security is held as a capital asset and will generally be long-term capital gain or loss if the holding period of the security is more than one year and short-term capital gain or loss if the holding period of the security is one year or less. Non corporate taxpayers are subject to reduced maximum rates on long-term capital gains and are generally subject to tax at ordinary income rates on short-term capital gains. The deductibility of capital losses is subject to certain limitations. Prospective investors should consult their own tax advisors concerning these tax law provisions.

     In the case of a security held by a bank, thrift, or similar institution described in Section 582 of the Code, however, gain or loss realized on the sale or exchange of a REMIC regular interest security or other debt instrument will be taxable as ordinary income or loss. In addition, gain from the disposition of a regular interest security that might otherwise be capital gain will be treated as ordinary income to the extent of the excess, if any, of:

          o the amount that would have been includible in the holder's income if the yield on the regular interest security had equaled 110% of the applicable federal rate as of the beginning of such holder's holding period, over

          o the amount of ordinary income actually recognized by the holder with respect to the regular interest security.

MISCELLANEOUS TAX ASPECTS

     Backup Withholding. Subject to the discussion below with respect to any trust fund as to which a partnership election is made (or which otherwise is classified as a partnership for federal income tax purposes), a holder, other than a holder of a REMIC residual interest security, may, under certain circumstances, be subject to "backup withholding" with respect to distributions on the securities or the proceeds of a sale of the securities to or through brokers. This withholding generally applies if the holder of a security:

          o fails to furnish the applicable trustee with its taxpayer identification number;

          o furnishes the applicable trustee with an incorrect taxpayer identification number;

          o fails to report properly interest, dividends or other "reportable payments" as defined in the Code; or

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          o   under certain circumstances, fails to provide the applicable trustee or such holder's securities broker with a certified statement, signed under penalty of perjury, that the taxpayer identification number provided is its correct number and that the holder is not subject to backup withholding.

     Backup withholding will not apply, however, with respect to certain payments made to holders, including payments to certain exempt recipients (such as exempt organizations and corporations) and to certain nonresident alien individuals, foreign partnerships or foreign corporations. Holders should consult their tax advisers as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

     The applicable trustee will report to the holders and to the servicer for each calendar year the amount of any "reportable payments" during such year and the amount of tax withheld, if any, with respect to payments on the securities.

TAXATION OF CLASSES OF EXCHANGEABLE SECURITIES

General

     The arrangement pursuant to which the ES Classes of a series are created, sold and administered will be classified as a grantor trust under subpart E, part I of subchapter J of the Code. The interests in the classes of securities that have been exchanged for ES Classes will be the assets of the exchangeable security trust fund and the ES Classes represent beneficial ownership of these interests in the classes of securities.

Tax Status

     The ES Classes will represent "real estate assets" within the meaning of
Section 856(c)(4)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code, and original issue discount and interest accruing on ES Classes will represent "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, in each case, to the extent the securities or income on the securities would be qualifying if held directly (although the matter is not entirely clear for Strips, defined below). ES Classes will be "qualified mortgages" under Section 860G(a)(3) of the Code for a REMIC to the extent the securities the interest in which is represented by such classes would be qualifying if held directly.

Tax Accounting for Exchangeable Securities

     An ES Class represents beneficial ownership of an interest in one or more classes of securities on deposit in an exchangeable security trust fund, as specified in the applicable prospectus supplement. If it represents an interest in more than one class of securities, a purchaser must allocate its basis in the ES Class among the interests in the classes of securities in accordance with their relative fair market values as of the time of acquisition. Similarly, on the sale of such an ES Class, the holder must allocate the amount received on the sale among the interests in the classes of securities in accordance with their relative fair market values as of the time of sale.

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     The holder of an ES Class must account separately for each interest in a class of securities (there may be only one such interest). Where the interest represents a pro rata portion of a class of securities that are REMIC regular interests, the holder of the ES Class should account for such interest as described for REMIC regular interests under "Taxation of Debt Securities" above. Where the interest represents beneficial ownership of a disproportionate part of the principal and interest payments on a class of securities (a "Strip"), the holder is treated as owning, pursuant to Section 1286 of the Code, "stripped bonds" to the extent of its share of principal payments and "stripped coupons" to the extent of its share of interest payments on such class of securities. We intend to treat each Strip as a single debt instrument for purposes of information reporting. The IRS, however, could take a different position. For example, the IRS could contend that a Strip should be treated as a pro rata part of the class of securities to the extent that the Strip represents a pro rata portion thereof, and "stripped bonds" or "stripped coupons" with respect to the remainder. A prospective investor should consult its tax advisor regarding this matter.

     A holder of an ES Class should calculate OID with respect to each Strip and include it in ordinary income as it accrues, which may be before the receipt of cash attributable to such income, in accordance with a constant interest method that takes into account the compounding of interest. The holder should determine its yield to maturity based on its purchase price allocated to the Strip and on a schedule of payments projected using a prepayment assumption, and then make periodic adjustments to take into account actual prepayment experience. With respect to a particular holder, Treasury regulations do not address whether the prepayment assumption used to calculate OID would be determined at the time of purchase of the Strip or would be the original prepayment assumption with respect to the related class of securities. Further, if the related class of securities is subject to redemption as described in the applicable prospectus supplement, Treasury regulations do not address the extent to which such prepayment assumption should take into account the possibility of the retirement of the Strip concurrently with the redemption of such class of securities. A prospective investor should consult its tax advisor regarding these matters. For purposes of information reporting relating to OID, the original yield to maturity of the Strip, determined as of the date of issuance of the series, will be calculated based on the original prepayment assumption.

     If OID accruing with respect to a Strip, computed as described above, is negative for any period, the holder may be entitled to offset such amount only against future positive original issue discount accruing from such Strip (or possibly also against original issue discount from prior periods). We intend to report by offsetting negative OID accruals only against future positive accruals of OID. Although not entirely free from doubt, such a holder may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which the holder is entitled with respect to such Strip, assuming no further prepayments of the underlying loans (or, perhaps, assuming prepayments at a rate equal to the prepayment assumption). Although the issue is not free from doubt, all or a portion of such loss may be treated as a capital loss if the Strip is a capital asset in the hands of the holder.

     A holder realizes gain or loss on the sale of a Strip in an amount equal to the difference between the amount realized and its adjusted basis in such Strip. The holder's adjusted basis generally is equal to the holder's allocated cost of the Strip, increased by income previously included, and reduced (but not below zero) by distributions previously received. Except as

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described below, any gain or loss on such sale generally is capital gain or loss if the holder has held its interest as a capital asset and is long-term if the interest has been held for the long-term capital gain holding period (more than one year). Such gain or loss will be ordinary income or loss (1) for a bank or thrift institution or (2) if the securities are REMIC regular interests, to the extent income recognized by the holder is less than the income that would have been recognized if the yield on such interests were 110% of the applicable federal rate under Section 1274(d) of the Code.

     If a holder exchanges a single ES Class, an "Exchanged ES Class", for several ES Classes, each, a "Received ES Class", and then sells one of the Received ES Classes, the sale may subject the investor to the coupon stripping rules of Section 1286 of the Code. The holder must allocate its basis in the Exchanged ES Class between the part of such class underlying the Received ES Class that was sold and the part of the Exchanged ES Class underlying the Received ES Classes that were retained, in proportion to their relative fair market values as of the date of such sale. The holder is treated as purchasing the part retained for the amount of basis allocated to such part. The holder must calculate original issue discount with respect to the retained part as described above.

     Although the matter is not free from doubt, a holder that acquires in one transaction a combination of ES Classes that may be exchanged for a single ES Class that is identical to a class of securities that is on deposit in the related exchangeable security trust fund should be treated as owning the relevant class of securities.

Exchanges of Exchangeable Securities

     An exchange of an interest in one or more ES Classes for an interest in one or more other related ES Classes that are part of the same combination, or vice versa, will not be a taxable exchange. After the exchange, the holder is treated as continuing to own the interests in the class or classes of exchangeable securities that it owned immediately before the exchange.

Tax Treatment of Foreign Investors

     A foreign holder of an ES Class is subject to taxation in the same manner as foreign holders of REMIC regular securities. Such manner of taxation is discussed below under the heading "--REMICS --Foreign Investors in REMIC Certificates."

Backup Withholding

     A holder of an ES Class is subject to backup withholding rules similar to those applicable to REMIC regular securities. Such manner of taxation is discussed under the heading "Tax Consequences to Holders of the Notes--Backup Withholding."

Reporting and Administrative Matters

     Reports will be made to the IRS and to holders of record of ES Classes that are not excepted from the reporting requirements.

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TAX TREATMENT OF FOREIGN INVESTORS

     Subject to the discussion below with respect to any trust fund as to which a partnership election is made (or which otherwise is classified as a partnership for federal income tax purposes), under the Code, unless interest (including OID) paid on a security (other than a residual interest security) is considered to be "effectively connected" with a trade or business conducted in the United States by a nonresident alien individual, foreign partnership or foreign corporation, in the opinion of tax counsel, interest will normally qualify as portfolio interest, and will be exempt from federal income tax or withholding tax. However, interest will not qualify as portfolio interest where:

          o the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer, or

          o the recipient is a controlled foreign corporation to which the issuer is a related person.

     For interest to qualify for the portfolio interest exemption from U.S. withholding tax, the holder must generally complete a Form W-8BEN indicating that the holder is a non-U.S. Person entitled to such exemption. The Form W-8BEN, or in certain circumstances other documentation, must be provided to the person otherwise required to withhold U.S. tax. If a foreign holder is a partnership or other type of pass-through entity that is not treated for U.S. withholding tax purposes as the beneficial owner of the income with respect to the security, the holder generally must receive the Form W-8BEN as described in the previous sentence from the holder's partners or other beneficial owners of the income with respect to the security and may be required to provide the forms, and certain additional information, to the person through whom the holder holds the security. The forms provided by the holder or its interestholders regarding status as a non-U.S. Person must generally be passed through the ownership chain to the person otherwise required to withhold tax in order for the exemption to apply. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate (unless such rate were reduced or eliminated by an applicable tax treaty) on, among other things, interest and other fixed or determinable, annual or periodic income paid to nonresident alien individuals, foreign partnerships or foreign corporations. Holders of pass-through securities and stripped securities, including ratio strip securities, however, may be subject to withholding to the extent that the loans were originated on or before July 18, 1984.

     Interest and OID of holders who are foreign persons are not subject to withholding if they are effectively connected with a United States business conducted by the holder and appropriate documentation is provided to the person otherwise required to withhold. They will, however, generally be subject to the regular United States income tax.

     Payments to holders of REMIC residual interest securities who are foreign persons will generally be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Holders should assume that such income does not qualify for exemption from United States withholding tax as "portfolio interest." It is clear that, to the extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, the holder of a residual interest security will not be entitled to an exemption from or reduction of the

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30% withholding tax rule. If the payments are subject to United States withholding tax, they generally will be taken into account for withholding tax purposes only when paid or distributed (or when the residual interest security is disposed of). The Treasury has statutory authority, however, to promulgate regulations that would require such amounts to be taken into account at an earlier time in order to prevent the avoidance of tax. Regulations could, for example, require withholding prior to the distribution of cash in the case of residual interest securities that do not have significant value. Under the REMIC regulations, if a residual interest security has tax avoidance potential, a transfer of a residual interest security to a nonresident alien individual, foreign partnership or foreign corporation will be disregarded for all federal tax purposes. A residual interest security has tax avoidance potential unless, at the time of the transfer the transferor reasonably expects that the REMIC will distribute to the transferee residual interest holder amounts that will equal at least 30% of each excess inclusion, and that such amounts will be distributed at or after the time at which the excess inclusions accrue and not later than the calendar year following the calendar year of accrual. If a nonresident alien individual, foreign partnership or foreign corporation transfers a residual interest security to a U.S. Person, and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the residual interest security for purposes of the withholding tax provisions of the Code. See "--Excess Inclusions" above.

TAX CHARACTERIZATION OF THE TRUST FUND AS A PARTNERSHIP

     Tax counsel is of the opinion that a trust fund structured to be classified, for federal income tax purposes, as a partnership will not be an association (or publicly traded partnership) taxable as a corporation for such purposes. This opinion is based on the assumption that the terms of the trust agreement and related documents will be complied with, and on counsel's conclusions that the nature of the income of the trust fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or the issuance of the certificates has been structured as a private placement under an IRS safe harbor, so that the trust fund will not be characterized as a publicly traded partnership taxable as a corporation.

     If the trust fund were taxable as a corporation for federal income tax purposes, the trust fund would be subject to corporate income tax on its taxable income. The trust fund's taxable income would include all its income, possibly reduced by its interest expense on the notes or certificates. Any such corporate income tax could materially reduce cash available to make payments on the notes and distributions on the certificates, and holders of certificates could be liable for any such tax that is unpaid by the trust fund.

TAX CONSEQUENCES TO HOLDERS OF THE NOTES

     Treatment of the Notes as Indebtedness. The trust fund will agree, and the noteholders will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes. As a result, tax counsel is (except as otherwise provided in the related prospectus supplement) of the opinion that the notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the notes is correct.

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     OID, Indexed Securities, etc. The discussion below assumes that all payments on the notes are denominated in U.S. dollars, and that the notes are not "indexed securities" or "strip notes." Moreover, the discussion assumes that the interest formula for the notes meets the requirements for "qualified stated interest" under the OID Regulations, and that any OID on the notes (i.e., any excess of the principal amount of the notes over their issue price) does not exceed a de minimis amount (i.e., 0.25% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID Regulations. If these conditions are not satisfied with respect to any given series of notes, additional tax considerations with respect to the notes will be disclosed in the applicable prospectus supplement.

     Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, the notes will not be considered issued with OID. The stated interest on the notes will be taxable to a noteholder as ordinary interest income when received or accrued in accordance with the noteholder's method of tax accounting. Under the OID Regulations, a holder of a note issued with a de minimis amount of OID must include the OID in income, on a pro rata basis, as principal payments are made on the note, unless an election is made by such holder to treat all interest as OID, as discussed above. See "Taxation of Debt Securities--Election to Treat All Interest as Original Issue Discount". It is believed that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser who buys a note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

     A holder of a note that is a "short-term note" (i.e., it has a fixed maturity date of not more than one year from the issue date) may be subject to special rules. An accrual basis holder of a short-term note (and certain cash method holders, including regulated investment companies, as set forth in
Section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a short-term note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the short-term note). However, a cash basis holder of a short-term note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the short-term note until the taxable disposition of the short-term note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the short-term note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a short-term note is purchased for more or less than its principal amount.

     Sale or Other Disposition. If a noteholder sells a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale (excluding any amount attributable to accrued but unpaid qualified stated interest, which will be treated as such) and the holder's adjusted tax basis in the note. The adjusted tax basis of a note to a particular noteholder will equal the holder's cost for the note, appropriately adjusted to take into account amortization of OID, market discount and premium, if any, and any payments previously received by the noteholder with respect to the note (other than payments of qualified stated interest). Any such gain or loss will be capital gain or loss if the note was held as a capital asset,

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

except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

     Foreign Holders. In the opinion of tax counsel, interest payments made (or accrued) to a noteholder who is a "foreign person" (i.e., nonresident alien, foreign corporation or other non-U.S. Person) generally will be considered "portfolio interest," and generally will not be subject to United States federal income tax or withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person:

          o is not actually or constructively a "10 percent shareholder" of the trust fund or the seller (including a holder of 10% of the outstanding certificates) or a "controlled foreign corporation" with respect to which the trust fund or the seller is a "related person" within the meaning of the Code; and

          o provides the trustee or other person who is otherwise required to withhold U.S. tax with respect to the notes with an appropriate statement (on Form W-8BEN), signed under penalties of perjury, certifying that the beneficial owner of the note is a foreign person entitled to exemption from such tax and providing the foreign person's name and address.

If a foreign holder is a partnership or other type of pass-through entity that is not treated for U.S. withholding tax purposes as the beneficial owner of the income with respect to the note, the holder generally must receive the Form W-8BEN as described in the previous sentence from the holder's partners or other beneficial owners of the income with respect to the note and may be required to provide the forms, and certain additional information, to the person through whom the holder holds the note. The forms provided by the holder or its interestholders regarding status as a non-U.S. Person must generally be passed through the ownership chain to the person otherwise required to withhold tax in order for the exemption to apply. If a note is held through a securities clearing organization or certain other financial institutions, the foreign person that owns the note should furnish such organization or institution with a Form W-8BEN or a similar form. The organization or institution may then be required to forward the Form W-8BEN to the withholding agent. If interest is not portfolio interest and is not effectively connected with the conduct of a U.S. trade or business, then it will be subject to U.S. federal income and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable tax treaty.

     Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a foreign person will be exempt from U.S. federal income and withholding tax; provided, that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year of the disposition.

     Backup Withholding. Each holder of a note (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident)

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

will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is a U.S. Person, not subject to backup withholding. Should a nonexempt noteholder fail to provide the required certification, the trust fund will be required to backup withhold from the amount otherwise payable to the holder and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

     Possible Alternative Treatments of the Notes. If, contrary to the opinion of tax counsel, the IRS successfully asserted that one or more of the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the trust fund. If so treated, the trust fund might be taxable as a corporation with the adverse consequences described above under "-- Tax Characterization of the Trust Fund as a Partnership," and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity. Alternatively, and most likely in the view of tax counsel, the trust fund might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) may be "unrelated business taxable income," income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of the trust fund's expenses.

TAX CONSEQUENCES TO HOLDERS OF THE CERTIFICATES

     Treatment of the Trust Fund as a Partnership. The trust fund and the servicer will agree, and the certificateholders will agree by their purchase of certificates, to treat the trust fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the trust fund, the partners of the partnership being the certificateholders, and the notes being debt of the partnership. However, the proper characterization of the arrangement involving the trust fund, the certificates, the notes, the trust fund and the servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

     A variety of alternative characterizations are possible. For example, because the certificates have certain features characteristic of debt, the certificates might be considered debt of the trust fund. Any such characterization would not result in materially adverse tax consequences to certificateholders as compared to the consequences from treatment of the certificates as equity in a partnership described below. The following discussion assumes that the certificates represent equity interests in a partnership.

     Indexed Securities, etc. The following discussion assumes that all payments on the certificates are denominated in U.S. dollars, none of the certificates is an indexed security or a stripped certificate, and that a series of securities includes a single class of certificates. If these conditions are not satisfied with respect to any given series of certificates, additional tax considerations with respect to such certificates will be disclosed in the applicable prospectus supplement.

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

     Partnership Taxation. If the trust fund is a partnership, the trust fund will not be subject to federal income tax. Rather, each certificateholder will be required to separately take into account the holder's allocated share of income, gains, losses, deductions and credits of the trust fund. The trust fund's income will consist primarily of interest and finance charges earned on the underlying loans (including appropriate adjustments for market discount, OID and bond premium, if any,) and any gain upon collection or disposition of loans. The trust fund's deductions will consist primarily of interest accruing with respect to the notes, servicing and other fees, and losses or deductions upon collection or disposition of loans.

     The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the trust agreement and related documents). Cash basis holders will in effect be required to report income from the certificates on the accrued basis, and certificateholders may become liable for taxes on trust fund income even if they have not received cash from the trust fund to pay taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all certificateholders but certificateholders may be purchasing certificates at different times and at different prices, certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the trust fund.

     All of the taxable income allocated to a certificateholder that is a pension, profit-sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) may constitute "unrelated business taxable income" generally taxable to the holder under the Code.

     An individual taxpayer's share of expenses of the trust fund (including fees to the servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to the holder over the life of the trust fund.

     The trust fund intends to make all tax calculations relating to income and allocations to certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each loan, the trust fund might be required to incur additional expense but it is believed that there would not be a material adverse effect on certificateholders.

     Discount and Premium. It is believed that the loans were not issued with OID, and, therefore, the trust fund should not have OID income. However, the purchase price paid by the trust fund for the loans may be greater or less than the remaining principal balance of the loans at the time of purchase. If so, the loan will have been acquired at a premium or discount, as the case may be. (As indicated above, the trust fund will make this calculation on an aggregate basis, but might be required to recompute it on a loan-by-loan basis.)

     If the trust fund acquires the underlying loans at a market discount or premium, the trust fund will elect to include any discount in income currently as it accrues over the life of the loans or to offset any premium against interest income on the loans. As indicated above, a portion of market discount income or premium deduction may be allocated to certificateholders.

     Section 708 Termination. Under section 708 of the Code, the trust fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the trust fund are sold or exchanged within a 12-month period. Pursuant to Treasury regulations issued under section 708 of the Code, if such a termination occurs, the trust fund would be deemed to contribute its assets to a new partnership in exchange for interests in the new partnership. Such interests would be deemed distributed to the partners of the original trust fund in liquidation thereof, which would not constitute a sale or exchange.

     Disposition of Certificates. Generally capital gain or loss will be recognized on a sale of certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the certificates sold. A certificateholder's tax basis in a certificate will generally equal the holder's cost increased by the holder's share of trust fund income (includible in income) and decreased by any distributions received with respect to the certificate. In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include the holder's share of the notes and other liabilities of the trust fund. A holder acquiring certificates at different prices may be required to maintain a single aggregate adjusted tax basis in the certificates, and, upon sale or other disposition of some of the certificates, allocate a portion of the aggregate tax basis to the certificates sold (rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate).

     Any gain on the sale of a certificate attributable to the holder's share of unrecognized accrued market discount on the loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The trust fund does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the trust fund will elect to include market discount in income as it accrues.

     If a certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the certificates that exceeds the aggregate cash distributions with respect thereto, this excess will generally give rise to a capital loss upon the retirement of the certificates.

     Allocations Between Transferors and Transferees. In general, the trust fund's taxable income and losses will be determined monthly, and the tax items for a particular calendar month will be apportioned among the certificateholders in proportion to the principal amount of certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

     The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the trust fund might be reallocated among the certificateholders. The trust fund's method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

     Section 754 Election. In the event that a certificateholder sells its certificates at a profit (loss), the purchasing certificateholder will have a higher (lower) basis in the certificates than the



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

selling certificateholder had. The tax basis of the trust fund's assets will not be adjusted to reflect that higher (or lower) basis unless the trust fund were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the trust fund will not make such election, unless such an election is required by law. As a result, certificateholders might be allocated a greater or lesser amount of trust fund income than would be appropriate based on their own purchase price for certificates.

     Administrative Matters. The trustee is required to keep or have kept complete and accurate books of the trust fund. Books will be maintained for financial reporting and tax purposes on an accrual basis, and the fiscal year of the trust fund will be the calendar year unless otherwise required by law. The trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the trust fund and will report each certificateholder's allocable share of items of trust fund income and expense to holders and the IRS on Schedule K-1. The trust fund will provide the Schedule K-l information to nominees that fail to provide the trust fund with the information statement described below, and such nominees will be required to forward such information to the beneficial owners of the certificates. Generally, holders must file tax returns that are consistent with the information return filed by the trust fund or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

     Under Section 6031 of the Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the trust fund with a statement containing certain information on the nominee, the beneficial owners and the certificates so held. Such information includes:

     o the name, address and taxpayer identification number of the nominee; and

     o as to each beneficial owner (a) the name, address and identification number of such person, (b) whether such person is a U.S. Person, a tax-exempt entity or a foreign government, an international organization or any wholly owned agency or instrumentality of either of the foregoing, and (c) certain information on certificates that were held, bought or sold on behalf of such person throughout the year.

     In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the trust fund information as to themselves and their ownership of certificates. A clearing agency registered under Section 17A of the Securities Exchange Act of 1934 is not required to furnish any such information statement to the trust fund. The information referred to above for any calendar year must be furnished to the trust fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the trust fund with the information described above may be subject to penalties.

     The depositor will be designated as the tax matters partner in the related trust agreement and, as such, will be responsible for representing the certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership


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

were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the trust fund by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders, and, under certain circumstances, a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the trust fund. An adjustment could also result in an audit of a certificateholder's returns and adjustments of items not related to the income and losses of the trust fund.

     Tax Consequences to Foreign Certificateholders. It is not clear whether the trust fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. Persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the trust fund would be engaged in a trade or business in the United States for such purposes, the trust fund will withhold as if it were so engaged in order to protect the trust fund from possible adverse consequences of a failure to withhold. The trust fund expects to withhold on the portion of its taxable income that is allocable to foreign certificateholders pursuant to Section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign holders that are taxable as corporations and the highest rate of tax specified in Section 1 of the Code for all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the trust fund to change its withholding procedures. In determining a holder's withholding status, the trust fund may rely on IRS Form W-8BEN or a similar form, IRS Form W-9 or the holder's certification of non-foreign status signed under penalties of perjury.

     Each foreign holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the trust fund's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the trust fund on Form W-8BEN in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the trust fund taking the position that no taxes were due because the trust fund was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the trust fund. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered "portfolio interest." As a result, certificateholders will be subject to U.S. federal income tax and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

     Backup Withholding. Distributions made on the certificates and proceeds from the sale of the certificates will be subject to "backup" withholding tax if, in general, the certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.


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

                                PENALTY AVOIDANCE

     The summary of tax considerations contained herein was written to support the promotion and marketing of units, and was not intended or written to be used, and cannot be used, by a taxpayer for the purpose of avoiding United States Federal income tax penalties that may be imposed. Each taxpayer should seek advice based on the taxpayer's particular circumstances from an independent tax advisor.

                             REPORTABLE TRANSACTIONS

     Recent Treasury pronouncements directed at potentially abusive tax shelter activity appear to apply to transactions not conventionally regarded as tax shelters. Treasury regulations require taxpayers to report certain disclosures on IRS Form 8886 if they participate in a "reportable transaction." Organizers and sellers of the transaction are required to maintain records including investor lists containing identifying information and to furnish those records to the IRS upon demand. A transaction may be a "reportable transaction" based upon several indicia, including the existence of book-tax differences common to financial transactions, one or more of which may be present with respect to your investment in the securities. Recently enacted legislation imposes significant penalties for failing to comply with these disclosure requirements. Investors should consult their own tax advisers concerning any possible disclosure obligation with respect to their investment, and should be aware that Bear Stearns and other participants in the transaction intend to comply with such disclosure and investor list maintenance requirements as they determine apply to them with respect to a transaction.

                       STATE AND LOCAL TAX CONSIDERATIONS

     In addition to the U.S. federal income tax considerations described in this prospectus under "Material Federal Income Tax Considerations," potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the securities.

                              ERISA CONSIDERATIONS

     The following describes certain considerations under the Employee Retirement Income Security Act of 1974, as amended and the Code, which apply only to securities of a series that are not divided into subclasses. If securities are divided into subclasses, the related prospectus supplement will contain information concerning considerations relating to ERISA and the Code that are applicable to the related subclasses.

     ERISA and section 4975 of the Code impose requirements on employee benefit plans, on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which plans, accounts or arrangements are invested, and on persons who are fiduciaries with respect to these types of plans and arrangements. In this prospectus we refer to these types of plans and


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

arrangements as "Plans." Generally, ERISA applies to investments made by Plans. Among other things, ERISA requires that the assets of Plans be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of such Plans. ERISA also imposes certain duties on persons who are fiduciaries of Plans, such as the duty to invest prudently, to diversify investments unless it is prudent not to do so, and to invest in accordance with the documents governing the Plan. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan, or who renders investment advice for a fee, is considered to be a fiduciary of such Plan (subject to certain exceptions not here relevant). Certain employee benefit plans, such as governmental plans (as defined in section 3(32) of ERISA) and, if no election has been made under section 410(d) of the Code, church plans (as defined in section 3(33) of ERISA), are not subject to ERISA's requirements. Accordingly, assets of such plans may be invested in securities without regard to the ERISA considerations described above and below, subject to the provisions of applicable federal or state law. Any such plan that is qualified and exempt from taxation under sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in section 503 of the Code.

     In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA and section 4975 of the Code prohibit a broad range of transactions involving Plan assets and persons having certain specified relationships to a Plan ("parties in interest"), and impose additional prohibitions where parties in interest are fiduciaries with respect to a Plan. Certain parties in interest that participate in a prohibited transaction may be subject to excise taxes imposed pursuant to section 4975 of the Code, or penalties imposed pursuant to section 502(i) of ERISA, unless a statutory, regulatory or administrative exemption is available.

     The DOL has issued plan asset regulations defining what constitutes the assets of a Plan (Department of Labor Reg. Section 2510.3-101). Under these regulations, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity" investment could be deemed for purposes of ERISA to be assets of the investing Plan in certain circumstances.

     Under the plan asset regulations, the term "equity" interest is defined as any interest in an entity other than an instrument that is treated as indebtedness under "applicable local law" and which has no "substantial equity features." If the trust fund issues notes that are not treated as equity interests in the trust fund for purposes of the plan asset regulations, a Plan's investment in such notes would not cause the assets of the trust to be deemed Plan assets. However, the seller, the servicer, the backup servicer, the indenture trustee, the owner trustee, the underwriter and the depositor may be the sponsor of or investment advisor with respect to one or more Plans. Because such parties may receive certain benefits in connection with the sale of the notes, the purchase of notes using Plan assets over which any of these parties (or their affiliates) has investment authority might be deemed to be a violation of the prohibited transaction rules of ERISA and the Code for which no exemption may be available. Accordingly, a prospective purchaser should consult with counsel before purchasing a note using the assets of any Plan if the seller, the servicer, the backup servicer, the indenture trustee, the owner trustee, the underwriter, the depositor or any of their affiliates


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

     o has investment or administrative discretion with respect to such Plan assets;

     o has authority or responsibility to give, or regularly gives, investment advice with respect to such Plan assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to the Plan assets and will be based on the particular investment needs for the Plan; or

     o   is an employer maintaining or contributing to such Plan.

     In addition, the trust fund, any underwriter, the trustee or their affiliates might be considered or might become "parties in interest" with respect to a Plan. Also, any holder of certificates of the trust fund, because of its activities or the activities of its respective affiliates, may be deemed to be a "party in interest" with respect to certain Plans, including but not limited to Plans sponsored by the holder. In either case, whether nor not the assets of the trust are considered to be Plan assets, the acquisition or holding of notes by or on behalf of a Plan could give rise to a prohibited transaction within the meaning of ERISA and Section 4975 of the Code, unless it is subject to one or more exemptions (referred to as the "Investor Based Exemptions") such as:

     o Prohibited Transaction Class Exemption (PTCE) 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager";

     o PTCE 90-1, which exempts certain transactions involving insurance company pooled separate accounts;

     o PTCE 91-38, which exempts certain transactions involving bank collective investment funds;

     o PTCE 95-60, which exempts certain transactions involving insurance company general accounts; or

     o PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by certain "in-house asset managers."

There can be no assurance that any of these class exemptions will apply with respect to any particular Plan's investment in notes, or, even if it did apply, that any exemption would apply to all prohibited transactions that may occur in connection with such an investment. Unless a different requirement is imposed in the prospectus supplement, each prospective purchaser or transferee of a note that is a Plan or a person acting on behalf or investing the assets of a Plan shall be required to represent (or, with respect to any transfer of a beneficial interest in a global note, shall be deemed to represent) to the indenture trustee and the note registrar that the relevant conditions for exemptive relief under at least one of the foregoing exemptions have been satisfied.

     The plan asset regulations provide that, generally, the assets of an entity in which a Plan invests will not be deemed to be assets of the Plan for purposes of ERISA if the equity interest acquired by the investing Plan is a publicly-offered security, or if equity participation by benefit


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

plan investors is not significant. In general, a publicly-offered security, as defined in the plan asset regulations, is a security that is widely held, freely transferable and registered under the Securities Exchange Act of 1934, as amended. Equity participation in an entity by benefit plan investors is not significant if, after the most recent acquisition of an equity interest in the entity, less than 25% of the value of each class of equity interest in the entity is held by "benefit plan investors," which include benefit plans described in ERISA or under section 4975 of the Code, whether or not they are subject to Title I of ERISA, as well as entities whose underlying assets include assets of a Plan by reason of a Plan's investment in the entity.

     If no exception under the plan asset regulations applies and if a Plan (or a person investing Plan assets, such as an insurance company general account) acquires an equity interest in the trust, then the assets of the trust would be considered to be assets of the Plan. Because the loans held by the trust may be deemed assets of each Plan that purchases an equity interest, an investment by a Plan in an equity interest issued by the trust might be a prohibited transaction under ERISA and subject to an excise tax under section 4975 of the Code, and may cause transactions undertaken in the course of operating the trust to constitute prohibited transactions, unless a statutory, regulatory or administrative exemption applies.

     The DOL issued to Bear, Stearns & Co. Inc. ("BS&Co.") an individual underwriter exemption (Prohibited Transaction Exemption 90-30, 55 Fed. Reg. 21461 (1990)), which is set forth in Prohibited Transaction Exemption 2002-41, 67 Fed. Reg. 54487 (2002). It exempts from the application of certain of the prohibited transaction rules transactions relating to the acquisition, sale and holding by Plans of certain asset-backed securities, including certificates issued by entities, including trusts, that hold certain types of receivables or obligations and with respect to which BS&Co. or certain of its affiliates, is the underwriter, or the manager or co-manager of an underwriting syndicate.

     The underwriter exemption sets forth the following general conditions which must be satisfied before a transaction involving the acquisition, sale and holding of the securities or a transaction in connection with the servicing, operation and management of the trust fund may be eligible for exemptive relief thereunder:

     o The acquisition of the securities by a Plan is on terms (including the price for the securities) that are at least as favorable to the investing Plan as they would be in an arm's-length transaction with an unrelated party.

     o The rights and interests evidenced by the securities acquired by the Plan are not subordinated to the rights and interests evidenced by other securities of the same trust fund, other than in the case of a "designated transaction" (as defined below).

     o The securities acquired by the Plan have received a rating at the time of such acquisition that is in one of the three (or in the case of a designated transaction, four) highest generic rating categories from any of Fitch Ratings, Moody's Investors Service, Inc. and Standard & Poor's, a division of The McGraw-Hill Companies, Inc.

     o The trustee is not an affiliate of the depositor, the servicer, any borrower whose obligations under one or more mortgage loans constitute more than 5% of the aggregate unamortized principal balance of the assets in the trust, the counterparty in a permitted swap transaction, or any of their respective affiliates (together with the trustee and the underwriters, the "restricted group").

     o The sum of all payments made to and retained by the underwriters in connection with the distribution of the securities represents not more than reasonable compensation for underwriting or placing such securities; the sum of all payments made to and retained by the depositor pursuant to the sale of the mortgage loans to the trust represents not more than the fair market value of such mortgage loans; and the sum of all payments made to and retained by the servicers represent not more than reasonable compensation for the servicers' services under the pooling and servicing agreements and reimbursement of the servicers' reasonable expenses in connection therewith.

     o The Plan investing in the securities is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended.

     For purposes of the underwriter exemption, a "designated transaction" means a transaction in which the assets underlying the securities consist of single-family residential, multi-family residential, home equity, manufactured housing and/or commercial mortgage obligations that are fully secured by single-family residential, multi-family residential or commercial real property or leasehold interests in the foregoing.

     The underwriter exemption permits interest-rate swaps, interest rate caps and yield supplement agreements to be assets of a trust fund if certain conditions are satisfied.

     An interest-rate swap or (if purchased by or on behalf of the trust) an interest-rate cap contract (collectively, a "swap" or "swap agreement") is a permitted trust fund asset if it: (a) is an "eligible swap"; (b) is with an "eligible counterparty"; (c) is purchased by a "qualified plan investor"; (d) meets certain additional specific conditions which depend on whether the swap is a "ratings dependent swap" or a "non-ratings dependent swap" and (e) permits the trust to make termination payments to the swap counterparty (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the servicer, depositor or seller.

     An "eligible swap" is one which: (a) is denominated in U.S. dollars; (b) pursuant to which the trust pays or receives, on or immediately prior to the respective payment or distribution date for the class of securities to which the swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve's Cost of Funds Index (COFI)), with the trust receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted ("allowable interest rate"); (c) has a notional amount that does not exceed either: (i) the principal balance of the class of securities to which the swap relates, or (ii) the portion of the principal balance of such class represented by obligations ("allowable notional amount"); (d) is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) ("leveraged"); (e) has a final termination date that is either the earlier of the date on which the issuer terminates or the related class of securities are fully repaid


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

and (f) does not incorporate any provision which could cause a unilateral alteration in the requirements described in (a) through (d) of this paragraph.

     An "eligible counterparty" means a bank or other financial institution which has a rating at the date of issuance of the securities, which is in one of the three highest long term credit rating categories or one of the two highest short term credit rating categories, utilized by at least one of the exemption rating agencies rating the securities; provided that, if a counterparty is relying on its short term rating to establish eligibility under the underwriter exemption, such counterparty must either have a long term rating in one of the three highest long term rating categories or not have a long term rating from the applicable exemption rating agency.

     A "qualified plan investor" is a plan in which the decision to buy the class of securities is made on behalf of the plan by an independent fiduciary qualified to understand the swap transaction and the effect the swap would have on the rating of the securities and such fiduciary is either (a) a "qualified professional asset manager" ("QPAM") under PTCE 84-14, (b) an "in-house asset manager" under PTCE 96-23 or (c) has total assets (both plan and non-plan) under management of at least $100 million at the time the securities are acquired by the plan.

     In "ratings dependent swaps" (where the rating of a class of securities is dependent on the terms and conditions of the swap), the swap agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any exemption rating agency below a level specified by the exemption rating agency, the servicer must, within the period specified under the Pooling and Servicing Agreement: (a) obtain a replacement swap agreement with an eligible counterparty which is acceptable to the exemption rating agency and the terms of which are substantially the same as the current swap agreement (at which time the earlier swap agreement must terminate); or (b) cause the swap counterparty to establish any collateralization or other arrangement satisfactory to the exemption rating agency such that the then current rating by the exemption rating agency of the particular class of securities will not be withdrawn or reduced (and the terms of the swap agreement must specifically obligate the counterparty to perform these duties for any class of securities with a term of more than one year). In the event that the servicer fails to meet these obligations, holders of the securities that are employee benefit plans or other retirement arrangements must be notified in the immediately following periodic report which is provided to the holders of the securities but in no event later than the end of the second month beginning after the date of such failure. Sixty days after the receipt of such report, the exemptive relief provided under the underwriter exemption will prospectively cease to be applicable to any class of securities held by an employee benefit plan or other retirement arrangement which involves such ratings dependent swap.

     "Non-ratings dependent swaps" (those where the rating of the securities does not depend on the terms and conditions of the swap) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the servicer will, within a specified period after such rating withdrawal or reduction: (a) obtain a replacement swap agreement with an eligible counterparty, the terms of which are substantially the same as the current swap agreement (at which time the earlier swap agreement must terminate); (b) cause the counterparty to post collateral with the trust in an amount equal to all payments owed by the counterparty if the swap transaction were terminated; or (c) terminate the swap agreement in accordance with its terms.


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

     An "eligible yield supplement agreement" is any yield supplement agreement or similar arrangement or (if purchased by or on behalf of the trust) an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by the trust fund ("EYS Agreement"). If the EYS Agreement has a notional principal amount and/or is written on an International Swaps and Derivatives Association, Inc. (ISDA) form, the EYS Agreement may only be held as an asset of the trust fund if it meets the following conditions: (a) it is denominated in U.S. dollars; (b) it pays an allowable interest rate; (c) it is not leveraged; (d) it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee; (e) it is entered into between the trust and an eligible counterparty and (f) it has an allowable notional amount.

     Moreover, the underwriter exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when a fiduciary causes a Plan to acquire securities in a trust containing receivables on which such person (or its affiliate) is an obligor; provided, that among other requirements:

     o the person (or its affiliate) is not an obligor with respect to more than 5% of the fair market value of the obligations or receivables contained in the trust;

     o the Plan is not a plan with respect to which any member of the restricted group is the "plan sponsor" (as defined in section 3(16)(B) of ERISA);

     o in the case of an acquisition in connection with the initial issuance of securities, at least 50% of each class of securities in which Plans have invested is acquired by persons independent of the restricted group and at least 50% of the aggregate interest in the trust fund is acquired by persons independent of the restricted group;

     o a Plan's investment in securities of any class does not exceed 25% of all of the securities of that class outstanding at the time of the acquisition; and

     o immediately after the acquisition, no more than 25% of the assets of any Plan with respect to which such person has discretionary authority or renders investment advice are invested in securities representing an interest in one or more trusts containing assets sold or serviced by the same entity.

     The underwriter exemption also provides exemptive relief to certain mortgage-backed and asset-backed securities transactions that utilize pre-funding accounts and that otherwise satisfy the requirements of the underwriter exemption. Mortgage loans or other secured receivables supporting payments to securityholders, and having a value equal to no more than 25% of the total principal amount of the securities being offered by the trust, may be transferred to the trust within a 90-day or three-month funding period following the closing date instead of being required to be either identified or transferred on or before the closing date. The relief is available when the following conditions are met:

     o The funding limit (i.e., the ratio of the amount allocated to the pre-funding account to the total principal amount of the securities being offered) must not exceed 25%.

     o All the additional obligations transferred after the closing date must meet the same terms and conditions for eligibility as the original obligations used to create the trust, which terms and conditions have been approved by a rating agency; provided, that the terms and conditions for determining the eligibility of an obligation may be changed if such changes receive prior approval either by a majority vote of the outstanding securityholders or by a rating agency.

     o The transfer of additional obligations to the trust during the funding period must not result in the securities to be covered by the underwriter exemption receiving a lower credit rating from a rating agency upon termination of the funding period than the rating that was obtained at the time of the initial issuance of the securities by the trust.

     o Solely as a result of the use of pre-funding, the weighted average annual percentage interest rate for all of the obligations in the trust at the end of the funding period must not be more than 100 basis points lower than the average interest rate for the obligations transferred to the trust on the closing date.

     o In order to insure that the characteristics of the additional obligations are substantially similar to the original obligations which were transferred to the trust fund:

          1. the characteristics of the additional obligations must be monitored by an insurer or other credit support provider that is independent of the depositor; or

          2. an independent accountant retained by the depositor must provide the depositor with a letter (with copies provided to each rating agency rating the securities, the related underwriter and the related trustee) stating whether or not the characteristics of the additional obligations conform to the characteristics described in the related prospectus or prospectus supplement and/or pooling and servicing agreement. In preparing the letter, the independent accountant must use the same type of procedures as were applicable to the obligations transferred to the trust as of the closing date.

     o The period of pre-funding must end no later than three months or 90 days after the closing date or earlier in certain circumstances if the pre-funding account falls below the minimum level specified in the pooling and servicing agreement or an event of default occurs.

     o Amounts transferred to any pre-funding account and/or capitalized interest account used in connection with the pre-funding may be invested only in certain permitted investments.

     o    The related prospectus or prospectus supplement must describe:

          1. any pre-funding account and/or capitalized interest account used in connection with a pre-funding account;

          2.   the duration of the period of pre-funding;

          3. the percentage and/or dollar amount of the funding limit for the trust; and

          4. that the amounts remaining in the pre-funding account at the end of the funding period will be remitted to securityholders as repayments of principal.

     o The related pooling and servicing agreement must describe the permitted investments for the pre-funding account and/or capitalized interest account and, if not disclosed in the related prospectus or prospectus supplement, the terms and conditions for eligibility of additional obligations.

     The underwriter exemption also permits Plans to purchase securities, including subordinated securities underwritten by BS&Co., rated in any of the four highest ratings categories (provided that all other requirements of the underwriter exemption are met).

     In general, neither PTCE 83-1, which exempts certain transactions involving Plan investments in mortgage trusts, nor the underwriter exemption applies to a trust which contains unsecured obligations. However, under the underwriter exemption, residential and home equity loan receivables issued in designated transactions may be less than fully secured if:

     o the rights and interests evidenced by the securities issued in the designated transaction are not subordinated to the rights and interests evidenced by other securities of the same trust fund,

     o the securities have received a rating at the time of acquisition that is in one of the two highest generic rating categories from a rating agency, and

     o the receivables are secured by collateral whose fair market value on the closing date of the designated transaction is at least 80% of the sum of the outstanding principal balance due under the receivable and the outstanding principal balance of any other receivable of higher priority which is secured by the same collateral.

Any Plan fiduciary that proposes to cause a Plan to purchase securities should consult with counsel concerning the impact of ERISA and the Code, the applicability of PTCE 83-1, the underwriter exemption, or any other exemption and the potential consequences in their specific circumstances, prior to making an investment. Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

Exchangeable Securities

     With respect to those classes of exchangeable securities which were eligible for exemptive relief under the underwriter exemption when purchased, the underwriter exemption would also cover the acquisition or disposition of such exchangeable securities when the securityholder exercises its exchange rights. However, with respect to classes of exchangeable securities which were not eligible for exemptive relief under the underwriter exemption when purchased, the exchange, purchase or sale of such securities pursuant to the exercise of exchange rights or call rights may give rise to prohibited transactions if a Plan and a party in interest with respect to such Plan are involved in the transaction. However, one or more Investor Based Exemptions discussed above may be applicable to these transactions.

                                  LEGAL MATTERS

     The legality of the securities of each series, including the material federal income tax consequences with respect to the securities, will be passed upon for the depositor by Thacher Proffitt & Wood LLP, Orrick, Herrington & Sutcliffe LLP and Greenberg Traurig LLP or other counsel designated in the prospectus supplement.

                              FINANCIAL INFORMATION

     A new trust fund will be formed for each series of securities. No trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of securities. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

                              AVAILABLE INFORMATION

     The depositor has filed with the SEC a registration statement under the Securities Act of 1933, as amended, with respect to the securities. This prospectus, which forms a part of the registration statement, and the prospectus supplement relating to each series of securities contain summaries of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the registration statement pursuant to the Rules and Regulations of the SEC. For further information, reference is made to the registration statement and its exhibits. The registration statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, the SEC maintains a Web site containing reports, proxy and information statements and other information regarding registrants, including the depositor, that file electronically with the SEC.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     This prospectus incorporates by reference all documents and reports filed by the depositor, Bear Stearns Asset Backed Securities I LLC, with respect to a trust fund pursuant to Section 13(a), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering of the related securities. Upon request by any person to whom this prospectus is delivered in connection with the offering of one or more classes securities, the depositor will provide or cause to be provided without charge a copy of any of the documents and/or reports incorporated herein by reference, in each case to the extent the documents or reports relate to those classes of securities, other than the exhibits to the documents (unless the exhibits are specifically incorporated by reference in such documents). Requests to the depositor should be directed in writing to: Bear Stearns Asset Backed Securities I LLC, 383 Madison Avenue, New York, New York 10179, telephone number (212) 272-2000. The depositor has determined that its financial statements are not material to the offering of any securities.


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

     Investors may read and copy the documents and/or reports incorporated herein by reference at the Public Reference Room of the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Investors may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a website containing reports, proxy and information statements and other information regarding issuers, including each trust fund, that file electronically with the SEC.

                                     RATINGS

     It is a condition to the issuance of the securities of each series offered by this prospectus and the accompanying prospectus supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the prospectus supplement.

     Each such rating will be based on, among other things, the adequacy of the value of the trust fund assets and any credit enhancement with respect to the related class and will reflect the rating agency's assessment solely of the likelihood that the related holders will receive payments to which they are entitled. No rating will constitute an assessment of the likelihood that principal prepayments on the related loans will be made, the degree to which the rate of prepayments might differ from that originally anticipated or the likelihood of early optional termination of the securities. A rating should not be deemed a recommendation to purchase, hold or sell securities, inasmuch as it does not address market price or suitability for a particular investor. A rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

     There is also no assurance that any rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the applicable rating agency in the future if in its judgment circumstances so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of trust fund assets or any credit enhancement with respect to a series, a rating might also be lowered or withdrawn because of, among other reasons, an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of the credit enhancement provider's long-term debt.

     The amount, type and nature of any credit enhancement established with respect to a series of securities will be determined on the basis of criteria established by each rating agency named in the related prospectus supplement. These criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. Such analysis is often the basis upon which each rating agency determines the amount of credit enhancement required with respect to each class of securities. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of loans. No assurance can be given that values of any properties have remained or will remain at their levels on the respective dates of origination of the related loans. If residential real estate markets should experience an overall decline in property values such that the principal balances of the loans in a particular trust fund


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and any secondary financing on the related properties become equal to or greater than the value of those properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In additional, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by borrowers of scheduled payments of principal of and interest on the loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any trust fund. To the extent that losses are not covered by credit enhancement, losses will be borne, at least in part, by the holders of one or more classes of the securities of the related series.

                         LEGAL INVESTMENT CONSIDERATIONS

     Unless otherwise specified in the related prospectus supplement, the securities will not constitute "mortgage-related securities" within the meaning of the Secondary Market Mortgage Enhancement Act of 1984, as amended. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the securities constitute legal investments for them.

                              PLAN OF DISTRIBUTION

     The depositor may offer each series of securities through BS&Co. or one or more other firms that may be designated at the time of the related offering. The participation of BS&Co. in any offering will comply with Schedule E to the By-Laws of the National Association of Securities Dealers, Inc. The prospectus supplement relating to each series of securities will set forth the specific terms of the offering of the series and of each class within the series, the names of the underwriters, the purchase price of the securities, the proceeds to the depositor from the sale, any securities exchange on which the securities may be listed, and, if applicable, the initial public offering prices, the discounts and commissions to the underwriters and any discounts and concessions allowed or reallowed to dealers. The place and time of delivery of each series of securities will also be set forth in the related prospectus supplement. BS&Co. is an affiliate of the depositor.


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                                GLOSSARY OF TERMS

     Agency Securities. Mortgage-backed securities issued or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac.

     Asset Value. Unless otherwise specified in the related prospectus supplement with respect to the primary assets in the trust fund, the product of the Asset Value percentage set forth in the related indenture multiplied by the lesser of

     o the stream of remaining regularly scheduled payments in the primary assets net of certain amounts payable as expenses, together with income earned on each regularly scheduled payment received through the day preceding the next distribution date at the Assumed Reinvestment Rate, if any, discounted to present value at the highest interest rate on the notes of the series over periods equal to the interval between payments on the notes and

     o    the then outstanding principal balance of the primary assets.

     Assumed Reinvestment Rate. With respect to a series of securities, the highest rate permitted by the rating agencies named in the related prospectus supplement or a rate insured by means of a surety bond, guaranteed investment contract, reinvestment agreement or other arrangement satisfactory to the rating agencies.

     Home Equity Loans. Closed-end loans and/or revolving credit line loans secured by mortgages, deeds of trust or other similar security instruments creating senior or junior liens on one- to four-family residential properties or mixed-use properties.

     Home Improvement Contracts. Home Improvement installment sales contracts and installment loan agreements which are either unsecured or secured by mortgages, deeds of trust or similar security instruments creating generally junior liens on one- to four-family residential properties or mixed-use properties or secured by purchase money security interests in the related home improvements.

     Insurance Proceeds. Amounts received by the related servicer under any title insurance policy, hazard insurance policy or other insurance policy covering any primary asset in a trust fund, other than amounts to be applied to the restoration or repair of the related property or released to the borrower under the related agreement.

     Liquidation Proceeds. Amounts received by the related servicer in connection with the liquidation of the primary assets or related real property in a trust fund, whether through foreclosure sale, repossession or otherwise, including payments in connection with the primary assets received from the borrower, other than amounts required to be paid or refunded to the borrower under the applicable loan documents or pursuant to law, net of the related liquidation expenses.

     Manufactured Housing Contracts. Manufactured housing installment sales contracts and installment loan agreements secured by senior or junior liens on the related manufactured homes


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or secured by mortgages, deeds of trust or other similar security instruments creating senior or junior liens on the real estate on which the related manufactured homes are located.

     OID Regulations. Sections 1271 through 1275 of the Internal Revenue Code of 1986, as amended, and the Treasury regulations issued thereunder on February 2, 1994 and amended on June 11, 1996.

     Private Label Securities. Private mortgage-backed securities, other than Agency Securities, backed or secured by underlying loans that may be Residential Loans, Home Equity Loans, Home Improvement Contracts and/or Manufactured Housing Contracts.

     Residential Loans. Loans secured by mortgages, deeds of trust or other similar security instruments creating senior or junior liens on one- to four-family residential properties.

     U.S. Person: Any of the following:

     o    a citizen or resident of the United States;

     o a corporation or a partnership (including an entity treated as a corporation or partnership for U.S. federal income tax purposes) organized in or under the laws of the United States, or any State thereof or the District of Columbia (unless in the case of a partnership Treasury regulations are adopted that provide otherwise);

     o an estate whose income from sources outside the United States is includible in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

     o a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust.

In addition, certain trusts which would not qualify as U.S. Persons under the above definition but which are eligible to and make an election to be treated as U.S. Persons will also be treated as U.S. Persons.


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




                                 $1,399,261,000
                                  (Approximate)

             Structured Asset Mortgage Investments II Trust 2006-AR1
                                 Issuing Entity

                     Wells Fargo Bank, National Association
                  Master Servicer and Securities Administrator

                   Bear Stearns Asset Backed Securities I LLC
                                    Depositor

             Structured Asset Mortgage Investments II Trust 2006-AR1
               Mortgage Pass-Through Certificates, Series 2006-AR1

                        -------------------------------
                              Prospectus supplement
                        --------------------------------

                            Bear, Stearns & Co. Inc.
                                   Underwriter

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the Offered Certificates in any state where the offer is not permitted.

Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the certificates offered by this prospectus supplement and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the Offered Certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus for 90 days after the date of this prospectus supplement.